   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 1997

                                                   REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          CITADEL BROADCASTING COMPANY
             (Exact name of Registrant as specified in its charter)

               NEVADA                                   4832                                 86-0703641
   (State or other jurisdiction of          (Primary Standard Industrial                  (I.R.S. Employer
   incorporation or organization)            Classification Code Number)                 Identification No.)

                             CITADEL LICENSE, INC.
             (Exact name of Registrant as specified in its charter)

               NEVADA                                   4832                                 86-0837753
   (State or other jurisdiction of          (Primary Standard Industrial                  (I.R.S. Employer
   incorporation or organization)            Classification Code Number)                 Identification No.)

                            ------------------------

                               1015 Eastman Drive
                             Bigfork, Montana 59911
                                 (406) 837-5360
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Lawrence R. Wilson
                     President and Chief Executive Officer
                          Citadel Broadcasting Company
                               1015 Eastman Drive
                             Bigfork, Montana 59911
                                 (406) 837-5360
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                           Bryan D. Rosenberger, Esq.
                      Eckert Seamans Cherin & Mellott, LLC
                          42nd Floor, 600 Grant Street
                              Pittsburgh, PA 15219
                                 (412) 566-6000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                    PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
            TITLE OF EACH CLASS OF                AMOUNT TO BE       OFFERING PRICE        AGGREGATE       REGISTRATION
         SECURITIES TO BE REGISTERED               REGISTERED     PER NOTE OR SHARE(1)  OFFERING PRICE(1)       FEE
-------------------------------------------------------------------------------------------------------------------------
10-1/4% Series B Senior Subordinated Notes due
  2007                                            $101,000,000            100%            $101,000,000        $30,606
-------------------------------------------------------------------------------------------------------------------------
13-1/4% Series B Exchangeable Preferred Stock,
  no par value                                    1,000,000(2)            $100            $100,000,000        $30,304
-------------------------------------------------------------------------------------------------------------------------
13-1/4% Exchangeable Debentures due 2009(3)            --                  --                  --               --
-------------------------------------------------------------------------------------------------------------------------
Guarantee of 10-1/4% Series B Senior
  Subordinated Notes due 2007(4)                       --                  --                  --               --
-------------------------------------------------------------------------------------------------------------------------
Guarantee of 13-1/4% Exchange Debentures due
  2009(4)                                              --                  --                  --               --
=========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.
(2) The Registration Statement also covers such indeterminable number of shares of the Company's 13-1/4% Series B Exchangeable Preferred Stock (the "Series B Exchangeable Preferred Stock") as may be issued and delivered to holders of Series B Exchangeable Preferred Stock as an in-kind dividend payment on the Series B Exchangeable Preferred Stock. No additional registration fee is payable in respect thereof.
(3) The Registration Statement covers the Company's 13-1/4% Exchange Debentures due 2009 (the "Exchange Debentures") to be issued and delivered to the holders of Series B Exchangeable Preferred Stock when and if the Company exchanges the Exchange Debentures for the Series B Exchangeable Preferred Stock and such indeterminable number of Exchange Debentures as may be paid in lieu of cash interest on the Exchange Debentures. Pursuant to Rule 457(i), no registration fee is required with respect to the Exchange Debentures.
(4) Pursuant to Rule 457(n), no registration fee is required with respect to the Guarantees.

                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 1997

PROSPECTUS

CITADEL LOGO              CITADEL BROADCASTING COMPANY
                               OFFER TO EXCHANGE

                   10-1/4% SENIOR SUBORDINATED NOTES DUE 2007
                                      FOR
              10-1/4% SERIES B SENIOR SUBORDINATED NOTES DUE 2007
                                      AND
                 13-1/4% SERIES A EXCHANGEABLE PREFERRED STOCK
                                      FOR
                 13-1/4% SERIES B EXCHANGEABLE PREFERRED STOCK

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
           NEW YORK CITY TIME, ON             , 1997, UNLESS EXTENDED
--------------------------------------------------------------------------------

     Citadel Broadcasting Company, a Nevada corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letters of Transmittal (the "Exchange Offer"), to exchange (i) its 10-1/4% Series B Senior Subordinated Notes due 2007 (the "Series B Notes") for an equal principal amount of its outstanding 10-1/4% Senior Subordinated Notes due 2007 (the "Series A Notes"), of which an aggregate of $101,000,000 in principal is outstanding as of the date hereof, and (ii) one new share of its 13-1/4% Series B Exchangeable Preferred Stock (the "Series B Exchangeable Preferred Stock") for each outstanding share of its 13-1/4% Series A Exchangeable Preferred Stock (the "Series A Exchangeable Preferred Stock"), of which 1,000,000 shares are outstanding as of the date hereof. The form and the terms of each of the Series B Notes and the Series B Exchangeable Preferred Stock will be the same as the form and terms of each of the Series A Notes and the Series A Exchangeable Preferred Stock, respectively, except that (i) each of the Series B Notes and the Series B Exchangeable Preferred Stock will bear a "Series B" designation and will bear different CUSIP Numbers from the Series A Notes and the Series A Exchangeable Preferred Stock, (ii) the Series B Notes and the Series B Exchangeable Preferred Stock will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, therefore, will not bear legends restricting their transfer, and (iii) holders of the Series B Notes and the Series B Exchangeable Preferred Stock will not be entitled to certain rights of holders of Series A Notes and Series A Exchangeable Preferred Stock, respectively, under the Registration Rights Agreements (as defined), which rights will terminate as to holders of the Series B Notes and Series B Exchangeable Preferred Stock upon consummation of the Exchange Offer. Series B Notes will evidence the same debt as the Series A Notes and will be entitled to the benefits of the indenture (the "Notes Indenture") dated as of July 1, 1997 governing the Series A Notes and the Series B Notes. The Series A Notes and the Series B Notes are sometimes referred to herein collectively as the "Notes." The Series A Exchangeable Preferred Stock and the Series B Exchangeable Preferred Stock are sometimes referred to herein collectively as the "Exchangeable Preferred Stock." The Series A Notes and the Series A Exchangeable Preferred Stock are sometimes referred to herein collectively as the "Series A Securities." The Series B Notes and the Series B Exchangeable Preferred Stock are sometimes referred to herein collectively as the "Series B Securities."

     Interest on the Series B Notes will accrue from and including their issuance date. Additionally, interest on the Series B Notes will accrue from the last interest payment date on which interest was paid on the Series A Notes surrendered in exchange therefor or, if no interest has been paid on the Series A Notes, from the date of original issuance of such Series A Notes to but not including the issuance date of the Series B
                                                        (continued on next page)

SEE "RISK FACTORS" WHICH BEGINS ON PAGE 20 OF THIS PROSPECTUS, FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR SERIES A SECURITIES IN THE EXCHANGE OFFER.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is             , 1997.

Notes. Interest on the Notes is payable semi-annually on January 1 and July 1 of each year, commencing January 1, 1998. The Notes are unconditionally guaranteed (the "Subsidiary Notes Guarantees") on a senior subordinated basis by Citadel License, Inc., a wholly owned subsidiary of the Company ("Citadel License"), and will be guaranteed by any future Restricted Subsidiaries (as defined). The Notes are unsecured senior subordinated obligations of the Company and are subordinated to all Senior Debt (as defined) of the Company, including indebtedness under the Credit Facility (as defined). As of June 30, 1997, on a pro forma basis, after giving effect to the Recent 1997 Acquisitions (as defined), the Pending Transactions (as defined) and the sale of the Series A Securities (the "Original Offerings"), the aggregate amount of Senior Debt of the Company would have been approximately $113.6 million. The Company has not issued, and does not have any firm arrangement to issue, any significant Debt (as defined) that would be subordinate to the Notes, except as described below in connection with the exchange, at the Company's option, of the Exchangeable Preferred Stock for the Exchange Debentures (as defined).

     Dividends on the Series B Exchangeable Preferred Stock will accumulate from and including its issuance date. Additionally, dividends on the Series B Exchangeable Preferred Stock will accumulate from the last dividend payment date on which dividends were paid on the Series A Exchangeable Preferred Stock surrendered in exchange therefor or, if no dividends have been paid on the Series A Exchangeable Preferred Stock, from the date of original issuance of such Series A Exchangeable Preferred Stock to but not including the issuance date of the Series B Exchangeable Preferred Stock. Dividends on the Exchangeable Preferred Stock are payable semi-annually on January 1 and July 1 of each year, commencing January 1, 1998, at a rate per annum of 13-1/4% of the liquidation preference per share. Dividends may be paid, at the Company's option, on any dividend payment date occurring on or prior to July 1, 2002, either in cash or in additional shares of Exchangeable Preferred Stock. Thereafter, all dividends will be payable only in cash.

     The Notes are redeemable, in whole or in part, at the option of the Company, at any time on or after July 1, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time prior to July 1, 2000, the Company may, at its option, redeem a portion of the Notes with the net proceeds of one or more Public Equity Offerings (as defined), at a redemption price equal to 110.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption; provided, however, that after any such redemption there is outstanding at least $75.0 million aggregate principal amount of the Notes. Upon the occurrence of a Change of Control (as defined), the Company will be required to make an offer to purchase all of the then outstanding Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date. See "Description of the Notes."

     The Exchangeable Preferred Stock is redeemable, in whole or in part, at the option of the Company, at any time on or after July 1, 2002, at the redemption prices set forth herein, plus accumulated and unpaid dividends, if any, to the date of redemption. In addition, at any time prior to July 1, 2000, the Company may, at its option, redeem up to an aggregate of 35% of the shares of Exchangeable Preferred Stock with the net proceeds of one or more Public Equity Offerings, at a redemption price equal to 113.25% of the liquidation preference thereof, plus accumulated and unpaid dividends, if any, to the date of redemption; provided, however, that after any such redemption there is outstanding at least $75.0 million aggregate liquidation preference of the Exchangeable Preferred Stock. The Company is required, subject to certain conditions, to redeem all of the Exchangeable Preferred Stock outstanding on July 1, 2009, at a redemption price equal to 100% of the liquidation preference thereof, plus accumulated and unpaid dividends, if any, to the date of redemption. Upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase all of the then outstanding shares of Exchangeable Preferred Stock at a price equal to 101% of the liquidation preference thereof, plus accumulated and unpaid dividends, if any, to the repurchase date.

     Subject to certain conditions, the Exchangeable Preferred Stock is exchangeable in whole, but not in part, at the option of the Company, on any dividend payment date, for the Company's 13-1/4% Subordinated Exchange Debentures due 2009 (including any such securities paid in lieu of cash interest, as described herein, the "Exchange Debentures"). Interest on the Exchange Debentures will be payable at a rate of 13-1/4%

                                                        (continued on next page)
per annum and will accrue from the date of issuance thereof. Interest on the Exchange Debentures will be payable semi-annually in cash or, at the option of the Company, on or prior to July 1, 2002, in additional Exchange Debentures, on each January 1 and July 1, commencing on the first such date after the exchange of the Exchangeable Preferred Stock for the Exchange Debentures. The Exchange Debentures mature on July 1, 2009, and are redeemable, in whole or in part, at the option of the Company, at any time on or after July 1, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time prior to July 1, 2000, the Company may, at its option, redeem up to an aggregate of 35% of the aggregate principal amount of the Exchange Debentures with the net proceeds of one or more Public Equity Offerings, at a redemption price equal to 113.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption; provided, however, that after any such redemption there is outstanding at least $75.0 million aggregate principal amount of the Exchange Debentures. Upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase all of the then outstanding Exchange Debentures at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

     The Exchange Debentures will be unsecured subordinated obligations of the Company and will be subordinated to all existing and future Senior Debt and Senior Subordinated Debt (as defined), including the Notes, of the Company and will rank pari passu with or senior to all future Debt of the Company that expressly provides that it ranks pari passu with or junior to the Exchange Debentures. As of June 30, 1997, on a pro forma basis, after giving effect to the Recent 1997 Acquisitions, the Pending Transactions and the Original Offerings, the aggregate amount of Senior Debt and Senior Subordinated Debt (including the Notes) of the Company would have been approximately $214.6 million, and no Debt of the Company would have been pari passu with or subordinated to the Exchange Debentures. See "Description of the Exchangeable Preferred Stock and Exchange Debentures."

     The Company will accept for exchange any and all validly tendered Series A Securities not withdrawn prior to 5:00 p.m., New York City time, on
  , 1997, unless extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Series A Securities may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Series A Notes or any minimum number of shares of Series A Exchangeable Preferred Stock being tendered for exchange. In the event the Company terminates the Exchange Offer and does not accept for exchange any Series A Securities, the Company will promptly return all previously tendered Series A Securities to the holders thereof. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer--Conditions." The Company has agreed to pay all expenses incident to the Exchange Offer. The Company will not receive any proceeds from the Exchange Offer.

     The Series A Securities were originally issued and sold on July 3, 1997 in transactions which were not registered under the Securities Act in reliance upon exemptions from the registration requirements of the Securities Act. Accordingly, the Series A Securities may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Series B Securities are being offered hereunder to satisfy the obligations of the Company under the Registration Rights Agreements. See "The Exchange Offer--Purpose and Effect of Exchange Offer."

     Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Company believes the Series B Notes and the Series B Exchangeable Preferred Stock issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act), without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act, provided that such Series B Securities are acquired in the ordinary course of such holder's business and that such holder does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such Series B Securities. Eligible holders wishing to accept the Exchange Offer must represent
                                                        (continued on next page)
to the Company that such conditions have been met. Each broker-dealer that receives Series B Securities pursuant to the Exchange Offer in exchange for Series A Securities acquired for its own account as a result of market-making or other trading activities (a "Participating Broker-Dealer") may be a statutory underwriter and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Series B Securities. The Letters of Transmittal state that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Series B Securities received in exchange for Series A Securities where such Series A Securities were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 120 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

     Holders of Series A Notes and Series A Exchangeable Preferred Stock whose Series A Notes and Series A Exchangeable Preferred Stock are not tendered and accepted in the Exchange Offer will continue to hold such Series A Notes and Series A Exchangeable Preferred Stock and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Notes Indenture governing the Series A Notes and the Series B Notes and the certificate of designation governing the Series A Exchangeable Preferred Stock and Series B Exchangeable Preferred Stock (the "Certificate of Designation"), respectively. Following consummation of the Exchange Offer, the holders of Series A Notes and Series A Exchangeable Preferred Stock will continue to be subject to the existing restrictions upon transfer thereof under the Securities Act.

     There has been no previous public market for the Series A Securities or the Series B Securities. The Company does not intend to list the Series B Securities on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Series B Securities will develop. See "Risk Factors--Lack of Established Trading Market." Moreover, to the extent that Series A Securities are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Series A Securities could be adversely affected.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF SERIES A NOTES OR SERIES A EXCHANGEABLE PREFERRED STOCK IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

     CERTAIN OF THE MATTERS DISCUSSED UNDER "PROSPECTUS SUMMARY," "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," "BUSINESS" AND ELSEWHERE IN THIS PROSPECTUS CONTAIN FORWARD-LOOKING STATEMENTS CONCERNING THE COMPANY'S OPERATIONS, ECONOMIC PERFORMANCE AND FINANCIAL CONDITION, INCLUDING, AMONG OTHER THINGS, THE COMPANY'S BUSINESS STRATEGY. THESE STATEMENTS ARE BASED ON THE COMPANY'S EXPECTATIONS AND ARE SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED DUE TO A NUMBER OF FACTORS, INCLUDING THOSE IDENTIFIED UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS.

                            MARKET AND STATION DATA

     Unless otherwise indicated herein, (i) all metropolitan statistical area ("MSA") rank information and information concerning the number of stations and station groups in a market have been obtained from Investing in Radio 1997 Market Report (1st ed.) (the "1997 BIA Report") published by BIA Publications, Inc. ("BIA"); (ii) all audience share and primary demographic share and rank information have been obtained from the Spring 1997 Radio Market Report (the "Arbitron Reports") published by The Arbitron Company ("Arbitron"); (iii) station and station group market revenue share and rank information for the Albuquerque, Colorado Springs, Eugene, Modesto, Reno, Salt Lake City and Spokane markets are given for the first six months of 1997 and have been obtained from the June 1997 Miller, Kaplan Market Revenue Report, a publication of Miller, Kaplan, Arase & Co., Certified Public Accountants; (iv) station and station group market revenue share and rank information for the Allentown/Bethlehem, Billings, Boise, Harrisburg, Little Rock, Medford, Tri-Cities, Wilkes-Barre/Scranton and York markets are given for 1996 and have been obtained from BIA's -- Master Access Radio Database, version 2.0 (data as of June 26,
1997); (v) station and station group market revenue share and rank information for the Providence market is given for the first six months of 1997 and has been obtained from the June 1997 Radio Revenue Report, a publication of Hungerford, Aldrin, Nichols & Carter, P.C., Certified Public Accountants ("Hungerford");
(vi) market revenue is given for the period indicated and, with respect to a particular market, has been obtained from the same source from which station group market revenue share and rank information have been obtained for such market, except that market revenue data for 1996 and 1995 for the Albuquerque, Colorado Springs, Eugene, Modesto, Reno, Salt Lake City and Spokane markets and for the Providence market have been obtained from the December 1996 Miller, Kaplan Market Revenue Report and Hungerford's December 1996 Radio Revenue Report, respectively; and (vii) unless otherwise noted, information concerning the number of viable stations in a market has been obtained from Duncan's Radio Market Guide (1997 ed.) ("Duncan's") compiled by Duncan's American Radio, Inc. Duncan's defines "viable stations" as stations which are active and viable competitors for advertising dollars in the market. If the total number of viable stations within a market was not a whole number, that number was rounded up to the nearest whole number.

     A radio station's designated market may be different from its community of license. If a radio station's call letters have changed during the time the Company has owned or operated the station, the station is described herein by its call letters currently in use, unless otherwise indicated.

     "Broadcast cash flow" consists of operating income (loss) before depreciation, amortization and corporate expenses. "EBITDA" consists of operating income (loss) before depreciation and amortization. Although broadcast cash flow and EBITDA are not measures of performance calculated in accordance with generally accepted accounting principles ("GAAP"), management believes that they are useful in evaluating the Company because they are measures widely used in the broadcast industry to evaluate a radio company's operating performance. However, broadcast cash flow and EBITDA should not be considered in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow data prepared in accordance with GAAP as a measure of liquidity or profitability.

                      (This page intentionally left blank)

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in connection with, the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Unless the context otherwise requires, the term the "Company" refers to Citadel Broadcasting Company and its subsidiary, and the term "Citadel Communications" refers to Citadel Communications Corporation, the Company's parent. Unless the context otherwise requires, the term "operate," as used in connection with the Company's radio station activities, includes the provision of programming and the sale of advertising pursuant to local marketing agreements ("LMA") or the sale of advertising pursuant to joint sales agreements ("JSA"). Investors should consider carefully the information set forth under "Risk Factors" in this Prospectus. Certain terms used in this Prospectus are defined herein under the caption "Glossary of Certain Defined Terms."

                                  THE COMPANY

     The Company is a radio broadcasting company that focuses on acquiring, developing and operating radio stations in mid-sized markets. Upon completion of the Pending Transactions (as defined), the Company will own or operate 68 FM and 31 AM radio stations in 18 markets and will have the right to construct one additional FM station, and the Company's stations will comprise the leading radio station group in terms of revenue share in 13 of those markets.

     The Company's primary strategy is to secure and maintain a leadership position in the markets it serves and to expand into additional mid-sized markets where it believes a leadership position can be obtained. Upon entering a market, the Company seeks to acquire additional stations which, when integrated with its existing operations, allow it to reach a wider range of demographic groups that appeal to advertisers, enhance operating performance and achieve substantial cost savings. Since January 1, 1993, the Company has completed 17 station acquisitions in markets where it already owned stations, and it is currently party to agreements to acquire nine additional stations in markets in which it currently owns radio stations.

     The Company chooses programming formats for its stations that are intended to maximize each station's cash flow. The Company's stations broadcast a number of formats including country, news/talk, adult contemporary, rock and oldies, each of which is designed to appeal to a specific audience in each market. The Company's portfolio of stations is diversified in terms of format, target demographics and geographic location. Because of the size of its portfolio and its individual radio station groups, the Company believes it is not unduly reliant upon the performance of any single station. The Company also believes that the diversity of its portfolio of radio stations helps insulate the Company from downturns in specific markets and changes in format preferences.

     The Company believes that mid-sized markets represent attractive opportunities because, as compared to the 50 largest markets in the United States, they are generally characterized by (i) lower radio station purchase prices as a multiple of broadcast cash flow, (ii) fewer sophisticated and well-capitalized competitors, including both radio and competing advertising media such as newspapers and television and (iii) less direct format competition due to the smaller number of stations in any given market. The Company believes that the attractive operating characteristics of mid-sized markets coupled with the opportunity to establish or expand in-market radio station groups create the potential for substantial revenue growth and cost efficiencies. As a result, management seeks to achieve broadcast cash flow margins that are comparable to the higher margins that historically were generally achievable only in the 50 largest markets.

                               STATION PORTFOLIO

     The Company currently owns 49 FM and 22 AM radio stations, sells advertising on behalf of four FM and five AM radio stations pursuant to JSAs and provides programming and sells advertising on behalf of three FM radio stations and one AM radio station pursuant to LMAs. The Company has entered into agreements to purchase (the "Pending Acquisitions") six FM and three AM radio stations in its existing markets and 11 FM and four AM radio stations, one FM license and related assets in new markets. In addition, the Company has entered into agreements to sell (such sales collectively with the Pending Acquisitions, the "Pending Transactions") four FM and three AM radio stations. Upon completion of the Pending Transactions, the Company will own 62 FM and 26 AM radio stations in 18 mid-sized markets, operate six FM and five AM additional radio stations in its markets pursuant to LMAs or JSAs and have the right to construct one additional FM radio station.

     The following chart sets forth certain information with respect to the radio stations owned or operated by the Company after giving effect to the Pending Transactions:

                                                                                                    COMBINED
                                                                    NUMBER OF      COMBINED          MARKET
                                                                    STATIONS        MARKET          REVENUE
                                                                   -----------     AUDIENCE      --------------
                                                      MSA RANK     FM      AM      SHARE(1)      SHARE     RANK
                                                      --------     ---     ---     ---------     -----     ----
EXISTING MARKETS(2):
  Albuquerque, NM..................................       71        5       3         38.0%      58.0 %      1
  Allentown/Bethlehem, PA(3)(6)....................       65        2       0         16.9       24.1        2
  Billings, MT.....................................      238        4       1         50.5       58.3        1
  Colorado Springs, CO(4)..........................       95        5       2         43.0       63.5        1
  Eugene, OR.......................................      146        2       1         18.7       32.4        1
  Harrisburg, PA(5)................................       73        1       0          7.4       12.2        4
  Medford, OR......................................      201        4       2         30.9       55.3        1
  Modesto, CA......................................      122        4       1         31.6       62.2        1
  Providence, RI(6)................................       31        4       2         26.4       36.4        1
  Quincy, IL.......................................       NA        3       1           NA         NA       NA
  Reno, NV.........................................      131        3       1         36.5       47.4        1
  Salt Lake City, UT(6)............................       35        4       2         20.1       22.7        1
  Spokane, WA(4)...................................       87        4       4         43.1       53.6        1
  Tri-Cities, WA...................................      200        4       1         28.0       40.2        1
  Wilkes-Barre/Scranton, PA(6)(7)..................       62        7       5         23.6       33.1        2
  York, PA(5)......................................      103        1       1          6.9       11.1        3
                                                                   --      --
         TOTAL.....................................                57      27
NEW MARKETS:
  Boise, ID(8).....................................      129        4       1         29.1%      36.4 %      1
                                                                   --      --
  Little Rock, AR(9)...............................       82        8       3         29.9       37.9        1
                                                                   --      --
         TOTAL.....................................                12       4
                                                                   --      --
         TOTAL STATIONS............................                69      31
                                                                   ==      ==

---------------
NA -- Information not available.

(1) Combined market audience share has been derived from Arbitron surveys of persons ages 25 to 54, listening Monday through Sunday, 6:00 a.m. to 12:00 midnight.

(2) A market is not included if the Company has entered into an agreement to sell all of its radio stations in such market.

(3) Does not include one station to be sold.

(4) Includes four stations in Colorado Springs and four stations in Spokane for which the Company sells advertising under a JSA.

(5) Harrisburg and York are adjacent markets with numerous overlapping radio signals.

(6) Includes one station in Providence, two stations in Salt Lake City, five stations in Wilkes-Barre/Scranton and one station in Allentown/Bethlehem with respect to which the Company has entered into agreements to acquire.

(7) Includes two stations for which the Company provides programming and sells advertising under an LMA and one station for which the Company sells advertising under a JSA (all of which the Company has an option to acquire).

(8) The Company has entered into agreements to acquire all of these stations.

(9) The Company has entered into agreements to acquire all of these stations. One station is not yet operational. Three of these stations serve the surrounding communities outside of Little Rock.

                               OPERATING STRATEGY

     In order to maximize its radio stations' appeal to advertisers, and thus the revenue and cash flow of its stations, the Company has implemented the following strategies:

     Ownership of Strong Station Groups. The Company seeks to secure and maintain a leadership position in the markets it serves through the ownership of multiple stations in a market. By strategically coordinating programming, promotional and selling strategies among a group of local stations, the Company attempts to capture a wide range of demographic groups which appeal to advertisers. The Company believes that the diversification of its programming formats and its collective inventory of available advertising time strengthen relationships with advertisers and increase the Company's ability to maximize the value of its inventory.

     The Company believes that its ability to leverage the existing programming and sales resources of its strong station groups enables it to enhance the growth potential of both new and underperforming stations while reducing the risks associated with undertaking means of improving station performance, including launching new formats. The Company also believes that operating leading station groups allows it to attract and retain talented local management teams, on-air personalities and sales personnel, which it believes are essential to operating success. Furthermore, the Company seeks to achieve substantial cost savings through the consolidation of facilities, management, sales and administrative personnel and operating resources (such as on-air talent, programming and music research) and through the reduction of other redundant expenses. The Company believes that having multiple stations in a market also enhances its ability to sell the advantages of radio advertising versus other advertising media.

     Aggressive Sales and Marketing. The Company seeks to maximize its share of local advertising revenue in each of its markets by implementing and maintaining strong sales and marketing programs. The Company provides extensive training for its sales personnel through in-house sales and time management programs, and it retains various independent consultants who hold frequent seminars for and are available for consultation with the Company's sales personnel. The Company also emphasizes regular, informal exchanges of ideas among its management and sales personnel across its various markets. Because advertising time is perishable, the Company seeks to maximize its revenue through the utilization of sophisticated inventory management techniques that allow it to provide its sales personnel with frequent price adjustments based on regional and local market conditions. To further strengthen its relationships with advertisers, the Company also offers and markets its ability to create customer traffic through on-site events staged at, and broadcast from, an advertiser's business.

     Targeted Programming. To maintain or improve its position in each market, the Company combines extensive market research with an assessment of its competitors' vulnerabilities in order to identify significant and sustainable target audiences. The Company then tailors the programming, marketing and promotion of each station to maximize its appeal to its target audience. Within each market, the Company attempts to build strong franchises through (i) the creation of distinct, highly visible profiles for its on-air personalities, particularly those broadcasting during morning "drive time" traditionally between 6:00 a.m. and 10:00 a.m., (ii) the formulation of recognizable "brand names" for select stations such as the "Bull" and "Cat Country" and (iii) active involvement in community events and charities. The Company has achieved particular success in programming country formats and currently operates the leading country station in ten of its 13 existing markets where it programs country music.

     Decentralized Operations. The Company believes that radio is primarily a local business and that much of its success is the result of the efforts of regional and local management and staff. Accordingly, the Company decentralizes its operations. Each of the Company's regional and local station groups is managed by a team of experienced broadcasters who understand radio format trends, demographics and competitive opportunities of the particular market. Regional and local managers are responsible for preparing annual operating budgets, and a portion of their compensation is linked to meeting or surpassing operating targets. Corporate management approves each station group's annual operating budgets and imposes strict financial reporting requirements to track station performance. Corporate management is responsible for long range planning, establishing Company policies and serving as a resource to local management. The Company has implemented local sales reporting systems at each station to provide local and corporate management with daily sales information.

                              ACQUISITION STRATEGY

     As the Company has achieved a leading position in most of the markets it currently serves, the Company expects that, in addition to acquiring additional radio stations in existing markets, it will emphasize the acquisition of radio stations in new markets which present opportunities for the Company to apply its operating strategies. The Company believes that such acquisitions will enable it to achieve, among other things, greater size and geographic diversification. The Company anticipates that it will continue to focus on mid-sized markets rather than attempt to expand into larger markets. Although competition among potential purchasers for suitable radio station acquisitions is intense throughout the United States, the Company believes that less competition exists, particularly from the larger radio operators, in mid-sized markets as compared to larger markets, affording the Company relatively more attractive acquisition opportunities in these markets. There can be no assurance, however, that the Company will be able to identify suitable and available acquisition opportunities or that it will be able to consummate any such acquisition opportunities.

     In evaluating acquisition opportunities in new markets, the Company assesses its potential, over time, to build leading radio station groups in those markets. The Company believes that the creation of strong station groups in local markets is essential to operating success and generally will not consider entering a new market unless it believes it can acquire multiple stations in the market. The Company also analyzes a number of additional factors which it believes are important to its success, including the number and quality of commercial radio signals broadcasting in the market, the nature of the competition in the market, the Company's ability to improve the operating performance of the radio station or stations under consideration and the general economic conditions of the market.

     The Company believes that its acquisition strategy, if properly implemented, could have a number of benefits, including (i) diversification of revenue and broadcast cash flow across a greater number of stations and markets,
(ii) improved broadcast cash flow margins through the consolidation of facilities and the elimination of redundant expenses, (iii) enhanced utilization of its senior management team, (iv) improved leverage in various key vendor negotiations, (v) greater appeal to top industry management talent and (vi) increased overall scale which should facilitate the Company's capital raising activities.

             CORPORATE HISTORY AND RECENTLY COMPLETED TRANSACTIONS

     The Company was incorporated in Nevada in 1991, and in 1992 it acquired all of the radio stations then owned or operated by Citadel Associates Limited Partnership and Citadel Associates Montana Limited Partnership (collectively, "Predecessor") and certain other radio stations. Lawrence R. Wilson, Chief Executive Officer of the Company, was a co-founder and one of the two general partners of Predecessor. In 1993, Citadel Communications was incorporated and the Company was reorganized as a wholly owned subsidiary of Citadel Communications. The Company acquired ownership of additional radio stations in each of 1993, 1994, 1996 and 1997.

     On July 3, 1997, the Company purchased all of the issued and outstanding capital stock of Tele-Media Broadcasting Company ("Tele-Media") which owned or operated 16 FM and ten AM radio stations in Pennsylvania, Rhode Island and Illinois (the "Tele-Media Acquisition"). The purchase price for the Tele-Media Acquisition was approximately $114.4 million, which included the repayment of certain indebtedness of Tele-Media and the redemption of certain corporate bonds and warrants of Tele-Media (collectively, the "Tele-Media Bonds"). Upon consummation of the Tele-Media Acquisition, Tele-Media was merged with and into the Company.

     Effective as of January 1, 1997, Citadel Communications acquired Deschutes River Broadcasting, Inc. ("Deschutes") which owned 18 radio stations in Montana, Oregon and Washington. The total consideration paid was approximately $26.0 million. Following the acquisition, Deschutes was operated as a sister company to the Company until June 20, 1997 when Deschutes was merged with and into the Company (the "Subsidiary Merger").

     The Company also acquired (i) two FM radio stations and one AM radio station in Albuquerque, New Mexico and one FM radio station in Modesto, California in four separate transactions in June 1996; (ii) one FM radio station in Colorado Springs, Colorado and one FM radio station in Albuquerque, New Mexico in two separate transactions in October 1996; (iii) two FM radio stations and one AM radio station in Salt Lake City, Utah in two separate transactions in February 1997 and April 1997; (iv) one FM radio station in Reno, Nevada in July 1997; (v) one FM radio station in Tri-Cities, Washington in September 1997; and
(vi) one FM radio station in Providence, Rhode Island in September 1997. Prior to their acquisition by the Company, seven of these stations had been operated by the Company under an LMA or JSA. The aggregate purchase price paid for these stations and related assets was approximately $58.4 million, consisting of approximately $54.2 million in cash and the balance in shares of preferred stock of Citadel Communications. The Tele-Media Acquisition and the other acquisitions which have occurred since June 30, 1997 are collectively referred to herein as the "Recent 1997 Acquisitions."

     The Company sold the Series A Securities on July 3, 1997 in order to finance acquisitions by the Company, repay certain indebtedness of the Company and provide cash for working capital purposes.

     Concurrently with the closing of the Original Offerings, the Company entered into amendments to the Credit Facility which allow for borrowings of up to $150.0 million (although the actual amount which may be borrowed under the Credit Facility is limited under the Certificate of Designation, the Notes Indenture and, if the Exchange Debentures are issued, the indenture governing the Exchange Debentures (the "Exchange Indenture")). See "Description of Indebtedness -- Existing Loan Agreement," "Description of the Notes" and "Description of the Exchangeable Preferred Stock and Exchange Debentures."

                            THE PENDING TRANSACTIONS

     The Company has entered into various agreements to purchase (collectively, the "In-Market Acquisitions") (i) one FM radio station in Providence, Rhode Island, (ii) one FM radio station in Allentown/ Bethlehem, Pennsylvania (which acquisition would include the sale by the Company of one AM radio station in Allentown/Bethlehem), (iii) three FM and two AM radio stations in Wilkes-Barre/Scranton, Pennsylvania and (iv) one FM radio station and one AM radio station in Salt Lake City, Utah (collectively, the "In-Market Acquisition Stations"). The Company currently operates six of the In-Market Acquisition Stations under LMAs. The purchase price for these stations is approximately $37.2 million, consisting of approximately $36.7 million in cash and the assets of one AM radio station.

     The Company has also entered into various agreements with respect to several transactions (collectively, the "Little Rock Acquisitions") which, if consummated would result in the Company owning an aggregate of seven FM and three AM radio stations and the right to construct one FM radio station in Little Rock, Arkansas (collectively, the "Little Rock Stations"). The Company would also acquire ownership of the Arkansas Radio Network, a state-wide news network. The aggregate purchase price for the Little Rock Stations, the Arkansas Radio Network and certain related assets is approximately $37.9 million, consisting of approximately $27.9 million in cash and the balance in shares of a newly created series of preferred stock of Citadel Communications. The Company operates six of the Little Rock Stations under LMAs pending their acquisition.

     In addition, the Company has entered into various agreements to purchase (the "Boise Acquisition") four FM radio stations and one AM radio station in Boise, Idaho (collectively, the "Boise Stations"). The purchase price for such stations is approximately $28.5 million in cash.

     The Company has entered into an agreement to sell its two FM radio stations in Johnstown, Pennsylvania and its two FM and two AM radio stations in State College, Pennsylvania for the aggregate sale price of approximately $8.5 million in cash. In addition, the Company has entered into an agreement to sell one AM radio station in Allentown/Bethlehem in connection with the pending acquisition of one FM radio station in such market. See "The Pending Transactions."

                               THE EXCHANGE OFFER

Registration Rights
Agreement..................  The Series A Securities were originally sold by the
                             Company on July 3, 1997 in transactions exempt from the registration requirements of the Securities Act. The Series A Exchangeable Preferred Stock and $100,000,000 aggregate principal amount of the Series A Notes were sold to Prudential Securities Incorporated, NationsBanc Capital Markets, Inc. and BancBoston Securities Inc. (collectively, the "Initial Purchasers") pursuant to a Purchase Agreement dated as of June 30, 1997 by and among the Company, Citadel Communications and the Initial Purchasers (the "Purchase Agreement"). The Initial Purchasers subsequently sold such Series A Notes and Series A Exchangeable Preferred Stock to qualified institutional buyers in reliance on Rule 144A under the Securities Act. The Company issued $1,000,000 aggregate principal amount of the Series A Notes to the holders of the Tele-Media Bonds in connection with the closing of the Tele-Media Acquisition. The Company, Citadel License and the Initial Purchasers entered into a Notes Registration Rights Agreement dated July 3, 1997 (the "Notes Registration Rights Agreement") and a Preferred Stock Registration Rights Agreement dated July 3, 1997 (the "Preferred Stock Registration Rights Agreement" and, together with the Notes Registration Rights Agreement, the "Registration Rights Agreements") which grants the holders of the Series A Notes and the Series A Exchangeable Preferred Stock, respectively, certain exchange and registration rights. The Exchange Offer is intended to satisfy such rights. The holders of the Series B Securities are not entitled to any exchange or registration rights with respect to the Series B Securities. See "The Exchange Offer-- Purpose and Effect of the Exchange Offer."

The Exchange Offer.........  The Company is offering to exchange (i) an equal principal amount of Series B Notes for each such principal amount of Series A Notes that are properly tendered and accepted and (ii) one share of Series B Exchangeable Preferred Stock for each share of Series A Exchangeable Preferred Stock that is properly tendered and accepted. The Company will issue Series B Securities on or promptly after the Expiration Date. As of the date hereof, there is $101,000,000 aggregate principal amount of Series A Notes outstanding and there are 1,000,000 shares of Series A Exchangeable Preferred Stock outstanding. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Series A Notes or any minimum number of shares of Series A Exchangeable Preferred Stock being tendered for exchange.

                             Based on no-action letters issued by the staff of the Commission to third parties, the Company believes the Series B Notes and the Series B Exchangeable Preferred Stock issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of
                             Section 10 of the Securities Act, provided that such Series B Securities are acquired in the ordinary course of such holder's business and that such holder does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such Series B Securities.

                             Each Participating Broker-Dealer that receives Series B Securities for its own account pursuant to the Exchange Offer in exchange for Series A Securities where such Series A Securities were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Securities. The Letters of Transmittal state that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers in connection with such resales of Series B Securities. The Company has agreed that, for a period of 120 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                             Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Series B Securities could not rely on the position of the staff of the Commission communicated in no-action letters and, in the absence of an exception therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

Expiration Date............  The Exchange Offer will expire at 5:00 p.m., New
                             York City time, on             , 1997, unless the
                             Exchange Offer is extended by the Company in its reasonable discretion, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

Accrued Interest on the
Notes......................  Interest on the Series B Notes will accrue from and including their issuance date. Additionally, interest on the Series B Notes will accrue from the last interest payment date on which interest was paid on the Series A Notes surrendered in exchange therefor or, if no interest has been paid on the Series A Notes, from the date of original issuance of such Series A Notes to but not including the issuance date of the Series B Notes. Accordingly, holders who exchange their Series A Notes will receive the same interest payment on the next interest payment date (expected to be January 1, 1998) that they would have received had they not accepted the Exchange Offer.

Accumulated Dividends on
the Exchangeable Preferred
  Stock....................  Dividends on the Series B Exchangeable Preferred
                             Stock will accumulate from and including its issuance date. Additionally, dividends on the Series B Exchangeable Preferred Stock will accumulate from the last dividend payment date on which dividends were paid on the Series A Exchangeable Preferred Stock surrendered in exchange therefor or, if no dividends have been paid on the Series A Exchangeable Preferred Stock, from the date of original issuance of such Series A Exchangeable Preferred Stock to but not including the issuance date of the Series B Exchangeable Preferred Stock. Accordingly, holders who exchange their Series A Exchangeable Preferred Stock will receive the same dividend payment on the next dividend payment date (expected to be January 1, 1998) that they would have received had they not accepted the Exchange Offer, except that if such dividend is not paid in cash, it will be paid in shares of Series B Exchangeable Preferred Stock instead of shares of Series A Exchangeable Preferred Stock.

Conditions to the Exchange
Offer......................  The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer--Conditions." The Company reserves the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such conditions.

Procedures for Tendering
  Series A Securities......  Each holder of Series A Notes and/or Series A
                             Exchangeable Preferred Stock wishing to accept the Exchange Offer must complete, sign and date the respective Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Series A Securities and any other required documentation to the exchange agent (the "Exchange Agent") at the address set forth herein. A separate Letter of Transmittal is required for the tender of Series A Notes and Series A Exchangeable Preferred Stock. Series A Securities may be physically delivered, but physical delivery is not required if a confirmation of a book-entry transfer of such Series A Securities to the Exchange Agent's account at The Depository Trust Company is delivered in a timely fashion. By executing a Letter of Transmittal, each holder will represent to the Company that, among other things, the Series B Securities acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Series B Securities, whether or not such person is the holder, that neither the holder nor any such other person is engaged in, or intends to engage in, or has an arrangement or understanding with any person to participate in, the distribution of such Series B Securities and that neither the holder nor any such person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. Each Participating Broker-Dealer that receives Series B Securities for its own account in exchange for Series A Securities where such Series A Securities were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Securities. See "The Exchange Offer--Purpose and Effect of the Exchange Offer" and "Plan of Distribution."

Special Procedures for
Beneficial Owner...........  Any beneficial owner whose Series A Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing a Letter of Transmittal and delivering his Series A Securities, either make appropriate arrangements to register ownership of the Series A Securities in such owner's name or obtain a properly completed bond power, in the case of Series A Notes, or stock power, in the case of Series A

                             Exchangeable Preferred Stock, from the registered holder. The Transfer of registered ownership may take considerable time and may not be completed prior to the Expiration Date. See "The Exchange Offer--Procedures for Tendering."

Guaranteed Delivery
Procedures.................  Holders of Series A Securities who wish to tender their Series A Securities and whose Series A
                             Securities are not immediately available or who cannot deliver their Series A Securities, the Letters of Transmittal or any other documents required by the Letters of Transmittal to the Exchange Agent prior to the Expiration Date, must tender their Series A Securities according to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed Delivery Procedures."

Acceptance of the Series A
  Securities and Delivery
  of the Series B
  Securities...............  Subject to the satisfaction of the conditions to the Exchange Offer, the Company will accept for exchange any and all Series A Securities which are properly tendered in the Exchange Offer prior to the Expiration Date. The Series B Securities issued pursuant to the Exchange Offer will be delivered on the earliest practicable date following the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."

Withdrawal Rights..........  Tenders of Series A Securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer--Withdrawal of Tenders."

Effect on Holders of the
Series A Securities........  Following the consummation of the Exchange Offer, holders of the Series A Securities eligible to participate in the Exchange Offer but who do not tender their Series A Securities will not have further exchange rights and such Series A Securities will continue to be subject to certain restrictions on transfer. To the extent that Series A Securities are tendered and accepted in the Exchange Offer, the trading market for untendered Series A Securities could be adversely affected.

Consequences of Failure to
  Exchange.................  The Series A Securities that are not exchanged pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Series A Securities may be resold only (i) to the Company,
                             (ii) pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to another exemption under the Securities Act, (iii) outside the United States to a foreign person pursuant to the requirements of Rule 904 under the Securities Act or (iv) pursuant to an effective registration statement under the Securities Act. See "The Exchange Offer--Consequences of Failure to Exchange."

Shelf Registration
Statement..................  Under certain circumstances, including if any holder of the Series A Securities (other than an Initial Purchaser) is not eligible under applicable securities laws to participate in the Exchange Offer, and such holder has provided information regarding such holder and the distribution of such holder's Series A Securities to the Company for use therein, the Company has agreed to register the Series A Securities with a shelf registration statement and use its best efforts to cause it to be declared effective by the Commission. The Company has agreed to maintain the effectiveness of any such shelf registration statement for, under certain circumstances, a maximum of two years, to cover resales of the Series A Securities held by any such holders. See "The Exchange Offer--Purpose and Effect of the Exchange Offer."

Exchange Agent.............  The Bank of New York is serving as the Exchange
                             Agent in connection with the Exchange Offer. See "The Exchange Offer--Exchange Agent."

NOTES:

General....................  The Exchange Offer applies to $101,000,000 aggregate principal amount of the Series A Notes. The form and terms of the Series B Notes will be the same as the form and terms of the Series A Notes except that (i) the Series B Notes will bear a "Series B" designation and a different CUSIP Number from the Series A Notes, (ii) the Series B Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (iii) holders of the Series B Notes will not be entitled to certain rights of holders of Series A Notes under the Notes Registration Rights Agreement which rights will terminate as to holders of the Series B Notes upon consummation of the Exchange Offer. The Series B Notes will evidence the same debt as the Series A Notes, will be entitled to the benefits of the Notes Indenture and will be treated as a single class thereunder with the Series A Notes. See "Description of the Notes."

Securities Offered.........  $101,000,000 in aggregate principal amount of
                             10-1/4% Series B Senior Subordinated Notes due
                             2007.

Maturity Date..............  July 1, 2007.

Interest Payment Dates.....  January 1 and July 1 of each year commencing
                             January 1, 1998.

Optional Redemption........  The Notes are redeemable at the option of the
                             Company, in whole or in part, at any time on or after July 1, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time prior to July 1, 2000, the Company may, at its option, redeem a portion of the Notes with the net proceeds of one or more Public Equity Offerings, at a redemption price equal to 110.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption; provided, however, that after any such redemption, there is outstanding at least $75.0 million aggregate principal amount of the Notes.

Ranking....................  The Notes and the Subsidiary Notes Guarantees are
                             subordinated to (i) all Senior Debt of the Company (including indebtedness under the Credit Facility) and (ii) the guarantees of such Senior Debt. As of June 30, 1997, after giving pro forma effect to the Recent 1997 Acquisitions, the Pending Transactions and the Original Offerings, the Company would have had Senior Debt outstanding of approximately $113.6 million. See "Use of Proceeds," "Risk
                             Factors -- Substantial Leverage" and
                             "-- Subordination of Notes; Ranking" and
                             "Capitalization."

Change of Control..........  Upon a Change of Control, the Company will be required, subject to certain conditions, to make an offer to purchase all outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

Certain Covenants..........  The Notes Indenture contains certain covenants which, among other things, will restrict the ability of the Company and its subsidiaries with respect to: (i) the incurrence of additional debt;
                             (ii) restricted payments; (iii) dividend and other payment restrictions affecting certain subsidiaries; (iv) asset dispositions; (v) Asset Swaps (as defined); (vi) transactions with Affiliates (as defined); (vii) issuances and sales of stock of certain subsidiaries; (viii) liens; and
                             (ix) consolidations, mergers or sales of assets.

For more complete information regarding the Notes, see "Description of the Notes."

EXCHANGEABLE PREFERRED STOCK:

General....................  The Exchange Offer applies to the 1,000,000 shares of Series A Exchangeable Preferred Stock plus any additional shares of Series A Exchangeable Preferred Stock issued as dividends prior to the Expiration Date. The form and terms of the Series B Exchangeable Preferred Stock are the same as the form and terms of the Series A Exchangeable Preferred Stock except that (i) the Series B Exchangeable Preferred Stock will bear a "Series B" designation and a different CUSIP Number from the Series A Exchangeable Preferred Stock, (ii) the shares of Series B Exchangeable Preferred Stock will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (iii) holders of Series B Exchangeable Preferred Stock will not be entitled to certain rights of holders of Series A Exchangeable Preferred Stock under the Preferred Stock Registration Rights Agreement which rights will terminate as to holders of the Series B Exchangeable Preferred Stock upon consummation of the Exchange Offer. See "Description of Exchangeable Preferred Stock and Exchange Debentures."

Securities Offered.........  1,000,000 shares of 13-1/4% Series B Exchangeable
                             Preferred Stock, no par value.

Liquidation Preference.....  $100 per share, plus accumulated and unpaid dividends.

Dividends..................  13-1/4% per annum. All dividends will be payable semi-annually on January 1 and July 1 of each year, commencing January 1, 1998. On or prior to July 1, 2002, dividends are payable in additional shares of Exchangeable Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends, or, at the option of the Company, in cash. Thereafter, all dividends will be payable only in cash. Dividends on the Exchangeable Preferred Stock will accumulate and be cumulative from the date of issuance thereof.

Voting Rights..............  Except as required by law, or with respect to the authorization of any new class of Senior Stock (as defined), the holders of the Exchangeable Preferred Stock are not entitled to any voting rights except in the event that, after July 1, 2002, two or more semi-annual dividends payable on the Exchangeable Preferred Stock are in arrears and unpaid, or upon the occurrence of certain other events (including failure to comply with certain covenants and failure to pay the mandatory redemption price when due), then the holders of a majority of the then outstanding shares of Exchangeable Preferred Stock, voting separately as a class with the holders of shares of any Parity Stock (as defined) having similar voting rights, will be entitled to elect two additional directors of the Company, who shall serve until such time as all dividends in arrears or any other failure, breach or default giving rise to such voting rights is remedied or waived.

Mandatory Redemption.......  The Company will be required to redeem the
                             Exchangeable Preferred Stock on July 1, 2009
                             (subject to the legal availability of funds therefor) at a redemption price equal to the liquidation preference thereof, plus accumulated and unpaid dividends, if any, to the date of redemption.

Optional Redemption........  The Exchangeable Preferred Stock is redeemable at the option of the Company, in whole or in part, at any time on or after July 1, 2002, at the redemption prices set forth herein, plus accumulated and unpaid dividends, if any, to the date of redemption. In addition, at any time prior to July 1, 2000, the Company may, at its option, redeem shares of Exchangeable Preferred Stock having an aggregate liquidation preference of up to 35% of the aggregate liquidation preference of all shares of Exchangeable Preferred Stock issued in the Exchangeable Preferred Stock Offering or issued as a dividend on the Exchangeable Preferred Stock, at a redemption price equal to 113.25% of the liquidation preference thereof, plus accumulated and unpaid dividends, if any, to the date of redemption, with the net proceeds of one or more Public Equity Offerings; provided, however, that after any such redemption, there is outstanding at least $75.0 million in aggregate liquidation preference of the Exchangeable Preferred Stock.

Ranking....................  The Exchangeable Preferred Stock ranks: (i) senior to all common stock of the Company and to all other capital stock of the Company, the terms of which expressly provide that it ranks junior to the Exchangeable Preferred Stock; (ii) on a parity with any capital stock of the Company the terms of which expressly provide that it will rank on a parity with the Exchangeable Preferred Stock; and (iii) junior to all capital stock of the Company the terms of which do not expressly provide that such stock will rank junior to, or on a parity with, the Exchangeable Preferred Stock. See "Risk
                             Factors -- Substantial Leverage," and
                             "-- Limitations on the Ability to Pay Dividends."

Exchange Provisions........  The Exchangeable Preferred Stock is exchangeable, subject to certain conditions, at the option of the Company, in whole but not in part, on any dividend payment date, for the Exchange Debentures in an aggregate principal amount equal to the liquidation preference, plus accumulated and unpaid dividends, if any, to the date of exchange.

Change of Control..........  Upon a Change of Control, the Company will be required, subject to certain conditions, to make an offer to purchase the shares of Exchangeable Preferred Stock at a purchase price equal to 101% of the liquidation preference, plus accumulated and unpaid dividends, if any, to the repurchase date.

Certain Covenants..........  The Certificate of Designation contains certain covenants which, among other things, will restrict the ability of the Company and its subsidiaries with respect to: (i) the incurrence of additional debt; (ii) restricted payments; (iii) issuances and sales of stock of certain subsidiaries; and (iv) consolidations, mergers or sales of assets.

EXCHANGE DEBENTURES:

Issue......................  13-1/4% Exchange Debentures due July 1, 2009,
                             issuable in exchange for the Exchangeable Preferred Stock, in an aggregate principal amount equal to the then effective liquidation preference of the shares of Exchangeable Preferred Stock, plus accumulated and unpaid dividends, if any, to the date fixed for the exchange thereof (the "Exchange Date"), plus any additional Exchange Debentures issued in lieu of cash interest.

Maturity Date..............  July 1, 2009.

Interest Payment Dates.....  Interest on the Exchange Debentures will be payable semi-annually on January 1 and July 1 of each year, commencing on the first such date after the Exchange Date. On or prior to July 1, 2002, interest is payable in additional Exchange Debentures having an aggregate principal amount equal to the amount of such interest, or, at the option of the Company, in cash. Thereafter, all interest will be payable in cash. Interest on the Exchange Debentures will accrue from the date of issuance thereof.

Optional Redemption........  The Exchange Debentures will be redeemable at the option of the Company, in whole or in part, at any time on or after July 1, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time prior to July 1, 2000, the Company may, at its option, redeem Exchange Debentures having an aggregate principal amount of up to 35% of the aggregate principal amount of Exchange Debentures issued upon exchange of the Exchangeable Preferred Stock or in payment of interest on the Exchange Debentures, at a redemption price equal to 113.25% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, with the net proceeds of one or more Public Equity Offerings; provided, however, that after any such redemption, there is outstanding at least $75.0 million in aggregate principal amount of the Exchange Debentures.

Ranking....................  The Exchange Debentures will be subordinated in right of payment to the Senior Debt and Senior Subordinated Debt (including the Notes) of the Company. See "Risk Factors -- Substantial Leverage" and "-- Subordination of Exchange Debentures."

Subsidiary Guarantees......  The Subsidiary Debentures Guarantees (as defined)
                             of the Exchange Debentures will, to the extent set forth in the Exchange Indenture (as defined), be subordinated in right of payment to the prior payment in full of all Senior Debt and Senior Subordinated Debt of the Subsidiary Debentures Guarantors (as defined), upon terms substantially comparable to the subordination of the Exchange Debentures to all Senior Debt and Senior Subordinated Debt.

Change of Control..........  Upon a Change of Control, the Company will be required, subject to certain conditions, to make an offer to purchase the Exchange Debentures at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

Certain Covenants..........  The Exchange Indenture contains certain covenants which, among other things, will restrict the ability of the Company and its subsidiaries with respect to: (i) the incurrence of additional debt;
                             (ii) restricted payments; (iii) dividend and other payment restrictions affecting certain subsidiaries; (iv) asset dispositions; (v) Asset Swaps; (vi) transactions with Affiliates; (vii) issuances and sales of stock of certain subsidiaries; (viii) liens; and (ix) consolidations, mergers or sales of assets.

For more complete information regarding the Exchangeable Preferred Stock and the Exchange Debentures, see "Description of the Exchangeable Preferred Stock and Exchange Debentures."

                                USE OF PROCEEDS

     The Company will not receive any cash proceeds from the issuance of the Series B Securities pursuant to the Exchange Offer.

                                  RISK FACTORS

     Investors should consider all of the information in this Prospectus before tendering their Series A Securities in the Exchange Offer. In particular, investors should carefully consider the factors set forth under "Risk Factors" prior to tendering their Series A Securities in the Exchange Offer.

                       SUMMARY HISTORICAL FINANCIAL DATA

     The summary historical financial data of the Company and its Predecessor presented below as of and for the years ended December 31, 1992, 1993, 1994, 1995 and 1996 are derived from the consolidated financial statements of the Company and Predecessor, which consolidated financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The summary historical financial data of the Company presented below as of June 30, 1997 and for the six months ended June 30, 1996 and 1997 are derived from unaudited consolidated financial statements of the Company which, in the opinion of management, contain all necessary adjustments of a normal recurring nature to present the financial statements in conformity with GAAP. The consolidated financial statements of the Company as of December 31, 1995 and 1996 and for each of the years in the three-year period ended December 31, 1996 and the independent auditors' report thereon, as well as the unaudited consolidated financial statements of the Company as of June 30, 1997 and for the six months ended June 30, 1996 and 1997, are included elsewhere in this Prospectus. The financial results of the Company and its Predecessor are not comparable from year to year because of the acquisition and disposition of various radio stations by the Company and the reorganization in July 1992 when the Company commenced operations. The summary historical financial data below should be read in conjunction with, and is qualified by reference to, the Company's Consolidated Financial Statements and related notes, "Selected Historical Financial Data," "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                                                                SIX MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,                        JUNE 30,
                                      -----------------------------------------------------    ------------------
                                      1992(1)       1993       1994       1995       1996       1996       1997
                                      --------    --------    -------    -------    -------    -------    -------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Net revenue........................   $ 13,688    $ 21,376    $32,998    $34,112    $45,413    $19,348    $27,181
Station operating expenses.........     10,421      17,081     24,331     26,832     33,232     14,797     19,321
Depreciation and amortization......      4,395       5,245      7,435      4,891      5,158      1,974      3,907
Corporate general and
  administrative...................        732         961      2,504      2,274      3,248      1,256      1,272
                                      --------    --------    --------   --------   --------   --------   --------
Operating income (loss)............     (1,860)     (1,911)    (1,272)       115      3,775      1,321      2,681
Interest expense (2)...............      1,393       2,637      4,866      5,242      6,156      2,779      3,594
Other income, net..................         40         149        657        781        414         36         73
                                      --------    --------    --------   --------   --------   --------   --------
Income (loss) before extraordinary
  item.............................     (3,213)     (4,399)    (5,481)    (4,346)    (1,967)    (1,422)      (840)
Extraordinary loss (3).............         --          --         --         --     (1,769)        --         --
                                      --------    --------    --------   --------   --------   --------   --------
Net income (loss)..................   $ (3,213)   $ (4,399)   $(5,481)   $(4,346)   $(3,736)   $(1,422)   $  (840)
                                      ========    ========    ========   ========   ========   ========   ========
Net loss per common share..........   $    (80)   $   (110)   $  (137)   $  (109)   $   (93)   $   (36)   $   (21)
                                      ========    ========    ========   ========   ========   ========   ========
Shares used in per share
  calculation......................     40,000      40,000     40,000     40,000     40,000     40,000     40,000
                                      ========    ========    ========   ========   ========   ========   ========
Cash dividends declared per
  share............................   $     --    $     --    $    --    $    --    $    --    $    --    $    --
                                      ========    ========    ========   ========   ========   ========   ========
OTHER DATA:
Deficiency of earnings to fixed
  charges (4)......................   $  3,213    $  4,399    $ 5,481    $ 4,346    $ 1,966    $ 1,422    $   840

                                                                DECEMBER 31,
                                           ------------------------------------------------------    JUNE 30,
                                            1992       1993        1994        1995        1996        1997
                                           -------    -------    --------    --------    --------    ---------
                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA:
Cash and cash equivalents...............   $ 1,244    $   857    $  1,538    $  1,005    $  1,588    $    277
Working capital (deficiency)............     2,235      1,701       3,382       2,928      (4,195)     (9,034)
Intangible assets, net..................    14,543     17,454      20,080      15,093      51,802      84,283
Total assets............................    28,515     36,120      46,397      37,372     102,244     123,421
Long-term debt (including current
  portion)..............................    22,026     30,468      47,805      43,046      91,072     103,641
Shareholder's equity (deficit)..........     4,870      3,492      (4,782)     (9,249)      5,999      10,909
Book value per share....................   $   122    $    87    $   (120)   $   (231)   $    150    $    273
                                           ========   ========   =========   =========   =========   =========

(1) In July 1992, the Company acquired all of the radio stations then owned or operated by Predecessor and certain other radio stations. In 1993, Citadel Communications was incorporated and the Company was reorganized as a wholly owned subsidiary of Citadel Communications. The Statement of Operations Data for the year ended December 31, 1992 represents the combined operating results from the audited Statement of Operations of Predecessor for the period January 1, 1992 to July 23, 1992 and the Company from July 24, 1992 to December 31, 1992. Net revenue for Predecessor for the period January 1, 1992 to July 23, 1992 and the Company from July 24, 1992 to December 31, 1992 totaled $5.7 million and $8.0 million, respectively. Net income (loss) for Predecessor for the period January 1, 1992 to July 23, 1992 and the Company from July 24, 1992 to December 31, 1992 totaled $300,000 and $(3.5) million, respectively.

(2) Includes debt issuance costs and debt discount amortization of $35,000, $139,000, $287,000, $132,000 and $371,000 for the years ended December 31,
    1992, 1993, 1994, 1995 and 1996, respectively, and $302,000 and $38,000 for the six months ended June 30, 1996 and 1997, respectively,

(3) On October 9, 1996, the Company extinguished its long-term debt of $31.3 million, payable to a financial institution, and its note payable to a related party of $7.0 million. The early retirement of the long-term debt resulted in a $1.8 million extraordinary loss due to prepayment premiums and the write-off of debt issuance costs.

(4) Fixed charges include interest expense on debt, amortization of financing costs, amortization of debt discount, 33% of rent expense, and dividend requirements with respect to the Exchangeable Preferred Stock.

                        SUMMARY PRO FORMA FINANCIAL DATA

     The following table presents summary unaudited pro forma financial data of the Company as of and for the periods indicated. The summary pro forma operating data reflect adjustments to the summary historical operating data of the Company to give effect to (i) the June 1996 acquisitions of two FM radio stations and one AM radio station in Albuquerque and one FM radio station in Modesto, the October 1996 acquisitions of one FM radio station in Colorado Springs and one FM radio station in Albuquerque, the February 1997 acquisition of one FM radio station in Salt Lake City, the April 1997 acquisition of one FM radio station in Salt Lake City, the Recent 1997 Acquisitions, the Subsidiary Merger, and the Original Offerings (collectively the "Completed Transactions") and (ii) the Pending Transactions, as if such transactions had occurred on January 1, 1996. The summary pro forma balance sheet data as of June 30, 1997 give effect to the Recent 1997 Acquisitions, the Original Offerings and the application of the net proceeds therefrom and the Pending Transactions, as if such transactions had occurred on that date.

     The summary pro forma financial data are not necessarily indicative of either future results of operations or the results that would have occurred if those transactions had been consummated on the indicated dates. The following financial information should be read in conjunction with the historical consolidated financial statements and related notes of the Company, "Unaudited Pro Forma Condensed Consolidated Financial Statements," "Selected Historical Financial Data," "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                        SUMMARY PRO FORMA FINANCIAL DATA

                                                                                PRO FORMA
                                                                 ----------------------------------------
                                                                                      SIX MONTHS ENDED
                                                                  YEAR ENDED              JUNE 30,
                                                                 DECEMBER 31,      ----------------------
                                                                     1996            1996          1997
                                                                 ------------      --------      --------
                                                                      (DOLLARS IN THOUSANDS, EXCEPT
                                                                            PER SHARE AMOUNTS)
OPERATING DATA:
  Net revenue.................................................     $105,959        $ 49,616      $ 56,397
  Station operating expenses..................................       75,836          37,191        41,280
  Depreciation and amortization...............................       25,236          12,499        15,899
  Corporate general and administrative........................        3,248             881         1,260
                                                                   --------        --------      --------
  Operating expenses..........................................      104,320          50,571        58,439
                                                                   --------        --------      --------
  Operating income (loss).....................................        1,639            (955)       (2,042)
  Interest expense............................................       18,012           9,053         8,740
  Other (income) expense, net.................................         (443)            (36)         (125)
                                                                   --------        --------      --------
  Income (loss) before income taxes...........................      (15,930)         (9,972)      (10,657)
  Income taxes (benefit)......................................           --              --            --
  Dividend requirement for Exchangeable Preferred Stock.......      (13,825)         (6,691)       (7,607)
                                                                   --------        --------      --------
    Income (loss) from continuing operations applicable to
       common shares..........................................     $(29,755)       $(16,663)     $(18,264)
                                                                   ========        ========      ========
  Pro forma income (loss) per common share....................     $   (744)       $   (417)     $   (457)
                                                                   ========        ========      ========
  Pro forma weighted average number of shares outstanding.....       40,000          40,000        40,000
                                                                   ========        ========      ========
OTHER DATA:
  Broadcast cash flow.........................................     $ 30,123        $ 12,425      $ 15,117
  EBITDA......................................................       26,875          11,544        13,857

                                                                           PRO FORMA
                                                                         JUNE 30, 1997
                                                                     ---------------------
                                                                        (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents......................................          $   2,923
  Working capital................................................             15,829
  Intangible assets, net.........................................            287,585
  Total assets...................................................            358,264
  Long-term debt (including current portion).....................            214,584
  Exchangeable Preferred Stock...................................             96,350
  Shareholder's equity...........................................             25,159

                                  RISK FACTORS

     Investors should carefully examine this entire Prospectus and should give particular attention to the risk factors set forth below in evaluating whether to tender their Series A Securities for Series B Securities in the Exchange Offer.

     This Prospectus contains forward-looking statements that involve risks and uncertainties. Those statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things:
(i) the realization of the Company's business strategy; (ii) the sufficiency of cash flow to fund the Company's debt service requirements and working capital needs; (iii) anticipated trends in the radio broadcasting industry; (iv) potential acquisitions by the Company and the successful integration of both completed and future acquisitions; and (v) government regulation. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate," and similar expressions. Readers are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contained in the forward looking statements as a result of various factors. The accompanying information contained in this Prospectus, including without limitation, the information set forth under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and "The Pending Transactions," identifies important factors that could cause such differences.

     SUBSTANTIAL LEVERAGE. The Company is highly leveraged. At June 30, 1997, after giving pro forma effect to the Recent 1997 Acquisitions, the Pending Transactions and the Original Offerings, the Company would have had outstanding total debt of approximately $216.3 million, Exchangeable Preferred Stock with an aggregate liquidation preference of $100.0 million and shareholder's equity of approximately $25.2 million. The Company's high degree of leverage will have important consequences for the holders of the Notes and the Exchangeable Preferred Stock, including the following: (i) the ability of the Company to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes, if needed, may be impaired; (ii) a substantial portion of the cash flow of the Company will be used to pay interest expense, which will reduce the funds which would otherwise be available to fund operations and future business opportunities; (iii) the Company may be more highly leveraged than its competitors which may place it at a competitive disadvantage; (iv) the Company's high degree of leverage will make it more vulnerable to a downturn in its business or in the economy in general and (v) certain of the Company's borrowings will be at variable rates of interest (including the borrowings under the Credit Facility) which will expose the Company to the risks associated with fluctuating interest rates. See "Capitalization," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Indebtedness" and the Company's Consolidated Financial Statements and the notes thereto.

     The Company's ability to satisfy its debt obligations and to pay cash dividends on, and to satisfy the redemption obligations in respect of, the Exchangeable Preferred Stock, will depend upon its future financial and operating performance, which, in turn, is subject to prevailing economic conditions and financial, business and other factors, certain of which are beyond its control. If the Company's cash flow and capital resources are insufficient to fund its debt service obligations, the Company may be forced to reduce or delay planned acquisitions and capital expenditures, sell assets, obtain additional equity capital or restructure its debt. There can be no assurance that the Company's operating results, cash flow and capital resources will be sufficient for payment of its debt service and other obligations in the future. In the absence of such operating results and resources, the Company could face substantial liquidity problems and might be required to sell material assets or operations to meet its debt service and other obligations, and there can be no assurance as to the timing of such sales or the proceeds that the Company could realize therefrom or that such sales can be effected on terms satisfactory to the Company or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Description of Indebtedness."

     SUBORDINATION OF NOTES; RANKING. The Notes will be unsecured senior subordinated obligations of the Company and will be subordinated to all existing and future Senior Debt of the Company, including indebtedness under the Credit Facility. The Company actively intends to pursue additional acquisitions of radio stations. The Company would likely seek to finance all or a portion of such additional acquisitions through the use of existing debt capacity or additional debt financing or from the proceeds of selective asset sales. Additional indebtedness may be incurred by the Company subject to the limitations contained in the Credit Facility and the Notes Indenture, and any such additional indebtedness may constitute Senior Debt. See "Description of the Notes -- Certain Covenants." As of June 30, 1997, on a pro forma basis after giving effect to the Recent 1997 Acquisitions, the Pending Transactions and the Original Offerings, the Company would have had approximately $113.6 million in Senior Debt outstanding. Upon any payment or distribution of assets of the Company upon liquidation, dissolution, reorganization or any similar proceeding, the holders of Senior Debt will be entitled to receive payment in full, in cash or cash equivalents, before the holders of the Notes are entitled to receive any payment. In addition, the Company may not pay principal of, premium, if any, or interest on or any other amounts owing in respect of the Notes, make any deposit pursuant to defeasance provisions or purchase, redeem or otherwise retire the Notes, if any Specified Senior Debt (as defined in the Notes Indenture) is not paid when due or any other default on Specified Senior Debt occurs and the maturity of such indebtedness is accelerated in accordance with its terms unless, in either case, such default has been cured or waived, any such acceleration has been rescinded or such indebtedness has been repaid in full. Moreover, under certain circumstances, if any non-payment default exists with respect to Specified Senior Debt, the Company may not make any payments on the Notes for a specified period of time, unless such default is cured or waived or such indebtedness has been repaid in full.

     LIMITATIONS ON THE ABILITY TO PAY DIVIDENDS. The Company is and will be restricted under the Notes Indenture and the Credit Facility from paying dividends or repurchasing, redeeming or otherwise acquiring any shares of capital stock, including the Exchangeable Preferred Stock, and from repurchasing, redeeming or otherwise acquiring for value the Exchange Debentures unless certain financial tests are met and then only in accordance with a formula based on cash flow and only in the absence of a default. See "Description of the Notes," "Description of Indebtedness" and "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources."

     The Company may elect to pay dividends on the Exchangeable Preferred Stock on any dividend payment date occurring on or before July 1, 2002 by issuing either additional shares of Exchangeable Preferred Stock or cash. After July 1, 2002, dividends may be paid only in cash.

     In the event that, after July 1, 2002, cash dividends on the Exchangeable Preferred Stock are in arrears and unpaid for two or more semi-annual dividend periods (whether or not consecutive), holders of Exchangeable Preferred Stock will be entitled to certain voting rights. See "Description of the Exchangeable Preferred Stock and Exchange Debentures -- Exchangeable Preferred
Stock -- Voting Rights."

     SUBORDINATION OF EXCHANGE DEBENTURES. The payment of principal, premium, if any, and interest on, and any other amounts owing in respect of, the Exchange Debentures, if issued, will be subordinated in right of payment to the prior payment in full of all existing and future Senior Debt and Senior Subordinated Debt (including the Notes) of the Company. Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Company, the holders of all Senior Debt and Senior Subordinated Debt will first be entitled to receive payment in full of all amounts due or to become due on or in respect of such Senior Debt and Senior Subordinated Debt before the holders of Exchange Debentures are entitled to receive any payment of principal of or interest on the Exchange Debentures or on account of the purchase or redemption or other acquisition of Exchange Debentures by the Company.

     In addition, the Subsidiary Debentures Guarantees will, to the extent set forth in the Exchange Indenture, be subordinated in right of payment to the prior payment in full of all senior debt and senior subordinated debt of the Subsidiary Debentures Guarantors, upon terms substantially comparable to the subordination of the Exchange Debentures to the Notes and all Senior Debt.

     By reason of such subordination, in the event of insolvency, creditors of the Company or a Subsidiary Debentures Guarantor who are not holders of Senior Debt or Senior Subordinated Debt or the Exchange

Debentures may recover less, ratably, than the holders of Senior Debt and Senior Subordinated Debt and may recover more, ratably, than the holders of the Exchange Debentures.

     At June 30, 1997, after giving effect to the Recent 1997 Acquisitions, the Pending Transactions and the Original Offerings, the amount of Senior Debt and Senior Subordinated Debt (including the Notes) outstanding would have been approximately $214.6 million.

     NO ASSURANCE OF CONSUMMATION OF THE PENDING ACQUISITIONS. The consummation of each of the Pending Acquisitions is subject to certain conditions, including approval of the Federal Communications Commission (the "FCC"). Although the Company believes these closing conditions will be satisfied in each case, there can be no assurance thereof. See "Business -- Federal Regulation of Radio Broadcasting" and "The Pending Transactions."

     RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS. The Notes Indenture contains certain restrictive covenants, including limitations which restrict the ability of the Company to incur additional debt, incur liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of their assets. In addition, the Credit Facility contains certain other and more restrictive covenants than those contained in the Notes Indenture, including certain limitations on future acquisitions and capital expenditures without lender consent. This may adversely affect the Company's ability to pursue its acquisition strategy. The Credit Facility also requires the Company to maintain specific financial ratios and to satisfy certain financial condition tests. The ability of the Company to meet those financial ratios and financial conditions can be affected by events beyond its control, and there can be no assurance that those tests will be met. A breach of any of these covenants could result in a default under the Credit Facility and/or the Notes Indenture. In the event of a default under the Credit Facility, the lenders thereunder could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. In the event of a default under the Credit Facility, if the Company were unable to repay those amounts, the lenders thereunder could proceed against the collateral granted to them to secure that indebtedness. If the maturity of borrowings under the Credit Facility were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full such indebtedness and other indebtedness of the Company, including the Notes. Substantially all of the assets of the Company are pledged as collateral under the Credit Facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of
Indebtedness -- Existing Loan Agreement" and "Description of the
Notes -- Certain Covenants."

     HISTORY OF NET LOSSES. The Company had a net loss of $3.7 million and $0.8 million for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively. After giving effect to the Subsidiary Merger, the Pending Transactions, other acquisitions completed by the Company after January 1, 1996 and the Original Offerings as if they had occurred at January 1, 1996, on a pro forma basis, the Company would have had a consolidated net loss of approximately $29.8 million and $18.3 million for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively. Such net losses have resulted primarily from significant charges for depreciation and amortization relating to the acquisition of radio stations and interest charges on outstanding debt. The Company expects to continue to experience net losses in the foreseeable future, principally as a result of depreciation, amortization and interest expense associated with completed and anticipated future acquisitions, including the Pending Acquisitions. Such losses may be greater than those experienced historically by the Company.

     LIMITATIONS ON ACQUISITION STRATEGY; ANTITRUST CONSIDERATIONS. The Company intends to pursue growth through the acquisition of radio station groups and individual radio stations in mid-sized markets. See "Business -- Acquisition Strategy." The Company cannot predict whether it will be successful in pursuing such acquisition opportunities or what the consequences of any such acquisitions would be. The Company is currently evaluating certain acquisitions; however, other than as described in "The Pending Acquisitions," the Company currently has no binding commitments to acquire any specific business or other material assets.

     Although the Company believes that its acquisition strategies are reasonable, there can be no assurance that it will be able to implement its plans without delay or that, when implemented, its efforts will result in the increased broadcast cash flow or other benefits currently anticipated by the Company's management. In addition, there can be no assurance that the Company will not encounter unanticipated problems or liabilities in connection with such stations. The Company's acquisition strategy involves numerous other risks, including difficulties in the integration of operations and systems and the management of a large and geographically diverse group of stations, the diversion of management's attention from other business concerns and the potential loss of key employees of acquired stations. There can be no assurance that the Company's management will be able to manage effectively the resulting business or that such acquisitions will benefit the Company. Depending upon the nature, size and timing of future acquisitions, the Company may be required to raise additional financing. There can be no assurance that the Credit Facility, the Notes Indenture or any other loan agreements to which the Company may become a party or subject to will permit such additional financing or that such additional financing will be available to the Company or Citadel Communications on terms acceptable to its management or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     The Company competes and will continue to compete with many other buyers for the acquisition of radio stations. Many of those competitors have significantly greater financial and other resources than those of the Company. In addition, if, as management believes may happen, the prices sought by sellers of radio stations continue to rise, the Company may find fewer acceptable acquisition opportunities.

     In addition to the risks associated with the acquisition of radio stations, the Company also is aware that the Federal Trade Commission ("FTC") and the United States Department of Justice ("DOJ"), which evaluate transactions to determine whether those transactions should be challenged under the federal antitrust laws, have been increasingly active recently in their review of radio station acquisitions, particularly where an operator proposes to acquire additional stations in its existing markets. There can be no assurance that the DOJ or the FTC will not require the restructuring of future acquisitions.

     The Company has received two civil investigative demands ("CIDs") from the Antitrust Division of the DOJ. One CID addresses the Company's acquisition of KRST-FM in Albuquerque, New Mexico, and the second CID addresses the Company's JSA relating to stations in Spokane, Washington and Colorado Springs, Colorado. The Company has provided the requested information in response to each CID, and, at present, has been given no indication from the DOJ regarding its intended future actions. At this time, the Company is unable to quantify the effect, if any, that such proceedings may have on the Company's business, results of operations and financial condition. See "Business -- Legal Proceedings."

     As part of its increased scrutiny of radio station acquisitions, the DOJ has stated publicly that it believes that LMAs and other similar agreements customarily entered into in connection with radio station transfers prior to the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), could violate the HSR Act. Since then, the DOJ has stated publicly that it will apply its new policy prohibiting LMAs in connection with purchase agreements until the expiration or termination of the HSR waiting period prospectively only.

     The Company is also aware that on November 7, 1996, the FCC issued a Further Notice of Proposed Rulemaking, which among other things, reviews the regulations of the FCC governing the attribution of broadcast interests, including the attribution of ownership as a result of time brokerage agreements and LMAs. At this time, no determination can be made as to what effect, if any, this proposed rulemaking will have on the Company. See "Business -- Federal Regulation of Radio Broadcasting -- Proposed Changes."

     DEPENDENCE ON KEY PERSONNEL. The Company's business is dependent upon the performance of certain key individuals, particularly Lawrence R. Wilson, the Chief Executive Officer. The loss of the services of Mr. Wilson would have a material adverse effect on the Company, including causing an event of default under the Credit Facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Description of Indebtedness -- Existing Loan Agreement." The Company has entered into an employment agreement with Mr. Wilson, expiring in June 2001. See "Management -- Employment Agreement." In addition, the Company and Citadel Communications together have purchased key-man life insurance covering Mr. Wilson in the amount of $5.0 million. Notwithstanding the foregoing, should there be an event of default under the Credit Facility as a result of the death, disability or termination of employment of Mr. Wilson (which the lender thereunder could declare if, within 90 days after such death, disability or employment termination, the Company has not replaced Mr. Wilson with a person acceptable to the lender in its reasonable discretion), it is unlikely that the proceeds of such policy would be sufficient to repay the outstanding indebtedness under the Credit Facility. The Company employs three regional presidents, 18 general managers, a number of sales managers, sales personnel and program directors, and several high-profile on-air announcers, whose services are also important to the Company. The Company sometimes enters into employment agreements, including non-competition agreements, with its on-air announcers. However, there can be no assurance that the Company will be able to retain any such employees or that such non-competition agreements would be enforceable.

     IMPORTANCE OF CERTAIN MARKETS. In 1996, the Company derived 33.7% of its net revenue and 38.8% of its broadcast cash flow from the Albuquerque market, and 16.7% of its net revenue and 24.1% of its broadcast cash flow from the Modesto market. On a pro forma basis after giving effect to completed acquisitions and the Pending Transactions, such radio stations in Albuquerque and Providence would have generated approximately 16.4% and 12.9%, respectively, of the Company's net revenue in 1996 and approximately 20.2% and 16.0%, respectively, of the Company's broadcast cash flow in 1996. A significant decline in net revenue from the Company's stations in these markets, as a result of a ratings decline or otherwise, could have a material adverse effect on the Company's financial position and results of operations.

     COMPETITIVE CONDITIONS. The financial success of each of the Company's radio stations is dependent, to a significant degree, upon its audience ratings and share of the overall radio advertising revenue within its geographic market. The radio broadcasting industry is a highly competitive business. Each of the Company's radio stations competes for audience share and revenue directly with other AM and FM radio stations, as well as with other media, within its market, including television, newspapers, direct mail and outdoor advertising. The audience ratings and advertising revenue of the Company's individual stations are subject to change. Any adverse change in a particular market affecting advertising expenditures or an adverse change in the relative market positions of the stations located in a particular market could have a material adverse effect on the revenue and broadcast cash flow of the Company's stations located in that market and on the Company's operating results as a whole. There can be no assurance that any one of the Company's radio stations will be able to maintain or increase its current audience ratings and radio advertising revenue market share. See "Business -- Advertising Sales" and "-- Competition."

     The radio broadcasting industry is also subject to competition from new media technologies that may be developed or introduced, such as the delivery of audio programming by cable television systems, the introduction of terrestrial digital audio broadcasting services and the introduction of satellite digital audio radio services which may provide a medium for the delivery of multiple new audio programming formats by terrestrial and satellite means, respectively, to local and national audiences. The Company cannot predict the effect, if any, that any such new technologies may have in the radio broadcasting industry. See "Business -- Competition" and "-- Federal Regulation of Radio
Broadcasting -- Proposed Changes."

     Companies that operate radio stations must be alert to the possibility of another station changing its format to compete directly for listeners and advertisers. Typically, other well-capitalized stations compete in the same geographic markets as the Company. Another station's decision to convert to a format similar to that of one of the Company's radio stations in the same geographic area may result in lower ratings and advertising revenue, increased promotion and other expenses and, consequently, lower broadcast cash flow.

     ABILITY TO FINANCE REPURCHASE IN THE EVENT OF CHANGE OF CONTROL. In the event of a Change of Control, the Company would be required to offer to purchase all outstanding Notes and all outstanding Exchangeable Preferred Stock or Exchange Debentures, as the case may be, at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date, or 101% of the liquidation preference, plus accumulated and unpaid dividends, if any, to the repurchase date. The source of funds for any such purchase would be the available cash of the Company or cash generated from other sources. However, there can be no assurance that the Company would be able to obtain such funds through a refinancing of the Notes or the Exchangeable Preferred Stock or, if applicable, the Exchange Debentures, or otherwise, or that the purchase would be permitted under the Credit Facility. See "Description of the Notes," and "Description of the Exchangeable Preferred Stock and Exchange Debentures."

     REPURCHASE OF CAPITAL STOCK OF CITADEL COMMUNICATIONS. Pursuant to the terms of the Stockholders Agreement (as defined), on or after August 1, 2000, certain shareholders of Citadel Communications have the right to require Citadel Communications to purchase all or a portion of certain shares of capital stock of Citadel Communications owned by them for a price determined in accordance with the Stockholders Agreement. The source of funds for any such purchase would be dividends or other payments from the Company or borrowings by Citadel Communications. However, there can be no assurance that sufficient funds would be available at the time of any such tender to make any required repurchases of capital stock tendered or, if applicable, that restrictions in the Credit Facility and/or the Notes Indenture would permit Citadel Communications to make such required repurchases. In the event that Citadel Communications is unable to repurchase shares tendered by or on behalf of ABRY Broadcast Partners II, L.P. ("ABRY II") or ABRY Citadel Investment Partners, L.P. ("ABRY/CIP"), such entities are entitled, among other things, to solicit offers and make presentations and proposals to prospective buyers of Citadel Communications and enter into negotiations and/or agreements regarding the potential sale of Citadel Communications. See "Management -- Compensation Committee Interlocks and Insider Participation -- Stockholders Agreement" and "Security Ownership of Certain Beneficial Owners."

     GOVERNMENT REGULATION. The broadcasting industry is subject to extensive federal regulation that, among other things, requires approval by the FCC for the issuance, renewal, transfer of control and assignment of broadcasting station operating licenses and limits the number of broadcasting properties that the Company may acquire in any market. Additionally, the Communications Act of 1934, as amended (the "Communications Act"), and FCC rules will operate to impose limitations on alien ownership and voting of the capital stock of the Company. The Telecommunications Act of 1996 (the "Telecommunications Act") creates significant new opportunities for broadcasting companies but also creates uncertainties as to how the FCC and the courts will enforce and interpret the Telecommunications Act.

     The FCC generally applies its ownership limits to "attributable" interests held by an individual, corporation, partnership or other association. The interests of the Company's officers, directors and shareholders are generally attributable to the Company. Certain of the Company's officers and directors may acquire attributable broadcast interests, which will limit the number of radio stations that the Company may acquire or own in any market in which such officers or directors hold or acquire attributable broadcast interests.

     In addition, the number of radio stations the Company may acquire in any market is limited by FCC rules and may vary depending upon whether the interests in other radio stations or certain other media properties of certain individuals affiliated with the Company are attributable to those individuals under FCC rules. Moreover, under the FCC's cross-interest policy, the FCC in certain instances may prohibit one party from acquiring an attributable interest in one media outlet and a substantial non-attributable economic interest in another media outlet in the same market, thereby prohibiting a particular acquisition by the Company.

     Citadel Communications' and the Company's Certificates of Incorporation each contain provisions which permit restrictions on the ownership, voting and transfer of such entity's capital stock in accordance with the Communications Act and the rules and regulations of the FCC to prohibit the ownership or voting of more than a certain percentage of such entity's outstanding capital stock by or for the account of aliens or their representatives or by a foreign government or representative thereof or by any corporation organized under the laws of a foreign country, or by or for corporations of which any officer is an alien, more than one-fourth of its directors are aliens, or which more than one-fourth of its capital stock is owned of record or voted by aliens, or by any other entity (i) that is subject to or deemed to be subject to management influence by aliens or (ii) the equity of which is owned, controlled by, or held for the benefit of, aliens in a manner that would cause Citadel Communications or the Company to be in violation of the Communications Act or the FCC's regulations.

     The Company's business will be dependent upon maintaining its broadcasting licenses issued by the FCC, which are ordinarily issued for a maximum term of eight years. Although it is rare for the FCC to deny a renewal application, there can be no assurance that the future renewal applications of the Company will be approved or that such renewals will not include conditions or qualifications that could adversely affect the Company. Moreover, governmental regulations and policies may change over time and there can be no assurance that such changes would not have a material adverse impact upon the Company. See "Business -- Federal Regulation of Radio Broadcasting."

     CONTROL BY PRINCIPAL SHAREHOLDERS. The principal shareholders of Citadel Communications are parties to various agreements pursuant to which the Boards of Directors of Citadel Communications and the Company are constituted and by which certain corporate actions are governed. Pursuant to such agreements, a super-majority vote of the Citadel Communications' Board of Directors is required for the taking by Citadel Communications or the Company of certain actions. Additionally, the prior vote or written consent of the holders of a majority of the Series D Preferred Stock (as defined) of Citadel Communications is required for Citadel Communications or the Company to take certain actions. ABRY II and ABRY/CIP own all of the outstanding Series D Preferred Stock and, therefore, have the power to veto any corporate action which requires a majority vote or written consent of the holders of the Series D Preferred Stock. See "Management -- Board Composition and Governance Matters" and "Security Ownership of Certain Beneficial Owners."

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES. Dividends on the Exchangeable Preferred Stock that are paid to Non-U.S. Holders may be subject to a 30% withholding tax. Unless a Non-U.S. Holder provides the Company with appropriate documentation indicating its exemption from the withholding tax, in the event any distribution is made with respect to the Exchangeable Preferred Stock in the form of additional shares of Exchangeable Preferred Stock, such Non-U.S. Holder will be required to pay the Company the amount of any such withholding tax and, in the event such payment is not timely made, the Company will withhold a number of shares of Exchangeable Preferred Stock sufficient to reimburse it for the withholding tax obligation. For purposes of this Prospectus, a Non-U.S. Holder is any holder that is not a "U.S. holder" as defined under "Certain Federal Income Tax Considerations."

     The Company does not presently have any earnings and profits (as determined for U.S. Federal income tax purposes) and cannot predict whether or when it will have such earnings and profits. Distributions on the Exchangeable Preferred Stock will not be eligible for the dividends-received deduction available to corporate holders until such time, if any, as the Company has sufficient earnings and profits allocable to the Exchangeable Preferred Stock. See "Certain Federal Income Tax Considerations."

     LACK OF ESTABLISHED TRADING MARKET. There has not been any public market for the Series A Securities. The Series B Securities will constitute a new issue of securities with no established trading market. The Company does not intend to list the Series B Securities on any securities exchange or to seek their admission to trading in any automated quotation system. The Initial Purchasers have advised the Company that they currently intend to make a market in the Series B Securities, but they are not obligated to do so and may discontinue such market-making at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and may be limited during the Exchange Offer and at certain other times. Accordingly, no assurance can be given that an active public or other market will develop for the Series B Securities or as to the liquidity of the trading market for the Series B Securities. If a trading market does not develop or is not maintained, holders of the Series B Securities may experience difficulty in reselling the Series B Securities or may be unable to sell them at all. If a market for the Series B Securities develops, any such market may be discontinued at any time.

     If a public trading market develops for the Series B Securities, future trading prices of the Series B Securities will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the Series B Notes may trade at a discount from their principal amount and shares of Series B Exchangeable Preferred Stock may trade at a discount from their initial offering price.

     FRAUDULENT TRANSFER CONSIDERATIONS. Under applicable provisions of the United States Bankruptcy Code or comparable provisions of state fraudulent transfer and conveyance laws, if the Company, at the time it issued the Notes, or, if applicable, the Exchange Debentures, or a guarantor under the Notes or the Exchange Debentures (a "Guarantor"), at the time it issued a Guarantee (a "Guarantee"), (a) incurred such indebtedness with the actual intent to hinder, delay or defraud creditors or (b)(i) received less than reasonably equivalent value or fair consideration therefor and (ii)(A) was insolvent at the time of such incurrence, (B) was rendered insolvent by reason of such incurrence (and the application of the proceeds thereof), (C) was engaged or was about to engage in a business or transaction for which the assets remaining with the Company or such Guarantor, as the case may be, constituted unreasonably small capital to carry on its business or (D) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, then, in each such case, a court of competent jurisdiction could avoid, in whole or in part, the Notes or, if issued, the Exchange Debentures, or such Guarantee or, in the alternative, fashion other equitable relief such as subordinating the Notes or, if issued, the Exchange Debentures, or such Guarantee to existing and future indebtedness of the Company or such Guarantor. The measure of insolvency for purposes of the foregoing would likely vary depending upon the law applied in such case. Generally, however, the Company or such Guarantor would be considered insolvent if the sum of its debts, including contingent liabilities, was greater than all of its assets at a fair valuation, or if the present fair-salable value of its assets was less than the amount that would be required to pay the probable liabilities on its existing debts, including contingent liabilities, as such debts become absolute and matured.

     Based upon financial and other information currently available to it, the Company believes that the Notes and the Subsidiary Notes Guarantee of Citadel License were incurred for proper purposes and in good faith, and that, after issuance of the Notes and the Subsidiary Notes Guarantee, the Company and Citadel License are solvent and have sufficient capital for carrying on their business and are able to pay their debts as they mature. However, there can be no assurance that a court passing on such issues would agree with the determination of the Company.

     Any Guarantor which is a subsidiary of the Company may be released from its Guarantee at any time upon any sale, exchange or transfer in compliance with the provisions of the Notes Indenture by the Company of the capital stock of such Guarantor or substantially all of the assets of such Guarantor to a non-affiliate; provided that such Guarantor is released from its guarantees of other Debt of the Company or any Restricted Subsidiary of the Company. See "Description of the Notes -- Guarantees."

FAILURE TO FOLLOW EXCHANGE OFFER PROCEDURES; CONSEQUENCES OF FAILURE TO EXCHANGE

     Issuance of the Series B Securities in exchange for the Series A Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Series A Securities, properly completed and duly executed Letters of Transmittal and all other required documents. Therefore, holders of the Series A Securities desiring to tender such Series A Securities in exchange for Series B Securities should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Series A Securities for exchange. Series A Securities that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, certain registration rights under the Registration Rights Agreements will terminate. In addition, any holder of Series A Securities who tenders in the Exchange Offer for the purpose of participating in a distribution of the Series B Securities may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transactions. Each holder of the Series A Securities (other than certain specified holders) who wishes to exchange the Series A Securities for Series B Securities in the Exchange Offer will be required to represent in the Letters of Transmittal that (i) it is not an affiliate of the Company, (ii) the Series B Securities to be received by it are being acquired in the ordinary course of its business and (iii) at the time of commencement of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Series B Securities. Each Participating Broker-Dealer that receives Series B Securities for its own account in exchange for Series A Securities, where such Series A Securities were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Securities. See "Plan of Distribution." To the extent that Series A Securities are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Series A Securities could be adversely affected. See "The Exchange Offer."

                                USE OF PROCEEDS

     The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreements. The Company will not receive any cash proceeds from the issuance of the Series B Securities in the Exchange Offer. The net proceeds to the Company from the issuance of $100,000,000 aggregate principal amount of the Series A Notes and the Series A Exchangeable Preferred Stock were approximately $193.1 million. Of these net proceeds $113.4 million was used to pay the cash portion of the purchase price for the Tele-Media Acquisition, approximately $51.8 million was used to repay certain indebtedness of the Company and the balance was used for acquisitions, including expenses related thereto, and working capital purposes. The Company did not receive any cash proceeds from the issuance of $1,000,000 aggregate principal amount of the Series A Notes in connection with the Tele-Media Acquisition.

                                 CAPITALIZATION

     The following table sets forth the unaudited capitalization of the Company as of June 30, 1997 (i) on an actual basis, (ii) on a pro forma basis to give effect to the Recent 1997 Acquisitions and the Original Offerings and (iii) on a pro forma basis as further adjusted to give effect to the Pending Transactions. This table should be read in conjunction with the Company's Consolidated Financial Statements and related notes, "Unaudited Pro Forma Condensed Consolidated Financial Statements" and other information included elsewhere in this Prospectus. Dollars in the table below are shown in thousands.

                                                                         JUNE 30, 1997
                                                           -----------------------------------------
                                                                         PRO FORMA
                                                                          FOR THE        PRO FORMA
                                                                        RECENT 1997      AS FURTHER
                                                                        ACQUISITIONS      ADJUSTED
                                                                            AND           FOR THE
                                                                         ORIGINAL         PENDING
                                                            ACTUAL       OFFERINGS      TRANSACTIONS
                                                           --------     -----------     ------------
                                                                        (IN THOUSANDS)
Cash and cash equivalents................................  $    277      $  25,111        $  2,923
                                                           ========       ========        ========
Long-term debt, including current portion:
  Credit Facility........................................  $ 89,584      $  50,584        $113,584
  Note payable to parent company(1)......................    12,817             --              --
  Other obligations......................................     1,240          1,240           1,740
  Notes(2)...............................................        --        101,000         101,000
                                                           --------       --------        ========
Total long-term debt.....................................   103,641        152,824         216,324
Exchangeable Preferred Stock.............................        --         96,350          96,350
Shareholder's Equity.....................................    10,909         15,159          25,159
                                                           --------       --------        ========
Total capitalization.....................................  $114,550      $ 264,333        $337,833
                                                           ========       ========        ========

---------------
(1) Represents advances previously made by Citadel Communications to the Company which were repaid out of the proceeds of the Original Offerings.

(2) Includes $1.0 million principal amount of Notes issued to the holders of the Tele-Media Bonds.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed consolidated financial statements reflect the results of operations and balance sheet of the Company after giving effect to the Completed Transactions and the Pending Transactions. The pro forma condensed consolidated financial statements are based on the historical consolidated financial statements of the Company and the financial statements of those entities acquired or to be acquired, or from which assets were or will be acquired, in connection with the Completed Transactions and the Pending Acquisitions, and should be read in conjunction with the financial statements and the notes thereto of (i) the Company, (ii) Tele-Media Broadcasting Company, (iii) Deschutes River Broadcasting, Inc., (iv) Snider Corporation, (v) Snider Broadcasting Corporation and subsidiary and CDB Broadcasting Corporation, (vi) Maranatha Broadcasting Company, Inc.'s, Radio Broadcasting Division and (vii) Pacific Northwest Broadcasting Corporation and Affiliates which are included elsewhere in this Prospectus.

     In the opinion of management, all adjustments necessary to fairly present this pro forma information have been made. For pro forma purposes, the Company's consolidated statements of operations for the year ended December 31, 1996 and the six months ended June 30, 1996 and 1997 have been adjusted to give effect to the Completed Transactions and the Pending Transactions as if each occurred on January 1, 1996. For pro forma purposes, the Company's consolidated balance sheet as of June 30, 1997 has been adjusted to give effect to the Recent 1997 Acquisitions, the Original Offerings and the Pending Transactions as if each had occurred on June 30, 1997.

     The unaudited pro forma information is presented for illustrative purposes only and is not indicative of the operating results or financial position that would have occurred if the Completed Transactions and the Pending Transactions had been consummated on the dates indicated, nor is it indicative of future operating results or financial position if the aforementioned transactions are completed. The Company cannot predict whether the consummation of the Pending Transactions will conform to the assumptions used in the preparation of the unaudited pro forma condensed consolidated financial statements.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                  THE COMPANY
                                                             ADJUSTMENTS FOR    AS ADJUSTED FOR    ADJUSTMENTS FOR
                                                ACTUAL        THE COMPLETED      THE COMPLETED       THE PENDING       PRO FORMA
                                              THE COMPANY    TRANSACTIONS(1)     TRANSACTIONS      TRANSACTIONS(2)    THE COMPANY
                                              -----------    ---------------    ---------------    ---------------    -----------
Net revenue.................................    $45,413         $  48,845          $  94,258           $11,701         $ 105,959
Station operating expenses..................     33,232            35,497             68,729             7,107            75,836
Depreciation and amortization...............      5,158            13,758             18,916             6,320            25,236
Corporate general and administrative........      3,248                --              3,248                --             3,248
                                                -------          --------           --------           -------          --------
  Operating expenses........................     41,638            49,255             90,893            13,427           104,320
                                                -------          --------           --------           -------          --------
Operating income (loss).....................      3,775              (410)             3,365            (1,726)            1,639
Interest expense............................      6,156             6,540             12,696             5,316            18,012
Other (income) expense, net.................       (414)              (29)              (443)               --              (443)
                                                -------          --------           --------           -------          --------
Income (loss) before income taxes...........     (1,967)           (6,921)            (8,888)           (7,042)          (15,930)
Income taxes (benefit)......................         --                --                                   --                --
Dividend requirement for Exchangeable
  Preferred Stock...........................         --           (13,825)           (13,825)               --           (13,825)
                                                -------          --------           --------           -------          --------
Income (loss) from continuing operations
  applicable to common shares...............    $(1,967)        $ (20,746)         $ (22,713)          $(7,042)        $ (29,755)
                                                =======          ========           ========           =======          ========

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS

(1) Represents the net effect of (a) the acquisition of Deschutes, (b) the Tele-Media Acquisition, (c) the acquisitions of KTBL-FM, KHFM-FM, KNML-AM and KRST-FM in Albuquerque, (d) the acquisition of KHOP-FM in Modesto, (e) the acquisition of KKLI-FM in Colorado Springs, (f) the acquisitions of KENZ-FM and KBER-FM in Salt Lake City, (g) the acquisition of KNHK-FM in Reno, (h) the acquisition of KTHK-FM in Tri-Cities, (i) the acquisition of WDGE-FM in Providence and (j) the consummation of the Original Offerings as if each transaction had taken place as of January 1, 1996. Depreciation and amortization for such acquisitions are based upon preliminary allocations of the purchase price to property and equipment and intangible assets which will be amortized over periods of 1-25 years. Actual depreciation and amortization may differ depending on the final allocation of the purchase price; however, management does not believe these differences will be material. Dollars in the table below are shown in thousands.

                                                                                 OTHER            THE            THE
                                                                               COMPLETED       ORIGINAL       COMPLETED
                                           DESCHUTES(a)    TELE-MEDIA(b)    ACQUISITIONS(c)    OFFERINGS     TRANSACTIONS
                                           ------------    -------------    ---------------    ---------     ------------
     Net revenue........................     $ 11,442         $31,385           $ 6,018         $    --        $ 48,845
     Station operating expenses.........        9,412          22,720             3,365              --          35,497
     Depreciation and amortization......        1,759           8,233             3,766              --          13,758
     Corporate general and
       administrative...................          489             291                --            (780)(d)          --
                                           ------------    -------------        -------        ---------     -----------
       Operating expenses...............       11,660          31,244             7,131            (780)         49,255
                                           ------------    -------------        -------        ---------     -----------
     Operating income (loss)............         (218)            141            (1,113)            780            (410)
     Interest expense...................        1,556           9,669             3,105          (7,790)(e)       6,540
     Other (income) expense, net........          (29)             --                --              --             (29)
                                           ------------    -------------        -------        ---------     -----------
     Income (loss) before income
       taxes............................       (1,745)         (9,528)           (4,218)          8,570          (6,921)
     Income taxes (benefit).............           --              --                --              --              --
     Dividend requirement for
       Exchangeable Preferred Stock.....           --              --                --         (13,825)(f)     (13,825)
                                           ------------    -------------        -------        ---------     -----------
     Income (loss) from continuing
       operations applicable to common
       shares...........................     $ (1,745)        $(9,528)          $(4,218)        $(5,255)       $(20,746)
                                           ============    =============        =======        ========      ===========

    (a) Represents the effect of the acquisition of Deschutes. Dollars in the table below are shown in thousands.

                                                                                            ADJUSTMENTS FOR
                                                                                             ACQUISITIONS
                                                                           PRO FORMA              AND
                                                                        ADJUSTMENTS FOR      DISPOSITIONS
                                                           ACTUAL          DESCHUTES         COMPLETED BY
                                                        DESCHUTES(i)      ACQUISITION        DESCHUTES(vi)     DESCHUTES
                                                        ------------    ---------------     ---------------    ---------
         Net revenue.................................     $  9,511          $    --             $ 1,931         $11,442
         Station operating expenses..................        8,002              (66)(ii)          1,476           9,412
         Depreciation and amortization...............        1,173              586(iii)             --           1,759
         Corporate general and administrative........          705             (216)(iv)             --             489
                                                         ----------         -------             -------        ---------
           Operating expenses........................        9,880              304               1,476          11,660
                                                         ----------         -------             -------        ---------
         Operating income (loss).....................         (369)            (304)                455            (218)
         Interest expense............................        1,144              412(v)               --           1,556
         Other (income) expense, net.................         (127)              --                  98             (29)
                                                         ----------         -------             -------        ---------
         Income (loss) before income taxes...........       (1,386)            (716)                357          (1,745)
         Income taxes (benefit)......................           --               --                  --              --
                                                         ----------         -------             -------        ---------
         Income (loss) from continuing operations....     $ (1,386)         $  (716)            $   357         $(1,745)
                                                         ==========         =======             =======        =========

        (i) Represents the audited historical results of Deschutes for the period from January 1, 1996 through December 31, 1996.

        (ii) Reflects lower fees, as a percentage of national advertising sales, paid by the Company to a national representative for national advertising sales.

        (iii) Represents increased depreciation and amortization resulting from the purchase price allocation.

        (iv)  Reflects the elimination of management fees paid by Deschutes.

        (v) Represents increased interest expense that would have been incurred if the acquisition of Deschutes had occurred on January 1, 1996.

        (vi) Gives effect to the historical operating results of stations acquired in Medford, Eugene, Tri-Cities and Billings during 1996 and stations in Bozeman which were sold in November 1996. Prior to the acquisition dates,

              Deschutes operated stations in Billings and Tri-Cities under a JSA or LMA. Deschutes received fees for such services. Includes net revenue and station operating expenses for stations operated under JSAs to reflect ownership of the stations as of January 1, 1996. Net revenue and station operating expenses for stations operated under LMAs are included in the Deschutes' historical consolidated financial statements. For those stations operated under JSAs or LMAs and subsequently acquired, associated fees and redundant expenses were eliminated and estimated occupancy costs were included to adjust the results of operations to reflect ownership of the stations as of January 1, 1996.

    (b) Represents the net effect of the Tele-Media Acquisition, including stations acquired by Tele-Media. Dollars in the table below are shown in thousands.

                                                                        PRO FORMA         ADJUSTMENTS FOR
                                                                     ADJUSTMENTS FOR       ACQUISITIONS
                                                       ACTUAL          TELE-MEDIA          COMPLETED BY
                                                    TELE-MEDIA(i)      ACQUISITION        TELE-MEDIA(vi)     TELE-MEDIA
                                                    -------------    ---------------      ---------------    ----------
         Net revenue.............................      $26,424           $    --              $ 4,961         $ 31,385
         Station operating expenses..............       18,293              (457)(ii)           4,884           22,720
         Depreciation and amortization...........        3,494             4,739(iii)              --            8,233
         Corporate general and administrative....          804              (513)(iv)              --              291
                                                    -------------        -------               ------        ----------
           Operating expenses....................       22,591             3,769                4,884           31,244
                                                    -------------        -------               ------        ----------
         Operating income (loss).................        3,833            (3,769)                  77              141
         Interest expense........................       10,750            (1,081)(v)               --            9,669
                                                    -------------        -------               ------        ----------
         Income (loss) before income taxes.......       (6,917)           (2,688)                  77           (9,528)
         Income taxes (benefit)..................           --                --                   --               --
                                                    -------------        -------               ------        ----------
         Income (loss) from continuing
           operations............................      $(6,917)          $(2,688)             $    77         $ (9,528)
                                                    =============    ===========          ===========        ==========

        (i) Represents the audited historical results of Tele-Media for the period January 1, 1996 through December 31, 1996.

        (ii) Includes the elimination of $197,000 of expenses to reflect lower fees, as a percentage of national advertising sales, paid by the Company to a national representative for national advertising sales and the elimination of $260,000 of expenses associated with the litigation between the Company and Tele-Media. Had the Tele-Media Acquisition occurred on January 1, 1996, these expenses would not have been incurred.

        (iii) Represents increased depreciation and amortization resulting from the purchase price allocation.

        (iv) Reflects the elimination of management fees paid to affiliates by Tele-Media of $804,000, the recording of corporate overhead of $400,000 which represents the Company's estimate of the incremental expense necessary to oversee the Tele-Media stations and the elimination of $109,000 of expenses associated with the litigation between the Company and Tele-Media. Had the Original Offerings and the Tele-Media Acquisition occurred on January 1, 1996, these expenses would not have been incurred.

        (v) Reflects the elimination of Tele-Media interest expense of $10.8 million and the recording of interest expense of $9.7 million that would have been incurred if the acquisition of Tele-Media had occurred on January 1, 1996.

        (vi) Represents the historical operating results of the Wilkes-Barre/Scranton stations acquired by Tele-Media in February and April 1997.

    (c) Reflects adjustments for the acquisitions of KTBL-FM, KHFM-FM, KNML-AM and KRST-FM in Albuquerque, KHOP-FM in Modesto, KKLI-FM in Colorado Springs, KENZ-FM and KBER-FM in Salt Lake City, KNHK-FM in Reno, KTHK-FM in Tri-Cities and WDGE-FM in Providence. Prior to the acquisition dates, the Company operated KTBL-FM, KHOP-FM, KRST-FM, KTHK-FM, KNHK-FM, KENZ-FM and KBER-FM under a JSA or LMA. The Company receives fees for such services. Includes net revenue and station operating expenses for stations operated under JSAs to reflect ownership of the stations as of January 1, 1996. Net revenue and station operating expenses for stations operated under LMAs are included in the Company's historical consolidated financial statements. For those stations operated under JSAs or LMAs and subsequently acquired, associated fees and redundant expenses were eliminated and estimated occupancy costs were included to adjust the results of operations to reflect ownership of the stations as of January 1, 1996.

    (d) Represents the elimination of $780,000 of professional expenses associated with the Company's capital raising activities in 1996.

    (e) Reflects the reduction of the Company's pro forma interest expense, the recording of interest expense related to the Notes and recording of the amortization of deferred financing costs of $3.3 million related to the Notes.

    (f) Reflects the recording of the dividends related to the Exchangeable Preferred Stock as if the Original Offerings had taken place on January 1, 1996.

(2) Represents the net effect of (a) the Little Rock Acquisitions, (b) the acquisition of WLEV-FM in Allentown and the disposition of WEST-AM also in Allentown, (c) the Boise Acquisition, (d) the acquisition of KBEE-FM and KFNZ-AM in Salt Lake City, (e) the acquisition of WEMR-AM and WEMR-FM in Wilkes-Barre/Scranton, (f) the acquisition of WSGD-FM, WDLS-FM and WCDL-AM in Wilkes-Barre/Scranton, (g) the acquisition of WDGF-FM in Providence and
    (h) the disposition of the Johnstown and State College stations, as if each transaction had taken place as of January 1, 1996. Depreciation and amortization for such acquisitions are based upon preliminary allocations of the purchase price to property and equipment and intangible assets which will be amortized over periods of 1-25 years. Actual depreciation and amortization may differ depending on the final allocation of the purchase price; however, management does not believe these differences will be material. Dollars in the table below are shown in thousands.

                          LITTLE ROCK         ALLENTOWN           BOISE             OTHER                              PENDING
                        ACQUISITIONS(a)    TRANSACTIONS(b)    ACQUISITION(c)    ACQUISITIONS(d)   DISPOSITIONS(e)    TRANSACTIONS
                        ---------------    ---------------    --------------    --------------    ---------------    ------------
     Net revenue.....       $ 8,364            $ 1,598           $  4,152           $1,000            $(3,413)         $ 11,701
     Station
       operating
       expenses......         5,638                918              3,035              579             (3,063)            7,107
     Depreciation and
      amortization...         2,715              1,538              2,002              663               (598)            6,320
                            -------            -------            -------           ------            -------        ------------
       Operating
         expenses....         8,353              2,456              5,037            1,242             (3,661)           13,427
                            -------            -------            -------           ------            -------        ------------
     Operating income
       (loss)........            11               (858)              (885)            (242)               248            (1,726)
     Interest
       expense.......         1,181              1,941              2,405              506               (717)            5,316
                            -------            -------            -------           ------            -------        ------------
     Income (loss)
       before income
       taxes.........        (1,170)            (2,799)            (3,290)            (748)               965            (7,042)
     Income taxes
       (benefit).....            --                 --                 --               --                 --                --
                            -------            -------            -------           ------            -------        ------------
     Income (loss)
       from
       continuing
       operations....       $(1,170)           $(2,799)          $ (3,290)          $ (748)           $   965          $ (7,042)
                        ============       =============      ===========       ============      ============       ==========

    (a) Gives effect to the Little Rock Acquisitions as if such transactions had taken place on January 1, 1996.

    (b) Gives effect to the acquisition of WLEV-FM in Allentown and the disposition of WEST-AM also in Allentown as if such transactions had taken place on January 1, 1996.

    (c) Gives effect to the Boise Acquisition as if such transaction had taken place on January 1, 1996.

    (d) Gives effect to (i) the acquisition of KBEE-FM and KFNZ-FM in Salt Lake City, (ii) the acquisition of WEMR-AM and WEMR-FM in Wilkes-Barre/Scranton, (iii) the acquisition of WSGD-FM, WDLS-FM and WCDL-AM in Wilkes-Barre/ Scranton and (iv) the acquisition of WDGF-FM in Providence, as if each transaction had taken place on January 1, 1996.

    (e) Gives effect to the disposition of the Johnstown and State College stations as if such transaction had taken place on January 1, 1996.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                 THE COMPANY
                                                            ADJUSTMENTS FOR    AS ADJUSTED FOR     ADJUSTMENTS FOR
                                               ACTUAL        THE COMPLETED      THE COMPLETED        THE PENDING       PRO FORMA
                                             THE COMPANY    TRANSACTIONS(1)      TRANSACTIONS      TRANSACTIONS(2)    THE COMPANY
                                             -----------    ---------------    ----------------    ---------------    -----------
Net revenue................................    $19,348         $  24,237           $ 43,585            $ 6,031         $  49,616
Station operating expenses.................     14,797            18,678             33,475              3,716            37,191
Depreciation and amortization..............      1,974             7,366              9,340              3,159            12,499
Corporate general and administrative.......      1,256              (375)               881                 --               881
                                             -----------    ---------------        --------            -------        -----------
  Operating expenses.......................     18,027            25,669             43,696              6,875            50,571
                                             -----------    ---------------        --------            -------        -----------
Operating income (loss)....................      1,321            (1,432)              (111)              (844)             (955)
Interest expense...........................      2,779             3,616              6,395              2,658             9,053
Other (income) expense, net................        (36)               --                (36)                --               (36)
                                             -----------    ---------------        --------            -------        -----------
Income (loss) before income taxes..........     (1,422)           (5,048)            (6,470)            (3,502)           (9,972)
Income taxes (benefit).....................         --                --                 --                 --                --
Dividend requirement for Exchangeable
  Preferred Stock..........................         --            (6,691)            (6,691)                --            (6,691)
                                             -----------    ---------------        --------            -------        -----------
Income (loss) from continuing operations
  applicable to common shares..............    $(1,422)        $ (11,739)          $(13,161)           $(3,502)        $ (16,663)
                                             ===========    ============       =============       ============       ===========

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS

(1) Represents the net effect of (a) the acquisition of Deschutes, (b) the Tele-Media Acquisition, (c) the acquisitions of KTBL-FM, KHFM-FM, KNML-AM and KRST-FM in Albuquerque, (d) the acquisition of KHOP-FM in Modesto, (e) the acquisition of KKLI-FM in Colorado Springs, (f) the acquisitions of KENZ-FM and KBER-FM in Salt Lake City, (g) the acquisition of KNHK-FM in Reno, (h) the acquisition of KTHK-FM in Tri-Cities, (i) the acquisition of WDGE-FM in Providence and (j) the consummation of the Original Offerings as if each transaction had taken place as of January 1, 1996. Depreciation and amortization for such acquisitions are based upon preliminary allocations of the purchase price to property and equipment and intangible assets which will be amortized over periods of 1-25 years. Actual depreciation and amortization may differ depending on the final allocation of the purchase price; however, management does not believe these differences will be material. Dollars in the table below are shown in thousands.

                                                                                        OTHER            THE             THE
                                                                                      COMPLETED       ORIGINAL        COMPLETED
                                                 DESCHUTES(a)     TELE-MEDIA(b)    ACQUISITIONS(c)    OFFERINGS      TRANSACTIONS
                                                 -------------    -------------    ---------------    ---------      ------------
     Net revenue...............................     $ 5,391          $14,632           $ 4,214         $     --        $ 24,237
     Station operating expenses................       4,747           11,301             2,630               --          18,678
     Depreciation and amortization.............         880            3,899             2,587               --           7,366
     Corporate general and administrative......         205              200                --             (780)(d)        (375)
                                                 -------------    -------------        -------        ---------      ------------
       Operating expenses......................       5,832           15,400             5,217             (780)         25,669
                                                 -------------    -------------        -------        ---------      ------------
     Operating income (loss)...................        (441)            (768)           (1,003)             780          (1,432)
     Interest expense..........................         778            4,835             1,930           (3,927)(e)       3,616
                                                 -------------    -------------        -------        ---------      ------------
     Income (loss) before income taxes.........      (1,219)          (5,603)           (2,933)           4,707          (5,048)
     Income taxes (benefit)....................          --               --                --               --              --
     Dividend requirement for Exchangeable
       Preferred Stock.........................          --               --                --           (6,691)(f)      (6,691)
                                                 -------------    -------------        -------        ---------      ------------
     Income (loss) from continuing operations
       applicable to common shares.............     $(1,219)         $(5,603)          $(2,933)        $ (1,984)       $(11,739)
                                                 =============    =============    ===========          =======      ============

    (a) Represents the effect of the acquisition of Deschutes. Dollars in the table below are shown in thousands.

                                                                                                    ADJUSTMENTS FOR
                                                                                    PRO FORMA       ACQUISITIONS AND
                                                                                 ADJUSTMENTS FOR      DISPOSITIONS
                                                                    ACTUAL          DESCHUTES         COMPLETED BY
                                                                 DESCHUTES(i)      ACQUISITION       DESCHUTES(vi)      DESCHUTES
                                                                 ------------    ---------------    ----------------    ---------
         Net revenue..........................................      $3,909            $  --              $1,482          $ 5,391
         Station operating expenses...........................       3,496              (34)(ii)          1,285            4,747
         Depreciation and amortization........................         427              453(iii)             --              880
         Corporate general and administrative.................         293              (88)(iv)             --              205
                                                                    ------           ------              ------         ---------
           Operating expenses.................................       4,216              331               1,285            5,832
                                                                    ------           ------              ------         ---------
         Operating income (loss)..............................        (307)            (331)                197             (441)
         Interest expense.....................................         378              400(v)               --              778
                                                                    ------           ------              ------         ---------
         Income (loss) before income taxes....................        (685)            (731)                197           (1,219)
         Income taxes (benefit)...............................          --               --                  --               --
                                                                    ------           ------              ------         ---------
         Income (loss) from continuing operations.............      $ (685)           $(731)             $  197          $(1,219)
                                                                    ======           ======              ======         =========

        (i) Represents the unaudited historical results of Deschutes for the period from January 1, 1996 through June 30, 1996.

        (ii) Reflects lower fees, as a percentage of national advertising sales, paid by the Company to a national representative for national advertising sales.

        (iii) Represents increased depreciation and amortization resulting from the purchase price allocation.

        (iv)  Reflects the elimination of management fees paid by Deschutes.

        (v) Represents increased interest expense that would have been incurred if the acquisition of Deschutes had occurred on January 1, 1996.

        (vi) Gives effect to the historical operating results of stations acquired in Medford, Eugene, Tri-Cities and Billings during 1996 and stations in Bozeman which were sold in November 1996. Prior to the acquisition dates, Deschutes operated stations in Billings and Tri-Cities under a JSA or LMA. Deschutes received fees for such services. Includes net revenue and station operating expenses for stations operated under JSAs to reflect ownership of the stations as of January 1, 1996. Net revenue and station operating expenses for stations operated under LMAs are included in the Deschutes' historical consolidated financial statements. For those stations operated under JSAs or LMAs and subsequently acquired, associated fees and redundant expenses were eliminated and estimated occupancy costs were included to adjust the results of operations to reflect ownership of the stations as of January 1, 1996.

    (b) Represents the net effect of the Tele-Media Acquisition, including stations acquired by Tele-Media. Dollars in the table below are shown in thousands.

                                                                                                      ADJUSTMENTS
                                                                                    PRO FORMA             FOR
                                                                                 ADJUSTMENTS FOR     ACQUISITIONS
                                                                   ACTUAL          TELE-MEDIA        COMPLETED BY
                                                                TELE-MEDIA(i)      ACQUISITION      TELE-MEDIA(vi)     TELE-MEDIA
                                                                -------------    ---------------    ---------------    ----------
         Net revenue.........................................      $11,950           $    --            $ 2,682         $ 14,632
         Station operating expenses..........................        8,613               (87)(ii)         2,775           11,301
         Depreciation and amortization.......................        2,093             1,806(iii)            --            3,899
         Corporate general and administrative................          358              (158)(iv)            --              200
                                                                -------------        -------            -------        ----------
           Operating expenses................................       11,064             1,561              2,775           15,400
                                                                -------------        -------            -------        ----------
         Operating income (loss).............................          886            (1,561)               (93)            (768)
         Interest expense....................................        4,956              (121)(v)             --            4,835
                                                                -------------        -------            -------        ----------
         Income (loss) before income taxes...................       (4,070)           (1,440)               (93)          (5,603)
         Income taxes (benefit)..............................           --                --                 --               --
                                                                -------------        -------            -------        ----------
         Income (loss) from continuing operations............      $(4,070)          $(1,440)           $   (93)        $ (5,603)
                                                                =============    ===========            =======        ==========

        (i) Represents the unaudited historical results of Tele-Media for the period January 1, 1996 through June 30, 1996.

        (ii) Includes the elimination of $87,000 of expenses to reflect lower fees, as a percentage of national advertising sales, paid by the Company to a national representative for national advertising sales.

        (iii) Represents increased depreciation and amortization resulting from the purchase price allocation.

        (iv) Reflects the elimination of management fees paid to affiliates by Tele-Media of $358,000 and the recording of corporate overhead of $200,000 which represents the Company's estimate of the incremental expense necessary to oversee the Tele-Media stations.

        (v) Reflects the elimination of Tele-Media interest expense of $5.0 million and the recording of interest expense of $4.8 million that would have been incurred if the acquisition of Tele-Media had occurred on January 1, 1996.

        (vi) Represents historical operating results of the Wilkes-Barre/Scranton stations acquired by Tele-Media in February and April 1997.

    (c) Reflects adjustments for the acquisitions of KTBL-FM, KHFM-FM, KNML-AM and KRST-FM in Albuquerque, KHOP-FM in Modesto, KKLI-FM in Colorado Springs, KENZ-FM and KBER-FM in Salt Lake City, KNHK-FM in Reno, KTHK in Tri-Cities and WDGE-FM in Providence. Prior to the acquisition dates, the Company operated KTBL-FM, KHOP-FM, KRST-FM, KTHK-FM, KNHK-FM, KENZ-FM and KBER-FM under a JSA or LMA. The Company receives fees for such services. Includes net revenue and station operating expenses for stations operated under JSAs to reflect ownership of the stations as of January 1, 1996. Net revenue and station operating expenses for stations operated under LMAs are included in the Company's historical consolidated financial statements. For those stations operated under JSAs or LMAs and subsequently acquired, associated fees and redundant expenses were eliminated and estimated occupancy costs were included to adjust the results of operations to reflect ownership of the stations as of January 1, 1996.

    (d) Represents the elimination of $780,000 of professional expenses associated with the Company's capital raising activities in 1996. Had the Original Offerings and the Tele-Media Acquisition occurred on January 1, 1996, these expenses would not have been incurred.

    (e) Reflects the reduction of the Company's pro forma interest expense, the recording of interest expense related to the Notes and recording of the amortization of deferred financing costs of $3.3 million related to the Notes.

    (f) Reflects the recording of the dividends related to the Exchangeable Preferred Stock as if the Original Offerings had taken place on January 1, 1996.

(2) Represents the net effect of (a) the Little Rock Acquisitions, (b) the acquisition of WLEV-FM in Allentown and the disposition of WEST-AM also in Allentown, (c) the Boise Acquisition, (d) the acquisition of KBEE-FM and KFNZ-AM in Salt Lake City, (e) the acquisition of WEMR-AM and WEMR-FM in Wilkes-Barre/Scranton, (f) the acquisition of WSGD-FM, WDLS-FM, and WCDL-AM in Wilkes-Barre/Scranton, (g) the acquisition of WDGF-FM in Providence and
    (h) the disposition of the Johnstown and State College stations, as if each transaction had taken place as of January 1, 1996. Depreciation and amortization for such acquisitions are based upon preliminary allocations of the purchase price to property and equipment and intangible assets which will be amortized over periods of

1-25 years. Actual depreciation and amortization may differ depending on the final allocation of the purchase price; however, management does not believe these differences will be material. Dollars in the table below are shown in thousands.

                         LITTLE ROCK        ALLENTOWN            BOISE              OTHER                              PENDING
                       ACQUISITIONS(A)    TRANSACTIONS(B)   ACQUISITION(C)     ACQUISITIONS(D)    DISPOSITIONS(E)    TRANSACTIONS
                       ---------------    --------------    ---------------    ---------------    ---------------    ------------
     Net revenue....       $ 4,282           $    686           $ 2,220             $ 141             $(1,298)         $  6,031
     Station
       operating
       expenses.....         3,131                436             1,252                39              (1,142)            3,716
     Depreciation
       and
     amortization...         1,357                769             1,001               331                (299)            3,159
                            ------            -------           -------            ------             -------        ------------
       Operating
         expenses...         4,488              1,205             2,253               370              (1,441)            6,875
                            ------            -------           -------            ------             -------        ------------
     Operating
       income
       (loss).......          (206)              (519)              (33)             (229)                143              (844)
     Interest
       expense......           591                970             1,203               253                (359)            2,658
                            ------            -------           -------            ------             -------        ------------
     Income (loss)
       before income
       taxes........          (797)            (1,489)           (1,236)             (482)                502            (3,502)
     Income taxes
       (benefit)....            --                 --                --                --                  --                --
                            ------            -------           -------            ------             -------        ------------
     Income (loss)
       from
       continuing
       operations...       $  (797)          $ (1,489)          $(1,236)            $(482)            $   502          $ (3,502)
                       ============       ============      =============      ============       ============       ==========

    (a) Gives effect to the Little Rock Acquisitions as if such transactions had taken place on January 1, 1996.

    (b) Gives effect to the acquisition of WLEV-FM in Allentown and the disposition of WEST-AM also in Allentown, as if such transactions had taken place on January 1, 1996.

    (c) Gives effect to the Boise Acquisition as if such transaction had taken place on January 1, 1996.

    (d) Gives effect to (i) the acquisition of KBEE-FM and KFNZ-AM in Salt Lake City, (ii) the acquisition of WEMR-AM and WEMR-FM in Wilkes-Barre/Scranton, (iii) the acquisition of WSGD-FM, WDLS-FM and WCDL-AM in Wilkes-Barre/ Scranton and (iv) the acquisition of WDGF-FM in Providence, as if the acquisitions had taken place on January 1, 1996.

    (e) Gives effect to the disposition of the Johnstown and State College stations as if such transaction had taken place on January 1, 1996.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                THE COMPANY
                                                          ADJUSTMENTS FOR     AS ADJUSTED FOR     ADJUSTMENTS FOR
                                             ACTUAL          COMPLETED           COMPLETED          THE PENDING        PRO FORMA
                                           THE COMPANY    TRANSACTIONS(1)       TRANSACTIONS      TRANSACTIONS(2)     THE COMPANY
                                           -----------    ----------------    ----------------    ----------------    -----------
Net revenue..............................    $27,181          $ 22,479            $ 49,660            $  6,737         $  56,397
Station operating expenses...............     19,321            17,705              37,026               4,254            41,280
Depreciation and amortization............      3,907             8,833              12,740               3,159            15,899
Corporate general and administrative.....      1,271               (11)              1,260                  --             1,260
                                           -----------        --------            --------             -------        -----------
  Operating expenses.....................     24,499            26,527              51,026               7,413            58,439
                                           -----------        --------            --------             -------        -----------
Operating income (loss)..................      2,682            (4,048)             (1,366)               (676)           (2,042)
Interest expense.........................      3,594             2,488               6,082               2,658             8,740
Other (income) expense, net..............        (72)              (53)               (125)                 --              (125)
                                           -----------        --------            --------             -------        -----------
Income (loss) before income taxes........       (840)           (6,483)             (7,323)             (3,334)          (10,657)
Income taxes (benefit)...................         --                --                  --                  --                --
Dividend requirement for Exchangeable
  Preferred Stock........................         --            (7,607)             (7,607)                 --            (7,607)
                                           -----------        --------            --------             -------        -----------
Income (loss) from continuing operations
  applicable to common shares............    $  (840)         $(14,090)           $(14,930)           $ (3,334)        $ (18,264)
                                           ==========     =============       =============       =============       ==========

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS

(1) Represents the net effect of (a) the Tele-Media Acquisition, including stations acquired by Tele-Media, (b) the acquisitions of KENZ-FM and KBER-FM in Salt Lake City, (c) the acquisition of KNHK-FM in Reno, (d) the acquisition of KTHK-FM in Tri-Cities, (e) the acquisition of WDGE-FM in Providence and (f) the consummation of the Original Offerings as if each transaction had taken place as of January 1, 1996. Depreciation and amortization for such acquisitions are based upon preliminary allocations of the purchase price to property and equipment and intangible assets which will be amortized over periods of 1-25 years. Actual depreciation and amortization may differ depending on the final allocation of the purchase price; however management does not believe these differences will be material. Prior to the dates of their acquisition, the Company operated KENZ-FM and KBER-FM, KNHK-FM and KTHK-FM under a JSA and LMAs. The Company receives fees for such services. Includes net revenue and station operating expenses for stations operated under JSAs to reflect ownership of the stations as of January 1, 1996. Net revenue and station operating expenses for stations operated under LMAs are included in the Company's historical consolidated financial statements. For those stations operated under JSAs or LMAs and subsequently acquired, associated fees and redundant expenses were eliminated and estimated occupancy costs were included to adjust the results of operations to reflect ownership of the stations as of January 1, 1996. Dollars in the table below are shown in thousands.

                                                                  PRO FORMA
                                                               ADJUSTMENTS FOR
                                 ACTUAL          ACTUAL          TELE-MEDIA           OTHER         THE ORIGINAL    THE COMPLETED
                              DESCHUTES(A)    TELE-MEDIA(B)      ACQUISITION     ACQUISITIONS(G)     OFFERINGS      TRANSACTIONS
                              ------------    -------------    ---------------   ---------------    ------------    -------------
    Net revenue............     $  5,229         $16,241           $    --           $ 1,009          $     --        $  22,479
    Station operating
      expenses.............        4,954          12,713              (543)(c)           581                --           17,705
    Depreciation and
      amortization.........        1,053           2,208             4,739(d)            833                --            8,833
    Corporate general and
      administrative.......          323             454              (788)(e)            --                --              (11)
                              ------------    -------------        -------           -------        ------------    -------------
      Operating expenses...        6,330          15,375             3,408             1,414                --           26,527
                              ------------    -------------        -------           -------        ------------    -------------
    Operating income
      (loss)...............       (1,101)            866            (3,408)             (405)               --           (4,048)
    Interest expense.......          570           5,911            (1,076)(f)           831            (3,748)(h)        2,488
    Other (income) expense,
      net..................          (19)            (34)               --                --                --              (53)
                              ------------    -------------        -------           -------        ------------    -------------
    Income (loss) before
      income taxes.........       (1,652)         (5,011)           (2,332)           (1,236)            3,748           (6,483)
    Income taxes
      (benefit)............           --              --                --                --                --               --
    Dividend requirement
      for Exchangeable
      Preferred Stock......           --              --                --                --            (7,607)(i)       (7,607)
                              ------------    -------------        -------           -------        ------------    -------------
    Income (loss) from
      continuing operations
      applicable to common
      shares...............     $ (1,652)        $(5,011)          $(2,332)          $(1,236)         $ (3,859)       $ (14,090)
                              ============    =============    ==============    ==============     ===========     =============

    (a) Represents the unaudited historical results for Deschutes for the period January 1, 1997 through June 30, 1997.

    (b) Represents the unaudited historical results of Tele-Media for the period January 1, 1997 through June 30, 1997, including the historical operating results of the Wilkes-Barre/Scranton stations acquired by Tele-Media in February and April 1997 which had been operated under LMA/JSA agreements since August and December 1996.

    (c) Includes the elimination of $85,000 of expenses to reflect lower fees, as a percentage of national advertising sales, paid by the Company to a national representative for national advertising sales and the elimination of $211,000 of LMA/JSA fees related to the Wilkes-Barre/Scranton stations and $247,000 of expenses associated with the litigation between the Company and Tele-Media. Had the Tele-Media Acquisition occurred on January 1, 1996, these expenses would not have been incurred.

    (d) Represents increased depreciation and amortization resulting from the purchase price allocation.

    (e) Reflects the elimination of management fees paid to affiliates by Tele-Media of $454,000 and the recording of corporate overhead of $200,000 which represents the Company's estimate of the incremental expense necessary to oversee the Tele-Media stations and the elimination of $534,000 of expenses associated with the litigation between the Company and Tele-Media. Had the Original Offerings and the Tele-Media Acquisition occurred on January 1, 1996, these expenses would not have been incurred.

    (f) Reflects the elimination of Tele-Media interest expense of $5.9 million and the recording of interest expense of $4.8 million that would have been incurred if the acquisition of Tele-Media had occurred on January 1, 1996.

    (g) Gives effect to the acquisitions of KBER-FM and KENZ-FM in Salt Lake City, KNHK-FM in Reno, KTHK-FM in Tri-Cities and WDGE-FM in Providence as if such transactions had taken place on January 1, 1996.

    (h) Reflects the reduction of the Company's pro forma interest expense, the recording of interest expense related to the Notes and recording of the amortization of deferred financing costs of $3.3 million related to the Notes.

    (i) Reflects the recording of the dividends related to the Exchangeable Preferred Stock as if the Original Offerings had taken place on January 1, 1996.

(2) Represents the net effect of (a) the Little Rock Acquisitions, (b) the acquisition of WLEV-FM in Allentown and the disposition of WEST-AM, also in Allentown, (c) the Boise Acquisition, (d) the acquisition of KBEE-FM and KFNZ-AM in Salt Lake City, (e) the acquisition of WEMR-AM and WEMR-FM in Wilkes-Barre/Scranton, (f) the acquisition of WSGD-FM, WDLS-FM and WCDL-AM in Wilkes-Barre/Scranton, (g) the acquisition of WDGF-FM in Providence and
    (h) the dispositions of the Johnstown and State College stations, as if each transaction had taken place as of January 1, 1996. Depreciation and amortization for such acquisitions are based upon preliminary allocations of the purchase price to property and equipment and intangible assets which will be amortized over periods of 1-25 years. Actual depreciation and amortization may differ depending on the final allocation of the purchase price; however, management does not believe these differences will be material. Dollars in the table below are shown in thousands.

                         LITTLE ROCK         ALLENTOWN           BOISE              OTHER                              PENDING
                       ACQUISITIONS(a)    TRANSACTIONS(b)    ACQUISITION(c)    ACQUISITIONS(d)    DISPOSITIONS(e)    TRANSACTIONS
                       ---------------    ---------------    --------------    ---------------    ---------------    ------------
     Net revenue....       $ 4,228           $     771          $  2,812           $   154           $  (1,228)        $  6,737
     Station
       operating
       expenses.....         3,023                 479             1,920                16              (1,184)           4,254
     Depreciation
       and
     amortization...         1,357                 769             1,001               331                (299)           3,159
                           -------        ---------------    --------------        -------        ---------------    ------------
       Operating
         expenses...         4,380               1,248             2,921               347              (1,483)           7,413
                           -------        ---------------    --------------        -------        ---------------    ------------
     Operating
       income
       (loss).......          (152)               (477)             (109)             (193)                255             (676)
     Interest
       expense......           591                 970             1,203               253                (359)           2,658
                           -------        ---------------    --------------        -------        ---------------    ------------
     Income (loss)
       before income
       taxes........          (743)             (1,447)           (1,312)             (446)                614           (3,334)
     Income taxes
       (benefit)....            --                  --                --                --                  --               --
                           -------        ---------------    --------------        -------        ---------------    ------------
     Income (loss)
       from
       continuing
       operations...       $  (743)          $  (1,447)         $ (1,312)          $  (446)          $     614         $ (3,334)
                       ============       ===============    ==============    ============       ===============    ============

    (a) Gives effect to the Little Rock Acquisitions as if such transaction had taken place on January 1, 1996.

    (b) Gives effect to the acquisition of WLEV-FM in Allentown and the disposition of WEST-AM also in Allentown as if such transactions had taken place on January 1, 1996.

    (c) Gives effect to the Boise Acquisition as if such transaction had taken place on January 1, 1996.

    (d) Gives effect to (i) the acquisition of KBEE-FM and KFNZ-FM in Salt Lake City, (ii) the acquisition of WEMR-AM and WEMR-FM in Wilkes-Barre/Scranton, (iii) the acquisition of WSGD-FM, WDLS-FM and WCDL-AM in Wilkes-Barre/Scranton and (iv) the acquisition of WDGF-FM in Providence, as if each transaction had taken place on January 1, 1996.

    (e) Gives effect to the disposition of the Johnstown and State College stations as if such transaction had taken place on January 1, 1996.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                 THE COMPANY
                                                           ADJUSTMENTS FOR     AS ADJUSTED FOR
                                                           THE RECENT 1997     THE RECENT 1997
                                                           ACQUISITIONS AND    ACQUISITIONS AND    ADJUSTMENTS FOR
                                              ACTUAL           ORIGINAL            ORIGINAL          THE PENDING       PRO FORMA
                                            THE COMPANY      OFFERINGS(1)         OFFERINGS        TRANSACTIONS(2)    THE COMPANY
                                            -----------    ----------------    ----------------    ---------------    -----------
Assets
Cash and cash equivalents................    $     277         $ 24,834            $ 25,111           $ (22,188)       $   2,923
Accounts receivable, net.................       16,030            2,000              18,030                  --           18,030
Other current assets.....................        1,144               --               1,144                  --            1,144
                                            -----------        --------            --------        ---------------    -----------
Total current assets.....................       17,451           26,834              44,285             (22,188)          22,097
Property and
  equipment, net.........................       19,059            9,750              28,809              14,025           42,834
Intangible assets, net...................       84,283          115,579             199,862              87,723          287,585
Other assets, net........................        2,628            3,120               5,748                  --            5,748
                                            -----------        --------            --------        ---------------    -----------
                                             $ 123,421         $155,283            $278,704           $  79,560        $ 358,264
                                            ==========     =============       =============       ============       ==========
Liabilities and Shareholder's Equity
Note payable to parent company...........    $  12,817         $(12,817)           $     --           $      --        $      --
Current maturities of notes payable......        7,500           (7,500)                 --                  --               --
Other current liabilities................        6,168               --               6,168                 100            6,268
                                            -----------        --------            --------        ---------------    -----------
Total current liabilities................       26,485          (20,317)              6,168                 100            6,268
Notes payable, less current maturities...       82,084           69,500             151,584              63,000          214,584
Other long-term obligations, less current
  maturities.............................        1,053               --               1,053                 400            1,453
Exchangeable preferred stock.............           --           96,350              96,350                  --           96,350
Deferred tax liability...................        2,890            5,500               8,390               6,060           14,450
Shareholder's equity.....................       10,909            4,250              15,159              10,000           25,159
                                            -----------        --------            --------        ---------------    -----------
                                             $ 123,421         $155,283            $278,704           $  79,560        $ 358,264
                                            ==========     =============       =============       ============       ==========

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                           CONSOLIDATED BALANCE SHEET

(1) Represents the net effect of (a) the Tele-Media Acquisition, (b) the acquisition of KNHK-FM in Reno, (c) the acquisition of KTHK-FM in Tri-Cities, (d) the acquisition of WDGE-FM in Providence and (e) the consummation of the Original Offerings, as if each transaction had taken place on June 30, 1997. The preliminary allocation of purchase prices is based on estimated fair values. Dollars in the table below are shown in thousands.

                                                                                                                     THE RECENT
                                                                                                                        1997
                                                                                                                    ACQUISITIONS
                                                                                                                         AND
                                                                  TELE-MEDIA          OTHER          ORIGINAL         ORIGINAL
                                                                  ACQUISITION      ACQUISITIONS      OFFERINGS        OFFERINGS
                                                                  -----------      ------------      ---------      -------------
     Assets
     Cash and cash equivalents.................................    $(114,429)        $ (2,020)       $ 141,283(d)     $  24,834
     Accounts receivable, net..................................        2,000               --               --            2,000
                                                                  -----------      ------------      ---------      -------------
     Total current assets......................................     (112,429)(a)       (2,020)        (141,283)          26,834
     Property and equipment, net...............................        9,000              750               --            9,750
     Intangible assets, net....................................      109,929            5,650               --          115,579
     Other assets, net.........................................           --             (130)(c)        3,250(e)         3,120
                                                                  -----------      ------------      ---------      -------------
                                                                   $   6,500         $  4,250        $ 144,533        $ 155,283
                                                                  ==========       ===========        ========      =============
     Liabilities and Shareholder's Equity
     Note payable to parent company............................    $      --         $     --        $ (12,817)(f)    $ (12,817)
     Current maturities of notes payable.......................           --               --           (7,500)(g)       (7,500)
                                                                  -----------      ------------      ---------      -------------
     Total current liabilities.................................           --               --          (20,317)         (20,317)
     Notes payable, less current maturities....................        1,000(b)            --           68,500(h)        69,500
     Exchangeable Preferred Stock..............................           --               --           96,350(i)        96,350
     Deferred tax liability....................................        5,500               --               --            5,500
     Shareholder's Equity......................................           --            4,250               --            4,250
                                                                  -----------      ------------      ---------      -------------
                                                                   $   6,500         $  4,250        $ 144,533        $ 155,283
                                                                  ==========       ===========        ========      =============

    (a) Represents purchase price of $114.4 million and $1.0 million of acquisition costs, net of $2.0 million of purchased accounts receivable and $1.0 million of obligations to the holders of the Tele-Media Bonds.

    (b) Represents the $1.0 million of obligations to holders of the Tele-Media Bonds exchanged for $1.0 million of Notes.

    (c) Represents an escrow deposit made prior to an acquisition.

    (d) Reflects the net proceeds from the Original Offerings of $193.1 million, after deducting fees and expenses of $6.9 million and the use of proceeds from the Original Offerings to repay $39.0 million of outstanding indebtedness under the Credit Facility and $12.8 million of note payable to parent company.

    (e) Represents deferred financing costs related to the Original Offerings.

    (f) Reflects the payment of $12.8 million of note payable to parent company from the net proceeds of the Original Offerings.

    (g) Reflects the reclassification of the current portion of the Credit Facility to long-term debt pursuant to the July 1997 amendments to the Credit Facility done in conjunction with the Original Offerings.

    (h) Represents the issuance of $100.0 million of Notes under the Original Offerings and the repayment of $39.0 million of indebtedness under the Credit Facility and the reclassification of the current portion of the Credit Facility to long-term debt pursuant to the July 1997 amendments to the Credit Facility.

    (i) Represents the issuance of $100.0 million of Exchangeable Preferred Stock under the Original Offerings, after deducting fees and expenses of $3.7 million.

(2) Represents the net effect of the Pending Transactions, and the preliminary allocation of purchase prices, based on fair values. Dollars in the table below are shown in thousands.

                          LITTLE ROCK         ALLENTOWN          BOISE              OTHER                              PENDING
                          ACQUISITIONS      TRANSACTIONS(B)   ACQUISITION      ACQUISITIONS(C)    DISPOSITIONS(D)    TRANSACTIONS
                          ------------      --------------    -----------      ---------------    ---------------    ------------
     Assets
     Cash and cash
       equivalents.....     $(14,500)         $       --       $      --          $  (7,688)         $      --         $(22,188)
     Property and
       equipment,
       net.............        8,216                 150           5,000              1,812             (1,153)          14,025
     Intangible assets,
       net.............       32,984              22,850          27,360             11,876             (7,347)          87,723
                          ------------      --------------    -----------      ---------------    ---------------    ------------
                            $ 26,700          $   23,000       $  32,360          $   6,000          $  (8,500)        $ 79,560
                           =========         ===========       =========       ============       ============       ==========
     Liabilities and
       Shareholder's
       Equity
     Other current
       liabilities.....     $     --          $       --       $     100          $      --          $      --         $    100
     Notes payable,
       less current
       maturities......       14,000              23,000          28,500              6,000             (8,500)          63,000
     Other long-term
       obligations,
       less current
       maturities......           --                  --             400                 --                 --              400
     Deferred tax
       liability.......        2,700                  --           3,360                 --                 --            6,060
     Shareholder's
       Equity..........       10,000(a)                               --                 --                 --           10,000
                          ------------      --------------    -----------      ---------------    ---------------    ------------
                            $ 26,700          $   23,000       $  32,360          $   6,000          $  (8,500)        $ 79,560
                           =========         ===========       =========       ============       ============       ==========

    (a) Represents the non-cash portion of the purchase price to be paid in 360,636 shares of a newly created series of preferred stock of Citadel Communications the benefit of which will be contributed to the Company.

    (b) Represents the acquisition of WLEV-FM in Allentown and the disposition of WEST-AM also in Allentown.

    (c) Represents the net effect of (i) the acquisition of KBEE-FM and KFNZ-AM in Salt Lake City, (ii) the acquisition of WEMR-AM and WEMR-FM in Wilkes-Barre/Scranton, (iii) the acquisition of WSGD-FM, WDLS-FM and WCDL-AM in Wilkes-Barre/ Scranton and (iv) the acquisition of WDGF-FM in Providence.

    (d) Represents the disposition of the Johnstown and State College stations.

                       SELECTED HISTORICAL FINANCIAL DATA

     The selected historical financial data of the Company and Predecessor presented below as of and for the years ended December 31, 1992, 1993, 1994, 1995 and 1996 are derived from the consolidated financial statements of the Company and Predecessor, which consolidated financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The selected historical financial data of the Company presented below as of June 30, 1997 and for the six months ended June 30, 1996 and 1997 are derived from unaudited consolidated financial statements of the Company which, in the opinion of management, contain all necessary adjustments of a normal recurring nature to present the financial statements in conformity with GAAP. The consolidated financial statements of the Company as of December 31, 1995 and 1996 and for each of the years in the three-year period ended December 31, 1996 and the independent auditors' report thereon, as well as the unaudited consolidated financial statements of the Company as of June 30, 1997 and for the six months ended June 30, 1996 and 1997, are included elsewhere in this Prospectus. The financial results of the Company and Predecessor are not comparable from year to year because of the acquisition and disposition of various radio stations by the Company and the reorganization in July 1992 when the Company commenced operations. The selected historical financial data below should be read in conjunction with, and is qualified by reference to, the Company's Consolidated Financial Statements and related notes, "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                                                      SIX MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,                    JUNE 30,
                                  -------------------------------------------------   -----------------
                                  1992(1)      1993      1994      1995      1996      1996      1997
                                  --------   --------   -------   -------   -------   -------   -------
                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Net revenue.....................  $ 13,688   $ 21,376   $32,998   $34,112   $45,413   $19,348   $27,181
Station operating expenses......    10,421     17,081    24,331    26,832    33,232    14,797    19,321
Depreciation and amortization...     4,395      5,245     7,435     4,891     5,158     1,974     3,907
Corporate general and
  administrative................       732        961     2,504     2,274     3,248     1,256     1,272
                                  --------   --------   -------   -------   -------   -------   -------
Operating income (loss).........    (1,860)    (1,911)   (1,272)      115     3,775     1,321     2,681
Interest expense(2).............     1,393      2,637     4,866     5,242     6,155     2,779     3,594
Other income, net...............        40        149       657       781       414        36        73
                                  --------   --------   -------   -------   -------   -------   -------
Income (loss) before
  extraordinary item............    (3,213)    (4,399)   (5,481)   (4,346)   (1,966)   (1,422)     (840)
Extraordinary loss(3)...........        --         --        --        --    (1,769)       --        --
                                  --------   --------   -------   -------   -------   -------   -------
Net income (loss)...............  $ (3,213)  $ (4,399)  $(5,481)  $(4,346)  $(3,735)  $(1,422)  $  (840)
                                  ========   ========   =======   =======   =======   =======   =======
Net loss per common share.......  $    (80)  $   (110)  $  (137)  $  (109)  $   (93)  $   (36)  $   (21)
                                  ========   ========   =======   =======   =======   =======   =======
Shares used in per share
  calculation...................    40,000     40,000    40,000    40,000    40,000    40,000    40,000
                                  ========   ========   =======   =======   =======   =======   =======
Cash dividends declared per
  share.........................  $     --   $     --   $    --   $    --   $    --   $    --   $    --
                                  ========   ========   =======   =======   =======   =======   =======
OTHER DATA:
Deficiency of earnings to fixed
  charges(4)....................  $  3,213   $  4,399   $ 5,481   $ 4,346   $ 1,966   $ 1,422   $   840

                                                      DECEMBER 31,
                                   --------------------------------------------------   JUNE 30,
                                    1992      1993       1994       1995       1996       1997
                                   -------   -------   --------   --------   --------   --------
                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA:
Cash and cash equivalents........  $ 1,244   $   857   $  1,538   $  1,005   $  1,588   $    277
Working capital (deficiency).....    2,235     1,701      3,382      2,927     (4,195)    (9,034)
Intangible assets, net...........   14,543    17,454     20,080     15,093     51,802     84,283
Total assets.....................   28,515    36,120     46,397     37,372    102,244    123,421
Long-term debt (including current
  portion).......................   22,026    30,468     47,805     43,046     91,072    103,641
Shareholder's equity (deficit)...    4,870     3,492     (4,782)    (9,249)     5,999     10,909
Book value per share.............  $   122   $    87   $   (120)  $   (231)  $    150   $    273
                                   =======   =======   ========   ========   ========   ========

---------------

(1) In July 1992, the Company acquired all of the radio stations then owned or operated by Predecessor and certain other radio stations. In 1993, Citadel Communications was incorporated and the Company was reorganized as a wholly owned subsidiary of Citadel Communications. The Statement of Operations Data for the year ended December 31, 1992 represents the combined operating results from the audited Statement of Operations of Predecessor for the period January 1, 1992 to July 23, 1992 and the Company from July 24, 1992 to December 31, 1992. Net revenue for Predecessor for the period January 1, 1992 to July 23, 1992 and the Company from July 24, 1992 to December 31, 1992 totaled $5.7 million and $8.0 million, respectively. Net income (loss) for Predecessor for the period January 1, 1992 to July 23, 1992 and the Company from July 24, 1992 to December 31, 1992 totaled $300,000 and $(3.5) million, respectively.

(2) Includes debt issuance costs and debt discount amortization of $35,000, $139,000, $287,000, $132,000 and $371,000 for the years ended December 31,
    1992, 1993, 1994, 1995 and 1996, respectively, and $302,000 and $38,000 for the six months ended June 30, 1996 and 1997, respectively.

(3) On October 9, 1996, the Company extinguished its long-term debt of $31.3 million, payable to a financial institution, and its note payable to a related party of $7.0 million. The early retirement of the long-term debt resulted in a $1.8 million extraordinary loss due to prepayment premiums and the write-off of debt issuance costs.

(4) Fixed charges include interest expense on debt, amortization of financing costs, amortization of debt discount, 33% of rent expense, and dividend requirements with respect to the Exchangeable Preferred Stock.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     The following discussion and analysis of the financial condition and results of operations of the Company should be read in conjunction with the Company's consolidated financial statements and notes thereto included elsewhere in this Prospectus. This Prospectus contains forward-looking statements, including statements regarding, among other items, (i) the realization of the Company's business strategy, (ii) the sufficiency of cash flow to fund the Company's debt service requirements and working capital needs, (iii) anticipated trends in the radio broadcasting industry, (iv) potential acquisitions by the Company and the successful integration of both completed and future acquisitions and (v) government regulation. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate" and similar expressions. Readers are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contained in the forward looking statements as a result of various factors.

     The principal source of the Company's revenue is the sale of broadcasting time on its radio stations for advertising. As a result, the Company's revenue is affected primarily by the advertising rates its radio stations charge. Correspondingly, the rates are based upon the station's ability to attract audiences in the demographic groups targeted by its advertisers, as measured principally by periodic Arbitron Radio Market Reports. The number of advertisements that can be broadcast without jeopardizing listening levels (and the resulting ratings) is limited in part by, among other things, the format of a particular station. Each of the Company's stations has a general pre-determined level of on-air inventory that it makes available for advertising, which may be different at different times of the day and tends to remain stable over time. Much of the Company's selling activity is based on demand for its radio stations' on-air inventory and, in general, the Company responds to this demand by varying prices rather than by changing the available inventory.

     In the broadcasting industry, radio stations often utilize trade (or barter) agreements to exchange advertising time for goods or services (such as other media advertising, travel or lodging), in lieu of cash. In order to preserve most of its on-air inventory for cash advertising, the Company generally enters into trade agreements only if the goods or services bartered to the Company will be used in the Company's business. The Company has minimized its use of trade agreements and has generally sold over 90% of its advertising time for cash. In addition, it is the Company's general policy not to preempt advertising spots paid for in cash with advertising spots paid for in trade.

     In 1996, the Company's radio stations derived approximately 87.0% of their net broadcasting revenue from local and regional advertising in the markets in which they operate, and the remainder resulted principally from the sale of national advertising. Local and regional advertising is sold primarily by each station's sales staff. To generate national advertising sales, the Company engages a national advertising representative firm. The Company believes that the volume of national advertising revenue tends to adjust to shifts in a station's audience share position more rapidly than does the volume of local and regional advertising revenue. During the year ended December 31, 1996 and the six months ended June 30, 1997, no single advertiser accounted for more than 6.3% of the net revenue of any of the Company's station groups or more than 0.9% of total net revenue of the Company.

     The Company's financial results are dependent on a number of factors, including the general strength of the local and national economies, population growth, ability to provide popular programming, local market and regional competition, relative efficiency of radio broadcasting compared to other advertising media, signal strength and government regulation and policies.

     The Company's quarterly revenue varies throughout the year, as is typical in the radio broadcasting industry. The Company's first calendar quarter typically produces the lowest revenue for the year, and the second and fourth calendar quarters generally produce the highest revenue for the year. The advertising revenue of the Company is typically collected within 120 days of the date on which the related advertising is aired and its corresponding revenue is recognized. Most accrued expenses, however, are paid within 45 to

60 days. As a result of this time lag, working capital requirements have increased as the Company has grown and will likely increase further in the future.

     The primary operating expenses incurred in the ownership and operation of radio stations include employee salaries and commissions, programming expenses and advertising and promotion expenses. The Company also incurs and will continue to incur significant depreciation, amortization and interest expense as a result of completed and future acquisitions of stations, including the Pending Acquisitions, and due to existing and future financings, including the Notes and the Exchangeable Preferred Stock and borrowings under the Credit Facility. The Company's consolidated financial statements tend not to be directly comparable from period to period due to the Company's acquisition activity.

     "Broadcast cash flow" consists of operating income (loss) before depreciation, amortization and corporate expenses. "EBITDA" consists of operating income (loss) before depreciation and amortization. Although broadcast cash flow and EBITDA are not measures of performance calculated in accordance with GAAP, management believes that they are useful to an investor in evaluating the Company because they are measures widely used in the broadcast industry to evaluate a radio company's operating performance. However, broadcast cash flow and EBITDA should not be considered in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP as a measure of liquidity or profitability.

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED JUNE 30, 1996

     Net Revenue. Net revenue increased approximately $7.9 million or 40.9% to $27.2 million in the period ended June 30, 1997 from $19.3 million in the period ended June 30, 1996. The inclusion of revenue from the acquisitions of radio stations and revenue generated from LMAs and JSAs entered into during 1996 and 1997 provided approximately $6.2 million of the increase. For stations owned and operated over the comparable period in 1996 and 1997, net revenue improved approximately $1.7 million or 10.4% to $18.1 million in 1997 from $16.4 million in 1996 primarily due to increased ratings and improved selling efforts.

     Station Operating Expenses. Station operating expenses increased approximately $4.5 million or 30.4% to $19.3 million in the period ended June 30, 1997 from $14.8 million in the period ended June 30, 1996. The increase was primarily attributable to the inclusion of station operating expenses of the radio station acquisitions and the LMAs and JSAs entered into during 1996 and 1997.

     Broadcast Cash Flow. As a result of the factors described above, broadcast cash flow increased approximately $3.4 million or 75.6% to $7.9 million in the period ended June 30, 1997 from $4.5 million in the period ended June 30, 1996. As a percentage of net revenue, broadcast cash flow increased to 28.9% in the period ended June 30, 1997 from 23.5% in the period ended June 30, 1996.

     Corporate General and Administrative Expenses. Corporate general and administrative expenses were $1.3 million in the period ended June 30, 1997 and 1996.

     EBITDA. As a result of the factors described above, EBITDA increased approximately $3.3 million or 100.0% to $6.6 million in the period ended June 30, 1997 from $3.3 million in the period ended June 30, 1996.

     Depreciation and Amortization. Depreciation and amortization expense increased approximately $1.9 million or 95.0% to $3.9 million in the period ended June 30, 1997 from $2.0 million in the period ended June 30, 1996, primarily due to radio station acquisitions consummated during 1996 and 1997.

     Interest Expense. Interest expense increased approximately $0.8 million or 28.6% to $3.6 million in the period ended June 30, 1997 from $2.8 million in the period ended June 30, 1996, primarily due to interest expense associated with additional borrowings to fund acquisitions consummated during 1996 and 1997.

     Net Loss. As a result of the factors described above, net loss decreased approximately $0.6 million or 42.9% to $0.8 million in the period ended June 30, 1997 from $1.4 million in the period ended June 30, 1996.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     Net Revenue. Net revenue increased approximately $11.3 million or 33.1% to $45.4 million in 1996 from $34.1 million in 1995. The inclusion of revenue from the acquisitions of radio stations and revenue generated from LMAs and JSAs entered into during 1996 provided approximately $7.8 million of the increase. For stations owned and operated over the comparable period in 1995 and 1996, net revenue improved approximately $3.5 million or 11.8% to $34.2 million in 1996 from $30.6 million in 1995 primarily due to increased ratings and improved selling efforts.

     Station Operating Expenses. Station operating expenses increased approximately $6.4 million or 23.9% to $33.2 million in 1996 from $26.8 million in 1995. The increase was primarily attributable to the inclusion of station operating expenses of the radio station acquisitions and the LMAs and JSAs entered into during 1996.

     Broadcast Cash Flow. As a result of the factors described above, broadcast cash flow increased approximately $4.9 million or 67.1% to $12.2 million in 1996 from $7.3 million in 1995. As a percentage of net revenue, broadcast cash flow increased to 26.9% in 1996 from 21.4% in 1995.

     Corporate General and Administrative Expenses. Corporate general and administrative expenses increased approximately $0.9 million or 39.1% to $3.2 million in 1996 from $2.3 million in 1995. Substantially all of the increase was due to professional expenses incurred in 1996 related to the Company's capital raising activities and a lawsuit.

     EBITDA. As a result of the factors described above, EBITDA increased approximately $3.9 million or 78.0% to $8.9 million in 1996 from $5.0 million in 1995.

     Depreciation and Amortization. Depreciation and amortization expense increased approximately $0.3 million or 6.1% to $5.2 million in 1996 from $4.9 million in 1995, primarily due to radio station acquisitions consummated during 1996.

     Interest Expense. Interest expense increased approximately $1.0 million or 19.2% to $6.2 million in 1996 from $5.2 million in 1995, primarily due to interest expense associated with additional borrowings to fund acquisitions consummated during 1996.

     Net Loss. As a result of the factors described above, net loss decreased approximately $0.6 million or 12.2% to $3.7 million in 1996 from $4.3 million in 1995. Included in the net loss for 1996 is approximately $0.4 million of interest earned on loans advanced by the Company to Deschutes prior to the acquisition of Deschutes by Citadel Communications and a $1.8 million extraordinary loss related to the repayment of long-term debt.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

     Net Revenue. Net revenue increased approximately $1.1 million or 3.3% to $34.1 million in 1995 from $33.0 million in 1994. The inclusion of revenue from the acquisitions of radio stations entered into during 1994 provided approximately $3.5 million of the increase. This increase was offset by a reduction of $3.5 million of revenue from the Company's Billings and Bozeman stations that were disposed of in February 1995. For stations owned and operated over the comparable period in 1994 and 1995, net revenue improved approximately $1.1 million or 5.2% to $22.2 million in 1995 from $21.1 million in 1994 primarily due to increased ratings and improved selling efforts.

     Station Operating Expenses. Station operating expenses increased approximately $2.5 million or 10.3% to $26.8 million in 1995 from $24.3 million in 1994. Approximately $1.6 million of the increase was attributable to operating expenses incurred by the Company's Salt Lake City stations in relation to station format and call letter changes that occurred in May 1995, while the remainder was primarily due to the inclusion of station operating expenses of the radio station acquisitions and the LMAs and JSAs entered into during 1994.

     Broadcast Cash Flow. As a result of the factors described above, broadcast cash flow decreased approximately $1.4 million or 16.1% to $7.3 million in 1995 from $8.7 million in 1994. As a percentage of net revenue, broadcast cash flow decreased to 21.4% in 1995 from 26.4% in 1994.

     Corporate General and Administrative Expenses. Corporate general and administrative expenses decreased approximately $0.2 million or 8.0% to $2.3 million in 1995 from $2.5 million in 1994. The decrease is primarily a result of professional fees related to the Company's capital raising activities that were incurred in 1994.

     EBITDA. As a result of the factors described above, EBITDA decreased approximately $1.2 million or 19.4% to $5.0 million in 1995 from $6.2 million in 1994.

     Depreciation and Amortization. Depreciation and amortization expense decreased approximately $2.5 million or 33.8% to $4.9 million in 1995 from $7.4 million in 1994, primarily due to the inclusion in 1994 of the amortization of certain intangible assets, related to acquisitions consummated during 1994, with amortizable lives of less than one year.

     Interest Expense. Interest expense increased approximately $0.3 million or 6.1% to $5.2 million in 1995 from $4.9 million in 1994, primarily due to interest expense associated with additional borrowings to fund acquisitions consummated during 1994.

     Net Loss. As a result of the factors described above, net loss decreased approximately $1.2 million or 21.8% to $4.3 million in 1995 from $5.5 million in 1994. Included in the net loss for 1995 was an approximate $0.8 million gain related to the dispositions of the Company's Billings and Bozeman stations.

LIQUIDITY AND CAPITAL RESOURCES

     For the six months ended June 30, 1997, net cash provided by operations increased to $2.3 million, compared to approximately $0.3 million for the 1996 period due to increased depreciation and amortization charges included in operations. Net cash used in operations increased to approximately $1.4 million for the year ended December 31, 1996 from $0.4 million in 1995. This increase resulted primarily from the reduction in the net loss in 1996 and an increase in accounts receivable.

     For the six months ended June 30, 1997, net cash used in investing activities, primarily for station acquisitions, was $15.5 million, compared to $18.7 million in the prior year period. Net cash used in investing activities for the year ended December 31, 1996, primarily for station acquisitions, was $61.2 million, compared to net cash provided by investing activities of $4.8 million in the prior year.

     For the six months ended June 30, 1997, net cash provided by financing activities was $11.9 million, primarily from proceeds from the issuance of notes payable in such period, compared to $20.9 million in the prior year period. Net cash provided by financing activities for the year ended December 31, 1996 was approximately $63.1 million, due primarily to proceeds from the issuance of notes payable, compared to net cash used in financing activities of $4.9 million in the prior year.

     The Company's acquisition strategy has required, and will continue in the foreseeable future to require, a significant portion of the Company's capital resources. The Company and its parent, Citadel Communications, have financed the Company's past acquisitions through bank financing, private sales of equity and debt securities and proceeds from asset sales. The Company frequently evaluates potential acquisitions of stations and station groups, including station swap opportunities. The Company expects that any required financing for acquisitions will be provided through the incurrence of debt, the sale of equity securities, internally generated funds or a combination of the foregoing. There can be no assurance, however, that external financing will be available to the Company on terms considered favorable by management or that cash flow from operations will be sufficient to fund the Company's acquisition strategy.

     The Company used the net proceeds from the Original Offerings to, among other things, fund certain acquisitions, including related acquisition costs, and to reduce outstanding indebtedness. See "Risk Factors -- Limitations on Acquisition Strategy; Antitrust Considerations."

     Management believes that the net proceeds from the Original Offerings together with cash from operating activities and revolving loans under the Credit Facility should be sufficient to permit the Company to meet its financial obligations and to fund its operations for the next twelve months. In addition to acquisitions and debt service, the Company's principal liquidity requirements will be for working capital and general corporate purposes, including capital expenditures, which are not expected to be material in amount. In addition to debt service requirements under the Credit Facility, which are described under "Description of Indebtedness -- Existing Loan Agreement," the Company is required to pay interest on the Notes. The Exchangeable Preferred Stock does not require cash dividends through July 1, 2002 since the Company may issue additional shares of Exchangeable Preferred Stock in lieu of cash dividends.

  Recently Issued Accounting Pronouncements

     In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings per Share" ("SFAS No. 128"). This statement establishes standards for computing and presenting earnings per share ("EPS"), and supersedes APB Opinion No. 15. The Statement replaces primary EPS with basic EPS and requires dual presentation of basic and diluted EPS. The Statement is effective for both interim and annual periods ending after December 15, 1997. Earlier application is not permitted. After adoption, all prior period EPS data shall be restated to conform to SFAS No. 128. The pro forma effect of the Company adopting SFAS No. 128 is that both basic and diluted EPS would have been $(137) for the year ended December 31, 1994, $(109) for the year ended December 31, 1995 and $(93) for the year ended December 31, 1996 and $(36) for the six months ended June 30, 1996 and $(21) for the six months ended June 30, 1997.

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This statement establishes the definition of and requirements for disclosure of comprehensive income and becomes effective for the Company for the year ending December 31, 1998.

     In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement establishes standards for disclosure about operating segments in annual financial statements and selected information in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. This statement supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." The new standard becomes effective for the Company for the year ending December 31, 1998, and requires that comparative information from earlier years be restated to conform to the requirements of this standard.

                                    BUSINESS
GENERAL

     The Company is a radio broadcasting company that focuses on acquiring, developing and operating radio stations in mid-sized markets. Upon completion of the Pending Transactions, the Company will own or operate 68 FM and 31 AM radio stations in 18 markets and will have the right to construct one additional FM station, and the Company's stations will comprise the leading radio station group in terms of revenue share in 13 of those markets.

     The Company's primary strategy is to secure and maintain a leadership position in the markets it serves and to expand into additional mid-sized markets where it believes a leadership position can be obtained. Upon entering a market, the Company seeks to acquire additional stations which, when integrated with its existing operations, allow it to reach a wider range of demographic groups that appeal to advertisers, enhance operating performance and achieve substantial cost savings. Since January 1, 1993, the Company has completed 17 station acquisitions in markets where it already owned stations, and it is currently party to agreements to acquire nine additional stations in markets in which it currently owns radio stations.

     The Company chooses programming formats for its stations that are intended to maximize each station's cash flow. The Company's stations broadcast a number of formats including country, news/talk, adult contemporary, rock and oldies, each of which is designed to appeal to a specific audience in each local market. The Company's portfolio of stations is diversified in terms of format, target demographics and geographic location. Because of the size of its portfolio and its individual radio station groups, the Company believes it is not unduly reliant upon the performance of any single station. The Company also believes that the diversity of its portfolio of radio stations helps insulate the Company from downturns in specific markets and changes in format preferences.

     The Company believes that mid-sized markets represent attractive opportunities because, as compared to the 50 largest markets in the United States, they are generally characterized by (i) lower radio station purchase prices as a multiple of broadcast cash flow, (ii) fewer sophisticated and well-capitalized competitors, including both radio and competing advertising media such as newspapers and television, and (iii) less direct format competition due to the smaller number of stations in any given market. The Company believes that the attractive operating characteristics of mid-sized markets coupled with the opportunity to establish or expand in-market radio station groups create the potential for substantial revenue growth and cost efficiencies. As a result, management seeks to achieve broadcast cash flow margins that are comparable to the higher margins that historically were generally achievable only in the 50 largest markets.

STATION PORTFOLIO

     The Company currently owns 49 FM and 22 AM radio stations, sells advertising on behalf of four FM and five AM radio stations pursuant to JSAs and provides programming and sells advertising on behalf of three FM radio stations and one AM radio station pursuant to LMAs. The Company has entered into agreements to purchase the six FM and three AM In-Market Acquisition Stations, the eight FM and three AM Little Rock Stations (which includes one FM license), the Arkansas Radio Network and the four FM and one AM Boise Stations. In addition, the Company has entered into agreements to sell four FM and three AM radio stations. Upon completion of the Pending Transactions, the Company will own 62 FM and 26 AM radio stations in 18 mid-sized markets, operate six FM and five AM additional radio stations in its markets pursuant to LMAs or JSAs and have the right to construct one additional FM radio station.

     The following table sets forth certain information about stations currently owned by or operated by the Company, the In-Market Acquisition Stations, the Little Rock Stations and the Boise Stations.

                                                                                      STATION
                                                                        STATION      AUDIENCE       RADIO
                                                                        RANK IN      SHARE IN       GROUP     RADIO GROUP
    RADIO GROUP/                      STATION             PRIMARY       PRIMARY       PRIMARY      MARKET       RANK IN
    STATION CALL       MSA          PROGRAMMING         DEMOGRAPHIC   DEMOGRAPHIC   DEMOGRAPHIC    REVENUE      MARKET
     LETTERS(1)        RANK            FORMAT            TARGET(2)     TARGET(3)     TARGET(3)    SHARE(4)    REVENUE(4)
---------------------  ----   ------------------------  -----------   -----------   -----------   ---------   -----------
EXISTING MARKETS:

ALBUQUERQUE, NM......  71                                                                            58.0%       1
  KKOB-AM............         News/Talk                   A 25-54           4t           5.8%
  KKOB-FM............         Adult Contemporary          W 25-54           3t           7.2
  KMGA-FM............         Adult Contemporary          W 25-54           2            7.6
  KHTL-AM............         News/Talk                   A 35-64          28t           0.4
  KTBL-FM............         Country                     A 25-54           9t           5.3
  KHFM-FM............         Classical                   A 25-54          11t           3.7
  KNML-AM............         Sports                      M 25-54          19t           1.0
  KRST-FM............         Country                     A 25-54           1           10.9

COLORADO SPRINGS,
  CO.................  95                                                                            63.5%       1
  KKFM-FM............         Classic Rock                M 25-54           1           16.1%
  KKMG-FM............         Contemporary Hits           W 18-34           1           17.0
  KVUU-FM(5).........         Adult Contemporary          W 18-49           4t           7.9
  KSPZ-FM(5).........         Oldies                      A 25-54           6            6.0
  KVOR-AM(5).........         News/Talk                   A 25-54          11t           3.1
  KTWK-AM(5).........         Nostalgia                   A 25-54          20t           0.5
  KKLI-FM............         Soft Adult Contemporary     W 25-54           1           10.6

MODESTO, CA(6).......  122                                                                           62.2%       1
  KATM-FM............         Country                     A 25-54           1           18.6%
  KHKK-FM/ KDJK-
    FM(7)............         Rock Oldies                 A 25-54           5            5.2
  KBUL-AM............         Sports                      M 25-54          13            1.4
  KHOP-FM............         Album Oriented Rock         A 18-34           2            9.7

RENO, NV.............  131                                                                           47.4%       1
  KBUL-FM............         Country                     A 25-54           1           13.5%
  KKOH-AM............         News/Talk                   A 25-54           5            7.8
  KNEV-FM............         Adult Contemporary          W 18-49           2            9.3
  KNHK-FM............         Rock Oldies                 A 25-54           2            9.8

SALT LAKE CITY, UT...  35                                                                            22.7%       1
  KFNZ-AM(8)(9)......         Sports                      M 25-54           9t           4.3%
  KUBL-FM............         Country                     A 25-54           5            5.4
  KBEE-FM(8)(9)......         Adult Contemporary          W 18-49           3            8.4
  KCNR-AM............         Children's                  C  4-11          --             --
  KBER-FM............         Album Oriented Rock         A 18-34           8t           5.0
  KENZ-FM............         Rock Alternative            A 18-34           4            7.7

SPOKANE, WA..........  87                                                                            53.6%       1
  KDRK-FM............         Country                     A 25-54           4t           8.2%
  KAEP-FM............         Rock Alternative            A 18-34           2           13.1
  KJRB-AM............         Talk                        A 35-64          12t           2.4
  KGA-AM.............         News/Talk                   A 25-54          10            3.2
  KKZX-FM(5).........         Classic Rock                M 25-54           1           16.9
  KEYF-AM/FM(5)(7)            Oldies                      A 25-54           4t           8.2
  KUDY-AM(5).........         Talk/Religion               A 25-54          --             --

BILLINGS, MT.........  238                                                                           58.3%       1
  KCTR-FM/
    KDWG-AM(7).......         Country                     A 25-54           1           23.7%
  KKBR-FM............         Oldies                      A 25-54           3           13.4
  KBBB-FM............         Adult Contemporary          W 25-54           5            6.4
  KMHK-FM............         Rock Oldies                 A 25-54           5            7.2

EUGENE, OR...........  146                                                                           32.4%       1
  KUGN-AM............         News/Talk                   A 35-64           8            3.8%
  KUGN-FM............         Country                     A 25-54           2            9.1
  KEHK-FM............         Rock Oldies                 A 25-54           6t           6.4

                                                                                      STATION
                                                                        STATION      AUDIENCE       RADIO
                                                                        RANK IN      SHARE IN       GROUP     RADIO GROUP
    RADIO GROUP/                      STATION             PRIMARY       PRIMARY       PRIMARY      MARKET       RANK IN
    STATION CALL       MSA          PROGRAMMING         DEMOGRAPHIC   DEMOGRAPHIC   DEMOGRAPHIC    REVENUE      MARKET
     LETTERS(1)        RANK            FORMAT            TARGET(2)     TARGET(3)     TARGET(3)    SHARE(4)    REVENUE(4)
---------------------  ----   ------------------------  -----------   -----------   -----------   ---------   -----------
MEDFORD, OR..........  201                                                                           55.3%       1
  KAKT-FM............         Country                     A 25-54           8            4.8%
  KBOY-FM............         Classic Rock                M 25-54           2           11.3
  KCMX-AM............         News/Talk                   A 35-64           8t           3.5
  KCMX-FM............         Adult Contemporary          W 25-54           2t           7.8
  KTMT-AM............         Sports                      M 25-54          10t           1.9
  KTMT-FM............         Contemporary Hits           W 18-34           1t          16.0

TRI-CITIES, WA.......  200                                                                           40.2%       1
  KEYW-FM............         Adult Contemporary          A 25-54           6t           7.0%
  KFLD-AM............         Sports                      M 25-54           7t           4.2
  KORD-FM............         Country                     A 25-54           4t           7.8
  KXRX-FM............         Album Oriented Rock         M 18-34           1           24.2
  KTHK-FM............         Rock Oldies                 A 25-54          13t           1.6

PROVIDENCE, RI.......  31                                                                            36.4%       1
  WPRO-AM............         News/Talk                   A 25-54           8            2.9%
  WPRO-FM............         Contemporary Hits           A 18-49           1           10.8
  WWLI-FM............         Adult Contemporary          W 25-54           1           13.1
  WLKW-AM............         Nostalgia                   A 35-64           8            4.2
  WDGE-FM............         Rock Alternative            A 18-34           7            4.3
  WDGF-FM(8)(9)......         Adult Contemporary          W 18-49           8            3.5

ALLENTOWN/ BETHLEHEM,
  PA.................  65                                                                            24.1%       2
  WCTO-FM............         Country                     A 25-54           3           12.2%
  WLEV-FM(8)(9)......         Adult Contemporary          W 25-54           4            6.9

HARRISBURG, PA.......  73                                                                            12.2%       4
  WRKZ-FM............         Country                     A 25-54           3            7.4%

YORK, PA.............  103                                                                           11.1%       3
  WQXA-FM............         Rock                        M 18-34           2            3.0%
  WQXA-AM............         Nostalgia                   A 35-64          --             --

WILKES-BARRE/
  SCRANTON, PA.......  62                                                                            34.1%       2
  WMGS-FM............         Adult Contemporary          W 25-54           2           14.0%
  WARM-AM/
    WKQV-AM(7)(10)...         News/Talk                   A 25-54         20t            1.0
  WZMT-FM/
    WKQV-FM(7)(10)...         Album Oriented Rock         M 18-34           2           17.6
  WAZL-AM............         News/Talk                   A 35-64          --             --
  WBHT-FM/
    WEMR-FM(7)(8)
    (9)(10)..........         Contemporary Hits           W 18-34           3           10.8
  WSGD-FM/
   WDLS-FM(7)(8)(9)..         Oldies                      A 25-54          11            2.4
  WCDL-AM(8)(9)......         Country                     A 35-64          --             --
  WEMR-AM(8)(9)......         Country                     A 35-64          --             --

QUINCY, IL...........  NA                                                                              NA       NA
  WQCY-FM............         Country                     A 25-54          NA             NA
  WMOS-FM............         Album Oriented Rock         M 18-34          NA             NA
  WTAD-AM............         News/Talk                   A 25-54          NA             NA
  WBRJ-FM............         News/Talk                   A 25-54          NA             NA

                                                                                      STATION
                                                                        STATION      AUDIENCE       RADIO
                                                                        RANK IN      SHARE IN       GROUP     RADIO GROUP
    RADIO GROUP/                      STATION             PRIMARY       PRIMARY       PRIMARY      MARKET       RANK IN
    STATION CALL       MSA          PROGRAMMING         DEMOGRAPHIC   DEMOGRAPHIC   DEMOGRAPHIC    REVENUE      MARKET
     LETTERS(1)        RANK            FORMAT            TARGET(2)     TARGET(3)     TARGET(3)    SHARE(4)    REVENUE(4)
---------------------  ----   ------------------------  -----------   -----------   -----------   ---------   -----------
NEW MARKETS:

LITTLE ROCK,
  AR(9)(11)..........  82                                                                            37.9%       1
  KARN-AM/   KARN-FM/
    KKRN-FM/
    KRNN-AM(7).......         News/Talk/Sports            A 25-54          11            3.5%
  KIPR-FM............         Urban                       A 18-49           3            9.6
  KESR-FM............         Contemporary Hits           A 18-34           7            4.7
  KYTN-FM............         Christian Contemporary        A 12+          16            2.2
  KAFN-FM............         NA                               NA          NA             NA
  KEZQ-AM............         Nostalgia                   A 35-64          17t           1.3
  KURB-FM............         Adult Contemporary          A 25-54           3            9.5
  KVLO-FM............         Soft Adult Contemporary     W 25-54           6            6.3

BOISE, ID(9).........  129                                                                           36.4%       1
  KIZN-FM............         Country                     A 25-54           1            8.7%
  KZMG-FM............         Contemporary Hits           W 18-34           3           12.3%
  KKGL-FM............         Classic Rock                M 25-54          --             --
  KQFC-FM............         Country                     A 25-54           3            7.7%
  KBOI-AM............         News/Talk                   A 35-64           2t          10.1%

---------------

  t -- Tied with one or more other radio stations.

NA -- Information not available.

 (1) Does not include information for stations under contract to be sold by the Company or for a market if the Company has entered into an agreement to sell all of its stations in such market.

 (2) The letter "A" designates adults, the letter "W" designates women, the letter "M" designates men and the letter "C" designates children. The numbers following each letter designate the range of ages included within the demographic group.

 (3) The generally accepted method of measuring the relative size of a radio station's audience is by reference to total persons, within specific demographic groups, Monday - Sunday, 6:00 a.m. - 12:00 midnight Average Quarter Hour ("AQH") shares, as published by Arbitron. Arbitron periodically samples radio listeners in defined market areas, principally through the use of diaries returned by selected listeners. A station's AQH share is a percentage computed by dividing the average number of persons listening to a particular station for at least five minutes during an average quarter hour in a given time period by the average number of such persons for all stations in the market area. Station Rank by Primary Demographic Target is the ranking of a station among all stations in its target demographic group based upon the station's AQH shares. Arbitron compiles ratings data for various demographic groups. All information concerning ratings and audience listening information used in this Prospectus is given pursuant to the method described above and derived from the Arbitron Reports.

 (4) Radio Group Market Revenue Share was derived for each radio group by summing the market share of revenue of each station included within the group. Radio Group Rank in Market Revenue is the ranking, by radio group market revenue, of each of the Company's radio groups in its market among all other radio groups in such market.

 (5) The Company sells advertising on behalf of the listed stations under a JSA.

 (6) KBUL-AM, KHKK-FM/KDJK-FM, KHOP-FM and KATM-FM also broadcast in the adjacent Stockton, California market where, in the Spring 1997 Arbitron Report, they ranked 13, 5, 2 and 1 in their primary demographic targets, respectively.

 (7) Combined stations are simulcast.

 (8) The listed stations other than WBHT-FM in Wilkes-Barre/Scranton are In-Market Acquisition Stations. The Company currently operates six of the In-Market Acquisition Stations under LMAs.

 (9) The consummation of each of the Pending Acquisitions is subject to certain conditions, including FCC approval. Although the Company believes these closing conditions are customary for transactions of this type and will be satisfied, there can be no assurance that such closing conditions will be satisfied.

(10) WKQV-FM, WKQV-AM and WBHT-FM in Wilkes-Barre/Scranton are operated pursuant to an LMA or a JSA, and the Company has the option to purchase these stations.

(11) The Company currently operates six of the Little Rock Stations under LMAs. KARN-FM, KKRN-FM and KRNN-AM simulcast with KARN-AM. KAFN-FM is not yet operational. Three of the Little Rock Stations serve the surrounding communities outside of Little Rock.

CORPORATE HISTORY

     The Company was incorporated in Nevada in 1991, and in 1992 it acquired all of the radio stations then owned or operated by Predecessor and certain other radio stations. Lawrence R. Wilson, Chief Executive Officer of the Company, was a co-founder and one of the two general partners of Predecessor. In 1993, Citadel Communications was incorporated and the Company was reorganized as a wholly owned subsidiary of Citadel Communications. The Company acquired ownership of additional radio stations in each of 1993, 1994, 1996 and 1997. Effective as of January 1, 1997, Citadel Communications acquired Deschutes, which was operated as a sister company to the Company until June 20, 1997 when Deschutes was merged with and into the Company in the Subsidiary Merger. Upon consummation of the Tele-Media Acquisition, Tele-Media was merged with and into the Company. Citadel License holds the Company's radio broadcast licenses and does not conduct any independent business operations.

     The Company's principal executive offices are located at 1015 Eastman Drive, Bigfork, Montana 59911, and its telephone number is (406) 837-5360.

OPERATING STRATEGY

     In order to maximize its radio stations' appeal to advertisers, and thus the revenue and cash flow of its stations, the Company has implemented the following strategies:

     Ownership of Strong Station Groups. The Company seeks to secure and maintain a leadership position in the markets it serves through ownership of multiple stations in a market. By strategically coordinating programming, promotional and selling strategies among a group of local stations, the Company attempts to capture a wide range of demographic groups which appeal to advertisers. The Company believes that the diversification of its programming formats and its collective inventory of available advertising time strengthen relationships with advertisers and increase the Company's ability to maximize the value of its inventory.

     The Company believes that its ability to leverage the existing programming and sales resources of its strong station groups enables it to enhance the growth potential of both new and underperforming stations while reducing the risks associated with undertaking means of improving station performance, including launching new formats. The Company also believes that operating leading station groups allows it to attract and retain talented local management teams, on-air personalities and sales personnel, which it believes are essential to operating success. Furthermore, the Company seeks to achieve substantial cost savings through the consolidation of facilities, management, sales and administrative personnel and operating resources (such as on-air talent, programming and music research) and through the reduction of other redundant expenses. The Company believes that having multiple stations in a market also enhances its ability to sell the advantages of radio advertising versus other advertising media.

     Aggressive Sales and Marketing. The Company seeks to maximize its share of local advertising revenue in each of its markets by implementing and maintaining strong sales and marketing programs. The Company provides extensive training for its sales personnel through in-house sales and time management programs, and it retains various independent consultants who hold frequent seminars for and are available for consultation with the Company's sales personnel. The Company also emphasizes regular, informal exchanges of ideas among its management and sales personnel across its various markets. Because advertising time is perishable, the Company seeks to maximize its revenue through the utilization of sophisticated inventory management techniques that allow it to provide its sales personnel with frequent price adjustments based on regional and local market conditions. To further strengthen its relationship with advertisers, the Company also offers and markets its ability to create customer traffic through on-site events staged at, and broadcast from, an advertiser's business.

     Targeted Programming. To maintain or improve its position in each market, the Company combines extensive market research with an assessment of its competitors' vulnerabilities in order to identify significant and sustainable target audiences. The Company then tailors the programming, marketing and promotion of each station to maximize its appeal to its target audience. Within each market, the Company attempts to build strong franchises through (i) the creation of distinct, highly visible profiles for its on-air personalities, particularly those broadcasting during morning "drive time" traditionally between 6:00 a.m. and 10:00 a.m.,

(ii) the formulation of recognizable "brand names" for select stations such as the "Bull" and "Cat Country" and (iii) active involvement in community events and charities. The Company has achieved particular success in programming country formats and currently operates the leading country station in ten of its 13 existing markets where it programs country music.

     Decentralized Operations. The Company believes that radio is primarily a local business and that much of its success is the result of the efforts of regional and local management and staff. Accordingly, the Company decentralizes its operations. Each of the Company's regional and local station groups is managed by a team of experienced broadcasters who understand the musical tastes, demographics and competitive opportunities of the particular market. Regional and local managers are responsible for preparing annual operating budgets, and a portion of their compensation is linked to meeting or surpassing operating targets. Corporate management approves each station group's annual operating budget and imposes strict financial reporting requirements to track station performance. Corporate management is responsible for long range planning, establishing Company policies and serving as a resource to local management. The Company has implemented local sales reporting systems at each station to provide local and corporate management with daily sales information.

ACQUISITION STRATEGY

     In February 1996, as a result of the passage of the Telecommunications Act, radio broadcasting companies were permitted to increase their ownership of stations within a single market from four to a maximum of between five and eight stations, depending on market size. The Telecommunications Act also eliminated the national ownership restriction that generally had limited companies to the ownership of no more than 40 stations (20 AM and 20 FM) throughout the United States. As the Company has achieved a leading position in most of the markets it currently serves, the Company expects that, in addition to acquiring additional radio stations in existing markets as permitted by the Telecommunications Act, it will emphasize the acquisition of additional radio stations in new markets which present opportunities for the Company to apply its operating strategies. The Company believes that such acquisitions will enable it to achieve, among other things, greater size and geographic diversification. The Company anticipates that it will continue to focus on mid-sized markets rather than attempt to expand into larger markets. Although competition among potential purchasers for suitable radio station acquisitions is intense throughout the United States, the Company believes that less competition exists, particularly from the larger radio operators, in mid-sized markets as compared to larger markets, affording the Company relatively more attractive acquisition opportunities in these markets. There can be no assurance, however, that the Company will be able to identify suitable and available acquisition opportunities or that it will be able to consummate any such acquisition opportunities.

     In evaluating acquisition opportunities in new markets, the Company assesses its potential, over time, to build leading radio station groups in those markets. The Company believes that the creation of strong station groups in local markets is essential to operating success and generally will not consider entering a new market unless it believes it can acquire multiple stations in the market. The Company also analyzes a number of additional factors which it believes are important to its success, including the number and quality of commercial radio signals broadcasting in the market, the nature of the competition in the market, the Company's ability to improve the operating performance of the radio station or stations under consideration and the general economic conditions of the market.

     The Company believes that its acquisition strategy, if properly implemented, could have a number of benefits, including (i) diversification of revenue and broadcast cash flow across a greater number of stations and markets,
(ii) improved broadcast cash flow margins through the consolidation of facilities and the elimination of redundant expenses, (iii) enhanced utilization of its senior management team, (iv) improved leverage in various key vendor negotiations, (v) greater appeal to top industry management talent and (vi) increased overall scale which should facilitate the Company's capital raising activities.

     The consummation of certain acquisitions requires special approval of the Company's Board of Directors or certain of its shareholders. See
"Management -- Board Composition and Governance Matters."

RADIO INDUSTRY OVERVIEW

     Radio stations generate the majority of their revenue from the sale of advertising time to local and national spot advertisers and national network advertisers. Radio serves primarily as a medium for local advertising. During the past decade, local advertising revenue as a percentage of total radio advertising revenue has ranged from approximately 74% to 78%. The growth in total radio advertising revenue tends to be fairly stable and has generally grown at a rate faster than the Gross Domestic Product (the "GDP"). Total radio advertising revenue in 1996 of $12.4 billion represented an 8.2% increase over 1995, as reported by the Radio Advertising Bureau ("RAB").

     Radio is considered an efficient means of reaching specifically identified demographic groups. Stations are typically classified by their on-air format, such as country, adult contemporary, oldies or news/talk. A station's format and style of presentation enable it to target certain demographic and psychographic groups. By capturing a specific listening audience share of a market's radio audience, with particular concentration in a targeted demographic group, a station is able to market its broadcasting time to advertisers seeking to reach a specific audience. Advertisers and stations utilize data published by audience measuring services, such as Arbitron, to estimate how many people within particular geographical markets and demographic groups listen to specific stations.

     Stations determine the number of advertisements broadcast hourly that will maximize available revenue dollars without jeopardizing listening levels. Although the number of advertisements broadcast during a given time period may vary, the total number of advertisements broadcast on a particular station generally does not vary significantly from year to year.

     A station's local sales staff generates the majority of its local and regional advertising sales through direct solicitations of local advertising agencies and businesses. To generate national advertising sales, a station will engage a firm that specializes in soliciting radio advertising sales on a national level. National sales representatives obtain advertising principally from advertising agencies located outside the station's market and receive commissions based on the revenue from the advertising obtained.

     According to the RAB's Radio Marketing Guide and Fact Book for Advertisers, 1997, radio reaches approximately 95% of all Americans over the age of 12 each week. More than one-half of all radio listening is done outside the home, in contrast to other advertising mediums, and three out of four adults are reached by car radio each week. The average listener spends approximately three hours and 20 minutes per day listening to radio. The highest portion of radio listenership occurs during the morning, particularly between the time a listener wakes up and the time the listener reaches work. This morning "drive time" period reaches more than 80% of people over 12 years of age and, as a result, radio advertising sold during this period achieves premium advertising rates. Radio listeners have gradually shifted over the years from AM (amplitude modulation) to FM (frequency modulation) stations. FM reception, as compared to AM, is generally clearer and provides greater tonal range and higher fidelity. FM's listener share is now in excess of 75%, despite the fact that the number of AM and FM commercial stations in the United States is approximately equal.

STATION PORTFOLIO

     The following is a description of each of the radio stations currently owned or operated by the Company, the In-Market Acquisition Stations, the Little Rock Stations and the Boise Stations and the markets they serve. The stations owned by the Company include those acquired in January 1997 when Deschutes was acquired by Citadel Communications and those acquired in July 1997 when Tele-Media was acquired by the Company. Information is not given for stations under contract to be sold by the Company or for a market if the Company has entered into an agreement to sell all of its stations in such market. Market revenue information is given for the first six months of 1997 where available.

CURRENTLY OWNED OR OPERATED STATIONS AND THE IN-MARKET ACQUISITION STATIONS

     Albuquerque, New Mexico. The Company owns five FM and three AM radio stations in Albuquerque.

                                                                                    STATION RANK IN
                                   STATION                            PRIMARY           PRIMARY
                                 PROGRAMMING          YEAR          DEMOGRAPHIC       DEMOGRAPHIC
     STATION CALL LETTERS          FORMAT         ACQUIRED/LMA        TARGET            TARGET
-------------------------------  -----------     ---------------    -----------     ---------------
KKOB-AM........................   News/Talk           1994            A 25-54               4(tie)
KKOB-FM........................      A/C              1994            W 25-54               3(tie)
KMGA-FM........................      A/C              1994            W 25-54               2
KHTL-AM........................   News/Talk           1994            A 35-64              28(tie)
KHFM-FM........................   Classical           1996            A 25-54              11(tie)
KNML-AM........................    Sports             1996            M 25-54              19(tie)
KRST-FM........................    Country          1996/1996         A 25-54               1
KTBL-FM........................    Country       1996/1995 (JSA)      A 25-54               9(tie)

     Albuquerque has an MSA rank of 71, and had market revenue of approximately $28.7 million in 1996 and approximately $15.9 million in the first six months of 1997, an approximate 9.4% and 10.5% increase over 1995 and the first six months of 1996, respectively. There are 36 stations in the Albuquerque market, 29 of which are owned by multiple station owners. There are 17 viable FM and four viable AM stations in this market. The eight stations owned by the Company rank first in the market in terms of their combined gross revenue, with approximately 58.0% of the market revenue in the first six months of 1997.

     The Company entered the Albuquerque market in May 1994 with the purchase of KKOB-FM, KKOB-AM, KHTL-AM and KMGA-FM. At the time of purchase, the KKOB-AM format included news/talk with a mix of adult contemporary ("A/C") music. After the acquisition, the Company eliminated music from the station making it exclusively news/talk. Larry Ahrens, the morning talk show host, has been on the air with KKOB-AM for 17 years and has been the number one host in the market for over 10 years. KKOB-AM features the University of New Mexico men's football and basketball games, as well as Dallas Cowboys football games. In April 1997, KKOB-AM celebrated its 75th anniversary on the air. KKOB-FM celebrated 30 years on the air in the summer of 1997. KKOB-FM is the heritage A/C station in the market and has a veteran morning team, "John and the Bean," which has been on the air with the station for more than six years. Use of the term "heritage" refers to a station or on-air show that is firmly established in its format and market and has been so for many years.

     In 1996, the Company expanded its ownership in the Albuquerque market with the purchase of KHFM-FM, KNML-AM, KRST-FM and KTBL-FM. KNML-AM had an all Associated Press news format at the time of acquisition which was changed to an all sports format in October 1996. The station carries the Albuquerque Dukes baseball games. KRST-FM is the heritage country station in the market, and has achieved double digit market revenue shares since 1989. The Company received a CID from the DOJ in connection with the acquisition of KRST-FM. See "-- Legal Proceedings."

     Colorado Springs, Colorado. The Company owns three FM radio stations and sells advertising on behalf of two FM and two AM radio stations under a JSA in Colorado Springs.

                                                                                     STATION RANK IN
                                   STATION                             PRIMARY           PRIMARY
                                 PROGRAMMING           YEAR          DEMOGRAPHIC       DEMOGRAPHIC
     STATION CALL LETTERS           FORMAT         ACQUIRED/LMA        TARGET            TARGET
-------------------------------  ------------     ---------------    -----------     ---------------
KKFM-FM........................  Classic Rock          1986            M 25-54               1
KKMG-FM........................      CHR             1994/1990         W 18-34               1
KKLI-FM........................    Soft A/C            1996            W 25-54               1
KVUU-FM........................      A/C            1996 (JSA)         W 18-49               4(tie)
KSPZ-FM........................     Oldies          1996 (JSA)         A 25-54               6
KVOR-AM........................   News/Talk         1996 (JSA)         A 25-54              11(tie)
KTWK-AM........................   Nostalgia         1996 (JSA)         A 25-54              20(tie)

     Colorado Springs has an MSA rank of 95, and had market revenue of approximately $14.8 million in 1996 and approximately $7.9 million in the first six months of 1997, an approximate 8.7% and 17.4% increase over 1995 and the first six months of 1996, respectively. There are 19 stations in the Colorado Springs market, 13 of which are owned by multiple station owners. There are 11 viable FM and two viable AM stations in this market. The three stations owned by the Company plus the four stations marketed under a JSA, rank first in the market in terms of their combined gross revenue, with approximately 63.5% of the market revenue in the first six months of 1997.

     Predecessor entered the Colorado Springs market in January 1986 with the purchase of KKFM-FM. At the time of purchase, KKFM-FM had a nominal share of market advertising revenue and audience and, prior to the Company's purchase, operated with negative broadcast cash flow. After purchasing KKFM-FM, the Company changed the format to the current classic rock format and revamped the sales and management staff. KKFM-FM is currently the number one station in its primary demographic target of men ages 25-54, as well as adults ages 25-54. KKFM-FM is the only classic rock station in the market and has the heritage morning show, "The Mark Brothers," who have been on the air with the station for over six years.

     In December 1990, the Company began programming and selling the available advertising time for KKMG-FM, "Magic," pursuant to an LMA. In May 1994, the Company established an FM duopoly in the market when it purchased KKMG-FM, which is currently the leading station in its primary demographic target of women ages 18-34. KKMG-FM, which is the only station in the market with a contemporary hit radio ("CHR") format, together with KKFM-FM, permit the Company to appeal to a wide spectrum of advertisers in the market.

     In January 1996, the Company began to sell all of the advertising time for two additional FM and two additional AM radio stations in Colorado Springs under a JSA. KSPZ-FM broadcasts oldies, KVUU-FM broadcasts A/C, KVOR-AM carries a news/talk format and KTWK-AM broadcasts a nostalgia format. The Company received a civil investigative demand from the DOJ in connection with the JSA relating to these stations. See "-- Legal Proceedings." The Company's 1996 acquisition of KKLI-FM, which has an A/C format, helped to fill out an already well-covered market, particularly among women listeners.

     Modesto, California. The Company owns four FM radio stations and one AM radio station in Modesto.

                                                                                     STATION RANK IN
                                      STATION                          PRIMARY           PRIMARY
                                    PROGRAMMING         YEAR         DEMOGRAPHIC       DEMOGRAPHIC
      STATION CALL LETTERS            FORMAT        ACQUIRED/LMA       TARGET            TARGET
---------------------------------  -------------    ------------     -----------     ---------------
KATM-FM..........................     Country          1992           A 25-54               1
KBUL-AM..........................     Sports           1992           M 25-54           16 (tie)
KDJK-FM..........................   Rock Oldies        1993           A 25-54        Simulcast with
                                                                                         KHKK-FM
KHKK-FM..........................   Rock Oldies      1993/1993        A 25-54               5
KHOP-FM..........................       AOR            1996           A 18-34               2

     Modesto has an MSA rank of 122, and had market revenue of approximately $13.7 million in 1996 and approximately $6.8 million in the first six months of 1997, an approximate 13.1% and 2.3% increase over 1995 and the first six months of 1996, respectively. There are 16 stations in the Modesto market, ten of which are owned by multiple station owners. There are nine viable FM and two viable AM stations in this market. The five stations owned by the Company rank first in the market in terms of their combined gross revenue, with approximately 62.2% of the market revenue in the first six months of 1997.

     The Company owns three stations serving the Modesto market (KATM-FM, KHKK-FM and KHOP-FM) with sufficiently strong signals to attract additional advertising revenue from advertisers that desire coverage of other markets in California's central valley region. To further increase the operating performance of such stations, the Company changed several formats and call letters during 1996 in an effort to place the most popular formats on its strongest signals.

     The Company entered the Modesto market in July 1992 with the purchase of KATM-FM, "Cat Country," and KBUL-AM. Promptly after purchasing KATM-FM, the Company switched its easy listening format to the current contemporary country format, and it has ranked number one in the market among persons 12 and older since the switch. The Company recently switched the format of KBUL-AM to its current sports format. In April 1993, the Company began programming and selling the advertising time for KHKK-FM pursuant to an LMA. The Company established an FM duopoly in the market when it purchased KHKK-FM in October 1993. The purchase included KDJK-FM, licensed to Mariposa, an area adjacent to Modesto, which simulcasts with KHKK-FM. KHKK-FM/KDJK-FM began broadcasting an album-oriented rock ("AOR") format in October 1992. In April 1996, the Company moved KHKK-FM's AOR format to KHOP-FM, a 1996 acquisition.

     Reno, Nevada. The Company owns three FM radio stations and one AM radio station in Reno.

                                                                                     STATION RANK IN
                                      STATION                          PRIMARY           PRIMARY
                                    PROGRAMMING         YEAR         DEMOGRAPHIC       DEMOGRAPHIC
       STATION CALL LETTERS            FORMAT       ACQUIRED/LMA       TARGET            TARGET
----------------------------------  ------------    ------------     -----------     ---------------
KBUL-FM...........................    Country           1992          A 25-54               1
KKOH-AM...........................   News/Talk          1992          A 25-54               5
KNEV-FM...........................      A/C          1993/1993        W 18-49               2
KNHK-FM...........................  Rock Oldies      1997/1997        A 25-54               2

     Reno has an MSA rank of 131, and had market revenue of approximately $14.0 million in 1996 and approximately $7.3 million in the first six months of 1997, an approximate 8.8% and 13.1% increase over 1995 and the first six months of 1996, respectively. There are 26 stations in the Reno market, 20 of which are owned by multiple station owners. There are 13 viable FM and two viable AM stations in this market. The four stations owned by the Company rank first in the market in terms of their combined gross revenue, with approximately 47.4% of the market revenue in the first six months of 1997.

     The Company entered the Reno market in April 1992 with the purchase of KBUL-FM. KBUL-FM is the heritage country station in the market and is currently the only station with a country format. J.J. Christy, the morning show personality, celebrated ten years with the station in September 1997. In July 1992, the Company purchased KKOH-AM, and began programming and selling the available advertising time for KNEV-FM, "Magic," under an LMA for a brief period before purchasing it in May 1993. In March 1994, with the acquisition of the news/talk format and certain other assets of a competing station in Reno, the Company began broadcasting the acquired format on KKOH-AM. KKOH-AM will celebrate its 69th year in 1997 and has a heritage morning show host, Ross Mitchell. The station carries sports broadcasting for the University of Nevada, Reno, and San Francisco 49ers football. In fall 1992, the Company changed the format of KNEV-FM to its current A/C format.

     In July 1997, the Company acquired KNHK-FM which had been off the air until the fourth quarter of 1996, at which time it began broadcasting a mixed music format. In January 1997, the Company began broadcasting a rock oldies format on the station pursuant to an LMA.

     Salt Lake City, Utah. The Company owns three FM radio stations and one AM radio station in Salt Lake City. The Company also operates one FM and one AM In-Market Acquisition Station under an LMA in Salt Lake City.

                                                                                     STATION RANK IN
                              STATION                                  PRIMARY           PRIMARY
                            PROGRAMMING              YEAR            DEMOGRAPHIC       DEMOGRAPHIC
 STATION CALL LETTERS         FORMAT             ACQUIRED/LMA          TARGET            TARGET
-----------------------  -----------------    -------------------    -----------     ---------------
KCNR-AM................     Children's               1988              C 4-11              --
KUBL-FM................       Country                1988             A 25-54               5
KBEE-FM................         A/C              Pending/1992         W 18-49               3
KFNZ-AM................       Sports             Pending/1992         M 25-54            9 (tie)
KBER-FM................         AOR                1997/1996          A 18-34            8 (tie)
KENZ-FM................  Rock Alternative       1997/1996 (JSA)       A 18-34               4

     Salt Lake City has an MSA rank of 35, and had market revenue of approximately $52.5 million in 1996 and approximately $27.6 million in the first six months of 1997, an approximate 18.4% and 16.1% increase over 1995 and the first six months of 1996, respectively. There are 43 stations in the Salt Lake City market, 26 of which are owned by multiple station owners. There are 16 viable FM and five viable AM stations in this market. The six stations owned by the Company rank first in the market in terms of their combined gross revenue, with approximately 22.7% of the market revenue in the first six months of 1997.

     Predecessor entered the Salt Lake City market in March 1988 with the purchase of KCNR-AM and KUBL-FM. Until August of 1990, KCNR-AM simulcast the programming of KUBL-FM. At that time, an all news format was programmed. KCNR-AM eventually moved to an all talk format and, in November 1996, it became an affiliate of Disney Radio and began broadcasting programming for children. Its primary target demographic is children ages 4-11 with a secondary target audience of women ages 25-34. At the time of purchase, KUBL-FM had nominal shares of market advertising revenue and audience and, prior to the Company's purchase, operated with negative broadcast cash flow. After purchasing the station, the Company changed its format. In rebuilding the station, the Company brought in new management, bolstered the sales staff and hired a popular morning team. In February 1994, another station in the market changed its format to compete directly with KUBL-FM for listeners and advertisers, causing a decrease in KUBL-FM's Arbitron station audience share. The Company responded by changing the station's format to country in May 1995. The Spring 1997 Arbitron Report rated KUBL-FM the number one country station in the market.

     In April 1992, the Company began programming and selling the available advertising time pursuant to an LMA for KFNZ-AM and KBEE-FM. The Company exercised its option under the LMA to purchase KBEE-FM and KFNZ-AM for a total purchase price of approximately $2.9 million. See "The Pending
Transactions -- The In-Market Acquisitions." KFNZ-AM has a sports format and carries all of the professional sports teams in the market including Utah Jazz basketball, Utah Grizzlies hockey and Salt Lake City Buzz baseball. KBEE-FM has a strong presence in the market with its morning personality, Mick MacKay, who has been with the station for eight years and is part of the "Wake Up Club" morning show.

     The Company believes the 1997 acquisitions of KBER-FM, the heritage rock station in the market, and of KENZ-FM will give the Company an increased presence, and, therefore, a greater ability to compete in the Salt Lake City market.

     Spokane, Washington. The Company owns two FM and two AM radio stations and sells advertising on behalf of two FM and two AM radio stations under a JSA in Spokane.

                                                                                       STATION RANK IN
                                      STATION                            PRIMARY           PRIMARY
                                    PROGRAMMING           YEAR         DEMOGRAPHIC       DEMOGRAPHIC
     STATION CALL LETTERS             FORMAT          ACQUIRED/LMA       TARGET            TARGET
-------------------------------  -----------------    ------------     -----------     ---------------
KDRK-FM........................       Country            1992           A 25-54            4 (tie)
KGA-AM.........................      News/Talk           1992           A 25-54              10
KAEP-FM........................  Rock Alternative        1993           A 18-34               2
KJRB-AM........................        Talk            1993/1993        A 35-64           12 (tie)
KKZX-FM........................    Classic Rock       1996 (JSA)        M 25-54               1
KEYF-FM........................       Oldies          1996 (JSA)        A 25-54            4 (tie)
KEYF-AM........................       Oldies          1996 (JSA)        A 25-54        Simulcast with
                                                                                           KEYF-FM
KUDY-AM........................    Talk/Religion      1996 (JSA)        A 25-54              --

     Spokane has an MSA rank of 87, and had market revenue of approximately $13.7 million in 1996 and approximately $6.9 million in the first six months of 1997, an approximate 3.2% and 7.7% increase over 1995 and the first six months of 1996, respectively. There are 25 stations in the Spokane market, 20 of which are owned by multiple station owners. There are 12 viable FM and five viable AM stations in this market. The four stations owned by the Company plus the four stations marketed under a JSA rank first in the market in terms of their combined gross revenue, with approximately 53.6% of the market revenue in the first six months of 1997.

     The Company entered the market in July 1992 with the purchase of KDRK-FM, "Cat Country," and KGA-AM. KDRK-FM is the heritage country station in the market, broadcasting a country format since 1979. KGA-AM is the flagship station for the Spokane Chiefs hockey team. In May 1993, the Company purchased KAEP-FM and in July 1993 began programming and selling the available advertising time for KJRB-AM under an LMA for a brief period before purchasing it in October 1993. KAEP-FM is the only station with an adult alternative format in the market. KJRB-AM is the flagship station for the Spokane Indians, a semi-professional baseball team.

     Pursuant to a JSA, in January 1996, the Company began selling all of the advertising time for two additional FM and two additional AM radio stations in Spokane. KEYF-FM/AM simulcasts an oldies format, KUDY-AM is a talk/religion station and KKZX-FM carries a classic rock format. The Company received a CID from the DOJ in connection with the JSA relating to these stations. See
"-- Legal Proceedings."

     Billings, Montana. As a result of the acquisition of Deschutes and the Subsidiary Merger, the Company owns four FM radio stations and one AM radio station in Billings.

                                                                                     STATION RANK IN
                                         STATION                       PRIMARY           PRIMARY
                                       PROGRAMMING       YEAR        DEMOGRAPHIC       DEMOGRAPHIC
        STATION CALL LETTERS              FORMAT       ACQUIRED        TARGET            TARGET
-------------------------------------  ------------    ---------     -----------     ---------------
KCTR-FM..............................    Country         1997         A 25-54               1
KDWG-AM..............................    Country         1997         A 25-54        Simulcast with
                                                                                         KCTR-FM
KKBR-FM..............................     Oldies         1997         A 25-54               3
KBBB-FM..............................      A/C           1997         W 25-54               5
KMHK-FM..............................  Rock Oldies       1997         A 25-54               5

     Billings has an MSA rank of 238, and had market revenue of approximately $5.8 million in 1996, an approximate 7.4% increase over 1995. There are 14 stations in the Billings market, ten of which are owned by multiple station owners. There are seven viable FM and three viable AM stations in this market. The five stations owned by the Company rank first in the market in terms of their combined gross revenue, with approximately 58.3% of the market revenue in 1996.

     Deschutes entered the Billings market in 1995 when it acquired KCTR-FM, KDWG-AM and KKBR-FM from the Company. The Company had owned the stations since 1988, 1988 and 1993, respectively. KCTR-FM and KDWG-AM, which simulcast a country format, "Cat Country," are currently the leaders in the Billings market. KKBR-FM is the number three station in the Billings market in its primary demographic target of adults ages 25-54.

     In September 1996, Deschutes acquired KMHK-FM. At the time of the acquisition, KMHK-FM broadcast an AOR format. However, after the acquisition, the format was changed to rock oldies. This change in format established KMHK-FM as the only rock oldies station in the Billings market.

     In November 1996, Deschutes acquired KBBB-FM. At the time of the acquisition, KBBB-FM broadcast a country music format. Deschutes converted the station to an A/C format. The station is the only A/C station in Billings and complements the Company's country franchise.

     Eugene, Oregon. As a result of the acquisition of Deschutes and the Subsidiary Merger, the Company owns two FM radio stations and one AM radio station in Eugene.

                                                                                      STATION RANK IN
                                       STATION                          PRIMARY           PRIMARY
                                     PROGRAMMING         YEAR         DEMOGRAPHIC       DEMOGRAPHIC
       STATION CALL LETTERS             FORMAT         ACQUIRED         TARGET            TARGET
-----------------------------------  ------------    ------------     -----------     ---------------
KEHK-FM............................  Rock Oldies        1997           A 25-54            6 (tie)
KUGN-AM............................   News/Talk         1997           A 35-64               8
KUGN-FM............................    Country          1997           A 25-54               2

     Eugene has an MSA rank of 146, and had market revenue of approximately $10.1 million in 1996 and approximately $4.2 million in the first six months of 1997, an approximate 3.5% increase over 1995 and an approximate 9.6% decrease from the first six months of 1996. There are 19 stations in the Eugene market, 14 of which are owned by multiple station owners. There are eight viable FM and three viable AM stations in this market. The three stations owned by the Company rank first in the market in terms of their combined gross revenue, with approximately 32.4% of the market revenue in the first six months of 1997.

     Deschutes acquired KUGN-AM/FM and KEHK-FM in September 1996. KUGN-AM/FM have been the heritage radio stations in Eugene for the last 20 years. KUGN-AM has been the leading news/talk station over much of this time, but ratings gradually declined over the last six years when the station lost an important sports contract with the University of Oregon. The station regained the contract in the fall of 1995 and hired a high profile personality from a competitor (the "voice of University of Oregon sports") to give it increased visibility in the Eugene market.

     KUGN-FM is the heritage country radio station in Eugene and was the only country station in the market until 1993, when a competitor switched formats to program country music. Less than six months after the acquisition of the station, Deschutes modified its programming and KUGN-FM has been consistently ranked in the top three among persons ages 12 and over and 25-54. KEHK-FM was a "new-age" alternative music station targeted at adults ages 35-49. However, due to unsatisfactory results in the spring 1996 ratings period, Deschutes changed the station's format to a rock oldies format. The new format contributed to an increase in the station's audience share to 6.4% based on the Spring 1997 Arbitron Report.

     Medford, Oregon. As a result of the acquisition of Deschutes and the Subsidiary Merger, the Company owns four FM and two AM radio stations in Medford.

                                                                                STATION RANK IN
                                   STATION                          PRIMARY         PRIMARY
                                 PROGRAMMING          YEAR        DEMOGRAPHIC     DEMOGRAPHIC
    STATION CALL LETTERS            FORMAT          ACQUIRED        TARGET           TARGET
----------------------------  ------------------  -------------   -----------   ----------------
KAKT-FM.....................       Country          1997            A 25-54         8 (tie)
KBOY-FM.....................     Classic Rock       1997            M 25-54            2
KCMX-AM.....................      News/Talk         1997            A 35-64         8 (tie)
KCMX-FM.....................         A/C            1997            W 25-54         2 (tie)
KTMT-AM.....................        Sports          1997            M 25-54         10 (tie)
KTMT-FM.....................         CHR            1997            W 18-34         1 (tie)

     Medford has an MSA rank of 201, and had market revenue of approximately $5.7 million in 1996, an approximate 5.6% increase over 1995. There are 17 stations in the Medford market, 11 of which are owned by multiple station owners. According to the 1997 BIA Report, there are six viable FM stations in this market. The six stations owned by the Company rank first in the market in terms of their combined gross revenue, with approximately 55.3% of the market revenue in 1996.

     Deschutes entered the Medford market in 1995 when it acquired KBOY-FM and KAKT-FM. KBOY-FM is the heritage classic rock station in the market and is the number two station among men ages 25-54. KAKT-FM had broadcast a satellite-delivered hot A/C format; however, in January 1996, Deschutes changed the station's format to country, "Cat Country," to compete directly with the market leader.

     Deschutes acquired four additional stations in the Medford market in July 1996. KTMT-FM is the only CHR format station in the market, KCMX-FM broadcasts an A/C format, KCMX-AM broadcasts a news/talk format and KTMT-AM broadcasts a sports/talk format that includes University of Oregon football and basketball, Oakland A's baseball and San Francisco 49ers football games. Two of these four stations are ranked in the top seven in the Medford market among persons ages 25-54. The programming of all of these stations has been adjusted to improve their audience appeal. In addition, the Company believes opportunities exist to modify the programming of certain stations to reduce their competitive overlap with other Company stations and thereby increase the Company's aggregate audience share.

     Tri-Cities, Washington. As a result of the acquisition of Deschutes, the Subsidiary Merger and the September 1997 acquisition of KTHK-FM, the Company owns four FM radio stations and one AM radio station in Tri-Cities.

                                                                               STATION RANK IN
                                  STATION                         PRIMARY          PRIMARY
                                PROGRAMMING         YEAR        DEMOGRAPHIC      DEMOGRAPHIC
    STATION CALL LETTERS          FORMAT        ACQUIRED/LMA       TARGET           TARGET
-----------------------------  -------------  ----------------  ------------   ----------------
KFLD-AM......................     Sports            1997          M 25-54          7 (tie)
KORD-FM......................     Country           1997          A 25-54          4 (tie)
KXRX-FM......................       AOR             1997          M 18-34          1
KEYW-FM......................       A/C             1997          A 25-54          6 (tie)
KTHK-FM......................   Rock Oldies      1997/1997        A 25-54          13 (tie)

     Tri-Cities (includes the communities of Richland, Kennewick and Pasco, Washington) has an MSA rank of 200, and had market revenue of approximately $5.4 million in 1996, an approximate 1.9% increase over 1995. There are 16 stations in the Tri-Cities market, 12 of which are owned by multiple station owners. According to the 1997 BIA Report, there are six viable FM stations in this market. The five stations owned by the Company rank first in the market in terms of their combined gross revenue, with approximately 40.2% of the market revenue in 1996.

     Deschutes entered the Tri-Cities market in 1994 when it acquired KORD-FM, KFLD-AM and KXRX-FM in two separate transactions. KORD is the heritage country station in the market. KFLD broadcasts a sports format, which includes Seattle Mariners and Seattle SuperSonics games.

     When Deschutes acquired KXRX, it had been a country music station. Shortly after the acquisition, Deschutes changed the station's format from country to AOR, so it would not compete with KORD. Branded "97 Rock," the station became the number two ranked in the market among persons ages 18-34 in less than six months.

     Deschutes further increased its presence in the market with the October 1996 acquisition of KEYW-FM, a hot A/C station. Previously, this station was not a significant performer in the market. According to the Spring 1997 Arbitron Report, the station was ranked number two among persons ages 12 and over and ages 18-34.

     Providence, Rhode Island. As a result of the Tele-Media Acquisition and the September 1997 acquisition of WDGE-FM, the Company owns three FM and two AM radio stations in Providence. The Company also operates one FM In-Market Acquisition Station under an LMA in Providence.

                                                                                  STATION RANK IN
                                  STATION                            PRIMARY          PRIMARY
                                PROGRAMMING            YEAR        DEMOGRAPHIC      DEMOGRAPHIC
    STATION CALL LETTERS          FORMAT           ACQUIRED/LMA       TARGET           TARGET
-----------------------------  ----------------  ----------------  ------------   ----------------
WLKW-AM......................     Nostalgia            1997          A 35-64             8
WWLI-FM......................        A/C               1997          W 25-54             1
WPRO-AM......................     News/Talk            1997          A 25-54             8
WPRO-FM......................        CHR               1997          A 18-49             1
WDGE-FM......................  Rock Alternative        1997          A 18-34             7
WDGF-FM......................        A/C           Pending/1997      W 18-49             8

     Providence has an MSA rank of 31, and had market revenue of approximately $37.9 million in 1996 and approximately $18.8 million in the first six months of 1997, an approximate 8.6% and 6.0% increase over 1995 and the first six months of 1996, respectively. There are 30 stations in the Providence market, 19 of which are owned by multiple station owners. There are 10 viable FM and three viable AM stations in this market. The four stations owned by the Company combined with the two In-Market Acquisition Stations in this market rank first in the market in terms of their combined gross revenue, with approximately 36.4% of the market revenue in the first six months of 1997.

     WPRO-AM and WPRO-FM are heritage stations in the Providence market. WPRO-AM carries Rush Limbaugh, as well as many of the local sports franchises including the Boston Red Sox, the Boston Bruins and Providence College sports. WPRO-FM is a heritage CHR station with a long running morning show and several airstaff members that have been at the station for more than 15 years. WPRO-AM has averaged just less than a 5% share over the past three years of persons ages 12 and over, and WPRO-FM has averaged a 7% share of persons ages 12 and over in the past several years.

     WDGE-FM began broadcasting in 1995 with an alternative rock format. In April 1997, the station added the syndicated Mancow morning show. WDGF-FM broadcast a jazz format until May 1996 when it began simulcasting the programming of WDGE-FM. In February 1997, the station changed to a rhythmic A/C format called "The Beat." Both stations are class A FM radio stations covering most of the Providence metro area.

     Allentown/Bethlehem, Pennsylvania. As a result of the Tele-Media Acquisition, the Company owns one FM radio station and one AM radio station in Allentown. The Company has entered into agreements to acquire one FM In-Market Acquisition Station in Allentown and to sell WEST-AM, which is not included in the chart below.

                                                                                 STATION RANK IN
                              STATION                               PRIMARY          PRIMARY
                            PROGRAMMING             YEAR          DEMOGRAPHIC      DEMOGRAPHIC
 STATION CALL LETTERS          FORMAT             ACQUIRED          TARGET           TARGET
-----------------------  ------------------  ------------------  -------------  -----------------
WCTO-FM................       Country               1997            A 25-54             3
WLEV-FM................       Lite A/C          Pending/1997        W 25-54             4

     Allentown/Bethlehem has an MSA rank of 65, and had market revenue of approximately $22.0 million in 1996, an approximate 2.8% increase over 1995. There are 18 stations in the Allentown market, 11 of which are owned by multiple station owners. There are five viable FM and three viable AM stations in this market. WLEV-FM and WCTO-FM rank second in the market in terms of their combined gross revenue, with approximately 24.1% of market revenue in 1996.

     Because of the small number of viable stations in this market, most are format-exclusive and, therefore, have no direct competitors in the market.

     WCTO-FM broadcast an A/C format until July 1997 when the Company began programming the market's only country format on the station. WLEV has been an Allentown mainstay for approximately 30 years. The station had historically broadcast an easy listening format targeting adults ages 45 and over with a mostly instrumental music mix. In 1991, the format was changed slightly to include more vocals in the mix.

     Harrisburg, Pennsylvania and York, Pennsylvania. As a result of the Tele-Media Acquisition, the Company owns one FM radio station in Harrisburg and one FM radio station and one AM radio station in York. Harrisburg and York are adjacent markets with numerous overlapping radio signals. The Company intends to operate these stations as a single station group.

                                                                                 STATION RANK IN
                                  STATION                           PRIMARY          PRIMARY
                                PROGRAMMING           YEAR        DEMOGRAPHIC      DEMOGRAPHIC
   STATION CALL LETTERS            FORMAT           ACQUIRED        TARGET           TARGET
---------------------------  ------------------  --------------  -------------  -----------------
WRKZ-FM (Harrisburg).......       Country             1997          A 25-54             3
WQXA-FM (York).............         Rock              1997          M 18-34             2
WQXA-AM (York).............      Nostalgia            1997          A 35-64            --

     Harrisburg has an MSA rank of 73, and had market revenue of approximately $23.8 million in 1996, an approximate 3% increase over 1995. There are 23 stations in the Harrisburg market, 12 of which are owned by multiple station owners. There are eight viable FM and three viable AM stations in this market. WRKZ-FM ranks fourth in the market in terms of gross revenue, with approximately 12.2% of the market revenue in 1996.

     York has an MSA rank of 103, and had market revenue of approximately $15.8 million in 1996, an approximate 6% increase over 1995. There are 12 stations in the York market, 10 of which are owned by multiple station owners. There are seven viable FM stations and one viable AM station in this market. The two stations owned by the Company rank third in the market in terms of their combined gross revenue, with approximately 11.1% of the market revenue in 1996.

     Both WRKZ-FM and WQXA-FM have strong signals in the Harrisburg and York markets and in the adjacent Lancaster market. WQXA-FM has four years remaining on a five year contract with Howard Stern for the morning show. The Company believes that WRKZ-FM and WQXA-FM have a competitive advantage in the Harrisburg and York markets because they comprise two of the only three signals that have good coverage of each of Harrisburg, York and Lancaster.

     Wilkes-Barre/Scranton, Pennsylvania. As a result of the Tele-Media Acquisition, the Company owns two FM and two AM radio stations and operates two FM radio stations and one AM radio station under an LMA and a JSA in Wilkes-Barre/Scranton, respectively. The Company also operates one FM In-Market acquisition station and one AM In-Market Acquisition Station pursuant to an LMA and has entered into an agreement to acquire two FM In-Market Acquisition stations and one AM In-Market Acquisition station in Wilkes-Barre/Scranton.

                                                                                 STATION RANK IN
                                  STATION                           PRIMARY          PRIMARY
                                PROGRAMMING           YEAR        DEMOGRAPHIC      DEMOGRAPHIC
   STATION CALL LETTERS            FORMAT         ACQUIRED/LMA      TARGET           TARGET
---------------------------  ------------------  --------------  -------------  -----------------
WMGS-FM....................         A/C               1997          W 25-54             2
WARM-AM....................      News/Talk            1997          A 25-54         20 (tie)
WZMT-FM....................         AOR               1997          M 18-34             2
WAZL-AM....................      News/Talk            1997          A 35-64            --
WBHT-FM....................         CHR            1997(LMA)        W 18-34             3
WKQV-FM....................         AOR            1997(LMA)        M 18-34      Simulcast with
                                                                                     WZMT-FM
WKQV-AM....................      News/Talk         1997(JSA)        A 25-54      Simulcast with
                                                                                     WARM-AM
WSGD-FM....................        Oldies           Pending         A 25-54            11
WDLS-FM....................        Oldies           Pending         A 25-54      Simulcast with
                                                                                     WSGD-FM
WCDL-AM....................       Country           Pending         A 35-64            --
WEMR-FM....................         CHR           Pending/1997      W 18-34      Simulcast with
                                                                                     WBHT-FM
WEMR-AM....................       Country         Pending/1997      A 35-64            --

     Wilkes-Barre/Scranton has an MSA rank of 62, and had market revenue of approximately $23.3 million in 1996, an approximate 5.9% increase over 1995. There are 40 stations in the Wilkes-Barre/Scranton market, 28 of which are owned by multiple station owners. There are 10 viable FM and four viable AM stations in this market. The seven stations owned or operated by the Company combined with the five In-Market Acquisition Stations in this market rank second in the market in terms of their combined gross revenue, with approximately 34.1% of market revenue in 1996.

     The Company believes that WMGS-FM, which carries a traditional A/C format, has one of the three strongest signals in the market. Tele-Media changed the format on WZMT-FM from classic rock to AOR when it started operating the station under an LMA in August 1996, and also added Howard Stern to the morning drive show. WZMT-FM's format is simulcast on WKQV-FM, which extends WZMT-FM's coverage of the Wilkes-Barre/Scranton area. WBHT-FM broadcasts a CHR format which the Company recently began simulcasting on WEMR-FM to extend WBHT-FM's coverage to the northern portion of the market. WARM-AM carries broadcasts for several significant sports franchises, including the Philadelphia Phillies and the Philadelphia Eagles. WDLS-FM and WSGD-FM simulcast an oldies format called "Oldies 94."

     Quincy, Illinois. As a result of the Tele-Media Acquisition, the Company owns three FM radio stations and one AM radio station in Quincy.

                                                                                 STATION RANK IN
                                  STATION                           PRIMARY          PRIMARY
                                PROGRAMMING           YEAR        DEMOGRAPHIC      DEMOGRAPHIC
   STATION CALL LETTERS            FORMAT           ACQUIRED        TARGET           TARGET
---------------------------  ------------------  --------------  -------------  -----------------
WQCY-FM....................       Country             1997          A 25-54            NA
WTAD-AM....................      News/Talk            1997          A 25-54            NA
WMOS-FM....................         AOR               1997          M 18-34            NA
WBRJ-FM....................      News/Talk            1997          A 25-54            NA

     MSA rank, market revenue, station ownership and viable station data are not available for the Quincy market.

     WTAD-AM has a strong AM signal. The station has a full-time farm programming director serving this agriculturally-oriented community. WMOS-FM was off the air at the time Tele-Media purchased the station. In March 1995, the station was put back on the air with new call letters and an AOR format.

THE LITTLE ROCK STATIONS

     Upon consummation of the Little Rock Acquisitions, the Company will own seven FM and three AM radio stations in Little Rock and will have the right to construct and operate one additional FM radio station in Little Rock.

                                                                                 STATION RANK IN
                               STATION                             PRIMARY           PRIMARY
                             PROGRAMMING           YEAR          DEMOGRAPHIC       DEMOGRAPHIC
  STATION CALL LETTERS         FORMAT          ACQUIRED/LMA        TARGET            TARGET
------------------------  -----------------  ----------------  ---------------  -----------------
KARN-AM.................  News/Talk/Sports     Pending/1997        A 25-54             11
KARN-FM.................  News/Talk/Sports     Pending/1997        A 25-54       Simulcast with
                                                                                     KARN-AM
KKRN-FM.................  News/Talk/Sports     Pending/1997        A 25-54       Simulcast with
                                                                                     KARN-AM
KRNN-AM.................  News/Talk/Sports     Pending/1997        A 25-54       Simulcast with
                                                                                     KARN-AM
KIPR-FM.................        Urban          Pending/1997        A 18-49              3
KESR-FM.................         CHR           Pending/1997        A 18-34              7
KYTN-FM.................      Christian          Pending            A 12+              16
                            Contemporary
KEZQ-AM.................      Nostalgia          Pending           A 35-64           17(tie)
KURB-FM.................         A/C             Pending           A 25-54              3
KVLO-FM.................      Soft A/C           Pending           W 25-54              6
KAFN-FM.................   Not Applicable        Pending       Not Applicable    Not Applicable

     Little Rock has an MSA rank of 82, and had market revenue of approximately $19.7 million in 1996, an approximate 2.1% increase over 1995. There are 32 stations in the Little Rock market, 20 of which are owned by multiple station owners. There are 12 viable FM and two viable AM stations in this market. The ten operating Little Rock Stations rank first in the market in terms of their combined gross revenue, with approximately 37.9% of market revenue in 1996.

     KARN-AM broadcasts a news/talk/sports format and has affiliations with the CBS Radio Network and the Arkansas Radio Network. The station has one of the largest radio news staffs in Arkansas. Each of KARN-FM, KKRN-FM and KRNN-AM serve the surrounding communities outside of Little Rock and currently simulcast the programming of KARN-AM. KIPR-FM, "Power 92," broadcasts the market's only urban format, and KESR-FM targets the demographic group of adults ages 18 to 34 with its "Star 102" CHR format. KURB-FM broadcasts an A/C format. KVLO-FM complements KURB-FM with a lite A/C format. Management believes that KVLO-FM is an underdeveloped station and that there is potential to increase station performance. KEZQ-AM currently broadcasts a nostalgia format.

     KAFN-FM has not yet commenced broadcasting. The current owners hold a permit to construct such station. The sellers of KYTN-FM intend to retain the KYTN call letters and its current christian contemporary format. The Company has not determined the format that it will program for the station.

     Upon consummation of the acquisition of KARN-AM/FM, KKRN-FM and KRNN-FM, the Company will also own the Arkansas Radio Network, which was established in 1968 and is a state-wide news network with affiliates in nearly every county in Arkansas. The Arkansas Radio Network feeds hourly newscasts in addition to agricultural programs, market reports, weather and special events.

THE BOISE STATIONS

     Following the Boise Acquisition, the Company will own four FM radio stations and one AM radio station in Boise.

                                                                                 STATION RANK IN
                               STATION                             PRIMARY           PRIMARY
                             PROGRAMMING           YEAR          DEMOGRAPHIC       DEMOGRAPHIC
  STATION CALL LETTERS         FORMAT            ACQUIRED          TARGET            TARGET
------------------------  -----------------  ----------------  ---------------  -----------------
KIZN-FM.................       Country           Pending          A 25 - 54             1
KZMG-FM.................         CHR             Pending          W 18 - 34             3
KKGL-FM.................    Classic Rock         Pending          M 25 - 54            --
KQFC-FM.................       Country           Pending          A 25 - 54             3
KBOI-AM.................      News/Talk          Pending          A 35 - 64          2 (tie)

     Boise has an MSA rank of 129, and had market revenue of approximately $14.3 million in 1996, an approximate 10.0% increase over 1995. There are 24 stations in the Boise market, 18 of which are owned by multiple station owners. There are ten viable FM and four viable AM stations in this market. The five Boise Stations rank first in the market in terms of their combined gross revenue, with approximately 36.4% of market revenue in 1996.

     KBOI-AM has a 50,000 watt signal for its News/Talk format and has been coined "The Station To Depend On." The station is also the Boise State University sports station. KQFC-FM also has a strong signal and has consistently been the number one rated country station in the market. KKGL-FM, known as "The Eagle," broadcasts a classic rock format.

ADVERTISING SALES

     Virtually all of the Company's revenue is generated from the sale of local, regional and national advertising for broadcast on its radio stations. In 1996, approximately 87.0% of the Company's net broadcasting revenue was generated from the sale of local and regional advertising. Additional broadcasting revenue is generated from the sale of national advertising, network compensation payments and other miscellaneous transactions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- General." The major categories of the Company's advertisers include telephone companies, restaurants, fast food, automotive and grocery. Each station's local sales staff solicits advertising either directly from the local advertiser or indirectly through an advertising agency. The Company pays a higher commission rate to the sales staff for generating direct sales because the Company believes that through direct advertiser relationships it can better understand the advertiser's business needs and more effectively design an advertising campaign to help the advertiser sell its product. The Company employs personnel in each of its markets to produce commercials for the advertisers. National sales are made by a firm specializing in radio advertising sales on the national level in exchange for a commission from the Company that is based on the Company's gross revenue from the advertising obtained. Regional sales, which the Company defines as sales in regions surrounding the Company's markets to companies that advertise in the Company's markets, are generally made by the Company's local sales staff.

     Depending on the programming format of a particular station, the Company estimates the optimum number of advertisements available for sale. The number of advertisements that can be broadcast without jeopardizing listening levels (and the resulting ratings) is limited in part by the format of a particular station. The Company's stations strive to maximize revenue by managing their on-air inventory of advertising time and adjusting prices based on local market conditions and on the Company's ability, through its marketing efforts, to provide advertisers with an effective means of reaching a targeted demographic group. Each of the Company's stations has a general target level of on-air inventory that it makes available for advertising. This target level of inventory for sale may be different at different times of the day but tends to remain stable over time. Much of the Company's selling activity is based on demand for its radio stations' on-air inventory and, in general, the Company responds to this demand by varying prices rather than by varying its target inventory level for a particular station. Therefore, most changes in revenue are explained by demand-driven pricing changes rather than by changes in the available inventory.

     The Company believes that radio is one of the most efficient and cost-effective means for advertisers to reach specific demographic groups. Advertising rates charged by radio stations are based primarily on (i) a station's share of audiences in the demographic groups targeted by advertisers (as measured by ratings surveys estimating the number of listeners tuned to the station at various times), (ii) the number of stations in the market competing for the same demographic groups, (iii) the supply of and demand for radio advertising time and (iv) certain qualitative factors. Rates are generally highest during morning and afternoon commuting hours.

     A station's listenership is reflected in ratings surveys that estimate the number of listeners tuned to the station and the time they spend listening. Each station's ratings are used by its advertisers and advertising representatives to consider advertising with the station and are used by the Company to chart audience growth, set advertising rates and adjust programming. The radio broadcast industry's principal ratings service is Arbitron, which publishes periodic ratings surveys for significant domestic radio markets. These surveys are the Company's primary source of ratings data.

COMPETITION

     The radio broadcasting industry is highly competitive. The success of each of the Company's stations depends largely upon its audience ratings and its share of the overall advertising revenue within its market. The Company's audience ratings and advertising revenue are subject to change, and any adverse change in a particular market affecting advertising expenditures or an adverse change in the relative market positions of the stations located in a particular market could have a material adverse effect on the revenue of the Company's radio stations located in that market. There can be no assurance that any one of the Company's radio stations will be able to maintain or increase its current audience ratings or advertising revenue market share.

     The Company's stations compete for listeners and advertising revenue directly with other radio stations within their respective markets. Radio stations compete for listeners primarily on the basis of program content that appeals to a particular demographic group. By building a strong listener base consisting of a specific demographic group in each of its markets, the Company is able to attract advertisers seeking to reach those listeners. Companies that operate radio stations must be alert to the possibility of another station changing its format to compete directly for listeners and advertisers. Another station's decision to convert to a format similar to that of one of the Company's radio stations in the same geographic area may result in lower ratings and advertising revenue, increased promotion and other expenses and, consequently, lower broadcast cash flow for the Company.

     Factors that are material to a radio station's competitive position include management experience, the station's local audience rank in its market, transmitter power, assigned frequency, audience characteristics, local program acceptance and the number and characteristics of other radio stations in the market area. The Company attempts to improve its competitive position in each market by extensively researching its stations' programming, by implementing advertising campaigns aimed at the demographic groups for which its stations program and by managing its sales efforts to attract a larger share of advertising dollars. However, the Company competes with some organizations that have greater financial resources than the Company.

     Recent changes in the FCC's policies and rules permit increased ownership and operation of multiple local radio stations. Management believes that radio stations that elect to take advantage of joint arrangements such as LMAs or JSAs may in certain circumstances have lower operating costs and may be able to offer advertisers more attractive rates and services. Although the Company currently operates multiple stations in each of its markets and intends to pursue the creation of additional multiple station groups, the Company's competitors in certain markets include operators of multiple stations or operators who already have entered into LMAs or JSAs. The Company also competes with other radio station groups to purchase additional stations. Some of these groups are owned or operated by companies that have substantially greater financial and other resources than the Company.

     Although the radio broadcasting industry is highly competitive, some barriers to entry exist (which can be mitigated to some extent by changing existing radio station formats and upgrading power, among other actions). The operation of a radio broadcast station requires a license from the FCC, and the number of radio stations that can operate in a given market is limited by the availability of FM and AM radio frequencies allotted by the FCC to communities in that market, as well as by the FCC's multiple ownership rules regulating the number of stations that may be owned and controlled by a single entity. The FCC's multiple ownership rules have changed significantly as a result of the Telecommunications Act. For a discussion of FCC regulation and the provisions of the Telecommunications Act, see " -- Federal Regulation of Radio Broadcasting."

     The Company's stations also compete for advertising revenue with other media, including newspapers, broadcast television, cable television, magazines, direct mail, coupons and outdoor advertising. In addition, the radio broadcasting industry is subject to competition from new media technologies that are being developed or introduced, such as the delivery of audio programming by cable television systems, by satellite and by digital audio broadcasting ("DAB"). DAB may deliver by satellite to nationwide and regional audiences, multi-channel, multi-format, digital radio services with sound quality equivalent to compact discs. The delivery of information through the presently unregulated Internet also could create a new form of competition. The radio broadcasting industry historically has grown despite the introduction of new technologies for the delivery of entertainment and information, such as television broadcasting, cable television, audio tapes and compact disks. A growing population and greater availability of radios, particularly car and portable radios, have contributed to this growth. There can be no assurance, however, that the development or introduction in the future of any new media technology will not have an adverse effect on the radio broadcasting industry.

     The FCC has recently authorized spectrum for the use of a new technology, satellite digital audio radio services ("DARS"), to deliver audio programming. DARS may provide a medium for the delivery by satellite or terrestrial means of multiple new audio programming formats to local and national audiences. It is not known at this time whether this digital technology also may be used in the future by existing radio broadcast stations either on existing or alternate broadcasting frequencies.

     The Company cannot predict what other matters might be considered in the future by the FCC, nor can it assess in advance what impact, if any, the implementation of any of these proposals or changes might have on its business. See "-- Federal Regulation of Radio Broadcasting."

FEDERAL REGULATION OF RADIO BROADCASTING

     Introduction. The ownership, operation and sale of broadcast stations, including those licensed to the Company, are subject to the jurisdiction of the FCC, which acts under authority derived from the Communications Act. The Communications Act was amended in 1996 by the Telecommunications Act to make changes in several broadcast laws. Among other things, the FCC assigns frequency bands for broadcasting; determines whether to approve changes in ownership or control of station licenses; regulates equipment used by stations; adopts and implements regulations and policies that directly or indirectly affect the ownership, operation and employment practices of stations; and has the power to impose penalties for violations of its rules under the Communications Act.

     The following is a brief summary of certain provisions of the Communications Act and of specific FCC regulations and policies. Failure to observe these or other rules and policies can result in the imposition of various sanctions, including monetary forfeitures, the grant of "short" (less than the maximum) license renewal terms or, for particularly egregious violations, the denial of a license renewal application, the revocation of a license or the denial of FCC consent to acquire additional broadcast properties. Reference should be made to the Communications Act, FCC rules and the public notices and rulings of the FCC for further information concerning the nature and extent of federal regulation of broadcast stations.

     License Grant and Renewal. Until recently, radio broadcast licenses were granted for maximum terms of seven years, but acting under the authority of the Telecommunications Act, the FCC recently revised its rules to extend the maximum term for future renewals to eight years. Licenses may be renewed through an application to the FCC. Prior to the Telecommunications Act, during certain periods when a renewal application was pending, competing applicants could file for the radio frequency being used by the renewal applicant. The Telecommunications Act prohibits the FCC from considering such competing applications if the FCC finds that the station has served the public interest, convenience and necessity, that there have been no serious violations by the licensee of the Communications Act or the rules and regulations of the FCC, and that there have been no other violations by the licensee of the Communications Act or the rules and regulations of the FCC that, when taken together, would constitute a pattern of abuse.

     Petitions to deny license renewals can be filed by interested parties, including members of the public. Such petitions may raise various issues before the FCC. The FCC is required to hold hearings on renewal applications if the FCC is unable to determine that renewal of a license would serve the public interest, convenience and necessity, or if a petition to deny raises a "substantial and material question of fact" as to whether the grant of the renewal application would be prima facie inconsistent with the public interest, convenience and necessity. Also, during certain periods when a renewal application is pending, the transferability of the applicant's license is restricted. The Company is not currently aware of any facts that would prevent the timely renewal of its licenses to operate its radio stations, although there can be no assurance that the Company's licenses will be renewed.

     The FCC classifies each AM and FM station. An AM station operates on either a clear channel, regional channel or local channel. A clear channel is one on which AM stations are assigned to serve wide areas. Clear channel AM stations are classified as either: Class A stations, which operate on an unlimited time basis and are designated to render primary and secondary service over an extended area; Class B stations, which operate on an unlimited time basis and are designed to render service only over a primary service area; and Class D stations, which operate either during daytime hours only, during limited times only or on an unlimited time basis with low nighttime power. A regional channel is one on which Class B and Class D AM stations may operate and serve primarily a principal center of population and the rural areas contiguous to it. A local channel is one on which AM stations operate on an unlimited time basis and serve primarily a community and the suburban and rural areas immediately contiguous thereto. Class C AM stations operate on a local channel and are designed to render service only over a primary service area that may be reduced as a consequence of interference.

     The minimum and maximum facilities requirements for an FM station are determined by its class. FM class designations depend upon the geographic zone in which the transmitter of the FM station is located. In general, commercial FM stations are classified as follows, in order of increasing power and antenna height: Class A, B1, C3, B, C2, C1 and C.

     The following table sets forth the market, call letters, FCC license classification, antenna height above average terrain (HAAT), power and frequency of each of the stations owned or operated by the Company, assuming the consummation of the Pending Transactions, and the date on which each station's FCC license expires.

                                              HAAT                                       EXPIRATION
                                    FCC        IN         POWER IN                        DATE OF
      MARKET(1)        STATION     CLASS     METERS     KILOWATTS(2)     FREQUENCY     FCC LICENSE(3)
---------------------- -------     -----     ------     -------------    ----------    --------------
Albuquerque, NM....... KKOB-AM       B          NA          50.0          770 kHz         10-01-97
                       KKOB-FM       C        1265          20.2          93.3 MHz        10-01-97
                       KHTL-AM       B          NA         1.0/0.5        920 kHz         10-01-97
                       KMGA-FM       C        1259          22.5          99.5 MHz        10-01-97
                       KTBL-FM       C        1276          20.4         103.3 MHz        10-01-97
                       KHFM-FM       C        1260          20.0          96.3 MHz        10-01-97
                       KRST-FM       C        1268          22.0          92.3 MHz        10-01-97
                       KNML-AM       B          NA         1.0/0.5        1050 kHz        10-01-97
Colorado Springs,
  CO.................. KKFM-FM       C         698          71.0          98.1 MHz        04-01-05
                       KKMG-FM       C         695          57.0          98.9 MHz        04-01-05
                       KKLI-FM      C2         678           1.6         106.3 MHz        04-01-05
                       KVUU-FM(4)    C         610          68.0          99.9 MHz        04-01-05
                       KSPZ-FM(4)    C         649          72.0          92.9 MHz        04-01-05
                       KVOR-AM(4)    B          NA         5.0/1.0        1300 kHz        04-01-05
                       KTWK-AM(4)    B          NA         3.3/1.5        740 kHz         04-01-05
Modesto, CA........... KBUL-AM       B          NA           1.0          970 kHz         12-01-97
                       KATM-FM       B         152          50.0         103.3 MHz        12-01-97
                       KHKK-FM       B         152          50.0         104.1 MHz        12-01-97
                       KDJK-FM       A         624          0.071        103.9 MHz        12-01-97
                       KHOP-FM       B         193          29.5         95.1 MHz         12-01-97
Reno, NV.............. KKOH-AM       B          NA          50.0          780 kHz         10-01-97
                       KNEV-FM       C         695          60.0          95.5 MHz        10-01-97
                       KBUL-FM       C         699          72.0          98.1 MHz        10-01-97
                       KNHK-FM       C         809          44.7          92.9 MHz        10-01-97
Salt Lake City, UT.... KCNR-AM       B          NA       10.0/0.195       860 kHz         10-01-97
                       KUBL-FM       C        1140          26.0          93.3 MHz        10-01-97
                       KENZ-FM       C         869          45.0         107.5 MHz        10-01-97
                       KBER-FM       C        1140          25.0         101.1 MHz        10-01-97
                       KFNZ-AM(4)    B          NA           5.0          1320 kHz        10-01-97
                       KBEE-FM(4)    C         894          40.0          98.7 MHz        10-01-97
Spokane, WA........... KGA-AM        A          NA          50.0          1510 kHz        02-01-98
                       KDRK-FM       C         725          56.0          93.7 MHz        02-01-98
                       KJRB-AM       B          NA           5.0          790 kHz         02-01-98
                       KAEP-FM       C         582          100.0        105.7 MHz        02-01-98
                       KKZX-FM(4)    C         492          100.0         98.9 MHz        02-01-98
                       KEYF-AM(4)    B          NA           5.0          1050 kHz        02-01-98
                       KEYF-FM(4)    C         490          100.0        101.1 MHz        02-01-98
                       KUDY-AM(4)    B          NA           5.0          1280 kHz        02-01-98
Billings, MT.......... KDWG-AM       B          NA           5.0          970 kHz         04-01-05
                       KCTR-FM      C1         152          100.0        102.9 MHz        04-01-05
                       KKBR-FM      C2         122          28.0          97.1 MHz        04-01-05
                       KBBB-FM      C1         146          100.0        103.7 MHz        04-01-05
                       KMHK-FM       C         300          100.0         95.5 MHz        04-01-05
Eugene, OR............ KUGN-AM       B          NA         5.0/1.0        590 kHz         02-01-98
                       KUGN-FM       C         308          100.0         97.9 MHz        02-01-98
                       KEHK-FM      C1         301          95.0         102.3 MHz        02-01-98
Medford, OR........... KTMT-AM       B          NA           1.0          880 kHz         02-01-98
                       KTMT-FM       C         994          31.0          93.7 MHz        02-01-98
                       KBOY-FM      C1         299          60.0          95.7 MHz        02-01-98
                       KCMX-AM       B          NA           1.0          580 kHz         02-01-98
                       KCMX-FM      C1         435          31.6         101.9 MHz        02-01-98
                       KAKT-FM      C1         166          51.7         105.1 MHz        02-01-98

                                              HAAT                                       EXPIRATION
                                    FCC        IN         POWER IN                        DATE OF
      MARKET(1)        STATION     CLASS     METERS     KILOWATTS(2)     FREQUENCY     FCC LICENSE(3)
---------------------- -------     -----     ------     -------------    ----------    --------------
Pasco (Tri-Cities),
  WA.................. KFLD-AM       B          NA        10.0/0.25       870 kHz         02-01-98
                       KEYW-FM       A          59           3.0          98.3 MHz        02-01-98
                       KORD-FM       C         335          100.0        102.7 MHz        02-01-98
                       KXRX-FM       C         408          50.0          97.1 MHz        02-01-98
                       KTHK-FM      C2         339           8.0          97.9 MHz        02-01-98
Providence, RI........ WPRO-AM       B          NA           5.0          630 kHz         04-01-98
                       WPRO-FM       B         168          39.0          92.3 MHz        04-01-98
                       WLKW-AM       B          NA           5.0          790 kHz         04-01-98
                       WWLI-FM       B         152          50.0         105.1 MHz        04-01-98
                       WDGE-FM       A         163           2.3          99.7 MHz        04-01-98
                       WDGF-FM(4)    A          90           4.2         100.3 MHz        04-01-98
Allentown/ Bethlehem,
  PA.................. WCTO-FM       B         152          50.0          96.1 MHz        08-01-98
                       WLEV-FM(4)    B         327          10.9         100.7 MHz        08-01-98
Harrisburg/York, PA... WRKZ-FM       B         283          14.1         106.7 MHz        08-01-98
                       WQXA-AM       B          NA           1.0          1250 kHz        08-01-98
                       WQXA-FM       B         215          25.1         105.7 MHz        08-01-98
Wilkes-Barre/
  Scranton, PA........ WAZL-AM       C          NA           1.0          1490 kHz        08-01-98
                       WZMT-FM       B         222          19.5          97.9 MHz        08-01-98
                       WARM-AM       B          NA           5.0          590 kHz         08-01-98
                       WMGS-FM       B         422           5.3          92.9 MHz        08-01-98
                       WBHT-FM(4)    A         336          0.50          97.1 MHz        08-01-98
                       WKQV-AM(4)    B          NA        10.0/0.5        1550 kHz        08-01-98
                       WKQV-FM(4)    A         308          0.30          95.7 kHz        08-01-98
                       WSGD-FM(4)    A         235          0.52          94.3 MHz        08-01-98
                       WDLS-FM(4)    A         207          1.45          93.7 MHz        08-01-98
                       WCDL-AM       B          NA        5.0/.037        1440 kHz        08-01-98
                       WEMR-AM       B          NA         5.0/1.0        1460 kHz        08-01-98
                       WEMR-FM       A         354          0.24         107.7 MHz        08-01-98
Quincy, IL............ WTAD-AM       B          NA         5.0/1.0        930 kHz         12-01-04
                       WQCY-FM       B         229          27.0          99.5 MHz        12-01-04
                       WMOS-FM       A          88           3.0         103.9 MHz        12-01-04
                       WBRJ-FM      B1         100          25.0         106.7 MHz        12-01-04
Little Rock, AR....... KARN-FM(4)    A         100           3.0         102.5 MHz        06-01-04
                       KARN-AM(4)    B          NA           5.0          920 kHz         06-01-04
                       KKRN-FM(4)    A         100           6.0         101.7 MHz        06-01-04
                       KRNN-AM(4)    B          NA         5.0/2.5        1380 kHz        06-01-04
                       KIPR-FM(4)   C1         286          100.0         92.3 MHz        06-01-04
                       KESR-FM(4)    A         118          4.10         102.1 MHz        06-01-04
                       KYTN-FM      C2          95          50.0         107.7 MHz        06-01-04
                       KAFN-FM(5)    A         100           6.0         102.5 MHz        06-01-04
                       KEZQ-AM       B          NA         2.0/1.2        1250 kHz        06-01-04
                       KURB-FM       C         392          100.0         98.5 MHz        06-01-04
                       KVLO-FM      C2         150          50.0         102.9 MHz        06-01-04
Boise, ID............. KIZN-FM       C         762          44.0          92.3 MHz        10-01-97
                       KZMG-FM       C         802          50.0          93.1 MHz        10-01-97
                       KKGL-FM       C         768          44.0          96.9 MHz        10-01-97
                       KQFC-FM       C         762          47.0          97.9 MHz        10-01-97
                       KBOI-AM       B          NA          50.0          960 kHz         10-01-97

---------------
(1) Actual city of license may be different from the metropolitan market served.

(2) Pursuant to FCC rules and regulations, many AM radio stations are licensed to operate at a reduced power during nighttime broadcasting hours, which results in reducing the radio station's coverage during those hours of operation. Both power ratings are shown, where applicable.

(3) License renewal applications have been filed for the listed stations serving the Albuquerque, Modesto, Reno, Salt Lake City and Boise markets, and the expiration of the licenses is stayed during the pendency of such proceedings.

(4) The Company provides certain sales and marketing services to stations KVUU-FM, KSPZ-FM, KVOR-AM and KTWK-AM in Colorado Springs, Colorado, stations KKZX-FM, KEYF-AM, KEYF-FM and KUDY-AM in Spokane, Washington and station WKQV-AM in Wilkes-Barre/Scranton, Pennsylvania, pursuant to JSAs. The Company provides certain sales, programming and marketing services to stations WBHT-FM and WKQV-FM in Wilkes Barre/Scranton, Pennsylvania, and, pending their acquisition by the Company, stations KBEE-FM and KFNZ-AM in Salt Lake City, Utah, stations KARN-FM, KARN-AM, KKRN-FM, KRNN-AM, KIPR-FM and KESR-FM in Little Rock, Arkansas, station WLEV-FM in Allentown/Bethlehem, Pennsylvania, station WDGF-FM in Providence, Rhode Island, and stations WEMR-FM and WEMR-AM in Wilkes-Barre/Scranton, Pennsylvania, pursuant to an LMA.

(5) KAFN-FM is under construction and has not yet commenced operations.

     Ownership Matters. The Communications Act prohibits the assignment of a broadcast license or the transfer of control of a broadcast license without the prior approval of the FCC. In determining whether to assign, transfer, grant or renew a broadcast license, the FCC considers a number of factors pertaining to the licensee, including compliance with various rules limiting common ownership of media properties, the "character" of the licensee and those persons holding "attributable" interests therein, and compliance with the Communications Act's limitation on alien ownership, as well as compliance with other FCC policies, including equal employment opportunity requirements.

     Once a station purchase agreement has been signed, an application for FCC consent to assignment of license or transfer of control (depending upon whether the underlying transaction is an asset purchase or stock acquisition) is filed with the FCC. Approximately 10 to 15 days after this filing, the FCC publishes a notice assigning a file number to the application and advising that the application has been "accepted for filing." This notice begins a 30-day statutory waiting period, which provides the opportunity for third parties to file formal petitions to deny the transaction; informal objections may be filed any time prior to grant of an application. The FCC staff will normally review the application in this period and seek further information and amendments to the application if it has questions.

     Once the 30-day public notice period ends, the staff will complete its processing, assuming that no petitions or informal objections were received and that the application is otherwise consistent with FCC rules. The staff often grants the application by delegated authority approximately 10 days after the public notice period ends. At this point, the parties are legally authorized to close the purchase, although the FCC action is not legally a "final order." If there is a backlog of applications, the 10-day period can extend to 30 days or more.

     Public notice of the FCC staff grant is usually issued about a week after the grant is made, stating that the grant was effective when the staff made the grant. On the date of this notice, another 30-day period begins, within which time interested parties can file petitions seeking either staff reconsideration or full FCC review of the staff action. During this time the grant can still be modified, set aside or stayed, and is not a "final order." In the absence of a stay, however, the seller and buyer are not prevented from closing despite the absence of a final order. Also, within 40 days after the public notice of the grant, the full FCC can review and reconsider the staff's grant on its own motion. Thus, during the additional 10 days beyond the 30-day period available to third parties, the grant is still not "final." In the event that review by the full FCC is requested and the FCC subsequently affirms the staff's grant of the application, interested parties may thereafter seek judicial review in the United States Court of Appeals for the District of Columbia Circuit within thirty days of public notice of the full FCC's action. In the event the Court affirms the FCC's action, further judicial review may be sought by seeking rehearing en banc from the Court of Appeals or by certiorari from the United States Supreme Court.

     In the absence of the submission of a timely request for reconsideration, administrative review or judicial review, the FCC staff's grant of an application becomes final by operation of law. Upon the occurrence of that event, counsel is able to deliver an opinion that the FCC's grant is no longer subject to administrative or judicial review, although such action can nevertheless be set aside in rare circumstances, such as fraud on the agency by a party to the application.

     The pendency of a license renewal application will alter the aforementioned timetables because the FCC will not issue an unconditional assignment grant if the station's license renewal is pending.

     Under the Communications Act, a broadcast license may not be granted to or held by a corporation that has more than one-fifth of its capital stock owned or voted by aliens or their representatives, by foreign governments or their representatives, or by non-U.S. corporations. Under the Communications Act, a broadcast license also may not be granted to or held by any corporation that is controlled, directly or indirectly, by any other corporation more than one-fourth of whose capital stock is owned or voted by aliens or their representatives, by foreign governments or their representatives, or by non-U.S. corporations. These restrictions apply in modified form to other forms of business organizations, including partnerships. Each of Citadel Communications, which serves as a holding company for its direct and indirect radio station subsidiaries, and the Company therefore may be restricted from having more than one-fourth of its stock owned or voted by aliens, foreign governments or non-U.S. corporations. The Certificate of Incorporation of Citadel Communications and the Certificate of Incorporation of the Company contain provisions which permit Citadel Communications and the Company to prohibit alien ownership and control consistent with the prohibitions contained in the Communications Act.

     The Communications Act and FCC rules also generally restrict the common ownership, operation or control of radio broadcast stations serving the same local market, of a radio broadcast station and a television broadcast station serving the same local market, and of a radio broadcast station and a daily newspaper serving the same local market. Under these "cross-ownership" rules, absent waivers, neither Citadel Communications nor the Company would be permitted to acquire any daily newspaper or television broadcast station (other than low power television) in a local market where it then owned any radio broadcast station. The FCC's rules provide for the liberal grant of a waiver of the rule prohibiting common ownership of radio and television stations in the same geographic market in the top 25 television markets if certain conditions are satisfied. The Telecommunications Act extends this waiver policy to stations in the top 50 television markets, although the FCC has not yet implemented this change.

     In response to the Telecommunications Act, the FCC amended its multiple ownership rules to eliminate the national limits on ownership of AM and FM stations. The FCC's broadcast multiple ownership rules restrict the number of radio stations one person or entity may own, operate or control on a local level. These limits are:

          (i) in a market with 45 or more commercial radio stations, an entity may own up to eight commercial radio stations, not more than five of which are in the same service (FM or AM);

          (ii) in a market with between 30 and 44 (inclusive) commercial radio stations, an entity may own up to seven commercial radio stations, not more than four of which are in the same service;

          (iii) in a market with between 15 and 29 (inclusive) commercial radio stations, an entity may own up to six commercial radio stations, not more than four of which are in the same service;

          (iv) in a market with 14 or fewer commercial radio stations, an entity may own up to five commercial radio stations, not more than three of which are in the same service, except that an entity may not own more than 50% of the stations in such market.

None of these multiple ownership rules requires any change in the Company's current ownership of radio broadcast stations or precludes consummation of the Pending Acquisitions. However, these rules will limit the number of additional stations which the Company may acquire in the future in certain of its markets.

     Because of these multiple and cross-ownership rules, a purchaser of voting stock of either Citadel Communications or the Company which acquires an "attributable" interest in Citadel Communications or the Company may violate the FCC's rule if it also has an attributable interest in other television or radio stations, or in daily newspapers, depending on the number and location of those radio or television stations or daily newspapers. Such a purchaser also may be restricted in the companies in which it may invest, to the extent that these investments give rise to an attributable interest. If an attributable shareholder of Citadel Communications or the Company violates any of these ownership rules, Citadel Communications or the Company may be unable to obtain from the FCC one or more authorizations needed to conduct its radio station business and may be unable to obtain FCC consents for certain future acquisitions.

     The FCC generally applies its television/radio/newspaper cross-ownership rules and its broadcast multiple ownership rules by considering the "attributable," or cognizable interests held by a person or entity. A person or entity can have an interest in a radio station, television station or daily newspaper by being an officer, director, partner or shareholder of a company that owns that station or newspaper. Whether that interest is cognizable under the FCC's ownership rules is determined by the FCC's attribution rules. If an interest is attributable, the FCC treats the person or entity who holds that interest as the "owner" of the radio station, television station or daily newspaper in question, and therefore subject to the FCC's ownership rules.

     With respect to a corporation, officers and directors and persons or entities that directly or indirectly can vote 5% or more of the corporation's stock (10% or more of such stock in the case of insurance companies, investment companies, bank trust departments and certain other "passive investors" that hold such stock for investment purposes only) generally are attributed with ownership of whatever radio stations, television stations and daily newspapers the corporation owns.

     With respect to a partnership, the interest of a general partner is attributable, as is the interest of any limited partner who is "materially involved" in the media-related activities of the partnership. Debt instruments, nonvoting stock, options and warrants for voting stock that have not yet been exercised, limited partnership interests where the limited partner is not "materially involved" in the media-related activities of the partnership, and minority (under 5%) voting stock, generally do not subject their holders to attribution. However, the FCC is currently reviewing its rules on attribution of broadcast interests, and it may adopt stricter criteria. See "-- Proposed Changes" below.

     In addition, the FCC has a "cross-interest" policy that under certain circumstances could prohibit a person or entity with an attributable interest in a broadcast station or daily newspaper from having a "meaningful" nonattributable interest in another broadcast station or daily newspaper in the same local market. Among other things, "meaningful" interests could include significant equity interests (including non-voting stock, voting stock and limited partnership interests) and significant employment positions. This policy may limit the permissible investments a purchaser of Citadel Communications' or the Company's voting stock may make or hold.

     Programming and Operation. The Communications Act requires broadcasters to serve the "public interest." Since 1981, the FCC gradually has relaxed or eliminated many of the more formalized procedures it developed to promote the broadcast of certain types of programming responsive to the needs of a station's community of license. However, licensees continue to be required to present programming that is responsive to community problems, needs and interests and to maintain certain records demonstrating such responsiveness. Complaints from listeners concerning a station's programming will be considered by the FCC when it evaluates the licensee's renewal application, but such complaints may be filed and considered at any time.

     Stations also must pay regulatory and application fees and follow various FCC rules that regulate, among other things, political advertising, the broadcast of obscene or indecent programming, sponsorship identification and technical operations (including limits on radio frequency radiation). In addition, licensees must develop and implement programs designed to promote equal employment opportunities and must submit reports to the FCC on these matters annually and in connection with a renewal application. The broadcast of contests and lotteries is regulated by FCC rules.

     Failure to observe these or other rules and policies can result in the imposition of various sanctions, including monetary forfeitures, the grant of "short" (less than the maximum) renewal terms or, for particularly egregious violations, the denial of a license renewal application or the revocation of a license.

     In 1985, the FCC adopted rules regarding human exposures to levels of radio frequency ("RF") radiation. These rules require applicants for new broadcast stations, renewals of broadcast licenses or modifications of existing licenses to inform the FCC at the time of filing such applications whether a new or existing broadcast facility would expose people to RF radiation in excess of certain guidelines. In August 1996, the FCC adopted more restrictive radiation limits. These limits will become effective on September 1, 1997 and will govern applications filed after that date. The Company anticipates that such regulations will not have a material effect on its business.

     Local Marketing Agreements. Over the past five years, a number of radio stations, including certain of the Company's stations, have entered into what commonly are referred to as "local marketing agreements" (LMAs) or "time brokerage agreements." These agreements take various forms. Separately-owned and licensed stations may agree to function cooperatively in terms of programming, advertising sales and other matters, subject to compliance with the antitrust laws and the FCC's rules and policies, including the requirement that the licensee of each station maintains independent control over the programming and other operations of its own station. For example, pursuant to the Company's LMA with radio station WBHT-FM, the Company agreed to purchase a substantial amount of the air time for a negotiated fee. The Company retains all revenue generated. The owner of these stations is entitled to preempt the programming provided by the Company. The FCC has held that such agreements do not violate the Communications Act as long as the licensee of the station that is being substantially programmed by another entity maintains complete responsibility for, and control over, operations of its broadcast stations and otherwise ensures compliance with applicable FCC rules and policies.

     A station that brokers substantial time on another station in its market or engages in an LMA with a station in the same market will be considered to have an attributable ownership interest in the brokered station for purposes of the FCC's ownership rules, discussed above. As a result, a broadcast station may not enter into an LMA that allows it to program more than 15% of the broadcast time, on a weekly basis, of another local station that it could not own under the FCC's local multiple ownership rules. FCC rules also prohibit the broadcast licensee from simulcasting more than 25% of its programming on another station in the same broadcast service (i.e., AM-AM or FM-FM) where the two stations serve substantially the same geographic area, whether the licensee owns the stations or owns one and programs the other through an LMA arrangement.

     Another example of a cooperative agreement between differently owned radio stations in the same market is a joint sales agreement (JSA), whereby one station sells advertising time in combination, both on itself and on a station under separate ownership. In the past, the FCC has determined that issues of joint advertising sales should be left to antitrust enforcement. The Company has entered into several JSAs whereby it sells time on behalf of other local stations. Currently, JSAs are not deemed by the FCC to be attributable. However, the FCC has outstanding a notice of proposed rulemaking, which, if adopted, would require the Company to terminate any JSA it might have with a radio station with which the Company could not have an LMA. Currently, the only Company group that would be so affected would be its group in Colorado Springs. See "-- General" and "-- Station Portfolio."

     Proposed Changes. In December, 1994, the FCC initiated a proceeding to solicit comment on whether it should revise its radio and television ownership "attribution" rules by among other proposals (i) raising the basic benchmark for attributing ownership in a corporate licensee from 5% to 10% of the licensee's voting stock, (ii) increasing from 10% to 20% of the licensee's voting stock the attribution benchmark for "passive investors" in corporate licensees, (iii) restricting the availability of the attribution exemption when a single party controls more than 50% of the voting stock; and (iv) considering LMAs, JSAs, debt and non-voting stock interests to be attributable under certain circumstances. No decision has been made by the FCC in these matters. At this time, no determination can be made as to what effect, if any, this proposed rulemaking will have on the Company.

     The Congress and the FCC from time to time have under consideration, and may in the future consider and adopt, new laws, regulations and policies regarding a wide variety of matters that could, directly or indirectly, affect the operation, ownership and profitability of the Company's radio stations, result in the loss of audience share and advertising revenues for the Company's radio stations, and affect the ability of the Company to acquire additional radio stations or finance such acquisitions. Such matters include: proposals to impose spectrum use or other fees on FCC licensees; the FCC's equal employment opportunity rules and matters relating to political broadcasting; technical and frequency allocation matters; proposals to restrict or prohibit the advertising of beer, wine and other alcoholic beverages on radio; changes in the FCC's cross-interest, multiple ownership and cross-ownership policies; changes to broadcast technical requirements; proposals to allow telephone or cable television companies to deliver audio and video programming to the home through existing phone lines; proposals to limit the tax deductibility of advertising expenses by

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

advertisers; and proposals to auction the right to use the radio broadcast spectrum to the highest bidder, instead of granting FCC licenses and subsequent license renewals without such bidding.

     The FCC, on April 2, 1997, awarded two licenses for the provision of satellite digital audio radio services ("DARS"). Under rules adopted for this service, licensees must begin construction of their space stations within one year, begin operating within four years, and be operating their entire system within six years. The Company cannot predict whether the service will be subscription or advertiser supported. Digital technology also may be used in the future by terrestrial radio broadcast stations either on existing or alternate broadcasting frequencies, and the FCC has stated that it will consider making changes to its rules to permit AM and FM radio stations to offer digital sound following industry analysis of technical standards. In addition, the FCC has authorized an additional 100 kHz of bandwidth for the AM band and on March 17, 1997, adopted an allotment plan for the expanded band which identified the 88 AM radio stations selected to move into the band. At the end of a five-year transition period, those licensees will be required to return to the FCC either the license for their existing AM band station or the license for the expanded AM band station.

     The Company cannot predict whether any proposed changes will be adopted or what other matters might be considered in the future, nor can it judge in advance what impact, if any, the implementation of any of these proposals or changes might have on its business.

     The foregoing is a brief summary of certain provisions of the Communications Act and of specific FCC rules and policies. This description does not purport to be comprehensive and reference should be made to the Communications Act, the FCC's rules and the public notices and rulings of the FCC for further information concerning the nature and extent of federal regulation of radio broadcast stations.

     Federal Antitrust Considerations. The Company is aware that the FTC and the DOJ, which evaluate transactions to determine whether those transactions should be challenged under the federal antitrust laws, have been increasingly active recently in their review of radio station acquisitions, particularly where an operator proposes to acquire additional stations in its existing markets.

     For an acquisition meeting certain size thresholds, the HSR Act and the rules promulgated thereunder require the parties to file Notification and Report Forms with the FTC and the DOJ and to observe specified waiting period requirements before consummating the acquisition. During the initial 30 day period after the filing, the agencies decide which of them will investigate the transaction. If the investigating agency determines that the transaction does not raise significant antitrust issues, then it will either terminate the waiting period or allow it to expire after the initial 30 days. On the other hand, if the agency determines that the transaction requires a more detailed investigation, then at the conclusion of the initial 30 day period, it will issue a formal request for additional information ("Second Request"). The issuance of a Second Request extends the waiting period until the twentieth calendar day after the date of substantial compliance by all parties to the acquisition. Thereafter, such waiting period may only be extended by court order or with the consent of the parties. In practice, complying with a Second Request can take a significant amount of time. In addition, if the investigating agency raises substantive issues in connection with a proposed transaction, then the parties frequently engage in lengthy discussions or negotiations with the investigating agency concerning possible means of addressing those issues, including but not limited to persuading the agency that the proposed acquisition would not violate the antitrust laws, restructuring the proposed acquisition, divestiture of other assets of one or more parties, or abandonment of the transaction. Such discussions and negotiations can be timeconsuming, and the parties may agree to delay consummation of the acquisition during their pendency.

     At any time before or after the consummation of a proposed acquisition, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the acquisition or seeking divestiture of the business acquired or other assets of the Company. Acquisitions that are not required to be reported under the HSR Act may be investigated by the FTC or the DOJ under the antitrust laws before or after consummation. In addition, private parties may under certain circumstances bring legal action to challenge an acquisition under the antitrust laws.

     The Company does not believe that any of the Pending Transactions will be adversely affected in any material respect by review under the HSR Act. The Company has received notification of early termination of

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

the applicable waiting period under the HSR Act in regard to the pending acquisition of WLEV-FM in Allentown, Pennsylvania and is awaiting termination of the applicable waiting period in regard to the Boise Acquisition. No other Pending Acquisition is subject to the HSR Act.

     As part of its increased scrutiny of radio station acquisitions, the DOJ has stated publicly that it believes that LMAs, JSAs and other similar agreements customarily entered into in connection with radio station transfers prior to the expiration of the waiting period under the HSR Act could violate the HSR Act.

     The Company has received two civil investigative demands from the Antitrust Division of the DOJ. One CID addresses the Company's acquisition of KRST-FM in Albuquerque, New Mexico, and the second CID addresses the Company's JSA relating to stations in Spokane, Washington and Colorado Springs, Colorado. The Company has provided the requested information in response to each CID, and, at present, has been given no indication from the DOJ regarding its intended future actions. See "-- Legal Proceedings."

SEASONALITY

     Seasonal revenue fluctuations are common in the radio broadcasting industry and are primarily the result of fluctuations in advertising expenditures by retailers. The Company's revenue is typically lowest in the first quarter and highest in the second and fourth quarters.

TRADEMARKS

     The Company owns a number of trademarks and service marks, including the federally registered marks "Cat Country," "KHOP," "Supertalk" and the Cat Country logo. The Company also owns a number of marks registered in various states. The Company considers such trademarks and service marks to be important to its business. See "-- Operating Strategy -- Targeted Programming."

EMPLOYEES

     At August 1, 1997, the Company employed approximately 1,300 persons. None of such employees are covered by collective bargaining agreements, and the Company considers its relations with its employees to be good.

     The Company employs several on-air personalities with large loyal audiences in their respective markets. The Company generally enters into employment agreements with these personalities to protect their interests in those relationships that it believes to be valuable. The loss of one of these personalities could result in a short-term loss of audience share, but the Company does not believe that any such loss would have a material adverse effect on the Company's financial condition or results of operations.

PROPERTIES AND FACILITIES

     The types of properties required to support each of the Company's radio stations include offices, studios, transmitter sites and antenna sites. A station's studios are generally housed with its offices in business districts. The transmitter sites and antenna sites are generally located so as to provide maximum market coverage.

     The Company currently owns studio facilities in Spokane, Washington; Billings, Montana; Tri-Cities, Washington; East Providence, Rhode Island; and Patton Township (State College), Lower Yoder Township (Johnstown) and Williams Township (Allentown), Pennsylvania, and it owns transmitter and antenna sites in Reno, Nevada; Salt Lake City, Utah; Spokane and Tri-Cities, Washington; Tracy (Modesto), California; Billings, Montana; Santa Fe and Albuquerque, New Mexico; Medford, Oregon; East Providence and Johnston, Rhode Island; Township One (Quincy), Illinois; and Patton Township (State College), Croyle Township (Johnstown), Mt. Joy Township (Harrisburg/York), Williams Township and Salisbury Township (Allentown) and Hanover Township (Wilkes-Barre/Scranton), Pennsylvania, and expects to acquire additional facilities and dispose of certain existing facilities in connection with the Pending Transactions. The Company leases its remaining studio and office facilities, including office space in Tempe, Arizona which is not related to the operations of a particular station, and it leases its remaining transmitter and antenna sites. The Company does not anticipate any difficulties in renewing any facility leases or in leasing alternative or

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

additional space, if required. The Company owns substantially all of its other equipment, consisting principally of transmitting antennae, transmitters, studio equipment and general office equipment.

     Substantially all of the Company's properties and equipment serve as collateral for the Company's obligations under the Credit Facility.

     No one property is material to the Company's operations. The Company believes that its properties are generally in good condition and suitable for its operations; however, the Company continually looks for opportunities to upgrade its properties and intends to upgrade studios, office space and transmission facilities in certain markets.

LEGAL PROCEEDINGS

     The Company currently and from time to time is involved in litigation incidental to the conduct of its business, but the Company is not a party to any lawsuit or proceeding which, in the opinion of the Company, is likely to have a material adverse effect on the Company.

     The Company has received two CIDs from the DOJ pursuant to which the DOJ has requested information from the Company to determine whether the Company has violated certain antitrust laws. The first CID was issued on September 27, 1996 and concerns the Company's acquisition of all of the assets of KRST-FM in Albuquerque, New Mexico on October 9, 1996 (the "KRST Acquisition"). The CID requested written answers to interrogatories and the production of certain documents concerning the radio station market in Albuquerque, in general, and the KRST Acquisition, in particular, to enable the DOJ to determine, among other things, whether the KRST Acquisition would result in excessive concentration in the market. The Company has responded to the CID. The DOJ requested supplemental information on January 27, 1997, to which the Company also responded. There have been no communications since that time and, at present, the Company has been given no indication from the DOJ regarding its intended future actions. If the DOJ were to proceed with and successfully challenge the KRST Acquisition, the Company may be required to divest one or more radio stations in Albuquerque and/or it may be subject to the payment of fines.

     The second CID was issued on October 9, 1996 and concerned the Company's JSA relating to a total of eight radio stations in Spokane, Washington and Colorado Springs, Colorado and which became effective in January 1996. Pursuant to such CID, the DOJ has requested information to determine whether the JSAs constituted a de facto merger, resulting in a combination or contract in restraint of trade. The Company responded to the CID, and the DOJ is proceeding with discovery in this matter. If the DOJ were to proceed with and successfully challenge the JSA, the Company may be required to terminate the JSA and/or it may be subject to the payment of fines.

     At this time, the Company cannot predict the impact on the Company, if any, of these proceedings or any future DOJ demands.

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

                            THE PENDING TRANSACTIONS

     There are several transactions currently pending which, if consummated, would result in the Company (i) acquiring ownership of 24 additional radio stations and the right to construct and operate one radio station and (ii) selling seven radio stations.

THE IN-MARKET ACQUISITIONS

     The Company has entered into agreements to purchase (i) one FM radio station in Providence, Rhode Island, (ii) one FM radio station in Allentown/Bethlehem, Pennsylvania (which acquisition would include the sale by the Company of one AM radio station in Allentown/Bethlehem), (iii) three FM and two AM radio stations in Wilkes-Barre/Scranton, Pennsylvania and (iv) one FM radio station and one AM radio station in Salt Lake City, Utah, six of which the Company currently operates under LMAs.

     WDGF-FM, Providence, Rhode Island. On June 6, 1997, the Company entered into an Asset Purchase Agreement with Bear Broadcasting Company ("Bear") pursuant to which the Company has agreed to acquire from Bear substantially all of the assets used in the operation of radio station WDGF-FM in Providence. The aggregate purchase price is approximately $4.0 million in cash. Pending the acquisition, on September 15, 1997, the Company began operating WDGF-FM under an LMA.

     The asset purchase agreement contains customary representations and warranties of the parties, and consummation of the acquisition is subject to various conditions, including (i) the receipt of FCC consent to the assignment of the WDGF-FM license to the Company and (ii) the receipt of consents to the assignment to the Company of certain contracts relating to WDGF-FM. An application seeking FCC approval was filed with the FCC on June 16, 1997. The Company received a grant of the application on August 6, 1997, and it anticipates that the acquisition of WDGF-FM will close in November 1997. Upon consummation of the acquisition, the Company will own four FM and two AM radio stations in Providence.

     WLEV-FM, Allentown/Bethlehem, Pennsylvania. On July 15, 1997, the Company entered into an Asset Purchase Agreement with Maranatha Broadcasting Company, Inc. ("Maranatha") pursuant to which the Company has agreed to acquire from Maranatha certain of the assets used in the operation of radio station WLEV-FM in Allentown/Bethlehem. Concurrently, the Company and Maranatha entered into a second Asset Purchase Agreement pursuant to which Maranatha has agreed to acquire from the Company certain of the assets used in the operation of radio station WEST-AM in Allentown/Bethlehem. The purchase price for WLEV-FM is approximately $23.0 million in cash plus the assets of WEST-AM. The Company has delivered a letter of credit in the amount of $1.75 million to secure its obligations under the asset purchase agreement relating to WLEV-FM.

     The Company and Maranatha also entered into an LMA pursuant to which the Company markets commercial advertising time and provides programming for WLEV-FM pending the closing of its acquisition by the Company. A monthly fee of $25,000 will be paid by the Company to Maranatha under the LMA. The Company has received notification of early termination of the applicable waiting period under the HSR Act.

     The asset purchase agreements contain customary representations and warranties of the parties, and consummation of the transactions is subject to certain conditions including (i) the receipt of FCC consent to the assignment of the WLEV-FM license to the Company and the assignment of the WEST-AM license to Maranatha and (ii) the receipt of consents to the assignment to the Company and Maranatha of certain contracts relating to WLEV-FM and WEST-AM, respectively. Applications seeking FCC approval were filed with the FCC on July 21, 1997 and August 21, 1997. The Company received a grant of the application relating to WLEV-FM on September 8, 1997. The Company anticipates that the acquisition of WLEV-FM and the sale of WEST-AM will close in October 1997 and November 1997, respectively. Upon consummation of these transactions, the Company will own two FM radio stations in Allentown/Bethlehem.

     WEMR-AM and WEMR-FM, Wilkes-Barre/Scranton, Pennsylvania. On September 11, 1997, the Company entered into an Asset Purchase Agreement with Endless Mountain Broadcasting, Inc. ("Endless Mountain") pursuant to which the Company has agreed to acquire from Endless Mountain substantially all of the assets of radio stations WEMR-AM and WEMR-FM in Wilkes-Barre/Scranton for the aggregate

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

purchase price of approximately $815,000 in cash. Pending the acquisition, on September 25, 1997, the Company began operating WEMR-AM and WEMR-FM pursuant to an LMA.

     The asset purchase agreement contains customary representations and warranties of the parties, and consummation of the acquisition of WEMR-AM and WEMR-FM is subject to certain conditions including (i) the receipt of FCC consent to the assignment of the station licenses to the Company and (ii) the receipt of consents to the assignment to the Company of certain contracts relating to the stations. An application seeking FCC approval was filed with the FCC on September 17, 1997. The Company anticipates that the acquisition of WEMR-AM and WEMR-FM will close in late 1997 or early 1998.

     WSGD-FM, WDLS-FM and WCDL-AM, Wilkes-Barre/Scranton, Pennsylvania. On September 26, 1997, the Company entered into an Asset Purchase Agreement with S&P Broadcasting Limited Partnership I, S&P Broadcasting Limited Partnership III and Swanson Holdings, Ltd. (collectively, "S&P Broadcasting") pursuant to which the Company has agreed to acquire from S&P Broadcasting substantially all of the assets of radio stations WSGD-FM, WDLS-FM and WCDL-AM in Wilkes-Barre/Scranton for the aggregate purchase price of approximately $6.0 million in cash.

     The asset purchase agreement contains customary representations and warranties of the parties, and consummation of the acquisition of WSGD-FM, WDLS-FM and WCDL-AM is subject to certain conditions including (i) the receipt of FCC consent to the assignment of the station licenses to the Company and (ii) the receipt of consents to the assignment to the Company of certain contracts relating to the stations. The Company anticipates that an application seeking FCC approval will be filed with the FCC in October 1997, and that the acquisition of WSGD-FM, WDLS-FM and WCDL-AM will close in late 1997 or early 1998.

     KBEE-FM and KFNZ-AM, Salt Lake City, Utah. On March 31, 1992, Predecessor entered into an LMA with Price Broadcasting Company ("Price") pursuant to which the Company markets all commercial advertising of and provides programming for KBEE-FM and KFNZ-AM, licensed to Ogden, Utah and operating in Ogden and Salt Lake City, Utah. At such time, Predecessor also acquired certain assets used in the operation of the stations. In April 1996, the Company exercised its option under the LMA with Price to purchase such stations. The Company and Price subsequently entered into an Asset Purchase Agreement on April 21, 1997 relating to the acquisition by the Company of KBEE-FM and KFNZ-AM for the aggregate purchase price of approximately $2.9 million in cash.

     The asset purchase agreement contains customary representations and warranties of the parties, and consummation of the acquisition of KBEE-FM and KFNZ-AM is subject to certain conditions including (i) the receipt of FCC consent to the assignment of the station licenses to the Company and (ii) the receipt of consents to the assignment to the Company of certain contracts relating to the station. An application seeking FCC approval was filed on May 9, 1997. The Company received a grant of the application on July 18, 1997, and it anticipates that the acquisition of KBEE-FM and KFNZ-AM will close in October 1997. Upon consummation of the acquisition of KBEE-FM and KFNZ-AM, the Company will own four FM and two AM radio stations in Salt Lake City.

THE LITTLE ROCK ACQUISITIONS

     KARN-FM, KKRN-FM, KARN-AM, KRNN-AM, KAFN-FM, KIPR-FM, KESR-FM and KYTN-FM, Little Rock, Arkansas. On June 2, 1997, the Company entered into various agreements relating to four transactions with various individuals and entities pursuant to which the Company has agreed to acquire (i) five FM and two AM radio stations in Little Rock, Arkansas, (ii) the right to construct an additional FM radio station in Little Rock, (iii) the Arkansas Radio Network, a state-wide news network, and (iv) certain real estate associated with station operations.

     The first transaction is structured as a merger of Snider Corporation with and into the Company. Snider Corporation owns KARN-FM, KKRN-FM, KARN-AM, KRNN-AM and the Arkansas Radio Network and owns the right to construct and operate KAFN-FM. The aggregate purchase price for this acquisition is approximately $9.0 million, consisting of $4.5 million in cash and the balance in shares of a newly created series of preferred stock of Citadel Communications. The cash portion of the purchase price may be reduced

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

by the amount of certain liabilities of Snider Corporation existing on the closing date. The second related transaction involves the purchase by the Company from the shareholders of Snider Corporation of real estate used in connection with the stations owned by Snider Corporation for the aggregate purchase price of approximately $3.0 million in cash.

     The third transaction is structured as a merger of Snider Broadcasting Corporation ("Snider Broadcasting") with and into the Company. Snider Broadcasting owns KIPR-FM. The purchase price is approximately $5.5 million payable in shares of a newly created series of preferred stock of Citadel Communications. In addition, the purchase price will be increased by the amount necessary to repay indebtedness for borrowed money of Snider Broadcasting, and such additional amount will be paid in cash. Such cash portion may be reduced by the amount of certain liabilities of Snider Broadcasting existing on the closing date of the acquisition.

     The fourth transaction involves the purchase by the Company of substantially all of the assets of CDB Broadcasting Corporation and its license subsidiary (collectively, "CDB") which owns KESR-FM. The purchase price for CDB is approximately $7.5 million, payable in cash, and will be reduced by the amount of the cash portion of the purchase price for Snider Broadcasting, as well as by the amount of certain liabilities to be assumed by the Company. CDB has entered into an agreement to purchase the stock of Natural States Communications Company ("Natural States") which owns KYTN-FM, and such agreement has been assigned to the Company. The purchase price for the stock of Natural States and certain shareholder non-compete agreements is approximately $1.5 million in cash.

     The Company has delivered letters of credit in an aggregate amount of $1.25 million to secure its obligations under the various acquisition agreements.

     Pending the acquisition, on June 2, 1997, the Company began operating six of the foregoing stations pursuant to LMAs under which an aggregate monthly fee of approximately $186,000 will be paid by the Company to Snider Corporation, Snider Broadcasting and CDB.

     The various acquisition documents contain customary representations and warranties of the parties. Consummation of the various transactions is subject to certain conditions including (i) the receipt of FCC consent to the transfer of control of Snider Corporation, Snider Broadcasting and Natural States to the Company, (ii) the receipt of FCC consent to the assignment of the KESR-FM license to the Company and (iii) certain other customary conditions for the types of transactions involved. An application seeking FCC approval (other than the acquisition of Natural States) was filed with the FCC on June 12, 1997, and an application seeking FCC approval of the acquisition of Natural States was filed with the FCC on July 22, 1997. The Company received a grant of the application (other than the acquisition of Natural States) on August 26, 1997, and it anticipates that the acquisition (other than Natural States) will close in October 1997. The Company received a grant of the application relating to Natural States on September 9, 1997, and it anticipates that such transaction will close in November 1997. Consummation of the acquisition of the foregoing stations is contingent upon the closing of each of the several transactions discussed above other than the consummation of the acquisition of Natural States.

     KURB-FM, KVLO-FM and KEZQ-AM, Little Rock, Arkansas. On August 1, 1997, the Company entered into an Asset Purchase Agreement with GHB of Little Rock, Inc. ("GHB") pursuant to which the Company has agreed to acquire from GHB substantially all of the assets of radio stations KURB-FM, KVLO-FM and KEZQ-AM in Little Rock for the aggregate purchase price of approximately $11.4 million. The Company has delivered a letter of credit in the amount of $800,000 to secure its obligations under the asset purchase agreement.

     The asset purchase agreement contains customary representations and warranties of the parties, and consummation of the acquisition of KURB-FM, KVLO-FM and KEZQ-AM is subject to certain conditions including (i) the receipt of FCC consent to the assignment of the station licenses to the Company and (ii) the receipt of consents to the assignment to the Company of certain contracts relating to the stations. An application seeking FCC approval was filed with the FCC on August 6, 1997. The Company received a grant

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

of the application on September 19, 1997, and it anticipates that the acquisition of KURB-FM, KVLO-FM and KEZQ-AM will close in late 1997.

THE BOISE ACQUISITION

     KKGL-FM, KQFC-FM, KBOI-AM, KIZN-FM and KZMG-FM, Boise, Idaho. On September 29, 1997, the Company entered into various agreements relating to three transactions with various individuals and entities pursuant to which the Company has agreed to acquire four FM radio stations and one AM radio station and certain real estate associated with station operations.

     The first transaction involves the purchase of all of the issued and outstanding capital stock of Pacific Northwest Broadcasting Corporation ("Pacific Broadcasting") which owns radio stations KKGL-FM, KQFC-FM and KBOI-AM. The aggregate purchase price for this transaction is approximately $13.2 million in cash. At the time this transaction is consummated, Pacific Broadcasting will be merged with and into the Company. The Company has deposited $500,000 into escrow to secure its obligations under the acquisition agreement. The second related transaction involves the purchase by the Company from the principals of Pacific Broadcasting of real estate used in connection with the stations for the purchase price of approximately $1.2 million in cash.

     The third transaction involves the purchase by the Company of substantially all of the assets of radio stations KIZN-FM and KZMG-FM from Wilson Group, LLC ("Wilson Group") for the aggregate purchase price of approximately $14.1 million in cash. The Company has delivered a letter of credit in the amount of $500,000 to secure its obligations under the acquisition agreement. Wilson Group is not affiliated with Lawrence R. Wilson, a director and executive officer of the Company.

     The Company has also entered into an LMA with each of Pacific Broadcasting and Wilson Group pursuant to which the Company will market commercial advertising time and provide programming for the Boise Stations pending their acquisition by the Company. The Company will commence operations under these LMAs after all applicable waiting periods under the HSR Act have expired or been terminated. The Company will also enter into a five-year consulting agreement with the principal of Pacific Broadcasting and Wilson Group.

     The various acquisition agreements contain customary representations and warranties of the parties. Consummation of the various transactions is subject to certain conditions including (i) the receipt of FCC consent to the transfer of control of Pacific Broadcasting to the Company, (ii) the receipt of FCC consent to the assignment of the KIZN-FM and KZMG-FM licenses to the Company,
(iii) the expiration or termination of the applicable waiting periods under the HSR Act and (iv) certain other customary conditions for the type of transactions involved. The Company anticipates that an application seeking FCC approval will be filed with the FCC in October 1997, that the acquisition of Pacific Broadcasting will close in January 1998, and that the acquisition of KIZN-FM and KZMG-FM will close in April 1998. Consummation of the acquisition of KIZN-FM and KZMG-FM is contingent upon the consummation of the acquisition of Pacific Broadcasting. Upon consummation of the various acquisitions, the Company will own four FM radio stations and one AM radio station in Boise.

THE JOHNSTOWN/STATE COLLEGE DISPOSITION

     On September 29, 1997, the Company entered into an Asset Purchase Agreement with Talleyrand Broadcasting, Inc. ("Talleyrand") pursuant to which Talleyrand has agreed to purchase substantially all of the assets of radio stations WQKK-FM and WGLU-FM in Johnstown, Pennsylvania and radio stations WRSC-AM, WQWK-FM, WBLF-AM and WIKN-FM in State College, Pennsylvania for the aggregate purchase price of approximately $8.5 million in cash. In addition to the stations it owns in Johnstown and State College, the Company will also sell to Talleyrand its right of first refusal to purchase two additional radio stations in Johnstown.

     The asset purchase agreement contains customary representations and warranties of the parties, and consummation of the sale of WQKK-FM, WGLU-FM, WRSC-AM, WQWK-FM, WBLF-AM and

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

WIKN-FM is subject to certain conditions including (i) the receipt of FCC consent to the assignment of the station licenses to Talleyrand and (ii) the receipt of consents to the assignment to Talleyrand of certain contracts relating to the stations. The Company anticipates that an application seeking FCC approval will be filed with the FCC in October 1997 and that the sale of WQKK-FM, WGLU-FM, WRSC-AM, WQWK-FM, WBLF-AM and WIKN-FM will close in late 1997 or early 1998. The Company does not own any other radio stations in either Johnstown or State College.

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                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth the names, ages and positions of the directors and executive officers of the Company:

        NAME                             AGE                      POSITION
        ------------------------------   ---    --------------------------------------------
        Lawrence R. Wilson............   52     Chief Executive Officer, President and
                                                Chairman of the Board of Directors
        Donna L. Heffner..............   38     Vice President, Chief Financial Officer,
                                                Treasurer and Secretary
        Stuart R. Stanek..............   41     Vice President; President of East Region
        Edward T. Hardy...............   48     Vice President; President of West Region
        D. Robert Proffitt............   45     Vice President; President of Central Region
        Michael J. Ahearn.............   40     Director
        J. Walter Corcoran............   59     Director
        Christopher P. Hall...........   43     Director
        Mark A. Leavitt...............   38     Director
        Harlan A. Levy................   41     Director
        Scott E. Smith................   42     Director
        John E. von Schlegell.........   43     Director
        Ted L. Snider, Sr.(1).........   68     Director

---------------
(1) It is anticipated that Ted L. Snider will become a director of the Company following the Company's acquisition of Snider Corporation. See "The Pending Transactions -- The Little Rock Acquisitions."

     Lawrence R. Wilson co-founded and was a general partner of Predecessor from 1984 to July 1992 and has been the Chief Executive Officer, President and Chairman of the Board of the Company since it was incorporated in August 1991 and of Citadel Communications since it was incorporated in May 1993. From 1974 to 1979, Mr. Wilson was Executive Vice President and General Counsel of Combined Communications Corporation, a national media company, where he handled all acquisitions and mergers and oversaw the broadcast, newspaper and outdoor billboard divisions as a part of a five person management committee. From 1979 to 1986, he was engaged in the private practice of law.

     Donna L. Heffner joined Predecessor in 1988 as its Controller. Ms. Heffner has served as Treasurer and Secretary of the Company since it was incorporated in August 1991 and of Citadel Communications since it was incorporated in May 1993. She has served as Chief Financial Officer of the Company and Citadel Communications since July 1992 and May 1993, respectively. In January 1997, Ms. Heffner became Vice President of Citadel Communications and the Company. From 1982 to 1985 and in 1987, she was employed by Price Waterhouse, and in 1986, she was employed by Lowrimore, Warwick & Company as an accountant.

     Stuart R. Stanek joined Predecessor in 1986 as a General Manager of KKFM-FM in Colorado Springs. In 1988, he became General Manager of KCNR-AM/KUBL-FM in Salt Lake City, in 1991, he was appointed Vice President of the Company, in 1992 he was elected to the Board of Directors of the Company and in 1993, he was appointed Vice President and elected to the Board of Citadel Communications. He served as a Director of Citadel Communications and the Company until August 1996. Mr. Stanek became President of East Region for the Company in June 1997.

     Edward T. Hardy founded and was elected President and Chief Executive Officer of Deschutes in 1994. Mr. Hardy joined Citadel Communications in January 1997 as President of Deschutes following Citadel Communications' acquisition of Deschutes. Mr. Hardy became President of West Region for the Company and Vice President of Citadel Communications and the Company in June 1997. From 1984 to 1993, Mr. Hardy was Vice President -- General Manager of KUPL AM/FM in Portland.

     D. Robert Proffitt joined Predecessor in 1988 as Vice President -- General Manager of KKFM-FM in Colorado Springs. In 1991, he was appointed Vice President of the Company, and in 1993, he was appointed Vice President of Citadel Communications. Mr. Proffitt took over as General Manager of the Company's Albuquerque operations in 1994. Mr. Proffitt became President of Central Region for the Company in June 1997.

     Michael J. Ahearn has served as a member of the Board of Directors of the Company and Citadel Communications since August 1996. He was a shareholder of Gallagher & Kennedy, P.A., a Phoenix based law firm, from 1986 until June 1996, where he practiced in the area of corporate law. In July 1996, he joined Quantum Partners, L.L.C. as a principal. Quantum Partners, L.L.C. is a Phoenix based venture capital company that invests in privately held, growth-oriented businesses.

     J. Walter Corcoran has served as a member of the Board of Directors of the Company and Citadel Communications since March 1997. Since June 1996 he has been the Service Advisor for Oxford Analytica, Inc., a provider of economic and political analysis of world events. From 1993 to 1996, he was the President of Bristol Media, a broker and provider of financing to media companies in the broadcast and cable television fields, and from 1971 to 1993, he was the President of Philips Credit Corporation, a full service finance company based in New York with over $1.1 billion invested in the fields of television and radio broadcasting, cable television and medical equipment.

     Christopher P. Hall has served as a member of the Board of Directors of the Company and Citadel Communications since March 1997. Since 1993, Mr. Hall has been a Partner at Piliero Goldstein Jenkins & Hall, LLP, a law firm in New York. From 1986 to 1993, he was an attorney with the New York office of Jones, Day, Reavis & Pogue.

     Mark A. Leavitt has served as a member of the Board of Directors of the Company since 1992 and of Citadel Communications since 1993. He has been a Managing Director and Group Head of the Telecommunications and Media Group within the Investment Banking Department of Prudential Securities Incorporated since August 1996. Mr. Leavitt was employed by Oppenheimer & Co., Inc. ("Oppenheimer") from 1987 to 1996, most recently as Managing Director of the Investment Banking Group responsible for the firm's activities in media and communications. Mr. Leavitt serves on the Board of Directors of T/SF Communications Corp., a publishing company.

     Harlan A. Levy has served as a member of the Board of Directors of the Company and Citadel Communications since March 1997. He has had a private law practice in New York since 1995. From 1987 to 1995, he was an Assistant District Attorney for New York County.

     Scott E. Smith has served as a member of the Board of Directors of the Company since 1992 and of Citadel Communications since 1993. He is an Executive Vice President of Baker, Fentress & Company ("Baker Fentress"). Since 1989, Mr. Smith has managed the private placement portfolio of Baker Fentress.

     John E. von Schlegell has served as a member of the Board of Directors of the Company and Citadel Communications since January 1997. He co-founded and, since 1991, has managed, Endeavour Capital Fund Limited Partnership ("Endeavour Capital"), a firm that invests equity capital in privately held businesses throughout the northwest. Since January 1994, Mr. von Schlegell has been the President and a shareholder of DVS Management, Inc. ("DVS"), the general partner of Endeavour Capital. From January 1991 until January 1994, Mr. von Schlegell was a general partner of DVS Associates, the then general partner of Endeavour Capital.

     Ted L. Snider, Sr. is anticipated to become a director of the Company following the Company's acquisition of Snider Corporation. Mr. Snider has been Chairman of Snider Corporation since its incorporation in 1971. Snider Corporation owns two FM and two AM radio stations, the right to construct an additional FM radio station and the Arkansas Radio Network.

     Members of the Board of Directors are not currently compensated for their services as Board members. Each nonemployee director is reimbursed for travel and related expenses for attendance at Board and Committee meetings.

BOARD COMPOSITION AND GOVERNANCE MATTERS

     Pursuant to the Third Amended and Restated Voting Agreement dated as of March 17, 1997, as amended (the "Voting Agreement"), by and among Citadel Communications, Christopher P. Hall, as Trustee under the Voting Trust Agreement dated March 17, 1997 (the "Voting Trust Agreement"), Baker Fentress, FINOVA Capital Corporation ("FINOVA Capital"), Oppenheimer, Endeavour Capital, Edward
T. Hardy, Lawrence R. Wilson and certain other parties, certain parties to the Voting Agreement have the right to designate the directors of Citadel Communications and the Company as follows: Baker Fentress has the right to designate one director, and has initially designated Scott E. Smith; Lawrence R. Wilson has the right to designate three directors, and has initially designated himself, Michael J. Ahearn and Mark A. Leavitt; Endeavour Capital has the right to designate one director, and has initially designated John von Schlegell; the Voting Trustee has the right to designate three directors, subject to certain restrictions, and has initially designated himself, J. Walter Corcoran and Harlan A. Levy. The Voting Agreement also provides that any committees of the Board of Directors of either Citadel Communications or the Company will be created only upon the approval of at least three-quarters of the members of the Board of Directors of Citadel Communications (the "Citadel Board"). Pursuant to the Voting Trust Agreement, the Trustee votes the shares of ABRY II, and ABRY/CIP in accordance with the relevant provisions of the Voting Agreement. See "Security Ownership of Certain Beneficial Owners." In connection with the Little Rock Acquisitions, the shareholders who receive shares of preferred stock of Citadel Communications (collectively, the "Little Rock Shareholders") will become parties to the Voting Agreement and the Voting Agreement will be amended to give the Little Rock Shareholders the right to designate one additional director of Citadel Communications and the Company. It is anticipated that Ted
L. Snider, Sr. will be such designee. See "The Pending Transactions" and
" -- Executive Officers and Directors."

     The rights and obligations of a shareholder or group of shareholders under the Voting Agreement terminate in relevant part either upon consummation of a sale of Citadel Communications' common stock, par value $0.001 per share (the "Common Stock"), in an underwritten public offering which results in net cash proceeds to Citadel Communications of at least $25 million, or automatically upon the fifteenth anniversary date of the Voting Agreement, unless extended. The Voting Trust Agreement continues in effect until terminated upon written agreement of Citadel Communications and the holders of voting trust certificates which represent a majority of the shares held in the voting trust.

     Pursuant to the Voting Agreement, the prior vote or written consent of not less than three-quarters of the members of the Citadel Board is required for certain actions by Citadel Communications or the Company, subject to various exceptions including the Tele-Media Acquisition, as follows: transfers or other dispositions of assets; acquisitions, mergers, investments and certain LMA or similar transactions; the issuance or repurchase of equity securities; the creation or incurrence of indebtedness or amendment of applicable debt documents; transactions with affiliates; public offerings of equity securities; amendments to certificates of incorporation or bylaws; and certain actions in connection with bankruptcy.

     Pursuant to a Securities Purchase and Exchange Agreement, dated June 28, 1996, as amended by the First Amendment thereto dated December 31, 1996, and by the Second Amendment thereto dated March 17, 1997 (the "Securities Purchase and Exchange Agreement") among Citadel Communications, the Company, ABRY II, ABRY/CIP, Baker Fentress, Oppenheimer, Endeavour Capital, Edward T. Hardy, Bank of America Illinois and certain other parties, the prior vote or written consent of the holders of a majority of the Series D Preferred Stock is required for the taking by Citadel Communications or the Company of the actions described in the preceding paragraph (other than in respect of transactions with affiliates or certain actions in connection with bankruptcy), also subject to various exceptions. See "Security Ownership of Certain Beneficial Owners."

EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the compensation paid to the Company's Chief Executive Officer and each of the other two persons who were executive officers of the Company during 1996 (the "Named Executives"):

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                              COMPENSATION
                                              ANNUAL COMPENSATION             ------------
                                      -----------------------------------      SECURITIES
NAME AND                                                     OTHER ANNUAL      UNDERLYING     ALL OTHER
PRINCIPAL POSITION             YEAR    SALARY     BONUS      COMPENSATION       OPTIONS      COMPENSATION
-----------------------------  ----   --------   -------     ------------     ------------   ------------
Lawrence R. Wilson...........  1996   $325,000   $81,250(1)     $3,404(2)        150,000       $411,423(3)
  Chief Executive Officer and
  President
Stuart R. Stanek.............  1996   $165,000   $35,000(1)     $2,627(2)         24,000       $  2,553(4)
  Vice President and
  President of East Region
Donna L. Heffner.............  1996   $120,000   $20,000(1)     $1,364(2)         22,000       $  2,505(5)
  Vice President and Chief
  Financial Officer

---------------
(1) Bonuses were earned in 1996, but paid in 1997. Does not reflect bonuses earned in 1995, but paid in 1996.

(2) Represents amount for personal use of Company-provided vehicle and for goods and services received through the Company's trade agreements.

(3) Represents the Company's contribution of $2,708 to the Company's 401(k) Plan, which contribution vests over five years, the Company's payment of $78 of premiums for term life insurance, and the forgiveness of $408,637 of indebtedness. See "Certain Transactions."

(4) Represents the Company's contribution of $2,475 to the Company's 401(k) Plan, which contribution vests over five years, and the Company's payment of $78 of premiums for term life insurance.

(5) Represents the Company's contribution of $2,427 to the Company's 401(k) Plan, which contribution vests over five years, and the Company's payment of $78 of premiums for term life insurance.

     Stock Options. The following table summarizes individual grants of options to purchase shares of Class A Common Stock, par value $0.001 per share, of Citadel Communications (the "Class A Common Stock") to the Named Executives during the year ended December 31, 1996:

                         OPTIONS GRANTED IN FISCAL 1996

                                                                                     POTENTIAL REALIZABLE
                                               PERCENT                                 VALUE AT ASSUMED
                                  NUMBER OF    OF TOTAL                                ANNUAL RATES OF
                                  SECURITIES   OPTIONS     EXERCISE                STOCK PRICE APPRECIATION
                                  UNDERLYING  GRANTED TO   OR BASE                    FOR OPTION TERM(1)
                                   OPTIONS    EMPLOYEES     PRICE     EXPIRATION   ------------------------
NAME                               GRANTED     IN 1996      ($/SH)       DATE         5%($)       10%($)
--------------------------------  ---------   ----------   --------   ----------   -----------  -----------
Lawrence R. Wilson(2)...........    25,628        8.3%      $17.17       6/28/01   $    70,548  $   204,257
                                   124,372       40.1        17.17       6/28/06     1,026,945    2,900,146
Stuart R. Stanek(3).............     2,000        0.6        12.00       1/05/06        26,854       38,250
                                    22,000        7.1        17.17       6/28/06       181,655      513,003
Donna L. Heffner(3).............    22,000        7.1        17.17       6/28/06       181,655      513,003

---------------
(1) The potential realizable value is based on the term of the option at the time of grant. An assumed stock price appreciation of 5% and 10% is used pursuant to rules promulgated by the Commission. The potential realizable value is calculated by assuming (i) that the stock price on the date of grant was equal to $12.00 for the option to purchase 2,000 shares granted to Mr. Stanek on January 5, 1996 and $15.61 for the remaining options which were granted on June 28, 1996, which represent Citadel Communications' estimate of fair market value on such dates, and (ii) that such price appreciates at the indicated rate, compounded annually, for the entire term of the option and that the option is exercised and sold on the last day of its term at this appreciated stock price. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The potential realizable value is not intended to forecast the future appreciation of the Class A Common Stock.

(2) Pursuant to his employment agreement with the Company, Mr. Wilson was granted options under Citadel Communications' 1996 Equity Incentive Plan to purchase 25,628 and 124,372 shares of Citadel Communications' Class A Common Stock at an exercise price of $17.17 (110% of the fair market value on the date of grant) per share. The option to purchase 25,628 shares vests 25% on each of the first through fourth anniversaries of the date of the grant, and the option to purchase 124,372 shares vests 20% on each of the first through fifth anniversaries of the date of grant. Vesting accelerates in the event of a change in control of Citadel Communications (as provided for in the relevant option agreements), but only to the extent that such acceleration does not result in Citadel Communications incurring compensation expense under section 280G of the Internal Revenue Code of 1986, as amended.

(3) Options vest 20% on each of the first through fifth anniversaries of the date of grant. Vesting accelerates in the event of a change in control of Citadel Communications (as provided for in the relevant option agreements).

     The following table shows the number and value of unexercised stock options to purchase shares of Class A Common Stock held by the Named Executives as of December 31, 1996. No options were exercised by the Named Executives in 1996.

                         FISCAL YEAR END OPTION VALUES

                                           NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                          UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                  OPTIONS                       OPTIONS(1)
                                         -------------------------       -------------------------
                                         EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
                                         -------------------------       -------------------------
        Lawrence R. Wilson...........          62,942/150,000                $      729,086/$0
        Stuart R. Stanek.............          18,671/ 52,007                $207,724/$284,486
        Donna L. Heffner.............          18,807/ 50,211                $209,451/$279,857

---------------
(1) Assumes that the fair market value of each share of Class A Common Stock into which the options are exercisable is $15.61 which represents Citadel Communications' estimate of fair market value on December 31, 1996.

     In October 1993, Mr. Wilson was granted performance options to acquire up to an aggregate of 85,936 shares of Class A Common Stock at an exercise price per share of $2.91, which represented Citadel Communications' estimate of the fair market value of the shares on the date of grant. The options can be earned (17,187 shares per year) over a five-year period following the date of grant and expire on the earlier of ten years from the date granted or termination of employment. Vesting is dependent upon Citadel Communications achieving certain annual operating results. At December 31, 1996, the option was exercisable with respect to 34,374 shares, and, on January 1, 1997, the option vested with respect to an additional 17,187 shares. In December 1994, Mr. Wilson was granted an immediately exercisable option to acquire an aggregate of 28,568 shares of Class A Common Stock at an exercise price of $5.37 per share.

EMPLOYMENT AGREEMENT

     In June 1996, the Company entered into an employment agreement with Lawrence R. Wilson which has an initial term ending in June 2001. Mr. Wilson's current annual base salary under the agreement is $341,250 which is to be increased by 5% in January of each year during the term of the agreement. The agreement also provides for an annual bonus calculated as a percentage of Mr. Wilson's base salary in effect at the end of the year and based on certain annual performance criteria of the Company.

     Mr. Wilson's employment with the Company will terminate upon Mr. Wilson's becoming permanently disabled or upon (i) a liquidation or dissolution of Citadel Communications, (ii) a sale, transfer or other disposition of all of the assets of the Company on a consolidated basis or (iii) any transaction or series of transactions whereby any person or entity other than ABRY II or its affiliates or affiliates of the Company, becomes the direct or indirect beneficial owner of securities of Citadel Communications or the Company representing 50% or more of the combined voting power of Citadel Communications' or the Company's then outstanding securities. In such event, Mr. Wilson or his beneficiary will be entitled to receive Mr. Wilson's then base salary through the end of the month in which the termination occurs. In addition, upon the affirmative vote or written consent of not less than 66-2/3% of the members of the Citadel Board, Mr. Wilson's employment may be terminated with or without cause. If any such termination is without cause, Mr. Wilson will be entitled to receive his then current base salary through the end of the then term of the employment agreement.

1996 EQUITY INCENTIVE PLAN

     Citadel Communications has adopted the 1996 Equity Incentive Plan (the "Plan") pursuant to which all employees of the Company are eligible to receive awards in the form of non-qualified options and incentive options to purchase Class A Common Stock, stock appreciation rights, restricted securities and other stock-based awards as determined by the Citadel Board. The Plan is administered by the Citadel Board, which determines the price and type of awards granted and the key managerial employees eligible to receive awards and the terms thereof, including vesting, all in a manner consistent with the Plan. The Citadel Board may delegate responsibility for administration of the Plan to a committee of the Citadel Board. The total number of shares of Class A Common Stock reserved and available for awards under the Plan (or which may be used to provide a basis of measurement for an award) is 526,824 shares. Shares subject to any option which terminates or expires unexercised will be available for subsequent grants. The exercise price of incentive stock options granted under the Plan is to be at least 100% of the fair market value of the Class A Common Stock on the date of grant (110% of the fair market value of the Class A Common Stock in the case of an incentive stock option to an individual who at the time of the grant owns more than 10% of the combined voting power of Citadel Communications' capital stock). The Citadel Board may provide that an optionee may pay for shares upon exercise of an option in cash or by check or by such other medium or by any combination of media as authorized by the Citadel Board. The grant of an option may be accompanied by a reload option, which gives an optionee who pays the exercise price of an option with shares of Class A Common Stock an additional option to acquire the same number of shares that was used to pay for the original option at an exercise price of not less than the fair market value of Class A Common Stock as of the reload option grant date. An unexercised option normally expires upon termination of employment, provided that the Citadel Board may permit the holder of the option to exercise it during the 90 days following termination. Under certain circumstances, including termination of employment upon retirement, disability or death, the option may be exercised during an extended period. In the event of termination of employment under certain circumstances following certain change in control events, an option generally may be exercised in full during the 90 days following termination. The Plan also provides for the grant of performance units and shares of restricted stock.

401(K) PLAN

     Effective in 1993, the Company adopted a 401(k) Savings Plan ("Retirement Plan") for the purpose of providing, at the option of the employee, retirement benefits to full-time employees of the Company and its subsidiaries who have been employed for a period of one year or longer. Contributions to the Retirement Plan are made by the employee and, on a voluntary basis, by the Company. The Company currently matches 100% of that part of the employee's deferred compensation which does not exceed 2% of such employee's salary.

     A contribution to the Retirement Plan of $144,256 was made during the year ended December 31, 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1996, Mark A. Leavitt and Scott E. Smith and former directors William P. Sutter, Jr. and Royce Yudkoff were members of the Compensation Committee of the Citadel Board, which determines compensation matters for the Company. Such persons are or were also directors of the Company. Mr. Yudkoff is President of ABRY Holdings, Inc., the general partner of ABRY Capital, L.P., the general partner of ABRY II and ABRY/CIP.

     Investment Banking Relationships. Mark A. Leavitt, a director of the Company, is a Managing Director of Prudential Securities Incorporated, which has provided since 1996, and may in the future provide, investment banking services to the Company. Such services have been provided on terms customary in the industry. Prudential Securities Incorporated was an Initial Purchaser in the Original Offerings. In each of 1994, 1995 and 1996, Oppenheimer provided investment banking services to the Company and Citadel Communications. During such years, Mr. Leavitt was a Managing Director of Oppenheimer. Such services were provided on terms customary in the industry. Oppenheimer is also a party to the Voting Agreement, the Securities Purchase and Exchange Agreement, the Stockholders Agreement and the Registration Rights Agreement (as defined).

     Repayment of Certain Indebtedness. In October 1996, the Company repaid its indebtedness to Baker Fentress, which consisted of $7.0 million in principal amount and $20,534 in accrued and unpaid interest. The Company also paid Baker Fentress a $420,000 prepayment penalty. Baker Fentress beneficially owns all of the outstanding shares of Series A Preferred Stock (as defined) of Citadel Communications which is convertible into shares of Class A Common Stock. See "Security Ownership of Certain Beneficial Owners." Scott E. Smith, a director of the Company, is an Executive Vice President of Baker Fentress.

     Registration Rights Agreement. Citadel Communications is a party to a Registration Rights Agreement, dated June 28, 1996, as amended (the "Registration Rights Agreement"), with Lawrence R. Wilson, ABRY II, ABRY/CIP, Baker Fentress, Bank of America Illinois (and certain of its employees and its affiliates), Oppenheimer, Edward T. Hardy, Endeavour Capital and others, which requires Citadel Communications, upon a one-time demand by such shareholders on or after the earlier of (i) the consummation of an initial public offering of Citadel Communications' Common Stock which is registered pursuant to the Securities Act or (ii) August 1, 2000, to register their shares of Common Stock of Citadel Communications under the Securities Act for offer and sale to the public (including by way of an underwritten public offering), and which entitles such parties to join in any registration of equity securities of Citadel Communications. In connection with the Little Rock Acquisitions, the Little Rock Shareholders will become parties to the Registration Rights Agreement.

     Securities Purchase and Exchange Agreement. Pursuant to a Securities Purchase and Exchange Agreement dated June 28, 1996, as amended (the "Securities Purchase and Exchange Agreement"), among Citadel Communications, the Company, ABRY II, ABRY/CIP, Baker Fentress, Oppenheimer, Endeavor Capital, Edward T. Hardy, Bank of America Illinois and certain other parties, Citadel Communications redeemed outstanding preferred stock held by Bank of America Illinois and certain other parties, repaid the $2.0 million principal balance and the $17,500 in accrued interest on Citadel Communications' Junior Subordinated Convertible Note Due 1996 dated May 24, 1996 issued to ABRY II, financed four radio station acquisitions, and paid certain working capital requirements. The transactions were financed by Citadel Communications' issuance of approximately 1,473,857 shares of its Series C Preferred Stock (as defined), and approximately 1,346,422 shares of its Series D Preferred Stock to ABRY II, and of approximately 182,162 shares of Series C Preferred Stock, and approximately 166,411 shares of Series D Preferred Stock to ABRY/CIP, all for approximately $15.61 per share for a total consideration of approximately $49.5 million, and through borrowings under a $20.0 million revolving line of credit with ABRY II and ABRY/CIP. See "Security Ownership of Certain Beneficial Owners." Simultaneously, four then existing series of capital stock of Citadel Communications held by ABRY II, ABRY/CIP, Baker Fentress, Oppenheimer, Bank of America Illinois and certain other parties were reclassified. The consummation of these transactions was conditioned upon, among other things, the entry of various parties into, and the effectiveness as of the time of closing of, the Registration Rights Agreement, the Stockholders Agreement, the Voting Agreement, and the Management and Consulting Services Agreement (as defined).

     The Securities Purchase and Exchange Agreement established a commitment (the "Facility A Commitment") by ABRY II and ABRY/CIP in favor of Citadel Communications for a revolving line of credit in the aggregate principal amount of $20.0 million and against which ABRY II and ABRY/CIP made pro rata advances (the "Facility A Advances"). At June 30, 1997, there were four Facility A Advances outstanding, the aggregate principal balance of which was approximately $12.8 million. Contemporaneously with the consummation of the Original Offerings, a portion of the proceeds was used to repay advances made to the Company by Citadel Communications with the proceeds of the Facility A Advances. Citadel Communications repaid the Facility A Advances concurrently with the closing of the Original Offerings. Thereafter, the Facility A Commitment terminated and ABRY II and ABRY/CIP have no further obligation to make Facility A Advances.

     The Securities Purchase and Exchange Agreement provides that Citadel Communications and, to the extent applicable, its subsidiaries, including the Company, must enter into an agreement with each of its employees who owns Citadel Communications equity securities providing (i) that any employee transfer of these equity securities (except for any made by Mr. Wilson) is subject to a Citadel Communications right of first refusal to purchase these equity securities at a price determined by a formula and (ii) that any payment or other consideration received by such employee in connection with any transaction resulting in a change of control of Citadel Communications or the Company including (a) certain employment agreements or consulting agreements,
(b) noncompetition agreements, (c) licenses or (d) forbearances of any kind, unless such payment does not exceed the price per share of Common Stock paid to non-employee holders of Common Stock, shall be deemed additional payment to Citadel Communications in the case of sale of the assets of Citadel Communications, or shall be payable to all holders of equity securities of Citadel Communications in the case of a merger or sale of part or all of the equity securities of Citadel Communications. For additional information concerning the Securities Purchase and Exchange Agreement, see "--Board Composition and Governance Matters."

     Voting Trust Agreement. The Voting Trust Agreement provides that the Trustee, currently Christopher P. Hall, and each person who is at any time a Back-Up Trustee (as defined in the Voting Trust Agreement), currently J. Walter Corcoran and Harlan A. Levy, shall be entitled to receive compensation for services as Trustee and availability as Back-Up Trustee, either under the Voting Trust Agreement or under an agreement to provide services thereunder, in the amount of $25,000 per year. The Trustee is also expressly authorized to incur and be promptly reimbursed by ABRY II and ABRY/CIP for all reasonable charges and other expenses which he deems necessary and proper in the performance of his duties. Citadel Communications has agreed to pay ABRY II (for the account of ABRY II and ABRY/CIP) the amount of up to $75,000 per year to defray the fees and expenses associated with the Voting Trust, including any fees payable to the Voting Trustee and the Back-Up Trustees. For additional information concerning the Voting Trust Agreement, see "Management -- Board Composition and Governance Matters" and "Security Ownership of Certain Beneficial Owners."

     Management and Consulting Services Agreement. In June 1996, the Company entered into a Management Services and Consulting Agreement with ABRY Partners, Inc. (the "Management and Consulting Services Agreement") which was terminated in March 1997. Pursuant to the agreement, ABRY Partners, Inc. provided consultation to the Company's Board of Directors and management on business and financial matters. The Company paid $37,500 and $62,500 to ABRY Partners, Inc. under this agreement in 1996 and 1997, respectively, and reimbursed ABRY Partners, Inc. for reasonable out-of-pocket costs and expenses. ABRY Partners, Inc. is an affiliate of ABRY II and ABRY/CIP.

     Stockholders Agreement. Citadel Communications is a party to a Second Amended and Restated Stockholders Agreement, dated June 28, 1996, as amended (the "Stockholders Agreement"), with ABRY II, ABRY/CIP, Baker Fentress, Oppenheimer, Bank of America Illinois, FINOVA Capital, Endeavour Capital, Lawrence R. Wilson, Claire Wilson, Edward T. Hardy and certain other shareholders of Citadel Communications (collectively, the "Shareholder Parties"). Pursuant to the Stockholders Agreement, the

Shareholder Parties have the right of first refusal to purchase any equity securities issued by Citadel Communications or any of its subsidiaries, including the Company, other than Class A Common Stock or options to purchase Class A Common Stock issued to employees or directors pursuant to certain compensation plans, equity securities issued upon conversion of another class of equity securities or Common Stock issued in a registered public offering. Subject to certain exceptions, the Shareholder Parties, other than Lawrence and Claire Wilson, also have (i) the right of first refusal with respect to the shares of capital stock of Citadel Communications proposed to be transferred by the Wilsons, or (ii) the right to participate in any such transfer. Certain of the Shareholder Parties, including ABRY II, ABRY/CIP, Bank of America Illinois, Endeavour Capital and Mr. Hardy, have the right, under certain circumstances, to require Citadel Communications to purchase all or a portion of their shares of capital stock of Citadel Communications for a price determined in accordance with the Stockholders Agreement. In the event that Citadel Communications is unable to repurchase shares tendered by or on behalf of ABRY II or ABRY/CIP, such entities are entitled, among other things, to solicit offers and make presentations and proposals to prospective buyers of Citadel Communications and enter into negotiations and/or agreements regarding the potential sale of Citadel Communications. Citadel Communications also has the right, at its option, at any time commencing on August 1, 2000, to repurchase outstanding shares of Preferred Stock (as defined) and the warrants held by Bank of America Illinois to purchase shares of Class B Common Stock (as defined), and, under certain circumstances, shares of Class A Common Stock, held by certain Shareholder Parties, for a price determined in accordance with the Stockholders Agreement. The foregoing provisions of the Stockholders Agreement terminate upon the consummation of a sale of Citadel Communications' Common Stock in an underwritten public offering which results in receipt by Citadel Communications of net cash proceeds of at least $25.0 million.

     Donna L. Heffner, Stuart R. Stanek and D. Robert Proffitt, executive officers of the Company, and Michael J. Ahearn, a director of the Company, have joined as parties with respect to certain provisions of the Stockholders Agreement. In connection with the Little Rock Acquisitions, the Little Rock Shareholders will become Shareholder Parties under the Stockholders Agreement.

     Stock Repurchase. In June 1996, Citadel Communications repurchased shares of capital stock of Citadel Communications then held by Mesirow Capital Partners VI ("Mesirow VI") for an aggregate amount of approximately $10.7 million. Mesirow VI had acquired such shares in 1993. William P. Sutter, Jr., a former director of the Company, was an officer of the general partner of Mesirow VI. Mesirow VI had been a party to the Registration Rights Agreement, the Voting Agreement and the Stockholders Agreement.

                              CERTAIN TRANSACTIONS

CERTAIN LOAN TRANSACTIONS

     Lawrence R. Wilson, an executive officer and director of the Company, was indebted to the Company in the amount of $394,297 (including accrued interest of $46,440) as of December 31, 1995 (the "Principal Shareholder Loan"). Approximately $70,000 of the principal amount of the Principal Shareholder Loan was advanced by Predecessor to Mr. Wilson in June 1992 for personal purposes, approximately $27,860 of the Principal Shareholder Loan was advanced by Predecessor to Mr. Wilson in April 1993 to finance Mr. Wilson's purchase of capital stock of the Company from a former shareholder and approximately $250,000 was advanced by the Company to Mr. Wilson in 1994 for personal purposes. The Principal Shareholder Loan, which bore interest at the rate of 8.5% per annum, was forgiven in June 1996, at which time an aggregate of $408,637 principal and accrued interest was outstanding. Mr. Wilson's indebtedness under the Principal Shareholder Loan was secured by certain shares of capital stock of Citadel Communications owned by Mr. Wilson.

     In 1995, Mr. Wilson made a short-term unsecured loan of $365,000 to the Company at an annual interest rate of 10%. The Company repaid such loan in full in 1996.

SALE AND LEASEBACK OF AIRPLANE

     In December 1995, the Company sold to Wilson Aviation, L.L.C., a company owned by Mr. Wilson and his spouse, an airplane formerly owned by the Company, for a cash purchase price of approximately $1.3 million. Contemporaneously with the sale of the airplane, the Company entered into an agreement to lease the airplane from Wilson Aviation, L.L.C. from December 29, 1995 to December 31, 2001. Under the terms of the lease, the Company is required to pay monthly rent in the amount of $17,250 and, in addition, to bear all of the costs of the maintenance, repair and operation of the airplane during the term of the lease. The sale and leaseback were not independently established in an arm's length transaction; however, the transaction was reviewed and approved by the Company's senior lender and the Company believes, based upon such review, that the terms of the transaction are reasonable.

REAL ESTATE PURCHASE IN CONNECTION WITH ACQUISITION

     In order to facilitate the Company's acquisition of KKLI-FM from Tippie Communications, Inc. ("Tippie") in 1996, Mr. Wilson purchased from a shareholder of Tippie certain associated real estate located in Colorado Springs, Colorado, which the Company did not desire to acquire. The purchase price for the real estate was $350,000. The purchase price and terms of the transaction were negotiated between Mr. Wilson and the seller of the real estate, and neither the Company nor Mr. Wilson obtained an independent appraisal of such real estate. The Company believes that its acquisition of KKLI-FM, in the context of the acquisition of the real estate by Mr. Wilson, was fair to the Company.

DESCHUTES TRANSACTIONS

     In connection with the acquisition of Deschutes, Edward T. Hardy, an officer, director and shareholder of Deschutes prior to its acquisition by Citadel Communications and currently an executive officer of the Company, and Endeavour Capital, a shareholder of Deschutes prior to its acquisition by Citadel Communications and currently a shareholder of Citadel Communications, each received merger consideration consisting of shares of capital stock of Citadel Communications valued at approximately $206,500 and approximately $7.2 million, respectively. John E. von Schlegell, a director of the Company, is President and a shareholder of the general partner of Endeavour Capital. Mr. Hardy also received immediately exercisable options to purchase 22,918 shares of Class A Common Stock at an exercise price of $4.91 per share and 8,045 shares of Class A Common Stock at an exercise price of $17.17 per share in exchange for options to acquire shares of Deschutes capital stock. Following the Deschutes merger, he was granted options to purchase an aggregate of 37,000 shares of Class A Common Stock at an exercise price of $17.17 per share, which options vest 20% per year beginning with the first anniversary of the date of the grant. In contemplation of the proposed acquisition of Deschutes, during 1996, the Company made advances to Deschutes to enable Deschutes to acquire various radio stations and pay-off existing debt. At December 31, 1996, an aggregate of approximately $18.3 million was due under these advances, which was credited against the cash portion of the purchase price for Deschutes.

     In connection with the acquisition of Deschutes, Citadel Communications entered into an Agreement Not to Compete with DVS, the general partner of Endeavour Capital, pursuant to which Citadel Communications is obligated to pay DVS an aggregate of $200,000 in 1997 and 1998.

     In February 1995, the Company sold the assets of six radio stations located in Montana to Deschutes for the aggregate purchase price of $5.4 million. At the time of the transaction, Mr. Hardy was a director, executive officer and shareholder of Deschutes and Endeavour Capital was a shareholder of Deschutes.

LITTLE ROCK ACQUISITIONS

     Ted L. Snider, Sr., who is expected to become a director of the Company, and his spouse are the shareholders of Snider Corporation and, in connection with the Company's acquisition of Snider Corporation and certain other assets from Mr. Snider and his spouse, Mr. Snider and his spouse will receive approximately $7.5 million in cash and approximately $4.5 million in shares of a newly created series of preferred stock of Citadel Communications. Mr. Snider's son and nephew are principal shareholders of Snider Broadcasting and of CDB and, in connection with the Company's acquisition of Snider Broadcasting and certain assets from CDB, they will receive approximately $5.5 million in shares of a newly created series of preferred stock of Citadel Communications. In addition, the Company may repay certain indebtedness of Snider Broadcasting and CDB will receive up to $7.5 million.

     Effective June 2, 1997, the Company began operating the radio stations owned by Snider Corporation, Snider Broadcasting and CDB under LMAs under which an aggregate monthly fee of approximately $186,000 is paid by the Company to such entities. See "The Pending Transactions."

CONSULTING ARRANGEMENT

     During the fiscal year ended December 31, 1996, Michael J. Ahearn, a director of the Company, provided financial consulting services to the Company for which he was paid $83,520. On June 28, 1996, Mr. Ahearn was also granted an option to purchase 4,000 shares of Class A Common Stock at an exercise price of $17.17 per share. Such option will vest with respect to 800 shares on each of the first through fifth anniversaries of the date of the grant.

LEGAL SERVICES

     During each of the fiscal years ended December 31, 1994, 1995 and 1996, the Company retained the law firm of Gallagher & Kennedy, P.A. to represent the Company on various matters. Michael J. Ahearn was a shareholder of such firm in such years.

PREPAYMENT AND REDEMPTION

     On June 28, 1996, pursuant to the Securities Purchase and Exchange Agreement, the Company prepaid certain Senior Subordinated Notes in the principal amount of $4.0 million, and funded Citadel Communications' redemption of a portion of the stock purchase warrants, issued under a Senior Subordinated Note and Warrant Purchase Agreement dated as of October 1, 1993. These Senior Subordinated Notes and warrants were held, in part, by Bank of America Illinois. Bank of America Illinois now holds, and as of June 28, 1996 held, warrants to purchase 138,101 shares of Class B Common Stock (nonvoting). Class B Common Stock is convertible into Class A Common Stock (voting) upon the occurrence of certain events, and such a conversion would result in Bank of America Illinois owning in excess of 5% of the outstanding shares of Class A Common Stock on an undiluted basis. See "Security Ownership of Certain Beneficial Owners."

     See also "Management -- Compensation Committee Interlocks and Insider Participation."

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Citadel Communications owns all of the currently issued and outstanding common stock of the Company and has pledged such common stock to secure its guaranty of indebtedness under the Credit Facility. See "Description of Indebtedness -- Existing Loan Agreement" and "Description of Other Capital Stock."

     Citadel Communications is authorized to issue up to 53,831,234 shares of capital stock, par value $0.001 per share, consisting of 15,910,471 shares of Class A Common Stock, 156,933 shares of Class B Common Stock, 12,000,000 shares of Class C Common Stock (the "Class C Common Stock" and collectively with the Class A and Class B Common Stock, the "Common Stock") and 25,763,830 shares of preferred stock (the "Preferred Stock"), of which seven classes have been
designated. There are currently issued and outstanding           shares of
Common Stock and the following shares of Preferred Stock: 746,412 shares of Series A Convertible Redeemable Preferred, having a liquidation value of approximately $2.49 per share (the "Series A Preferred Stock"); 17,201 shares of Series B Convertible Redeemable Preferred Stock, having a liquidation value of approximately $2.91 per share (the "Series B Preferred Stock"); 2,130,587 shares of Series C Convertible Redeemable Preferred Stock, having a liquidation value of approximately $15.61 per share (the "Series C Preferred Stock"); 1,038,267 shares of Series D Convertible Redeemable Preferred Stock, having a liquidation value of approximately $15.61 per share (the "Series D Preferred Stock"); 482,729 shares of Series E Convertible Redeemable Preferred Stock, having a liquidation value of approximately $15.61 per share (the "Series E Preferred Stock"); and 153,264 shares of Series F Convertible Redeemable Preferred Stock having a liquidation value of approximately $27.73 per share (the "Series F Preferred Stock"). The Company has reserved 360,636 shares of Series G Convertible Redeemable Preferred Stock having a liquidation value of $27.73 per share (the "Series G Preferred Stock") for issuance in connection with the Little Rock Acquisitions. See "The Pending Transactions." The Class A Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock are presently the only voting securities of Citadel Communications. The Securities Purchase and Exchange Agreement requires the majority vote or consent of the holders of the Series D Preferred Stock under certain circumstances. See "Management -- Board Composition and Governance Matters."

    The following table sets forth certain information as to the actual ownership of Citadel Communications' Series A, B, C, D, E, F and G Preferred Stock, as to the actual ownership of its Class C Common Stock and as to the actual and beneficial ownership of its Class A Common Stock, as of September 30, 1997, after giving effect to the issuance of the Series G Preferred Stock, by
(i) each person or group who is known to Citadel Communications to own beneficially more than 5% of the outstanding shares of the Class A Common Stock,
(ii) each director of the Company, (iii) each Named Executive and (iv) all directors and executive officers of the Company as a group. Except as indicated below, the persons named have sole voting and investment power with respect to all shares shown as being beneficially owned by them. The numbers of shares shown are rounded to the nearest whole share, and percentages are rounded to the nearest tenth of a percent.

                                                                   COMMON STOCK                     CLASS A COMMON STOCK
                              PREFERRED STOCK                    ACTUAL OWNERSHIP                   BENEFICIAL OWNERSHIP
                              ACTUAL OWNERSHIP             -----------------------------   --------------------------------------
                    ------------------------------------   CLASS                                                      PERCENT OF
                    SERIES OF    NO. OF       PERCENT OF     OF     NO. OF    PERCENT OF    NO. OF     PERCENT OF    CLASS FULLY
       NAME         PREFERRED    SHARES         CLASS      COMMON   SHARES      CLASS      SHARES(A)    CLASS(A)      DILUTED(B)
------------------- ---------   ---------     ----------   ------   -------   ----------   ---------   -----------   ------------
Lawrence R.
 Wilson(c)(d)(e)...  --                --          --         A     756,225      77.4%      867,635        79.7%         13.5%
1015 Eastman Drive
Bigfork, MT 59911
Edward T.
  Hardy(d).........   E            12,029         2.5%        A         364         *        43,356         4.3%            *
Stuart R.
  Stanek(e)(f).....  --                --          --         A      21,358       2.2%       48,189         4.8%            *
D. Robert
  Proffitt(e)(g)...  --                --          --         A      23,441       2.4%       43,337         4.4%            *
Donna L.
  Heffner(e)(h)....  --                --          --         A      12,184       1.3%       38,819         3.9%            *
Michael J.
  Ahearn(e)(i).....  --                --          --         A          --        --         4,800           *             *
J. Walter
  Corcoran.........  --                --          --        --          --        --            --          --            --
Christopher P.
  Hall(j)..........   C         2,130,587         100%       --          --        --      2,718,270       73.6%         42.4%
                      D         1,038,306         100%
Mark A.
  Leavitt(k).......   B             1,505         8.7%       --          --        --         1,505           *             *
Harlan A. Levy.....  --                --          --        --          --        --            --          --            --
Scott E.
  Smith(l).........   A           746,412         100%       --          --        --       746,412        43.3%         11.6%
John E. von
  Schlegell(m).....   E           482,729         100%       --          --        --       482,729        33.1%          7.5%
Ted L. Snider,
  Sr.(d)(e)(n).....   G           121,715        33.8%       --          --        --       121,715        11.1%          1.9%
FINOVA Capital
Corporation(d)(e)...  --               --          --         C      74,488       100%       74,488         7.1%          1.2%
Dial Tower
Dial Corporate
  Center
Phoenix, AZ 85077
Baker, Fentress &
  Company(d)(e)....   A           746,412         100%       --          --        --       746,412        43.3%         11.6%
200 West Madison
Suite 3510
Chicago, IL 60602
Oppenheimer & Co.,
Inc.(d)(e)(o)......   B            17,201         100%       --          --        --        17,201         1.7%            *
Oppenheimer Tower
World Financial
  Center
New York, NY 10281
ABRY Broadcast
Partners II,
L.P.(d)(e).........   C         1,896,222          89%       --          --        --      2,419,260(p)     71.2%        37.7%
18 Newbury Street     D           924,057          89%
Boston, MA 02116
ABRY/Citadel
Investment
Partners,
L.P.(d)(e).........   C           234,365          11%       --          --        --       299,010 (p)     23.4%         4.7%
18 Newbury Street     D           114,209          11%
Boston, MA 02116
The Endeavour
Capital Fund
Limited
Partnership(d)(e)(q)...   E       482,729         100%       --          --        --       482,729        33.1%          7.5%
4380 SW Macadam
Suite 460
Portland, OR 97201
Philip J.
  Urso(d)(e)(r)....   F           153,264         100%       --          --        --       153,264        13.6%          2.4%
Ted L. Snider,
  Jr.(d)(e)(s).....   G           109,093        30.3%       --          --        --       109,093        10.0%          1.7%
Calvin G.
 Arnold(d)(e)(s)...   G            89,257        24.7%       --          --        --        89,257         8.4%          1.4%
Bank of America,
  Illinois(e)......  --                --          --        --          --        --       156,933 (t)     13.8%         2.5%
All directors
  and..............   A           746,212         100%        A     813,572      83.3%    5,116,767         97.2%        79.8%
executive officers
  as a                B             1,505         8.7%
group, including      C         2,130,587         100%
persons named above   D         1,038,306         100%
(13 persons)(u)       E           482,729         100%
                      G           121,715        33.8%

---------------
*     Less than 1%

(a) The number of shares and percentages are calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on a shareholder by shareholder basis, assuming that each shareholder converted all securities owned by such shareholder that are convertible into Class A Common Stock, and that no other shareholder so converts. Accordingly, the number of shares and percentage figures assume the conversion of all Class B Common Stock and of all Series A, B and E Preferred Stock owned by such shareholder. This conversion is at the option of the holder within 60 days; provided, however, that the right of a holder to convert Class B Common Stock is subject to the occurrence of a Conversion Event (as defined). The number of shares and percentage figures also assume conversion of all Class C Common Stock and of all Series C and Series D Preferred Stock owned by such shareholder, to the full extent of such shareholder's right of conversion consistent with the limitations set forth in the Securities Purchase and Exchange Agreement. This conversion is at the option of the holder within 60 days, except for limitations on the exercise of conversion rights by certain shareholders owing to the terms of the Securities Purchase and Exchange Agreement. The effect of those limitations on the conversion rights of certain shareholders is discussed in footnotes (b) and (o). The number of shares and percentage figures also include shares covered by options that are currently exercisable or that are exercisable within 60 days of September 30, 1997. The numbers and percentages of shares owned assume that such outstanding options have been exercised by such respective shareholders as follows (rounded to the nearest whole share): Michael J. Ahearn -- 800 shares; Edward T.
     Hardy -- 30,963 shares; Donna L. Heffner -- 26,635 shares; D. Robert Proffitt -- 19,897 shares; Stuart R. Stanek -- 26,831 shares; Lawrence R. Wilson -- 111,410 shares; and all directors and executive officers as a group -- 216,536 shares.

(b) Fully diluted percentage figures assume the conversion of all outstanding shares of Class B Common Stock and of Series A, B and E Preferred Stock by all holders. This conversion is at the option of the holder within 60 days. Fully diluted percentage figures also assume conversion of all outstanding shares of Class C Common Stock and of Series C and D Preferred Stock by all holders to the extent such conversion is consistent with the Securities Purchase and Exchange Agreement. See footnote (p). Fully diluted percentage figures also assume the exercise of all options that are currently exercisable or are exercisable within 60 days of September 30, 1997.

(c)  Mr. Wilson's shares are jointly owned by Mr. Wilson and his spouse.

(d) Represents shares subject to the Voting Agreement. See "Management -- Board Composition and Governance Matters." An aggregate of 759,589 actual shares of Class A Common Stock, and 4,364,042 shares of Class A Common Stock as calculated in accordance with Rule 13d-3 under the Exchange Act, as more fully described in footnote (a) above, are subject to the Voting Agreement.

(e)  Represents shares subject to the Stockholders Agreement. See
     "Management -- Compensation Committee Interlocks and Insider
     Participation -- Stockholders Agreement." Of the aggregate of 5,185,172 shares which are subject to the Stockholders Agreement, 20,236 shares are only subject to certain provisions thereof.

(f)  Mr. Stanek's shares are jointly owned by Mr. Stanek and his spouse.

(g)  Mr. Proffitt's shares are jointly owned by Mr. Proffitt and his spouse.

(h)  Ms. Heffner's shares are jointly owned by Ms. Heffner and her spouse.

(i) Includes 2,200 shares and 1,800 shares of Class A Common Stock held of record by Security Investment Management & Trust as custodian for Michael
     J. Ahearn and Mr. Ahearn's spouse, respectively. Mr. Ahearn disclaims beneficial ownership with respect to shares held by his spouse.

(j) Represents shares of Series C and Series D Preferred Stock held by Mr. Hall as Initial Trustee under the Voting Trust Agreement. The Back-Up Trustees under the Voting Trust are J. Walter Corcoran and Harlan A. Levy.

(k) Represents shares held of record by Oppenheimer for the benefit of Mr. Leavitt.

(l) Represents shares held by Baker Fentress, as described in the table and in footnotes (d) and (e). Mr. Smith is an Executive Vice President of Baker Fentress, and since 1989, has managed its private placement portfolio.

(m) Represents shares held by Endeavour Capital, as described in the table and in footnotes (d), (e) and (q). Mr. von Schlegell is the Managing Partner of Endeavour Capital.

(n) It is anticipated that Mr. Snider will become a director of the Company following the Company's acquisition of Snider Corporation. The 121,715 shares of Series G Preferred Stock are to be issued in connection with the Little Rock Acquisitions. See "The Pending Transactions." Does not include 40,571 shares of Series G Preferred Stock to be issued to Mr. Snider's spouse.

(o) Includes 1,505 shares held for the benefit of Mark A. Leavitt, as described in the table and footnote (k).

(p) Represents shares issuable upon conversion of shares of Series C and Series D Preferred Stock, assuming a current conversion ratio of 1-to-1. Such conversion is limited by the terms of the Securities Purchase and Exchange Agreement. The Securities Purchase and Exchange Agreement provides, subject to certain exceptions, that ABRY II and ABRY/CIP may hold in the aggregate no more than 49% of the voting securities of Citadel Communications on an undiluted basis. These shareholders currently hold an aggregate of 43% of the voting securities of Citadel Communications on an actual undiluted basis, and 89% and 11%, respectively, of the Series C and the Series D Preferred Stock. The Series C and Series D Preferred Stock of these shareholders is held pursuant to the Voting Trust Agreement. By its terms, the Voting Trust Agreement shall continue in effect until terminated upon the written agreement of Citadel Communications and the holders of voting trust certificates which represent a majority of the shares held in the voting trust as determined in accordance with the Voting Trust Agreement.

     During the term of the Voting Trust Agreement, the Trustee has the right to vote the shares of stock subject to that Agreement (the "Voting Trust Shares"), and to take part in any shareholders' meetings, including the right to vote the Voting Trust Shares for the election of directors of Citadel Communications; provided, however, that the Trustee shall vote the Voting Trust Shares in the manner required by the Voting Agreement with respect to the matters covered by that Voting Agreement. The Trustee may assign his rights and delegate his obligations to a successor Trustee, who shall be a Back-Up Trustee or other person appointed in the manner provided under the terms of the Voting Trust Agreement.

(q) Includes 64,117 shares of Series E Preferred Stock held by various persons who, with Citadel Communications and Endeavour Capital, are parties to a Security Holder Agreement dated December 31, 1996. Pursuant to this Agreement, (i) Endeavour Capital is the sole and exclusive agent of these persons to act in any and all matters relating to the voting of such shares in any manner not inconsistent with the provisions of the Stockholders Agreement and the Voting Agreement, and (ii) Endeavour Capital has the sole and exclusive power and authority to exercise all rights and remedies on behalf of these persons under the Stockholders Agreement, the Voting Agreement, and the Registration Rights Agreement.

(r) Includes 32,907 shares of Series F Preferred Stock held by various persons who, with Citadel Communications and Mr. Urso, are parties to a Security Holders Agreement dated September 29, 1997. Pursuant to this Agreement, (i) Mr. Urso is the sole and exclusive agent of these persons to act in any and all matters relating to the voting of such shares in any manner not inconsistent with the provisions of the Stockholders Agreement and the Voting Agreement, and (ii) Mr. Urso has the sole and exclusive power and authority to exercise all rights and remedies on behalf of these persons under the Stockholders Agreement, the Voting Agreement and the Registration Rights Agreement.

(s) The shares of Series G Preferred Stock are to be issued in connection with the Little Rock Acquisitions. See "The Pending Transactions."

(t) Represents 138,101 shares of Class B Common Stock issuable upon the exercise of certain warrants issued pursuant to the Senior Subordinated Note and Warrant Purchase Agreement dated as of October 1, 1993 among Citadel Communications, the Company, Bank of America Illinois and certain other parties. Also includes 18,832 shares of Class B Common Stock held by various individuals who, with Citadel Communications, the Company and Bank of America Illinois, are parties to a Second Amended and Restated Security Holder Agreement dated June 28, 1996. Pursuant to this Agreement, (i) Bank of America Illinois is the sole and exclusive agent of such individuals to act in any and all matters relating to the voting of such shares in any manner not inconsistent with the provisions of the Stockholders Agreement and the Voting Agreement and (ii) Bank of America Illinois has the sole and exclusive power and authority to exercise all rights and remedies on behalf of these individuals under the Stockholders Agreement, the Voting Agreement, and the Registration Rights Agreement.

(u) Includes Ted L. Snider, Sr. and the shares discussed in footnotes (d), (e) and (i) through (q).

                          DESCRIPTION OF INDEBTEDNESS

EXISTING LOAN AGREEMENT

     On October 9, 1996, the Company, Deschutes f/k/a Deschutes Acquisition Corporation (now merged into the Citadel Broadcasting pursuant to the Subsidiary Merger), Citadel License and Deschutes License, Inc. (now merged into Citadel License) (collectively, the "Borrowers") entered into a loan agreement (as thereafter amended, the "Credit Facility") with FINOVA Capital Corporation, as administrative agent (the "Agent"), and other lending institutions party thereto (the "Lenders").

     On July 3, 1997, the Borrowers, the Agent and the Lenders entered into amendments to the Credit Facility which permitted the issuance of the Notes and the Exchangeable Preferred Stock subject to certain limitations and restrictions regarding, among other things, redemption of or payment prior to maturity of principal on the Notes or the Exchange Debentures, if issued, the redemption of or exchange of the Exchangeable Preferred Stock and the payment of cash dividends on the Exchangeable Preferred Stock. The amendments to the Credit Facility provide for a $150.0 million revolving loan (the "Revolving Loan") which includes a $5.0 million letter of credit facility (the "L/C Facility"). A portion of the proceeds of the Original Offerings was used to repay a portion of Borrowers' indebtedness under the Credit Facility.

  Revolving Loan

     As of September 1, 1997, the outstanding principal amount of the revolving loan under the Credit Facility was approximately $50.6 million, and there was no interest accrued thereon. The Revolving Loan will be due on September 30, 2003 (the "Maturity Date") and it may be drawn upon, subject to certain conditions, for certain acquisitions, working capital and other permitted uses. On the last business day of each quarter commencing with the last quarter of 1997, the Revolving Loan commitment is to be reduced by an amount increasing from $2.5 million at December 31, 1997 to approximately $8.1 million at June 30, 2003. The Credit Facility also provides for certain additional mandatory reductions in the Revolving Loan commitment. The Borrowers will be required to pay any amount by which the outstanding principal balance exceeds the Revolving Loan commitment, as adjusted. The remaining principal balance of the Revolving Loan shall be due and payable on the Maturity Date. At the Borrowers' election (a) any portion of the Revolving Loan which has been prepaid or repaid may be reborrowed and (b) the maximum amount of the Revolving Loan commitment may be permanently reduced.

  L/C Facility

     The L/C Facility provides for, subject to certain limitations, the issuance of letters of credit to be used by Borrowers as security for the obligations of Borrowers under agreements entered into in connection with certain radio station acquisitions and for such other purposes as may be approved by the Agent ("Permitted Letters of Credit"). The Borrowers will be required to pay a quarterly fee equal to 1.25% of the amount of each Permitted Letter of Credit from time to time outstanding. As of September 1, 1997, approximately $4.0 million of letters of credit had been issued but not drawn in connection with certain of the Pending Acquisitions.

  Prepayments

     Voluntary prepayments of the amended Credit Facility are permitted without premium or penalty. Mandatory prepayment of the Credit Facility will be required, commencing in 1997, if the Total Leverage Ratio (as defined in the Credit Facility) as of the end of each year is 4.5 or greater. The amount of the mandatory prepayment shall be the lesser of (a)(i) 66-2/3% of the Excess Cash Flow (as defined in the Credit Facility) if the Total Leverage Ratio as of the end of such year exceeds 5.5 and (ii) 50% of the Excess Cash Flow if the Total Leverage Ratio as of the end of each such year is 4.5 to 5.5, inclusive, or (b) an amount by which Cash Equivalents (as defined in the Credit Facility), as of the last day of March in which the Borrowers are required to deliver financial statements, exceeds $5.0 million. Notwithstanding the foregoing, upon retirement of the Credit Facility, the Company will be required to pay a fee in the maximum amount of

$820,806 as of September 1, 1997, which amount will decline quarterly based on the amount of outstanding borrowings under the amended Credit Facility.

  Interest Rates

     The Credit Facility bears interest at a rate equal to the applicable Base Rate (as defined in the Credit Facility) in effect from time to time plus the Applicable Margin (as defined in the Credit Facility) or, at the written election of the Borrowers, at a rate equal to the applicable LIBOR Rate (as defined in the amended Credit Facility) in effect from time to time as determined by the Agent for the respective Interest Period (as defined in the Credit Facility), plus the Applicable Margin. The Borrowers' right to elect a LIBOR Rate will be subject to certain limitations. The Applicable Margins for the Credit Facility are expected to range between .50% and 1.75% for the Base Rate and 1.50% and 2.75% for the LIBOR Rate, depending on the Total Leverage Ratio from time to time. Except as otherwise provided with respect to voluntary and mandatory prepayments, interest on the Credit Facility is payable quarterly in arrears on the last business day of each quarter. At September 1, 1997, the interest rate under the Credit Facility was 8.38%.

  Other Fees

     The Borrowers are required to pay to the Agent an unused commitment fee on the last business day of each quarter, which equals the product of the Maximum Revolving Loan Commitment (as defined in the Credit Facility) for the preceding quarter minus the average outstanding principal balance of the Revolving Loan during such preceding quarter, multiplied by .125%. This multiplier will be reduced to .09375% if the Total Leverage Ratio calculated as of the last day of the quarter preceding such quarter was less than 4.5. Borrowers are required to pay an annual agency fee of $50,000 in October of each year.

  Security and Guarantee

     Subject to certain permitted liens, the Credit Facility is secured by (a) a first priority pledge on all of the Borrowers' capital stock other than the Exchangeable Preferred Stock, (b) a first priority security interest in all the existing and after acquired property of the Borrowers, including, without limitation, accounts, machinery, equipment, inventory, general intangibles, investment property and insurance on the life of Lawrence R. Wilson and (c) all proceeds of the foregoing. The Credit Facility is also guaranteed by Citadel Communications pursuant to a guaranty (the "Guaranty").

  Change of Control

     The Credit Facility provides that a change in control or ownership will be an Event of Default. A change in control or ownership shall occur if (a) Citadel Communications shall cease to own all of the capital stock of the Company, (b) the Company shall cease to own or control all of the capital stock of its subsidiaries, (c) any person (including entities) or affiliates of such person, except Mr. Wilson or ABRY II or their respective affiliates, own capital stock possessing more than 35% of the voting power of all voting stock of Citadel Communications or (d) Mr. Wilson shall die, become permanently disabled or cease, for a period in excess of 60 days, to devote his full business time to the operation of the Borrowers' broadcasting business, unless Mr. Wilson is replaced by a person reasonably acceptable to certain Lenders within 90 days after the occurrence of any such event.

  Covenants

     The Credit Facility contains customary restrictive covenants, which, among other things, and with certain exceptions, limit the ability of the Borrowers to incur additional indebtedness and liens in connection therewith, enter into certain transactions with affiliates, pay dividends, consolidate, merge or affect certain asset sales, issue additional stock, make certain capital or overhead expenditures, make certain investments, loans or prepayments and change the nature of their business. The Borrowers are also required to satisfy certain financial covenants, which will require the Borrowers to maintain specified financial ratios and to comply with certain financial tests, such as ratios for maximum leverage, minimum interest coverage and minimum fixed charges.

  Events of Default

     The Credit Facility contains customary Events of Default, including without limitation: (a) failure of Borrowers to pay all or any portion of the principal balance of the amended Credit Facility when due or to pay any other of the Borrowers' Obligations (as defined in the amended Credit Facility) within five days after becoming due and payable; (b) failure of Borrowers to observe or perform certain affirmative covenants or agreements, specifically those pertaining to legal existence, good standing, insurance, environmental matters, the interest hedge contract and all negative covenants; (c) failure of Borrowers or Citadel Communications to observe or perform any other covenant or agreement contained in the amended Credit Facility or related documents which is not remedied within 30 days of written notice; (d) breach of warranty or representation and/or false or misleading statements by Borrowers or the Company made in connection with the amended Credit Facility or related documents; (e) certain defaults, including payment defaults, by Borrowers, under other agreements relating to indebtedness; (f) failure of Borrowers or the Company to generally pay debts as they become due or to be adjudicated insolvent; (g) Borrowers' or Citadel Communications' filing, or consent to the filing against it, of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency under the law of any jurisdiction or making of an assignment for the benefit of creditors, or the appointment of a custodian, receiver or trustee for the Borrowers or Citadel Communications under certain circumstances; (h) failure of the Borrowers or the Company to discharge certain judgments and awards against any of them; (i) revocation, termination, suspension or adverse modification of any license which is material to the continuation of the Borrowers' broadcasting business; (j) seizure or failure to maintain any item of collateral provided as security under the amended Credit Facility; (k) complete interruption of on-air broadcast operations in two or more markets at any time for more than 72 hours during any consecutive ten-day period; (l) existence of certain conditions which result in actual or potential liability to Borrower or any ERISA affiliate for its pension plan which creates a material adverse effect in the opinion of certain Lenders; (m) a change of ownership or control; (n) failure of the Guaranty to remain in full force and effect; and (o) Citadel Communications' denial or disaffirmance of obligations under the Guaranty or its failure to make payment when due.

     Upon the occurrence of an Event of Default, with several limitations, the Borrowers' obligations under the Credit Facility which are at that time outstanding may become automatically accelerated.

OTHER INDEBTEDNESS

     In connection with its acquisition of WBRJ-FM in Quincy, Illinois in May 1997, Tele-Media delivered to the seller a five year promissory note in the principal amount of $160,000 which bears interest at the rate of 8.0% per year. Payments of principal and interest on the unpaid principal balance are payable in 60 equal monthly installments. Following the Tele-Media Acquisition, the note became an obligation of the Company. The Company is permitted to prepay the note, but will be responsible for the payment of any unearned interest on the note. In connection with the acquisition of WDGE-FM and related assets in Providence, Rhode Island in September 1997, the Company assumed approximately $250,000 of a selling entity's existing debt.

     In connection with the Tele-Media Acquisition, the Company incurred a $1.0 million contingent payment obligation which accrues interest at 5% per year. The Company will be obligated to make such payment to the former holders of the Tele-Media Bonds only if a particular $2.0 million payment relating to the Company's Providence, Rhode Island operations is received from a third party.

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

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Series A Securities were originally sold by the Company on July 3, 1997 in transactions exempt from the registration requirements of the Securities Act. The Series A Exchangeable Preferred Stock and $100,000,000 aggregate principal amount of the Series A Notes were sold to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold such Series A Securities to qualified institutional buyers in reliance on Rule 144A under the Securities Act. The Company issued $1,000,000 aggregate principal amount of the Series A Notes to the holders of the Tele-Media Bonds in connection with the closing of the Tele-Media Acquisition. The Company, Citadel License and the Initial Purchasers entered into the Registration Rights Agreements pursuant to which the Company and Citadel License agreed, for the benefit of the holders, that it would, at its own cost, (i) use their best efforts to file, within 90 days after July 3, 1997, the original issue date of the Series A Securities (the "Issue Date"), a registration statement (the "Exchange Offer Registration Statement") with the Commission with respect to the Exchange Offer for the Series B Securities and (ii) use their best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 180 days after the Issue Date. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the Series B Securities in exchange for surrender of the Series A Securities. The Company will keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Series A Securities. For each of the Series A Notes surrendered pursuant to the Exchange Offer, the holder who surrendered such Series A Note will receive a Series B Note having a principal amount equal to that of the surrendered Series A Note. For each share of Series A Exchangeable Preferred Stock surrendered pursuant to the Exchange Offer, the holder who surrendered such share will receive a share of Series B Exchangeable Preferred Stock. Based on no-action letters issued by the staff of the Commission to third parties, the Company believes the Series B Securities will be freely transferable by holders thereof and any person who receives the Series B Securities after the Exchange Offer without further registration under the Securities Act only if (i) the Series B Securities were acquired in the ordinary course of business of such holder or such other person, (ii) neither such holder nor such other person is engaging in or intends to engage in a distribution of the Series B Securities and (iii) neither such holder nor such other person has an arrangement or understanding with any person to participate in the distribution of the Series B Securities. However, any purchaser of Series A Securities who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distribution the Series B Securities (i) will not be able to rely on the position of the staff of the Commission, (ii) will not be able to tender its Series A Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Series A Securities, unless such sale or transfer is made pursuant to an exemption from such requirements.

     Each holder of the Series A Securities that wishes to exchange the Series A Securities for Series B Securities in the Exchange Offer will be required to represent in the Letters of Transmittal that (i) the Series B Securities are to be acquired by the holder or the person receiving such Series B Securities, whether or not such person is the holder, in the ordinary course of business,
(ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging, and does not intend to engage, in the distribution of the Series B Securities, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Series B Securities, (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the Series B Securities it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Series B Securities and cannot rely on those no-action letters. As indicated above, in connection with any resales of Series B Securities, any Participating Broker-Dealer who acquired the Series A Securities for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Series B Securities (other than a resale of an unsold allotment from the original sale of the Series A Securities) with this Prospectus. Under the Registration Rights Agreements, the Company is required to allow Participating Broker-Dealers to use this Prospectus in connection with the resale of such Series B Securities. See "Plan of Distribution."

     In the event that (i) applicable law or interpretations of the staff of the Commission do not permit the Company to effect such an Exchange Offer, (ii) the Exchange Offer is not consummated within 210 days after the Issue Date or (iii) any holder of Series A Securities (other than an Initial Purchaser) is not eligible to participate in the Exchange Offer, the Company and Citadel License will, at their cost, (a) file, as promptly as practicable and, in any event, within 90 days after such obligation arises, a shelf registration statement covering resales of the Series A Securities (the "Shelf Registration Statement"), (b) use their best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to 45 days after the filing occurs and (c) use their best efforts to keep effective the Shelf Registration Statement until the earlier of two years after its effective date, such time as all of the applicable Series A Securities have been sold thereunder and such time as all of the applicable Series A Securities become eligible for resale pursuant to Rule 144 under the Securities Act without volume restrictions. The Company will, in the event of the filing of the Shelf Registration Statement, provide to each holder of the Series A Securities copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the applicable Series A Securities. A holder that sells its Series A Securities pursuant to the Shelf Registration Statement generally will be required to be named as a selling security-holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreements which are applicable to such a holder (including certain indemnification obligations). In addition, each holder of Series A Securities will be required to deliver certain information to be used in connection with the Shelf Registration Statement in order to have its Series A Securities included in the Shelf Registration Statement.

     In the event that (i) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 90th calendar day following the Issue Date, (ii) the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective on or prior to the 210th calendar day following the Issue Date or (iii) either (A) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (B) if applicable, the shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of its effective date, the interest rate borne by the Series A Notes and the dividend rate borne by the Series A Exchangeable Preferred Stock will be increased by one-quarter of one percent (0.25%) per annum following such 90-day period in the case of clause (i) above, following such 210-day period in the case of clause (ii) above, or immediately in the case of clause (iii) above, which rate will be increased by an additional one-quarter of one percent (0.25%) per annum for each 30-day period that any such additional interest continues to accrue or dividends continue to accumulate in the case of clause (i) above or for each 90-day period that any such additional interest continues to accrue or dividends continue to accumulate in the case of clauses (ii) and (iii) above; provided, however, that in no event will the interest rate borne by the Series A Notes or the dividend rate borne by the Series A Exchangeable Preferred Stock be increased by more than one and one-half percent (1.5%). Upon (x) the filing of the Exchange Offer Registration Statement after the 90-day period described in clause (i) above,
(y) consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 210-day period described in clause (ii) above, or (z) the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement following an event described in clause (iii) above, the interest rate borne by the Series A Notes and the dividend rate borne by the Series A Exchangeable Preferred Stock from the date of such filing, consummation or effectiveness, as the case may be, will be reduced to the original interest rate or dividend rate if the Company is otherwise in compliance with the above; provided, however, that, if after any such reduction in interest rate or dividend rate, a different event specified in clause (i), (ii) or (iii) above occurs, the interest rate or dividend rate may again be increased and thereafter reduced pursuant to the foregoing provisions.

     If applicable, in the event that the Shelf Registration Statement ceases to be usable for a period in excess of 30 days, whether or not consecutive, in any given year, then the interest rate borne by the Series A Notes and the dividend rate borne by the Series A Exchangeable Preferred Stock will be increased by one-quarter of one percent (0.25%) per annum on the 31st day in the applicable year such Shelf Registration Statement ceases to be usable. Such interest rate and dividend rate will increase by an additional one-quarter of one percent (0.25%) per annum for each additional 90 days that such Shelf Registration Statement is not usable, subject to the same aggregate maximum increase in the interest or dividend rate of one and one-half percent (1.5%) per annum referred to above. Upon the Company declaring that the Shelf Registration Statement is usable after the interest rate or dividend rate has been so increased, the interest rate borne by the Series A Notes and the dividend rate borne by the Series A Exchangeable Preferred Stock will be reduced to the original interest rate or dividend rate if the Company is otherwise in compliance with the above; provided, however, that, if after any such reduction in interest rate or dividend rate, the Shelf Registration Statement again ceases to be usable beyond the period permitted above, the interest rate or dividend rate may again be increased and thereafter reduced pursuant to the foregoing provisions.

     Any amounts of additional interest or dividends due, as the case may be, as described above will be payable in cash on the same interest payments dates and dividend payment dates, respectively, as the Notes and the Exchangeable Preferred Stock, respectively; provided, however, that on any dividend payment date occurring on or prior to July 1, 2002, dividends on the Exchangeable Preferred Stock may be paid, at the Company's option, in additional shares of Exchangeable Preferred Stock.

     The summary herein of certain provisions of the Registration Rights Agreements does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreements, copies of which are filed as exhibits to the Exchange Offer Registration Statement of which this Prospectus is a part.

     Following the consummation of the Exchange Offer, holders of Series A Securities who were eligible to participate in the Exchange Offer but who did not tender their Series A Securities will not have any further registration rights, and such Series A Securities will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Series A Securities could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letters of Transmittal, the Company will accept any and all Series A Securities validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue an equal principal amount of Series B Notes in exchange for such principal amount of outstanding Series A Notes accepted in the Exchange Offer and one share of Series B Exchangeable Preferred Stock in exchange for each share of Series A Exchangeable Preferred Stock accepted in the Exchange Offer. Holders may tender some or all of their Series A Securities pursuant to the Exchange Offer. Series A Notes may be tendered only in integral multiples of $1,000; provided, however, that a holder holding any Series A Note in a denomination of other than an integral multiple of $1,000 may tender the principal amount of such Series A Note that is not an integral multiple of $1,000 in addition to tendering, in integral multiples of $1,000, the remaining principal amount, if any, of such Series A Note.

     The form and terms of the Series B Notes are the same as the form and terms of the Series A Notes and the form and terms of the Series B Exchangeable Preferred Stock are the same as the form and terms of the Series A Exchangeable Preferred Stock except that (i) the Series B Notes and the Series B Exchangeable Preferred Stock will bear a "Series B" designation and different CUSIP Numbers from the Series A Securities, (ii) the Series B Notes and the Series B Exchangeable Preferred Stock will have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the Series B Notes and the Series B Exchangeable Preferred Stock will not be entitled to certain rights of holders of Series A Notes and Series A Exchangeable Preferred Stock under the Registration Rights Agreements, which rights will terminate as to holders of the Series B Securities when the Exchange Offer is consummated. The Series B Notes will evidence the same debt as the Series A Notes and will be entitled to the benefits of the Notes Indenture.

     As of the date of this Prospectus, $101,000,000 aggregate principal amount of Series A Notes are outstanding and 1,000,000 shares of Series A Exchangeable Preferred Stock are outstanding. The Company has fixed the close of business on
            , 1997 as the date for purposes of determining the persons to whom this Prospectus and the Letters of Transmittal will be mailed initially.

     In connection with the Exchange Offer, holders of Series A Notes do not have any appraisal or dissenters' rights under the Notes Indenture or the General Corporation Law of Nevada and holders of Series A Exchangeable Preferred Stock do not have any appraisal or dissenters' rights under the Certificate of Designation or the General Corporation Law of Nevada. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     The Company shall be deemed to have accepted validly tendered Series A Securities when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Series B Securities from the Company.

     If any tendered Series A Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Series A Securities will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Series A Securities in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letters of Transmittal, transfer taxes with respect to the exchange of Series A Securities pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
            , 1997, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Series A Securities, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "-- Conditions" shall not have been satisfied, by giving written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice thereof to the registered holders.

INTEREST ON THE SERIES B SECURITIES

     Interest on the Series B Notes will accrue from and including their issuance date. Additionally, interest on the Series B Notes will accrue from the last interest payment date on which interest was paid on the Series A Notes surrendered in exchange therefor or, if no interest has been paid on the Series A Notes, from the date of original issuance of the Series A Notes to but not including the issuance date of the Series B Notes. Holders whose Series A Notes are accepted for exchange will be deemed to have waived the right to receive interest accrued on such Series A Notes. Accordingly, holders who exchange their Series A Notes will receive the same interest payment on the next interest payment date (expected to be January 1, 1998) that they would have received had they not accepted the Exchange Offer. Interest on the Series B Notes is payable semi-annually on each January 1 and July 1 commencing on January 1, 1998.

     Dividends on the Series B Exchangeable Preferred Stock will accumulate from and including its issuance date. Additionally, dividends on the Series B Exchangeable Preferred Stock will accumulate from the last dividend payment date on which dividends were paid on the Series A Exchangeable Preferred Stock surrendered in exchange therefor or, if no dividends have been paid on the Series A Exchangeable Preferred Stock, from the date of original issuance of the Series A Exchangeable Preferred Stock to but not including the issuance date of the Series B Exchangeable Preferred Stock. Holders whose Series A Exchangeable Preferred Stock is accepted for exchange will be deemed to have waived the right to receive dividends accumulated on such Series A Exchangeable Preferred Stock. Accordingly, holders who exchange their Series A Exchangeable Preferred Stock will receive the same dividend payment on the next dividend payment date (expected to be January 1, 1998) that they would have received had they not accepted the Exchange Offer, except that if such dividend is not paid in cash, it will be paid in shares of Series B Exchangeable Preferred Stock instead of shares of Series A Exchangeable Preferred Stock. Dividends on the Series B Exchangeable Preferred Stock are payable semiannually on each January 1 and July 1 commencing January 1, 1998.

PROCEDURES FOR TENDERING

     Only a holder of Series A Securities may tender such Series A Securities in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the appropriate Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Series A Securities and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. A separate Letter of Transmittal is required for the tender of Series A Notes and for the tender of Series A Exchangeable Preferred Stock. To be tendered effectively, the Series A Securities, Letters of Transmittal and other required documents must be completed and received by the Exchange Agent at the address set forth below under "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Series A Securities may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

     By executing a Letter of Transmittal, each holder will make to the Company the representations set forth above in the second paragraph under the heading "-- Purpose and Effect of the Exchange Offer."

     The tender by a holder and the acceptance thereof by the Company will constitute the agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letters of Transmittal.

     THE METHOD OF DELIVERY OF SERIES A SECURITIES AND THE LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR SERIES A SECURITIES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Series A Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the Letters of Transmittal.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined) unless the Series A Securities tendered pursuant thereto are tendered

(i) by a registered holder who has not completed the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution").

     If a Letter of Transmittal is signed by a person other than the registered holder of any Series A Securities listed therein, such Series A Securities must be endorsed or accompanied by a properly completed bond power, in the case of the Series A Notes, or stock power, in the case of the Series A Exchangeable Preferred Stock, signed by such registered holder as such registered holder's name appears on such Series A Securities with the signature thereon guaranteed by an Eligible Institution.

     If a Letter of Transmittal or any Series A Securities or bond or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Series A Securities at the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility"), for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Series A Securities by causing such Book-Entry Transfer Facility to transfer such Series A Securities into the Exchange Agent's account with respect to the Series A Securities in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Series A Securities may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Series A Securities and withdrawal of tendered Series A Securities will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Series A Securities not properly tendered or any Series A Securities the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Series A Securities. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letters of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Series A Securities must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Series A Securities, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Series A Securities will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Series A Securities received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letters of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Series A Securities and (i) whose Series A Securities are not immediately available, (ii) who cannot deliver their Series A Securities, the Letters of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Series A Securities and the principal amount of Series A Notes and/or number of shares of Series A Exchangeable Preferred Stock tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letters of Transmittal (or facsimiles thereof) together with the certificate(s) representing the Series A Securities (or a confirmation of book-entry transfer of such Series A Securities into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letters of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letters of Transmittal (or facsimiles thereof), as well as the certificate(s) representing all tendered Series A Securities in proper form for transfer (or a confirmation of book-entry transfer of such Series A Securities into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letters of Transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Series A Securities according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Series A Securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of Series A Securities in the Exchange Offer, a letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Series A Securities to be withdrawn (the "Depositor"), (ii) identify the Series A Securities to be withdrawn (including the certificate number(s) and principal amount of Series A Notes and/ or number of shares of Series A Exchangeable Preferred Stock, or, in the case of Series A Securities transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letters of Transmittal by which such Series A Securities were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Series A Notes or the Transfer Agent with respect to the Series A Exchangeable Preferred Stock register the transfer of such Series A Securities into the name of the person withdrawing the tender and (iv) specify the name in which any such Series A Securities are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Series A Securities so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no Series B Securities will be issued with respect thereto unless the Series A Securities so withdrawn are validly retendered. Any Series A Securities which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Series A Securities may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange Series B Securities for, any Series A Securities, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Series A Securities, if the Exchange Offer, or the making of any exchange by a holder of Series A Securities, violates applicable law or any applicable interpretation of the staff of the Commission.

EXCHANGE AGENT

     The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letters of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                         For Information by Telephone:
                                 (212) 815-2742

 By Registered or Certified Mail:       By Hand or Overnight Delivery Service:
       The Bank of New York                      The Bank of New York
        101 Barclay Street                        101 Barclay Street
             (7 East)                      Corporate Trust Services Window
     New York, New York 10286                        Ground Level
Attention: Reorganization Section              New York, New York 10286
                                      Attention: Reorganization Section, 7 East

                           By Facsimile Transmission:
                                 (212) 815-6339

                            (Facsimile Confirmation)
                                 (212) 815-2742

     Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand, or by overnight delivery service. Delivery to an address or transmission of instructions via facsimile other than as set forth above will not constitute a valid delivery.

     The Bank of New York also acts as Trustee under the Notes Indenture and as Transfer Agent for the Exchangeable Preferred Stock.

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses includes fees and expenses of the Exchange Agent, Trustee and Transfer Agent, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The Series B Notes and the Series B Exchangeable Preferred Stock will be recorded at the same carrying value as the Series A Notes and the Series A Exchangeable Preferred Stock as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be amortized over the term of the Notes and Exchangeable Preferred Stock.

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Series A Securities that are not exchanged for Series B Securities pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Series A Securities may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) so long as the Series A Securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, (iii) in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company), (iv) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE SERIES B SECURITIES

     With respect to resales of Series B Securities, based on no-action letters issued by the staff of the Commission to third parties, the Company believes that a holder or other person who receives Series B Securities, whether or not such person is the holder (other than a person who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), who receives Series B Securities in exchange for Series A Securities in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Series B Securities, will be allowed to resell the Series B Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Series B Securities a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Series B Securities in the Exchange Offer for the purpose of distributing or participating in a distribution of Series B Securities, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Series B Securities for its own account in exchange for Series A Securities where such Series A Securities were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Securities. The Letters of Transmittal state that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     As contemplated by these no-action letters and the Registration Rights Agreements, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the Series B Securities are to be acquired by the holder or the person receiving such Series B Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging, and does not intend to engage, in the distribution of the Series B Securities, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Series B Securities, (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the Series B Securities it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Series B Securities and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives Series B Securities for its own account in exchange for Series A Securities must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Securities. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

                            DESCRIPTION OF THE NOTES

     The Series A Notes were, and the Series B Notes will be, issued under an indenture dated as of July 1, 1997, (the "Notes Indenture") between the Company, the initial Subsidiary Notes Guarantor referred to below and The Bank of New York, trustee (the "Trustee"), a copy of which is available from the Company. Upon the effectiveness of the Exchange Offer Registration Statement, the Notes Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). As used in this "Description of the Notes" section, the term "Company" refers to Citadel Broadcasting Company, but not any current or future subsidiary (unless the context otherwise requires). The following summary of the material provisions of the Notes Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Notes Indenture, including the definitions of certain terms contained therein and those terms made part of the Notes Indenture by reference to the Trust Indenture Act. For definitions of certain capitalized terms used in the following summary, see "-- Certain Definitions" below.

GENERAL

     The Notes will mature on July 1, 2007, are limited to $101,000,000 aggregate principal amount and are subordinate and junior in right of payment to all existing and future Senior Debt of the Company. Each Note bears interest at the rate of 10 1/4% per annum. Interest on the Series B Notes will accrue from and including their issuance date. Additionally, interest on the Series B Notes will accrue from the last interest payment date on which interest was paid on the Series A Notes surrendered in exchange therefor, or, if no interest has been paid on the Series A Notes, from July 3, 1997, the date of original issuance of the Series A Notes, to but not including the issuance date of the Series B Notes. Holders whose Series A Notes are accepted for exchange will be deemed to have waived the right to receive interest accrued on such Series A Notes. Accordingly, holders who exchange their Series A Notes will receive the same interest payment on the next interest payment date (expected to be January 1, 1998) that they would have received had they not accepted the Exchange Offer. Interest on the Notes is payable semi-annually on January 1 and July 1 in each year, commencing January 1, 1998, until the principal thereof is paid or duly provided for, to the person in whose name the Note (or any predecessor Note) is registered at the close of business on the December 15 or June 15 next preceding such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The principal of and premium, if any, and interest on the Notes is payable, and the Notes are exchangeable and transferable, at the office or agency of the Company in the City of New York maintained for such purposes (which initially will be the office of the Trustee located at 101 Barclay Street, New York, New York 10286); provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the person entitled thereto as such address appears in the security register for the Notes. The Notes will be issued only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof (unless the Company otherwise directs). No service charge will be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     As of the date hereof, the Company's only Subsidiary is a Restricted Subsidiary and a Subsidiary Notes Guarantor. However, under certain circumstances, the Company will be able to designate future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Notes Indenture.

     Any Series A Notes that remain outstanding after consummation of the Exchange Offer and any Series B Notes issued in connection with the Exchange Offer will be treated as a single class of securities under the Notes Indenture.

     The Notes will not be entitled to the benefit of any sinking fund.

GUARANTEES

     Payment of the principal of (and premium, if any, on) and interest on the Notes, when and as the same become due and payable, is unconditionally guaranteed, jointly and severally, on a senior subordinated basis by the Subsidiary Notes Guarantors. The obligations of each Subsidiary Notes Guarantor under its Subsidiary Notes Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. See "Risk Factors -- Fraudulent Transfer Considerations."

     The Notes Indenture requires that each Wholly Owned Restricted Subsidiary be a Subsidiary Notes Guarantor, as well as each other Restricted Subsidiary that guarantees any other Debt of the Company.

     The Notes Indenture provides that no Subsidiary Notes Guarantor may consolidate with or merge with or into any other person (other than the Company or another Subsidiary Notes Guarantor) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets in one or more related transactions to another person unless: (a) subject to the provisions of the following paragraph, the person formed by or surviving such consolidation or merger or to which all or substantially all of such assets are disposed (if other than the Company or a Subsidiary Notes Guarantor) assumes all of the obligations of such Subsidiary Notes Guarantor under the Notes Indenture and its Subsidiary Notes Guarantee, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee and (b) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing.

     The Notes Indenture provides that, in the event of (a) a sale, transfer or other disposition of all of the Capital Stock of a Subsidiary Notes Guarantor to a person that is not an Affiliate of the Company, (b) a sale, transfer or other disposition of all or substantially all of the assets of a Subsidiary Notes Guarantor to a person that is not an Affiliate of the Company or (c) the designation of such Subsidiary Notes Guarantor as an Unrestricted Subsidiary, in any such case in compliance with the terms of the Notes Indenture, then such Subsidiary Notes Guarantor will be deemed automatically and unconditionally released and discharged from all of its obligations under the Notes Indenture and its Subsidiary Notes Guarantee without any further action on the part of the Trustee or any holder of the Notes; provided that the Net Cash Proceeds of any such sale, transfer or other disposition are applied in accordance with the "Limitation on Certain Asset Sales" covenant.

SUBORDINATION

     The Notes are, to the extent set forth in the Notes Indenture, subordinate in right of payment to the prior payment in full of all Senior Debt. Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of the Company (except in connection with the consolidation or merger of the Company or its liquidation or dissolution following the conveyance, transfer or lease of its properties and assets substantially as an entirety, upon the terms and conditions described under "Consolidation, Merger and Sale of Assets"), the holders of Senior Debt will first be entitled to receive payment in full, in cash or cash equivalents, of all amounts due or to become due on or in respect of such Senior Debt before the holders of Notes are entitled to receive any payment of principal of (or premium, if any) or interest on the Notes or on account of the purchase or redemption or other acquisition of Notes by the Company or any Subsidiary of the Company. In the event that, notwithstanding the foregoing, the Trustee or the holder of any Note receives any payment or distribution of assets of the Company of any kind or character (excluding equity or subordinated securities of the Company provided for in a plan of reorganization or readjustment that, in the case of subordinated securities, are subordinated in right of payment to all Senior Debt to at least the same extent as the Notes are so subordinated), before all the Senior Debt is paid in full, then such payment or distribution will be held in trust for the holders of Senior Debt and will be required to be paid over or delivered forthwith to the trustee in bankruptcy or other person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay the Senior Debt in full.

     The Company may not make any payments on account of the Notes or on account of the purchase or redemption or other acquisition of Notes if a default in the payment when due of principal of (or premium, if any) or interest on Specified Senior Debt has occurred and is continuing or a default in the payment when due of commitment, facility or other fees, letter of credit fees or agency fees under the Credit Facility, or a default in payments when due with respect to letter of credit reimbursement arrangements with the Credit Facility Agent has occurred and is continuing (a "Senior Payment Default"). In addition, if any default (other than a Senior Payment Default) with respect to any Specified Senior Debt permitting the holders thereof (or a trustee or agent on behalf thereof) to accelerate the maturity thereof (a "Senior Nonmonetary Default") has occurred and is continuing and the Company and the Trustee have received written notice thereof from the Credit Facility Agent or from an authorized person on behalf of any holder of Specified Senior Debt, then the Company may not make any payments on account of the Notes or on account of the purchase or redemption or other acquisition of Notes for a period (a "blockage period") commencing on the date the Company and the Trustee receive such written notice (a "Blockage Notice") and ending on the earliest of (x) 179 days after such date (the "Initial Period"), (y) the date, if any, on which the Specified Senior Debt to which such default relates is discharged or such default is waived or otherwise cured and (z) the date, if any, on which such blockage period has been terminated by written notice to the Company or the Trustee from the Credit Facility Agent or from the person who gave the Blockage Notice. Any number of additional payment blockage periods may be commenced during the Initial Period; provided, however, that no such additional payment blockage periods shall extend beyond the Initial Period. After the expiration of the Initial Period, no payment blockage period may be commenced until at least 181 consecutive days shall have elapsed from the last day of the Initial Period. No Senior Nonmonetary Default that existed or was continuing on the date of the commencement of any blockage period with respect to the Specified Senior Debt initiating such blockage period will be, or can be, made the basis for the commencement of a subsequent blockage period, unless such default has been cured or waived for a period of not less than 90 consecutive days. In the event that, notwithstanding the foregoing, the Company makes any payment to the Trustee or the holder of any Note prohibited by these blockage provisions, then such payment will be held in trust for the holders of Senior Debt and will be required to be paid over and delivered forthwith to the holders of the Senior Debt remaining unpaid, to the extent necessary to pay in full all the Senior Debt.

     The Subsidiary Notes Guarantees are, to the extent set forth in the Notes Indenture, subordinated in right of payment to the prior payment in full of all senior debt of the Subsidiary Notes Guarantors, upon terms substantially comparable to the subordination of the Notes to all Senior Debt.

     By reason of such subordination, in the event of insolvency, creditors of the Company or a Subsidiary Notes Guarantor who are not holders of Senior Debt or the Notes may recover less, ratably, than holders of Senior Debt and may recover more, ratably, than the holders of the Notes.

     The subordination provisions described above will cease to be applicable to the Notes and the Subsidiary Notes Guarantees upon any defeasance or covenant defeasance of the Notes as described under "-- Defeasance or Covenant Defeasance of Notes Indenture."

     As used herein, the term "Specified Senior Debt" means (i) all Senior Debt under the Credit Facility and (ii) any other issue of Senior Debt having a principal amount of at least $10,000,000.

     At June 30, 1997, on a pro forma basis, after giving effect to the Recent 1997 Acquisitions, the Pending Transactions and the Original Offerings, the aggregate principal amount of Senior Debt outstanding would have been approximately $113.6 million. The Company may from time to time hereafter incur additional Debt constituting Senior Debt under the Credit Facility or otherwise, subject to the "Limitation on Debt" covenant described below.

OPTIONAL REDEMPTION

     The Notes are redeemable (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) at the election of the Company, as a whole or from time to time in part, at any time on or after July 1, 2002 on not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below, together with accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning on July 1 of the years indicated below (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date):

                                    YEAR                       REDEMPTION PRICE
                ---------------------------------------------  ----------------
                2002.........................................       105.125%
                2003.........................................       104.100
                2004.........................................       103.075
                2005.........................................       102.050
                2006.........................................       101.025

     In addition, at any time and from time to time prior to July 1, 2000, the Company may at its option redeem Notes with the net proceeds of one or more Public Equity Offerings at a redemption price equal to 110.25% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date); provided that, immediately after giving effect to any such redemption, at least $75,000,000 aggregate principal amount of the Notes remains outstanding. Any such redemption must be made within 90 days of the related Public Equity Offering.

     If less than all the Notes are to be redeemed, the particular Notes to be redeemed will be selected not more than 60 days prior to the redemption date by the Trustee by such method as the Trustee deems fair and appropriate.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Notes Indenture. Reference is made to the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means Debt of a person (a) existing at the time such person is merged with or into the Company or becomes a Subsidiary, (b) assumed in connection with the acquisition of assets from such person or (c) secured by a Lien encumbering assets acquired from such person.

     "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer") by the Company or a Restricted Subsidiary, directly or indirectly, in one or a series of related transactions, to any person other than the Company or a Restricted Subsidiary of
(a) any Capital Stock of any of its Restricted Subsidiaries, (b) all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries representing a division or line of business or (c) any other properties or assets of the Company or any of its Restricted Subsidiaries, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" does not include any transfer of properties or assets (a) that is governed by the provisions of the Notes Indenture described under (i) "Consolidation, Merger and Sale of Assets" or (ii) "Limitation on Asset Swaps,"
(b) between or among the Company and any of its Restricted Subsidiaries pursuant to transactions that do not violate any other provision of the Notes Indenture,
(c) to an Unrestricted Subsidiary, if permitted under the "Limitation on Restricted Payments" covenant, (d) representing obsolete or permanently retired equipment, (e) the gross proceeds of which (exclusive of indemnities) do not exceed $100,000 for any particular item or $500,000 in the aggregate for any fiscal year or (f) the transfer of up to $500,000 of property and assets, including cash, to a joint venture in which the Company or a Restricted Subsidiary has an equity interest, which joint venture is engaged in the internet service provider business.

     "Asset Swap" means the execution of one or more definitive agreements, subject only to FCC approval, if applicable, and other customary closing conditions, which the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, or "deferred exchange" (for no more than 180 days) under section 1031(a)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), of assets used in the broadcast or related businesses between the Company or any of its Restricted Subsidiaries and one or more other persons or groups of affiliated persons; provided that any amendment to or waiver of any closing conditions that individually or in the aggregate are material to the Asset Swap will be deemed to be a new Asset Swap.

     "Banks" means the banks and other financial institutions that from time to time are lenders under the Credit Facility.

     "Capital Stock" of any person means any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such person's equity (however designated).

     "Capitalized Lease Obligation" means, with respect to any person, an obligation incurred or assumed under or in connection with any capital lease of real or personal property that, in accordance with GAAP, has been recorded as a capitalized lease on the balance sheet of such person.

     "Change of Control" means the occurrence of any of the following events:

          (a) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Lawrence R. Wilson, Scott E. Smith, John E. von Schlegell, Baker, Fentress & Company, ABRY Broadcast Partners II, L.P., ABRY/Citadel Investment Partners, L.P., The Endeavour Capital Fund Limited Partnership and any trustee, in its capacity as trustee under the Voting Trust Agreement ("Permitted Holders") or Citadel Communications, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than a majority of the voting power of all classes of Voting Stock of the Company;

          (b) During any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of at least 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

          (c) The Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

     "Closing Date" means July 3, 1997, the date on which the Series A Notes were originally issued under the Notes Indenture.

     "Consolidated Adjusted Net Income" means, for any period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (c) the portion of net income (or loss) of any person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries in cash during such period, (d) the net income (or loss) of any person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, and (e) the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is at the date of determination restricted, directly or indirectly, except to the extent that such net income could be paid to the Company or a Restricted Subsidiary thereof; provided that, if any Restricted Subsidiary is not a

Wholly Owned Restricted Subsidiary, Consolidated Adjusted Net Income will be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Consolidated Adjusted Net Income otherwise attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding common stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding common stock of such Restricted Subsidiary on the last day of such period.

     "Consolidated Cash Flow" means, for any period, the sum of, without duplication, Consolidated Adjusted Net Income for such period, plus (or, in the case of clause (d) below, plus or minus) the following items to the extent included in computing Consolidated Adjusted Net Income for such period: (a) the aggregate interest expense and preferred stock dividends of the Company and its Restricted Subsidiaries for such period, plus (b) the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period, plus (c) the aggregate depreciation and amortization expense of the Company and any of its Restricted Subsidiaries for such period, plus (d) any other non-cash charges for such period, and minus non-cash credits for such period, other than non-cash charges or credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business; provided that income tax expense, interest expense and preferred stock dividends, depreciation and amortization expense, and non-cash charges and credits of a Restricted Subsidiary will be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Adjusted Net Income for such period. Solely for purposes of determining whether the Company could incur Debt pursuant to the first paragraph of the "Limitation on Debt" covenant, if the Company is permitted to give pro forma effect to an In-Market Acquisition of a radio station pursuant to clause (iii) of the second paragraph of such covenant, such calculation may also give pro forma effect to projected quantifiable improvements in operating results of such radio station due to cost reductions calculated in good faith by the Company and certified by an officers' certificate filed with the Trustee. As used in the preceding sentence, the term "In-Market Acquisition" means the acquisition of a radio station or group of radio stations serving an MSA in which the Company or its Subsidiaries has owned, or has operated under a LMA, one or more radio stations for at least the preceding six months.

     "Consolidated Cash Flow Ratio" means, at any date, the ratio of (i) the aggregate amount of Debt of the Company and its Restricted Subsidiaries on a consolidated basis as of the end of the immediately preceding four fiscal quarters for which internal financial statements of the Company are available (the "Reference Period") to (ii) the aggregate amount of Consolidated Cash Flow for such Reference Period.

     "Consolidated Fixed Charges" means, for any period, without duplication, the sum of (a) the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of operations of the Company and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of debt discount, (ii) the net cost of interest rate contracts (including amortization of discounts),
(iii) the interest portion of any deferred payment obligation, (iv) amortization of debt issuance costs, (v) the interest component of Capitalized Lease Obligations of the Company and any of its Restricted Subsidiaries, and (vi) the portion of any rental obligation of the Company and any of its Restricted Subsidiaries in respect of any sale and leaseback transaction allocable during such period to interest expense (determined as if it were treated as a Capitalized Lease Obligation) plus (b) all interest on any Debt of any other person guaranteed by the Company or any of its Restricted Subsidiaries; provided, however, that Consolidated Fixed Charges will not include any gain or loss from extinguishment of debt, including any write-off of debt issuance costs.

     "Credit Facility" means the loan agreement dated October 9, 1996, among the Company, the Banks and the Credit Facility Agent, as amended, and as such agreement may be amended, restated, supplemented, replaced or refinanced or otherwise modified from time to time.

     "Credit Facility Agent" means the then acting Agent as defined in and under the Credit Facility or any successor thereto.

     "Debt" means (without duplication), with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent, (a) every obligation of such person for money borrowed, (b) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person, (d) every obligation of such person issued or assumed as the deferred purchase price of property or services,
(e) every Capitalized Lease Obligation of such person, (f) all Disqualified Stock of such person valued at its maximum fixed repurchase price, plus accumulated and unpaid dividends, (g) all Hedging Obligations of such person, and (h) every obligation of the types referred to in clauses (a) through (g) of another person and all dividends of another person (i) the payment of which, in either case, such person has guaranteed or (ii) which is secured by any Lien on any property or asset of such person, the amount of such Debt being deemed to be the lesser of the actual amount of the guarantee or the value of such property or asset subject to such Lien, as the case may be, and the amount of the Debt so guaranteed or secured, as the case may be. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Debt is required to be determined pursuant to the Notes Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value will be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Stock. Notwithstanding the foregoing, trade accounts payable and accrued liabilities arising in the ordinary course of business, any liability for federal, state or local taxes or other taxes owed by such person and the Exchangeable Preferred Stock will not be considered Debt for purposes of this definition. The amount outstanding at any time of any Debt issued with original issue discount is the aggregate principal amount at maturity of such Debt, less the remaining unamortized portion of the original issue discount of such Debt at such time, as determined in accordance with GAAP.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors, to make a finding or otherwise take action under the Notes Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

     "Disqualified Stock" means any class or series of Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, (a) is, or upon the happening of an event or passage of time would be, required to be redeemed prior to one year after the final Stated Maturity of the Notes, (b) is redeemable at the option of the holder thereof at any time prior to one year after such final Stated Maturity or (c) at the option of the holder thereof, is convertible into or exchangeable for debt securities at any time prior to one year after such final Stated Maturity; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to one year after the Stated Maturity of the Notes will not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the "Limitation on Certain Asset Sales" and "Purchase of Notes upon a Change of Control" covenants described below and such Capital Stock specifically provides that the issuer will not repurchase or redeem any such Capital Stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the "Limitation on Certain Asset Sales" and "Purchase of Notes upon a Change of Control" covenants described below.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect on the Closing Date.

     "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limitation, the payment of amounts drawn down under letters of credit.

     "Hedging Obligations" means the obligations of any person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such person against fluctuations in interest rates or the value of foreign currencies.

     "Investment" (in any person) means (a) directly or indirectly, any advance, loan or other extension of credit (including, without limitation, by way of guarantee or similar arrangement) or capital contribution to any person, the purchase or other acquisition of any stock, bonds, notes, debentures or other securities issued by such person or the acquisition (by purchase or otherwise) of all or substantially all of the business or assets of such person or the making of any investment in such person, (b) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary and (c) the transfer of any assets or properties from the Company or a Restricted Subsidiary to any Unrestricted Subsidiary, other than the transfer of assets or properties made in the ordinary course of business. Investments will exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

     "License Subsidiary" means Citadel License, Inc.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, preference, priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A person will be deemed to own subject to a Lien any property that such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any of its Restricted Subsidiaries), net of (a) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (b) provisions for all taxes payable as a result of such Asset Sale, (c) payments made to retire Debt where payment of such Debt is secured by the assets that are the subject of such Asset Sale, (d) amounts required to be paid to any person (other than the Company or any of its Restricted Subsidiaries) owning a beneficial interest in the assets that are subject to the Asset Sale and (e) appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "Pari Passu Debt" means Debt of the Company that ranks pari passu in right of payment with the Notes.

     "Permitted Investments" means any of the following:

          (a) Investments in (i) securities with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (ii) certificates of deposit, time deposits, overnight bank deposits or bankers' acceptances with a maturity of 270 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus of not less than $500,000,000; and (iii) commercial paper with a maturity of 270 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services.

          (b) Investments by the Company or any of its Restricted Subsidiaries in another person, if as a result of such Investment (i) such other person becomes a Restricted Subsidiary that is a Subsidiary Notes Guarantor or
     (ii) such other person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary that is a Subsidiary Notes Guarantor.

          (c) Investments by the Company or any of its Restricted Subsidiaries in a Subsidiary Notes Guarantor and Investments by any Restricted Subsidiary in the Company.

          (d) Investments in assets owned or used in the ordinary course of business.

          (e) Investments in existence on the Closing Date.

          (f) Promissory notes received as a result of Asset Sales permitted under the "Limitation on Certain Asset Sales" covenant.

          (g) Direct or indirect loans to employees, or to a trustee for the benefit of such employees, of the Company or any of its Restricted Subsidiaries in an aggregate amount outstanding at any time not exceeding $1,000,000.

          (h) Investments by the Company or any of its Restricted Subsidiaries in a joint venture that is engaged in the internet service provider business in an aggregate amount outstanding at any time not exceeding $500,000.

          (i) Other Investments that do not exceed $2,000,000 at any one time outstanding.

     "Public Equity Offering" means an underwritten public offering of Qualified Equity Interests of either (a) the Company or (b) Citadel Communications the net proceeds from which (after deducting any underwriting discounts and commissions) are used by Citadel Communications to purchase Qualified Equity Interests of the Company; provided that, in either case, such net proceeds exceed $10,000,000.

     "Qualified Equity Interest" means any Qualified Stock and all warrants, options or other rights to acquire Qualified Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

     "Qualified Stock" of any person means any and all Capital Stock of such person, other than Disqualified Stock.

     "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

     "Senior Debt" means the principal of and premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowed) and other amounts due on or in connection with any Debt of the Company (other than the Notes or Pari Passu Debt), whether outstanding on the Closing Date or thereafter incurred, unless, in the case of any particular Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt will be subordinate in right of payment to any Debt or other general unsecured obligations of the Company. Without limiting the generality of the foregoing, "Senior Debt" includes the principal of and premium, if any, fees and interest (including interest accruing after the occurrence of an event of default or after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowed) on all obligations of every nature of the Company from time to time owed to the Banks under the Credit Facility. Notwithstanding the foregoing, "Senior Debt" will not include (a) Debt that is Disqualified Stock, (b) Debt consisting of trade payables, (c) Debt of the Company to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's Subsidiaries and (d) that portion of any Debt that, at the time of the incurrence, is incurred by the Company in violation of the Notes Indenture other than any Debt incurred under the Credit Facility not in excess of $150,000,000 (less any amounts applied to the permanent reduction of such Debt pursuant to the "Limitation on Certain Asset Sales" covenant under the Notes Indenture) if the Company has certified to the Credit Facility Agent, at the time such Debt is incurred, that the Company is permitted to incur such Debt under the Notes Indenture.

     "Significant Subsidiary" means any Restricted Subsidiary of the Company that, together with its Subsidiaries, (a) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated net sales of the Company and its Restricted Subsidiaries, (b) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, in the case of either (a) or (b), as set forth on the most recently available consolidated financial statements of the Company for such fiscal year, (c) was organized or acquired after the beginning of such fiscal year and would have been a Significant Subsidiary if it had been owned during the entire fiscal year or (d) holds one or more licenses material to the Company's business.

     "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and, when used with respect to any other Debt, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or any installment of interest thereon is due and payable.

     "Subordinated Debt" means Debt of the Company that is subordinated in right of payment to the Notes.

     "Subsidiary" means any person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company and/or one or more other Subsidiaries of the Company.

     "Subsidiary Notes Guarantee" means a guarantee of the Notes by a Restricted Subsidiary in accordance with the provisions of the Notes Indenture.

     "Subsidiary Notes Guarantor" means the License Subsidiary and each other Restricted Subsidiary that issues a Subsidiary Notes Guarantee as described under the "Subsidiary Notes Guarantees" covenant.

     "Unrestricted Subsidiary" means (a) any Subsidiary that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary in accordance with the "Unrestricted Subsidiaries" covenant and (b) any Subsidiary of an Unrestricted Subsidiary.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

     "Weighted Average Life" means, as of the date of determination with respect to any Debt or Disqualified Stock, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal or liquidation value payment of such Debt or Disqualified Stock, respectively, multiplied by (ii) the amount of each such principal or liquidation value payment by (b) the sum of all such principal or liquidation value payments.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares or an immaterial number of shares required to be owned by other persons pursuant to applicable law) of which are owned, directly or indirectly, by the Company.

CERTAIN COVENANTS

     The Notes Indenture contains, among others, the following covenants:

     LIMITATION ON DEBT. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Debt (including Acquired Debt and the issuance of Disqualified Stock), except that the Company or a Subsidiary Notes Guarantor may incur Debt or issue Disqualified Stock if, at the time of such event, the Consolidated Cash Flow Ratio would have been less than 7.0 to 1.0.

     In making the foregoing calculation, pro forma effect will be given to: (i) the incurrence of such Debt and (if applicable) the application of the net proceeds therefrom, including to refinance other Debt, as if such Debt had been incurred and the application of proceeds therefrom occurred on the first day of the four-fiscal quarter period used to calculate the Consolidated Cash Flow Ratio, (ii) the incurrence, repayment or

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

retirement of any other Debt by the Company or any of its Restricted Subsidiaries since the first day of such four-quarter period as if such Debt was incurred, repaid or retired at the beginning of such four-quarter period and
(iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or any of its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred at the beginning of such four-quarter period. In making a computation under the foregoing clause (i) or (ii), the amount of Debt under a revolving credit facility will be computed based upon the average daily balance of such Debt during such four-quarter period.

     (b) Notwithstanding the foregoing, the Company may, and may, to the extent expressly permitted below, permit any of its Restricted Subsidiaries to, incur any of the following Debt ("Permitted Debt"):

          (i) Debt of the Company or any Subsidiary Notes Guarantor under the Credit Facility (including guarantees thereof by the Subsidiaries) in an aggregate principal amount at any one time outstanding not to exceed $110,000,000 less any amounts applied to the permanent reduction of such Debt pursuant to the "Limitation on Certain Asset Sales" covenant.

          (ii) Debt of the Company or any of its Restricted Subsidiaries outstanding on the Closing Date, other than Debt described under clause (i) above.

          (iii) Debt owed by the Company to any of its Restricted Subsidiaries or owed by any Subsidiary to the Company or a Restricted Subsidiary (provided that such Debt is Subordinated Debt and is held by the Company or such Restricted Subsidiary) or owed to the Company or a Subsidiary Notes Guarantor by a Restricted Subsidiary that is not a Subsidiary Notes Guarantor, provided the incurrence of such Debt did not violate the "Limitation on Restricted Payments" covenant.

          (iv) Debt represented by the Notes and the Subsidiary Notes
     Guarantees.

          (v) Hedging Obligations of the Company or any of its Restricted Subsidiaries incurred in the ordinary course of business.

          (vi) Capitalized Lease Obligations of the Company or any of its Restricted Subsidiaries in an aggregate amount not exceeding $3,000,000 at any one time outstanding.

          (vii) Debt under purchase money mortgages or secured by purchase money security interests so long as (x) such Debt is not secured by any property or assets of the Company or any of its Restricted Subsidiaries other than the property or assets so acquired and (y) such Debt is created within 60 days of the acquisition of the related property; provided that the aggregate principal amount of Debt under this clause (vii) does not exceed $2,000,000 at any one time outstanding.

          (viii) Debt of the Company or any Subsidiary Notes Guarantor, not permitted by any other clause of this definition, in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding.

          (ix) Debt of the Company or any of its Restricted Subsidiaries consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock.

          (x) Acquired Debt of a person, other than Debt incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary or the acquisition of assets from such person, as the case may be, provided that the Company on a pro forma basis could incur $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of this covenant.

          (xi) Any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") by the Company or any Restricted Subsidiary of any outstanding Debt of the Company or such Restricted Subsidiary, other than Debt incurred pursuant to clause
     (i), (v), (vi), (vii), (viii) or (ix) of this definition, including any successive refinancings thereof, so long as (A) any such new Debt is in a principal amount that does not exceed the principal amount so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt refinanced or the amount of any premium reasonably determined by the Company as necessary to

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

     accomplish such refinancing, plus the amount of expenses of the Company incurred in connection with such refinancing, (B) in the case of any refinancing of Subordinated Debt, such new Debt is made subordinate to the Notes at least to the same extent as the Debt being refinanced, (C) in the case of any refinancing of the Notes or any Pari Passu Debt, such Debt is Pari Passu Debt or Subordinated Debt and (D) such refinancing Debt does not have a Weighted Average Life less than the Weighted Average Life of the Debt being refinanced and does not have a final scheduled maturity earlier than the final scheduled maturity, or permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder, of the Debt being refinanced.

     LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions:

          (a) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of the Company or any of its Restricted Subsidiaries, other than (i) dividends or distributions payable solely in Qualified Equity Interests of the issuer of such shares of Capital Stock, (ii) dividends or distributions by a Restricted Subsidiary payable to the Company or another Restricted Subsidiary or (iii) pro rata dividends or distributions on common stock of a Restricted Subsidiary held by minority stockholders, provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiary's net income from the first day of the Company's fiscal quarter during which the Closing Date occurs;

          (b) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock (or any options, warrants or other rights to acquire shares of Capital Stock) of (i) the Company or any of its Unrestricted Subsidiaries or (ii) any Restricted Subsidiary that are held by any Affiliate of the Company (other than, in either case, any such Capital Stock owned by the Company or any of its Restricted Subsidiaries);

          (c) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Debt; and

          (d) make any Investment (other than a Permitted Investment) in any person

(such payments or other actions described in (but not excluded from) clauses (a) through (d) being referred to as "Restricted Payments"), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment:

           (i) no Default or Event of Default has occurred and is continuing,

             (ii) the Company could incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of the "Limitation on Debt" covenant, and

             (iii) the aggregate amount of all Restricted Payments declared or made after the Closing Date does not exceed the sum of:

                (A) the remainder of (x) 100% of the aggregate Consolidated Cash Flow for the period beginning on the first day of the Company's fiscal quarter during which the Closing Date occurs and ending on the last day of the Company's most recent fiscal quarter for which internal financial statements are available ending prior to the date of such proposed Restricted Payment (the "Computation Period") minus
           (y) the product of 1.4 times the sum of (i) Consolidated Fixed Charges for the Computation Period and (ii) all dividends or other distributions paid in cash by the Company or any of its Restricted Subsidiaries on any Disqualified Stock of the Company or any of its Restricted Subsidiaries for the Computation Period; plus

                (B) the aggregate net proceeds received by the Company after the Closing Date (including the fair market value of property other than cash as determined by the Company's Board of Directors, whose good faith determination will be conclusive) from the issuance or sale (other than to a Subsidiary) of Qualified Equity Interests of the Company (excluding from

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

           this computation any net proceeds of a Public Equity Offering received by the Company that are used by it to redeem the Notes, as discussed above); plus

                (C) the aggregate net proceeds received by the Company after the Closing Date (including the fair market value of property other than cash as determined by the Company's Board of Directors, whose good faith determination will be conclusive) from the issuance or sale (other than to a Subsidiary) of debt securities or Disqualified Stock that have been converted into or exchanged for Qualified Stock of the Company, together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange; plus

                (D) without duplication, the Net Cash Proceeds received by the Company or a Wholly Owned Restricted Subsidiary upon the sale of any of its Unrestricted Subsidiaries; plus

               (E) $5,000,000.

     Notwithstanding the foregoing, the Company and any of its Restricted Subsidiaries may take any of the following actions, so long as (with respect to clauses (f) and (g) below) no Default or Event of Default has occurred and is continuing or would occur:

          (a) The payment of any dividend within 60 days after the date of declaration thereof, if at the declaration date such payment would not have been prohibited by the foregoing provision.

          (b) The repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company, in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, Qualified Equity Interests of the Company.

          (c) The purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of, Qualified Stock of the Company.

          (d) The purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt in exchange for, or out of the net cash proceeds of a substantially concurrent issuance or sale (other than to a Subsidiary) of, Subordinated Debt, so long as the Company or a Restricted Subsidiary would be permitted to refinance such original Subordinated Debt with such new Subordinated Debt pursuant to clause (xi) of the definition of Permitted Debt.

          (e) The repurchase of any Subordinated Debt at a purchase price not greater than 101% of the principal amount of such Subordinated Debt in the event of a "change of control" in accordance with provisions similar to the "Purchase of Notes upon a Change of Control" covenant; provided that, prior to such repurchase, the Company has made the Change of Control Offer as provided in such covenant with respect to the Notes and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer.

          (f) The payment by the Company to Citadel Communications for the purpose of the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of Citadel Communications, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) or by any employee benefit plan, upon death, disability, retirement or termination of employment or pursuant to the terms of any employee benefit plan or any other agreement under which such shares of stock or related rights were issued; provided that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock after the date of the Closing Date does not exceed $1,000,000 in any fiscal year.

          (g) Loans or advances to officers, directors and employees of Citadel Communications, the Company or any of its Restricted Subsidiaries made in the ordinary course of business after the Closing Date in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding.

          (h) Payments to or on behalf of Citadel Communications to pay its operating and administrative expenses attributable to the Company including, without limitation, legal and audit expenses, directors'

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

     fees, fees payable in respect of the trustee and back-up trustees under the Voting Trust Agreement, and Commission compliance expenses, in an amount not to exceed the greater of $1,000,000 per fiscal year and 1% of the net revenues of the Company for the preceding fiscal year.

The payments described in clauses (b), (c), (e), (f) and (g) of this paragraph will be Restricted Payments that will be permitted to be taken in accordance with this paragraph but will reduce the amount that would otherwise be available for Restricted Payments under the foregoing clause (iii), and the payments described in clauses (a), (d) and (h) of this paragraph will be Restricted Payments that will be permitted to be taken in accordance with this paragraph and will not reduce the amount that would otherwise be available for Restricted Payments under the foregoing clause (iii).

     For the purpose of making any calculations under the Notes Indenture (i) if a Restricted Subsidiary is designated an Unrestricted Subsidiary, the Company will be deemed to have made an Investment in an amount equal to the fair market value of the net assets of such Restricted Subsidiary at the time of such designation as determined by the Board of Directors of the Company, whose good faith determination will be conclusive, (ii) any property transferred to or from an Unrestricted Subsidiary will be valued at fair market value at the time of such transfer, as determined by the Board of Directors of the Company, whose good faith determination will be conclusive and (iii) subject to the foregoing, the amount of any Restricted Payment, if other than cash, will be determined by the Board of Directors of the Company, whose good faith determination will be conclusive.

     If the aggregate amount of all Restricted Payments calculated under the foregoing provision includes an Investment in an Unrestricted Subsidiary or other person that thereafter becomes a Restricted Subsidiary, such Investment will no longer be counted as a Restricted Payment for purposes of calculating the aggregate amount of Restricted Payments.

     If an Investment resulted in the making of a Restricted Payment, the aggregate amount of all Restricted Payments calculated under the foregoing provision will be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise), to the extent such net reduction is not included in Consolidated Adjusted Net Income; provided that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of (x) the cash proceeds received by the Company and any of its Restricted Subsidiaries in connection with such net reduction and (y) the initial amount of such Investment.

     In computing Consolidated Adjusted Net Income for purposes of the foregoing clause (iii)(A), (i) the Company may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company will be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of the Notes Indenture, such Restricted Payment will be deemed to have been made in compliance with the Notes Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Adjusted Net Income of the Company for any period.

     PURCHASE OF NOTES UPON A CHANGE OF CONTROL. If a Change of Control occurs at any time, then each holder of Notes will have the right to require that the Company purchase such holder's Notes, in whole or in part in integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in the Notes Indenture.

     Within 30 days following any Change of Control, the Company will notify the Trustee thereof and give written notice of such Change of Control to each holder of Notes by first-class mail, postage prepaid, at its address appearing in the security register, stating, among other things, (i) the purchase price and the purchase date, which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is

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

mailed or such later date as is necessary to comply with requirements under the Exchange Act; (ii) that any Notes not tendered will continue to accrue interest;
(iii) that, unless the Company defaults in the payment of the purchase price, any Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control purchase date; and (iv) certain other procedures that a holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the purchase price for all of the Notes that might be tendered by holders of the Notes seeking to accept the Change of Control Offer. The Credit Facility prohibits the purchase of Notes by the Company prior to full repayment of indebtedness under the Credit Facility and, upon a Change of Control, all amounts outstanding under the Credit Facility become due and payable. There can be no assurance that in the event of a Change of Control the Company will be able to obtain the necessary consents from the lenders under the Credit Facility to consummate a Change of Control Offer. The failure of the Company to make or consummate the Change of Control Offer or pay the applicable Change of Control purchase price when due would result in an Event of Default and would give the Trustee and the holders of the Notes the rights described under "Events of Default."

     In addition to the obligations of the Company under the Notes Indenture with respect to the Notes in the event of a Change of Control, the Credit Facility contains a provision designating a change of control as described therein as an event of default, which would obligate the Company to repay amounts outstanding under the Credit Facility upon an acceleration of the indebtedness outstanding thereunder.

     The existence of a holder's right to require the Company to purchase such holder's Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes a Change of Control.

     The definition of "Change of Control" in the Notes Indenture is limited in scope. The provisions of the Notes Indenture may not afford holders of Notes the right to require the Company to repurchase such Notes in the event of a highly leveraged transaction or certain transactions with the Company's management or its affiliates, including a reorganization, restructuring, merger or similar transaction involving the Company (including, in certain circumstances, an acquisition of the Company by management or its affiliates) that may adversely affect holders of the Notes, if such transaction is not a transaction defined as a Change of Control. See "Certain Definitions" above for the definition of "Change of Control." A transaction involving the Company's management or its affiliates, or a transaction involving a recapitalization of the Company, would result in a Change of Control if it is the type of transaction specified in such definition.

     The Company will comply with the applicable tender offer rules including Rule 14e-l under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, create any restriction (other than restrictions existing under Debt as in effect on the Closing Date or in refinancings or replacements of such
Debt) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Notes or, if such Change of Control Offer is made, to pay for the Notes tendered for purchase.

     LIMITATION ON CERTAIN ASSET SALES. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any Asset Sale unless
(i) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the fair market value of the assets sold (as determined by the Board of Directors of the Company, whose good faith determination will be conclusive) and (ii) the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 80% (A) cash or cash equivalents and/or (B) the assumption by the transferee of Debt of the Company or a Restricted Subsidiary ranked senior to or pari passu with the Notes and release of the Company or such Restricted Subsidiary from all liability on such Debt.

     (b) If the Company or any of its Restricted Subsidiaries engages in an Asset Sale, the Company may, at its option, within 12 months after such Asset Sale, (i) apply all or a portion of such Net Cash Proceeds to the permanent reduction of amounts outstanding under the Credit Facility or to the repayment of other Senior Debt of the Company or a Subsidiary Notes Guarantor or (ii) invest (or enter into one or more legally binding agreements to invest) all or a portion of such Net Cash Proceeds in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the broadcast business or businesses reasonably related thereto. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (i) or
(ii) (without regard to the parenthetical contained in such clause (ii)) above. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph (b) constitutes "Excess Proceeds."

     (c) When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company will, within 30 days thereafter, make an offer to purchase from all holders of Notes, on a pro rata basis, in accordance with the procedures set forth in the Notes Indenture, the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased with the Excess Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date such offer to purchase is consummated. To the extent that the aggregate principal amount of the Notes tendered pursuant to such offer to purchase is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount of the Notes validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, the Notes to be purchased will be selected on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset to zero.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act to the extent applicable in connection with the repurchase of Notes pursuant to an offer to purchase Notes.

     LIMITATION ON ASSET SWAPS. The Notes Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any Asset Swap, unless:

          (i) at the time of entering into the Asset Swap and immediately after giving effect to the proposed Asset Swap, no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof;

          (ii) the Company would, at the time of entering into the Asset Swap and after giving pro forma effect to the proposed Asset Swap, as if such Asset Swap had occurred at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of the "Limitation on Debt" covenant;

          (iii) the respective aggregate fair market values of the assets being purchased and sold by the Company or any of its Restricted Subsidiaries are substantially the same at the time of entering into the Asset Swap (or any difference in such aggregate fair market values is substantially compensated for by an equalizing (i) payment of cash, (ii) assumption of liabilities or (iii) taking of assets subject to liabilities); and

          (iv) at the time of the consummation of the first to occur of the relinquishment or the replacement of assets constituting part of the proposed Asset Swap, the percentage of any decline in the fair market value of the asset or assets being acquired by the Company and its Restricted Subsidiaries shall not be significantly greater than the percentage of any decline in the fair market value of the assets being disposed of by the Company, calculated from the time the last agreement constituting part of the Asset Swap was entered into.

     LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction with, or for the benefit of, any Affiliate of the Company unless (a) such transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's length transaction with third parties who are not Affiliates and (b) either (i) with respect to any transaction or series of transactions involving aggregate payments in excess of $1,000,000, but less than $5,000,000, the Company delivers an officers' certificate to the Trustee certifying that such transaction or transactions comply with clause (a) above or (ii) with respect to a transaction or series of transactions involving aggregate payments equal to or greater than $5,000,000, such transaction or transactions have been approved by the Board of Directors (including a majority of the Disinterested Directors) of the Company or the Company has obtained a written opinion from a nationally recognized investment banking firm to the effect that such transaction or transactions are fair to the Company or such Restricted Subsidiary from a financial point of view.

     The foregoing covenant does not restrict any of the following:

          (A) Transactions among the Company and/or any of its Restricted Subsidiaries.

          (B) The Company from paying reasonable and customary regular compensation, fees, indemnification and similar arrangements and payments thereunder to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any of its Restricted Subsidiaries.

          (C) Employment agreements or compensation or employee benefits arrangements with any officer, director or employee of the Company or its Restricted Subsidiaries entered into in the ordinary course of business (including customary benefits thereunder) (it being understood that benefits of the nature in place as of the Closing Date shall be deemed permissible hereunder).

          (D) The performance of the Company's obligations under (a) that certain lease agreement effective December 29, 1995 with Wilson Aviation, L.L.C. relating to the lease of an airplane, (b) that certain agreement not to compete dated December 31, 1996 with DVS Management, Inc. and (c) that certain Voting Trust Agreement dated March 17, 1997 among Citadel Communications, ABRY II, ABRY/CIP and others and the related letter agreement dated March 17, 1997 among Citadel Communications, ABRY II, ABRY/CIP and others (the "Affiliate Agreements"); provided that any amendments or modifications to the terms of the Affiliate Agreements (1) are no less favorable to the Company than those that could have been obtained in an arm's length transaction with third parties who are not Affiliates and (2) are approved by the Board of Directors (including a majority of the Disinterested Directors) of the Company.

          (E) The Company from making payments to Citadel Communications to pay its operating and administrative expenses attributable to the Company including, without limitation, legal and audit expenses, directors' fees and Commission compliance expenses, in an amount not to exceed the greater of $1,000,000 million per fiscal year and 1% of the net revenues of the Company for the preceding fiscal year.

          (F) The Company or a Restricted Subsidiary from transferring up to $500,000 of properties and assets, including cash, to a joint venture in which the Company or a Restricted Subsidiary has an equity interest and in which one or more directors or officers of the Company or Citadel Communications has an equity interest, which joint venture is engaged in the internet service provider business.

     LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any of its Restricted Subsidiaries to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Debt owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to the Company or any other Restricted Subsidiary or (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of any of the following:

          (i) The Credit Facility and any agreement in effect on the Closing Date and listed on a schedule attached to the Notes Indenture.

          (ii) Customary non-assignment provisions of any lease governing a leasehold interest of the Company or any of its Restricted Subsidiaries.

          (iii) The refinancing or successive refinancings of Debt referred to in clause (i) or (iv), so long as such encumbrances or restrictions are no less favorable to the Company or any of its Restricted Subsidiaries than those contained in such original agreement.

          (iv) Any agreement or other instrument of a person acquired by the Company or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired.

          (v) Any agreement providing for the incurrence of Debt by a Restricted Subsidiary pursuant to paragraph (b) of the "Limitation on Debt" covenant, provided that such Restricted Subsidiary becomes a Subsidiary Notes Guarantor.

     LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company will not sell, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants, or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary, (ii) issuances or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law, or issuances or sales to directors of directors' qualifying shares, (iii) if, immediately after giving effect to such issuance or sale, neither the Company nor any Subsidiary owns any shares of Capital Stock of such Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) or (iv) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale.

     In addition, the Company will not, and will not permit any of its Restricted Subsidiaries to, sell, transfer or otherwise dispose of any of its properties or assets to an Unrestricted Subsidiary other than in the ordinary course of business.

     UNRESTRICTED SUBSIDIARIES. (a) The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Company nor any of its Restricted Subsidiaries is directly or indirectly liable for any Debt of such Subsidiary, (ii) no default with respect to any Debt of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Debt of the Company or any of its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of the "Limitation on Restricted Payments" covenant,
(iv) neither the Company nor any of its Restricted Subsidiaries has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of the Company and (v) neither the Company nor any of its Restricted Subsidiaries has any obligation to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Notwithstanding the foregoing, the Company may not designate the License Subsidiary, or any Subsidiary to which any properties or assets (other than current assets) owned by the Company or the License Subsidiary on the Closing Date have been transferred, as an Unrestricted Subsidiary.

     (b) The Board of Directors of the Company may designate any of its Unrestricted Subsidiaries as a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Debt by a Restricted Subsidiary of any outstanding Debt of such Unrestricted Subsidiary and such designation will only be permitted if (i) such Debt is permitted under the "Limitation on Debt" covenant and (ii) no Default or Event of Default will have occurred and be continuing following such designation.

     LIMITATION ON OTHER SENIOR SUBORDINATED DEBT. The Company and each Subsidiary Notes Guarantor will not, directly or indirectly, incur or otherwise permit to exist any Debt that is subordinate in right of payment to any Debt of the Company or such Subsidiary Notes Guarantor, as the case may be, unless such Debt is also pari passu with the Notes or the Subsidiary Notes Guarantee of the Notes by such Subsidiary Notes Guarantor, as the case may be, or subordinate in right of payment to the Notes or such Subsidiary Notes Guarantee of the Notes, as the case may be, to at least the same extent as the Notes or such Subsidiary

Notes Guarantee are subordinate in right of payment to Senior Debt or all senior debt of the Subsidiary Notes Guarantors, as the case may be, as set forth in the Notes Indenture.

     SUBSIDIARY NOTES GUARANTEES. The Subsidiary Notes Guarantors will, jointly and severally, unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Notes on a senior subordinated basis pursuant to the Subsidiary Notes Guarantees as described under "-- Subordination." The Subsidiary Notes Guarantors may be released from their obligations under the Subsidiary Notes Guarantees as described under "-- Defeasance and Covenant Defeasance of the Notes Indenture" and a Subsidiary Notes Guarantor may be released from its obligations under its Subsidiary Notes Guarantee as described under "Guarantees."

     The Company will (i) cause each person that, after the Closing Date, becomes a Wholly Owned Restricted Subsidiary of the Company, as well as each other Restricted Subsidiary that guarantees any other Debt of the Company, to execute and deliver a supplemental indenture and thereby become a Subsidiary Notes Guarantor bound by the Subsidiary Notes Guarantee of the Notes in the form set forth in the Notes Indenture (without such Subsidiary Notes Guarantor being required to execute and deliver its Subsidiary Notes Guarantee endorsed on the Notes) and (ii) deliver to the Trustee an opinion of counsel, in form and substance reasonably satisfactory to the Trustee, that the Subsidiary Notes Guarantee of such Subsidiary Notes Guarantor is a valid and legally binding obligation of such Subsidiary Notes Guarantor.

     GUARANTEES OF DEBT BY RESTRICTED SUBSIDIARIES. The Company will not permit any of its Restricted Subsidiaries that is not a Subsidiary Notes Guarantor, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Debt of the Company or any Debt of any other Restricted Subsidiary, unless (a) such Restricted Subsidiary simultaneously executes and delivers a Subsidiary Notes Guarantee and (b) with respect to any guarantee of Subordinated Debt by a Restricted Subsidiary, any such guarantee is subordinated to such Restricted Subsidiary's Subsidiary Notes Guarantee at least to the same extent as such Subordinated Debt is subordinated to the Notes, provided that the foregoing provision will not be applicable to any guarantee by any such Restricted Subsidiary that existed at the time such person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary.

     LIMITATION ON LIENS. The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, affirm or suffer to exist any Lien of any kind securing any Pari Passu Debt or Subordinated Debt (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) upon any property or assets (including any intercompany notes) of the Company or any of its Restricted Subsidiaries now owned or acquired after the Closing Date, or any income or profits therefrom, unless the Notes are directly secured equally and ratably with (or prior to in the case of Subordinated Debt) the obligation or liability secured by such Lien; provided that the foregoing will not apply to Liens securing Debt of a person acquired by the Company or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which Lien is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired.

     REPORTS. At all times from and after the earlier of (i) the date of the commencement of the Exchange Offer or the effectiveness of a Shelf Registration Statement relating to the Series A Notes (the "Registration") and (ii) the date 180 days after the Closing Date, in either case, whether or not the Company is then required to file reports with the Commission, the Company will file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Exchange Act if it were subject thereto. The Company will supply the Trustee and each holder, or will supply to the Trustee for forwarding to each such holder, without cost to such holder, copies of such reports and other information. In addition, at all times prior to the earlier of the date of the Registration and the date 180 days after the Closing Date, the Company will, at its cost, deliver to each holder of the Notes quarterly and annual reports substantially equivalent to those that would be required by the Exchange Act. In addition, at all times prior to the Registration, upon the request of any holder or any prospective purchaser of the Notes designated by a holder, the Company will supply to such holder or such prospective purchaser the information required under Rule 144A under the Securities Act.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company will not consolidate with or merge with or into any other person or, directly or indirectly, convey, transfer or lease its properties and assets substantially as an entirety to any person or persons, unless:

          (a) Either (i) the Company is the surviving corporation or (ii) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person that acquires by sale, assignment, transfer, lease or other disposition the properties and assets of the Company substantially as an entirety (the "Surviving Entity") (A) is a corporation, partnership or trust organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and (B) expressly assumes, by a supplemental indenture in form satisfactory to the Trustee, all of the Company's obligations under the Notes Indenture and the Notes.

          (b) Immediately after giving effect to such transaction and treating any obligation of the Company or a Restricted Subsidiary in connection with or as a result of such transaction as having been incurred at the time of such transaction, no Default or Event of Default has occurred and is continuing.

          (c) Immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Notes Indenture) could incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of the "Limitation on Debt" covenant.

          (d) If the Company is not the continuing obligor under the Notes Indenture, each Subsidiary Notes Guarantor, unless it is the other party to the transaction described above, has by supplemental indenture confirmed that its Subsidiary Notes Guarantee applies to the Surviving Entity's obligations under the Notes Indenture and the Notes.

          (e) If any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of the "Limitation on Liens" covenant are complied with.

          (f) The Company delivers, or causes to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such transaction complies with the requirements of the Notes Indenture.

     In the event of any transaction described in and complying with the conditions listed in the first paragraph of this covenant in which the Company is not the continuing obligor under the Notes Indenture, the Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Notes Indenture, and thereafter the Company will, except in the case of a lease, be discharged from all its obligations and covenants under the Notes Indenture and Notes.

EVENTS OF DEFAULT

     Each of the following are "Events of Default" under the Notes Indenture:

          (a) Default in the payment of any interest on any Note when it becomes due and payable, and continuance of such default for a period of 30 days.

          (b) Default in the payment of the principal of (or premium, if any, on) any Note when due.

          (c) Failure to perform or comply with the Notes Indenture provisions described under "Consolidation, Merger and Sale of Assets."

          (d) Default in the performance, or breach, of any covenant or agreement of the Company or any Subsidiary Notes Guarantor contained in the Notes Indenture or any Subsidiary Notes Guarantee (other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt with elsewhere herein), and continuance of such default or breach for a period of 60 days after written notice has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding.

          (e) (i) An event of default has occurred under any mortgage, bond, indenture, loan agreement or other document evidencing an issue of Debt of the Company or any Significant Subsidiary, which issue has an aggregate outstanding principal amount of not less than $5,000,000, and such default has resulted in such Debt becoming, whether by declaration or otherwise, due and payable prior to the date on which it would otherwise become due and payable or (ii) a default in any payment when due at final maturity of any such Debt.

          (f) Failure by the Company or any of its Restricted Subsidiaries to pay one or more final judgments the uninsured portion of which exceeds in the aggregate $5,000,000, which judgment or judgments are not paid, discharged or stayed for a period of 60 days.

          (g) Any Subsidiary Notes Guarantee ceases to be in full force and effect or is declared null and void or any Subsidiary Notes Guarantor denies that it has any further liability under any Subsidiary Notes Guarantee, or gives notice to such effect (other than by reason of the termination of the Notes Indenture or the release of any Subsidiary Notes Guarantee in accordance with the Notes Indenture), and such condition has continued for a period of 30 days after written notice of such failure requiring the Subsidiary Notes Guarantor and the Company to remedy the same has been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of 25% in the aggregate principal amount of the Notes then outstanding.

          (h) The occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary.

     If an Event of Default (other than as specified in clause (h) above) occurs and is continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such holders shall, declare the principal of all of the outstanding Notes immediately due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders) and, if the Credit Facility is in effect, to the Credit Facility Agent, and, upon any such declaration, such principal will become due and payable immediately. If an Event of Default specified in clause (h) above occurs and is continuing, then such principal will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

     At any time after a declaration of acceleration under the Notes Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all Notes,
(B) all unpaid principal of (and premium, if any, on) any outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, (C) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal amount at the rate borne by the Notes and (D) all sums paid or advanced by the Trustee under the Notes Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and (ii) all Events of Default, other than the non-payment of principal of (or premium, if any, on) or interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

     The holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the holders of all of the Notes, waive any past defaults under the Notes Indenture, except a default in the payment of the principal of (and premium, if any) or interest on any Note, or in respect of a covenant or provision that under the Notes Indenture cannot be modified or amended without the consent of the holder of each Note outstanding.

     If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee will mail to each holder of the Notes notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of (and premium, if any, on) or interest on any Notes, the Trustee may withhold the notice to the holders of the Notes if a committee of its trust officers in good faith determines that withholding such notice is in the interests of the holders of the Notes.

     The Company is required to furnish to the Trustee annual statements as to the performance by the Company and the Subsidiary Notes Guarantors of their respective obligations under the Notes Indenture and as to any default in such performance. The Company is also required to notify the Trustee within five days of any officer of the Company having knowledge of any Default.

DEFEASANCE OR COVENANT DEFEASANCE OF NOTES INDENTURE

     The Company may, at its option and at any time, terminate the obligations of the Company and any Subsidiary Notes Guarantors with respect to the outstanding Notes ("defeasance"). Such defeasance means that the Company will be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, except for (i) the rights of holders of outstanding Notes to receive payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, (ii) the Company's obligations to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes, maintain an office or agency for payments in respect of the Notes and segregate and hold such payments in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee and (iv) the defeasance provisions of the Notes Indenture. In addition, the Company may, at its option and at any time, elect to terminate the obligations of the Company and any Subsidiary Notes Guarantor with respect to certain covenants set forth in the Notes Indenture and described under "Certain Covenants" above, and any omission to comply with such obligations would not constitute a Default or an Event of Default with respect to the Notes ("covenant defeasance").

     In order to exercise either defeasance or covenant defeasance, (a) the Company must irrevocably deposit or cause to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Notes, money in an amount, or U.S. government securities that through the scheduled payment of principal and interest thereon will provide money in an amount, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of (and premium, if any, on) and interest on the outstanding Notes at maturity (or upon redemption, if applicable) of such principal or installment of interest; (b) no Default or Event of Default has occurred and is continuing on the date of such deposit or, insofar as an event of bankruptcy under clause (h) of "Events of Default" above is concerned, at any time during the period ending on the 91st day after the date of such deposit; (c) such defeasance or covenant defeasance must not result in a breach or violation of, or constitute a default under, the Notes Indenture or any material agreement or instrument to which the Company or any Subsidiary Notes Guarantor is a party or by which it is bound or cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940, as amended; (d) in the case of defeasance, the Company must deliver to the Trustee an opinion of counsel stating that the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or since the date hereof, there has been a change in applicable federal income tax law, to the effect, and based thereon such opinion must confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (e) in the case of covenant defeasance, the Company must have delivered to the Trustee an opinion of counsel to the effect that the holders of the Notes outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and (f) the Company must have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

     The Notes Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Notes Indenture) and, upon the request of the Company, the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of the Notes Indenture when
(a) either (i) all the Notes theretofore authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or paid and Notes that have been subject to defeasance as described under "Defeasance or Covenant Defeasance of Notes Indenture") have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at Stated Maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire Debt on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, on) and interest to the date of such deposit (in the case of Notes that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; (b) the Company has paid or caused to be paid all sums payable under the Notes Indenture by the Company; and (c) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided in the Notes Indenture relating to the satisfaction and discharge of the Notes Indenture have been complied with.

AMENDMENTS AND WAIVERS

     Modifications and amendments of the Notes Indenture and any Subsidiary Notes Guarantee may be made by the Company, any affected Subsidiary Notes Guarantor and the Trustee with the consent of the holders of a majority in aggregate outstanding principal amount of the Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby,

          (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where or change the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

          (b) reduce the percentage in principal amount of outstanding Notes, the consent of whose holders is required for any such amendment or for any waiver of compliance with certain provisions of, or certain defaults and their consequences provided for under, the Notes Indenture;

          (c) modify any of the provisions of the Notes Indenture relating to the subordination of the Notes or the Subsidiary Notes Guarantees in a manner materially adverse to the holders; or

          (d) waive a default in the payment of principal of, or premium, if any, or interest on the Notes or reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the Notes Indenture or for waiver of certain defaults.

     The holders of a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Notes Indenture.

     Without the consent of any holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Notes Indenture for any of the following purposes: (1) to evidence the succession of another person to the Company and the assumption by any such successor of the covenants of the Company in the Notes Indenture and in the Notes; or (2) to add to the covenants of the Company for the benefit of the holders, or to surrender any right or power herein conferred upon the Company; or (3) to add additional Events of Default; or (4) to provide for uncertificated Notes in addition to or in place of the certificated Notes; or (5) to evidence and provide for the acceptance of appointment under the Notes Indenture by a successor Trustee; or (6) to secure the Notes; or (7) to cure any ambiguity, to correct or supplement any provision in the Notes Indenture that may be defective or inconsistent with any other provision in the Notes Indenture, or to make any other provisions with respect to matters or questions arising under the Notes Indenture, provided that such actions pursuant to this clause do not adversely affect the interests of the holders in any material respect; or (8) to comply with any requirements of the Commission in order to effect and maintain the qualification of the Notes Indenture under the Trust Indenture Act.

THE TRUSTEE

     The Bank of New York, the Trustee under the Notes Indenture, is the initial paying agent and registrar for the Notes. The Bank of New York is a lender under the Credit Facility.

     The Notes Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Notes Indenture. Under the Notes Indenture, the holders of a majority in outstanding principal amount of the Notes will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Notes Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Notes Indenture and provisions of the Trust Indenture Act incorporated by reference therein, contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that, if it acquires any conflicting interest (as defined), it must eliminate such conflict or else resign.

GOVERNING LAW

     The Notes Indenture, the Notes and the Subsidiary Notes Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

                DESCRIPTION OF THE EXCHANGEABLE PREFERRED STOCK
                            AND EXCHANGE DEBENTURES

                          EXCHANGEABLE PREFERRED STOCK

     As used in this "Description of the Exchangeable Preferred Stock and Exchange Debentures" section, the term "Company" refers to Citadel Broadcasting Company, but not any current or future subsidiary (unless the context otherwise requires). The following summary of the material provisions of the Exchangeable Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Certificate of Designation relating thereto, a copy of which is available from the Company. For definitions of certain capitalized terms used in the following summary, see
"-- Certain Definitions" below. Other capitalized terms used herein and not otherwise defined have the meanings set forth in the Certificate of Designation.

GENERAL

     As of the date hereof, the Company is authorized to issue 4,000,000 shares of preferred stock, no par value, and, as of the date hereof, there are 1,000,000 shares of preferred stock issued and outstanding and designated as 13 1/4% Series A Exchangeable Preferred Stock. Subject to certain conditions, the Exchangeable Preferred Stock will be exchangeable for the Exchange Debentures at the option of the Company on any dividend payment date. The Series B Exchangeable Preferred Stock, when issued by the Company, will be fully paid and non-assessable and the holders thereof will not have any subscription or preemptive rights in connection therewith. The Bank of New York, 101 Barclay Street, New York, New York 10286, is the transfer agent and registrar (the "Transfer Agent") for the Exchangeable Preferred Stock. The Bank of New York is a lender under the Credit Facility.

RANKING

     The Exchangeable Preferred Stock, with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Company, ranks (i) senior to all classes of common stock and to each other class of capital stock or series of preferred stock established after June 30, 1997 by the Board of Directors of the Company the terms of which expressly provide that it ranks junior to the Exchangeable Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to, together with all classes of common stock of the Company, as "Junior Stock"); (ii) on a parity with each other class of capital stock or series of preferred stock established after June 30, 1997 by the Board of Directors of the Company the terms of which expressly provide that such class or series will rank on a parity with the Exchangeable Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Stock"); and (iii) subject to certain conditions, described below, junior to each class of capital stock or series of preferred stock established after June 30, 1997 by the Board of Directors of the Company the terms of which do not expressly provide that such class or series will rank junior to, or on a parity with, the Exchangeable Preferred Stock as to dividend rights and rights upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Stock").

     The Company may not authorize any new class of Senior Stock (other than the Exchangeable Preferred Stock) without the approval of the holders of at least a majority of the shares of Exchangeable Preferred Stock then outstanding, voting or consenting, as the case may be, as one class.

DIVIDENDS

     Holders of the outstanding shares of Exchangeable Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, dividends on the Exchangeable Preferred Stock. In the event that, after July 1, 2002, cash dividends on the Exchangeable Preferred Stock are in arrears and unpaid for two or more semi-annual dividend periods (whether or not consecutive), holders of Exchangeable Preferred Stock will be entitled to certain voting rights. See
"-- Voting Rights" below. All dividends will be cumulative, whether or not earned or declared. Dividends on the Series B

Exchangeable Preferred Stock will accumulate from and including its issuance date. Additionally, dividends on the Series B Exchangeable Preferred Stock will accumulate from the last dividend payment date on which dividends were paid on the Series A Exchangeable Preferred Stock surrendered in exchange therefor or, if no dividends have been paid on the Series A Exchangeable Preferred Stock, from July 3, 1997, the date of original issuance of the Series A Exchangeable Preferred Stock, to but not including the issuance date of the Series B Exchangeable Preferred Stock. Holders whose Series A Exchangeable Preferred Stock is accepted for exchange will be deemed to have waived the right to receive dividends accumulated on such Series A Exchangeable Preferred Stock. Accordingly, holders who exchange their Series A Exchangeable Preferred Stock will receive the same dividend payment on the next dividend payment date (expected to be January 1, 1998) that they would have received had they not accepted the Exchange Offer, except that if such dividend is not paid in cash, it will be paid in shares of Series B Exchangeable Preferred Stock instead of shares of Series A Exchangeable Preferred Stock. Dividends are payable semi-annually in arrears on January 1 and July 1 of each year, commencing on January 1, 1998, to holders of record on the December 15 or June 15 immediately preceding the relevant dividend payment date. On or before July 1, 2002, the Company may, at its option, pay dividends in cash or in additional fully paid and non-assessable shares of Exchangeable Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends. After July 1, 2002, dividends may be paid only in cash. If any dividend (or portion thereof) payable on any dividend payment date on or before July 1, 2002 is not declared or paid in full in cash or in shares of Exchangeable Preferred Stock as described above on such dividend payment date, the amount of the accumulated and unpaid dividend will bear interest at the dividend rate on the Exchangeable Preferred Stock, compounding semi-annually from such dividend payment date until paid in full. If any dividend (or portion thereof) payable on any dividend payment date after July 1, 2002 is not declared or paid in full in cash on such dividend payment date, the amount of the accumulated and unpaid dividend will bear interest at the dividend rate on the Exchangeable Preferred Stock, compounding semi-annually from such dividend payment date until paid in full. The Credit Facility and the Notes Indenture limit the Company's ability under certain circumstances to pay cash dividends on its capital stock, and future agreements may contain similar or more restrictive limitations. See "Description of Indebtedness" and "Description of the Notes."

     No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Stock for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid (or are deemed declared and paid) in full or declared and, if payable in cash, a sum in cash sufficient for such payment set apart for such payment on the Exchangeable Preferred Stock. If full dividends are not so paid, the Exchangeable Preferred Stock will share dividends pro rata with the Parity Stock. No dividends may be paid or set apart for such payment on Junior Stock (except dividends on Junior Stock payable in additional shares of Junior Stock) and no Junior Stock or Parity Stock may be repurchased, redeemed or otherwise retired nor may funds be set apart for payment with respect thereto, if full cumulative dividends have not been paid in full (or deemed paid) on the Exchangeable Preferred Stock. Dividends on account of arrears for any past dividend period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record of the Exchangeable Preferred Stock on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors of the Company.

OPTIONAL REDEMPTION

     The Exchangeable Preferred Stock is redeemable (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) at the election of the Company, as a whole or from time to time in part, at any time on or after July 1, 2002 on not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of the then effective liquidation preference thereof) set forth below, plus, without duplication, all accumulated and unpaid dividends, if any, to the redemption date (including an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the redemption date to the redemption date), if redeemed during the 12-month period beginning on July 1 of the years indicated below:

                                   YEAR                        REDEMPTION PRICE
                -------------------------------------------    ----------------
                2002.......................................         107.729%
                2003.......................................         106.625
                2004.......................................         105.521
                2005.......................................         104.417
                2006.......................................         103.313
                2007.......................................         102.208
                2008.......................................         101.104

     In addition, at any time and from time to time prior to July 1, 2000, the Company may at its option redeem shares of Exchangeable Preferred Stock having an aggregate liquidation preference of up to 35% of the aggregate liquidation preference of all shares of Exchangeable Preferred Stock issued in this Exchangeable Preferred Stock Offering or issued as dividends on the Exchangeable Preferred Stock, with the net proceeds of one or more Public Equity Offerings at a redemption price equal to 113.25% of the liquidation preference thereof, plus without duplication, accumulated and unpaid dividends, if any, to the redemption date (including an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the redemption date to the redemption date), subject to the right of holders of record on the relevant record date to receive dividends due on a dividend payment date; provided that, immediately after giving effect to any such redemption, at least $75,000,000 in aggregate liquidation preference of the Exchangeable Preferred Stock remains outstanding. Any such redemption must be made within 90 days of the related Public Equity Offering.

     No optional redemption may be authorized or made unless on or prior to such redemption full unpaid cumulative dividends shall have been paid or a sum set apart for such payment on the Exchangeable Preferred Stock.

     If less than all the Exchangeable Preferred Stock is to be redeemed, the particular shares to be redeemed will be determined pro rata, except that the Company may redeem such shares held by any holder of fewer than 100 shares without regard to such pro rata redemption requirement. If any Exchangeable Preferred Stock is to be redeemed in part, the notice of redemption that relates to such Exchangeable Preferred Stock shall state the portion of the liquidation preference to be redeemed. New shares of Exchangeable Preferred Stock having an aggregate liquidation preference equal to the unredeemed portion will be issued in the name of the holder thereof upon cancellation of the original shares of Exchangeable Preferred Stock and, unless the Company fails to pay the redemption price on the redemption date, after the redemption date dividends will cease to accumulate on the Exchangeable Preferred Stock called for redemption. See "Description of Indebtedness."

     The Credit Facility and the Notes Indenture limit the Company's ability to redeem the Exchangeable Preferred Stock, and future agreements may contain similar or more restrictive limitations.

MANDATORY REDEMPTION

     The Exchangeable Preferred Stock is also subject to mandatory redemption (subject to the legal availability of funds therefor) in whole on July 1, 2009 (the "Mandatory Redemption Date"), at a redemption price equal to 100% of the liquidation preference thereof, plus, without duplication, all accumulated and unpaid dividends, if any, to the date of redemption. Future agreements of the Company may restrict or prohibit the Company from redeeming the Exchangeable Preferred Stock on such mandatory redemption date.

PROCEDURE FOR REDEMPTION

     On and after the redemption date, unless the Company defaults in the payment of the applicable redemption price, dividends will cease to accumulate on shares of Exchangeable Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price, without interest; provided, however, that if a notice of redemption shall have been given and the funds necessary for redemption (including an amount in respect of all dividends that will accrue to the redemption date) shall have been segregated and irrevocably set apart by the Company, in trust for the benefit of the holders of the shares called for redemption, then dividends shall cease to accumulate on the redemption date on the shares to be redeemed and, at the close of business on the day on which such funds are segregated and set apart, the holders of the shares to be redeemed shall cease to be stockholders of the Company and shall be entitled only to receive the redemption price for such shares. The Company will send a written notice of redemption by first class mail to each holder of record of shares of Exchangeable Preferred Stock, no fewer than 30 days nor more than 60 days prior to the date fixed for such redemption at its registered address. Shares of Exchangeable Preferred Stock issued and reacquired will, upon compliance with the applicable requirements of Nevada law, have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may, with any and all other authorized but unissued preferred stock of the Company, be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, except that any issuance or reissuance of shares of Exchangeable Preferred Stock must be in compliance with the Certificate of Designation.

EXCHANGE

     The Company may, at its option, subject to certain conditions, on any scheduled dividend payment date, exchange the Exchangeable Preferred Stock, in whole but not in part, for the Exchange Debentures; provided that (i) on the date of such exchange there are no accumulated and unpaid dividends on the Exchangeable Preferred Stock (including the dividend payable on such date) or other contractual impediments to such exchange; and (ii) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Indenture) would exist under the Exchange Indenture and no material breach or default would exist under the Credit Facility, the Notes Indenture or the Securities Purchase and Exchange Agreement. The exchange of the Exchangeable Preferred Stock into Exchange Debentures would be restricted by covenants contained in the Credit Facility, the Notes Indenture and the Securities Purchase and Exchange Agreement, in each case, relating, among other things, to the incurrence of debt, and future agreements may contain similar or more restrictive limitations.

     Upon any exchange pursuant to the preceding paragraph, holders of outstanding shares of Exchangeable Preferred Stock will be entitled to receive, subject to the second succeeding sentence, $1.00 principal amount of Exchange Debentures for each $1.00 of the then effective liquidation preference of Exchangeable Preferred Stock held by them. The Exchange Debentures will be issued in registered form, without coupons. Exchange Debentures issued in exchange for Exchangeable Preferred Stock will be issued in principal amounts of $1,000 and integral multiples thereof, and the Company shall pay cash in lieu of issuing an Exchange Debenture in any other principal amount. The Company will send a written notice of exchange by mail to each holder of record of shares of Exchangeable Preferred Stock not fewer than 30 days nor more than 60 days before the date fixed for such exchange. On and after the date of exchange, dividends will cease to accumulate on the outstanding shares of Exchangeable Preferred Stock, and all rights of the holders of Exchangeable Preferred Stock (except the right to receive the Exchange Debentures, an amount in cash, to the extent applicable, equal to the accumulated and unpaid dividends to the exchange date and cash in lieu of any Exchange Debenture that is in a principal amount less than $1,000) will terminate. The person entitled to receive the Exchange Debentures issuable upon such exchange will be treated for all purposes as the registered holder of such Exchange Debentures.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Exchangeable Preferred Stock will be entitled to be paid, out of the assets of the Company available for distribution to stockholders, the then effective liquidation preference per share of Exchangeable Preferred Stock (initially $100 per share), plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last dividend payment date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Junior Stock, including, without limitation, common stock of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Exchangeable Preferred Stock and all other Parity Stock are not paid in full, the holders of the Exchangeable Preferred Stock and the Parity Stock will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference to which each is entitled. After payment of the full amount of the liquidation preference and accumulated and unpaid dividends to which they are entitled, the holders of shares of Exchangeable Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company. However, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with one or more entities shall be deemed to be a liquidation, dissolution or winding-up of the Company.

     The Certificate of Designation for the Exchangeable Preferred Stock will not contain any provision requiring funds to be set aside to protect the liquidation preference of the Exchangeable Preferred Stock.

VOTING RIGHTS

     The holders of Exchangeable Preferred Stock, except as otherwise required under Nevada law or as set forth below, are not entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

     The Certificate of Designation provides that if (i) after July 1, 2002, cash dividends on the Exchangeable Preferred Stock are in arrears and unpaid for two or more semi-annual dividend periods (whether or not consecutive); (ii) the Company fails to redeem the Exchangeable Preferred Stock on July 1, 2009 or fails to otherwise discharge any redemption obligation with respect to the Exchangeable Preferred Stock; (iii) the Company fails to make a Change of Control Offer if such offer is required by the provisions set forth under the "Purchase of Exchangeable Preferred Stock upon a Change of Control" covenant below or fails to purchase shares of Exchangeable Preferred Stock from holders who elect to have such shares purchased pursuant to the Change of Control Offer;
(iv) a breach or violation of any other provisions described under the caption "-- Certain Covenants" occurs and the breach or violation continues for a period of 30 days or more after the Company receives notice thereof specifying the default from the holders of at least 25% of the shares of Exchangeable Preferred Stock then outstanding; or (v) the Company fails to pay at the final stated maturity (giving effect to any extensions thereof) the principal amount of any Debt of the Company or any Restricted Subsidiary of the Company, or the final stated maturity of any such Debt is accelerated, if the aggregate principal amount of such Debt, together with the aggregate principal amount of any other such Debt in default for failure to pay principal at the final stated maturity (giving effect to any extensions thereof) or which has been accelerated, aggregates $5,000,000 or more at any time, then the number of directors constituting the Board of Directors will be adjusted to permit the holders of a majority of the then outstanding shares of Exchangeable Preferred Stock, voting separately and as a class (together with the holders of any Parity Stock having similar voting rights), to elect two directors to the Board of Directors of the Company. Such voting rights will continue until such time as, in the case of a dividend default, all dividends in arrears on the Exchangeable Preferred Stock are paid in full in cash and, in all other cases, any failure, breach or default giving rise to such voting rights is remedied or waived by the holders of at least a majority of the shares of Exchangeable Preferred Stock then outstanding, at which time the term of any directors elected pursuant to the provisions of this paragraph shall terminate. Each such event described in clauses (i) through
(v) above is referred to herein as a "Voting Rights Triggering Event." The voting rights provided herein shall be the holder's exclusive remedy at law or in equity.

     The Certificate of Designation also provides that the Company will not authorize any new class of Senior Stock without the affirmative vote or consent of holders of at least a majority of the shares of Exchangeable Preferred Stock then outstanding, voting or consenting, as the case may be, as one class.

     Under Nevada law, holders of preferred stock are entitled to vote as a class upon a proposed amendment to the certificate of incorporation, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Certificate of Designation and the Exchange Indenture. Reference is made to the Certificate of Designation and the Exchange Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means Debt of a person (a) existing at the time such person is merged with or into the Company or becomes a Subsidiary, (b) assumed in connection with the acquisition of assets from such person or (c) secured by a Lien encumbering assets acquired from such person.

     "Acquired Preferred Stock" means preferred stock of a person (a) existing at the time such person is merged with or into the Company or becomes a Subsidiary or (b) assumed in connection with the acquisition of assets from such person.

     "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer") by the Company or a Restricted Subsidiary, directly or indirectly, in one or a series of related transactions, to any person other than the Company or a Restricted Subsidiary of
(a) any Capital Stock of any of its Restricted Subsidiaries, (b) all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries representing a division or line of business or (c) any other properties or assets of the Company or any of its Restricted Subsidiaries, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" does not include any transfer of properties or assets (a) that is governed by the provisions of the Certificate of Designation or Exchange Indenture, as applicable, described under (i) "Consolidation, Merger and Sale of Assets" or (ii) the "Limitation on Asset Swaps" covenant, (b) between or among the Company and any of its Restricted Subsidiaries pursuant to transactions that do not violate any other provision of the Exchange Indenture, if applicable, (c) to an Unrestricted Subsidiary, if permitted under the "Limitation on Restricted Payments" covenant, (d) representing obsolete or permanently retired equipment,
(e) the gross proceeds of which (exclusive of indemnities) do not exceed $100,000 for any particular item or $500,000 in the aggregate for any fiscal year or (f) the transfer of up to $500,000 of properties and assets, including cash, to a joint venture in which the Company or a Restricted Subsidiary has an equity interest, which joint venture is engaged in the internet service provider business.

     "Asset Swap" means the execution of one or more definitive agreements, subject only to FCC approval, if applicable, and other customary closing conditions, which the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, or "deferred exchange" (for no more than 180 days) under section 1031(a)(3) of the Code, of assets used in the broadcast or related businesses between the Company or any of its Restricted Subsidiaries and one or more other persons or groups of affiliated persons; provided that any amendment to or waiver of any closing conditions that individually or in the aggregate are material to the Asset Swap will be deemed to be a new Asset Swap.

     "Banks" means the banks and other financial institutions that from time to time are lenders under the Credit Facility.

     "Capital Stock" of any person means any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such person's equity (however designated).

     "Capitalized Lease Obligation" means, with respect to any person, an obligation incurred or assumed under or in connection with any capital lease of real or personal property that, in accordance with GAAP, has been recorded as a capitalized lease on the balance sheet of such person.

     "Change of Control" means the occurrence of any of the following events:

          (a) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Lawrence R. Wilson, Scott E. Smith, John E. von Schlegell, Baker, Fentress & Company, ABRY Broadcast Partners II, L.P., ABRY/Citadel Investment Partners, L.P., The Endeavour Capital Fund Limited Partnership and any trustee, in its capacity as trustee under the Voting Trust Agreement ("Permitted Holders") or Citadel Communications is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than a majority of the voting power of all classes of Voting Stock of the Company;

          (b) During any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of at least 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

          (c) The Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

     "Closing Date" means July 3, 1997, the date on which the Series A Exchangeable Preferred Stock was originally issued under the Certificate of Designation.

     "Consolidated Adjusted Net Income" means, for any period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (c) the portion of net income (or loss) of any person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries in cash during such period, (d) the net income (or loss) of any person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, and (e) the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is at the date of determination restricted, directly or indirectly, except to the extent that such net income could be paid to the Company or a Restricted Subsidiary thereof; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated Adjusted Net Income will be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Consolidated Adjusted Net Income otherwise attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding common stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding common stock of such Restricted Subsidiary on the last day of such period.

     "Consolidated Cash Flow" means, for any period, the sum of, without duplication, Consolidated Adjusted Net Income for such period, plus (or, in the case of clause (d) below, plus or minus) the following items to the extent included in computing Consolidated Adjusted Net Income for such period: (a) the aggregate interest expense and preferred stock dividends of the Company and its Restricted Subsidiaries for such period, plus (b) the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period, plus (c) the aggregate depreciation and amortization expense of the Company and any of its Restricted Subsidiaries for such period, plus (d) any other non-cash charges for such period, and minus non-cash credits for such period, other than non-cash charges or credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business; provided that income tax expense, interest expense and preferred stock dividends, depreciation and amortization expense, and non-cash charges and credits of a Restricted Subsidiary will be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Adjusted Net Income for such period. Solely for purposes of determining whether the Company could incur Debt pursuant to the first paragraph of the "Limitation on Debt" covenant, if the Company is permitted to give pro forma effect to an In-Market Acquisition of a radio station pursuant to clause (iii) of the second paragraph of such covenant, such calculation may also give pro forma effect to projected quantifiable improvements in operating results of such radio station due to cost reductions calculated in good faith by the Company and certified by an officers' certificate filed with the Transfer Agent or Debentures Trustee, as the case may be. As used in the preceding sentence, the term "In-Market Acquisition" means the acquisition of a radio station or group of radio stations serving an MSA in which the Company or its Subsidiaries has owned, or has operated under a LMA, one or more radio stations for at least the preceding six months.

     "Consolidated Cash Flow Ratio" means, at any date, the ratio of (i) the aggregate amount of Debt of the Company and its Restricted Subsidiaries on a consolidated basis as of the end of the immediately preceding four fiscal quarters for which internal financial statements of the Company are available (the "Reference Period") to (ii) the aggregate amount of Consolidated Cash Flow for such Reference Period.

     "Consolidated Fixed Charges" means, for any period, without duplication, the sum of (a) the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of operations of the Company and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of debt discount, (ii) the net cost of interest rate contracts (including amortization of discounts),
(iii) the interest portion of any deferred payment obligation, (iv) amortization of debt issuance costs, (v) the interest component of Capitalized Lease Obligations of the Company and any of its Restricted Subsidiaries, and (vi) the portion of any rental obligation of the Company and any of its Restricted Subsidiaries in respect of any sale and leaseback transaction allocable during such period to interest expense (determined as if it were treated as a Capitalized Lease Obligation) plus (b) all interest on any Debt of any other person guaranteed by the Company or any of its Restricted Subsidiaries; provided, however, that Consolidated Fixed Charges will not include any gain or loss from extinguishment of debt, including any write-off of debt issuance costs.

     "Credit Facility" means the loan agreement dated October 9, 1996 among the Company, the Banks and the Credit Facility Agent, as amended, and as such agreement may be amended, restated, supplemented, replaced or refinanced or otherwise modified from time to time.

     "Credit Facility Agent" means the then acting Agent as defined in and under the Credit Facility or any successor thereto.

     "Debt" means (without duplication), with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent, (a) every obligation of such person for money borrowed, (b) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person, (d) every obligation of such person issued or assumed as the deferred purchase price of property or services, (e) every Capitalized Lease Obligation of such person, (f) all Disqualified Stock of such person valued at its maximum fixed repurchase price, plus accumulated and unpaid dividends, (g) all Hedging Obligations of such person, and (h) every obligation of the type referred to in clauses (a) through (g) of another person and all dividends of another person (i) the payment of which, in either case, such person has guaranteed or (ii) which is secured by any

Lien on any property or asset of such person, the amount of such Debt being deemed to be the lesser of the actual amount of the guarantee or the value of such property or asset subject to such Lien, as the case may be, and the amount of the Debt so guaranteed or secured, as the case may be. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Debt is required to be determined pursuant to the Certificate of Designation or Exchange Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value will be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Stock. Notwithstanding the foregoing, trade accounts payable and accrued liabilities arising in the ordinary course of business and any liability for federal, state or local taxes or other taxes owed by such person will not be considered Debt for purposes of this definition. The amount outstanding at any time of any Debt issued with original issue discount is the aggregate principal amount at maturity of such Debt, less the remaining unamortized portion of the original issue discount of such Debt at such time, as determined in accordance with GAAP.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors, to make a finding or otherwise take action under the Exchange Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

     "Disqualified Stock" means any class or series of Capital Stock that, either by its terms (or by the terms of any security into which it is convertible or exchangeable by contract or otherwise), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, prior to (i) one year after the Mandatory Redemption Date, in the case of the Exchangeable Preferred Stock, or (ii) one year after the Stated Maturity of the Exchange Debentures, in the case of the Exchange Debentures; provided that (i) in the case of the Exchangeable Preferred Stock, any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon occurrence of a "change of control" occurring prior to the Mandatory Redemption Date will not constitute Disqualified Stock if the "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the "Purchase of Exchangeable Preferred Stock upon a Change of Control" covenant of the Certificate of Designation described below and such Capital Stock specifically provides that the issuer will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Exchangeable Preferred Stock as are required to be repurchased pursuant to the "Purchase of Exchangeable Preferred Stock upon a Change of Control" covenant of the Certificate of Designation described below or
(ii) in the case of the Exchange Debentures, any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Exchange Debentures will not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the "Limitation on Certain Asset Sales" and "Purchase of Exchange Debentures upon a Change of Control" covenants of the Exchange Indenture described below and such Capital Stock specifically provides that the issuer will not repurchase or redeem any such Capital Stock pursuant to such provision prior to the Company's repurchase of such Exchange Debentures as are required to be repurchased pursuant to the "Limitation on Certain Asset Sales" and "Purchase of Exchange Debentures upon a Change of Control" covenants of the Exchange Indenture described below; provided further that "Disqualified Stock" shall not include the Exchangeable Preferred Stock.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect on the Closing Date.

     "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limitation, the payment of amounts drawn down under letters of credit.

     "Hedging Obligations" means the obligations of any person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such person against fluctuations in interest rates or the value of foreign currencies.

     "Investment" (in any person) means (a) directly or indirectly, any advance, loan or other extension of credit (including, without limitation, by way of guarantee or similar arrangement) or capital contribution to any person, the purchase or other acquisition of any stock, bonds, notes, debentures or other securities issued by such person or the acquisition (by purchase or otherwise) of all or substantially all of the business or assets of such person or the making of any investment in such person, (b) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary and (c) the transfer of any assets or properties from the Company or a Restricted Subsidiary to any Unrestricted Subsidiary, other than the transfer of assets or properties made in the ordinary course of business. Investments will exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

     "Junior Subordinated Debt" means Debt of the Company that is subordinated in right of payment to the Subordinated Debt.

     "License Subsidiary" means Citadel License, Inc.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, preference, priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A person will be deemed to own subject to a Lien any property that such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any of its Restricted Subsidiaries), net of (a) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (b) provisions for all taxes payable as a result of such Asset Sale, (c) payments made to retire Debt where payment of such Debt is secured by the assets that are the subject of such Asset Sale, (d) amounts required to be paid to any person (other than the Company or any of its Restricted Subsidiaries) owning a beneficial interest in the assets that are subject to the Asset Sale and (e) appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "Pari Passu Debt" means Debt of the Company that ranks pari passu in right of payment with the Exchange Debentures.

     "Permitted Investments" means any of the following:

          (a) Investments in (i) securities with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof);
     (ii) certificates of deposit, time deposits, overnight bank deposits or bankers' acceptances with a maturity of 270 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus of not less than $500,000,000; and (iii) commercial paper with a maturity of 270 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services.

          (b) Investments by the Company or any of its Restricted Subsidiaries in another person, if as a result of such Investment (i) such other person becomes a Restricted Subsidiary that is or would be a Subsidiary Debentures Guarantor under the Exchange Indenture or (ii) such other person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary that is or would be such a Subsidiary Debentures Guarantor.

          (c) Investments by the Company or any of its Restricted Subsidiaries in a Subsidiary Debentures Guarantor and Investments by any Restricted Subsidiary in the Company.

          (d) Investments in assets owned or used in the ordinary course of business.

          (e) Investments in existence on the Closing Date.

          (f) Promissory notes received as a result of Asset Sales permitted under the "Exchange Debentures -- Limitation on Certain Asset Sales" covenant.

          (g) Direct or indirect loans to employees, or to a trustee for the benefit of such employees, of the Company or any of its Restricted Subsidiaries in an aggregate amount outstanding at any time not exceeding $1,000,000.

          (h) Investments by the Company or any of its Restricted Subsidiaries in a joint venture that is engaged in the internet service provider business in an aggregate amount outstanding at any time not exceeding $500,000.

          (i) Other Investments that do not exceed $2,000,000 at any one time outstanding.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Public Equity Offering" means an underwritten public offering of Qualified Equity Interests of either (a) the Company or (b) Citadel Communications the net proceeds from which (after deducting any underwriting discounts and commissions) are used by Citadel Communications to purchase Qualified Equity Interests of the Company; provided that, in either case, such net proceeds exceed $10,000,000.

     "Qualified Equity Interest" means any Qualified Stock and all warrants, options or other rights to acquire Qualified Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

     "Qualified Stock" of any person means any and all Capital Stock of such person, other than Disqualified Stock.

     "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

     "Senior Debt" means the principal of and premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowed) and other amounts due on or in connection with any Debt of the Company, whether outstanding on the Closing Date or thereafter incurred, unless, in the case of any particular Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt will be subordinate in right of payment to any Debt or other general unsecured obligations of the Company. Without limiting the generality of the foregoing, "Senior Debt" includes the principal of and premium, if any, fees and interest (including interest accruing after the occurrence of an event of default or after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowed) on all obligations of every nature of the Company from time to time owed to the Banks under the Credit Facility. Notwithstanding the foregoing, "Senior Debt" will not include (a) Debt that is Disqualified Stock,
(b) Debt consisting of trade payables, (c) Debt of the Company to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's Subsidiaries and (d) that portion of any Debt that, at the time of the incurrence, is incurred by the Company in violation of the Exchange Indenture other than any Debt incurred under the Credit Facility not in excess of $150,000,000 (less any amounts applied to the permanent reduction of such Debt pursuant to the "Limitation on Certain Asset Sales" covenant under the Exchange Indenture) if the Company has certified to the Credit Facility Agent, at the time such Debt is incurred, that the Company is permitted to incur such Debt under the Exchange Indenture.

     "Senior Subordinated Debt" means the principal of and premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowed) and other amounts due on or in connection with any Debt of the Company (including the Notes), whether outstanding on the Closing Date or thereafter incurred, for which, in the case of any particular Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt will be subordinate in right of payment to any Senior Debt or other general unsecured obligations of the Company, unless such instrument expressly provides that such Debt will be subordinate in right of payment to the Notes or any Debt that is pari passu in right of payment with the Notes. Notwithstanding the foregoing, "Senior Subordinated Debt" will not include (a) Debt that is represented by Disqualified Stock, (b) Debt consisting of trade payables, (c) Debt of the Company to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's Subsidiaries and (d) that portion of any Debt that, at the time of the incurrence, is incurred by the Company in violation of the Exchange Indenture.

     "Significant Subsidiary" means any Restricted Subsidiary of the Company that, together with its Subsidiaries, (a) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated net sales of the Company and its Restricted Subsidiaries, (b) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, in the case of either (a) or (b), as set forth on the most recently available consolidated financial statements of the Company for such fiscal year, (c) was organized or acquired after the beginning of such fiscal year and would have been a Significant Subsidiary if it had been owned during the entire fiscal year or (d) that holds one or more licenses material to the Company's business.

     "Stated Maturity" means, when used with respect to any Exchange Debenture or any installment of interest thereon, the date specified in such Exchange Debenture as the fixed date on which the principal of such Exchange Debenture or such installment of interest is due and payable, and, when used with respect to any other Debt, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or any installment of interest thereon is due and payable.

     "Subordinated Debt" means the principal of and premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowed) and other amounts due on or in connection with any Debt of the Company (including the Exchange Debentures), whether outstanding on the Closing Date or thereafter incurred, for which, in the case of any particular Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt will be subordinate in right of payment to any Senior Debt or other general unsecured obligations of the Company, and to any Senior Subordinated Debt, unless such instrument expressly provides that such Debt will be subordinate in right of payment to the Exchange Debentures or any Debt that is pari passu in right of payment with the Exchange Debentures. Notwithstanding the foregoing, "Subordinated Debt" will not include
(a) Debt that is represented by Disqualified Stock, (b) Debt consisting of trade payables, (c) Debt of the Company to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's Subsidiaries and (d) that portion of any Debt that, at the time of the incurrence, is incurred by the Company in violation of the Exchange Indenture.

     "Subsidiary" means any person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company and/or one or more other Subsidiaries of the Company.

     "Subsidiary Debentures Guarantee" means a guarantee of the Exchange Debentures by a Restricted Subsidiary in accordance with the provisions of the Exchange Indenture.

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

     "Subsidiary Debentures Guarantor" means the License Subsidiary and each other Restricted Subsidiary that issues a Subsidiary Debentures Guarantee as described under the "Subsidiary Debentures Guarantees" covenant of the Exchange Indenture.

     "Unrestricted Subsidiary" means (a) any Subsidiary that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary in accordance with the "Unrestricted Subsidiaries" covenant and (b) any Subsidiary of an Unrestricted Subsidiary.

     "Voting Rights Triggering Event" shall have the meaning set forth above under "-- Voting Rights."

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

     "Weighted Average Life" means, as of the date of determination with respect to any Debt or Disqualified Stock, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal or liquidation value payment of such Debt or Disqualified Stock, respectively, multiplied by (ii) the amount of each such principal or liquidation value payment by (b) the sum of all such principal or liquidation value payments.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares or an immaterial number of shares required to be owned by other persons pursuant to applicable law) of which are owned, directly or indirectly, by the Company.

CERTAIN COVENANTS

     The Certificate of Designation contains, among others, the following covenants:

     LIMITATION ON DEBT. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Debt (including Acquired Debt and the issuance of Disqualified Stock), except that the Company or a Restricted Subsidiary may incur Debt or issue Disqualified Stock if, at the time of such event, the Consolidated Cash Flow Ratio would have been less than 7.0 to 1.0.

     In making the foregoing calculation, pro forma effect will be given to: (i) the incurrence of such Debt and (if applicable) the application of the net proceeds therefrom, including to refinance other Debt, as if such Debt had been incurred and the application of proceeds therefrom occurred on the first day of the four-fiscal quarter period used to calculate the Consolidated Cash Flow Ratio, (ii) the incurrence, repayment or retirement of any other Debt by the Company or any of its Restricted Subsidiaries since the first day of such four-quarter period as if such Debt was incurred, repaid or retired at the beginning of such four-quarter period and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or any of its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred at the beginning of such four-quarter period. In making a computation under the foregoing clause (i) or (ii), the amount of Debt under a revolving credit facility will be computed based upon the average daily balance of such Debt during such four-quarter period.

     (b) Notwithstanding the foregoing, the Company may, and may, to the extent expressly permitted below, permit any of its Restricted Subsidiaries to, incur any of the following Debt ("Permitted Debt"):

          (i) Debt of the Company or any Restricted Subsidiary under the Credit Facility (including guarantees thereof by Subsidiaries) in an aggregate principal amount at any one time outstanding not to exceed $110,000,000.

          (ii) Debt of the Company or any of its Restricted Subsidiaries outstanding on the Closing Date, other than Debt described in clause (i) above.

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

          (iii) Debt owed by the Company to any of its Restricted Subsidiaries or owed by any Subsidiary to the Company or a Restricted Subsidiary (provided that such Debt is Junior Subordinated Debt and is held by the Company or such Restricted Subsidiary) or owed to the Company or a Restricted Subsidiary by a Restricted Subsidiary, provided the incurrence of such Debt did not violate the "Limitation on Restricted Payments" covenant.

          (iv) Debt represented by the Notes and the Subsidiary Notes
     Guarantees.

          (v) Hedging Obligations of the Company or any of its Restricted Subsidiaries incurred in the ordinary course of business.

          (vi) Capitalized Lease Obligations of the Company or any of its Restricted Subsidiaries in an aggregate amount not exceeding $3,000,000 at any one time outstanding.

          (vii) Debt under purchase money mortgages or secured by purchase money security interests so long as (x) such Debt is not secured by any property or assets of the Company or any of its Restricted Subsidiaries other than the property or assets so acquired and (y) such Debt is created within 60 days of the acquisition of the related property; provided that the aggregate principal amount of Debt under this clause (vii) does not exceed $2,000,000 at any one time outstanding.

          (viii) Debt of the Company or any Restricted Subsidiary, not permitted by any other clause of this definition, in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding.

          (ix) Debt of the Company or any of its Restricted Subsidiaries consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock.

          (x) Acquired Debt of a person, other than Debt incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary or the acquisition of assets from such person, as the case may be, provided that the Company on a pro forma basis could incur $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of this covenant.

          (xi) Any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") by the Company or any Restricted Subsidiary of any outstanding Debt of the Company or such Restricted Subsidiary, other than Debt incurred pursuant to clause
     (i), (v), (vi), (vii), (viii) or (ix) of this definition, including any successive refinancings thereof, so long as (A) any such new Debt is in a principal amount that does not exceed the principal amount so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing plus the amount of expenses of the Company incurred in connection with such refinancing and (B) such refinancing Debt does not have a Weighted Average Life less than the Weighted Average Life of the Debt being refinanced and does not have a final scheduled maturity earlier than the final scheduled maturity, or permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder, of the Debt being refinanced.

     LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions:

          (a) declare or pay any dividend on, or make any distribution to holders of, any shares of the Junior Stock of the Company or any of its Restricted Subsidiaries, other than (i) dividends or distributions payable solely in Qualified Equity Interests of the issuer of such shares of Junior Stock, (ii) dividends or distributions by a Restricted Subsidiary payable to the Company or another Restricted Subsidiary or (iii) pro rata dividends or distributions on common stock of a Restricted Subsidiary held by minority stockholders, provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiary's net income from the first day of the Company's fiscal quarter during which the Closing Date occurs;

          (b) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of (i) Junior Stock of the Company (or any options, warrants or other rights to acquire shares of Junior Stock of the Company (other than any such Junior Stock owned by Restricted Subsidiaries)) or (ii) Capital Stock (or any options, warrants or other rights to acquire shares of Capital Stock) of (A) any Unrestricted Subsidiary or (B) any Restricted Subsidiary that are held by any Affiliate of the Company (other than, in either case, any such Capital Stock owned by the Company or any of its Restricted Subsidiaries);

          (c) make any Investment (other than a Permitted Investment) in any person

     (such payments or other actions described in (but not excluded from) clauses (a) through (c) being referred to as "Restricted Payments"), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment:

             (i) no Voting Rights Triggering Event has occurred and is continuing,

             (ii) the Company could incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of the "Limitation on Debt" covenant, and

             (iii) the aggregate amount of all Restricted Payments declared or made after the Closing Date does not exceed the sum of:

                (A) the remainder of (x) 100% of the aggregate Consolidated Cash
             Flow for the period beginning on the first day of the Company's fiscal quarter during which the Closing Date occurs and ending on the last day of the Company's most recent fiscal quarter for which internal financial statements are available ending prior to the date of such proposed Restricted Payment (the "Computation Period") minus (y) the product of 1.4 times the sum of (i) Consolidated Fixed Charges for the Computation Period and (ii) all dividends or other distributions paid in cash by the Company or any of its Restricted Subsidiaries on any Disqualified Stock of the Company or any of its Restricted Subsidiaries for the Computation Period; plus

                (B) the aggregate net proceeds received by the Company after the
             Closing Date (including the fair market value of property other than cash as determined by the Company's Board of Directors, whose good faith determination will be conclusive) from the issuance or sale (other than to a Subsidiary) of Qualified Equity Interests of the Company (excluding from this computation any net proceeds of a Public Equity Offering received by the Company that are used by it to redeem the Exchangeable Preferred Stock, as discussed above); plus

                (C) the aggregate net proceeds received by the Company after the
             Closing Date (including the fair market value of property other than cash as determined by the Company's Board of Directors, whose good faith determination will be conclusive) from the issuance or sale (other than to a Subsidiary) of debt securities or Disqualified Stock that have been converted into or exchanged for Qualified Stock of the Company, together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange; plus

                (D) without duplication, the Net Cash Proceeds received by the
             Company or a Wholly Owned Restricted Subsidiary upon the sale of any of its Unrestricted Subsidiaries; plus

                (E) $5,000,000.

     Notwithstanding the foregoing, the Company and any of its Restricted Subsidiaries may take any of the following actions, so long as (with respect to clauses (c) and (d) below) no Voting Rights Triggering Event has occurred and is continuing or would occur:

          (a) The payment of any dividend within 60 days after the date of declaration thereof, if at the declaration date such payment would not have been prohibited by the foregoing provision.

          (b) The repurchase, redemption or other acquisition or retirement for value of any shares of Junior Stock of the Company, in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, Qualified Equity Interests of the Company.

          (c) The payment by the Company to Citadel Communications for the purpose of the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of Citadel Communications, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) or by any employee benefit plan, upon death, disability, retirement or termination of employment or pursuant to the terms of any employee benefit plan or any other agreement under which such shares of stock or related rights were issued; provided that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock after the date of the Closing Date does not exceed $1,000,000 in any fiscal year.

          (d) Loans or advances to officers, directors and employees of Citadel Communications, the Company or any of its Restricted Subsidiaries made in the ordinary course of business after the Closing Date in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding.

          (e) Payments to or on behalf of Citadel Communications to pay its operating and administrative expenses attributable to the Company including, without limitation, legal and audit expenses, directors' fees, fees payable in respect of the trustee and the back-up trustees under the Voting Trust Agreement, and Commission compliance expenses, in an amount not to exceed the greater of $1,000,000 per fiscal year and 1% of the net revenues of the Company for the preceding fiscal year.

The payments described in clauses (b), (c) and (d) of this paragraph will be Restricted Payments that will be permitted to be taken in accordance with this paragraph but will reduce the amount that would otherwise be available for Restricted Payments under the foregoing clause (iii), and the payments described in clauses (a) and (e) of this paragraph will be Restricted Payments that will be permitted to be taken in accordance with this paragraph and will not reduce the amount that would otherwise be available for Restricted Payments under the foregoing clause (iii).

     For the purpose of making any calculations under the Certificate of Designation (i) if a Restricted Subsidiary is designated an Unrestricted Subsidiary, the Company will be deemed to have made an Investment in an amount equal to the fair market value of the net assets of such Restricted Subsidiary at the time of such designation as determined by the Board of Directors of the Company, whose good faith determination will be conclusive, (ii) any property transferred to or from an Unrestricted Subsidiary will be valued at fair market value at the time of such transfer, as determined by the Board of Directors of the Company, whose good faith determination will be conclusive and (iii) subject to the foregoing, the amount of any Restricted Payment, if other than cash, will be determined by the Board of Directors of the Company, whose good faith determination will be conclusive.

     If the aggregate amount of all Restricted Payments calculated under the foregoing provision includes an Investment in an Unrestricted Subsidiary or other person that thereafter becomes a Restricted Subsidiary, such Investment will no longer be counted as a Restricted Payment for purposes of calculating the aggregate amount of Restricted Payments.

     If an Investment resulted in the making of a Restricted Payment, the aggregate amount of all Restricted Payments calculated under the foregoing provision will be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise), to the extent such net reduction is not included in Consolidated Adjusted Net Income; provided that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of (x) the cash proceeds received by the Company and any of its Restricted Subsidiaries in connection with such net reduction and (y) the initial amount of such Investment.

     In computing Consolidated Adjusted Net Income for purposes of the foregoing clause (iii)(A), (i) the Company may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company will be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of the Certificate of Designation, such Restricted Payment will be deemed to have been made in compliance with the Certificate of Designation notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Adjusted Net Income of the Company for any period.

     PURCHASE OF EXCHANGEABLE PREFERRED STOCK UPON A CHANGE OF CONTROL. If a Change of Control occurs at any time, then each holder of Exchangeable Preferred Stock will have the right to require that the Company purchase such holder's Exchangeable Preferred Stock, in whole or in part, at a purchase price in cash equal to 101% of the liquidation preference of such Exchangeable Preferred Stock, plus accumulated and unpaid dividends, if any, to the date of purchase, pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in the Certificate of Designation.

     Within 30 days following any Change of Control, the Company will notify the Transfer Agent thereof and give written notice of such Change of Control to each holder of Exchangeable Preferred Stock by first-class mail, postage prepaid, at its address appearing in the security register for the Exchangeable Preferred Stock, stating, among other things, (i) the purchase price and the purchase date, which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as is necessary to comply with requirements under the Exchange Act; (ii) that any Exchangeable Preferred Stock not tendered will continue to accumulate dividends; (iii) that, unless the Company defaults in the payment of the purchase price, any Exchangeable Preferred Stock accepted for payment pursuant to the Change of Control Offer will cease to accumulate dividends after the Change of Control purchase date; and (iv) certain other procedures that a holder of Exchangeable Preferred Stock must follow to accept a Change of Control Offer or to withdraw such acceptance.

     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the purchase price for all of the Exchangeable Preferred Stock that might be tendered by holders of the Exchangeable Preferred Stock seeking to accept the Change of Control Offer. The Credit Facility prohibits the purchase of Exchangeable Preferred Stock by the Company prior to full repayment of indebtedness under the Credit Facility and, upon a Change of Control, all amounts outstanding under the Credit Facility become due and payable. There can be no assurance that in the event of a Change of Control the Company will be able to obtain the necessary consents from the lenders under the Credit Facility to consummate a Change of Control Offer. The failure of the Company to make or consummate the Change of Control Offer or pay the applicable Change of Control purchase price when due would result in an Voting Rights Triggering Event and would give the holders of the Exchangeable Preferred Stock the rights described under "Voting Rights."

     In addition to the obligations of the Company under the Certificate of Designation with respect to the Exchangeable Preferred Stock in the event of a Change of Control, the Credit Facility contains a provision designating a change of control as described therein as an event of default, which would obligate the Company to repay amounts outstanding under the Credit Facility upon an acceleration of the indebtedness outstanding thereunder.

     The existence of a holder's right to require the Company to purchase such holder's Exchangeable Preferred Stock upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes a Change of Control.

     The definition of "Change of Control" in the Certificate of Designation is limited in scope. The provisions of the Certificate of Designation may not afford holders of Exchangeable Preferred Stock the right to require the Company to repurchase such Exchangeable Preferred Stock in the event of a highly leveraged transaction or certain transactions with the Company's management or its affiliates, including a reorganization, restructuring, merger or similar transaction involving the Company (including, in certain circumstances, an acquisition of the Company by management or its affiliates) that may adversely affect holders of the

Exchangeable Preferred Stock, if such transaction is not a transaction defined as a Change of Control. See "Certain Definitions" above for the definition of "Change of Control." A transaction involving the Company's management or its affiliates, or a transaction involving a recapitalization of the Company, would result in a Change of Control if it is the type of transaction specified in such definition.

     The Company will comply with the applicable tender offer rules including Rule 14e-l under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, create any restriction (other than restrictions existing under Debt as in effect on the Closing Date or in refinancings or replacements of such
Debt) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Exchangeable Preferred Stock or, if such Change of Control Offer is made, to pay for the Exchangeable Preferred Stock tendered for purchase.

     LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company will not sell, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants, or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary, (ii) issuances or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law, or issuances or sales to directors of directors' qualifying shares, (iii) if, immediately after giving effect to such issuance or sale, neither the Company nor any Subsidiary owns any shares of Capital Stock of such Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) or (iv) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale.

     In addition, the Company will not, and will not permit any of its Restricted Subsidiaries to, sell, transfer or otherwise dispose of any of its properties or assets to an Unrestricted Subsidiary other than in the ordinary course of business.

     UNRESTRICTED SUBSIDIARIES. (a) The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Company nor any of its Restricted Subsidiaries is directly or indirectly liable for any Debt of such Subsidiary, (ii) no default with respect to any Debt of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Debt of the Company or any of its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of the "Limitation on Restricted Payments" covenant,
(iv) neither the Company nor any of its Restricted Subsidiaries has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of the Company and (v) neither the Company nor any of its Restricted Subsidiaries has any obligation to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Notwithstanding the foregoing, the Company may not designate the License Subsidiary, or any Subsidiary to which any properties or assets (other than current assets) owned by the Company or the License Subsidiary on the Closing Date have been transferred, as an Unrestricted Subsidiary.

     (b) The Board of Directors of the Company may designate any of its Unrestricted Subsidiaries as a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Debt by a Restricted Subsidiary of any outstanding Debt of such Unrestricted Subsidiary and such designation will only be permitted if (i) such Debt is permitted under the "Limitation on Debt" covenant and (ii) no Voting Rights Triggering Event will have occurred and be continuing following such designation.

     LIMITATION ON PREFERRED STOCK OF SUBSIDIARIES. The Company will not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of a Subsidiary of the Company (other than Acquired Preferred Stock; provided that at the time the issuer of such Acquired Preferred Stock becomes a Subsidiary of the Company or merges with the Company or any of its Subsidiaries, and after giving effect to such transaction, the Company shall be able to incur $1.00 of additional Debt (other than Permitted Debt) in compliance with the "Limitation on Debt" covenant).

     REPORTS. At all times from and after the earlier of (i) the date of the commencement of the Exchange Offer or the effectiveness of the Stock Shelf Registration Statement relating to the Series A Exchangeable Preferred Stock (the "Preferred Stock Registration") and (ii) the date 180 days after the Closing Date, in either case, whether or not the Company is then required to file reports with the Commission, the Company will file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Exchange Act if it were subject thereto. The Company will supply the Transfer Agent and each holder, or will supply to the Transfer Agent for forwarding to each such holder, without cost to such holder, copies of such reports and other information. In addition, at all times prior to the earlier of the date of the Preferred Stock Registration and the date 180 days after the Closing Date, the Company will, at its cost, deliver to each holder of the Exchangeable Preferred Stock quarterly and annual reports substantially equivalent to those that would be required by the Exchange Act. In addition, at all times prior to the Preferred Stock Registration, upon the request of any holder or any prospective purchaser of the Exchangeable Preferred Stock designated by a holder, the Company will supply to such holder or such prospective purchaser the information required under Rule 144A under the Securities Act.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Certificate of Designation provides that, without the affirmative vote of the holders of a majority of the issued and outstanding shares of Exchangeable Preferred Stock and any Parity Stock, voting or consenting, as the case may be, as a separate class, the Company may not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another person or adopt a plan of liquidation unless:

          (a) Either (i) the Company is the surviving corporation or (ii) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person that acquires by sale, assignment, transfer, lease or other disposition the properties and assets of the Company substantially as an entirety (the "Surviving Entity") (A) is a corporation, partnership or trust organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (B) the Exchangeable Preferred Stock shall be converted into or exchanged for and shall become shares of such Surviving Entity, having in respect of such Surviving Entity the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Exchangeable Preferred Stock had immediately prior to such transaction.

          (b) Immediately after giving effect to such transaction and treating any obligation of the Company or a Restricted Subsidiary in connection with or as a result of such transaction as having been incurred at the time of such transaction, no Voting Rights Triggering Event shall have occurred or be continuing.

          (c) Immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available), the Company (in the case of clause (i) of paragraph (a) or such person (in the case of clause (ii) of paragraph
     (a)) could incur at least $1.00 of additional Debt (other than Permitted
     Debt) pursuant to the first paragraph of the "Limitation on Debt" covenant.

          (d) The Company delivers, or causes to be delivered, to the Transfer Agent an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer complies with the

     Certificate of Designation and that all conditions precedent in the Certificate of Designation relating to such transaction have been satisfied.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                              EXCHANGE DEBENTURES

     The Exchange Debentures, if issued, will be issued under the Exchange Indenture, dated as of July 1, 1997, between the Company, the initial Subsidiary Debentures Guarantor and The Bank of New York, trustee (the "Debentures Trustee"), a copy of which is available from the Company. If the Exchange Debentures are issued, the Exchange Indenture will be subject to and governed by the Trust Indenture Act. The following summary of the material provisions of the Exchange Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Exchange Indenture, including the definitions of certain terms therein and those terms made part of the Exchange Indenture by reference to the Trust Indenture Act. The definitions of certain terms used in the following summary are set forth above under "-- Exchangeable Preferred Stock -- Certain Definitions." The Credit Facility, the Notes Indenture and the Securities Purchase and Exchange Agreement limit the Company's ability to issue the Exchange Debentures, and future agreements may contain similar or more restrictive limitations.

GENERAL

     The Exchange Debentures will mature on July 1, 2009, will be general unsecured obligations of the Company and will be limited in aggregate principal amount to the liquidation preference of the Exchangeable Preferred Stock, plus, without duplication, accumulated and unpaid dividends, on the Exchange Date of the Exchangeable Preferred Stock into Exchange Debentures (plus any additional Exchange Debentures issued in lieu of cash interest as described herein). Each Exchange Debenture will bear interest at the rate of 13-1/4% per annum from the Exchange Date or from the most recent interest payment date to which interest has been paid or provided for. Interest will be payable semi-annually in cash (or, on or prior to July 1, 2002, in additional Exchange Debentures having an aggregate principal amount equal to the amount of such interest, at the option of the Company) in arrears on each January 1 and July 1, commencing with the first such date after the Exchange Date. Interest on the Exchange Debentures will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Exchange Debentures will be subordinate and junior in right of payment to all existing and future Senior Debt and Senior Subordinated Debt of the Company.

     The principal of and premium, if any, and interest on the Exchange Debentures will be payable, and the Exchange Debentures will be exchangeable or transferrable, at the office or agency of the Company in the City of New York maintained for such purposes (which initially will be the office of the Debentures Trustee located at 101 Barclay Street, New York, New York 10286); provided, however, that, at the option of the Company, interest, to the extent paid in cash, may be paid by check mailed to the address of the person entitled thereto as such address appears in the security register for the Exchange Debentures. The Exchange Debentures will be issued only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of, transfer, exchange or redemption of Exchange Debentures, but the Company may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     The Exchange Debentures will not be entitled to the benefit of any sinking fund.

GUARANTEES

     Payment of the principal of (and premium, if any, on) and interest on the Exchange Debentures, when and as the same become due and payable, will be unconditionally guaranteed, jointly and severally, on a senior subordinated basis by the Subsidiary Debentures Guarantors. The obligations of each Subsidiary Debentures

Guarantor under its Subsidiary Debentures Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. See "Risk
Factors -- Fraudulent Transfer Considerations."

     The Exchange Indenture requires that each Wholly Owned Restricted Subsidiary be a Subsidiary Debentures Guarantor, as well as each other Restricted Subsidiary that guarantees any other Debt of the Company.

     The Exchange Indenture provides that no Subsidiary Debentures Guarantor may consolidate with or merge with or into any other person (other than the Company or another Subsidiary Debentures Guarantor) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets in one or more related transactions to another person unless: (a) subject to the provisions of the following paragraph, the person formed by or surviving such consolidation or merger or to which all or substantially all of such assets are disposed (if other than the Company or a Subsidiary Debentures Guarantor) assumes all of the obligations of such Subsidiary Debentures Guarantor under the Exchange Indenture and its Subsidiary Debentures Guarantee, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Debentures Trustee and (b) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing.

     The Exchange Indenture provides that, in the event of (a) a sale, transfer or other disposition of all of the Capital Stock of a Subsidiary Debentures Guarantor to a person that is not an Affiliate of the Company, (b) a sale, transfer or other disposition of all or substantially all of the assets of a Subsidiary Debentures Guarantor to a person that is not an Affiliate of the Company or (c) the designation of such Subsidiary Debentures Guarantor as an Unrestricted Subsidiary, in any such case in compliance with the terms of the Exchange Indenture, then such Subsidiary Debentures Guarantor will be deemed automatically and unconditionally released and discharged from all of its obligations under the Exchange Indenture and its Subsidiary Debentures Guarantee without any further action on the part of the Debentures Trustee or any holder of the Exchange Debentures; provided that the Net Cash Proceeds of any such sale, transfer or other disposition are applied in accordance with the "Limitation on Certain Asset Sales" covenant.

SUBORDINATION

     The Exchange Debentures will, to the extent set forth in the Exchange Indenture, be subordinate in right of payment to the prior payment in full of all Senior Debt and Senior Subordinated Debt. Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of the Company (except in connection with the consolidation or merger of the Company or its liquidation or dissolution following the conveyance, transfer or lease of its properties and assets substantially as an entirety, upon the terms and conditions described under "Consolidation, Merger and Sale of Assets"), the holders of Senior Debt and Senior Subordinated Debt will first be entitled to receive payment in full, in cash or cash equivalents, of all amounts due or to become due on or in respect of such Senior Debt and Senior Subordinated Debt before the holders of Exchange Debentures are entitled to receive any payment of principal of (or premium, if any) or interest on the Exchange Debentures or on account of the purchase or redemption or other acquisition of Exchange Debentures by the Company or any Subsidiary of the Company. In the event that, notwithstanding the foregoing, the Debentures Trustee or the holder of any Exchange Debenture receives any payment or distribution of assets of the Company of any kind or character (excluding equity or subordinated securities of the Company provided for in a plan of reorganization or readjustment that, in the case of subordinated securities, are subordinated in right of payment to all Senior Debt and Senior Subordinated Debt to at least the same extent as the Exchange Debentures are so subordinated), before all the Senior Debt and Senior Subordinated Debt is paid in full, then such payment or distribution will be held in trust for the holders of Senior Debt and Senior Subordinated Debt and will be required to be paid over or delivered forthwith to the trustee in bankruptcy or other person making payment or distribution of assets of the Company for application to the payment of all Senior Debt and Senior Subordinated Debt remaining unpaid, to the extent necessary to pay the Senior Debt and Senior Subordinated Debt in full.

     The Company may not make any payments on account of the Exchange Debentures or on account of the purchase or redemption or other acquisition of Exchange Debentures if a default in the payment when due of principal of (or premium, if any) or interest on Specified Senior Debt has occurred and is continuing or a default in the payment when due of commitment, facility or other fees, letter of credit fees or agency fees under the Credit Facility, or a default in payments when due with respect to letter of credit reimbursement arrangements with the Credit Facility Agent has occurred and is continuing (a "Senior Payment Default"). In addition, if any default (other than a Senior Payment Default) with respect to any Specified Senior Debt permitting the holders thereof (or a trustee or agent on behalf thereof) to accelerate the maturity thereof (a "Senior Nonmonetary Default") has occurred and is continuing and the Company and the Debentures Trustee have received written notice thereof from the Credit Facility Agent or from an authorized person on behalf of any holder of Specified Senior Debt, then the Company may not make any payments on account of the Exchange Debentures or on account of the purchase or redemption or other acquisition of Exchange Debentures for a period (a "blockage period") commencing on the date the Company and the Debentures Trustee receive such written note (a "Blockage Notice") and ending on the earliest of (x) 179 days after such date (the "Initial Period"), (y) the date, if any, on which the Specified Senior Debt to which such default relates is discharged or such default is waived or otherwise cured and (z) the date, if any, on which such blockage period has been terminated by written notice to the Company or the Debentures Trustee from the Credit Facility Agent or from the person who gave the Blockage Notice. Any number of additional payment blockage periods may be commenced during the Initial Period; provided, however, that no such additional payment blockage periods shall extend beyond the Initial Period. After the expiration of the Initial Period, no payment blockage period may be commenced until at least 181 consecutive days shall have elapsed from the last day of the Initial Period. No Senior Nonmonetary Default that existed or was continuing on the date of the commencement of any blockage period with respect to the Specified Senior Debt initiating such blockage period will be, or can be, made the basis for the commencement of a subsequent blockage period, unless such default has been cured or waived for a period of not less than 90 consecutive days. In the event that, notwithstanding the foregoing, the Company makes any payment to the Debentures Trustee or the holder of any Exchange Debenture prohibited by these blockage provisions, then such payment will be held in trust for the holders of Senior Debt and Senior Subordinated Debt and will be required to be paid over and delivered forthwith to the holders of the Senior Debt and Senior Subordinated Debt remaining unpaid, to the extent necessary to pay in full all the Senior Debt and Senior Subordinated Debt.

     The Subsidiary Debentures Guarantees will, to the extent set forth in the Exchange Indenture, be subordinated in right of payment to the prior payment in full of all senior debt and senior subordinated debt of the Subsidiary Debentures Guarantors, upon terms substantially comparable to the subordination of the Exchange Debentures to all Senior Debt and Senior Subordinated Debt.

     By reason of such subordination, in the event of insolvency, creditors of the Company or a Subsidiary Debentures Guarantor who are not holders of Senior Debt or Senior Subordinated Debt or the Exchange Debentures may recover less, ratably, than holders of Senior Debt or Senior Subordinated Debt and may recover more, ratably, than the holders of the Exchange Debentures.

     The subordination provisions described above will cease to be applicable to the Exchange Debentures and the Subsidiary Debentures Guarantees upon any defeasance or covenant defeasance of the Exchange Debentures as described under "-- Defeasance or Covenant Defeasance of Exchange Indenture."

     As used herein, the term "Specified Senior Debt" means (i) all Senior Debt under the Credit Facility and (ii) any other issue of Senior Debt having a principal amount of at least $10,000,000.

     At June 30, 1997, on a pro forma basis, after giving effect to the Recent 1997 Acquisitions, the Pending Transactions and the Original Offerings, the aggregate principal amount of Senior Debt and Senior Subordinated Debt (including the Notes) outstanding would have been approximately $214.6 million. The Company may from time to time hereafter incur additional Debt constituting Senior Debt and Senior Subordinated Debt under the Credit Facility or otherwise, subject to the "Limitation on Debt" covenant described below.

OPTIONAL REDEMPTION

     The Exchange Debentures will be redeemable (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) at the election of the Company, as a whole or from time to time in part, at any time on or after July 1, 2002, on not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below, together with accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning on July 1 of the years indicated below (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date):

                YEAR                                           REDEMPTION PRICE
                ----                                           ----------------
                2002.........................................       107.729%
                2003.........................................       106.625
                2004.........................................       105.521
                2005.........................................       104.417
                2006.........................................       103.313
                2007.........................................       102.208
                2008.........................................       101.104

     In addition, at any time and from time to time prior to July 1, 2000, the Company may, at its option, redeem Exchange Debentures having an aggregate principal amount of up to 35% of the aggregate principal amount of Exchange Debentures issued upon exchange of the Exchangeable Preferred Stock or in payment of interest on the Exchange Debentures, at a redemption price equal to 113.25% of the aggregate principal amount thereof plus, without duplication, accrued and unpaid interest, with proceeds of one or more Public Equity Offerings, provided that, immediately after giving effect to any such redemption, at least $75,000,000 of the aggregate principal amount of the Exchange Debentures remains outstanding. Any such redemption must be made within 90 days of the related Public Equity Offering.

     If less than all the Exchange Debentures are to be redeemed, the particular Exchange Debentures to be redeemed will be selected not more than 60 days prior to the redemption date by the Debentures Trustee by such method as the Debentures Trustee deems fair and appropriate.

CERTAIN COVENANTS

     The Exchange Indenture contains, among others, the following covenants:

     LIMITATION ON DEBT. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Debt (including Acquired Debt and the issuance of Disqualified Stock), except that the Company or a Subsidiary Debentures Guarantor may incur Debt or issue Disqualified Stock if, at the time of such event, the Consolidated Cash Flow Ratio would have been less than 7.0 to 1.0.

     In making the foregoing calculation, pro forma effect will be given to: (i) the incurrence of such Debt and (if applicable) the application of the net proceeds therefrom, including to refinance other Debt, as if such Debt had been incurred and the application of proceeds therefrom occurred on the first day of the four-fiscal quarter period used to calculate the Consolidated Cash Flow Ratio, (ii) the incurrence, repayment or retirement of any other Debt by the Company or any of its Restricted Subsidiaries since the first day of such four-quarter period as if such Debt was incurred, repaid or retired at the beginning of such four-quarter period and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or any of its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred at the beginning of such four-quarter period. In making a computation under the foregoing clause (i) or (ii), the amount of Debt under a revolving credit facility will be computed based upon the average daily balance of such Debt during such four-quarter period.

     (b) Notwithstanding the foregoing, the Company may, and may, to the extent expressly permitted below, permit any of its Restricted Subsidiaries to, incur any of the following Debt ("Permitted Debt"):

          (i) Debt of the Company or any Subsidiary Debentures Guarantor under the Credit Facility (including guarantees thereof by Subsidiaries) in an aggregate principal amount at any one time outstanding not to exceed $110,000,000 less any amounts applied to the permanent reduction of such Debt pursuant to the "Limitation on Certain Asset Sales" covenant.

          (ii) Debt of the Company or any of its Restricted Subsidiaries outstanding on the Closing Date, other than Debt described under clause (i) above.

          (iii) Debt owed by the Company to any of its Restricted Subsidiaries or owed by any Subsidiary to the Company or a Restricted Subsidiary (provided that such Debt is Junior Subordinated Debt and is held by the Company or such Restricted Subsidiary) or owed to the Company or a Subsidiary Debentures Guarantor by a Restricted Subsidiary that is not a Subsidiary Debentures Guarantor, provided the incurrence of such Debt did not violate the "Limitation on Restricted Payments" covenant.

          (iv) Debt represented by the Notes and the Subsidiary Notes
     Guarantees.

          (v) Debt represented by the Exchange Debentures and the Subsidiary Debentures Guarantees.

          (vi) Hedging Obligations of the Company or any of its Restricted Subsidiaries incurred in the ordinary course of business.

          (vii) Capitalized Lease Obligations of the Company or any of its Restricted Subsidiaries in an aggregate amount not exceeding $3,000,000 at any one time outstanding.

          (viii) Debt under purchase money mortgages or secured by purchase money security interests so long as (x) such Debt is not secured by any property or assets of the Company or any of its Restricted Subsidiaries other than the property or assets so acquired and (y) such Debt is created within 60 days of the acquisition of the related property; provided that the aggregate principal amount of Debt under this clause (viii) does not exceed $2,000,000 at any one time outstanding.

          (ix) Debt of the Company or any Subsidiary Debentures Guarantor, not permitted by any other clause of this definition, in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding.

          (x) Debt of the Company or any of its Restricted Subsidiaries consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock.

          (xi) Acquired Debt of a person, other than Debt incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary or the acquisition of assets from such person, as the case may be, provided that the Company on a pro forma basis could incur $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of this covenant.

          (xii) Any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") by the Company or any Restricted Subsidiary of any outstanding Debt of the Company or such Restricted Subsidiary, other than Debt incurred pursuant to clause
     (i), (vi), (vii), (viii), (ix) or (x) of this definition, including any successive refinancings thereof, so long as (A) any such new Debt is in a principal amount that does not exceed the principal amount so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of expenses of the Company incurred in connection with such refinancing, (B) in the case of any refinancing of Junior Subordinated Debt, such new Debt is made subordinate to the Exchange Debentures at least to the same extent as the Debt being refinanced, (C) in the case of any refinancing of the Exchange Debentures or any Pari Passu Debt, such Debt is Pari Passu Debt or Junior Subordinated Debt and (D) such refinancing Debt does not have a Weighted Average Life less than the Weighted Average Life of the Debt being refinanced and does not have a final scheduled maturity earlier than the final scheduled maturity, or permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder, of the Debt being refinanced.

     LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions:

          (a) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of the Company or any of its Restricted Subsidiaries, other than (i) dividends or distributions payable solely in Qualified Equity Interests of the issuer of such shares of Capital Stock, (ii) dividends or distributions by a Restricted Subsidiary payable to the Company or another Restricted Subsidiary or (iii) pro rata dividends or distributions on common stock of a Restricted Subsidiary held by minority stockholders, provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiary's net income from the first day of the Company's fiscal quarter during which the Closing Date occurs;

          (b) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock (or any options, warrants or other rights to acquire shares of Capital Stock) of (i) the Company or any of its Unrestricted Subsidiaries or (ii) any Restricted Subsidiary that are held by any Affiliate of the Company (other than, in either case, any such Capital Stock owned by the Company or any of its Restricted Subsidiaries);

          (c) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Junior Subordinated Debt; and

          (d) make any Investment (other than a Permitted Investment) in any person

     (such payments or other actions described in (but not excluded from) clauses (a) through (d) being referred to as "Restricted Payments"), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment:

             (i) no Default or Event of Default has occurred and is continuing,

             (ii) the Company could incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of the "Limitation on Debt" covenant, and

             (iii) the aggregate amount of all Restricted Payments declared or made after the Closing Date does not exceed the sum of:

                (A) the remainder of (x) 100% of the aggregate Consolidated Cash Flow for the period beginning on the first day of the Company's fiscal quarter during which the Closing Date occurs and ending on the last day of the Company's most recent fiscal quarter for which internal financial statements are available ending prior to the date of such proposed Restricted Payment (the "Computation Period") minus
           (y) the product of 1.4 times the sum of (i) Consolidated Fixed Charges for the Computation Period and (ii) all dividends or other distributions paid in cash by the Company or any of its Restricted Subsidiaries on any Disqualified Stock of the Company or any of its Restricted Subsidiaries for the Computation Period; plus

                (B) the aggregate net proceeds received by the Company after the Closing Date (including the fair market value of property other than cash as determined by the Company's Board of Directors, whose good faith determination will be conclusive) from the issuance or sale (other than to a Subsidiary) of Qualified Equity Interests of the Company (excluding from this computation any net proceeds of a Public Equity Offering received by the Company that are used by it to redeem the Exchange Debentures, as discussed above); plus

                (C) the aggregate net proceeds received by the Company after the Closing Date (including the fair market value of property other than cash as determined by the Company's Board of Directors, whose good faith determination will be conclusive) from the issuance or sale (other than to a Subsidiary) of debt securities or Disqualified Stock that have been converted into or exchanged for Qualified Stock of the Company, together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange; plus

                (D) without duplication, the Net Cash Proceeds received by the Company or a Wholly Owned Restricted Subsidiary upon the sale of any of its Unrestricted Subsidiaries; plus

                (E) $5,000,000.

     Notwithstanding the foregoing, the Company and any of its Restricted Subsidiaries may take any of the following actions, so long as (with respect to clauses (f) and (g) below) no Default or Event of Default has occurred and is continuing or would occur:

          (a) The payment of any dividend within 60 days after the date of declaration thereof, if at the declaration date such payment would not have been prohibited by the foregoing provision.

          (b) The repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company, in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, Qualified Equity Interests of the Company.

          (c) The purchase, redemption, defeasance or other acquisition or retirement for value of Junior Subordinated Debt in exchange for, or out of the net cash proceeds of, a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of Qualified Stock of the Company.

          (d) The purchase, redemption, defeasance or other acquisition or retirement for value of Junior Subordinated Debt in exchange for, or out of the net cash proceeds of, a substantially concurrent issuance or sale (other than to a Subsidiary) of, Junior Subordinated Debt, so long as the Company or a Restricted Subsidiary would be permitted to refinance such original Junior Subordinated Debt with such new Junior Subordinated Debt pursuant to clause (xii) of the definition of Permitted Debt.

          (e) The repurchase of any Junior Subordinated Debt at a purchase price not greater than 101% of the principal amount of such Junior Subordinated Debt in the event of a "change of control" in accordance with provisions similar to the "Purchase of Exchange Debentures upon a Change of Control" covenant; provided that, prior to such repurchase, the Company has made the Change of Control Offer as provided in such covenant with respect to the Exchange Debentures and has repurchased all Exchange Debentures validly tendered for payment in connection with such Change of Control Offer.

          (f) The payment by the Company to Citadel Communications for the purpose of the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of Citadel Communications, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) or by any employee benefit plan, upon death, disability, retirement or termination of employment or pursuant to the terms of any employee benefit plan or any other agreement under which such shares of stock or related rights were issued; provided that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock after the date of the Closing Date does not exceed $1,000,000 in any fiscal year.

          (g) Loans or advances to officers, directors and employees of Citadel Communications, the Company or any of its Restricted Subsidiaries made in the ordinary course of business after the Closing Date in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding.

          (h) Payments to or on behalf of Citadel Communications to pay its operating and administrative expenses attributable to the Company including, without limitation, legal and audit expenses, directors' fees, fees payable in respect of the trustee and the back-up trustees under the Voting Trust Agreement, and Commission compliance expenses, in an amount not to exceed the greater of $1,000,000 per fiscal year and 1% of the net revenues of the Company for the preceding fiscal year.

The payments described in clauses (b), (c), (e), (f) and (g) of this paragraph will be Restricted Payments that will be permitted to be taken in accordance with this paragraph but will reduce the amount that would otherwise be available for Restricted Payments under the foregoing clause (iii) and the payments described in clauses (a), (d) and (h) of this paragraph will be Restricted Payments that will be permitted to be taken in accordance with this paragraph and will not reduce the amount that would otherwise be available for Restricted Payments under the foregoing clause (iii).

     For the purpose of making any calculations under the Exchange Indenture (i) if a Restricted Subsidiary is designated an Unrestricted Subsidiary, the Company will be deemed to have made an Investment in amount equal to the fair market value of the net assets of such Restricted Subsidiary at the time of such designation as determined by the Board of Directors of the Company, whose good faith determination will be conclusive, (ii) any property transferred to or from an Unrestricted Subsidiary will be valued at fair market value at the time of such transfer, as determined by the Board of Directors of the Company, whose good faith determination will be conclusive and (iii) subject to the foregoing, the amount of any Restricted Payment, if other than cash, will be determined by the Board of Directors of the Company, whose good faith determination will be conclusive.

     If the aggregate amount of all Restricted Payments calculated under the foregoing provision includes an Investment in an Unrestricted Subsidiary or other person that thereafter becomes a Restricted Subsidiary, such Investment will no longer be counted as a Restricted Payment for purposes of calculating the aggregate amount of Restricted Payments.

     If an Investment resulted in the making of a Restricted Payment, the aggregate amount of all Restricted Payments calculated under the foregoing provision will be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise), to the extent such net reduction is not included in Consolidated Adjusted Net Income; provided that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of (x) the cash proceeds received by the Company and any of its Restricted Subsidiaries in connection with such net reduction and (y) the initial amount of such Investment.

     In computing Consolidated Adjusted Net Income for purposes of the foregoing clause (iii)(A), (i) the Company may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company will be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of the Exchange Indenture, such Restricted Payment will be deemed to have been made in compliance with the Exchange Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Adjusted Net Income of the Company for any period.

     PURCHASE OF EXCHANGE DEBENTURES UPON A CHANGE OF CONTROL. If a Change of Control occurs at any time, then each holder of Exchange Debentures will have the right to require that the Company purchase such holder's Exchange Debentures, in whole or in part in integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount of such Exchange Debentures, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in the Exchange Indenture.

     Within 30 days following any Change of Control, the Company will notify the Debentures Trustee thereof and give written notice of such Change of Control to each holder of Exchange Debentures by first-class mail, postage prepaid, at its address appearing in the security register, stating, among other things, (i) the purchase price and the purchase date, which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as is necessary to comply with requirements under the Exchange Act;
(ii) that any Exchange Debenture not tendered will continue to accrue interest;
(iii) that, unless the Company defaults in the payment of the purchase price, any Exchange Debenture accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control purchase date; and (iv) certain other procedures that a holder of Exchange Debentures must follow to accept a Change of Control Offer or to withdraw such acceptance.

     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the purchase price for all of the Exchange Debentures that might be tendered by holders of the Exchange Debentures seeking to accept the Change of Control Offer. The Credit Facility prohibits the purchase of Exchange Debentures by the Company prior to full repayment of indebtedness under the Credit Facility and, upon a Change of Control, all amounts outstanding under the Credit Facility become due and payable. There can be no assurance that in the event of a Change of Control the Company will be able to obtain the necessary consents from the lenders under the Credit Facility to consummate a Change of Control Offer. The failure of the Company to make or consummate the Change of Control Offer or pay the applicable Change of Control purchase price when due would result in an Event of Default and would give the Debentures Trustee and the holders of the Exchange Debentures the rights described under "Events of Default."

     In addition to the obligations of the Company under the Exchange Indenture with respect to the Exchange Debentures in the event of a Change of Control, the Credit Facility contains a provision designating a change of control as described therein as an event of default, which would obligate the Company to repay amounts outstanding under the Credit Facility upon an acceleration of the indebtedness outstanding thereunder.

     The existence of a holder's right to require the Company to purchase such holder's Exchange Debentures upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes a Change of Control.

     The definition of "Change of Control" in the Exchange Indenture is limited in scope. The provisions of the Exchange Indenture may not afford holders of Exchange Debentures the right to require the Company to repurchase such Exchange Debentures in the event of a highly leveraged transaction or certain transactions with the Company's management or its affiliates, including a reorganization, restructuring, merger or similar transaction involving the Company (including, in certain circumstances, an acquisition of the Company by management or its affiliates) that may adversely affect holders of the Exchange Debentures, if such transaction is not a transaction defined as a Change of Control. See "Certain Definitions" above for the definition of "Change of Control." A transaction involving the Company's management or its affiliates, or a transaction involving a recapitalization of the Company, would result in a Change of Control if it is the type of transaction specified in such definition.

     The Company will comply with the applicable tender offer rules including Rule 14e-l under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, create any restriction (other than restrictions existing under Debt as in effect on the Closing Date or in refinancings or replacements of such
Debt) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Exchange Debentures or, if such Change of Control Offer is made, to pay for the Exchange Debentures tendered for purchase.

     LIMITATION ON CERTAIN ASSET SALES. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any Asset Sale unless
(i) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the fair market value of the assets sold (as determined by the Board of Directors of the Company, whose good faith determination will be conclusive) and (ii) the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 80% (A) cash or cash equivalents and/or (B) the assumption by the transferee of Debt of the Company or a Restricted Subsidiary ranked senior to or pari passu with the Exchange Debentures and release of the Company or such Restricted Subsidiary from all liability on such Debt.

     (b) If the Company or any of its Restricted Subsidiaries engages in an Asset Sale, the Company may, at its option, within 12 months after such Asset Sale, (i) apply all or a portion of such Net Cash Proceeds to the permanent reduction of amounts outstanding under the Credit Facility or to the repayment of other Senior Debt or Senior Subordinated Debt of the Company or a Subsidiary Debentures Guarantor or (ii) invest (or enter into one or more legally binding agreements to invest) all or a portion of such Net Cash Proceeds in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the broadcast business or businesses reasonably related thereto. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (i) or (ii) (without regard to the parenthetical contained in such clause (ii)) above. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph (b) constitutes "Excess Proceeds."

     (c) When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company will, within 30 days thereafter, make an offer to purchase from all holders of Exchange Debentures, on a pro rata basis, in accordance with the procedures set forth in the Exchange Indenture, the maximum principal amount (expressed as a multiple of $1,000) of Exchange Debentures that may be purchased with the Excess Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date such offer to purchase is consummated. To the extent that the aggregate principal amount of the Exchange Debentures tendered pursuant to such offer to purchase is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount of the Exchange Debentures validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, the Exchange Debentures to be purchased will be selected on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset to zero.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act to the extent applicable in connection with the repurchase of Exchange Debentures pursuant to an offer to purchase Exchange Debentures.

     LIMITATION ON ASSET SWAPS. The Exchange Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any Asset Swap, unless:

          (i) at the time of entering into the Asset Swap and immediately after giving effect to the proposed Asset Swap, no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof;

          (ii) the Company would, at the time of entering into the Asset Swap and after giving pro forma effect to the proposed Asset Swap, as if such Asset Swap had occurred at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of the "Limitation on Debt" covenant;

          (iii) the respective aggregate fair market values of the assets being purchased and sold by the Company or any of its Restricted Subsidiaries are substantially the same at the time of entering into the Asset Swap (or any difference in such aggregate fair market values is substantially compensated for by an equalizing (i) payment of cash, (ii) assumption of liabilities or (iii) taking of assets subject to liabilities); and

          (iv) at the time of the consummation of the first to occur of the relinquishment or the replacement of assets constituting part of the proposed Asset Swap, the percentage of any decline in the fair market value of the asset or assets being acquired by the Company and its Restricted Subsidiaries shall not be significantly greater than the percentage of any decline in the fair market value of the assets being disposed of by the Company, calculated from the time the last agreement constituting part of the Asset Swap, was entered into.

     LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction with, or for the benefit of, any Affiliate of the Company unless (a) such transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's length transaction with third parties who are not Affiliates and (b) either (i) with respect to any transaction or series of transactions involving aggregate payments in excess of $1,000,000, but less than $5,000,000, the Company delivers an officers' certificate to the Debentures Trustee certifying that such transaction or transactions comply with clause (a) above or (ii) with respect to a transaction or series of transactions involving aggregate payments equal to or greater than $5,000,000, such transaction or transactions have been approved by the Board of Directors (including a majority of the Disinterested Directors) of the Company or the Company has obtained a written opinion from a nationally recognized investment banking firm to the effect that such transaction or transactions are fair to the Company or such Restricted Subsidiary from a financial point of view.

     The foregoing covenant does not restrict any of the following:

          (A) Transactions among the Company and/or any of its Restricted Subsidiaries.

          (B) The Company from paying reasonable and customary regular compensation, fees, indemnification and similar arrangements and payments thereunder to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any of its Restricted Subsidiaries.

          (C) Employment agreements or compensation or employee benefits arrangements with any officer, director or employee of the Company or its Restricted Subsidiaries entered into in the ordinary course of business (including customary benefits thereunder) (it being understood that benefits of the nature in place as of the Closing Date shall be deemed permissible hereunder).

          (D) The performance of the Company's obligations under (a) that certain lease agreement effective December 29, 1995 with Wilson Aviation, L.L.C. relating to the lease of an airplane, (b) that certain agreement not to compete dated December 31, 1996 with DVS Management, Inc. and (c) that certain Voting Trust Agreement dated March 17, 1997 among Citadel Communications, ABRY II, ABRY/CIP and others and the related letter agreement dated March 17, 1997 among Citadel Communications, ABRY II, ABRY/CIP and others (the "Affiliate Agreements"); provided that any amendments or modifications to the terms of the Affiliate Agreements (1) are no less favorable to the Company than those that could have been obtained in an arm's length transaction with third parties who are not Affiliates and (2) are approved by the Board of Directors (including a majority of the Disinterested Directors) of the Company.

          (E) The Company from making payments to Citadel Communications to pay its operating and administrative expenses attributable to the Company including, without limitation, legal and audit expenses, directors' fees and Commission compliance expenses, in an amount not to exceed the greater of $1,000,000 per fiscal year and 1% of the net revenues of the Company for the preceding fiscal year.

          (F) The Company or a Restricted Subsidiary from transferring up to $500,000 of properties and assets, including cash, to a joint venture in which the Company or a Restricted Subsidiary has an equity interest and in which one or more directors or officers of the Company or Citadel Communications has an equity interest, which joint venture is engaged in the internet service provider business.

     LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any of its Restricted Subsidiaries to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Debt owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to the Company or any other Restricted Subsidiary or (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of any of the following:

          (i) The Credit Facility and any agreement in effect on the Closing
     Date.

          (ii) Customary non-assignment provisions of any lease governing a leasehold interest of the Company or any of its Restricted Subsidiaries.

          (iii) The refinancing or successive refinancings of Debt referred to in clause (i) or (iv), so long as such encumbrances or restrictions are no less favorable to the Company or any of its Restricted Subsidiaries than those contained in such original agreement.

          (iv) Any agreement or other instrument of a person acquired by the Company or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired.

          (v) Any agreement providing for the incurrence of Debt by a Restricted Subsidiary pursuant to paragraph (b) of the "Limitation on Debt" covenant, provided that such Restricted Subsidiary becomes a Subsidiary Debentures Guarantor.

     LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company will not sell, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants, or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary, (ii) issuances or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law, or issuances or sales to directors of directors' qualifying shares, (iii) if, immediately after giving effect to such issuance or sale, neither the Company nor any Subsidiary owns any shares of Capital Stock of such Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) or (iv) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale.

     In addition, the Company will not, and will not permit any of its Restricted Subsidiaries to, sell, transfer or otherwise dispose of any of its properties or assets to an Unrestricted Subsidiary other than in the ordinary course of business.

     UNRESTRICTED SUBSIDIARIES. (a) The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Company nor any of its Restricted Subsidiaries is directly or indirectly liable for any Debt of such Subsidiary, (ii) no default with respect to any Debt of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Debt of the Company or any of its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of the "Limitation on Restricted Payments" covenant,
(iv) neither the Company nor any of its Restricted Subsidiaries has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of the Company and (v) neither the Company nor any of its Restricted Subsidiaries has any obligation to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Notwithstanding the foregoing, the Company may not designate the License Subsidiary, or any Subsidiary to which any properties or assets (other than current assets) owned by the Company or the License Subsidiary on the Closing Date have been transferred, as an Unrestricted Subsidiary.

     (b) The Board of Directors of the Company may designate any of its Unrestricted Subsidiaries as a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Debt by a Restricted Subsidiary of any outstanding Debt of such Unrestricted Subsidiary and such designation will only be permitted if (i) such Debt is permitted under the "Limitation on Debt" covenant and (ii) no Default or Event of Default will have occurred and be continuing following such designation.

     LIMITATION ON OTHER SUBORDINATED DEBT. The Company and each Subsidiary Debentures Guarantor will not, directly or indirectly, incur or otherwise permit to exist any Debt that is subordinate in right of payment to any Senior Subordinated Debt of the Company or such Subsidiary Debentures Guarantor, as the case may be, unless such Debt is also pari passu with the Exchange Debentures or the Subsidiary Debentures Guarantee of the Exchange Debentures by such Subsidiary Debentures Guarantor, as the case may be, or subordinate in right of payment to the Exchange Debentures or such Subsidiary Debentures Guarantee of the Exchange Debentures, as the case may be, to at least the same extent as the Exchange Debentures or such Subsidiary Debentures Guarantee are subordinate in right of payment to Senior Subordinated Debt or all senior subordinated debt of the Subsidiary Debentures Guarantors, as the case may be, as set forth in the Exchange Indenture.

     SUBSIDIARY DEBENTURES GUARANTEES. The Subsidiary Debentures Guarantors will, jointly and severally, unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Exchange Debentures on a subordinated basis pursuant to the Subsidiary Debentures Guarantees as described under "-- Subordination." The Subsidiary Debentures Guarantors may be released from their obligations under the Subsidiary Debentures Guarantees as described under "-- Defeasance and Covenant Defeasance of the Exchange Indenture" and a Subsidiary Debentures Guarantor may be released from its obligations under its Subsidiary Debentures Guarantee as described under "Guarantees."

     The Company will (i) cause each person that, after the Closing Date, becomes a Wholly Owned Restricted Subsidiary of the Company, as well as each other Restricted Subsidiary that guarantees any other Debt of the Company, to execute and deliver a supplemental indenture and thereby become a Subsidiary Debentures Guarantor bound by the Subsidiary Debentures Guarantee of the Exchange Debentures in the form set forth in the Exchange Indenture (without such Subsidiary Debentures Guarantor being required to execute and deliver its Subsidiary Debentures Guarantee endorsed on the Exchange Debentures) and (ii) deliver to the Debentures Trustee an opinion of counsel, in form and substance reasonably satisfactory to the Debentures Trustee, that the Subsidiary Debentures Guarantee of such Subsidiary Debentures Guarantor is a valid and legally binding obligation of such Subsidiary Debentures Guarantor.

     GUARANTEES OF DEBT BY RESTRICTED SUBSIDIARIES. The Company will not permit any of its Restricted Subsidiaries that is not a Subsidiary Debentures Guarantor, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Debt of the Company or any Debt of any other Restricted Subsidiary, unless (a) such Restricted Subsidiary simultaneously executes and delivers a Subsidiary Debentures Guarantee and (b) with respect to any guarantee of Junior Subordinated Debt by a Restricted Subsidiary, any such guarantee is subordinated to such Restricted Subsidiary's Subsidiary Debentures Guarantee at least to the same extent as such Junior Subordinated Debt is subordinated to the Exchange Debentures, provided that the foregoing provision will not be applicable to any guarantee by any such Restricted Subsidiary that existed at the time such person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary.

     LIMITATION ON LIENS. The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, affirm or suffer to exist any Lien of any kind securing any Pari Passu Debt or Junior Subordinated Debt (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) upon any property or assets (including any intercompany notes) of the Company or any of its Restricted Subsidiaries now owned or acquired after the Closing Date, or any income or profits therefrom, unless the Exchange Debentures are directly secured equally and ratably with (or prior to in the case of Junior Subordinated Debt) the obligation or liability secured by such Lien; provided that the foregoing will not apply to Liens securing Debt of a person acquired by the Company or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which Lien is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired.

     REPORTS. At all times while the Exchange Debentures are issued and outstanding, whether or not the Company is then required to file reports with the Commission, the Company will file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Exchange Act if it were subject thereto. The Company will supply the Debentures Trustee and each holder, or will supply to the Debentures Trustee for forwarding to each such holder, without cost to such holder, copies of such reports and other information.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company will not consolidate with or merge with or into any other person or, directly or indirectly, convey, transfer or lease its properties and assets substantially as an entirety to any person or persons, unless:

          (a) Either (i) the Company is the surviving corporation or (ii) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person that acquires by sale, assignment, transfer, lease or other disposition of the properties and assets of the Company substantially as an entirety (the "Surviving Entity")
     (A) is a corporation, partnership or trust organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and (B) expressly assumes, by a supplemental indenture in form satisfactory to the Debentures Trustee, all of the Company's obligations under the Exchange Indenture and the Exchange Debentures.

          (b) Immediately after giving effect to such transaction and treating any obligation of the Company or a Restricted Subsidiary in connection with or as a result of such transaction as having been incurred at the time of such transaction, no Default or Event of Default has occurred and is continuing.

          (c) Immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Exchange Indenture) could incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of the "Limitation on Debt" covenant.

          (d) If the Company is not the continuing obligor under the Exchange Indenture, each Subsidiary Debentures Guarantor, unless it is the other party to the transaction described above, has by supplemental indenture confirmed that its Subsidiary Debentures Guarantee applies to the Surviving Entity's obligations under the Exchange Indenture and the Exchange Debentures.

          (e) If any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of the "Limitation on Liens" covenant are complied with.

          (f) The Company delivers, or causes to be delivered, to the Debentures Trustee, in form and substance reasonably satisfactory to the Debentures Trustee, an officers' certificate and an opinion of counsel, each stating that such transaction complies with the requirements of the Exchange Indenture.

     In the event of any transaction described in and complying with the conditions listed in the first paragraph of this covenant in which the Company is not the continuing obligor under the Exchange Indenture, the Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Exchange Indenture, and thereafter the Company will, except in the case of a lease, be discharged from all its obligations and covenants under the Exchange Indenture and Exchange Debentures.

EVENTS OF DEFAULT

     Each of the following are "Events of Default" under the Exchange Indenture:

          (a) Default in the payment of any interest on any Exchange Debenture when it becomes due and payable, and continuance of such default for a period of 30 days.

          (b) Default in the payment of the principal of (or premium, if any, on) any Exchange Debenture when due.

          (c) Failure to perform or comply with the Exchange Indenture provisions described under "Consolidation, Merger and Sale of Assets."

          (d) Default in the performance, or breach, of any covenant or agreement of the Company or any Subsidiary Debentures Guarantor contained in the Exchange Indenture or any Subsidiary Debentures Guarantee (other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt with elsewhere herein), and continuance of such default or breach for a period of 60 days after written notice has been given to the Company by the Debentures Trustee or to the Company and the Debentures Trustee by the holders of at least 25% in aggregate principal amount of the Exchange Debentures then outstanding.

          (e) (i) An event of default has occurred under any mortgage, bond, indenture, loan agreement or other document evidencing an issue of Debt of the Company or any Significant Subsidiary, which issue has an aggregate outstanding principal amount of not less than $5,000,000, and such default has resulted in such Debt becoming, whether by declaration or otherwise, due and payable prior to the date on which it would otherwise become due and payable or (ii) a default in any payment when due at final maturity of any such Debt.

          (f) Failure by the Company or any of its Restricted Subsidiaries to pay one or more final judgments the uninsured portion of which exceeds in the aggregate $5,000,000, which judgment or judgments are not paid, discharged or stayed for a period of 60 days.

          (g) Any Subsidiary Debentures Guarantee ceases to be in full force and effect or is declared null and void or any Subsidiary Debentures Guarantor denies that it has any further liability under any Subsidiary Debentures Guarantee, or gives notice to such effect (other than by reason of the termination of the Exchange Indenture or the release of any Subsidiary Debentures Guarantee in accordance with the Exchange Indenture), and such condition has continued for a period of 30 days after written notice of such failure requiring the Subsidiary Debentures Guarantor and the Company to remedy the same has been given (x) to the Company by the Debentures Trustee or (y) to the Company and the Debentures Trustee by the holders of 25% in the aggregate principal amount of the Exchange Debentures then outstanding.

          (h) The occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary.

     If an Event of Default (other than as specified in clause (h) above) occurs and is continuing, the Debentures Trustee or the holders of not less than 25% in aggregate principal amount of the Exchange Debentures then outstanding may, and the Debentures Trustee at the request of such holders shall, declare the principal of all of the outstanding Exchange Debentures immediately due and payable, by a notice in writing to the Company (and to the Debentures Trustee if given by the Holders) and, if the Credit Facility is in effect, to the Credit Facility Agent, and, upon any such declaration, such principal will become due and payable immediately. If an Event of Default specified in clause (h) above occurs and is continuing, then such principal will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Debentures Trustee or any holder of Exchange Debentures.

     At any time after a declaration of acceleration under the Exchange Indenture, but before a judgment or decree for payment of the money due has been obtained by the Debentures Trustee, the holders of a majority in aggregate principal amount of the outstanding Exchange Debentures, by written notice to the Company and the Debentures Trustee, may rescind such declaration and its consequences if (i) the Company has paid or deposited with the Debentures Trustee a sum sufficient to pay (A) all overdue interest on all Exchange Debentures, (B) all unpaid principal of (and premium, if any, on) any outstanding Exchange Debentures that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Exchange Debentures, (C) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal amount at the rate borne by the Exchange Debentures and (D) all sums paid or advanced by the Debentures Trustee under the Exchange Indenture and the reasonable compensation, expenses, disbursements and advances of the Debentures Trustee, its agents and counsel; and (ii) all Events of Default, other than the non-payment of principal of (or premium, if any, on) or interest on the Exchange Debentures that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

     The holders of not less than a majority in aggregate principal amount of the outstanding Exchange Debentures may, on behalf of the holders of all of the Exchange Debentures, waive any past defaults under the Exchange Indenture, except a default in the payment of the principal of (and premium, if any) or interest on any Exchange Debenture, or in respect of a covenant or provision that under the Exchange Indenture cannot be modified or amended without the consent of the holder of each Exchange Debenture outstanding.

     If a Default or an Event of Default occurs and is continuing and is known to the Debentures Trustee, the Debentures Trustee will mail to each holder of the Exchange Debentures notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of (and premium, if any, on) or interest on any Exchange Debentures, the Debentures Trustee may withhold the notice to the holders of the Exchange Debentures if a committee of its trust officers in good faith determines that withholding such notice is in the interests of the holders of the Exchange Debentures.

     The Company is required to furnish to the Debentures Trustee annual statements as to the performance by the Company and the Subsidiary Debentures Guarantors of their respective obligations under the Exchange Indenture and as to any default in such performance. The Company is also required to notify the Debentures Trustee within five days of any officer of the Company having knowledge of any Default.

DEFEASANCE OR COVENANT DEFEASANCE OF EXCHANGE INDENTURE

     The Company may, at its option and at any time, terminate the obligations of the Company and any Subsidiary Debentures Guarantors with respect to the outstanding Exchange Debentures ("defeasance"). Such defeasance means that the Company will be deemed to have paid and discharged the entire Debt represented by the outstanding Exchange Debentures, except for (i) the rights of holders of outstanding Exchange Debentures to receive payments in respect of the principal of (and premium, if any, on) and interest on such Exchange Debentures when such payments are due, (ii) the Company's obligations to issue temporary Exchange Debentures, register the transfer or exchange of any Exchange Debentures, replace mutilated, destroyed, lost or stolen Exchange Debentures, maintain an office or agency for payments in respect of the Exchange Debentures and segregate and hold such payments in trust, (iii) the rights, powers, trusts, duties and immunities of the Debentures Trustee and (iv) the defeasance provisions of the Exchange Indenture. In addition, the Company may, at its option and at any time, elect to terminate the obligations of the Company and any Subsidiary Debentures Guarantor with respect to certain covenants set forth in the Exchange Indenture and described under "-- Certain Covenants" above, and any omission to comply with such obligations would not constitute a Default or an Event of Default with respect to the Exchange Debentures ("covenant defeasance").

     In order to exercise either defeasance or covenant defeasance, (a) the Company must irrevocably deposit or cause to be deposited with the Debentures Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Exchange Debentures, money in an amount, or U.S. government securities that through the scheduled payment of principal and interest thereon will provide money in an amount, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of (and premium, if any, on) and interest on the outstanding Exchange Debentures at maturity (or upon redemption, if applicable) of such principal or installment of interest; (b) no Default or Event of Default has occurred and is continuing on the date of such deposit or, insofar as an event of bankruptcy under clause (h) of "Events of Default" above is concerned, at any time during the period ending on the 91st day after the date of such deposit; (c) such defeasance or covenant defeasance must not result in a breach or violation of, or constitute a default under, the Exchange Indenture or any material agreement or instrument to which the Company or any Subsidiary Debentures Guarantor is a party or by which it is bound or cause the Debentures Trustee or the trust so created to be subject to the Investment Company Act of 1940, as amended; (d) in the case of defeasance, the Company must deliver to the Debentures Trustee an opinion of counsel stating that the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or since the date hereof, there has been a change in applicable federal income tax law, to the effect, and based thereon such opinion must confirm that, the holders of the outstanding Exchange Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (e) in the case of covenant defeasance, the Company must have delivered to the Debentures Trustee an opinion of counsel to the effect that the holders of the Exchange Debentures outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and (f) the Company must have delivered to the Debentures Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

     The Exchange Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Exchange Debentures, as expressly provided for in the Exchange Indenture) and, upon the request of the Company, the Debentures Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of the Exchange Indenture when (a) either (i) all the Exchange Debentures theretofore authenticated and delivered (other than destroyed, lost or stolen Exchange Debentures that have been replaced or paid and Exchange Debentures that have been subject to defeasance as described under "Defeasance or Covenant Defeasance of Exchange Indenture") have been delivered to the Debentures Trustee for cancellation or (ii) all Exchange Debentures not theretofore delivered to the Debentures Trustee for cancellation (A) have become due and payable, (B) will become due and payable at Stated Maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Debentures Trustee for the giving of notice of redemption by the Debentures Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Debentures Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire Debt on such Exchange Debentures not theretofore delivered to the Debentures Trustee for cancellation, for principal (and premium, if any, on) and interest to the date of such deposit (in the case of Exchange Debentures that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; (b) the Company has paid or caused to be paid all sums payable under the Exchange Indenture by the Company; and (c) the Company has delivered to the Debentures Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided in the Exchange Indenture relating to the satisfaction and discharge of the Exchange Indenture have been complied with.

AMENDMENTS AND WAIVERS

     Modifications and amendments of the Exchange Indenture and any Subsidiary Debentures Guarantee may be made by the Company, any affected Subsidiary Debentures Guarantor and the Debentures Trustee with the consent of the holders of a majority in aggregate outstanding principal amount of the Exchange Debentures; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Exchange Debenture affected thereby,

          (a) change the Stated Maturity of the principal of, or any installment of interest on, any Exchange Debenture, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where or change the coin or currency in which, any Exchange Debenture or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

          (b) reduce the percentage in principal amount of outstanding Exchange Debentures, the consent of whose holders is required for any such amendment or for any waiver of compliance with certain provisions of, or certain defaults and their consequences provided for under, the Exchange Indenture;

          (c) modify any of the provisions of the Exchange Indenture relating to the subordination of the Exchange Debentures or the Subsidiary Debentures Guarantees in a manner materially adverse to the holders; or

          (d) waive a default in the payment of principal of, or premium, if any, or interest on the Exchange Debentures or reduce the percentage or aggregate principal amount of outstanding Exchange Debentures the consent of whose holders is necessary for waiver of compliance with certain provisions of the Exchange Indenture or for waiver of certain defaults.

     The holders of a majority in aggregate principal amount of the Exchange Debentures outstanding may waive compliance with certain restrictive covenants and provisions of the Exchange Indenture.

     Without the consent of any holders, the Company and the Debentures Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Exchange Indenture for any of the following purposes: (1) to evidence the succession of another person to the Company and the assumption by any such successor of the covenants of the Company in the Exchange Indenture and in the Exchange Debentures; or (2) to add to the covenants of the Company for the benefit of the holders, or to surrender any right or power herein conferred upon the Company; or (3) to add additional Events of Default; or (4) to provide for uncertificated Exchange Debentures in addition to or in place of the certificated Exchange Debentures; or (5) to evidence and provide for the acceptance of appointment under the Exchange Indenture by a successor Debentures Trustee; or (6) to secure the Exchange Debentures; or (7) to cure any ambiguity, to correct or supplement any provision in the Exchange Indenture that may be defective or inconsistent with any other provision in the Exchange Indenture, or to make any other provisions with respect to matters or questions arising under the Exchange Indenture, provided that such actions pursuant to this clause do not adversely affect the interests of the holders in any material respect; or
(8) to comply with any requirements of the Commission in order to effect and maintain the qualification of the Exchange Indenture under the Trust Indenture Act.

THE DEBENTURES TRUSTEE

     The Bank of New York is the Debentures Trustee under the Exchange Indenture. The Bank of New York is a lender under the Credit Facility.

     The Exchange Indenture provides that, except during the continuance of an Event of Default, the Debentures Trustee will perform only such duties as are specifically set forth in the Exchange Indenture. Under the Exchange Indenture, the holders of a majority in outstanding principal amount of the Exchange Debentures will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the Debentures Trustee, subject to certain exceptions. If an Event of Default has occurred and is continuing, the Debentures Trustee will exercise such rights and powers vested in it under the Exchange Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Exchange Indenture and provisions of the Trust Indenture Act incorporated by reference therein, contain limitations on the rights of the Debentures Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Debentures Trustee is permitted to engage in other transactions; provided, however, that, if it acquires any conflicting interest (as defined), it must eliminate such conflict or else resign.

GOVERNING LAW

     The Exchange Indenture is, and the Exchange Debentures and the Subsidiary Debentures Guarantees will be, governed by, and construed in accordance with, the laws of the State of New York.

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

                       DESCRIPTION OF OTHER CAPITAL STOCK

     The following summarizes certain provisions of the Company's Certificate of Incorporation, the Company's Bylaws and certain provisions of the Nevada General Corporation Law (the "NGCL"). Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Company's Certificate of Incorporation and Bylaws and the NGCL, including the definitions therein of certain terms.

GENERAL

     The authorized capital stock of the Company consists of 136,300 shares of common stock, par value $0.001 per share, of which all outstanding shares are owned by Citadel Communications, and, 4,000,000 shares of preferred stock, no par value, of which 2,000,000 shares have been designated as 13-1/4% Series A Exchangeable Preferred Stock and 2,000,000 shares have been designated as Series B Exchangeable Preferred Stock. The only preferred stock currently outstanding are 1,000,000 shares of Series A Exchangeable Preferred Stock. See "Description of Exchangeable Preferred Stock and Exchange Debentures." Certain of the rights and provisions summarized below are limited or modified by the Securities Purchase and Exchange Agreement, the Stockholders Agreement and the Voting Agreement. See "Management -- Board Composition and Governance Matters" and
"-- Compensation Committee Interlocks and Insider Participation."

     Holders of the Company's common stock are entitled to one vote for each share held of record on all matters to be submitted to a vote of the shareholders. The Company's Certificate of Incorporation does not provide for cumulative voting for the election of directors. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors of the Company out of funds legally available therefor. The holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All outstanding shares of common stock are fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of the affairs of the Company, holders of common stock will be entitled to share ratably in the assets of the Company available for distribution after payment in full of creditors and holders of the preferred stock of the Company.

ANTI-TAKEOVER EFFECTS OF CERTAIN AGREEMENTS

     The Company and/or Citadel Communications are party to certain agreements which may be deemed to have anti-takeover effects. These agreements may have the effect of discouraging a future takeover attempt which is not approved by the Company and/or the Citadel Communications Board of Directors, but which individual shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over then-current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such agreements will also render the removal of the current Board of Directors of the Company and/or Citadel Communications more difficult.

     The Voting Agreement gives certain parties the right to designate the directors of the Company and Citadel Communications, and provides that creation of committees of the Board of Directors of either the Company or Citadel Communications must be approved by at least three-quarters of the members of the Citadel Communications Board. The Voting Agreement requires the prior vote or written consent of not less than three-quarters of the members of the Citadel Board for the taking by the Company or Citadel Communications of certain actions, including transfers or other disposition of assets, mergers or acquisitions. The Securities Purchase and Exchange Agreement, among other things, requires the vote or consent of a majority of the Series D Preferred Stock of Citadel Communications for the taking by the Company or Citadel Communications of certain actions, including transfers or other dispositions of assets, mergers or acquisitions. See "Management -- Board Composition and Governance Matters."

     Pursuant to the Stockholders Agreement, certain stockholders of Citadel Communications have preemptive rights with respect to shares of capital stock of the Company and Citadel Communications. See "Management -- Compensation Committee Interlocks and Insider Participation."

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

FOREIGN OWNERSHIP

     The Company's Certificate of Incorporation permits restriction on the ownership, voting and transfer of the Company's capital stock in accordance with the Communications Act and the rules of the FCC, to prohibit ownership of more than 20% of the Company's outstanding capital stock (or more than 20% of the voting rights it represents) by or for the account of aliens or corporations otherwise subject to domination or control by aliens. See "Business -- Federal Regulation of Radio Broadcasting." The Certificate of Incorporation also authorizes the Company's Board to prohibit any transfer of the Company's capital stock that would cause the Company to violate this prohibition. The Company's Board of Directors may also prohibit the ownership, voting or transfer of any portion of its outstanding capital stock to the extent the ownership, voting or transfer of such portion would cause the Company to violate, or would otherwise result in violation of, any provision of the Communications Act or the rules, regulations and policies promulgated by the FCC under the Communications Act. No shareholders may exercise any voting rights the result of which would cause the Company to be in violation of the rules, regulations, or policies of the FCC.

NEVADA GENERAL CORPORATION LAW

     Under certain circumstances, the following provisions of the NGCL may delay or make more difficult acquisitions or changes of control of the Company and may make it more difficult to accomplish transactions that shareholders may otherwise believe to be in their best interests. Such provisions may also have the effect of preventing changes in the Company's management. The Company's Certificate of Incorporation and Bylaws do not exclude it from these provisions of the NGCL. However, since it is anticipated that the Company will have fewer than 200 shareholders after giving effect to the Offerings, these provisions of the NGCL will not apply to the Company immediately after the Offerings.

     CONTROL SHARE ACQUISITIONS. Under Sections 78.378 to 78.3793 of the NGCL (the "Control Share Act"), an "acquiring person," who acquires a "controlling interest" in an "issuing corporation" may not exercise voting rights on any "control shares" unless such voting rights are conferred by a majority vote of the disinterested shareholders of the issuing corporation at an annual meeting or at a special meeting of such shareholders held upon the request and at the expense of the acquiring person. If the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, who does not vote for authorizing voting rights for the control shares, is entitled to demand payment for the fair value of their shares, and the corporation must comply with the demand. For the above provisions, "acquiring person" means (subject to certain exceptions) any person who, individually or in association with others, acquires or offers to acquire, directly or indirectly, a controlling interest in an issuing corporation. "Controlling interest" means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, and/or (iii) a majority or more of the voting power of the issuing corporation in the election of directors. Voting rights must be conferred by a majority of the disinterested shareholders as each threshold is reached and/or exceeded. "Control Shares" means those outstanding voting shares of an issuing corporation which an acquiring person (1) acquires or offers to acquire in an acquisition or (2) acquires within 90 days immediately preceding the date when the acquiring person became an acquiring person. "Issuing corporation" means a corporation that is organized in Nevada, has 200 or more shareholders (at least 100 of whom are shareholders of record and residents of Nevada) and does business in Nevada directly or though an affiliated corporation. The above does not apply if the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by an acquiring person provide that said provisions do not apply. The Company's Certificate of Incorporation and Bylaws do not exclude it from the restrictions imposed by such provisions.

     CERTAIN BUSINESS COMBINATIONS. Sections 78.411 to 78.444 of the NGCL (the "Business Combinations Act") restrict the ability of a "resident domestic corporation" to engage in any combination with an "interested stockholder" for three years following the interested stockholder's date of acquiring the shares that cause such stockholder to become an interested stockholder, unless the combination or the purchase of shares by the interested stockholder on the interested stockholder's date of acquiring the shares that cause such stockholder to become an interested stockholder is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, the interested stockholder may effect a combination after the three-year period only if such stockholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria. For the above provisions, "resident domestic corporation" means a Nevada corporation that has 200 or more shareholders. The provisions of the Business Combinations Act do not apply to any combination of a resident domestic corporation which does not, as of the date of acquiring shares, have a class of voting shares registered with the Commission under Section 12 of the Exchange Act, unless the corporation's articles of incorporation provide otherwise. "Interested stockholder," when used in reference to any resident domestic corporation, means any person, or its subsidiaries, who is (i) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (ii) an affiliate or associate of the resident domestic corporation and, at any time within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation. The above does not apply to corporations that so elect in a charter amendment approved by a majority of the disinterested shares. Such a charter amendment, however, would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date. The Company's Certificate of Incorporation does not exclude it from the restrictions imposed by such provisions.

     DIRECTORS' DUTIES. Section 78.138 of the NGCL allows directors and officers, in exercising their respective powers to further the interests of the corporation, to consider the interests of the corporation's employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation; the interests of the community and of society and the long and short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation. Directors may resist a change or potential change in control if the directors, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in the best interest of the corporation. In so determining, the board of directors may consider the interests described above or have reasonable grounds to believe that, within a reasonable time, the debt created as a result of the change in control would cause the assets of the corporation or any successor to be less than the liabilities or would render the corporation or any successor insolvent or lead to bankruptcy proceedings.

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

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following summary discusses the material federal income tax consequences of the purchase, holding and disposition of the Notes and the Exchangeable Preferred Stock (the "Securities") by U.S. holders who hold such Securities as capital assets. A U.S. holder is a beneficial owner of a Security that is a citizen or resident of the United States or any state thereof, a corporation or other entity created or organized under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income tax regardless of source, or a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States fiduciaries have the authority to control all its substantial decisions. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such change may be applied retroactively in a manner that could adversely affect a holder of the Securities.

     Although the matter is not entirely free from doubt, the Company intends to treat the Exchange Debentures as indebtedness for federal income tax purposes, and the balance of the discussion is based on the assumption that such treatment will be respected. The discussion is not binding on the IRS or the courts. The Company has not sought and will not seek any rulings from the IRS with respect to the positions of the Company discussed herein, and there can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Securities or that any such position would not be sustained.

     The tax treatment of a holder of the Securities may vary depending on his particular situation or status. Certain holders (including S corporations, insurance companies, tax-exempt organizations, financial institutions, broker-dealers and taxpayers subject to alternative minimum tax) may be subject to special rules not discussed below. The following discussion does not consider all aspects of United States federal income tax that may be relevant to the purchase, ownership, and disposition of the Securities by such holders in light of their particular circumstances. In addition, the discussion does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations. ACCORDINGLY, PURCHASERS OF THE SECURITIES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF HOLDING AND DISPOSING OF THE SECURITIES.

THE EXCHANGE OFFER

     The exchange of the Series B Securities for the Series A Securities pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the Series B Securities will not be considered to differ materially in kind or extent from the Series A Securities. Rather, the Series B Securities received by a holder will be treated as a continuation of the Series A Securities in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging Series A Securities for Series B Securities pursuant to the Exchange Offer. Therefore, the same tax consequences apply to the Series B Securities as are applicable to the Series A Securities, and a holder should have the same adjusted tax basis and holding period in the Series B Securities as it had in the Series A Securities immediately before the exchange.

DISTRIBUTIONS ON EXCHANGEABLE PREFERRED STOCK

     Distributions on the Exchangeable Preferred Stock paid in cash will be taxable to the holder as ordinary income and treated as a dividend to the extent of the Company's current and accumulated earnings and profits (as determined for federal income tax purposes).

     A distribution on the Exchangeable Preferred Stock made in the form of additional shares of Exchangeable Preferred Stock ("PIK Shares") will be treated as being in an amount equal to the fair market value of the PIK Shares and will be a taxable distribution treated as a dividend to the extent of the Company's

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

current and accumulated earnings and profits (as determined for federal income tax purposes). The holding period of any such PIK Shares will commence on the date of their distribution.

     To the extent that the amount of any distribution paid on the Exchangeable Preferred Stock (including distributions made in the form of PIK Shares) exceeds the Company's current and accumulated earnings and profits allocable to such distributions (as determined for federal income tax purposes), such distribution will be treated as a return of capital, thus reducing the holder's adjusted tax basis in such Exchangeable Preferred Stock. Any such excess distribution that is greater than the holder's adjusted basis in the Exchangeable Preferred Stock will be taxed as capital gain and will be long-term capital gain if the holder's holding period for such Exchangeable Preferred Stock exceeds one year. For purposes of the remainder of this discussion, the term "dividend" refers to a distribution paid out of the Company's allocable earnings and profits, unless the context indicates otherwise.

     The Company does not now have any current or accumulated earnings and profits and is unable to predict whether or when it will have sufficient earnings and profits for distributions with respect to the Exchangeable Preferred Stock to be treated as dividends. Until such time, if any, as such distributions are treated as dividends, corporate holders of the Exchangeable Preferred Stock will not be eligible for the dividends-received deduction described below.

     If the fair market value of any PIK Shares at the time of distribution is less than the redemption price of such PIK Shares by more than a statutorily defined de minimis amount (a "redemption premium"), then such redemption premium will be required, pursuant to section 305(c) of the Code, to be accrued ratably by the holder as a constructive distribution of additional PIK Shares over the term of the PIK Shares in a manner similar to the accrual of original issue discount as described below in the discussion "Taxation of Stated Interest and Original Issue Discount on Exchange Debentures". To the extent that any PIK Shares distributed bear a redemption premium, such shares might not be interchangeable for trading purposes with PIK Shares distributed at other times or with Exchangeable Preferred Stock.

     Dividends received by corporate holders generally will be eligible for the 70% dividends-received deduction available under section 243 of the Code. The availability of such dividends-received deduction is subject to numerous exceptions and restrictions, including those relating to (i) the holding period of the stock, (ii) stock treated as "debt-financed portfolio stock" within the meaning of Section 246A of the Code, (iii) dividends treated as "extraordinary dividends" for purposes of section 1059 of the Code and (iv) holders who pay alternative minimum tax. Corporate stockholders should consult their own tax advisors regarding the extent, if any, to which such exceptions and restrictions may apply to their particular factual situations. In addition, recent legislative proposals by the Clinton Administration would (i) reduce the 70% dividends-received deduction to 50% and (ii) require a corporate holder to satisfy a separate forty-six day holding period requirement with respect to each dividend in order to be eligible for such dividends-received deduction. It is not possible to predict whether such legislative proposals will ultimately be enacted into law, and if so, the form or effective date of any such legislation.

SALE, REDEMPTION AND EXCHANGE OF EXCHANGEABLE PREFERRED STOCK

     A redemption of shares of Exchangeable Preferred Stock for cash or in exchange for Exchange Debentures would be a taxable event.

     A redemption of shares of Exchangeable Preferred Stock for cash will generally be treated as a sale or exchange if the holder does not own, actually or constructively within the meaning of section 318 of the Code, any stock of the Company other than the Exchangeable Preferred Stock. If a holder does own, actually or constructively, other stock of the Company, a redemption of Exchangeable Preferred Stock may be treated as a dividend to the extent of the Company's current and accumulated earnings and profits (as determined for Federal income tax purposes). Dividend treatment would not apply, however, if the redemption is "not essentially equivalent to a dividend" with respect to the holder under section 302(b)(1) of the Code. A distribution to a holder will be "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in the holder's stock interest in the Company. For this purpose, a redemption of Exchangeable Preferred Stock that results in a reduction in the proportionate interest in the Company (taking into account

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

any actual ownership of common stock of the Company and any stock constructively owned) of a holder whose relative stock interest in the Company is minimal should be regarded as a meaningful reduction in the holder's stock interest in the Company.

     If a redemption of the Exchangeable Preferred Stock for cash is not treated as a distribution taxable as a dividend, the redemption would result in capital gain or loss equal to the difference between the amount of cash received and the holder's adjusted tax basis in the Exchangeable Preferred Stock redeemed, except to the extent that the redemption price includes dividends which have been declared by the Board of Directors of the Company prior to the redemption. Similarly, upon the sale of the Exchangeable Preferred Stock (other than in a redemption or in exchange for the Exchange Debentures), the difference between the sum of the amount of cash and the fair market value of other property received and the holder's adjusted basis in the Exchangeable Preferred Stock would result in capital gain or loss. This gain or loss would be long-term capital gain or loss if the holder's holding period for the Exchangeable Preferred Stock exceeds one year. Under current law, capital gains recognized by corporations are currently taxed at a maximum rate of 35% and the maximum rate on net capital gains in the case of individuals is currently 28%. The congressional budget reconciliation resolution adopted in May 1997 contemplates potential reduction of the capital gains rate, particularly for individuals. However, there can be no assurance that legislation reducing capital gains tax rates will be enacted.

     A redemption of Exchangeable Preferred Stock in exchange for Exchange Debentures will be subject to the same general rules as a redemption for cash, except that any gain or loss generally will be determined based upon the issue price of the Exchange Debentures (as determined for purposes of computing the original issue discount on such Exchange Debentures). See the discussion below under "Original Issue Discount."

     If a redemption of the Exchangeable Preferred Stock is treated as a distribution that is taxable as a dividend, the amount of the distribution will be measured by the amount of cash or the issue price of the Exchange Debentures, as the case may be, received by the holder. It is possible, however, that the fair market value of the Exchange Debentures (if different from their issue price) may constitute the amount of the distribution. The holder's adjusted tax basis in the redeemed Exchangeable Preferred Stock will be transferred to any remaining stock holdings in the Company, subject to reduction or possible gain recognition under Section 1059 of the Code in respect of the nontaxed portion of such dividend. If the holder does not retain any actual stock ownership in the Company (i.e., such holder is treated as having received a dividend because he constructively owns stock in the Company but such holder does not actually own any Company Stock), such holder may lose the benefit of his basis in the Exchangeable Preferred Stock.

ORIGINAL ISSUE DISCOUNT

     In the event that the Exchangeable Preferred Stock is exchanged for Exchange Debentures and the "stated redemption price at maturity" of the Exchange Debentures exceeds their "issue price" by more than a de minimis amount, the Exchange Debentures will be treated as having original issue discount ("OID") equal to the amount of such excess.

     If the Exchange Debentures are traded on an established securities market within the sixty-day period ending thirty days after the Exchange Date, the issue price of the Exchange Debentures will be their fair market value as of their issue date. Subject to certain limitations described in the Treasury Regulations, the Exchange Debentures will be deemed to be traded on an established securities market if, at a minimum, price quotations will be readily available from dealers, brokers or traders. If the Exchangeable Preferred Stock, but not the Exchange Debentures issued in exchange therefor, is traded on an established securities market within the sixty-day period ending thirty days after the Exchange Date, then the issue price of each Exchange Debenture should be the fair market value of the Exchangeable Preferred Stock exchanged therefor at the time of the exchange. The Exchangeable Preferred Stock generally will be deemed to be traded on an established securities market if, at a minimum, it appears on a system of general circulation that provides a reasonable basis to determine fair market value based either on recent price quotations or recent sales transactions. In the event that neither the Exchangeable Preferred Stock nor the Exchange Debentures are traded on an established securities market within the applicable period, the issue price of the Exchange

Debentures will be their stated principal amount (i.e., their face value) unless either (i) the Exchange Debentures do not bear "adequate stated interest" within the meaning of section 1274 of the Code, which is unlikely, or (ii) the Exchange Debentures are issued in a so-called "potentially abusive situation" as defined in the Treasury Regulations under section 1274 of the Code (including a situation involving a recent sales transaction), in which case the issue price of such Exchange Debentures generally will be the fair market value of the Exchangeable Preferred Stock surrendered in exchange therefor.

     The "stated redemption price at maturity" of the Exchange Debentures should equal the total of all payments under the Exchange Debentures, other than payments of "qualified stated interest." "Qualified stated interest" generally is stated interest that is unconditionally payable in cash or other property (excluding additional Exchange Debentures) at least annually at a single fixed rate. If the Exchange Debentures are issued prior to July 1, 2002, none of the stated interest on the Exchange Debentures will be treated as qualified stated interest because of the ability of the Company to pay interest on the Exchange Debentures in the form of additional Exchange Debentures (the "PIK Debentures"). The "stated redemption price at maturity" would include any optional redemption premium on the Exchange Debentures if assuming that such optional redemption will occur would result in a lower yield to maturity on the Exchange Debentures.

TAXATION OF STATED INTEREST AND ORIGINAL ISSUE DISCOUNT ON EXCHANGE DEBENTURES

     Each holder of an Exchange Debenture with OID will be required to include in gross income an amount equal to the sum of the "daily portions" of the OID for all days during the taxable year in which such holder holds the Exchange Debenture. The daily portions of OID required to be included in a holder's gross income in a taxable year will be determined under a constant yield method by allocating to each day during the taxable year in which the holder holds the Exchange Debenture a pro rata portion of the OID thereon which is attributable to the "accrual period" in which such day is included. The amount of the OID attributable to each accrual period will be the product of the "adjusted issue price" of the Exchange Debenture at the beginning of such accrual period multiplied by the "yield to maturity" of the Exchange Debenture (properly adjusted for the length of the accrual period), less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of an Exchange Debenture at the beginning of an accrual period is the original issue price of the Exchange Debenture plus the aggregate amount of OID that accrued in all prior accrual periods, and less any cash payments other than qualified stated interest payments on the Exchange Debenture. The "yield to maturity" is the discount rate that, when used in computing the present value of all principal and interest payments to be made under the Exchange Debenture, produces an amount equal to the issue price of the Exchange Debenture. An "accrual period" may be of any length and may vary in length over the term of the debt instrument, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day or the first day of an accrual period.

     In the event that the Exchange Debentures are issued before July 1, 2002, the Company will have the option to pay interest thereon in PIK Debentures. The issuance of PIK Debentures in lieu of cash interest is not treated as a payment of interest. Instead, the underlying Exchange Debenture and any PIK Debenture that may be issued thereon are treated as a single debt instrument under the OID rules. Moreover, because the terms of the PIK Debentures and the underlying Exchange Debentures are identical so that the two are fungible in all respects, the issuance of a PIK Debenture should be treated simply as a division of the underlying Exchange Debenture, so that the holder's tax basis and adjusted issue price in the underlying Exchange Debenture should be allocated between the underlying Exchange Debenture and the PIK Debenture in proportion to their relative principal amounts.

     For purposes of determining the stated redemption price at maturity and the rate at which OID accrues on an Exchange Debenture issued before July 1, 2002, applicable regulations require that it be assumed that the Company will pay interest in the form of PIK Debentures to the maximum extent permitted under the terms of the Exchange Debentures if doing so would reduce the yield to maturity on such Exchange Debentures. In such a case, if the Company elects to pay in cash an interest payment on such Exchange Debentures payable in cash or in PIK Debentures, the cash payment will be treated as a pro rata prepayment on the exchange debentures. As a result, the holder would realize gain in an amount equal to the excess of the cash payment over the portion of the holder's tax basis that would have been allocated to such PIK

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

Debentures, and the holder's tax basis in the Exchange Debentures held would be reduced by such allocated portion of the holder's tax basis.

     For purposes of determining the stated redemption price at maturity and the rate at which OID accrues on an Exchange Debenture issued before July 1, 2002, applicable regulations require that it be assumed that the Company will pay interest in cash and not in the form of PIK Debentures if paying interest in the form of PIK Debentures would not reduce the yield to maturity on such Exchange Debentures. In such a case, if the Company elects to pay in the form of PIK Debentures an interest payment on such Exchange Debentures payable in cash or in PIK Debentures, the future accruals of OID will be calculated based on a redetermination of the stated redemption price at maturity and yield to maturity made by treating the Exchange Debenture as if it were retired and reissued on such payment date.

     In the event that Exchange Debentures are issued on or after July 1, 2002 when the Company does not have the option to pay interest thereon in PIK Debentures, stated interest would be included in income by a holder in accordance with such holder's usual method of accounting. In all other cases, all stated interest paid will be treated as payments on Exchange Debentures under the rules discussed above.

BOND PREMIUM ON EXCHANGE DEBENTURES

     If the holder's basis in the Exchange Debentures exceeds the amount payable at the maturity date (or, in certain circumstances, the amount payable on an earlier call date), such excess will be deductible by the holder of the Exchange Debentures as amortizable bond premium over the term of the Exchange Debentures (or the period ending on such earlier call date) under a yield-to-maturity formula, if an election by the holder under section 171 of the Code is made or is already in effect. An election under section 171 of the Code is available only if the Exchange Debentures are held as capital assets. This election is revocable only with the consent of the IRS and applies to all obligations owned or acquired by the holder on or after the first day of the taxable year to which the election applies. To the extent the excess is deducted as amortizable bond premium, the holder's adjusted tax basis in the Exchange Debentures is reduced. Except as may otherwise be provided in future Treasury Regulations, the amortizable bond premium will be treated as an offset to interest income on the Exchange Debentures rather than as a separate deduction item. Proposed Treasury Regulations, which are not yet effective, would modify the rules described above in order to coordinate such rules with the rules relating to OID.

ACQUISITION PREMIUM ON EXCHANGE DEBENTURES

     A holder of an Exchange Debenture issued with OID who purchases such Exchange Debenture for an amount that is greater than its then adjusted issue price but equal to or less than the sum of all amounts payable on the Exchange Debenture after the purchase date (other than payments, if any, of qualified stated interest) will be considered to have purchased such Exchange Debenture at an "acquisition premium." Under the acquisition premium rules, the amount of OID that such holder must include in income with respect to such Exchange Debenture for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

MARKET DISCOUNT ON EXCHANGE DEBENTURES

     Purchasers of Exchangeable Preferred Stock should be aware that the disposition of Exchange Debentures may be affected by the market discount provisions of the Code. The market discount rules generally provide that if a holder of a debt instrument purchases it at a "market discount" and thereafter realizes gain upon a disposition or a retirement of the debt instrument, the lesser of such gain or the portion of the market discount that has accrued on a straight-line basis (or, if the holder so elects under section 1276(b) of the Code, on a constant interest rate basis) while the debt instrument was held by such holder will be taxed as ordinary income at the time of such disposition. "Market discount" with respect to the Exchange Debentures is the amount, if any, by which the "revised issue price" of an Exchange Debenture (or its stated redemption price at maturity if the Exchange Debenture does not have any OID) exceeds the holder's basis in the Exchange Debenture immediately after such holder's acquisition, subject to a de minimis exception. The

"revised issue price" of an Exchange Debenture is its issue price increased by the portion of OID previously includible in the gross income of prior holders for periods prior to the acquisition of the Exchange Debenture by the holder (without regard to any acquisition premium exclusion) and reduced by prior payments other than payments of qualified stated interest.

     A holder who acquires an Exchange Debenture at a market discount also may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or maintained to purchase or carry such Exchange Debenture until the holder disposes of the Exchange Debenture in a taxable transaction. Moreover, any partial principal payment with respect to Exchange Debentures will be includible as ordinary income to the extent of any accrued market discount on such Exchange Debentures. Such accrued market discount will also generally be includible as ordinary income upon the occurrence of certain otherwise non-taxable transfers (such as gifts).

     A holder of Exchange Debentures acquired at a market discount may elect for federal income tax purposes to include market discount in gross income as the discount accrues, either on a straight-line basis or on a constant interest rate basis. This current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. If a holder of Exchange Debentures makes such an election, the foregoing rules with respect to the recognition of ordinary income on sales and other dispositions of such debt instruments, and with respect to the deferral of interest deductions on indebtedness incurred or maintained to purchase or carry such debt instruments, would not apply.

REDEMPTION OR SALE OF EXCHANGE DEBENTURES

     Generally, any redemption or sale of Exchange Debentures by a holder would result in taxable gain or loss equal to the difference between the sum of the amount of cash and the fair market value of other property received (except to the extent that cash received is attributable to accrued but previously untaxed interest, which portion of the consideration would be taxed as ordinary income) and the holder's adjusted tax basis in the Exchange Debentures. The adjusted tax basis of a holder who receives an Exchange Debenture in exchange for Exchangeable Preferred Stock will generally be equal to the issue price of the Exchange Debenture increased by any OID with respect to the Exchange Debenture included in the holder's income prior to sale or redemption of the Exchange Debenture, reduced by any amortizable bond premium applied against the holder's income prior to sale or redemption of the Exchange Debenture and by payments other than payments of qualified stated interest. Subject to the above discussion of market discount, such gain or loss would be long-term capital gain or loss if the holder's holding period for the Exchange Debentures exceeds one year.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND TO CORPORATE HOLDERS

     It is possible that the Exchange Debentures will be treated as "applicable high yield discount obligations" ("AHYDOs") for federal income tax purposes, especially if the Exchange Debentures are issued before July 1, 2002. The Exchange Debentures will constitute AHYDOs if they (i) have a term of more than five years, (ii) have a yield to maturity equal to or greater than the sum of the applicable federal rate (the "AFR") at the time of issuance of the Exchange Debentures plus five percentages points and (iii) have "significant OID." A debt instrument is treated as having "significant OID" if the aggregate amount that would be includible in gross income with respect to such debt instrument for periods before the close of any accrual period ending after the date five years after the date of issue exceeds the sum of (i) the aggregate amount of interest to be paid in cash under the debt instrument before the close of such accrual period and (ii) the product of the initial issue price of such debt instrument and its yield to maturity. In determining whether any Exchange Debentures issued prior to July 1, 2002 are AHYDOs, it will be presumed that interest will be paid in the form of PIK Debentures to the maximum extent permitted under the terms of the Exchange Debentures. Because the amount of OID, if any, attributable to the Exchange Debentures will be determined at the time such Exchange Debentures are issued and the AFR at that point in time is not predictable, it is impossible currently to determine whether Exchange Debentures will be treated as AHYDOs.

     If the Exchange Debentures are treated as AHYDOs, (i) as described in the following paragraph, a portion of the OID that accrues on the Exchange Debentures may be treated as a dividend generally eligible for the dividends-received deduction in the case of corporate holders, (ii) the Company would not be entitled to deduct the "disqualified portion" of the OID that accrues on the Exchange Debentures and (iii) the Company would be allowed to deduct the remainder of the OID only when it pays amounts attributable to such OID in cash. (In particular, in the case of a payment in cash of an interest payment payable on or before July 1, 2002 on an Exchange Debenture issued prior to July 1, 2002 and interest on which (for purposes of accruing OID under applicable regulations) is presumed to be paid in the form of PIK Debentures to the maximum extent permitted under the terms of the Exchange Debentures, the Company would be able to deduct only a small portion of such cash payment attributable to OID because the payment as a whole would be treated as a prepayment of a ratable portion of the Exchange Debentures.)

     If an Exchange Debenture is treated as an AHYDO, a corporate holder would be treated as receiving dividend income to the extent of the lesser of (i) an allocable portion of the Company's current and accumulated earnings and profits and (ii) the "disqualified portion" of the OID of such AHYDO. The "disqualified portion" of the OID is equal to the lesser of (x) the amount of OID or (y) the portion of the "total return" (i.e., the excess of all payments to be made with respect to the Exchange Debenture over its issue price) with respect to the Exchange Debenture in excess of the AFR at issuance plus six percentage points per annum.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     A holder of a Security may be subject to backup withholding at the rate of 31 percent with respect to distributions on the Exchangeable Preferred Stock, interest on the Exchange Debentures or sales proceeds thereof, unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates its exempt status or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder of a Security who does not provide the Company with the holder's correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amount paid as backup withholding would be creditable against the holder's federal income tax liability.

     The Company will furnish annually to the IRS and to record holders of the Exchangeable Preferred Stock (other than with respect to certain exempt holders) information relating to dividends paid during the calendar year. In the case of PIK Shares subject to section 305(c) of the Code, such information may be based upon dividends accruing to the record holder of such PIK Shares at the time of issuance.

     The Company will furnish annually to the IRS and to record holders of the Exchange Debentures (other than with respect to certain exempt holders) information relating to the stated interest and the OID, if any, accruing during the calendar year. Such information will be based on the amount of OID that would have accrued to a holder who acquired the Exchange Debenture on original issue. Accordingly, other holders will be required to determine for themselves whether they are eligible to report a reduced amount of OID for federal income tax purposes.

                              PLAN OF DISTRIBUTION

     Each Participating Broker-Dealer that receives Series B Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Series B Securities received in exchange for Series A Securities where such Series A Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 120 days after the date of this Prospectus, it will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale. In addition, for a period of 90 days after the date of this Prospectus, all dealers effecting transactions in the Series B Securities may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sales of Series B Securities by Participating Broker-Dealers. Series B Securities received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Series B Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Series B Securities. Any Participating Broker-Dealer that resells the Series B Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Series B Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Series B Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letters of Transmittal state that, by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 120 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letters of Transmittal.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Series B Notes and the Series B Exchangeable Preferred Stock offered hereby, including federal income tax consequences, will be passed upon for the Company by Eckert Seamans Cherin & Mellott, LLC. As to matters of Nevada Law, Eckert Seamans Cherin & Mellott, LLC will rely upon the opinion of Lionel Sawyer & Collins, Las Vegas, Nevada.

                                    EXPERTS

     The consolidated financial statements of Citadel Broadcasting Company and Subsidiary as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Deschutes River Broadcasting, Inc. and Subsidiaries as of December 31, 1996 and 1995, and for each of the years in the two-year period ended December 31, 1996, have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Maranatha Broadcasting Company, Inc's., Radio Broadcasting Division, as of December 31, 1996, and for the year then ended, have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Tele-Media Broadcasting Company and its partnership interests as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Snider Corporation and Snider Broadcasting Corporation and Subsidiary and CDB Broadcasting Corporation as of December 31, 1995 and 1996 and for each of the years in the two-year period ended December 31, 1996 have been included in this Prospectus in reliance upon the reports of Erwin & Company, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The combined financial statements of Pacific Northwest Broadcasting Corporation and Affiliates as of December 31, 1996 and for the year ended December 31, 1996, have been included in this Prospectus in reliance upon the report of Balukoff, Lindstrom & Co., P.A., independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Series B Securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements contained in this Prospectus as to the contents of any contract, agreement or any other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit to the Registration Statement for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     The Registration Statement can be inspected and copied at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement can be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20459, at prescribed rates. The Company is filing the Registration Statement with the Commission electronically. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of that Web site is http://www.sec.gov.

     The Company intends, and is required by the terms of the Notes Indenture and the Certificate of Designation, to furnish the holders of the Series B Notes and Series B Exchangeable Preferred Stock, respectively, with annual reports containing consolidated financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

                       GLOSSARY OF CERTAIN DEFINED TERMS

     Following is a list of certain defined terms with their respective definitions, as used in this Prospectus:

     "A/C" means an adult contemporary radio programming format.

     "AOR" means an album oriented rock radio programming format.

     "Boise Acquisition" means the pending acquisition by the Company of the Boise Stations.

     "Boise Stations" means collectively radio stations KIZN-FM, KZMG-FM, KKGL-FM, KQFC-FM and KBOI-AM, all serving the Boise, Idaho market, and which stations the Company has entered into various agreements to acquire.

     "Broadcast cash flow" means operating income (loss) before depreciation, amortization and corporate expenses. Although broadcast cash flow is not a measure of performance calculated in accordance with GAAP, management believes that it is useful to an investor in evaluating the Company because it is a measure widely used in the broadcast industry to evaluate a radio company's operating performance. However, broadcast cash flow should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP as a measure of liquidity or profitability.

     "Certificate of Designation" means the certificate of designation governing the Exchangeable Preferred Stock.

     "CHR" means a contemporary hit radio programming format.

     "Completed Transactions" means collectively the Company's June 1996 acquisitions of radio stations KTBL-FM, KHFM-FM and KNML-AM in Albuquerque, New Mexico and KHOP-FM in Modesto, California; its October 1996 acquisitions of radio station KKLI-FM in Colorado Springs, Colorado and radio station KRST-FM in Albuquerque; its January 1997 acquisition of Deschutes; its February 1997 acquisition of radio station KENZ-FM in Salt Lake City, Utah; its April 1997 acquisition of radio station KBER-FM in Salt Lake City; the Recent 1997 Acquisitions; and the Original Offerings.

     "DAB" means digital audio broadcasting.

     "DARs" means satellite digital audio radio services.

     "Deschutes" means Deschutes River Broadcasting, Inc., now merged with and into the Company.

     "EBITDA" means operating income (loss) before depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with GAAP, management believes that it is useful to an investor in evaluating the Company because it is a measure widely used in the broadcast industry to evaluate a radio company's operating performance. However, EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP as a measure of liquidity or profitability.

     "Exchange Debentures" means the Company's 13-1/4% Subordinated Exchange Debentures due 2009 which are issuable upon conversion of the Exchangeable Preferred Stock.

     "Exchange Indenture" means the indenture governing the Exchange Debentures.

     "Exchangeable Preferred Stock" means the outstanding 1.0 million shares of 13-1/4% Exchangeable Preferred Stock issued by the Company.

     "Heritage" means a station or on-air show that is firmly established in its format and market and has been so for many years.

     "In-Market Acquisition Stations" means collectively radio stations WDGF-FM in Providence, Rhode Island; WLEV-FM in Allentown/Bethlehem, Pennsylvania; WEMR-FM, WSGD-FM, WDLS-FM, WEMR-AM and WCDL-AM in Wilkes-Barre/Scranton, Pennsylvania; and KFNZ-AM and KBEE-FM in Salt Lake City, Utah, which stations the Company has entered into agreements to purchase.

     "In-Market Acquisitions" means the pending acquisitions pursuant to various agreements the Company has entered into in order to purchase the In-Market Acquisition Stations.

     "JSA" means a joint sales agreement or similar arrangement under which a radio station operator sells advertising on behalf of a radio station it does not own.

     "Little Rock Acquisitions" means collectively the several transactions which, if consummated, would result in the Company owning the Little Rock Stations.

     "Little Rock Shareholders" means the individuals who are to receive shares of capital stock of Citadel Communications in connection with the Little Rock Acquisitions.

     "Little Rock Stations" means collectively radio stations KARN-FM, KARN-AM, KKRN-FM, KRNN-AM, KIPR-FM, KESR-FM, KYTN-FM, KEZQ-AM, KURB-FM and KVLO-FM and the license to construct KAFN-FM, all serving the Little Rock, Arkansas market and/or surrounding communities, and which stations and construction permit the Company has entered into various agreements to acquire.

     "LMA" means a local marketing agreement or similar arrangement under which a radio station operator sells advertising on behalf of, and provides programming to, a radio station it does not own.

     "MSA" means metropolitan statistical area.

     "Notes" means the outstanding $101.0 million aggregate principal amount of 10-1/4% Senior Subordinated Notes due 2004, issued by the Company and guaranteed by Citadel License.

     "Notes Indenture" means that certain Indenture dated as of July 1, 1997 governing the Notes among the Company, Citadel License and The Bank of New York, as trustee.

     "Original Offerings" means the July 1997 sale by the Company of the Notes and the Exchangeable Preferred Stock.

     "Pending Acquisitions" means the In-Market Acquisitions, the Little Rock Acquisitions and the Boise Acquisition.

     "Pending Transactions" means collectively the Pending Acquisitions and the agreements entered into by the Company to sell radio stations WQKK-FM and WGLU-FM in Johnstown, Pennsylvania; WRSC-AM, WQWK-FM, WBLF-AM and WIKN-FM in State College, Pennsylvania; and WEST-AM in Allentown/ Bethlehem, Pennsylvania.

     "Predecessor" means collectively Citadel Associates Limited Partnership and Citadel Associates Montana Limited Partnership.

     "Recent 1997 Acquisitions" means the radio station acquisitions completed by the Company since June 30, 1997.

     "Subsidiary Merger" means the June 1997 merger of Deschutes with and into the Company.

     "Telecommunications Act" means the Telecommunications Act of 1996.

     "Tele-Media" means Tele-Media Broadcasting Company.

     "Tele-Media Acquisition" means the July 1997 acquisition by the Company of Tele-Media Broadcasting Corporation.

     "Tele-Media Bonds" means certain corporate bonds and warrants of Tele-Media whose redemption was included in the purchase price for the July 1997 acquisition of Tele-Media by the Company.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                       PAGE
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
CITADEL BROADCASTING COMPANY AND SUBSIDIARY
Independent Auditors' Report.......................................................      F-3
Consolidated Balance Sheets as of December 31, 1995 and 1996 and June 30, 1997
  (unaudited)......................................................................      F-4
Consolidated Statements of Operations for the years ended December 31, 1994, 1995
  and 1996 and the six months ended June 30, 1996 and 1997 (unaudited).............      F-5
Consolidated Statements of Cash Flows for the years ended December 31, 1994, 1995
  and 1996 and the six months ended June 30, 1996 and 1997 (unaudited).............      F-6
Notes to Consolidated Financial Statements.........................................      F-8

DESCHUTES RIVER BROADCASTING, INC. AND SUBSIDIARIES
Independent Auditors' Report.......................................................     F-25
Consolidated Balance Sheets as of December 31, 1996 and 1995.......................     F-26
Consolidated Statements of Operations for the years ended December 31, 1996 and
  1995.............................................................................     F-27
Consolidated Statements of Stockholders' Equity for the years ended December 31,
  1996 and 1995....................................................................     F-28
Consolidated Statements of Cash Flows for the years ended December 31, 1996 and
  1995.............................................................................     F-29
Notes to Consolidated Financial Statements.........................................     F-30

TELE-MEDIA BROADCASTING COMPANY AND ITS PARTNERSHIP INTERESTS
Independent Auditors' Report.......................................................     F-38
Consolidated Balance Sheets as of December 31, 1995 and 1996.......................     F-39
Consolidated Statements of Operations for the years ended December 31, 1994, 1995
  and 1996.........................................................................     F-40
Consolidated Statements of Deficiency in Net Assets for the years ended December
  31, 1994,
  1995 and 1996....................................................................     F-41
Consolidated Statements of Cash Flows for the years ended December 31, 1994, 1995
  and 1996.........................................................................     F-42
Notes to Consolidated Financial Statements.........................................     F-43
Condensed Consolidated Balance Sheet as of June 30, 1997 (unaudited)...............     F-50
Condensed Consolidated Statements of Operations and Changes in Deficit for the six
  months ended June 30, 1996 and 1997 (unaudited)..................................     F-51
Condensed Consolidated Statements of Cash Flows for the six months ended
  June 30, 1996 and 1997 (unaudited)...............................................     F-52
Notes to Unaudited Condensed Consolidated Financial Statements.....................     F-53

SNIDER CORPORATION
Independent Auditors' Report.......................................................     F-54
Balance Sheets as of December 31, 1996 and 1995....................................     F-55
Statements of Income for the years ended December 31, 1996 and 1995................     F-56
Statements of Stockholders' Equity for the years ended December 31, 1996 and
  1995.............................................................................     F-57
Statements of Cash Flows for the years ended December 31, 1996 and 1995............     F-58
Notes to Financial Statements......................................................     F-59
Balance Sheet as of May 31, 1997 (unaudited).......................................     F-63
Statement of Income for the five months ended May 31, 1997 (unaudited).............     F-64
Statement of Stockholders' Equity for the five months ended May 31, 1997
  (unaudited)......................................................................     F-65
Statement of Cash Flows for the five months ended May 31, 1997 (unaudited).........     F-66
Note to Financial Statements (unaudited)...........................................     F-67
Balance Sheet as of June 30, 1996 (unaudited)......................................     F-68
Statement of Income for the six months ended June 30, 1996 (unaudited).............     F-69
Statement of Stockholders' Equity for the six months ended June 30, 1996
  (unaudited)......................................................................     F-70
Statement of Cash Flows for the six months ended June 30, 1996 (unaudited).........     F-71

                                                                                       PAGE
                                                                                       -----
SNIDER BROADCASTING CORPORATION AND SUBSIDIARY AND
  CDB BROADCASTING CORPORATION
Independent Auditors' Report.......................................................     F-72
Combined Balance Sheets as of December 31, 1996 and 1995...........................     F-73
Combined Statements of Operations for the years ended December 31, 1996 and 1995...     F-74
Combined Statements of Stockholders' Deficit for the years ended
  December 31, 1996 and 1995.......................................................     F-75
Combined Statements of Cash Flows for the years ended December 31, 1996 and 1995...     F-76
Notes to Combined Financial Statements.............................................     F-77
Combined Balance Sheet as of May 31, 1997 (unaudited)..............................     F-82
Combined Statement of Operations for the five months ended May 31, 1997
  (unaudited)......................................................................     F-83
Combined Statement of Stockholders' Deficit for the five months ended May 31, 1997
  (unaudited)......................................................................     F-84
Combined Statement of Cash Flows for the five months ended May 31, 1997
  (unaudited)......................................................................     F-85
Note to Combined Financial Statements (unaudited)..................................     F-86
Combined Balance Sheet as of June 30, 1996 (unaudited).............................     F-87
Combined Statement of Operations for the six months ended June 30, 1996
  (unaudited)......................................................................     F-88
Combined Statement of Stockholders' Deficit for the six months ended June 30, 1996
  (unaudited)......................................................................     F-89
Combined Statement of Cash Flows for the six months ended June 30, 1996
  (unaudited)......................................................................     F-90

MARANATHA BROADCASTING COMPANY, INC.'S RADIO BROADCASTING DIVISION
Independent Auditors' Report.......................................................     F-91
Balance Sheet as of December 31, 1996 and June 30, 1997 (unaudited)................     F-92
Statement of Operations and Division Equity for the year ended December 31, 1996
  and the six-month period ended June 30, 1997 (unaudited).........................     F-93
Statement of Cash Flows for the year ended December 31, 1996 and the six-month
  period ended June 30, 1997 (unaudited)...........................................     F-94
Notes to Financial Statements......................................................     F-95

PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES
Independent Auditors' Report.......................................................     F-98
Combined Balance Sheet as of December 31, 1996.....................................     F-99
Combined Statement of Operations for the year ended December 31, 1996..............    F-100
Combined Statement of Changes in Owners' Equity for the year ended
  December 31, 1996................................................................    F-101
Combined Statement of Cash Flows for the year ended December 31, 1996..............    F-102
Notes to Combined Financial Statements.............................................    F-103
Unaudited Combined Balance Sheets as of June 30, 1997 and 1996.....................    F-110
Unaudited Combined Statements of Operations for the six months ended June 30, 1997
  and 1996.........................................................................    F-111
Unaudited Combined Statements of Changes in Owners' Equity for the six months ended
  June 30, 1997 and 1996...........................................................    F-112
Unaudited Combined Statements of Cash Flows for the six months ended June 30, 1997
  and 1996.........................................................................    F-113
Notes to Unaudited Combined Financial Statements...................................    F-114

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholder
Citadel Broadcasting Company:

     We have audited the accompanying consolidated balance sheets of Citadel Broadcasting Company (a wholly-owned subsidiary of Citadel Communications Corporation) and subsidiary as of December 31, 1995 and 1996 and the related consolidated statements of operations and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Citadel Broadcasting Company and subsidiary as of December 31, 1995 and 1996 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                      /s/  KPMG PEAT MARWICK LLP

Phoenix, Arizona
February 14, 1997, except as to
note 21 which is as of September 29, 1997

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                           DECEMBER 31,
                                                   -----------------------------       JUNE 30,
                                                       1995             1996             1997
                                                   ------------     ------------     ------------
                                                                                     (UNAUDITED)
                                             ASSETS
Current assets:
  Cash and cash equivalents......................  $  1,005,275     $  1,588,366     $    276,683
  Accounts receivable, less allowance for
     doubtful accounts of $514,533 in 1995,
     $621,054 in 1996, and $831,176 in 1997......     7,200,656       12,199,973       16,030,369
  Notes receivable from related parties..........       523,964          118,646          177,272
  Prepaid expenses...............................       420,497          595,755          967,049
                                                    -----------     ------------      -----------
          Total current assets...................     9,150,392       14,502,740       17,451,373
Property and equipment, net......................    12,667,530       15,208,569       19,058,433
Note receivable..................................            --       18,251,402               --
Intangible assets, net...........................    15,093,134       51,801,835       84,282,815
Deposits for pending acquisitions................       150,000          300,000          180,000
Other assets.....................................       311,290        2,179,039        2,448,027
                                                    -----------     ------------      -----------
                                                   $ 37,372,346     $102,243,585     $123,420,648
                                                    ===========     ============      ===========
                              LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable...............................  $  1,192,002     $  1,286,019     $  2,884,549
  Accrued liabilities............................     2,383,517        2,301,716        3,096,843
  Current maturities of notes payable............     1,919,808        2,500,000        7,500,000
  Note payable to parent company.................            --       12,174,416       12,817,000
  Current maturities of other long-term
     obligations.................................       362,392          435,791          186,757
  Due to related party...........................       365,000               --               --
                                                    -----------     ------------      -----------
          Total current liabilities..............     6,222,719       18,697,942       26,485,149
Notes payable, less current maturities...........    29,390,577       75,084,060       82,084,060
Notes payable to related parties.................    10,777,525               --               --
Other long-term obligations, less current
  maturities.....................................       230,718          877,600        1,053,109
Deferred tax liability...........................            --        1,585,333        2,889,778
Commitments and contingencies
Shareholder's (deficit) equity:
  Common stock, $.001 par value; authorized
     136,300 shares; issued and outstanding
     40,000 shares...............................            40               40               40
  Additional paid-in capital.....................     8,488,557       27,472,380       33,222,610
  Accumulated deficit............................   (17,737,790)     (21,473,770)     (22,314,098)
                                                    -----------     ------------      -----------
          Total shareholder's (deficit) equity...    (9,249,193)       5,998,650       10,908,552
                                                    -----------     ------------      -----------
                                                   $ 37,372,346     $102,243,585     $123,420,648
                                                    ===========     ============      ===========

          See accompanying notes to consolidated financial statements.

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                         YEARS ENDED DECEMBER 31,           SIX MONTHS ENDED JUNE 30,
                                  ---------------------------------------   -------------------------
                                     1994          1995          1996          1996          1997
                                  -----------   -----------   -----------   -----------   -----------
                                                                                   (UNAUDITED)
Gross broadcasting revenue......  $36,613,189    38,047,879    50,824,384    21,923,994    30,322,190
  Less agency commissions.......    3,615,159     3,936,169     5,411,578     2,575,939     3,141,178
                                  -----------   -----------   -----------   -----------   -----------
     Net broadcasting revenue...   32,998,030    34,111,710    45,412,806    19,348,055    27,181,012
                                  -----------   -----------   -----------   -----------   -----------
Operating expenses:
  Station operating expenses....   24,331,135    26,832,123    33,232,485    14,797,233    19,321,366
  Depreciation and
     amortization...............    7,434,666     4,890,517     5,158,206     1,974,239     3,907,149
  Corporate general and
     administrative.............    2,504,192     2,273,744     3,247,579     1,255,621     1,271,060
                                  -----------   -----------   -----------   -----------   -----------
     Operating expenses.........   34,269,993    33,996,384    41,638,270    18,027,093    24,499,575
                                  -----------   -----------   -----------   -----------   -----------
Operating income (loss).........   (1,271,963)      115,326     3,774,536     1,320,962     2,681,437
                                  -----------   -----------   -----------   -----------   -----------
Nonoperating expenses (income):
  Interest expense..............    4,865,893     5,241,760     6,155,472     2,779,448     3,594,025
  Interest income...............      (49,941)      (70,503)     (407,581)      (36,756)      (39,411)
  Loss (gain) on sale of
     property and equipment.....     (620,068)     (707,286)        1,749            --            --
  Other (income) expense, net...       13,295        (3,221)       (8,124)          398       (32,849)
                                  -----------   -----------   -----------   -----------   -----------
     Nonoperating expenses,
       net......................    4,209,179     4,460,750     5,741,516     2,743,090     3,521,765
                                  -----------   -----------   -----------   -----------   -----------
Loss before income taxes and
  extraordinary item............   (5,481,142)   (4,345,424)   (1,966,980)   (1,422,128)     (840,328)
Income tax (benefit)............           --            --            --            --            --
                                  -----------   -----------   -----------   -----------   -----------
Loss before extraordinary
  item..........................   (5,481,142)   (4,345,424)   (1,966,980)   (1,422,128)     (840,328)
Extraordinary loss on
  extinguishment of debt........           --            --    (1,769,000)           --            --
                                  -----------   -----------   -----------   -----------   -----------
Net loss........................  $(5,481,142)   (4,345,424)   (3,735,980)   (1,422,128)     (840,328)
                                  ===========   ===========   ===========   ===========   ===========
Net loss per common share.......  $      (137)         (109)          (93)          (36)          (21)
                                  ===========   ===========   ===========   ===========   ===========
Shares used in per share
  calculation...................       40,000        40,000        40,000        40,000        40,000
                                  ===========   ===========   ===========   ===========   ===========

          See accompanying notes to consolidated financial statements.

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               SIX MONTHS ENDED
                                      YEARS ENDED DECEMBER 31,                     JUNE 30,
                              -----------------------------------------   ---------------------------
                                  1994          1995           1996           1996           1997
                              ------------   -----------   ------------   ------------   ------------
                                                                                  (UNAUDITED)
Cash flows from operating
  activities:
  Net loss..................  $ (5,481,142)  $(4,345,424)  $ (3,735,980)  $ (1,422,128)  $   (840,328)
  Adjustments to reconcile
     net loss to net cash
     provided by (used in)
     operating activities:
     Extraordinary loss.....            --            --      1,769,000             --             --
     Depreciation and            7,434,666     4,890,517      5,158,206      1,974,239      3,907,149
       amortization.........
     Amortization of debt
       issuance costs and
       debt discounts.......       286,715       131,752        370,652        301,988         38,031
     Bad debt expense.......       383,275       484,702        421,378        325,694        267,250
     Loss/(gain) on sale of
       property and
       equipment............      (620,068)     (707,286)         1,749             --             --
Changes in assets and
  liabilities, net of
  acquisitions:
     Increase in accounts
       receivable and notes
       receivable from
       related parties......    (3,328,513)   (1,069,681)    (5,257,849)    (2,835,403)    (1,952,653)
     (Increase) decrease in
       prepaid expenses.....      (146,972)       55,531       (175,058)      (335,193)      (208,583)
     Decrease in other
       assets...............       592,511        75,432         41,303         52,281       (201,099)
     Increase (decrease) in
       accounts payable.....      (149,423)      651,247         94,017        920,573      1,212,794
     Increase (decrease) in
       accrued
       liabilities..........     1,352,692      (600,847)       (81,801)     1,313,726         43,193
                               -----------   -----------    -----------    -----------    -----------
     Net cash provided by
       (used in) operating
       activities...........       323,741      (434,057)    (1,394,383)       295,777      2,265,754
                               -----------   -----------    -----------    -----------    -----------
Cash flows from investing
  activities:
  Capital expenditures......    (2,857,007)   (1,690,950)    (2,037,840)    (1,144,006)      (896,820)
  Capitalized acquisition
     costs..................      (840,212)      (33,480)    (1,144,699)      (716,339)    (1,491,427)
  Cash paid to acquire
     stations...............   (11,576,474)           --    (38,805,036)   (14,810,000)   (12,550,119)
  Deposits for pending
     acquisitions...........            --      (150,000)      (930,000)    (2,050,000)      (550,000)
  Increase in note
     receivable.............            --            --    (18,251,402)            --             --
  Proceeds from sales of
     property and
     equipment..............     1,236,765     6,684,479          1,115             --             --
                               -----------   -----------    -----------    -----------    -----------
     Net cash provided by
       (used in) investing
       activities...........  $(14,036,928)  $ 4,810,049   $(61,167,862)  $(18,720,345)  $(15,488,366)
                               -----------   -----------    -----------    -----------    -----------

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

               CONSOLIDATED STATEMENTS OF CASH FLOWS -- CONTINUED

                                                                               SIX MONTHS ENDED
                                      YEARS ENDED DECEMBER 31,                     JUNE 30,
                                  1994          1995           1996           1996           1997
                              -----------    -----------   -----------    -----------    -----------
                                                                                  (UNAUDITED)
Cash flows from financing
  activities:
  Principal payments on
     notes
     payable................  $ (2,298,413)  $(6,866,198)  $(50,970,385)  $ (4,000,000)  $         --
  Proceeds from notes
     payable................    19,743,070     2,400,000     86,244,059      2,000,000     12,000,000
  Payment of debt issuance
     costs..................            --       (30,000)    (2,283,124)            --             --
  Principal payments on
     other
     long-term
     obligations............      (244,495)     (412,066)      (776,107)      (727,898)      (364,167)
  Prepayment premium........            --            --       (420,000)            --             --
  Advances from (to) parent
     company................    (2,806,725)           --     12,367,070             --        275,096
  Capital contribution from
     parent company.........            --            --     18,983,823     23,663,787             --
                               -----------   -----------    -----------    -----------    -----------
     Net cash provided by
       (used in) financing
       activities...........    14,393,437    (4,908,264)    63,145,336     20,935,889     11,910,929
                               -----------   -----------    -----------    -----------    -----------
Net increase (decrease) in
  cash and cash
  equivalents...............       680,250      (532,272)       583,091      2,511,321     (1,311,683)
Cash and cash equivalents,
  beginning of period.......       857,297     1,537,547      1,005,275      1,005,275      1,588,366
                               -----------   -----------    -----------    -----------    -----------
Cash and cash equivalents,
  end of period.............  $  1,537,547   $ 1,005,275   $  1,588,366   $  3,516,596   $    276,683
                               ===========   ===========    ===========    ===========    ===========

          See accompanying notes to consolidated financial statements.

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (ALL DATA AS OF JUNE 30, 1997 AND FOR THE SIX MONTH PERIODS
                   ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Description of Business

     Citadel Broadcasting Company was formed August 21, 1991 as a Nevada Corporation and is a wholly-owned subsidiary of Citadel Communications Corporation ("Citadel Communications"). Citadel License, Inc. ("Citadel License") is a wholly-owned subsidiary of Citadel Broadcasting Company. Citadel Broadcasting Company and its subsidiary own and operate radio stations and hold Federal Communications Commission (FCC) licenses in California, Colorado, Nevada, New Mexico, and Utah.

  Principles of Consolidation and Presentation

     The accompanying consolidated financial statements include Citadel Broadcasting Company and its wholly-owned subsidiary (Company). All significant intercompany balances and transactions have been eliminated in consolidation.

  Use of Estimates

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

  Derivative Financial Instruments

     The Company uses an interest rate swap agreement to hedge the effects of fluctuations in interest rates. Amounts receivable or payable under the interest rate swap agreement are recognized as interest expense or income.

  Property and Equipment

     Assets acquired in business combinations accounted for using the purchase method of accounting are recorded at their estimated fair value upon acquisition as determined by management or by independent appraisal. Property and equipment additions are recorded at cost. Depreciation of property and equipment is determined using the straight-line method over the estimated useful lives of the related assets.

  Intangible Assets

     Intangible assets with determinable lives have been allocated among various categories of customer-based or market-based intangibles at their estimated fair value upon acquisition as determined by management or by independent appraisal. Goodwill represents the excess of cost over the fair value of tangible assets and intangible assets with determinable lives. Amortization is provided on the straight-line method over the estimated useful lives of the related assets (see note 5). The Company's policy is to write-off intangible assets once they have become fully amortized. The useful lives and recoverability of intangible assets and long-lived assets are evaluated at least annually. This evaluation encompasses the undiscounted historical broadcast cash

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
          (ALL DATA AS OF JUNE 30, 1997 AND FOR THE SIX MONTH PERIODS
                   ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

flow of each station and existing broadcast cash flow multiples for sales of similar radio properties to estimate the potential selling price for the station and, therefore, recoverability of the assets.

  Barter Transactions

     Barter contracts are agreements entered into under which the Company provides commercial air time in exchange for goods and services used principally for promotional, sales and other business activities. An asset and liability are recorded at the fair market value of the goods or services received. Revenue is recorded and the liability is relieved when commercials are broadcast and expense is recorded and the asset is relieved when goods or services are used.

  Income Taxes

     The Company utilizes the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company is included in the consolidated tax returns of its parent company, Citadel Communications.

  Income (Loss) Per Share of Common Stock

     Net income (loss) per common share is computed by dividing net income
(loss) by the weighted average number of common shares outstanding during the period.

  Revenue Recognition

     Revenue is recognized as commercials are broadcast.

  Local Marketing Agreements

     Fees earned or incurred pursuant to various local marketing agreements are recognized as gross broadcasting revenue or station operating expenses, respectively, in the period that the services performed or received occur. The Company's consolidated financial statements include broadcasting revenue and station operating expenses of stations marketed under local marketing agreements.

  Business and Credit Concentrations

     In the opinion of management, credit risk with respect to receivables is limited due to the large number of customers and the geographic diversification of the Company's customer base. The Company performs credit evaluations of its customers and believes that adequate allowances for any uncollectible receivables are maintained. At December 31, 1995 and 1996 and June 30, 1997, no receivable from any customer exceeded five percent of shareholder's equity nor did any customer's account exceed more than ten percent of net broadcasting revenue for any of the periods presented.

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
          (ALL DATA AS OF JUNE 30, 1997 AND FOR THE SIX MONTH PERIODS
                   ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

  Recently Issued Accounting Pronouncements

     In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings per Share" ("SFAS No. 128"). This statement establishes standards for computing and presenting earnings per share ("EPS"), and supersedes APB Opinion No. 15. The Statement replaces primary EPS with basic EPS and requires dual presentation of basic and diluted EPS. The Statement is effective for both interim and annual periods ending after December 15, 1997. Earlier application is not permitted. After adoption, all prior period EPS data shall be restated to conform to SFAS No. 128. The pro forma effect of the Company adopting SFAS No. 128 is that both basic and diluted EPS would have been $(137) for the year ended December 31, 1994, $(109) for the year ended December 31, 1995 and $(93) for the year ended December 31, 1996 and $(36) for the six months ended June 30, 1996 and $(21) for the six months ended June 30, 1997.

  Reclassifications

     Certain 1994 and 1995 balances have been reclassified to conform to the 1996 presentation.

(2)  ACQUISITIONS AND DISPOSITIONS

  1994 Acquisitions and Dispositions

     During 1994, the Company acquired the assets of three FM and two AM radio stations from various parties as follows:

                                                           MARKET             PURCHASE
        ACQUISITION DATE           STATION                 SERVED              PRICE
    ------------------------  -----------------     --------------------     ----------
    May 13, 1994............  KKOB-AM/KKOB-FM       Albuquerque, NM          $7,780,000
    May 13, 1994............  KQEO-AM/KMGA-FM       Albuquerque, NM           1,450,000
    May 13, 1994............  KKMG-FM               Colorado Springs, CO        912,500

     The acquisitions were accounted for by the purchase method of accounting and, accordingly, the purchase price was allocated to current assets as well as noncurrent tangible and intangible assets based on their fair values at the date of acquisition. The acquisitions were funded with the proceeds from new notes payable. The purchase price, including acquisition costs of $449,292, was allocated as follows:

                Property and equipment..........................  $ 3,655,000
                Intangible assets...............................    6,909,958
                Accounts receivable.............................       26,834
                                                                  -----------
                                                                  $10,591,792
                                                                  ===========

     On March 15, 1994, the Company acquired the call letters and the format, along with certain tangible assets, of radio station KOH-AM in Reno, Nevada for approximately $1,400,000. Property and equipment was allocated $100,000 of the purchase price and the remaining $1,300,000 was allocated to intangible assets based on their fair values at the date of acquisition. The Company replaced the call letters of its existing KROW-AM station in Reno with the acquired call letters.

     On September 15, 1994, the Company sold the assets of KHEZ-FM in Boise, Idaho for $550,000. A gain of approximately $116,000 was recognized on the sale.

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
          (ALL DATA AS OF JUNE 30, 1997 AND FOR THE SIX MONTH PERIODS
                   ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

  1995 Dispositions

     On February 15, 1995, the Company sold the assets of KBOZ-AM, KBOZ-FM and KATH-FM, and KCTR-FM, KDWG-AM, and KKBR-FM in Bozeman and Billings, Montana, respectively, for $5,400,000. A gain of approximately $800,000 was recognized on the sale.

  1996 Acquisitions

     During 1996, the Company acquired the assets of five FM and one AM radio stations from various parties as follows:

    ACQUISITION                                      MARKET             PURCHASE
        DATE                 STATION                 SERVED               PRICE
--------------------    ------------------    ---------------------    -----------
June 28, 1996.......    KHFM-FM/KHFN-AM       Albuquerque, NM          $ 5,500,000
June 28, 1996.......    KASY-FM               Albuquerque, NM            5,000,000
June 28, 1996.......    KDJK-FM               Modesto, CA                5,010,000
October 1, 1996.....    KKLI-FM               Colorado Springs, CO       3,450,000
October 9, 1996.....    KRST-FM               Albuquerque, NM           20,000,000

     The acquisitions were accounted for by the purchase method of accounting and, accordingly, the purchase price was allocated to current assets as well as noncurrent tangible and intangible assets based on their fair values at the date of acquisition. The acquisitions were funded with the proceeds from new notes payable and a securities purchase and exchange agreement. The purchase price, including acquisition costs of $782,881, was allocated as follows:

                Property and equipment..........................  $ 2,446,594
                Intangible assets...............................   37,135,955
                Accounts receivable.............................      160,332
                                                                  -----------
                                                                  $39,742,881
                                                                  ===========

  Pro Forma

     The following summary, prepared on a pro forma basis, presents the results of operations as if all the above noted radio stations had been acquired as of January 1, 1994, after including the impact of the amortization of intangible assets, depreciation of fixed assets and increased interest expense on the acquisition debt since the date of acquisition.

                                                                    UNAUDITED
                                                  ----------------------------------------------
                                                   YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                  DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                      1994             1995             1996
                                                  ------------     ------------     ------------
    Net broadcasting revenue....................  $ 42,432,789       41,341,551       48,520,743
    Operating income (loss).....................    (3,281,080)      (1,407,363)       2,802,488
    Net loss....................................    (9,834,603)      (7,851,613)      (6,017,738)

     The pro forma results are not necessarily indicative of what actually would have occurred if the radio stations had been owned for the entire periods presented. In addition, they are not intended to be a projection of future results and do not reflect any synergies that might be achieved from combined operations.

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
          (ALL DATA AS OF JUNE 30, 1997 AND FOR THE SIX MONTH PERIODS
                   ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

  1997 Acquisitions

     On February 14, 1997, the Company acquired 100% of the stock of radio station KENZ-FM in Salt Lake City, Utah for a purchase price of $5,590,000. The acquisition was accounted for by the purchase method of accounting and, accordingly, the purchase price was allocated to current assets as well as noncurrent tangible and intangible assets based on their fair values at the date of acquisition. The acquisition was funded with the proceeds from new notes payable. The purchase price, including acquisition costs of $31,619 was allocated as follows:

                Property and equipment...........................  $  550,000
                Intangible assets................................   4,981,619
                Accounts receivable..............................     333,700
                Prepaid expenses.................................       7,000
                Accounts payable and accrued liabilities.........    (250,700)

     Effective as of January 1, 1997, Citadel Communications acquired Deschutes River Broadcasting, Inc. ("Deschutes"). At the time of the acquisition, Deschutes owned 18 radio stations in Montana, Oregon and Washington. The total consideration paid was approximately $26.0 million. Following the acquisition, Deschutes was operated as a sister company to the Company until June 20, 1997 when Deschutes was merged with and into the Company.

(3)  NOTE RECEIVABLE

     During 1996 the Company made advances to Deschutes, to allow Deschutes to acquire various radio stations and pay-off existing debt, in conjunction with the acquisition of Deschutes by Citadel Communications. These advances were funded through borrowings the Company made on the Senior Credit Facility and advances from its parent company. As of December 31, 1996, $18,251,402 was due under these advances; of this amount, approximately $8,600,000 is included in note payable to parent company.

(4)  PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1995 and 1996 and June 30, 1997 consists of the following:

                                              DECEMBER 31,
                                       --------------------------      JUNE 30,        ESTIMATED
                                          1995            1996           1997         USEFUL LIFE
                                       -----------     ----------     -----------     -----------
                                                                      (UNAUDITED)
    Land.............................  $   567,785        569,638         882,402              --
    Buildings and improvements.......    1,033,896      1,217,287       1,510,526      5-30 years
    Transmitters, towers and
      equipment......................   12,585,421     15,509,084      19,618,327      5-15 years
    Office furniture and equipment...    2,236,823      3,268,426       3,918,822       3-5 years
    Construction in progress.........      225,587        577,289         413,783              --
                                       -----------     ----------      ----------
                                        16,649,512     21,141,724      26,343,860
    Less accumulated depreciation and
      amortization...................   (3,981,982)    (5,933,155)     (7,285,427)
                                       -----------     ----------      ----------
                                       $12,667,530     15,208,569      19,058,433
                                       ===========     ==========      ==========

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
          (ALL DATA AS OF JUNE 30, 1997 AND FOR THE SIX MONTH PERIODS
                   ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

(5)  INTANGIBLE ASSETS

     Intangible assets at December 31, 1995 and 1996 and June 30, 1997 consist of the following:

                                            DECEMBER 31,
                                    ----------------------------      JUNE 30,        ESTIMATED
                                        1995            1996            1997         USEFUL LIFE
                                    ------------     -----------     -----------     -----------
                                                                     (UNAUDITED)
    Goodwill......................  $  9,077,182      28,925,936      52,848,046        15 years
    Broadcast licenses............     7,244,983      26,262,983      38,757,464        15 years
    Noncompetition agreements.....     4,977,018       5,168,854       5,600,364      3-10 years
    Local marketing agreements....     1,909,998       1,909,998              --         5 years
    Presold commercials...........            --         496,380         496,380     less than 1
                                                                                            year
    Premium lease space...........        49,552         161,787         161,787      1-13 years
    On-air talent contracts.......     1,231,634       1,383,323         351,689       1-3 years
    Subcarrier antenna income.....       118,284         219,162         219,162       1-4 years
    Programming contracts.........       500,000         503,000         503,000         3 years
                                     -----------      ----------      ----------
                                      25,108,651      65,031,423      98,937,892
    Less accumulated
      amortization................   (10,015,517)    (13,229,588)    (14,655,077)
                                     -----------      ----------      ----------
                                    $ 15,093,134      51,801,835      84,282,815
                                     ===========      ==========      ==========

(6)  ACCRUED LIABILITIES

     Accrued liabilities at December 31, 1995 and 1996 and June 30, 1997 consist of the following:

                                                                   DECEMBER 31,
                                                              -----------------------    JUNE 30,
                                                                 1995         1996         1997
                                                              ----------    ---------    ---------
                                                                                         (UNAUDITED)
Interest...................................................   $  891,155           --           --
Music license fees.........................................       66,471      245,715       90,028
Compensation and commissions...............................      621,748    1,237,392    1,648,080
Dividends..................................................      246,198           --           --
Other......................................................      557,945      818,609    1,358,735
                                                              ----------    ---------    ---------
                                                              $2,383,517    2,301,716    3,096,843
                                                              ==========    =========    =========

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
          (ALL DATA AS OF JUNE 30, 1997 AND FOR THE SIX MONTH PERIODS
                   ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

(7) NOTES PAYABLE

     Notes payable at December 31, 1995 and 1996 and June 30, 1997 consist of the following:

                                                           DECEMBER 31,
                                                    --------------------------      JUNE 30,
                                                       1995            1996           1997
                                                    -----------     ----------     ----------
                                                                                   (UNAUDITED)
    Note payable to financial institution (Senior
      Credit Facility), interest payable quarterly
      at the prime rate (8.5% at December 31,
      1995) plus 2.5%, principal due quarterly in
      amounts ranging from $350,000 to $750,000
      through April 1, 1999, at which time all
      outstanding amounts are due in full, subject
      to optional prepayments, paid in full in
      1996........................................  $31,310,385             --             --
    Note payable to financial institution (Senior
      Credit Facility), interest payable at the
      LIBOR rate (5.78% at December 31, 1996 and
      5.69% at June 30, 1997) plus 2.75%,
      principal due quarterly in amounts ranging
      from $2,500,000 to $5,000,000 through June
      30, 2003, at which time all outstanding
      amounts are due in full, subject to optional
      prepayments.................................           --     77,584,060     89,584,060
                                                    -----------     ----------     ----------
                                                     31,310,385     77,584,060     89,584,060
    Less current maturities.......................    1,919,808      2,500,000      7,500,000
                                                    -----------     ----------     ----------
    Long-term portion.............................  $29,390,577     75,084,060     82,084,060
                                                    ===========     ==========     ==========

     In 1996, the Company entered into a financing agreement for a term loan up to a maximum of $85,000,000. The agreement allows for additional borrowings of $65,000,000 represented by a revolving loan, above the term loan maximum. Maximum borrowings, including term and revolving loans, is $150,000,000 under this Senior Credit Facility. The Company must pay, on a quarterly basis, an unused commitment fee equal to the maximum revolving loan commitment less the average of the outstanding principal balance for the preceding quarter, multiplied by .125% or if the total leverage ratio (as defined in the agreement) calculated as of the last day of the preceding quarter was less than 4.5, the commitment fee is .09375%. Commitment fees paid in 1996 were $74,931 and $158,246 in the six month period ended June 30, 1997. The agreement requires that the Company enter into an interest rate swap agreement for a period of at least two years. See note 20 for information on the interest rate swap agreement.

     The Senior Credit Facility is secured by a pledge of the common stock of the Company. Various debt covenants place restrictions on, among other things, indebtedness, acquisitions, dividends, capital expenditures and the sale or transfer of assets and provide for certain minimum operating cash flows for the Company and the individual radio markets. At December 31, 1996 and June 30, 1997, the Company was in compliance with all debt covenant provisions.

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
          (ALL DATA AS OF JUNE 30, 1997 AND FOR THE SIX MONTH PERIODS
                   ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

     The required aggregate principal payments as of December 31, 1996, excluding the consideration of any payments required based upon annual excess cash flow (as defined), are as follows:

                1997............................................  $ 2,500,000
                1998............................................   10,000,000
                1999............................................   12,500,000
                2000............................................   14,000,000
                2001............................................   16,000,000
                Thereafter......................................   22,584,060
                                                                  -----------
                                                                  $77,584,060
                                                                  ===========

     On July 3, 1997, the payment terms of the Senior Credit Facility were amended in connection with the issuance of the Senior Subordinated Notes, see note 21.

(8) NOTES PAYABLE TO RELATED PARTIES

     Notes payable to shareholders of Citadel Communications at December 31, 1995 consisted of the following:

                                                                             1995
                                                                          -----------
        Senior subordinated notes payable, face amount $4,000,000, interest payable quarterly at the U.S. Treasury rate plus
          4.15% (fixed at 10.4% until October 1, 1996), principal due in full October 1, 1999, subject to optional prepayments, net of unamortized discount of $222,475, paid in full in 1996........  $ 3,777,525

        Junior subordinated note payable, interest only payments due quarterly at 12%, principal due in full June 30, 2000, subject
          to optional prepayments, paid in full in 1996.................    7,000,000
                                                                          -----------
                                                                          $10,777,525
                                                                          ===========

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
          (ALL DATA AS OF JUNE 30, 1997 AND FOR THE SIX MONTH PERIODS
                   ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

(9)  OTHER LONG-TERM OBLIGATIONS

     Other long-term obligations at December 31, 1995 and 1996 and June 30, 1997 consist of the following:

                                                         DECEMBER 31,           JUNE 30,
                                                      1995         1996           1997
                                                    --------     ---------     -----------
                                                                               (UNAUDITED)
        Noncompetition agreement with former
          shareholder of Citadel Communications
          due June 1996, face amount $25,001,
          non-interest bearing with interest
          imputed at 8.5%, net of discount of
          $609, paid in full in 1996.............   $ 24,392            --             --

        Various noncompetition and consulting
          agreements with the sellers of radio
          stations acquired, due at various dates
          through July 2003, face amount of
          $647,218 and $486,113 and $416,668 at
          December 31, 1995 and 1996 and June 30,
          1997, respectively, non-interest
          bearing with interest imputed at 8.5%
          to 9.0%, net of discount of $78,500,
          $54,540 and $43,569 in 1995, 1996 and
          1997, respectively.....................    568,718       431,573        373,099

        Prepayment premium on extinguishment of
          debt (a)...............................         --       881,818        820,806
        Capital leases...........................         --            --         45,961
                                                    --------     ---------      ---------
                                                     593,110     1,313,391      1,239,866
        Less current maturities..................    362,392       435,791        186,757
                                                    --------     ---------      ---------
        Long-term portion........................   $230,718       877,600      1,053,109
                                                    ========     =========      =========

     The required aggregate principal payments as of December 31, 1996, excluding the amortization of debt discount are as follows:

                1997.............................................  $  186,757
                1998.............................................     162,269
                1999.............................................     124,716
                2000.............................................      69,151
                2001.............................................      46,793
                Thereafter.......................................     723,705
                                                                   ----------
                                                                   $1,313,391
                                                                   ==========

---------------
(a) On October 9, 1996, the Company extinguished its long-term debt of $31,310,385, payable to a financial institution, and its note payable to a related party of $7,000,000. The early retirement of the long-term debt resulted in a $1,769,000 extraordinary loss due to prepayment premiums and the write-off of debt issuance costs. The prepayment premium can be reduced on a quarterly basis dependent on the outstanding balance of the Senior Credit Facility. The remaining balance of the prepayment premium is due upon the repayment of the Senior Credit Facility.

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
          (ALL DATA AS OF JUNE 30, 1997 AND FOR THE SIX MONTH PERIODS
                   ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

(10) LEASE COMMITMENTS

     The Company leases certain tower sites, transmitters and equipment, automobiles, office equipment and an airplane. The following is a schedule by year of future minimum rental payments required under operating leases that have an initial or remaining noncancelable lease term in excess of one year as of December 31, 1996:

                1997............................................  $ 1,425,503
                1998............................................    1,414,926
                1999............................................    1,389,561
                2000............................................    1,347,258
                2001............................................    1,340,597
                Thereafter......................................    4,173,404
                                                                  -----------
                                                                  $11,091,249
                                                                  ===========

     Total rental expense was $633,666, $744,395 and $1,101,237 for the years ended December 31, 1994, 1995 and 1996, respectively, and $447,187 and $904,711 for the six months ended June 30, 1996 and 1997.

(11) INCOME TAXES

     The Company is included in the consolidated tax returns of Citadel Communications and calculates its tax provision or benefit as though it filed a separate tax return. For the years ended December 31, 1994, 1995 and 1996, the Company and Citadel Communications generated a net loss for both financial reporting and income tax purposes, therefore no tax provision has been recorded. At December 31, 1996, Citadel Communications has net operating loss carryforwards for federal income tax purposes of approximately $16,800,000 which begin to expire in 2007.

     On June 28, 1996, Citadel Communications underwent an ownership change in accordance with Section 382 of the Internal Revenue Code. Due to this change, the net operating losses of Citadel Communications are subject to limitation in future years. The approximate amount of the net operating loss which may be used in any one year is $4,400,000.

     The reconciliation of the expected income tax benefit calculated at the U.S. federal statutory rate to the actual income tax benefit per the financial statements for the years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1997 is as follows:

                                                                                         SIX MONTHS
                                                    YEAR ENDED DECEMBER 31,                ENDED
                                           -----------------------------------------      JUNE 30,
                                              1994            1995           1996        ----------
                                           -----------     ----------     ----------        1997
                                                                                         ----------
                                                                                         (UNAUDITED)
U.S. federal statutory rate applied to
  the loss before income taxes and
  extraordinary item.....................  $(1,873,861)    (1,487,717)      (679,046)      (289,910)
Amortization of goodwill.................       17,478         16,563        186,844         81,844
Net operating losses providing no current
  benefit for federal income tax
  purposes...............................    1,847,534      1,467,025        526,304        197,433
Other....................................        8,849          4,129        (34,102)        10,633
                                           -----------     ----------       --------        -------
                                           $        --             --             --             --
                                           ===========     ==========       ========        =======

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
          (ALL DATA AS OF JUNE 30, 1997 AND FOR THE SIX MONTH PERIODS
                   ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets, liabilities and the valuation allowance are as follows:

                                                                DECEMBER 31,            JUNE 30,
                                                          ------------------------        1997
                                                             1995          1996        ----------
                                                          -----------   ----------     (UNAUDITED)
Deferred tax assets:
  Receivables, principally due to valuation
     allowances.........................................  $   195,360      248,422        332,470
  Intangible assets.....................................       17,145           --             --
  Net operating loss carryforward.......................    6,811,470    6,720,659      8,268,784
  Accrued liabilities not deductible....................       25,330       18,465         33,104
                                                          -----------   ----------
          Total deferred tax assets.....................    7,049,305    6,987,546      8,634,358
  Valuation allowance...................................   (6,590,905)  (4,270,206)    (5,302,974)
                                                          -----------   ----------
          Net deferred tax assets.......................      458,400    2,717,340      3,331,384
                                                          -----------   ----------
Deferred tax liabilities:
  Property and equipment, principally due to accelerated
     depreciation.......................................     (458,400)  (1,883,269)    (2,292,007)
  Intangible assets.....................................           --     (834,071)    (1,039,377)
  Differences between the tax basis and fair value of
     intangibles and fixed assets acquired..............           --   (1,585,333)    (2,889,778)
                                                          -----------   ----------
          Total deferred tax liabilities................     (458,400)  (4,302,673)    (6,221,162)
                                                          -----------   ----------
Net deferred tax liability..............................  $        --   (1,585,333)    (2,889,778)
                                                          ===========   ==========

     The valuation allowance has been increased by $3,053,457 in 1995 and decreased by $2,320,699 in 1996 and increased by $1,032,768 for the six months ended June 30, 1997. The Company has established a valuation allowance for the amount of the net deferred tax asset which management has determined that it is more likely than not will not be realized.

(12) CITADEL COMMUNICATIONS FINANCIAL DATA

     The operations of Citadel Communications (the parent company) include the issuance of convertible preferred stock and obtaining a credit facility including a revolving line of credit of $20 million, the proceeds of which were advanced to the Company. Interest was charged on these advances in an amount equal to the interest costs of Citadel Communications. There are no other costs or expenses of Citadel Communications.

     Advances from Citadel Communications, other than those representing draws on Citadel Communications revolving line of credit, are recorded as capital contributions from the parent company and are presented as additional paid-in capital in the consolidated balance sheets.

     On January 1, 1997, in a non-cash transaction, the Company transferred $9,123,310 of debt under the Senior Credit Facility to Deschutes which reduced the corresponding note receivable. In addition, on June 20, 1997, Citadel Communications transferred the ownership of Deschutes to the Company resulting in a non-cash credit to additional paid-in capital of $6,057,696. Interest paid to Citadel Communications by the Company for the six months ended June 30, 1997 amounted to $307,466, resulting in a net increase to additional paid-in capital of $5,750,230 for the six months ended June 30, 1997.

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
          (ALL DATA AS OF JUNE 30, 1997 AND FOR THE SIX MONTH PERIODS
                   ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

     The following is summary consolidated financial data for Citadel Communications and its subsidiaries, including the Company:

                                                           DECEMBER 31,      JUNE 30,
                                                               1996            1997
                                                           ------------     -----------
                                                                            (UNAUDITED)
        Consolidated balance sheets:
          Current assets.................................  $ 14,502,740      17,451,373
          Property and equipment, net....................    15,208,569      19,058,433
          Note receivable................................    18,251,402              --
          Intangible assets, net.........................    51,801,835      84,282,815
          Other assets...................................     2,550,778       2,645,167
                                                           ------------     -----------
                  Total assets...........................  $102,315,324     123,437,788
                                                           ============     ===========
          Notes payable to related parties...............    11,817,000      12,817,000
          Other current liabilities......................     6,880,942      13,668,149
                                                           ------------     -----------
                  Total current liabilities..............    18,697,942      26,485,149
          Notes payable, less current portion............    75,084,060      82,084,060
          Other liabilities..............................     2,462,933       3,942,887
          Shareholders' equity...........................     6,070,389      10,925,692
                                                           ------------     -----------
                  Total liabilities and shareholders'
                    equity...............................  $102,315,324     123,437,788
                                                           ============     ===========

                                                                             SIX MONTHS
                                                             YEAR ENDED         ENDED
                                                            DECEMBER 31,      JUNE 30,
                                                                1996            1997
                                                            ------------     -----------
                                                                             (UNAUDITED)
        Consolidated statements of operations:
          Net broadcasting revenue........................  $ 45,412,806      32,410,510
          Operating income................................  $  3,744,323       1,531,941
          Interest expense................................     6,155,472       4,477,395
          Other (income) expense, net.....................      (413,955)        (91,537)
                                                             -----------     -----------
          Loss before income taxes and extraordinary
             item.........................................    (1,997,194)     (2,853,917)
          Extraordinary loss on extinguishment of debt....    (1,769,000)             --
                                                             -----------     -----------
                  Net loss................................  $ (3,766,194)     (2,853,917)
                                                             ===========     ===========

(13) CITADEL LICENSE FINANCIAL DATA

     The operations of Citadel License include holding FCC licenses for all stations owned by the Company and the amortization of these licenses. There are no costs or expenses of Citadel License that are borne by the Company.

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
          (ALL DATA AS OF JUNE 30, 1997 AND FOR THE SIX MONTH PERIODS
                   ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

     The following is summary financial data for Citadel License:

                                                            DECEMBER 31,      JUNE 30,
                                                                1996            1997
                                                            ------------     ---------
                                                                            (UNAUDITED)
        Balance sheets:
          Intangible assets, net (broadcast licenses).....  $ 24,035,920      35,675,125
          Other assets....................................         5,147           5,724
                                                            ------------     -----------
             Total assets.................................  $ 24,041,067      35,680,849
                                                            ============     ===========
          Shareholder's equity............................  $ 24,041,067      35,680,849
                                                            ------------     -----------
             Total liabilities and shareholder's equity...  $ 24,041,067      35,680,849
                                                            ============     ===========

                                                                             SIX MONTHS
                                                             YEAR ENDED         ENDED
                                                            DECEMBER 31,      JUNE 30,
                                                                1996            1997
                                                            ------------     -----------
                                                                             (UNAUDITED)
        Statements of Operations:
          Amortization expense............................  $    991,901         968,649
                                                            ------------     -----------
             Net loss.....................................  $   (991,901)       (968,649)
                                                            ============     ===========

(14) DEFINED CONTRIBUTION PLAN

     The Company has a defined contribution 401(k) plan for all employees who are at least 21 years of age and have worked at least 1,000 hours in the year. Under the 401(k) plan, employees can contribute up to 20% of their compensation, subject to the maximum contribution allowed by the Internal Revenue Code. Participants vest immediately in their contributions. The Company may make discretionary contributions as approved by the Board of Directors. Participants' rights to amounts contributed by the Company vest on a graded schedule over a five-year period. During 1994, 1995, and 1996 the Company contributed $116,978, $133,215, and $144,256, respectively, and $63,028 and $105,465 for the six months ended June 30, 1996 and 1997, which represented a two percent matching of employee contributions to the 401(k) plan.

(15) TRANSACTIONS WITH RELATED PARTIES

     On December 29, 1995, the Company entered into a sale-leaseback transaction with the principal shareholder of Citadel Communications. The Company sold an airplane for its fair value of $1,275,000 to the shareholder resulting in a loss of $74,327. The operating lease commenced on December 29, 1995 with monthly payments of $17,250 due through December 31, 2001.

(16) LOCAL MARKETING AGREEMENTS

     At December 31, 1996, the Company has local marketing agreements to market stations KFNZ-AM, KBEE-FM, and KBER-FM in Salt Lake City, Utah. The agreements principally provide for the Company to supply specified programming to the brokered stations and enables the sales staff of the Company to sell advertising time on the station for a fixed fee to be paid by the Company. The agreements also provide the Company with the option to purchase the stations. The Company's financial statements include the broadcasting revenue and station operating expenses of the brokered stations.

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
          (ALL DATA AS OF JUNE 30, 1997 AND FOR THE SIX MONTH PERIODS
                   ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

     The local marketing agreements enable the Company to extend or terminate the agreements at the Company's option through December 31, 1997. The fees paid under the local marketing agreements amounted to $436,090, $350,000 and $1,414,527 for the years ended December 31, 1994, 1995 and 1996 and $554,085 and
$611,030 for the six months ended June 30, 1996 and 1997, respectively.

(17) JOINT SALES AGREEMENTS

     On January 15, 1996, the Company entered into a joint sales agreement (JSA) to sell advertising for radio stations KEYF-AM/FM, KUDY-AM and KKZX-FM in Spokane, Washington and radio stations KVOR-AM, KSPZ-FM, KTWK-AM, and KVUU-FM in Colorado Springs, Colorado. As stated in the JSA agreement, JSA revenue is calculated as 55% of the broadcast cash flows of these radio stations and all Company owned radio stations in these markets, with the exception of KKLI in Colorado Springs which is not included in the JSA calculation.

     On April 22, 1996, the Company entered into a joint sales agreement for radio station KENZ-FM in Salt Lake City, Utah. The Company's financial statements include all sales expenses for the station as well as revenue for the JSA fee calculated at 30% of net revenue of the station. On February 14, 1997 the Company acquired KENZ-FM. See note 2.

(18) SUPPLEMENTAL FINANCIAL INFORMATION

     The Company paid cash of $3,440,392, $5,237,240 and $7,065,546 for interest for the years ended December 31, 1994, 1995 and 1996 and $2,732,085 and $3,709,972 for the six months ended June, 1996 and 1997, respectively.

     Barter revenue included in gross broadcasting revenue and barter expenses included in station operating expenses, amounted to $3,053,671, $3,087,871, $3,335,024, $1,419,530 and $1,945,262, and $2,891,310, $3,214,284, $3,029,665,
$1,367,239 and $1,880,372 for the years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1996 and 1997, respectively.

     A summary of additions and deductions related to the allowance for accounts receivable for the years ended December 31, 1994, 1995 and 1996 and for the six months ended June 30, 1997 follows:

                                                 BALANCE AT                                BALANCE AT
                                                BEGINNING OF                                 END OF
                                                   PERIOD       ADDITIONS    DEDUCTIONS      PERIOD
                                                ------------    ---------    ----------    ----------
Year ended December 31, 1994.................     $234,892       383,275      (237,636)      380,531
Year ended December 31, 1995.................     $380,531       484,702      (350,700)      514,533
Year ended December 31, 1996.................     $514,533       421,378      (314,857)      621,054
Six months ended June 30, 1997...............     $621,054       318,247      (108,125)      831,176

(19) LITIGATION

     The Company is involved in certain legal actions and claims arising in the ordinary course of business. Management believes that such litigation and claims will be resolved without a material effect on the Company's financial position.

     The Company has received two civil investigative demands ("CIDs") from the Antitrust Division of the U.S. Department of Justice. One CID addresses the Company's acquisition of station KRST in Albuquerque,

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
          (ALL DATA AS OF JUNE 30, 1997 AND FOR THE SIX MONTH PERIODS
                   ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

New Mexico and the second CID addresses the joint sales agreement for stations in Spokane, Washington and Colorado Springs, Colorado. The Company has provided the requested information in response to each CID, and at present has been given no indication from the Department of Justice regarding its intended future actions.

(20) FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the Company disclose estimated fair values for its financial instruments. The following summary presents a description of the methodologies and assumptions used to determine such amounts.

  Limitations

     Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument; they are subjective in nature and involve uncertainties, matters of judgment and, therefore, cannot be determined with precision. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular instrument. Changes in assumptions could significantly affect these estimates.

     Since the fair value is estimated as of December 31, 1995 and 1996, the amounts that will actually be realized or paid at settlement or maturity of the instruments could be significantly different.

  Cash equivalents

     The carrying amount is assumed to be the fair value because of the liquidity of these instruments.

  Accounts receivable and notes receivable

     The carrying amount is assumed to be the fair value because of the short-term maturity of the portfolio. The carrying amount of the non-current note receivable is assumed to be the fair value because the note receivable was converted by Citadel Communications into a portion of the purchase price of Deschutes on January 1, 1997 at the carrying value.

  Accounts payable and accrued liabilities

     The carrying amount approximates fair value because of the short-term maturity of these instruments.

  Notes payable, notes payable to related parties, note payable to parent company and other long-term obligations

     The fair value of the Company's notes payable, note payable to related parties, notes payable to parent company and other long-term obligations approximate the terms in the marketplace at which they could be replaced. Therefore, the fair value approximates the carrying value of these financial instruments.

     In 1996, the Company entered into an interest rate swap agreement with a financial institution in accordance with the terms of its Senior Credit Facility. At December 31, 1996, the Company had accrued $1,900 in interest expense related to the interest rate swap agreement. The fair value of the interest rate swap as of December 31, 1996 was $190,000 as determined by the financial institution and represents an unrealized gain. The fair value of the interest rate swap is the estimated amount that the financial institution would

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
          (ALL DATA AS OF JUNE 30, 1997 AND FOR THE SIX MONTH PERIODS
                   ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

receive or pay to terminate the swap agreement at the reporting date, taking into account current interest rates and the current creditworthiness of the swap counterparties.

(21) SUBSEQUENT EVENTS

     On April 10, 1997, the Company acquired radio station KBER-FM in Salt Lake City, Utah for a purchase price of $7,800,000. In conjunction with the acquisition, the Company borrowed an additional $7,000,000 on its Senior Credit Facility.

     On April 21, 1997, the Company entered into an agreement of purchase and sale to acquire radio stations KBEE and KFNZ in Salt Lake City, Utah for a purchase price of $2,873,000.

     On June 2, 1997, the Company entered into various agreements relating to several transactions pursuant to which the Company has agreed to acquire (i) radio stations KARN (AM & FM), KKRN, KRNN, KIPR, KESR and KYTN in Little Rock, Arkansas and surrounding communities, (ii) the right to construct one radio station, (iii) the Arkansas Radio Network and (iv) certain real estate associated with station operations for the aggregate purchase price of $26,500,000.

     On June 20, 1997, Deschutes was merged with and into the Company. The net worth of Deschutes as of the date of the merger was approximately $6,100,000. The results of operations for the six months ended June 30, 1997 do not reflect the 10 days of operations for Deschutes, as the activity was not material in relation to the consolidated financial statements taken as a whole.

     On July 3, 1997, the Company acquired all of the issued and outstanding capital stock of Tele-Media Broadcasting Company, whose assets include fourteen FM and nine AM radio stations in Pennsylvania, Rhode Island and Illinois, and which operates two FM radio stations and one AM radio station in Wilkes-Barre/Scranton, Pennsylvania under an LMA and a JSA, respectively (which stations the Company has the option to purchase), for approximately $114,400,000.

     On July 3, 1997, the Company completed the issuance of $101,000,000 in 10 1/4% Senior Subordinated Notes (Notes) due 2007, and completed the sale of $100,000,000 of Series A Exchangeable Preferred Stock (Exchangeable Preferred Stock). The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after July 1, 2002. In addition, at any time prior to July 1, 2000, the Company may, at its option, redeem a portion of the Notes with the net proceeds of one or more Public Equity Offerings, at a redemption price equal to 110.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption. The Exchangeable Preferred Stock has a liquidation preference of $100 per share, plus accumulated and unpaid dividends. Dividends on the Exchangeable Preferred Stock accrue at the rate of 13 1/4% per annum. All dividends will be payable semi-annually on January 1 and July 1 of each year, commencing January 1, 1998. On or prior to July 1, 2002, dividends are payable in additional shares of Exchangeable Preferred Stock. Thereafter, all dividends will be payable only in cash. The Company will be required to redeem the Exchangeable Preferred Stock on July 1, 2009 (subject to the legal availability of funds therefore) at a redemption price equal to the liquidation preference thereof, plus accumulated and unpaid dividends, if any, to the date of redemption.

     On July 3, 1997, the Senior Credit Facility was amended and restated such that the principal payment structure is based on the outstanding balance. The required annual aggregate principal payments, as amended, are $22,709,060, $30,500,000 and $36,375,000 for 2001, 2002 and 2003, respectively.

     On July 15, 1997, the Company entered into an asset purchase agreement with Maranatha Broadcasting Company, Inc. to acquire radio station WLEV in Allentown, Pennsylvania for $23,000,000.

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
          (ALL DATA AS OF JUNE 30, 1997 AND FOR THE SIX MONTH PERIODS
                   ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

     On July 17, 1997, the Company acquired radio station KNHK in Reno, Nevada for $1,300,000.

     On August 1, 1997, the Company entered into an asset purchase agreement with GHB of Little Rock, Inc. to purchase substantially all of the assets of radio stations KEZQ, KURB and KVLO in Little Rock, Arkansas for $11,400,000. The purchase is subject to approval from the FCC.

     On September 11, 1997, the Company entered into an asset purchase agreement with Endless Mountain Broadcasting, Inc. to purchase substantially all of the assets of radio stations WEMR (AM/FM) in Wilkes-Barre/Scranton, Pennsylvania for $815,000. The purchase is subject to approval from the FCC.

     On September 25, 1997, the Company acquired radio station KTHK in Milton-Freewater, Oregon for a purchase price of $625,000.

     On September 26, 1997, the Company entered into an asset purchase agreement with S&P Broadcasting Limited Partnership I, S&P Broadcasting Limited Partnership III and Swanson Holdings, Ltd. to purchase substantially all of the assets of radio stations WSGD, WDLS and WCDL in Wilkes-Barre/Scranton, Pennsylvania for $6,000,000. The purchase is subject to approval from the FCC.

     On September 29, 1997, the Company acquired radio station WDGE and an internet access business in Providence, Rhode Island for a purchase price of $4,500,000. The Company also entered into a definitive agreement to purchase radio station WDGF in Providence, Rhode Island for a purchase price of $4,000,000.

     On September 29, 1997, the Company entered into various agreements relating to several transactions pursuant to which the Company has agreed to acquire (i) all of the issued and outstanding capital stock of Pacific Northwest Broadcasting Corporation, which owns radio stations KKGL, KQFC and KBOI in Boise, Idaho, (ii) radio stations KIZN and KZMG in Boise and (iii) real estate associated with station operations for the aggregate purchase price of $28,500,000.

     On September 29, 1997, the Company entered into an agreement with Talleyrand Broadcasting, Inc. to sell substantially all of the assets of radio stations WQKK and WGLU in Johnstown, Pennsylvania and radio stations WRSC, WQWK, WBLF and WIKN in State College, Pennsylvania for $8,500,000.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Deschutes River Broadcasting, Inc.:

     We have audited the accompanying consolidated balance sheets of Deschutes River Broadcasting, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Deschutes River Broadcasting, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/  KPMG PEAT MARWICK LLP

Portland, Oregon
February 14, 1997

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                                                       1996            1995
                                                                    -----------     -----------
                                            ASSETS
Current assets:
  Cash and cash equivalents.......................................  $   823,968     $        --
  Accounts receivable, less allowance for doubtful accounts of
     $122,714 and $49,952 at December 31, 1996 and 1995,
     respectively.................................................    1,856,984       1,283,847
  Prepaid expenses and other current assets.......................      367,621         238,868
  Current portion of note receivable..............................      156,000              --
                                                                    -----------     -----------
     Total current assets.........................................    3,204,573       1,522,715
Intangible assets, net (note 4)...................................   14,142,899       5,281,109
Long-term portion of note receivable..............................      143,000              --
Property and equipment, net (notes 3 and 5).......................    3,153,930       3,606,655
Deposits..........................................................        3,026           6,542
                                                                    -----------     -----------
                                                                    $20,647,428     $10,417,021
                                                                    ===========     ===========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Bank overdraft..................................................           --          23,133
  Line of credit (notes 7 and 13).................................           --         418,168
  Accounts payable................................................      467,873         185,071
  Accrued compensation and commissions............................      542,502         313,734
  Other accrued expenses..........................................      147,985         128,510
  Current portion of long-term debt (notes 7 and 13)..............           --         485,983
  Accrued interest payable (notes 6, 12 and 13)...................      255,001         335,501
                                                                    -----------     -----------
     Total current liabilities....................................    1,413,361       1,890,100
Advance (note 13).................................................    9,123,310              --
Note payable (notes 6 and 13).....................................    8,867,000              --
Long-term debt, less current portion (notes 7 and 13).............           --       2,886,033
Subordinated notes payable (notes 7, 12 and 13)...................           --       3,156,998
Other long-term liabilities.......................................       47,735          38,751
                                                                    -----------     -----------
          Total liabilities.......................................   19,451,406       7,971,882
                                                                    -----------     -----------
Stockholders' equity (notes 9 and 13):
  Convertible preferred stock, authorized 5,000,000 shares; issued at stated value of $1 per share:
     Series A preferred, no par value, issued and outstanding
      643,000 shares..............................................      643,000         643,000
     Series B preferred, no par value, issued and outstanding
      1,612,000 shares............................................    1,612,000       1,612,000
     Series C preferred, no par value, issued and outstanding
      592,000 shares..............................................      592,000         592,000
     Series D preferred, no par value, issued and outstanding
      95,000 shares...............................................       95,000          95,000
     (Aggregate liquidation preference of $3,426,798 and
      $3,172,962 at December 31, 1996 and 1995, respectively)
  Common stock, authorized 10,000,000 shares; no par value;
     1,096,902 and -0- shares issued and outstanding at December
     31, 1996 and 1995, respectively..............................      136,471              --
  Accumulated deficit.............................................   (1,882,449)       (496,861)
                                                                    -----------     -----------
          Total stockholders' equity..............................    1,196,022       2,445,139
                                                                    -----------     -----------
Commitments and contingencies (notes 9, 10, 12 and 13)............  $20,647,428     $10,417,021
                                                                    ===========     ===========

          See accompanying notes to consolidated financial statements.

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                        1996            1995
                                                                     -----------     ----------
Revenues:
  Net broadcasting revenues........................................  $ 8,843,074     $6,845,107
                                                                     -----------     ----------
Operating expenses:
  Station operating expenses:
     Selling, promoting, programming and engineering...............    5,554,632      4,053,145
     General and administrative....................................    1,780,584      1,297,835
  Corporate general and administrative expenses....................      488,831        374,158
  Management fees (note 12)........................................      215,938        171,128
  Depreciation and amortization....................................    1,173,349        765,200
                                                                     -----------      ---------
          Income (loss) from operations............................     (370,260)       183,641
                                                                     -----------      ---------
Nonoperating income (expenses):
  Interest expense (notes 12 and 13)...............................   (1,143,893)      (656,897)
  Gain on sale of assets...........................................       97,097             --
  Other, net.......................................................       30,162          1,591
  Net trade income (expense).......................................        1,306        (22,934)
                                                                     -----------      ---------
          Nonoperating expenses, net...............................   (1,015,328)      (678,240)
                                                                     -----------      ---------
          Loss before income taxes.................................   (1,385,588)      (494,599)
Income taxes (note 11).............................................           --             --
                                                                     -----------      ---------
          Net loss.................................................  $(1,385,588)    $ (494,599)
                                                                     ===========     ==========

          See accompanying notes to consolidated financial statements.

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                PREFERRED STOCK           COMMON STOCK                          NOTE           TOTAL
                             ----------------------   ---------------------   ACCUMULATED   RECEIVABLE --  STOCKHOLDERS'
                              SHARES       AMOUNT      SHARES      AMOUNT       DEFICIT       OFFICER         EQUITY
                             ---------   ----------   ---------   ---------   -----------   ------------   -------------
Balance, December 31,
  1994.....................    643,000   $  643,000     102,000   $ 102,000        (2,262)     (42,000)          700,738
  Repayment of note
   receivable -- officer...         --           --          --          --            --       42,000            42,000
  Issuance of common
     stock.................         --           --      95,000      95,000            --           --            95,000
  Conversion of common
     stock to preferred
     stock.................    197,000      197,000    (197,000)   (197,000)           --           --                --
  Issuance of preferred
     stock.................  2,102,000    2,102,000          --          --            --           --         2,102,000
  Net loss.................         --           --          --          --      (494,599)          --          (494,599)
                             ---------   ----------   ---------   ---------    ----------      -------        ----------
Balance, December 31,
  1995.....................  2,942,000    2,942,000          --          --      (496,861)          --         2,445,139
  Issuance of common
     stock.................         --           --      91,649     126,419            --           --           126,419
  Exercise of common stock
     warrants..............         --           --   1,005,253      10,052            --           --            10,052
  Net loss.................         --           --          --          --    (1,385,588)          --        (1,385,588)
                             ---------   ----------   ---------   ---------    ----------      -------        ----------
Balance, December 31,
  1996.....................  2,942,000   $2,942,000   1,096,902   $ 136,471    (1,882,449)          --         1,196,022
                             =========   ==========   =========   =========    ==========      =======        ==========

          See accompanying notes to consolidated financial statements.

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                                1996            1995
                                                                             -----------     -----------
Cash flows from operating activities:
  Net loss.................................................................  $(1,385,588)    $  (494,599)
                                                                              ----------      ----------
  Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation..........................................................      388,284         314,319
     Amortization..........................................................      785,065         450,881
     Increase in allowance for doubtful accounts...........................       72,762          33,500
     Gain on sale of assets................................................      (97,097)             --
     Changes in assets and liabilities, net of effect of acquisitions:
       Increase in accounts receivable.....................................     (645,898)     (1,150,810)
       Increase in prepaid expenses and other current assets...............     (100,767)        (86,257)
       Increase in accounts payable and accrued expenses...................      315,973         414,911
       Increase (decrease) in accrued interest payable.....................      (59,287)        314,800
                                                                              ----------      ----------
          Net cash used in operating activities............................     (726,553)       (203,255)
                                                                              ----------      ----------
Cash flows from investing activities:
  Proceeds from sale of assets.............................................    1,150,000              --
  Capital expenditures for property and equipment..........................     (237,305)       (171,177)
  Capital expenditures for property and equipment related to
     acquisitions..........................................................     (744,717)     (2,898,359)
  Purchase of intangible assets............................................   (9,532,047)     (5,072,508)
  Purchase of note receivable..............................................     (273,416)             --
  Other....................................................................        2,340          11,454
                                                                              ----------      ----------
          Net cash used in investing activities............................   (9,635,145)     (8,130,590)
                                                                              ----------      ----------
Cash flows from financing activities:
  Proceeds from issuance of note payable...................................    8,867,000              --
  Proceeds from advance....................................................    9,123,310              --
  Increase (decrease) in bank overdraft....................................      (23,133)         22,992
  Proceeds from note receivable -- officer.................................           --          42,000
  Proceeds from issuance of long-term debt.................................           --       3,306,000
  Principal payments on long-term debt.....................................   (3,372,016)       (284,649)
  Proceeds from issuance of subordinated debt..............................    2,600,000       2,710,998
  Principal payments on subordinated debt..................................   (5,756,998)             --
  Net borrowings under line of credit......................................     (418,168)        315,719
  Proceeds from exercise of common stock warrants..........................       10,052              --
  Proceeds from issuance of preferred stock................................           --       2,197,000
  Proceeds from issuance of common stock...................................      126,419              --
  Increase in other long-term liabilities..................................       29,200          23,785
                                                                              ----------      ----------
          Net cash provided by financing activities........................   11,185,666       8,333,845
                                                                              ----------      ----------
          Net increase in cash and cash equivalents........................      823,968              --
Cash and cash equivalents, beginning of year...............................           --              --
                                                                              ----------      ----------
Cash and cash equivalents, end of year.....................................  $   823,968     $        --
                                                                              ==========      ==========
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest...................................  $ 1,244,393     $   321,396
                                                                              ==========      ==========

          See accompanying notes to consolidated financial statements.

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

(1)  NATURE OF BUSINESS AND ORGANIZATION

     Deschutes River Broadcasting, Inc. was formed in 1994 and is a holding company which wholly-owns eight subsidiaries located in Oregon, Washington and Montana. The subsidiaries own and operate radio stations and hold Federal Communications Commission (FCC) licenses.

     The subsidiary companies which own and operate radio stations are Deschutes River Broadcasting of Oregon, Inc., Deschutes River-Tri-Cities Operating Company, Inc., Deschutes River Broadcasting of Billings, Inc. and Deschutes River Broadcasting of Bozeman, Inc. The subsidiary companies which hold FCC licenses are DRB Oregon License, Inc., Deschutes River-Tri-Cities Broadcasting, Inc., DRB Billings License, Inc. and DRB Bozeman License, Inc.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany items and transactions have been eliminated in consolidation.

  (b) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (c) Fair Value of Financial Instruments

     The carrying amounts of cash and cash equivalents, accounts receivable, note receivable, accounts payable and other accrued expenses, accrued interest, advance, note payable and the line of credit approximate fair value because of the short-term or intercompany nature of these instruments.

     Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

  (d) Cash and Cash Equivalents

     The Company considers all investments with a maturity of three months or less at date of purchase to be a cash equivalent.

  (e) Intangible Assets

     Intangible assets are recorded at cost and amortized using the straight-line method over the expected periods to be benefited, which range from three to fifteen years. The Company assesses the recoverability of these intangible assets by determining whether the balance can be recovered through undiscounted future operating cash flows of the acquired asset. The amount of asset impairment, if any, is measured based on

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of the asset will be impacted if estimated future operating cash flows are not achieved.

  (f) Property and Equipment

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated lives of the respective assets, which range from five to twenty years. Maintenance and repairs are charged to operations as incurred.

  (g) Revenue

     Net broadcast revenue is presented net of agency commissions and is recognized when the advertisements are broadcast.

  (h) Trade Transactions

     Revenue from trade transactions (advertising provided in exchange for goods and services) is recognized as income when advertisements are broadcast and trade expense is recognized when merchandise is consumed or services are performed. An asset and liability are recorded at the fair market value of the goods or services received.

  (i) Stock Option Plan

     Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation", which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income disclosure for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

  (j) Income Taxes

     The Company accounts for taxes on the asset and liability method. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred income taxes are measured using the enacted tax rates and laws that are anticipated to be in effect when the differences are expected to reverse.

  (k) Reclassifications

     Certain 1995 amounts have been reclassified to conform with current year presentation.

(3)  ACQUISITIONS

     During 1995, the Company acquired two stations in Medford, Oregon for approximately $1.9 million and six stations in the Montana markets combined for approximately $5.4 million.

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     During 1996, the Company acquired ten new radio stations in various markets and disposed of three stations in Bozeman, Montana. The acquisitions included three stations in Eugene, Oregon, four stations in Medford, Oregon, two stations in Billings, Montana and one station in Tri-Cities, Washington. The significant acquisitions in Eugene and Medford, Oregon had total purchase prices of $7 million and $2 million, respectively. The remaining acquisitions and disposal transaction included the transfer of a station valued at approximately $750,000 and did not result in significant net proceeds.

     These acquisitions have been accounted for using the purchase method of accounting and, accordingly, the purchase price has been allocated to the assets purchased based upon the fair values at the date of acquisition. The excess of the purchase price over the fair value of the assets acquired has been recorded as goodwill and other identifiable intangibles. The consolidated financial statements include the operating results of each business from the date of acquisition. Pro forma unaudited consolidated operating results of the Company and the acquired stations for the years ended December 31, 1996 and 1995, assuming the acquisitions and dispositions had been made as of January 1, 1996 and 1995, are summarized below:

                                                               1996            1995
                                                            -----------     -----------
        Net broadcasting revenues.........................  $11,442,108     $11,316,910
        Income (loss) from operations.....................     (436,871)        423,053
        Net loss..........................................   (2,215,299)     (1,188,707)

     These pro forma results have been prepared for comparative purposes only and include certain adjustments for operational expenses that the Company will not incur in its operation of the stations, for interest expense that would have been incurred to finance the purchases, additional depreciation expense based on the fair market value of the property and equipment acquired, and the amortization of intangibles arising from the transactions. The pro forma financial information is not necessarily indicative of the results of operations had the acquisitions and dispositions been consummated as of January 1, 1996 and 1995 or of future results of operations of the consolidated entities.

(4) INTANGIBLE ASSETS, NET

     Intangible assets, net are as follows at December 31:

                                                   ESTIMATED
                                                     USEFUL
                                                      LIFE        1996          1995
                                                   ----------  -----------   ----------
        Goodwill.................................   15 years   $ 5,037,425   $2,811,354
        FCC licenses.............................   15 years     9,474,000    2,325,000
        Covenants not to compete.................  3-5 years       456,000      295,000
        Organizational costs.....................   5 years        252,970      255,319
        Deferred financing costs.................  Loan term            --       88,455
                                                               -----------   ----------
                                                                15,220,395    5,775,128
        Less accumulated amortization............                1,077,496      494,019
                                                               -----------   ----------
             Intangible assets, net..............              $14,142,899   $5,281,109
                                                               ===========   ==========

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(5)  PROPERTY AND EQUIPMENT, NET

     Property and equipment, net are as follows at December 31:

                                                 ESTIMATED
                                                USEFUL LIFE         1996           1995
                                               --------------    ----------     ----------
        Land.................................        --          $  312,764     $  312,764
        Buildings............................     20 years          297,431        497,430
        Leasehold improvements...............  Life of lease         13,000        130,000
        Tower and transmitter equipment......     13 years        1,521,586      1,664,710
        Vehicles.............................     5 years            28,724         13,260
        Studio equipment.....................     7 years         1,153,715      1,089,163
        Furniture and fixtures...............   5 - 7 years         352,179        236,859
                                                                 ----------     ----------
                                                                  3,679,399      3,944,186
        Less accumulated depreciation and
          amortization.......................                       525,469        337,531
                                                                 ----------     ----------
                  Property and equipment,
                    net......................                    $3,153,930     $3,606,655
                                                                 ==========     ==========

(6)  NOTE PAYABLE

     During 1996, in contemplation of the merger discussed at note 13, the Company obtained financing from Citadel Communications Corporation (CCC) in the form of an $8.9 million note payable to assist in making current year acquisitions (see note 3). The note bears interest at the higher of the Euro dollar rate plus 300 basis points or 9% and is payable quarterly. Accrued interest at December 31, 1996 was approximately $255,000. The note is secured by the assets of the acquired stations and stock of the subsidiary corporations that own the stations acquired with the note proceeds. The note payable was required to be repaid by July 1, 1997 if the merger did not occur. On the date of the merger, the note payable was reclassified as an intercompany liability, therefore it is classified as a non-current liability at December 31, 1996.

(7)  LINE OF CREDIT, LONG-TERM DEBT AND SUBORDINATED NOTES PAYABLE

     At December 31, the Company had the following debt instruments outstanding:

                                                                  1996         1995
                                                                 ------     ----------
        Line of credit, revolving; rate of prime plus 1.5%.....  $   --     $  418,168
        Bank note payable; variable and fixed rates
          of 8.5% to 10%.......................................      --      3,372,016
        Subordinated notes payable; rate of 11%................      --      3,156,998
                                                                 ------     ----------
                                                                    ---
                  Total........................................  $   --     $6,947,182
                                                                 ======     ==========

     Borrowings under the line of credit and bank note payable were collateralized by substantially all assets of the Company, excluding assets discussed in note 6.

     In contemplation of the merger discussed at note 13, all debt instruments were paid off on December 31, 1996. As the instruments were paid off by December 31, 1996, the Company did not have to comply with any financial covenants at or for the year then ended.

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(8)  LEASES

     The Company and its subsidiaries are obligated under certain noncancelable operating leases for which future minimum payments are as follows:

        Year ending December 31:
          1997...........................................................  $  309,542
          1998...........................................................     243,062
          1999...........................................................     207,604
          2000...........................................................     189,175
          2001...........................................................     176,279
          Subsequent to 2001.............................................     379,705
                                                                           ----------
                                                                           $1,505,367
                                                                           ==========

     Rental expense, principally for office space, equipment and tower rentals, amounted to $278,000 and $145,000 for the years ended December 31, 1996 and 1995.

(9)  STOCKHOLDERS' EQUITY

  Conversion of Stock at Time of Merger

     As discussed in note 13, all equity instruments of the Company; preferred stock, common stock and stock options, were converted into CCC equity instruments on January 1, 1997, the merger date.

  Convertible Preferred Stock

     Each share of Deschutes River Broadcasting Series A, B, C and D preferred stock is convertible at any time into common stock on a one-for-one basis (subject to certain adjustments). Conversion of each series of preferred stock is automatic upon the exchange of 51% or more of each series of preferred stock into common stock.

     Dividends are payable when and as declared by the Board of Directors and are not cumulative. Dividends must be first paid on preferred stock before amounts are paid on common stock. No dividends were declared or paid during 1996 or 1995.

     Upon liquidation, dissolution, or winding up of the Company, holders of convertible preferred stock have preference and priority over common shares for payment out of the assets of the Company or proceeds thereof available for distribution to stockholders of $1 per share plus a liquidation preference, which accrues at an annual compounded rate of 8%.

  Common Stock

     At December 31, 1996 and 1995, the Company had reserved shares of common stock for issuance as follows:

                                                                1996            1995
                                                              ---------       ---------
        Conversion of preferred stock.......................  2,942,000       2,942,000
        Issuance of warrants................................         --       1,005,253
        Issuance to employees, officers, directors and
          consultants under stock incentive plan............    708,843         708,843
                                                              ---------       ---------
                                                              3,650,843       4,656,096
                                                              =========       =========

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  Stock Incentive Plan

     During 1995, the Company adopted a Stock Incentive Plan (the Plan) for selected employees, officers, directors and consultants. Under the terms of the Plan, the option price is determined by the Board of Directors (the Board) at the time the option is granted. The options generally expire ten years from date of grant and are exercisable as determined by the Board. At December 31, 1995, no shares had been granted under the Plan.

     During 1996, the Company granted 246,569 options at $.60 and 332,926 options at $2.10. None of the options were exercised during the current year. The options generally are either 100% vested at the time of grant or become 100% vested at the time of a merger (see note 13). At December 31, 1996, 579,495 options were outstanding at a weighted average exercise price of $1.46, of which 238,095 options with an exercise price of $2.10 were exercisable.

     During 1995, the Financial Accounting Standards Board issued "Accounting for Stock-Based Compensation" (SFAS 123) which defines a fair value based method of accounting for an employee stock option and similar equity instruments.

     As permitted under SFAS 123, the Company has elected to continue to account for its stock-based compensation plans under APB Opinion No. 25. The Company has computed, for pro forma disclosure purposes, the value of all options granted during 1996 using the minimum value method as prescribed by SFAS 123 using the following assumptions for grants:

                    Risk-free interest rate.....................     6.04%
                    Expected dividend yield.....................        0%
                    Expected lives..............................  5 years

     Using the minimum value methodology, the total value of options granted during 1996 was $223,000 which would be amortized on a pro forma basis over the vesting period of the options (one to five years). The weighted average fair value per share of options granted during 1996 was $.38. If the Company had accounted for its stock-based compensation plans in accordance with SFAS 123, the Company's net loss would approximate the pro forma disclosure below for the year ended December 31, 1996:

                                                            AS              PRO
                                                         REPORTED          FORMA
                                                        ----------       ----------
            Net loss..................................  $1,385,588       $1,534,861

     The effects of applying SFAS 123 in this pro forma disclosure is not indicative of future amounts.

  Warrants

     During 1995, the Company granted 1,005,253 warrants to purchase common stock to subordinated debt holders at a price of $.01. All warrants granted in 1995 were exercised in 1996 for 1,005,253 shares of common stock. Management determined that the value associated with these warrants at the date of grant was not material.

     During 1996, the Company granted 290,381 warrants to purchase common stock to subordinated debt holders at a price of $.01. The warrants were to become exercisable on January 1, 1997 if the warrant holders' portion of the subordinated debt was not repaid by December 31, 1996. Due to the contingent nature of these warrants, no value was assigned at the grant date. These warrants expired on December 31, 1996, when the subordinated debt was repaid (see notes 7 and 13).

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(10)  SALARY SAVINGS AND RETIREMENT PLAN

     The Company has a salary savings and retirement plan. The plan covers primarily all officers and employees of the Company who meet prescribed age and service requirements. Employees may contribute up to 15% of their compensation. Matching contributions are determined at the discretion of the Board of Directors. There were no Company contributions made to the plan during the years ended December 31, 1996 or 1995.

(11)  INCOME TAXES

     No income tax benefit was recorded by the Company in 1996 and 1995. Income tax benefit for the year ended December 31, 1996 differed from the amounts computed by applying the U.S. Federal income tax rate of 34% to pretax income primarily due to an increase in the valuation allowance.

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1996 and 1995 are presented below:

                                                                       1996         1995
                                                                     --------     --------
    Deferred tax assets:
      Federal and state net operating loss carryforwards...........  $912,219     $246,553
      Allowance for doubtful accounts..............................    48,983       19,160
      Payroll accrual..............................................     2,100       21,403
                                                                     --------     --------
              Total gross deferred tax assets......................   963,302      287,116
      Less valuation allowance.....................................   735,645      190,338
                                                                     --------     --------
              Net deferred tax assets..............................   227,657       96,778
                                                                     --------     --------
    Deferred tax liabilities:
      Book versus tax basis accumulated depreciation...............   227,657       96,778
                                                                     --------     --------
              Total gross deferred tax liabilities.................   227,657       96,778
                                                                     --------     --------
              Net deferred tax asset...............................  $     --     $     --
                                                                     ========     ========

     As of December 31, 1996, the Company had a consolidated net operating loss carryforward of approximately $2,280,000 for consolidated federal income tax reporting purposes available to offset future taxable income through the year 2011. Based on the Company's history of operating losses, the more likely than not criteria for recognizing the tax benefit primarily associated with the net operating losses cannot be met and, therefore, the Company has recorded a valuation allowance to the extent of net deferred tax assets.

(12)  RELATED PARTY TRANSACTIONS

     The preferred stockholders are considered related parties of the Company. At December 31, 1995, the Company had approximately $3.2 million in notes payable to subordinated debt holders and $308,000 in accrued interest payable. During 1996, the Company borrowed an additional $2.6 million in subordinated debt from the preferred stockholders. Interest expense on the subordinated debt for fiscal 1996 and 1995 was $548,000 and $308,000, respectively.

     One of the preferred stockholders provides certain management services to the Company. Management fees accrued at December 31, 1996 and 1995 were approximately $48,000 and $21,000 and expense for the years then ended was approximately $216,000 and $171,000, respectively.

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     As part of the merger discussed in note 13, all subordinated debt and accrued interest was repaid and management services will no longer be provided to the Company.

(13)  SUBSEQUENT EVENTS

     The Company was merged with and into a wholly-owned subsidiary of CCC effective 12:01 a.m. on January 1, 1997. Effective with the merger, the Company (and its wholly-owned subsidiaries) ceased to exist. All of the Company's equity instruments, preferred stock, common stock and stock options, existing at December 31, 1996, were converted into CCC equity instruments at the conversion multiple defined in the merger agreement, at a per share conversion rate of
 .1222948. All options outstanding at December 31, 1996 became fully vested at the time of the merger. To effectuate the merger, CCC made an advance to the Company of approximately $9.1 million on December 31, 1996 to pay off subordinated debt, line of credit, long-term debt and other accrued expenses of the Company. The advance is considered a non-current liability at December 31, 1996 as the obligation was reclassified as an intercompany liability on the date of the merger.

DELOITTE &
 TOUCHE LLP
      [LOGO]

                                   ---------------------------------------------
                                   2500 One PPG Place           Telephone: (412)
                                                                338-7200
                                   Pittsburgh,
                                   Pennsylvania 15222-5401
                                                                Facsimile: (412)
                                                                338-7380

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders of
  Tele-Media Broadcasting Company:

     We have audited the accompanying consolidated balance sheets of Tele-Media Broadcasting Company and its partnership interests (collectively, the "Companies" -- see Note 1) as of December 31, 1995 and 1996, and the related consolidated statements of operations, deficiency in net assets and cash flows for each of the three years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Companies as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

     As discussed in Note 4 to the consolidated financial statements, at December 31, 1996, the Companies were not in compliance with the terms of a debt agreement.

/s/ DELOITTE & TOUCHE LLP

March 28, 1997

DELOITTE TOUCHE
TOHMATSU
INTERNATIONAL

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1996

                                                                       1995            1996
                                                                    -----------     -----------
                                            ASSETS
Current assets:
  Cash and cash equivalents.......................................  $ 1,904,258     $ 2,343,395
  Accounts receivable:
     Nonbarter -- less allowance for doubtful accounts of $531,000
      and $612,000................................................    4,599,032       5,262,484
  Barter -- net...................................................      363,394         304,244
  Other current assets............................................      157,998         739,831
                                                                    -----------     -----------
     Total current assets.........................................    7,024,682       8,649,954
                                                                    -----------     -----------
Property, plant and equipment:
  Land............................................................    1,372,571       1,372,571
  Buildings and improvements......................................    2,357,447       2,369,520
  Broadcasting equipment..........................................   10,653,182      11,169,533
                                                                    -----------     -----------
                                                                     14,383,200      14,911,624
  Less accumulated depreciation...................................    6,916,068       8,259,285
                                                                    -----------     -----------
     Property, plant and equipment -- net.........................    7,467,132       6,652,339
                                                                    -----------     -----------
Intangibles -- Net of accumulated amortization....................   29,036,404      26,904,288
                                                                    -----------     -----------
Other noncurrent assets...........................................       95,641          16,331
                                                                    -----------     -----------
                                                                    $43,623,859     $42,222,912
                                                                    ===========     ===========

                           LIABILITIES AND DEFICIENCY IN NET ASSETS
Current liabilities:
  Accounts payable and other accrued expenses.....................  $ 1,466,387     $ 2,019,269
  Accrued interest................................................      999,880       1,895,889
  Accrued sales commissions.......................................      330,561         358,513
  Amounts due to affiliates -- net................................    2,057,456       2,818,179
  Current portion of long-term debt...............................    3,106,208      37,528,396
                                                                    -----------     -----------
     Total current liabilities....................................    7,960,492      44,620,246
                                                                    -----------     -----------
Long-term liabilities:
  Long-term debt -- less current portion..........................   64,417,869      32,382,419
  Other...........................................................       32,772          31,266
                                                                    -----------     -----------
     Total long-term liabilities..................................   64,450,641      32,413,685
                                                                    -----------     -----------
Redeemable stock warrants.........................................      750,950       1,644,000
                                                                    -----------     -----------
Deficiency in net assets:
  Common stock, voting, $0.01 par value per share; 25,000 shares
     authorized, 15,000 shares outstanding........................          150             150
  Common stock, nonvoting, $0.01 par value per share; 10,000
     shares authorized, none outstanding..........................           --              --
  Additional paid-in capital......................................    6,924,445       6,924,445
  Deficit.........................................................  (36,462,819)    (43,379,614)
                                                                    -----------     -----------
     Deficiency in net assets.....................................  (29,538,224)    (36,455,019)
                                                                    -----------     -----------
                                                                    $43,623,859     $42,222,912
                                                                    ===========     ===========

                See notes to consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

                     CONSOLIDATED STATEMENTS OF OPERATIONS
       FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1996

                                                         1994            1995            1996
                                                      -----------     -----------     -----------
Revenues:
  Local advertising.................................  $17,637,256     $18,539,201     $20,968,055
  National advertising..............................    4,867,471       4,957,359       4,618,104
  Barter............................................    3,561,009       3,646,290       3,451,849
  Other.............................................      576,607         511,827         370,932
                                                      -----------     -----------     -----------
                                                       26,642,343      27,654,677      29,408,940
  Less agency commissions...........................    2,648,183       2,811,738       2,984,574
                                                      -----------     -----------     -----------
          Net revenues..............................   23,994,160      24,842,939      26,424,366
                                                      -----------     -----------     -----------
Selling, general and administrative, programming,
  barter and technical expenses:
     Selling........................................    4,719,103       5,154,097       5,001,176
     General and administrative.....................    3,552,604       4,088,306       4,674,883
     Programming....................................    3,882,737       4,391,676       4,858,386
     Barter.........................................    3,485,969       3,520,426       3,513,231
     Technical......................................      176,459         224,975         245,524
                                                      -----------     -----------     -----------
                                                       15,816,872      17,379,480      18,293,200
                                                      -----------     -----------     -----------
Operating income before management fees and
  depreciation and amortization.....................    8,177,288       7,463,459       8,131,166
                                                      -----------     -----------     -----------
Management fees and depreciation and amortization:
  Management fees -- affiliates.....................      844,579         741,876         804,410
  Depreciation and amortization.....................    4,690,730       3,708,809       3,493,509
                                                      -----------     -----------     -----------
                                                        5,535,309       4,450,685       4,297,919
                                                      -----------     -----------     -----------
Operating income....................................    2,641,979       3,012,774       3,833,247
Interest expense....................................    6,093,333       9,132,133      10,750,042
                                                      -----------     -----------     -----------
Loss before extraordinary item......................   (3,451,354)     (6,119,359)     (6,916,795)
Extraordinary item -- Loss on extinguishment of
  debt..............................................   (1,341,348)             --              --
                                                      -----------     -----------     -----------
          Net loss..................................  $(4,792,702)    $(6,119,359)    $(6,916,795)
                                                      ===========     ===========     ===========

                See notes to consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

              CONSOLIDATED STATEMENTS OF DEFICIENCY IN NET ASSETS
       FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1996

                                                            COMMON STOCK        ADDITIONAL
                                                          -----------------      PAID-IN
                                                          SHARES     AMOUNT      CAPITAL         DEFICIT
                                                          ------     ------     ----------     ------------
Balance, January 1, 1994................................   2,000      $ 20      $7,125,383     $(25,550,758)
  Stock dividend........................................  13,000       130            (130)              --
  Capital contributions -- cash.........................      --        --           1,000               --
  Distributions.........................................      --        --        (400,000)              --
  Contribution of management fees -- affiliates.........      --        --         198,192               --
  Net loss..............................................      --        --              --       (4,792,702)
                                                          ------      ----      ----------     ------------
Balance, December 31, 1994..............................  15,000       150       6,924,445      (30,343,460)
  Net loss..............................................      --        --              --       (6,119,359)
                                                          ------      ----      ----------     ------------
Balance, December 31, 1995..............................  15,000       150       6,924,445      (36,462,819)
  Net loss..............................................      --        --              --       (6,916,795)
                                                          ------      ----      ----------     ------------
Balance, December 31, 1996..............................  15,000      $150      $6,924,445     $(43,379,614)
                                                          ======      ====      ==========     ============

                See notes to consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
       FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1996

                                                                  1994            1995            1996
                                                               -----------     -----------     -----------
Cash flows from operating activities:
  Net loss...................................................  $(4,792,702)    $(6,119,359)    $(6,916,795)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization...........................    4,690,730       3,708,809       3,493,509
     Interest deferral.......................................    1,343,351       5,114,170       4,932,565
     Amortization of loan origination fees...................           --         311,916         300,795
     Management fees -- affiliates...........................      198,192         741,876         804,410
     Provision for losses on accounts receivable.............      376,732         367,522         387,291
     Loss on write-off of intangible assets..................      159,431              --              --
     Net barter transactions.................................      (75,040)       (125,864)         61,382
     Increase in fair value of redeemable stock warrants.....           --              --         893,050
     Other...................................................       90,867         (36,420)        (78,760)
     Changes in operating assets and liabilities:
       Accounts receivable -- nonbarter......................     (437,520)       (938,846)     (1,050,743)
       Other current assets..................................     (249,489)        233,807        (581,833)
       Accounts payable and other accrued expenses...........      (96,561)        281,957         552,882
       Affiliates activity -- net............................    1,148,600        (407,409)        (43,687)
       Accrued interest......................................       35,113         136,081         896,009
       Accrued sales commissions.............................      (38,885)         (6,891)         27,952
                                                                ----------      ----------      ----------
          Net cash provided by operating activities..........    2,352,819       3,261,349       3,678,027
                                                                ----------      ----------      ----------
Cash flows from investing activities:
  Capital expenditures.......................................     (428,423)       (520,440)       (468,631)
  Purchase of radio stations.................................   (1,900,000)     (5,100,000)        (65,000)
  Other......................................................       (4,809)          6,124           6,000
                                                                ----------      ----------      ----------
          Net cash used in investing activities..............   (2,333,232)     (5,614,316)       (527,631)
                                                                ----------      ----------      ----------
Cash flows from financing activities:
  Capital contributions......................................        1,000              --              --
  Borrowings.................................................   61,334,446       5,433,347          95,144
  Payments of long-term debt.................................  (57,323,706)     (2,932,546)     (2,640,971)
  Loan origination fees and other intangible assets..........   (2,668,295)       (271,271)       (163,764)
  Sale of redeemable stock warrants..........................      750,950              --              --
  Distributions to stockholders..............................     (400,000)             --              --
  Other......................................................      (12,180)         (2,178)         (1,668)
                                                                ----------      ----------      ----------
          Net cash provided by (used in) financing
            activities.......................................    1,682,215       2,227,352      (2,711,259)
                                                                ----------      ----------      ----------
Net increase (decrease) in cash and cash equivalents.........    1,701,802        (125,615)        439,137
Cash and cash equivalents, beginning of year.................      328,071       2,029,873       1,904,258
                                                                ----------      ----------      ----------
Cash and cash equivalents, end of year.......................  $ 2,029,873     $ 1,904,258     $ 2,343,395
                                                                ==========      ==========      ==========

                See notes to consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1996

1.  BASIS OF PRESENTATION AND BUSINESS

     Tele-Media Broadcasting Company (the "Company" or "TMBC") was incorporated in 1988 under the name TMZ Broadcasting Company ("TMZ"). In April 1994, TMZ changed its name to Tele-Media Broadcasting Company. Robert E. Tudek and Everett
I. Mundy each own 50% of the outstanding shares of TMBC. TMBC operates radio stations principally in midsize markets in the eastern United States and in Illinois.

     In May 1989, TMZ acquired all of the outstanding common stock of Eastern Broadcasting Company ("Eastern") and its wholly-owned subsidiaries: Lehigh Valley Broadcasting ("Lehigh"), Penn Broadcasting Corporation ("Hershey"), Providence Broadcasting Corporation ("Providence"), Quincy Communications Corporation ("Quincy") and State College Communications Corporation ("State College"). TMZ retained the assets acquired from State College and contributed the assets acquired from the remaining subsidiaries of Eastern to limited partnerships with the same names which TMZ had formed to facilitate the acquisition. TMZ owned between a 95% and 99% general partnership interest in each of the limited partnerships. With the exception of Quincy, the limited partnership interests were owned by the shareholders of TMZ and employees of the Companies (hereinafter defined). The limited partnership interest in Quincy (1%) was owned by Tele-Media Holding Corporation ("Holding"), which is owned by Messrs. Tudek and Mundy.

     In April 1993, Messrs. Tudek and Mundy formed Tele-Media Broadcasting Company of America ("America Corporation"), which purchased substantially all of the assets of two radio stations in Rhode Island, WPRO(AM) and WPRO-FM, for approximately $6 million, and in May 1993 formed Tele-Media Broadcasting Company of Johnstown/Altoona ("Johnstown/Altoona Corporation"), which purchased all of the common stock of Cambria County Broadcasting Company ("CCBC"). CCBC operated radio station WIYQ(FM). Simultaneous with the purchase, CCBC was merged into Johnstown/Altoona Corporation with Johnstown/Altoona Corporation being the surviving corporation. WIYQ(FM)'s call letters were subsequently changed to WQKK-FM.

     In April 1994, Tele-Media Broadcasting Company of Cambria County ("Cambria County Corporation") was formed by the shareholders of TMBC. Cambria County Corporation purchased substantially all of the assets of a radio station, WGLU(FM), in the Johnstown, PA market for approximately $1.9 million.

     In June 1994, the companies were restructured in order to facilitate a refinancing (see Note 4). In order to accomplish the restructuring, Tele-Media Broadcasting Operating Company Limited Partnership ("Tele-Media Operating") was formed by TMBC. Holding distributed its 1% limited partnership interest in Quincy to the shareholders of TMBC. TMBC contributed its general partnership interests in Lehigh, Hershey, Providence and Quincy to Tele-Media Operating. The shareholders of TMBC contributed all of their limited partnership interests in Lehigh, Hershey and Quincy to TMBC. TMBC contributed all of its limited partnership interest in Lehigh and all but 1% of its limited partnership interest in Hershey and Quincy to Tele-Media Operating. These limited partnership interests were, by virtue of an amendment to the respective partnership agreements, converted into general partnership interests. Tele-Media Broadcasting Company of America Limited Partnership ("America LP"), Tele-Media Broadcasting Company of Johnstown/Altoona Limited Partnership ("Johnstown/Altoona LP"), Tele-Media Broadcasting Company of State College Limited Partnership ("State College LP") and Tele-Media Broadcasting Company of Cambria County Limited Partnership ("Cambria County LP") were formed by Tele-Media Operating, and America Corporation, Johnstown/Altoona Corporation and Cambria County Corporation were merged with and into TMBC and the assets were then contributed to Tele-Media Operating which in turn conveyed them to the limited partnerships by the same names. TMBC then transferred all of the assets acquired in the State College acquisition to Tele-Media Operating which in turn conveyed them to State College LP.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     After the restructuring, TMBC owned a 99% general partnership interest in Tele-Media Operating, and Tele-Media Operating owned between a 95% and 99% general partnership interest in the following limited partnerships: Lehigh, Hershey, Providence, Quincy, State College LP, America LP, Johnstown/Altoona LP and Cambria County LP (collectively, the "Companies").

     In March 1995, Quincy purchased substantially all of the assets of WZLZ-FM for approximately $367,000 and the call letters were subsequently changed to WMOS-FM. This acquisition was financed primarily with unsecured seller debt.

     During 1994, Tele-Media Operating formed Tele-Media Broadcasting Company of York Limited Partnership ("York LP"), of which Tele-Media Operating is 99% general partner and TMBC is 1% limited partner. On May 1, 1995, the Companies entered into Local Marketing Agreements ("LMAs") to operate WQXA-AM, WQXA-FM and WIKN-FM. In November 1995, York LP acquired substantially all the assets of WQXA-AM and WQXA-FM for approximately $5 million. This acquisition was financed with additional borrowings under the Amended Loan Agreement (see Note 4).

     On August 1, 1996, the Companies entered into an LMA to operate WBLF-AM. In October 1996, State College LP acquired substantially all the assets of WBLF-AM for approximately $215,000 (including forgiveness of a note receivable from the seller and cash paid of $65,000).

     During 1996, Tele-Media Operating formed Tele-Media Broadcasting Company of Wilkes Barre/Scranton Limited Partnership ("Wilkes Barre LP") of which Tele-Media Operating is 99% general partner and TMBC is 1% limited partner. On August 1, 1996 Wilkes Barre LP entered into an asset purchase agreement to acquire WAZL-AM and WZMT-FM and entered into an LMA to operate the stations. On December 1, 1996, TMBC entered into an asset purchase agreement to acquire WARM-AM and WMGS-FM along with the rights to purchase options for WBHT-FM, WKQV-FM and WKQV-AM, all of which are located in the Wilkes-Barre market, and which were being operated under LMAs and Joint Sales Agreements ("JSA's"). Subsequent to December 31, 1996, the Company consummated the acquisition of the assets of WAZL-AM and WZMT-FM for approximately $3.5 million, which was financed with borrowings under the Amended Loan Agreement. The Company expects to consummate the acquisition of the assets of WARM-AM and WMGS-FM in 1997 for approximately $11 million to be financed through additional borrowings under the Amended Loan Agreement. The Company has made a nonrefundable escrow deposit of $550,000 related to this acquisition. The escrow deposit is included in other current assets and will be a reduction of the purchase price or, in the event the acquisition is not consummated, paid to the seller.

     The accompanying consolidated financial statements include the accounts of TMBC and its partnership interests, including the acquisition of businesses from their respective dates of purchase. All of the aforementioned acquisitions were accounted for under the purchase method, and as such, the purchase price is allocated among the assets and liabilities purchased based on their relative fair market values at the date of acquisition. All material intercompany transactions and balances have been eliminated in the consolidated financial statements.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a. Cash and Cash Equivalents -- For purposes of the consolidated statements of cash flows, the Companies consider highly liquid investments with original maturities of three months or less to be cash equivalents.

     b. Property, Plant and Equipment -- Property, plant and equipment, carried at cost, is depreciated over the estimated useful lives of the related assets, principally five to ten years. Depreciation is computed on the straight-line method for financial statement purposes and on accelerated methods for federal income tax

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

purposes. Depreciation expense totaled $1,446,000, $1,499,000 and $1,358,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

     c. Intangibles -- Broadcast licenses are amortized over 20 years. Loan origination fees and non-compete agreements are amortized over the terms of the related agreements, and organization costs are amortized over five years. The Companies write-off these assets and related accumulated amortization when the assets become fully amortized.

     d. Impairment of Long-Lived Assets -- Management of the Companies reviews long-lived assets (including property, plant and equipment and intangibles) for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management considers the undiscounted cash flow expected to be generated by the use of the asset and its eventual disposition to determine when, and if, an impairment has occurred. Any write-downs due to impairment are charged to operations at the time the impairment is identified. During the year ended December 31, 1994, the Company wrote-off loan origination fees with a net carrying value of approximately $159,000 due to a refinancing of the debt. There were no such write-downs required in 1995 or 1996.

     e. Income Taxes -- No provision for income taxes has been made for the taxable income of the partnerships included in the consolidated financial statements as income taxes are the responsibility of the partners. TMBC has Subchapter S status for federal income tax purposes and, therefore, the shareholders, rather than the Company, have the responsibility for federal income taxes and for state income taxes in those states that recognize the equivalent of Subchapter S status.

     f. Revenue Recognition -- Revenue is recognized as commercials are broadcast. The Companies also enter into barter transactions in which advertising time is traded for merchandise or services used principally for promotional and other business purposes. Barter revenue is recorded as commercials are broadcast at the estimated fair value of the air time. If merchandise or services are received prior to the broadcast of commercials, recognition of the related revenue is deferred and recognized as the commercials are broadcast.

     g. Reclassifications -- Certain reclassifications have been made to the 1994 and 1995 consolidated financial statements in order to conform to the 1996 presentation.

     h. Use of Estimates in Preparation of the Consolidated Financial Statements -- The preparation of these consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     i. Local Marketing Agreements and Joint Sales Agreements -- The Companies use property, plant and equipment of the radio stations operated under LMAs and JSAs in exchange for a fee. Under provisions of the Company's LMAs and JSAs, the expenses of operating the stations (other than depreciation or amortization of assets) are the obligations of the Companies, and they are entitled to the revenues generated by the stations. Revenues and expenses related to these agreements are reflected in the consolidated statements of operations. The Companies have recorded fees in respect to these agreements of $63,750 for the year ended December 31, 1996 within general and administrative expenses on the consolidated statement of operations. No such costs were incurred in 1994 or 1995.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3.  INTANGIBLES

     Intangibles consist of the following:

                                                               1995            1996
                                                            -----------     -----------
        Broadcast licenses................................  $36,389,881     $36,440,231
        Non-compete agreements............................    1,487,500         265,000
        Loan origination fees.............................    2,854,888       2,937,340
        Organization costs................................      250,387         284,633
                                                            -----------     -----------
                                                             40,982,656      39,927,204
        Less accumulated amortization.....................   11,946,252      13,022,916
                                                            -----------     -----------
                                                            $29,036,404     $26,904,288
                                                            ===========     ===========

4.  LONG-TERM DEBT AND REDEEMABLE STOCK WARRANTS

     Long-term debt consists of the following:

                                                             1995              1996
                                                          -----------       -----------
        Senior:
          Borrowings under Amended Loan Agreement.......  $36,383,700       $33,935,700
          Discount Notes................................   30,698,371        35,630,986
        Other...........................................      442,006           344,129
                                                          -----------       -----------
                                                           67,524,077        69,910,815
        Less current portion............................    3,106,208        37,528,396
                                                          -----------       -----------
                                                          $64,417,869       $32,382,419
                                                          ===========       ===========

     The significant provisions of the Amended and Restated Loan Agreement dated February 26, 1997 (the "Amended Loan Agreement"), Senior Discount Notes (the "Notes"), and the Redeemable Stock Warrants (the "Warrants") are discussed below. The debt arrangements discussed in the preceding sentence were entered into in connection with a refinancing in June 1994 of substantially all of the debt then outstanding, resulting in an extraordinary loss on the extinguishment thereof of approximately $1,341,000 during the year ended December 31, 1994.

AMENDED LOAN AGREEMENT

     The Amended Loan Agreement permits borrowings of up to approximately $49 million. The remaining permitted borrowings under the Amended Loan Agreement ($16 million at February 26, 1997) were provided to finance the 1997 planned acquisitions described in Note 1. The Amended Loan Agreement modified principal and interest payments, and certain financial covenants and requires the payment of additional fees to the Lender of $250,000 in 1997 and 1998 in the event of a failure to meet the leverage covenant in either year. Prior to the amendment on February 26, 1997, and at December 31, 1996, the Companies were not in compliance with the provisions of the loan agreement then in effect.

     Principal is payable in quarterly installments with any remaining principal due April 1999. The Lender has the option to require the Companies to make an additional principal payment of up to approximately $8.9 million in 1997 and $21.4 million in 1998. Prior to the date of the Amended Loan Agreement, interest was payable quarterly at the prime rate plus 2%, or at the Companies' option, LIBOR plus 4.75%. At December 31, 1996, the interest rate was 10.25% (prime plus 2%). The Amended Loan Agreement requires interest payments quarterly. Interest under the Amended Loan Agreement is charged at the prime rate plus

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2%, or at the Companies' option, LIBOR plus 4.5%, on borrowings up to approximately $44 million; interest on the next $5 million borrowed will be charged at the prime rate plus 3.75%. The Amended Loan Agreement requires the Companies to enter into a two year interest hedge contract on or before September 30, 1997 in a notional amount not less than $25 million, providing protection should the prime rate exceed the prime rate at the date the interest hedge contract is entered into by 2.5%. A penalty of between 2% and 4% is assessed on any principal prepayment.

     Borrowings under the Amended Loan Agreement are collateralized by substantially all of the assets and partnership interests of Tele-Media Operating and its partnerships. The Amended Loan Agreement provides for, among other things, limitations on distributions, indebtedness, mergers, sale and purchase of assets, capital expenditures, payment of management fees and payment of interest on the Notes, and requires the achievement of certain minimum cash flow amounts.

SENIOR DISCOUNT NOTES

     The Notes are due June 15, 2004 and were issued with an original issue discount based on an interest rate of 16%. TMBC did not make interest payments on the Notes due June 15, 1995, December 15, 1995 and June 15, 1996 and did not consummate the Exchange Offer by the date as set forth in the original Registration Rights Agreement (as defined below). Consequently, TMBC and the Note holders amended the existing agreements to convert the amount of cash interest payments then due ($2,509,000) plus penalties of approximately $1,260,000 to notes payable and, in consideration of the conversion, the Note holders waived TMBC's default. Under the terms of the Note Agreement, as amended to include the notes issued in 1995 and 1996, interest of approximately $920,000 is payable semi-annually through June 15, 1999, and the remainder of the interest is deferred and added to principal. After June 15, 1999, semi-annual interest payments will be made at an annual rate of 16% of the accreted value of the Notes. The accreted value of the Notes will approximate $47,811,000 at June 15, 1999.

     TMBC did not make the required interest payment of $920,585 on the Notes which was due on December 15, 1996, and consequently it is in default of the Note Agreement. The holders of the Notes have the right to require immediate payment of all amounts due under the Note Agreement. The total amount due under the Note Agreement at December 31, 1996, which is classified as a current obligation, was $35,630,986. The shareholders of TMBC have negotiated an agreement to sell their stock in the Company. As part of the transaction, the holders of the Notes will be paid an amount sufficient to satisfy all outstanding claims against TMBC, including settlement of claims relating to the redeemable stock warrants discussed below (see Note 6). In the event the sale is not consummated, TMBC plans to enter into discussions with the Note holders to convert the delinquent amount, plus any penalties, into a note payable. If the Note holders refuse to agree to the conversion or another acceptable alternative, TMBC intends to search for replacement financing.

     Payment under the Notes is restricted by the Amended Loan Agreement. Redemption of the Notes prior to their scheduled maturity is subject to prepayment premiums. If a Qualified Public Offering is consummated by June 15, 1999, the Notes may be redeemed at TMBC's option for between 110% to 120% of the Accreted Value of the Notes. After June 15, 1999, the Notes may be redeemed at TMBC's option for $47,811,000 plus a premium of up to 8%, which declines ratably through the date of maturity. In addition, if a Change of Control occurs, the Note holders have the option to require TMBC to repurchase the Notes at 101% of the Accreted Value.

     The Notes are unsecured and restrict, among other things, the declaration or payment of any dividends or any other distributions to shareholders, the incurrence of additional debt, transactions with affiliates, payment of management fees, formation of additional subsidiaries, mergers, sales of assets and capital expenditures. Pursuant to a Registration Rights Agreement between TMBC and the Purchasers, TMBC filed an Exchange Offer Registration Statement (the "Registration Statement") with the Securities and Exchange Commission

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

on September 19, 1994. Under the terms of the Exchange Offer the holders of the Notes may exchange the Old Notes for New Notes with identical terms, except that the New Notes may be offered for resale, be resold or otherwise transferred, under certain conditions by the holders without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933. Pursuant to the terms of the Registration Rights Agreement, as amended, if the Registration Statement does not become effective by May 1, 1997, additional interest of 1% per annum will be charged from May 1, 1997 through December 1, 1997 and increase
 .5% each six months thereafter, not to exceed an aggregate of 5% based on the Accreted Value of the Notes until the Registration Statement becomes effective.

REDEEMABLE STOCK WARRANTS

     The Warrants are exercisable at no additional cost to the Note holders for between 3,750 and 5,290 shares of non-voting common stock representing 20% to 26% of the equity of TMBC, based on the achievement of certain levels of Operating Cash Flow. The Warrant agreement provides registration rights to the holders and restricts, among other things, the incurrence of additional debt, payment of management fees, formation of additional subsidiaries, mergers, sale of assets and distributions to stockholders. In addition, the Warrant holders have put rights during the period from January 1, 2000 through March 31, 2000 or upon a Change of Control, to require TMBC to redeem the Warrants for cash at fair value.

     The Warrants expire June 9, 2004 and are exercisable at any time on or after January 1, 2000, or upon the occurrence of any of the following: the conversion of TMBC to a Subchapter C corporation for federal income tax purposes; an Initial Public Offering; a merger where TMBC is not the surviving entity; a sale, lease, transfer or other disposition of all or substantially all of the assets of TMBC or its subsidiaries; a liquidation or dissolution of TMBC; or if Messrs. Tudek and Mundy own less than 50% of TMBC or a successor company.

     Holders of the non-voting common stock will enter into a Registration Rights Agreement providing them with unlimited piggy-back registration rights and the right to participate in any Initial Public Offering. The non-voting stock is convertible into voting common stock in connection with the sale of shares in a public offering, in a brokers' transaction pursuant to Rule 144 under the Securities Act of 1933, and if, after conversion, the shareholder would own 4.9% or less of the common stock. TMBC has reserved 10,000 shares of non-voting stock and 10,000 shares of voting stock for exercise of the Warrants.

     TMBC estimated the redemption price of the warrants at December 31, 1995 and 1996 as $750,950 and $7,000,000, respectively. Increases in the redemption price are accounted for prospectively as an adjustment to periodic interest expense from the date of the increase to January 1, 2000, the earliest date the put can be exercised. The accreted value of the Warrants at December 31, 1995 and 1996, was $750,950 and $1,644,000, respectively, resulting in a charge to interest expense for the year ended December 31, 1996 of $893,050. There was no adjustment to interest expense for the years ended December 31, 1994 and 1995.

     Minimum scheduled maturities of long-term debt during the next five years considering the Amended Loan Agreement and the classification of the Notes as a current liability resulting from the default are as follows:

        1997............................................................  $37,528,000
        1998............................................................    2,595,000
        1999............................................................   33,744,000
        2000............................................................       19,000
        2001............................................................        3,000

     Interest paid on all debt in 1994, 1995 and 1996 was approximately $4,616,000, $3,570,000 and $3,750,000, respectively.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5.  OPERATING AGREEMENT WITH AFFILIATE

     Under terms of an operating agreement entered into in June 1994, Tele-Media Corporation of Delaware (an affiliate) ("Tele-Media Delaware") provides certain management and technical services to the Companies and charges a management fee of 3.5% of revenues. Payment of the management fee is restricted by the Notes and the Amended Loan Agreement. The operating agreement expires on June 9, 2004 and continues from year-to-year thereafter unless either party gives written notice to the other at least 30 days in advance of an expiration date.

     Prior to the June 1994 operating agreement discussed above, Tele-Media Delaware charged a management fee ranging from 3.5% to 7% of revenues. As required by the provisions of the debt arrangements then outstanding as discussed in Note 4, Messrs. Tudek and Mundy assumed responsibility for the payment of certain management fees in 1994. The liabilities assumed by Messrs. Tudek and Mundy are treated as additional paid-in capital in the consolidated financial statements.

6.  CONTINGENCIES AND COMMITMENTS

     In 1995, TMBC and its shareholders entered into a nonbinding letter of intent to sell the stock of TMBC. TMBC terminated the letter of intent and the proposed buyer filed suit for damages and specific performance. A motion to dismiss the suit was heard in early 1996 and the court ruled to dismiss a majority of the claims, including those for specific performance, as no definitive agreement had been reached for sale of the stock. On March 28, 1997, the shareholders of TMBC executed an agreement to sell the stock of the Company to the plaintiff in this suit. As part of this transaction, the suit was dismissed with prejudice, and upon motion of the parties, the dismissal of the suit was approved by the court. As a result of the suit's dismissal, this action cannot again be filed by the plaintiff.

     General and administrative expenses for the year ended December 31, 1995 and 1996 include approximately $274,000 and $260,000, respectively, of legal expenses incurred relating to the defense of the lawsuit and the proposed sale.

     The shareholders have agreed to pay 5.5% of the net proceeds from a sale of their stock to two key members of management.

                                  * * * * * *

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1997

                                     ASSETS
Current assets:
  Cash and cash equivalents....................................................  $  3,708,373
  Accounts receivable:
     Nonbarter -- less allowance for doubtful accounts of $800,000.............     5,447,842
     Barter -- net.............................................................       303,749
  Other current assets.........................................................       303,620
                                                                                 ------------
          Total current assets.................................................     9,763,584
                                                                                 ------------
Property, plant and equipment -- net...........................................     8,436,165
                                                                                 ------------
Intangibles -- net.............................................................    38,326,412
                                                                                 ------------
Other noncurrent assets........................................................        16,331
                                                                                 ------------
                                                                                 $ 56,542,492
                                                                                  ===========

                      LIABILITIES AND DEFICIENCY IN NET ASSETS

Current liabilities:
  Accounts payable and other accrued expenses..................................  $  1,514,622
  Accrued interest.............................................................     2,969,594
  Amounts due to affiliates -- net.............................................     4,159,152
  Current portion of long-term debt............................................    39,491,064
                                                                                 ------------
          Total current liabilities............................................    48,134,432
                                                                                 ------------
Long-term liabilities:
  Long-term debt -- less current portion.......................................    47,306,734
  Other........................................................................        31,266
                                                                                 ------------
          Total long-term liabilities..........................................    47,338,000
                                                                                 ------------
Redeemable stock warrants......................................................     2,536,000
                                                                                 ------------
Deficiency in net assets:
  Common stock, voting, $0.01 par value per share; 25,000 shares authorized,
     15,000 shares outstanding.................................................           150
  Common stock, nonvoting, $0.01 par value per share; 10,000 shares authorized,
     none outstanding..........................................................            --
  Additional paid-in capital...................................................     6,924,445
  Deficit......................................................................   (48,390,535)
                                                                                 ------------
          Deficiency in net assets.............................................   (41,465,940)
                                                                                 ------------
                                                                                 $ 56,542,492
                                                                                  ===========

      See notes to unaudited condensed consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND CHANGES IN DEFICIT
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997

                                                                      1996             1997
                                                                  ------------     ------------
Revenues:
  Local advertising.............................................  $  9,323,963     $ 12,557,493
  National advertising..........................................     2,052,723        2,710,273
  Barter........................................................     1,697,415        2,357,519
  Other.........................................................       222,507          339,431
                                                                  ------------     ------------
                                                                    13,296,608       17,964,716
  Less agency commissions.......................................     1,346,551        1,723,832
                                                                  ------------     ------------
          Net revenues..........................................    11,950,057       16,240,884
                                                                  ------------     ------------
Selling, general and administrative, programming, barter and technical expenses:
  Selling.......................................................     2,441,926        3,287,451
  General and administrative....................................     2,008,273        3,366,246
  Programming...................................................     2,337,296        3,491,639
  Barter........................................................     1,697,415        2,357,519
  Technical.....................................................       127,977          176,110
                                                                  ------------     ------------
                                                                     8,612,887       12,678,965
                                                                  ------------     ------------
Operating income before management fees and depreciation and
  amortization..................................................     3,337,170        3,561,919
                                                                  ------------     ------------
Management fees and depreciation and amortization:
  Management fees -- affiliates.................................       358,113          454,258
  Depreciation and amortization.................................     2,092,858        2,207,660
                                                                  ------------     ------------
                                                                     2,450,971        2,661,918
                                                                  ------------     ------------
Operating income................................................       886,199          900,001
Interest expense................................................     4,955,734        5,910,922
                                                                  ------------     ------------
Net loss........................................................    (4,069,535)      (5,010,921)
Deficit, beginning of period....................................   (36,462,819)     (43,379,614)
                                                                  ------------     ------------
Deficit, end of period..........................................  $(40,532,354)    $(48,390,535)
                                                                  ============     ============

      See notes to unaudited condensed consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997

                                                                      1996             1997
                                                                   -----------     ------------
Cash flows from operating activities:
  Net loss.......................................................  $(4,069,535)    $ (5,010,921)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization...............................    2,092,858        2,207,660
     Interest deferral...........................................    3,012,406        1,975,012
     Management fees -- affiliates...............................      358,113          454,258
     Provision for losses on accounts receivable.................      158,144          305,581
     Increase in fair value of redeemable stock warrants.........           --          892,000
     Other.......................................................          849              335
     Changes in operating assets and liabilities:
       Accounts receivable -- nonbarter..........................       (6,589)        (490,939)
       Other current assets......................................     (115,852)        (114,795)
       Accounts payable and other accrued expenses...............     (587,980)        (863,160)
       Affiliates activity -- net................................     (135,961)         886,715
       Accrued interest..........................................      478,336        1,073,705
                                                                   -----------      -----------
          Net cash provided by operating activities..............    1,184,789        1,315,451
                                                                   -----------      -----------
Cash flows from investing activities:
  Capital expenditures...........................................     (255,344)        (227,926)
  Purchase of radio stations.....................................           --      (14,170,000)
  Other..........................................................        2,500            1,500
                                                                   -----------      -----------
          Net cash used in investing activities..................     (252,844)     (14,396,426)
                                                                   -----------      -----------
Cash flows from financing activities:
  Borrowings.....................................................       79,361       16,000,000
  Payments of long-term debt.....................................   (1,575,046)      (1,408,350)
  Loan origination fees and other intangible assets..............      (25,000)        (145,334)
  Other..........................................................       (1,714)            (363)
                                                                   -----------      -----------
          Net cash provided by (used in) financing activities....   (1,522,399)      14,445,953
                                                                   -----------      -----------
Net increase (decrease) in cash and cash equivalents.............     (590,454)       1,364,978
Cash and cash equivalents, beginning of period...................    1,904,258        2,343,395
                                                                   -----------      -----------
Cash and cash equivalents, end of period.........................  $ 1,313,804     $  3,708,373
                                                                   ===========      ===========

                See notes to consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997

1.  BASIS OF PRESENTATION

     The condensed consolidated balance sheet as of June 30, 1997 and the condensed consolidated statements of operations and changes in deficit and cash flows for the six month periods ended June 30, 1996 and 1997 are unaudited. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation for the periods presented have been included. These interim unaudited condensed consolidated financial statements for 1996 and 1997 should be read in conjunction with the audited consolidated financial statements and notes thereto. The consolidated results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the full year.

2.  BUSINESS ACQUISITIONS

     On February 27, 1997, the Company purchased substantially all of the assets of two radio stations in the Wilkes-Barre/Scranton, Pennsylvania market for approximately $3,400,000. The acquisition was accounted for under the purchase method, with approximately $500,000 allocated to property, plant and equipment and approximately $2,900,000 allocated to intangibles.

     On April 18, 1997, the Company closed the acquisition of two additional radio stations in the Wilkes-Barre/Scranton, Pennsylvania market for approximately $11,000,000. The acquisition was financed by $12,000,000 of additional borrowings under the Amended Loan Agreement. On May 5, 1997, the Company closed the acquisition of a radio station in the Quincy, Illinois market for approximately $300,000. The acquisition was financed primarily by an unsecured seller note and assumption of capital leases.

3.  SUBSEQUENT EVENTS

     On July 3, 1997, all of the issued and outstanding stock of the Company was acquired by Citadel Broadcasting Company, a subsidiary of Citadel Communications Corporation for approximately $114,400,000.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Snider Corporation:

     We have audited the accompanying balance sheet of Snider Corporation as of December 31, 1996 and the related statements of income, stockholders' equity, and cash flows for the year then ended. We have also audited the accompanying consolidated balance sheet of Snider Corporation as of December 31, 1995 and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Snider Corporation as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. Also, in our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Snider Corporation as of December 31, 1995 and the consolidated results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

     As discussed in Notes 3, 6 and 7, the Company has significant transactions with related parties.

     Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The combining information is presented for purposes of additional analysis of the financial statements. The combining information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                          /s/ ERWIN & COMPANY

Little Rock, Arkansas
April 1, 1997

                               SNIDER CORPORATION

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                                                         1996           1995
                                                                      ----------     ----------
                                            ASSETS
Current assets:
  Cash and cash equivalents.........................................  $  105,788     $   44,870
  Accounts receivable, net of allowance for doubtful accounts of
     $34,461 in 1996 and $26,652 in 1995............................     475,065        566,180
  Due from affiliates...............................................      38,146         61,352
  Other.............................................................      20,867         34,495
                                                                      ----------     ----------
     Total current assets...........................................     639,866        706,897
Other assets:
  Non-compete covenant..............................................      45,833             --
  Land held for investment, at cost, which approximates market
     value..........................................................      97,553        123,396
  Other.............................................................      18,536             --
                                                                      ----------     ----------
     Total other assets.............................................     161,922        123,396
Property and equipment, at cost less accumulated depreciation.......     874,992        666,934
                                                                      ----------
                                                                      $1,676,780     $1,497,227
                                                                      ==========     ==========

                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Note payable -- related party.....................................  $   50,000     $   50,000
  Accounts payable -- trade.........................................     152,388        128,416
                      -- other......................................          --            385
  Accrued expenses..................................................      86,481         96,593
                                                                      ----------     ----------
     Total current liabilities......................................     288,869        275,394
Stockholders' equity:
  Common stock, no par value; 1,000 shares authorized, 100 shares
     issued and outstanding.........................................     143,000        143,000
  Paid in capital...................................................     474,300         62,298
  Retained earnings.................................................     770,611      1,016,535
                                                                      ----------     ----------
     Total stockholders' equity.....................................   1,387,911      1,221,833
                                                                      ----------     ----------
                                                                      $1,676,780     $1,497,227
                                                                      ==========     ==========

                            See accompanying notes.

                               SNIDER CORPORATION

                              STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                         1996           1995
                                                                      ----------     ----------
Revenue:
  Announcements and programs........................................  $3,583,944     $3,510,863
  Barter accounts...................................................     428,129        360,616
                                                                      ----------     ----------
          Total revenue.............................................   4,012,073      3,871,479
                                                                      ----------     ----------
Direct charges:
  Commissions.......................................................     450,944        440,461
  Royalties and franchise fees......................................     140,303         93,744
                                                                      ----------     ----------
          Total direct charges......................................     591,247        534,205
                                                                      ----------     ----------
Gross profit........................................................   3,420,826      3,337,274
                                                                      ----------     ----------
Operating expenses:
  Technical department..............................................      95,416         57,985
  Program department................................................     509,877        608,416
  News department...................................................     255,458        264,837
  Sales department..................................................     859,674        839,461
  General and administrative........................................     974,815        926,945
  Depreciation and amortization.....................................     186,723         81,232
                                                                      ----------     ----------
          Total operating expenses..................................   2,881,963      2,778,876
                                                                      ----------     ----------
Operating income....................................................     538,863        558,398
Other income (expense):
  Interest income...................................................       3,168          5,275
  Interest expense..................................................      (6,917)        (8,548)
  Loss on sale of property and equipment............................     (59,024)            --
  Minority interest.................................................          --        (48,004)
  Operating agreement -- acquired stations..........................     (65,698)            --
  Other.............................................................    (124,316)       (30,540)
                                                                      ----------     ----------
          Total other income (expense)..............................    (252,787)       (81,817)
                                                                      ----------     ----------
Net income..........................................................  $  286,076     $  476,581
                                                                      ==========     ==========

                             See accompanying notes

                               SNIDER CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                COMMON      PAID-IN       RETAINED
                                                STOCK       CAPITAL       EARNINGS        TOTAL
                                               --------     --------     ----------     ----------
Balance -- December 31, 1994.................  $143,000     $ 62,298     $  868,958     $1,074,256
  Net income.................................        --           --        476,581        476,581
  Distributions to stockholders..............        --           --       (329,004)      (329,004)
                                               --------     --------     ----------     ----------
Balance -- December 31, 1995.................   143,000       62,298      1,016,535      1,221,833
  Net income.................................        --           --        286,076        286,076
  Capital contribution.......................        --      412,002             --        412,002
  Distributions to stockholders..............        --           --       (532,000)      (532,000)
                                               --------     --------     ----------     ----------
Balance -- December 31, 1996.................  $143,000     $474,300     $  770,611     $1,387,911
                                               ========     ========     ==========     ==========

                             See accompanying notes

                               SNIDER CORPORATION

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                         1996          1995
                                                                       ---------     ---------
Cash flows from operating activities:
  Net income.........................................................  $ 286,076     $ 476,581
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization...................................    186,723        81,232
     Loss on disposal of assets......................................     59,023            --
     Minority interest...............................................         --        48,004
     Recognition of unearned income..................................         --      (107,813)
     Bad debt provision..............................................     34,461        30,636
     Net changes in operating assets and liabilities:
       Accounts receivable...........................................     56,654      (173,698)
       Other current assets..........................................     13,628        77,524
       Other non-current assets......................................    (18,536)           --
       Accounts payable..............................................     23,587       (15,065)
       Accrued expenses..............................................    (10,112)        6,280
                                                                       ---------     ---------
          Net cash provided by operating activities..................    631,504       423,681
                                                                       ---------     ---------
Cash flows from investing activities:
  Purchase of property and equipment.................................   (213,240)     (192,120)
  Purchase of land held for investment...............................         --       (22,563)
  Proceeds from sale of property and equipment.......................    262,800            --
  Net advances to affiliate..........................................    (38,146)      (49,064)
  Payment under non-compete covenant.................................    (50,000)           --
                                                                       ---------     ---------
          Net cash used in investing activities......................    (38,586)     (263,747)
                                                                       ---------     ---------
Cash flows from financing activities:
  Proceeds from repayments of notes receivable.......................         --       107,623
  Repayment of note payable -- Bank..................................         --       (45,044)
  Distributions to minority interest.................................         --       (48,004)
  Distributions to stockholders......................................   (532,000)     (329,004)
                                                                       ---------     ---------
          Net cash used in financing activities......................   (532,000)     (314,429)
                                                                       ---------     ---------
Net increase (decrease) in cash and cash equivalents.................     60,918      (154,495)
Cash and cash equivalents:
  Beginning of year..................................................     44,870       199,365
                                                                       ---------     ---------
  End of year........................................................  $ 105,788     $  44,870
                                                                       =========     =========
Supplemental cash flows information:
  Interest paid......................................................  $   6,917     $   8,548
  Significant non-cash investing and financing activities:
     Non-cash purchase of property and equipment from affiliate......    473,353            --
     Non-cash contribution of capital................................    412,002            --

                             See accompanying notes

                               SNIDER CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of consolidation

     The consolidated financial statements include the accounts of Snider Corporation (the Company) and SMN Company (SMN), a 52% owned partnership. All significant intercompany transactions and accounts have been eliminated in consolidation. SMN was liquidated effective December 31, 1995.

  Nature of operations

     The Company operates an AM radio station and two FM radio stations in the central Arkansas market area and provides news and information to other radio stations throughout Arkansas. The activities of SMN were not material to 1995 consolidated financial position or results of operations.

  Accounting estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Depreciation and amortization

     Depreciation is calculated by the straight-line method. Estimated useful lives are as follows:

                                                                                YEARS
                                                                                -----
        Transmitter building, antenna system, office machines and                3-25
          equipment.........................................................
        Furniture and fixtures..............................................     5-10
        Vehicles............................................................     2- 4
        Other...............................................................     3- 5

  Non-compete covenant

     The non-compete covenant with the former owner of certain radio broadcasting assets acquired in 1996 is being amortized on a straight-line basis over a period of two years. Total amortization expense was for 1996 was $4,167.

  Statement of cash flows

     For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

  Concentrations of credit risk

     Most of the Company's business activity is with customers located within the state of Arkansas. The Company grants credit to its customers in the normal course of business, ordinarily without collateral requirements.

     The Company's exposure to credit risk from accounts receivable -- trade and notes receivable is represented by the carrying value of those receivables. The Company also periodically has demand deposit balances with a local financial institution that exceed federally insured limits. Management periodically reviews the soundness of this financial institution and does not believe the Company is exposed to significant financial risk.

                               SNIDER CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1996 AND 1995 -- CONTINUED

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

  Reclassifications

     Certain reclassifications have been made to the 1995 financial statements to conform to the 1996 basis of presentation.

(2) PROPERTY AND EQUIPMENT:

     Property and equipment at December 31, 1996 and 1995 consists of the following:

                                                                1996            1995
                                                             ----------      ----------
        Land...............................................  $   57,700      $  301,252
        Transmitter building...............................      87,879          87,879
        Antenna system.....................................      91,736          91,736
        Satellite equipment................................     473,353              --
        Equipment..........................................     650,906         452,326
        Office machines....................................     339,616         325,787
        Furniture and fixtures.............................     150,289         149,455
        Vehicles...........................................      56,272          63,623
        Other..............................................      78,831         198,714
                                                             ----------      ----------
                                                              1,986,582       1,670,772
        Less accumulated depreciation......................   1,111,590       1,003,838
                                                             ----------      ----------
                                                             $  874,992      $  666,934
                                                             ==========      ==========

(3) NOTE PAYABLE -- RELATED PARTY:

     Note payable -- related party at December 31, 1996 and 1995 consists of an unsecured note payable to a stockholder. The note bears interest at 8% and is due on demand.

(4) INCOME TAXES:

     The Company has elected to be treated as an S corporation for federal income tax purposes and is subject to similar treatment for state income tax purposes. Under this election, income and losses of the Company are reported in the income tax returns of the stockholders. As a result, no income taxes are reflected in the accompanying consolidated financial statements.

(5) ACQUISITIONS:

     During 1996, the Company acquired the assets, including broadcast rights for a local FM radio. Prior to FCC approval of the acquisition, the station was operated by the Company under a license management agreement. Expenses incurred under this agreement totaling $65,698 are included in the accompanying 1996 statement of income under the heading "Other Income (Expenses)."

                               SNIDER CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1996 AND 1995 -- CONTINUED

(5) ACQUISITION (CONTINUED):

     The acquisition cost of the broadcast assets were allocated as follows:

            Property and equipment..................................    $ 132,820
            Non-compete covenant....................................       50,000
                                                                        ---------
                      Total.........................................    $ 182,820
                                                                        =========

(6) COMMITMENTS AND CONTINGENCIES:

     The Company leases its office building and parking lot under an operating lease from an officer and principal stockholder of the Company for $10,000 per month. Additionally, the Company rented satellite space from an affiliate under an informal lease agreement totaling $6,300 and $107,950 during the years ended December 31, 1996 and 1995, respectively. Total rent expense was $140,400 and $245,377 for the years ended December 31, 1996 and 1995, respectively. Rent expense was offset by $48,320 in 1996 and $54,000 in 1995 by amounts received from an affiliate under a month to month sublease agreement for office space.

     Future minimum rentals under noncancelable operating leases, including renewal options, at December 31, 1996 are as follows:

            1997....................................................    $ 120,000
            1998....................................................      120,000
                                                                        ---------
                                                                        $ 240,000
                                                                        =========

(7) RELATED PARTY TRANSACTIONS:

     General and administrative expense has been reduced by $21,000 and $23,282 in 1996 and 1995, respectively, for shared office and overhead expenses charged to an affiliate. The amounts shown in the accompanying balance sheets as due from affiliates represent amounts owed to the Company for these and certain other operating expenses paid by the Company on behalf of affiliates.

     During 1996, the Company purchased satellite communications equipment from an affiliate for $473,353. In connection with the purchase, the Company's stockholders transferred certain assets of another affiliate with a fair value of $412,002 to the Company. The transfer was recorded as a capital contribution. These contributed assets, plus accounts receivable due from the affiliate totaling $61,351 were exchanged for the satellite communications equipment.

     Information concerning the note payable -- related party is contained in
Note 3. Information concerning lease and other rental income and expenses with related parties is described in Note 5.

                               SNIDER CORPORATION

                    SCHEDULE OF COMBINING OPERATING INCOME,
                    EXCLUDING DEPRECIATION AND AMORTIZATION
                             FOR BROADCASTING UNITS
                          YEAR ENDED DECEMBER 31, 1996

                                                            KARN           ARN          COMBINED
                                                         ----------     ----------     ----------
Revenue:
  Local announcements..................................  $1,604,785     $1,353,472     $2,958,257
  National announcements...............................     135,805             --        135,805
  Political announcements..............................      68,318        193,539        261,857
  Network..............................................      77,236             --         77,236
  Materials and facilities.............................      71,411         79,378        150,789
  Barter accounts......................................     289,797        138,332        428,129
                                                         ----------     ----------     ----------
          Total revenue................................   2,247,352      1,764,721      4,012,073
Less direct charges:
  Agency commissions...................................     156,538        187,616        344,154
  National representative commissions..................      16,676         90,114        106,790
  Rights fees..........................................      78,426         61,877        140,303
                                                         ----------     ----------     ----------
          Totals.......................................     251,640        339,607        591,247
                                                         ----------     ----------     ----------
Gross profit...........................................   1,995,712      1,425,114      3,420,826
Operating expenses:
  Technical department.................................      73,611         21,805         95,416
  Program department...................................     356,247        153,630        509,877
  News department......................................     115,269        140,189        255,458
  Sales department.....................................     480,476        379,198        859,674
  General and administrative...........................     633,288        341,527        974,815
                                                         ----------     ----------     ----------
          Total operating expenses, excluding
            depreciation and amortization..............   1,658,891      1,036,349      2,695,240
                                                         ----------     ----------     ----------
Operating income, excluding depreciation and
  amortization.........................................  $  336,821     $  388,765     $  725,586
                                                         ==========     ==========     ==========

                               SNIDER CORPORATION

                                 BALANCE SHEET
                                  MAY 31, 1997
                                  (UNAUDITED)

ASSETS
Current assets:
  Cash and cash equivalents......................................................  $   45,972
  Accounts receivable -- trade, net of allowance for doubtful accounts of
     $38,228.....................................................................     780,901
  Due from affiliates............................................................      44,589
  Other..........................................................................       7,941
                                                                                   ----------
          Total current assets...................................................     879,403
Property and equipment, at cost less accumulated depreciation of $1,193,204......     813,910
Other assets:
  Non-compete agreement, less accumulated amortization of $14,583................      35,417
  Land held for investment, at cost, which approximates market value.............      97,553
  Other..........................................................................      25,692
                                                                                   ----------
          Total other assets.....................................................     158,662
                                                                                   ----------
                                                                                   $1,851,975
                                                                                    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Note payable -- related party..................................................  $   50,000
  Accounts payable -- trade......................................................     190,990
  Accrued expenses...............................................................     103,427
                                                                                   ----------
          Total current liabilities..............................................     344,417
Stockholders' equity:
  Common stock, no par value; 1,000 shares authorized, 100 shares issued and
     outstanding.................................................................     143,000
  Paid-in capital................................................................     474,300
  Retained earnings..............................................................     890,258
                                                                                   ----------
          Total stockholders' equity.............................................   1,507,558
                                                                                   ----------
                                                                                   $1,851,975
                                                                                    =========

                See accompanying notes to financial statements.

                               SNIDER CORPORATION

                              STATEMENT OF INCOME
                         FIVE MONTHS ENDED MAY 31, 1997
                                  (UNAUDITED)

Revenue:
     Announcements and programs.................................................   $1,694,439
     Barter accounts............................................................      140,783
                                                                                   ----------
          Total revenue.........................................................    1,835,222
Direct charges:
     Commissions................................................................      261,257
     Royalties and franchise fees...............................................       42,210
                                                                                   ----------
          Total direct charges..................................................      303,467
                                                                                   ----------
Gross profit....................................................................    1,531,755
                                                                                   ----------
Operating expenses:
     Technical department.......................................................       52,958
     Program department.........................................................      263,608
     News department............................................................       99,351
     Sales department...........................................................      439,047
     General and administrative.................................................      437,718
     Depreciation and amortization..............................................       92,030
                                                                                   ----------
          Total operating expenses..............................................    1,384,712
                                                                                   ----------
Operating income................................................................      147,043
Other income (expense):
     Interest income............................................................          733
     Interest expense...........................................................       (1,677)
     Other......................................................................      (26,452)
                                                                                   ----------
          Total other income (expense)..........................................      (27,396)
                                                                                   ----------
Net income......................................................................   $  119,647
                                                                                   ==========

                See accompanying notes to financial statements.

                               SNIDER CORPORATION

                       STATEMENT OF STOCKHOLDERS' EQUITY

                         FIVE MONTHS ENDED MAY 31, 1997
                                  (UNAUDITED)

                                                 COMMON      PAID-IN      RETAINED
                                                 STOCK       CAPITAL      EARNINGS       TOTAL
                                                --------     --------     --------     ----------
Balance -- December 31, 1996..................  $143,000     $474,300     $770,611     $1,387,911
Net income....................................        --           --      119,647        119,647
                                                --------     --------     --------     ----------
Balance -- May 31, 1997.......................  $143,000     $474,300     $890,258     $1,507,558
                                                ========     ========     ========     ==========

                See accompanying notes to financial statements.

                               SNIDER CORPORATION

                            STATEMENT OF CASH FLOWS
                         FIVE MONTHS ENDED MAY 31, 1997
                                  (UNAUDITED)

Cash flows from operating activities:
  Net income......................................................................  $119,647
  Adjustments to reconcile net income to net cash used in operating activities:
     Depreciation and amortization................................................    92,030
     Bad debt provision...........................................................    12,155
     Net changes in operating assets and liabilities:
       Accounts receivable -- trade...............................................  (317,991)
       Other current assets.......................................................    12,926
       Other non-current assets...................................................    (7,156)
       Accounts payable -- trade..................................................    38,602
       Accrued expenses...........................................................    16,946
                                                                                    --------
          Net cash used in operating activities...................................   (32,841)
                                                                                    --------
Cash flows from investing activities:
  Capital expenditures............................................................   (20,532)
  Net advances to affiliate.......................................................    (6,443)
                                                                                    --------
          Net cash used in investing activities...................................   (26,975)
                                                                                    --------
Net decrease in cash and cash equivalents.........................................   (59,816)
Cash and cash equivalents:
  Beginning of period.............................................................   105,788
                                                                                    --------
  End of period...................................................................  $ 45,972
                                                                                    ========
Supplemental cash flows information:
  Interest paid...................................................................  $  1,677
                                                                                    ========

                See accompanying notes to financial statements.

                               SNIDER CORPORATION

                          NOTE TO FINANCIAL STATEMENTS
                                  MAY 31, 1997
                                  (UNAUDITED)

(1) SUBSEQUENT EVENT

     On June 2, 1997, Snider Corporation (the "Company") entered into a local marketing agreement ("LMA") with Citadel Broadcasting Company ("Citadel") whereby Citadel pays a fixed fee to the Company in exchange for supplying specified programming to the brokered stations and selling advertising time on the stations. In compliance with the LMA, the broadcasting revenue and station operating expenses of the Company for the month ended June 30, 1997 are included in the financial statements of Citadel and are summarized as follows:

        Net broadcasting revenues.........................................  $270,289
        Station operating expenses........................................   304,259

                               SNIDER CORPORATION
                                 BALANCE SHEET
                                 JUNE 30, 1996
                                  (UNAUDITED)

                                     ASSETS
Current assets:
  Cash and cash equivalents......................................................  $  191,595
  Accounts receivable--trade, net of allowance for doubtful accounts of
     $45,546.....................................................................     800,790
  Due from affiliates............................................................      25,617
  Other..........................................................................       4,106
                                                                                   ----------
          Total current assets...................................................   1,022,108
Property and equipment, at cost less accumulated depreciation of $1,017,541......     808,870
Other assets:
  Land held for investment, at cost, which approximates market value.............      97,553
  Other..........................................................................      11,240
                                                                                   ----------
          Total other assets.....................................................     108,793
                                                                                   ----------
                                                                                   $1,939,771
                                                                                    =========
                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Note payable--related party....................................................  $   50,000
  Accounts payable--trade........................................................     153,348
  Accrued expenses...............................................................     132,907
                                                                                   ----------
          Total current liabilities..............................................     336,255
Stockholders' equity:
  Common stock, no par value; 1,000 shares authorized, 100 shares issued and
     outstanding.................................................................     143,000
  Paid-in capital................................................................     474,300
  Retained earnings..............................................................     986,216
                                                                                   ----------
          Total stockholders' equity.............................................   1,603,516
                                                                                   ----------
                                                                                   $1,939,771
                                                                                    =========

                               SNIDER CORPORATION

                              STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)

Revenue:
  Announcements and programs.....................................................  $1,893,131
  Barter accounts................................................................     214,064
                                                                                   ----------
          Total revenue..........................................................   2,107,195
Direct charges:
  Commissions....................................................................     266,398
  Royalties and franchise fees...................................................      65,599
                                                                                   ----------
          Total direct charges...................................................     331,997
                                                                                   ----------
Gross profit.....................................................................   1,775,198
                                                                                   ----------
Operating expenses:
  Technical department...........................................................      35,290
  Program department.............................................................     236,052
  News department................................................................     125,103
  Sales department...............................................................     414,766
  General and administrative.....................................................     511,160
  Depreciation and amortization..................................................      88,507
                                                                                   ----------
          Total operating expenses...............................................   1,410,878
                                                                                   ----------
Operating income.................................................................     364,320
Other income (expense):
  Loss on sale of property and equipment.........................................     (59,024)
  Interest expense...............................................................      (2,541)
  Operating agreement--stations under contract...................................     (36,839)
  Other..........................................................................     (39,235)
                                                                                   ----------
          Total other income (expense)...........................................    (137,639)
                                                                                   ----------
Net income.......................................................................  $  226,681
                                                                                    =========

                               SNIDER CORPORATION
                       STATEMENT OF STOCKHOLDERS' EQUITY
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)

                                                      COMMON    PAID-IN     RETAINED
                                                      STOCK     CAPITAL     EARNINGS      TOTAL
                                                     --------   --------   ----------   ----------
Balance--December 31, 1995.........................  $143,000   $ 62,298   $1,016,535   $1,221,833
Net income.........................................                           226,681      226,681
Capital contribution...............................              412,002                   412,002
Distributions to stockholders......................                          (257,000)    (257,000)
                                                     --------   --------   ----------   ----------
Balance--June 30, 1996.............................  $143,000   $474,300   $  986,216   $1,603,516
                                                     ========   ========    =========    =========

                               SNIDER CORPORATION
                            STATEMENT OF CASH FLOWS
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)

Cash flows from operating activities:
  Net income......................................................................  $226,681
  Adjustments to reconcile net income to net cash provided by in operating activities:
     Depreciation and amortization................................................    88,507
     Loss on sale of property and equipment.......................................    59,024
     Bad debt provision...........................................................    19,886
     Net changes in operating assets and liabilities:
       Accounts receivable--trade.................................................  (254,496)
       Other current assets.......................................................    19,149
       Accounts payable--trade....................................................    24,547
       Accrued expenses...........................................................    36,314
                                                                                    --------
          Net cash provided by operating activities...............................   219,612
                                                                                    --------
Cash flows from investing activities:
  Capital expenditures............................................................   (53,071)
  Proceeds from sale of assets....................................................   262,800
  Net advances to affiliate.......................................................   (25,616)
                                                                                    --------
          Net cash provided by investing activities...............................   184,113
                                                                                    --------
Cash flows from financing activities:
  Distributions to stockholders...................................................  (257,000)
                                                                                    --------
          Net cash used in financing activities...................................  (257,000)
                                                                                    --------
Net increase in cash and cash equivalents.........................................   146,725
Cash and cash equivalents:
  Beginning of period.............................................................    44,870
                                                                                    --------
  End of period...................................................................  $191,595
                                                                                    ========
Supplemental cash flows information:
  Interest paid...................................................................  $  2,541
  Significant non-cash investing and financing activities:
     Non-cash purchase of property and equipment from affiliate...................   473,353
     Non-cash contribution of capital.............................................   412,002

                          INDEPENDENT AUDITORS' REPORT

The Boards of Directors and Stockholders
Snider Broadcasting Corporation and Subsidiary
CDB Broadcasting Corporation:

     We have audited the accompanying combined balance sheet of Snider Broadcasting Corporation and Subsidiary, and CDB Broadcasting Corporation as of December 31, 1996 and the related combined statements of operations, stockholders' deficit and cash flows for the year then ended. We have also audited the consolidated balance sheet of Snider Broadcasting Corporation and Subsidiary as of December 31, 1995 and the related consolidated statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The combined financial statements include the financial statements of Snider Broadcasting Corporation and Subsidiary, and CDB Broadcasting Corporation, which are related through common ownership and management.

     As described in Notes 3, 5, and 10, the Company has significant transactions with related parties.

     In our opinion, the 1996 financial statements referred to above present fairly, in all material respects, the combined financial position of Snider Broadcasting Corporation and affiliate as of December 31, 1996 and the combined results of their operations and cash flows for the year then ended in conformity with generally accepted accounting principles. Also, in our opinion, the 1995 financial statements referred to above present fairly, in all material respects, the consolidated financial position of Snider Broadcasting Corporation and Subsidiary as of December 31, 1995 and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ ERWIN & COMPANY

Little Rock, Arkansas
April 23, 1997

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                            COMBINED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                                                      1996             1995
                                                                   -----------      -----------
                                            ASSETS
Current assets:
  Cash...........................................................  $    49,821      $    30,813
  Accounts receivable, net of allowance for doubtful accounts of
     $7,000 in 1996 and $8,108 in 1995...........................      376,579          305,154
     Other.......................................................       15,366            2,302
                                                                   -----------      -----------
     Total current assets........................................      441,766          338,269
Property and equipment, at cost less accumulated depreciation
  (Note 2).......................................................      292,286           59,706
Other assets:
  Excess of cost over carrying value of net assets acquired, less accumulated amortization of $130,936 in 1996 and $117,476 in
     1995........................................................      796,691          309,710
  Start-up costs, net of accumulated amortization of $8,797 in
     1996........................................................       61,588               --
  Non-compete agreement, net of accumulated amortization of
     $2,083 in 1996..............................................       97,917               --
  Other assets...................................................       21,189               --
                                                                   -----------      -----------
     Total other assets..........................................      977,385          309,710
                                                                   -----------      -----------
                                                                   $ 1,711,437      $   707,685
                                                                   ===========      ===========

                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable -- stockholders (Note 3).........................  $        --      $    52,698
  Note payable -- bank (Note 4)..................................    2,637,408               --
  Current maturities of long-term debt (Note 5)..................           --          206,781
  Accounts payable -- trade......................................      218,422          109,406
  Income taxes payable...........................................        7,803            2,117
  Accrued expenses...............................................       45,778           12,526
  Accrued interest payable (Note 10).............................       10,714           14,548
  Deferred income taxes (Note 8).................................        2,297               --
                                                                   -----------      -----------
          Total current liabilities..............................    2,922,422          398,076
Long-term debt, less current maturities (Note 5).................           --        1,386,490
                                                                   -----------      -----------
          Total liabilities......................................    2,922,422        1,784,566
Stockholders' deficit:
  Common stock (Note 6)..........................................       75,313           75,213
  Retained deficit...............................................   (1,286,298)      (1,152,094)
                                                                   -----------      -----------
          Total stockholders' deficit............................   (1,210,985)      (1,076,881)
                                                                   -----------      -----------
                                                                   $ 1,711,437      $   707,685
                                                                   ===========      ===========

                            See accompanying notes.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                       COMBINED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                        1996            1995
                                                                     ----------      ----------
Revenue:
  Announcements and programs.......................................  $2,008,315      $2,097,623
  Barter accounts..................................................     137,963         145,608
                                                                     ----------      ----------
          Total revenue............................................   2,146,278       2,243,231
Less direct charges -- commissions.................................     264,907         286,944
                                                                     ----------      ----------
Gross profit.......................................................   1,881,371       1,956,287
                                                                     ----------      ----------
Operating expenses:
  Technical department.............................................      55,616          45,339
  Program department...............................................     384,480         305,344
  Sales department.................................................     439,883         377,007
  General and administrative.......................................     679,475         465,647
  Ratings enhancement..............................................     105,498              --
  Time brokerage...................................................      60,470              --
  Consulting and non-compete (Note 9)..............................      64,733          64,733
  Goodwill amortization............................................      13,460          10,680
  Depreciation and amortization....................................      78,820          27,046
                                                                     ----------      ----------
          Total operating expenses.................................   1,882,435       1,295,796
                                                                     ----------      ----------
Operating income (loss)............................................      (1,064)        660,491
                                                                     ----------      ----------
Other income (expense):
  Interest expense (Note 10).......................................    (150,553)       (189,532)
  Rent (Note 10)...................................................      30,000          12,000
  Other............................................................          39              --
                                                                     ----------      ----------
          Total other income (expense).............................    (120,514)       (177,532)
                                                                     ----------      ----------
Income (loss) before income taxes..................................    (121,578)        482,959
Provision for income taxes (Note 8)................................      12,626           2,117
                                                                     ----------      ----------
Net income (loss)..................................................  $ (134,204)     $  480,842
                                                                     ==========      ==========

                            See accompanying notes.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                  COMBINED STATEMENTS OF STOCKHOLDERS' DEFICIT
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                        COMMON       RETAINED
                                                         STOCK        DEFICIT           TOTAL
                                                        -------     -----------      -----------
Balance -- December 31, 1994..........................  $75,213     $(1,632,936)     $(1,557,723)
  Net income..........................................       --         480,842          480,842
                                                        -------     -----------      -----------
Balance -- December 31, 1995..........................   75,213      (1,152,094)      (1,076,881)
  Common stock issued.................................      100              --              100
  Net loss............................................       --        (134,204)        (134,204)
                                                        -------     -----------      -----------
Balance -- December 31, 1996..........................  $75,313     $(1,286,298)     $(1,210,985)
                                                        =======     ===========      ===========

                            See accompanying notes.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                       COMBINED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                        1996           1995
                                                                     -----------     ---------
Cash flows from operating activities:
  Net income (loss)................................................  $  (134,204)    $ 480,842
  Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
     Depreciation..................................................       42,899        27,046
     Amortization..................................................       49,381        10,680
     Deferred income taxes.........................................        2,297            --
     Loss on sale of property and equipment........................          458            --
     Net changes in operating assets and liabilities:
       Accounts receivable.........................................      (71,425)      (56,489)
       Other assets................................................      (59,294)          446
       Accounts payable............................................       99,824         2,896
       Accrued expenses............................................       38,938        12,707
       Accrued interest payable....................................       (3,834)     (113,269)
                                                                     -----------     ---------
          Net cash provided by (used in) operating activities......      (34,960)      364,859
                                                                     -----------     ---------
Cash flows from investing activities:
  Acquisition of business assets...................................     (768,011)      (14,921)
  Non-compete agreement............................................     (100,000)           --
  Other............................................................      (69,560)           --
                                                                     -----------     ---------
          Net cash used in investing activities....................     (937,571)      (14,921)
                                                                     -----------     ---------
Cash flows from financing activities:
  Repayment of borrowings -- affiliates............................   (1,291,759)     (186,825)
                              -- other.............................     (494,210)     (169,347)
  Proceeds from borrowings.........................................    2,777,408            --
  Common stock issued..............................................          100            --
                                                                     -----------     ---------
          Net cash provided by (used in) financing activities......      991,539      (356,172)
                                                                     -----------     ---------
Net increase (decrease) in cash....................................       19,008        (6,234)
Cash:
  Beginning of year................................................       30,813        37,047
                                                                     -----------     ---------
  End of year......................................................  $    49,821     $  30,813
                                                                     ===========     =========
Supplemental information:
  Interest paid....................................................  $   154,387     $ 302,800
  Income taxes paid................................................        4,643            --
  Non-cash investing activities:
     Equipment acquired through trade..............................        9,192         2,333

                            See accompanying notes.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Reporting Entity

     The accompanying 1995 financial statements include the accounts of Snider Broadcasting Corporation and its wholly-owned subsidiary, Cornerstone Broadcasting Corporation (Snider). The accompanying 1996 financial statements include these accounts combined with those of CDB Broadcasting Corporation
(CDB), a company affiliated through common ownership and management. CDB was incorporated and began operations May 17, 1996 . All significant intercompany transactions and accounts have been eliminated.

  Nature of Operations

     Snider and CDB operate FM radio stations in the Central Arkansas market area.

  Accounting Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Property and Equipment

     Depreciation of property and equipment is calculated using the accelerated and modified accelerated cost recovery systems. Depreciation calculated under these methods does not differ significantly from amounts calculated under methods and lives which conform to generally accepted accounting principles.

     Estimated useful lives of property and equipment are as follows:

                                                                            YEARS
                                                                            -----
            Tower.........................................................  5-10
            Radio, office and computer equipment..........................  3- 7
            Vehicle.......................................................     5

  Intangible Assets

     The excess of cost over carrying value of assets acquired for Snider Broadcasting Corporation is being amortized over 40 years using the straight-line method. The excess of cost over carrying value of assets acquired of CDB Broadcasting Corporation is being amortized over 15 years using the straight-line method.

     The non-compete agreement is being amortized over 24 months using the straight-line method. Start-up costs are being amortized over five years using the straight-line method.

  Asset Impairment

     In the event that facts and circumstances indicate that the carrying value of long-lived assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to fair value or a value based on discounted cash flows is required.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

  Income Taxes

     Snider incurred net operating losses from the date of its incorporation on January 1, 1985 through 1991. At December 31, 1996 there are approximately $610,000 of net operating loss carryforwards available for federal income tax purposes. These loss carryforwards will expire beginning in the year 2000 if not previously used to offset future net taxable income. In addition, Snider has approximately $3,600 in general business credit carryforwards that expire in 2000 and 2001.

     Snider provides for deferred income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement provides for a liability approach under which deferred income taxes are based on enacted tax laws and rates applicable to the periods in which the taxes become payable.

     CDB has elected to be treated as an S corporation for federal income tax purposes and is subject to similar treatment for state income tax purposes. Under this election, income and losses of CDB are reported in the income tax returns of the stockholders. As a result, no provision for income taxes for CDB is reflected in the accompanying combined financial statements.

  Statement of Cash Flows

     For purposes of the statement of cash flows, the Companies consider cash on hand and deposits in financial institutions with initial maturities of three months or less as cash.

  Concentrations of Credit Risk

     Most of the Companies' business activity is with customers located within the central region of Arkansas. The Companies' grant credit to their customers in the normal course of business, ordinarily without collateral requirements.

  Reclassifications

     Certain reclassifications have been made to the 1995 financial statements to conform to the 1996 basis of presentation.

(2) PROPERTY AND EQUIPMENT:

     Property and equipment at December 31, 1996 and 1995 consists of the following:

                                                                  1996          1995
                                                                --------      --------
        Tower.................................................  $104,642      $ 89,909
        Radio equipment.......................................   404,648       186,059
        Office equipment......................................    95,921        67,357
        Computer equipment....................................    52,604        37,727
        Vehicle...............................................     9,859        20,113
                                                                --------      --------
                                                                 667,674       401,165
        Less accumulated depreciation.........................   375,388       341,459
                                                                --------      --------
                                                                $292,286      $ 59,706
                                                                ========      ========

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(3) NOTES PAYABLE -- STOCKHOLDERS:

     Notes payable -- stockholders at December 31, 1995 consist of unsecured demand notes payable to stockholders of Snider bearing interest at 10.25% at December 31, 1995.

(4) NOTE PAYABLE -- BANK:

     Note payable-bank represents a short-term, $3,000,000 credit facility shared by Snider and CDB. The note matures June 12, 1997, and is secured by substantially all assets of the Companies and by guarantees of the Companies stockholders.

     The agreement requires the maintenance of certain ratios related to leverage and debt service. In addition, the agreement contains certain covenants, the most restrictive of which prohibit or restrict the Companies' ability to incur additional debt; pledge assets; merge, consolidate or sell assets; make certain "restricted" investments or loans and advances; dispose of certain assets; make distributions to its stockholders; and engage in transactions with their affiliates.

     At December 31, 1996, the Companies were in technical default with respect to a required leverage ratio and certain reporting requirements, however the Companies had not defaulted on any required principal or interest payments and were in compliance with all other ratios required under the agreement. These technical defaults permit the lender to accelerate the scheduled due date of the debt. Management anticipates the note to be extended during June 1997 with a new maturity date of December 1997.

(5) LONG-TERM DEBT:

     Long-term debt at December 31, 1995 consists of the following:

                                                                              1995
                                                                           ----------
        Variable rate (9.0% at December 31, 1995); note payable to
          Nationsbank of Texas, N.A......................................  $  169,500
        Variable rate (10.0% at December 31, 1995) unsecured,
          subordinated note payable to Snider Communications Corporation,
          an affiliate; payable on demand................................   1,291,759
        10.0% note payable; payable $4,067 monthly, including interest through February 1999; secured by real estate and personal property of Snider and guaranteed by stockholders of Snider and by a member of the immediate family of Snider's majority
          stockholder....................................................     132,012
                                                                           ----------
                                                                            1,593,271
        Less current portion.............................................     206,781
                                                                           ----------
        Long-term debt, less current portion.............................  $1,386,490
                                                                           ==========

     The note payable to affiliate of $1,291,759 at December 31, 1995 was classified as long-term due to such affiliate waiving its right to demand payment during the immediately following year.

(6) STOCKHOLDERS EQUITY:

     Snider Broadcasting Corporation has 1,000 shares of no par value common stock authorized and 85 shares issued and outstanding.

     CDB Broadcasting Corporation has 1,000 shares of no par value common stock authorized, issued and outstanding.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(7) RETIREMENT PLAN:

     During 1995, Snider adopted a 401(k) savings plan which covers substantially all employees who have completed one year of service and attained the age of 21. Participating employees may contribute from 1% to 15% of their compensation. Snider matches 25% of the first 4% contributed by participating employees. Matching contributions totaled $3,727 and $3,950 for the years ended December 31, 1996 and 1995, respectively.

(8) INCOME TAXES:

     The provision for income taxes at December 31, 1996 and 1995, consists of the following:

                                                                 1996          1995
                                                               --------      ---------
        Current:
          Federal............................................  $     --      $   2,117
          State..............................................    10,329             --
                                                               --------      ---------
                                                                 10,329          2,117
                                                               --------      ---------
        Deferred:
          Federal............................................    84,429        155,754
          State..............................................     4,709         32,802
          Decrease in valuation allowance....................   (86,841)      (188,556)
                                                               --------      ---------
                                                                  2,297             --
                                                               --------      ---------
        Provision for income taxes...........................  $ 12,626      $   2,117
                                                               ========      =========

     The income tax provision computed at the federal statutory rate on pretax income differs from the reported tax provision due to the decrease in the valuation allowance, effect of graduated rates and non-deductible expenses, and the results of operations of CDB reported to stockholders for income tax purposes.

     The components of the net deferred tax liability at December 31, 1996 and 1995 follows:

                                                                1996           1995
                                                              ---------      ---------
        Deferred tax assets:
          Federal...........................................  $ 213,291      $ 295,680
          State.............................................         --          4,319
                                                              ---------      ---------
          Valuation allowance...............................   (213,158)      (299,999)
                                                              ---------      ---------
                                                                    133             --
                                                              ---------      ---------
        Deferred tax liabilities:
          Federal...........................................      2,040             --
          State.............................................        390             --
                                                              ---------      ---------
                                                                  2,430             --
                                                              ---------      ---------
        Net deferred tax liability..........................  $  (2,297)     $      --
                                                              =========      =========

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(9) COMMITMENTS AND CONTINGENCIES:

     The Companies lease office space, office equipment, broadcasting equipment and tower facilities under operating leases expiring in 1993 through 1999. Total rent expense under these agreements was $61,159 in 1996 and $61,939 in 1995.

     Snider has commitments to pay the former owner of one of its radio stations consulting fees and amounts due under a non-compete agreement. These commitments extend through February 1999. Payments related to these commitments totaled $64,733 for each of the years ended December 31, 1996 and 1995.

     Future commitments under noncancelable operating leases, consulting and non-compete agreements at December 31, 1996 are as follows:

            1997......................................................  $138,557
            1998......................................................    75,607
            1999......................................................    20,569
            2000......................................................     9,780
                                                                        --------
                                                                        $244,513
                                                                        ========

(10) RELATED PARTY TRANSACTIONS:

     Interest expense in 1996 and 1995, respectively, includes $56,846 and $144,132 related to the Company's note payable to an affiliate (Note 5). Included in accrued expenses at December 31, 1995 is accrued interest payable of $708 related to the note.

     The Company leases a subcarrier bandwidth of Snider to an affiliate to transmit paging and weather information under an operating lease, cancelable upon six months written notice, expiring in 2000 and requiring monthly lease payments. Total rental income recognized under this lease was $30,000 in 1996 and $12,000 in 1995.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                             COMBINED BALANCE SHEET
                                  MAY 31, 1997
                                  (UNAUDITED)

                                            ASSETS
Current assets:
  Cash...........................................................................  $   16,874
  Accounts receivable -- trade, net of allowance for doubtful accounts of
     $13,110.....................................................................     539,057
  Other..........................................................................      16,652
                                                                                   ----------
          Total current assets...................................................     572,583
Property and equipment, at cost less accumulated depreciation of $421,330........     284,067
Other assets:
  Excess of cost over carrying value of net assets acquired, less accumulated
     amortization of $149,287....................................................     778,340
  Start-up costs, net of accumulated amortization of $14,663.....................      55,723
  Non-compete agreement, less accumulated amortization of $22,917................      77,083
                                                                                   ----------
          Total other assets.....................................................     911,146
                                                                                   ----------
                                                                                   $1,767,796
                                                                                    =========
                            LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Note payable -- bank...........................................................  $2,635,000
  Accounts payable -- trade......................................................     277,793
                     -- affiliate................................................      27,782
  Income taxes payable...........................................................       2,461
  Accrued expenses...............................................................      13,056
  Accrued interest payable.......................................................      42,216
  Deferred income taxes..........................................................       4,245
                                                                                   ----------
          Total current liabilities..............................................   3,002,553
Stockholders' deficit:
  Common stock...................................................................      75,313
  Retained deficit...............................................................  (1,310,070)
                                                                                   ----------
          Total stockholders' deficit............................................  (1,234,757)
                                                                                   ----------
                                                                                   $1,767,796
                                                                                    =========

                See accompanying notes to financial statements.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                        COMBINED STATEMENT OF OPERATIONS
                         FIVE MONTHS ENDED MAY 31, 1997
                                  (UNAUDITED)

Revenue:
  Announcements and programs.....................................................  $  937,865
  Barter accounts................................................................      65,293
                                                                                   ----------
          Total revenue..........................................................   1,003,158
Less direct charges -- commissions...............................................     107,208
                                                                                   ----------
Gross profit.....................................................................     895,950
                                                                                   ----------
Operating expenses:
  Technical department...........................................................      28,843
  Program department.............................................................     193,887
  Sales department...............................................................     222,007
  General and administrative.....................................................     246,680
  Consulting and non-compete.....................................................      26,972
  Goodwill amortization..........................................................      18,351
  Depreciation and amortization..................................................      91,903
                                                                                   ----------
          Total operating expenses...............................................     828,643
                                                                                   ----------
Operating income.................................................................      67,307
                                                                                   ----------
Other income (expense):
  Interest expense...............................................................     (90,723)
  Rent...........................................................................      12,500
                                                                                   ----------
          Total other income (expense)...........................................     (78,223)
                                                                                   ----------
Loss before income taxes.........................................................     (10,916)
Provision for income taxes.......................................................      12,856
                                                                                   ----------
Net loss.........................................................................  $  (23,772)
                                                                                   ==========

                See accompanying notes to financial statements.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                  COMBINED STATEMENT OF STOCKHOLDERS' DEFICIT
                         FIVE MONTHS ENDED MAY 31, 1997
                                  (UNAUDITED)

                                                         COMMON       RETAINED
                                                          STOCK        DEFICIT          TOTAL
                                                         -------     -----------     -----------
Balance -- December 31, 1996...........................  $75,313     $(1,286,298)    $(1,210,985)
Net loss...............................................       --         (23,772)        (23,772)
                                                         -------     -----------     -----------
Balance -- May 31, 1997................................  $75,313     $(1,310,070)    $(1,234,757)
                                                         =======     ===========     ===========

                See accompanying notes to financial statements.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                        COMBINED STATEMENT OF CASH FLOWS
                         FIVE MONTHS ENDED MAY 31, 1997
                                  (UNAUDITED)

Cash flows from operating activities:
  Net loss....................................................................    $   (23,772)
     Adjustments to reconcile net loss to net cash
       provided by operating activities:
       Depreciation...........................................................         45,942
       Amortization...........................................................         64,313
       Deferred income taxes..................................................          1,948
       Net changes in operating assets and liabilities:
          Accounts receivable -- trade........................................       (134,431)
          Other assets........................................................            640
          Accounts payable -- trade...........................................         56,906
          Accrued expenses....................................................        (38,064)
          Accrued interest payable............................................         31,502
                                                                                     --------
            Net cash provided by operating activities.........................          4,984
                                                                                     --------
Cash flows from investing activities:
  Capital expenditures........................................................        (35,523)
                                                                                     --------
            Net cash used in investing activities.............................        (35,523)
                                                                                     --------
Cash flows from financing activities:
  Repayment of borrowings.....................................................         (2,408)
                                                                                     --------
            Net cash used in financing activities.............................         (2,408)
                                                                                     --------
Net decrease in cash..........................................................        (32,947)
Cash:
  Beginning of period.........................................................         49,821
                                                                                     --------
  End of period...............................................................    $    16,874
                                                                                     ========
Supplemental cash flows information:
  Interest paid...............................................................    $    59,229
  Income taxes paid...........................................................         16,250
  Equipment acquired by trade.................................................          2,200

                See accompanying notes to financial statements.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                     NOTE TO COMBINED FINANCIAL STATEMENTS
                                  MAY 31, 1997
                                  (UNAUDITED)

(1) SUBSEQUENT EVENT

     On June 2, 1997, Snider Broadcasting Corporation and Subsidiary CDB Broadcasting Corporation (the "Company") entered into a local marketing agreement ("LMA") with Citadel Broadcasting Company ("Citadel") whereby Citadel pays a fixed fee to the Company in exchange for supplying specified programming to the brokered stations and selling advertising time on the stations. In compliance with the LMA, the broadcasting revenue and station operating expenses of the Company for the month ended June 30, 1997 are included in the financial statements of Citadel and are summarized as follows:

        Net broadcasting revenues.........................................  $247,783
        Station operating expenses........................................   169,569

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                             COMBINED BALANCE SHEET
                                 JUNE 30, 1996
                                  (UNAUDITED)

                                           ASSETS
Current assets:
  Cash...........................................................................  $   74,209
  Accounts receivable--trade, net of allowance for doubtful accounts of $6,000...     384,567
  Other..........................................................................     113,716
                                                                                   ----------
          Total current assets...................................................     572,492
Property and equipment, at cost less accumulated depreciation of $346,745........      69,855
Other assets:
  Excess of cost over carrying value of net assets acquired, less accumulated
     amortization of $122,816....................................................     304,370
  Start-up costs, less accumulated amortization of $2,023........................      78,900
                                                                                   ----------
          Total other assets.....................................................     383,270
                                                                                   ----------
                                                                                   $1,025,617
                                                                                    =========
                            LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Note payable--bank.............................................................  $1,737,408
  Accounts payable--trade........................................................     137,490
  Income taxes payable...........................................................       3,889
  Accrued expenses...............................................................      16,638
  Accrued interest payable.......................................................      19,132
                                                                                   ----------
          Total current liabilities..............................................   1,914,557
Stockholders' deficit:
  Common stock...................................................................      75,313
  Retained deficit...............................................................    (964,253)
                                                                                   ----------
          Total stockholders' deficit............................................    (888,940)
                                                                                   ----------
                                                                                   $1,025,617
                                                                                    =========

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                        COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)

Revenue:
  Announcements and programs.....................................................  $  974,107
  Barter accounts................................................................      62,690
                                                                                   ----------
          Total revenue..........................................................   1,036,797
Less direct charges--commissions.................................................     136,184
                                                                                   ----------
Gross profit.....................................................................     900,613
                                                                                   ----------
Operating expenses:
  Technical department...........................................................      27,973
  Program department.............................................................     156,515
  Sales department...............................................................     181,298
  General and administrative.....................................................     209,999
  Ratings enhancement............................................................       7,657
  Consulting and non-compete.....................................................      32,366
  Goodwill amortization..........................................................       5,340
  Depreciation and amortization..................................................      18,925
                                                                                   ----------
          Total operating expenses...............................................     640,073
                                                                                   ----------
Operating income.................................................................     260,540
Other income (expense):
  Interest expense...............................................................     (82,076)
  Loss on sale of property and equipment.........................................        (458)
  Rent...........................................................................      15,000
                                                                                   ----------
          Total other income (expense)...........................................     (67,534)
                                                                                   ----------
Income before income taxes.......................................................     193,006
Provision for income taxes.......................................................       5,165
                                                                                   ----------
Net income.......................................................................  $  187,841
                                                                                    =========

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                  COMBINED STATEMENT OF STOCKHOLDERS' DEFICIT
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)

                                                             COMMON     RETAINED
                                                              STOCK      DEFICIT        TOTAL
                                                             -------   -----------   -----------
Balance--December 31, 1995.................................  $75,213   $(1,152,094)  $(1,076,881)
Common stock issued........................................      100                         100
Net income.................................................                187,841       187,841
                                                             -------   -----------   -----------
Balance--June 30, 1996.....................................  $75,313   $  (964,253)  $  (888,940)
                                                             =======    ==========    ==========

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                        COMBINED STATEMENT OF CASH FLOWS
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)

Cash flows from operating activities:
  Net income.....................................................................  $  187,841
     Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation..............................................................      14,256
       Amortization..............................................................       8,800
       Loss on sale of property and equipment....................................         458
       Net changes in operating assets and liabilities:
          Accounts receivable--trade.............................................     (79,413)
          Other assets...........................................................     (62,851)
          Accounts payable--trade................................................      28,084
          Accrued expenses.......................................................       5,884
          Accrued interest payable...............................................       4,584
                                                                                   ----------
            Net cash provided by operating activities............................     107,643
                                                                                   ----------
Cash flows from investing activities:
  Capital expenditures...........................................................     (25,688)
  Proceeds from sale of assets...................................................         825
  Business acquisition costs.....................................................     (50,000)
  Start-up costs.................................................................     (80,923)
                                                                                   ----------
     Net cash used in investing activities.......................................    (155,786)
                                                                                   ----------
Cash flows from financing activities:
  Repayment of borrowings--bank..................................................    (169,500)
                             --affiliates........................................  (1,291,759)
                             --others............................................    (184,710)
  Proceeds from borrowings.......................................................   1,737,408
  Common stock issued............................................................         100
                                                                                   ----------
     Net cash provided by financing activities...................................      91,539
                                                                                   ----------
Net increase in cash.............................................................      43,396
Cash:
  Beginning of period............................................................      30,813
                                                                                   ----------
  End of period..................................................................  $   74,209
                                                                                    =========
Supplemental cash flows information:
  Interest paid..................................................................  $   77,492
                                                                                    =========

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Maranatha Broadcasting Company, Inc.:

     We have audited the accompanying balance sheet of Maranatha Broadcasting Company, Inc.'s Radio Broadcasting Division (the "Company") as of December 31, 1996, and the related statements of operations and division equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Maranatha Broadcasting Company, Inc.'s Radio Broadcasting Division as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ KPMG PEAT MARWICK LLP

Phoenix, Arizona
September 29, 1997

                      MARANATHA BROADCASTING COMPANY, INC.
                          RADIO BROADCASTING DIVISION

                                 BALANCE SHEET
                      DECEMBER 31, 1996 AND JUNE 30, 1997

                                                                     DECEMBER 31,       JUNE 30,
                                                                         1996             1997
                                                                     ------------      ----------
                                                                                       (UNAUDITED)
                                             ASSETS
Current assets:
  Accounts receivable..............................................   $  386,278       $ 312,166
  Equipment........................................................      213,800         220,562
  Accumulated depreciation.........................................     (140,828)       (150,828)
                                                                      ----------       ---------
                                                                          72,972          69,734
  Broadcast license................................................       10,325           9,895
                                                                      ----------       ---------
     Total assets..................................................   $  469,575       $ 391,795
                                                                      ==========       =========

                                LIABILITIES AND DIVISION EQUITY
Current Liabilities:
  Accounts payable.................................................   $   11,944       $   9,630
  Trade payable....................................................       10,000              --
  Accrued compensation and commissions.............................       18,091          12,537
  Customer deposits................................................       16,447          16,964
                                                                      ----------       ---------
     Total current liabilities.....................................       56,482          39,131
Commitments and contingencies
  Division equity..................................................      413,093         352,664
                                                                      ----------       ---------
     Total liabilities and division equity.........................   $  469,575       $ 391,795
                                                                      ==========       =========

                See accompanying notes to financial statements.

                      MARANATHA BROADCASTING COMPANY, INC.
                          RADIO BROADCASTING DIVISION

                  STATEMENT OF OPERATIONS AND DIVISION EQUITY
   YEAR ENDED DECEMBER 31, 1996 AND THE SIX-MONTH PERIOD ENDED JUNE 30, 1997

                                                                     DECEMBER 31,       JUNE 30,
                                                                         1996             1997
                                                                     ------------      ----------
                                                                                       (UNAUDITED)
Revenue:
  Net broadcasting revenue.........................................   $2,066,271       $  976,555
  Subcarrier rental................................................       48,796           24,889
                                                                      ----------       ----------
                                                                       2,115,067        1,001,444
Operating expenses:
  Technical expenses...............................................       75,265           37,677
  Program expenses.................................................      191,363           87,784
  Selling expenses.................................................      893,721          438,033
  General and administrative expenses..............................      279,090          148,975
  Management fee and corporate overhead allocation.................      139,379           45,926
  Bad debts........................................................       62,868           50,619
  Depreciation and amortization....................................       20,148           10,430
                                                                      ----------       ----------
          Total operating expenses.................................    1,661,834          819,444
                                                                      ----------       ----------
Net income.........................................................      453,233          182,000
Division equity, beginning of period...............................      441,384          413,093
Transfers to parent................................................     (481,524)        (242,429)
                                                                      ----------       ----------
Division equity, end of period.....................................   $  413,093       $  352,664
                                                                      ==========       ==========

                See accompanying notes to financial statements.

                      MARANATHA BROADCASTING COMPANY, INC.
                          RADIO BROADCASTING DIVISION

                            STATEMENT OF CASH FLOWS
   YEAR ENDED DECEMBER 31, 1996 AND THE SIX-MONTH PERIOD ENDED JUNE 30, 1997

                                                                     DECEMBER 31,       JUNE 30,
                                                                         1996             1997
                                                                     ------------      ----------
                                                                                       (UNAUDITED)
Cash flows from operating activities:
  Net income........................................................   $  453,233      $ 182,000
  Adjustment to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization................................       20,148         10,430
       Changes in assets and liabilities:
       Decrease in accounts receivable..............................       25,809         74,112
       Decrease in accounts payable and accruals....................         (740)       (17,351)
                                                                      -----------      ---------
          Net cash provided by operating activities.................      498,450        249,191
                                                                      -----------      ---------
Cash flows from investing activities:
  Purchase of radio equipment.......................................      (16,926)        (6,762)
                                                                      -----------      ---------
          Net cash used in investing activities.....................      (16,926)        (6,762)
                                                                      -----------      ---------
Cash flows from financing activities:
  Cash transfers to parent..........................................     (481,524)      (242,429)
                                                                      -----------      ---------
          Net cash used in financing activities.....................     (481,524)      (242,429)
                                                                      -----------      ---------
  Net change in cash................................................           --             --
Cash, beginning of period...........................................           --             --
                                                                      -----------      ---------
Cash, end of period.................................................   $       --      $      --
                                                                      ===========      =========

                See accompanying notes to financial statements.

                      MARANATHA BROADCASTING COMPANY, INC.
                          RADIO BROADCASTING DIVISION

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996
  (INFORMATION AS OF JUNE 30, 1997 AND FOR THE SIX-MONTH PERIOD THEN ENDED IS
                                   UNAUDITED)

(1) NATURE OF BUSINESS AND ORGANIZATION

     Radio Broadcasting (the "Company") is a division of the Maranatha Broadcasting Company, Inc. ("Maranatha"). Maranatha is a television and radio broadcaster with facilities located in Allentown, Pennsylvania. The Company's operations and facilities are integrated with those of Maranatha. Maranatha provides management, accounting and certain administrative services for the Company and charges them for these services. Maranatha collects and retains all cash generated by the Radio Broadcasting Division.

     The Radio Broadcasting Division provides credit to customers, substantially all of whom are regional businesses engaged in a variety of industries and services. The Division broadcasts in the Allentown, Bethlehem, Easton region of Eastern Pennsylvania as WLEV (formerly WFMZ) and broadcasts, through a translator, in Reading, Pennsylvania as WLEV.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Equipment

     Equipment is carried at cost, less accumulated depreciation. Depreciation is provided on the straight-line method over the estimated useful lives of 5 to 7 years. Maintenance and repairs are charged to operations as incurred.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue

     Net broadcasting revenue is presented net of agency commissions and is recognized when the advertisements are broadcast.

  Trade Transactions

     Revenue from trade transactions (advertising provided in exchange for goods and services) is recognized when advertisements are broadcast and trade expense is recognized when merchandise is consumed or services are performed. An asset and liability are recorded at the fair market value of the goods or services received.

  Accounts Receivable

     Bad debts are accounted for using the direct write-off method where the expense is recognized in the period in which the specific account is determined to be uncollectible. Management believes the effects of using this method approximates the allowance method of accounting for bad debts.

  Broadcast License

     The broadcast license and translator license were recorded at cost and amortized over 15 years; the license has been fully amortized.

                      MARANATHA BROADCASTING COMPANY, INC.
                          RADIO BROADCASTING DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  Income Taxes

     Maranatha has elected by consent of its shareholders to be taxed under the provisions of Subchapter S for federal and state income tax purposes. Under those provisions, Maranatha does not pay corporate income taxes on its taxable income. Instead, the shareholders are liable for individual income taxes on the Company's taxable income. Accordingly, these financial statements do not contain a provision for income taxes.

  Interim Financial Information

     The financial statements as of June 30, 1997 and for the six months ended June 30, 1997 are unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial statements for the interim period have been included. The results for the interim period are not necessarily indicative of the results to be achieved for the full fiscal year.

  Division Equity

     Division equity at December 31, 1996 consists of accumulated earnings of $5,629,473 less distributions to Maranatha of $5,216,380.

(3) CONTINGENT LIABILITIES AND COMMITMENTS

     Maranatha has certain debt and a revolving line of credit, which is secured by all the assets of Maranatha, including the assets of the Radio Broadcasting Division, as follows:

                                                               DECEMBER 31,     JUNE 30,
                                                                   1997           1996
                                                               ------------    ----------
                                                                              (UNAUDITED)
        Total notes and debt payable........................    $506,886        $911,743
        Less current portion................................    (190,286)       (290,286)
                                                                --------        --------
        Total long-term debt................................    $316,600         621,457
                                                                ========        ========
        Revolving line of credit............................    $     --        $ 65,000
                                                                ========        ========

     The notes and line of credit bear interest primarily at the lender's prime rate which was 8.25% and 8.50% at December 31, 1996 and June 30, 1997, respectively. One of the notes bears interest at a fixed rate of 7.90%. Maranatha is in compliance with the debt covenants as of June 30, 1997.

     The Division leases its Reading translator site and Reading sales office under operating leases with future minimum monthly payments of $800 through November 1998. The Division has also entered into lease agreements to provide sub-channel broadcast frequency to two lessees. The future revenue under the lease terms is as follows:

            1997......................................................   $  48,796
            1998......................................................      50,516
            1999......................................................      39,121
            2000......................................................      39,817
            2001......................................................      23,891
                                                                         ---------
                                                                         $ 202,141
                                                                         =========

                      MARANATHA BROADCASTING COMPANY, INC.
                          RADIO BROADCASTING DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(4) AGREEMENT OF SALE

     On July 15, 1997, Maranatha entered into an asset purchase agreement with Citadel Broadcasting Company ("CBC") and a wholly-owned subsidiary of CBC to sell the assets and broadcast license of the Radio Broadcasting Division to CBC for $23,000,000 plus the broadcasting assets of a radio station owned by CBC and a wholly-owned subsidiary of CBC.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Pacific Northwest Broadcasting Corporation
Boise, Idaho

     We have audited the accompanying combined balance sheet of Pacific Northwest Broadcasting Corporation and Affiliates as of December 31, 1996, and the related combined statements of operations, changes in owners' equity, and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Pacific Northwest Broadcasting Corporation and Affiliates as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ BALUKOFF, LINDSTROM & CO., P.A.

Boise, Idaho
September 25, 1997

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                             COMBINED BALANCE SHEET
                               DECEMBER 31, 1996

                                           ASSETS
Current assets:
  Cash.........................................................................   $   220,381
  Trade accounts receivable, net of allowance for doubtful accounts of
     $25,000...................................................................     1,079,835
  Other accounts receivable....................................................        57,692
  Prepaid expenses.............................................................       189,395
  Accrued interest receivable..................................................        18,169
  Current portion of notes receivable..........................................       488,880
                                                                                   ----------
     Total current assets......................................................     2,054,352
Other assets:
  AM and FM broadcast licenses.................................................     4,497,916
  Notes receivable, less current portion.......................................     3,011,778
  Noncompete agreements........................................................       354,441
  Equipment deposits and other assets..........................................        39,250
  Deferred taxes...............................................................        42,443
                                                                                   ----------
                                                                                    7,945,828
Property and equipment, at cost
  Land and improvements........................................................       130,011
  Leasehold improvements.......................................................        61,744
  Towers and antennas..........................................................       402,710
  Transmitters and transmitter buildings.......................................       508,444
  Studio and technical equipment...............................................       915,007
  Automobiles..................................................................        44,930
  Furniture and office equipment...............................................       360,595
                                                                                   ----------
                                                                                    2,423,441
  Accumulated depreciation.....................................................      (992,576)
                                                                                   ----------
                                                                                    1,430,865
                                                                                   ----------
                                                                                  $11,431,045
                                                                                   ==========
                               LIABILITIES AND OWNERS' EQUITY
Current liabilities:
  Accounts payable.............................................................   $   268,401
  Accrued expenses.............................................................       259,479
  Accrued taxes payable........................................................        12,520
  Current portion of notes payable to related parties..........................       106,868
  Current portion of long-term debt............................................     1,195,717
                                                                                   ----------
     Total current liabilities.................................................     1,842,985
Long-term debt:
  Notes payable to related parties, less current portion.......................     1,155,817
  Notes payable, less current portion..........................................     7,184,057
                                                                                   ----------
                                                                                    8,339,874
Deferred revenue...............................................................       235,395
Owners' equity:
  Convertible preferred stock, nonvoting, par value $1,000 per share, 5% non cumulative, authorized 3,500 shares, issued and outstanding 1,396.8
     shares....................................................................     1,396,800
  Common stock, voting, no par value, authorized 10,000 shares, issued and
     outstanding 3,766.6 shares................................................       475,677
  Members' equity..............................................................        61,176
  Accumulated deficit..........................................................      (920,862)
                                                                                   ----------
                                                                                    1,012,791
                                                                                   ----------
                                                                                  $11,431,045
                                                                                   ==========

                            See accompanying notes.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                        COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996

Revenues:
  Revenues......................................................................   $5,404,307
  Less agency and representative commissions....................................      772,233
                                                                                   ----------
                                                                                    4,632,074
Expenses:
  Transmission..................................................................      223,366
  Programming and production....................................................    1,476,235
  Sales.........................................................................      816,459
  General and administrative....................................................    1,599,675
  Advertising...................................................................      150,696
                                                                                   ----------
                                                                                    4,266,431
                                                                                   ----------
     Income from operations.....................................................      365,643
Nonoperating income (expense)
  Gain on sale of assets........................................................      198,581
  Noncompete revenue............................................................      184,508
  Interest income...............................................................      321,759
  Interest expense..............................................................     (566,783)
                                                                                   ----------
                                                                                      138,065
                                                                                   ----------
     Income before income taxes.................................................      503,708
Income tax expense..............................................................      182,480
                                                                                   ----------
     Net income.................................................................   $  321,228
                                                                                   ==========

                            See accompanying notes.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                COMBINED STATEMENT OF CHANGES IN OWNERS' EQUITY
                          YEAR ENDED DECEMBER 31, 1996

                                        PREFERRED      COMMON      ACCUMULATED    MEMBERS'
                                          STOCK         STOCK        DEFICIT      EQUITY       TOTAL
                                        ----------    ---------    -----------    -------    ----------
Balance at January 1, 1996...........   $1,396,800    $ 591,302    $(1,180,914)   $    --    $  807,188
  Common stock redemption, 125
     shares..........................           --     (115,625)            --         --      (115,625)
  Net income.........................           --           --        260,052     61,176       321,228
                                          --------    ---------    -----------    --------   ----------
Balance at December 31, 1996.........   $1,396,800    $ 475,677    $  (920,862)   $61,176    $1,012,791
                                        ==========    =========    ===========    ========   ==========

                            See accompanying notes.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                        COMBINED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1996

Cash flows from operating activities:
  Net income.....................................................................   $ 321,228
  Adjustments to reconcile net income to net cash provided by operating
     activities Amortization.....................................................      55,427
     Depreciation................................................................      71,926
     Noncompete revenue..........................................................    (134,508)
     Noncompete expense..........................................................      89,257
     Provision for bad debts.....................................................      14,029
     Gain on sale of assets......................................................    (198,581)
     Legal expense paid directly by bank.........................................      10,200
     Changes in operating assets and liabilities
       Trade accounts receivable.................................................    (604,884)
       Other accounts receivable.................................................      (5,319)
       Prepaid expenses..........................................................      21,658
       Prepaid income tax........................................................       7,739
       Accrued interest receivable...............................................       9,794
       Equipment deposits and other assets.......................................     (14,258)
       Deferred taxes............................................................     169,936
       Bank overdraft............................................................    (118,289)
       Accounts payable..........................................................      90,761
       Accrued expenses..........................................................      82,996
       Accrued taxes payable.....................................................      12,520
          Net cash used by operating activities..................................    (118,368)
Cash flows from investing activities:
  Payments on receivable from shareholders.......................................          39
  Loans made to shareholders.....................................................    (527,896)
  Payments on notes receivable...................................................     773,885
  Payments for acquisition of stations...........................................     (63,360)
  Proceeds from sale of assets...................................................     190,244
  Additions to property and equipment............................................    (115,660)
          Net cash provided by investing activities..............................     257,252
Cash flows from financing activities:
  Payments on notes payable......................................................    (282,906)
  Borrowings on notes payable to related parties.................................     400,000
  Payment on notes payable to related parties....................................     (35,597)
          Net cash provided by financing activities..............................      81,497
          Net increase in cash...................................................     220,381
Cash at beginning of year........................................................          --
          Cash at end of year....................................................   $ 220,381

                            See accompanying notes.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Nature of Operations

     The Company operates AM and FM radio stations in southwestern Idaho. Revenues received from local advertisers and national agencies advertising in the southwestern Idaho market account for the majority of revenues.

  Principles of Combination

     The financial statements include the accounts of Pacific Northwest Broadcasting Corporation (PNWB) and its wholly owned subsidiary, (Richardson Broadcasting Company), and Wilson Group, LLC (Wilson), a limited liability company which has common ownership. Wilson operates as an Idaho limited liability company and its members have limited personal liability for the obligations or debts of the entity. Wilson will terminate no later than December 31, 2072. Intercompany accounts and transactions have been eliminated in combination.

  Cash

     For purposes of reporting cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.

  Depreciation

     Depreciation of property and equipment is provided using the straight line method over the estimated useful lives of the assets, which range from 3 to 50 years.

  Amortization

     Costs related to obtaining AM and FM broadcast licenses are amortized using the straight line method over fifteen years. Accumulated amortization relating to these licenses was $133,852 at December 31, 1996.

     Costs related to the noncompete agreements are amortized using the straight-line method over five years, the term of the agreement. Accumulated amortization relating to the noncompete agreements was $171,848 at December 31, 1996.

  Deferred Revenue

     Deferred revenue consists of a noncompete agreement and will be earned over the life of the agreement (7 years).

  Revenue Recognition and Trade Transactions

     Broadcast revenue is recognized when the advertisements are broadcast. Revenue from trade transactions (advertising provided in exchange for goods and services) is recognized as income when advertisements are broadcast and trade expense is recognized when merchandise is consumed or services are performed.

  Advertising

     The Company expenses advertising costs as they are incurred.

  Income Taxes

     Income taxes are provided for the tax effects of PNWB transactions reported in the financial statements and consist of taxes currently due or recoverable and deferred taxes related primarily to differences between the bases of assets and liabilities for financial and income tax reporting. Differences between financial and

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 -- CONTINUED

income tax reporting relate to accumulated depreciation, installment sales, basis in subsidiary's stock, allowance for doubtful accounts, deferred compensation, noncompete amortization and shareholder interest payable.

     No provision has been made for the tax effects of the Wilson transactions since Wilson is taxed as a partnership and taxes are the responsibility of the individual members.

  Estimates

     Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses. Actual results could differ from these estimates.

  Concentrations of Credit Risk

     In the normal course of business, the Company extends unsecured credit to customers principally national advertising agencies and companies in the southwestern Idaho market. The Company also has demand deposits on hand in financial institutions which exceed applicable FDIC insurance.

  Acquisitions and Local Marketing Agreement

     In October, 1996, the Company acquired two radio stations in Boise, Idaho for $5,000,000. This acquisition was accounted for using the purchase method of accounting. The purchase price has been allocated to the assets purchased based upon fair values as agreed to with the seller.

     The Company operated the two radio stations under a Local Marketing Agreement (LMA) for six months prior to the acquisition. Under the terms of the LMA, the expenses of operating the stations (other than depreciation or amortization of assets) were the obligation of the Company and the Company received the revenues generated by the stations.

NOTE B -- NOTES RECEIVABLE

     The Company sold radio stations in Medford, Oregon, Chico, California, and Eugene, Oregon in prior years and financed the sale of the radio stations to the buyers. In 1996, the Company sold two radio stations and a building in Pocatello, Idaho, and financed the sale. Each of the sales agreements included provisions which restrict the Company from competing in markets served by the radio stations which were sold. The noncompete agreements extend for periods up to seven years from the dates of the sales. The terms of the notes are as follows:

Note receivable from broadcasting company for Pocatello stations at $4,003 per month through March 1997 and $11,592 per month thereafter including interest at 8.5%, due March 2002, secured by substantially all assets of the Pocatello
  stations......................................................................   $  564,993
Note receivable from broadcasting company for Pocatello building at $2,405 per
  month, including interest at 8.5%, due March 2002, secured by real estate.....      108,884
Note receivable from broadcasting company for Chico and Eugene stations at monthly payments ranging from $37,033 to $53,204 including interest at 7.71%,
  due September 2002, secured by substantially all assets of the stations.......    2,826,781
                                                                                   ----------
                                                                                    3,500,658
Less current portion............................................................      488,880
                                                                                   ----------
                                                                                   $3,011,778
                                                                                    =========

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 -- CONTINUED

NOTE C -- LONG-TERM DEBT

     Long-term debt is summarized as follows:

To banks:

  Note payable to bank, monthly payments of interest only at prime plus 1%, secured by substantially all of the Company's assets. The interest rate at
  December 31, 1996 was 9.25%...................................................   $8,000,000
To individuals:
  Note payable to former shareholder at $1,205 per month including interest at
  8% through January 2003, unsecured............................................       69,440
  Note payable to former shareholder at $991 per month including interest at 10%
  through June 2000, unsecured..................................................       35,002
  Note payable to former shareholder at $3,033 per month including interest at
  8% through January 2006, unsecured............................................      234,457
  Note payable to former shareholder at $375 per month through January 2006.....       40,875
  Unsecured notes payable to related party, due on demand.......................        7,772
  Unsecured notes payable to related parties at $4,446 per month including
  interest at 9% through August 2018............................................      208,093
  Unsecured notes payable to related party, due on demand including interest at
  7.5%..........................................................................       53,372
  Notes payable to related parties, secured by certain notes receivable and guaranteed by principal shareholder, payable in monthly installments, including interest as follows:

  MONTHLY            INTEREST
INSTALLMENTS          RATES                        DUE DATES
------------         --------         -----------------------------------
   $5,077               8.0%          January 1, 2005....................      679,945
   $  470               8.0%          January 1, 2005....................       58,820
   $  470               8.0%          January 1, 2005....................       58,820
   $  470               8.0%          January 1, 2005....................       58,821
   $  440               8.0%          January 1, 2005....................       58,956
   $  381               8.0%          January 1, 2005....................       50,989
        Accrued interest due to related parties..........................       27,097
                                                                            ----------
                                                                             9,642,459
        Less current portion.............................................    1,302,585
                                                                            ----------
                                                                            $8,339,874
                                                                            ==========

     Maturities in future years are: 1997 -- $1,302,585, 1998 -- $2,589,369;
1999 -- $4,454,088; 2000 -- $106,077; 2001 -- $1,018,430 and
thereafter -- $171,910.

     The note payable to the bank limits the amount of new debt and operating leases to not more than a total of $50,000 without lender's approval.

     The bank issued a commitment letter to refinance $7,000,000 of the $8,000,000 obligation in 1997, including a bridge loan of $2,000,000 and a term loan of $5,000,000. The bridge loan has terms which include interest at prime plus 1% and a maturity date of February 28, 1998. Requirements of the term loan include interest at prime plus 1%, due August 31, 1999 and monthly payments of approximately $77,000 (using an

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 -- CONTINUED

interest rate of 9.25%). The current portion and scheduled maturities have been adjusted to reflect the intended refinance.

NOTE D -- RELATED PARTY TRANSACTIONS

     Interest expense paid to related parties amounted to $187,646 in 1996. The Company leases land, office facilities, and equipment from certain shareholders and officers of the Company. Rental expense paid to related parties amounted to $99,588 in 1996.

NOTE E -- LEASE COMMITMENTS

     The Company leases radio transmitter sites, buildings, music and airtime under noncancellable leases with terms in excess of one year. Future minimum payments, by year and in the aggregate, under noncancellable operating leases with initial or remaining terms of one year or more consisted of the following at December 31, 1996:

        1997..............................................................   $206,120
        1998..............................................................    201,980
        1999..............................................................    133,202
        2000..............................................................     31,300
        2001..............................................................     11,150
        Thereafter........................................................    105,850
                                                                             --------
        Total minimum lease payments......................................   $689,602
                                                                             ========

     Rental expense amounted to $245,589 in 1996.

NOTE F -- INCOME TAXES

     The provision for income taxes results from continuing operations and includes the following components:

Federal
          Current tax provision...................................................   $     --
          Deferred tax provision..................................................    147,548
                                                                                     --------
                                                                                      147,548
State
          Current tax provision...................................................     12,544
          Deferred tax provision..................................................     22,388
                                                                                     --------
                                                                                       34,932
                                                                                     --------
Total income tax expense..........................................................   $182,480
                                                                                     ========

     The components of the net deferred tax asset at December 31, 1996 are as follows:

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 -- CONTINUED

                                                                FEDERAL      STATE        TOTAL
                                                               ---------    --------    ---------
Deferred tax liability from:
  Taxable temporary differences.............................   $(255,017)   $(60,004)   $(315,021)
Deferred tax asset from:
  Deductible temporary differences..........................     105,662      22,049      127,711
  Operating loss carryforward...............................     205,289          --      205,289
  Tax credit carryforward...................................      83,214       2,793       86,007
  Valuation allowance.......................................     (61,543)         --      (61,543)
                                                               ---------    --------    ---------
                                                                 332,622      24,842      357,464
                                                               ---------    --------    ---------
Deferred tax asset (liability)..............................   $  77,605    $(35,162)   $  42,443
                                                               =========    ========    =========

     The following reconciles the federal tax provision with the expected provision by applying statutory rates to income before income taxes:

        Federal tax expense at statutory rate.............................   $171,261
        Effect of state taxes.............................................    (13,701)
        Nondeductible expenses............................................      2,861
        Partnership income................................................    (20,800)
        Other.............................................................      7,927
                                                                             --------
        Federal income tax expense........................................   $147,548
                                                                             ========

     For income tax purposes, operating losses and tax credit carryovers used and available are as follows at December 31, 1996:

                                                                     USED      AVAILABLE
                                                                   --------    ---------
        Net operating loss, federal.............................   $379,789    $ 710,617
        Alternative minimum tax credit..........................         --       21,671
        General business credit.................................         --       61,543

     The federal net operating losses expire during 2004 through 2010. The general business credits expire during 1998 through 2000. The alternative minimum tax credits can be carried forward indefinitely.

NOTE G -- DEFINED CONTRIBUTION PLAN

     The Company maintains a 401(k) plan covering all employees over the age of twenty-one who have completed one year of service. The Company matches 10% of an employee's contribution. Contributions to the plan were $7,022 in 1996.

NOTE H -- CONVERTIBLE PREFERRED STOCK

     The preferred stockholders have the option to convert the preferred stock into common stock prior to December 31, 2002 on the basis of five shares of common stock for each share of preferred stock redeemed. The holders of preferred stock do not have voting rights. Preferred stock is redeemable at par. Subsequent to year end, the preferred stockholders converted all of their preferred stock to common stock at the ratio of five shares of common stock for each share of preferred stock.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 -- CONTINUED

NOTE I -- CASH FLOW INFORMATION

     Supplemental cash flow information for the years ended December 31, 1996 is as follows:

        Interest paid..................................................   $   347,933
        Taxes paid (net of refunds)....................................   $    (7,718)
        Noncash financing and investing activities:
          Purchase of shareholder's common stock and payment of
             deferred compensation:
             Common stock redeemed.....................................   $   115,625
             New debt incurred.........................................      (295,000)
             Deferred compensation paid................................       179,375
                                                                          -----------
                                                                          $        --
                                                                           ==========
          Sale of assets:
             Proceeds from sale of property and equipment..............   $   689,000
             Increase in notes receivable..............................      (689,000)
                                                                          -----------
                                                                          $        --
                                                                           ==========
          Payment of shareholder receivable with reduction in
             shareholder note payable:
             Notes payable reduced.....................................   $ 1,000,000
             Note payable created......................................        (7,772)
             Shareholder receivable paid...............................      (992,228)
                                                                          -----------
                                                                          $        --
                                                                           ==========
          Refinancing company and shareholder debt and acquisition of radio stations:
             Proceeds from new debt....................................   $ 8,000,000
             Payments on existing debt.................................    (2,557,188)
             Broadcast licenses acquired...............................    (4,100,000)
             Property and equipment acquired...........................      (800,000)
             Noncompete agreement......................................      (100,000)
             Debt repayment on behalf of shareholder...................      (415,972)
             Loan fees.................................................       (80,000)
             Legal fees................................................       (10,200)
                                                                          -----------
                  Net cash paid for acquisition                           $   (63,360)
                                                                           ==========

NOTE J -- SUBSEQUENT EVENTS

     The Company has entered into an agreement to redirect certain of the Company's broadcast signals in exchange for a payment of $2,000,000. The agreement is subject to Federal Communications Commission (FCC) approval and is secured by a letter of credit. Approval is expected in 1997 and the payment is expected to be received subsequent to approval.

     Subsequent to December 31, 1996, the shareholders of PNWB and the members of Wilson have signed letters of intent to sell the capital stock of PNWB, the operating assets of Wilson and a building owned by a shareholder to Citadel Broadcasting Company (Citadel). The transactions are subject to approval of the FCC. Under the letters of intent, the Company will enter into a LMA with Citadel which will allow Citadel use of the property and equipment of the radio stations in exchange for a fee. The LMA will continue until FCC approval is received to close the sales of the stock of PNWB and the assets of Wilson. The sale of the stock of

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 -- CONTINUED

PNWB will not close prior to January 1, 1998 and the sale of the assets of Wilson will not close prior to April 18, 1998. The sale price of $28,500,000 for the stock, assets and building is payable in cash totaling $25,650,000 and stock of $2,850,000. The agreement to purchase the stock of PNWB requires, among other things, that certain minimum levels of net asset value be met on the date of closing.

     The Company made payments of notes payable amounting to approximately $1,800,000 subsequent to year end in advance of the payment due dates. Additionally, the Company received approximately $2,600,000 in full payment of certain notes receivables subsequent to December 31, 1996.

     Subsequent to year end, the preferred stockholders converted all of their preferred stock to common stock at the ratio of five shares of common stock for each share of preferred stock.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                       UNAUDITED COMBINED BALANCE SHEETS
                             JUNE 30, 1997 AND 1996

                                                                                 1997            1996
                                                                              -----------     -----------
                                                 ASSETS
Current assets:
  Cash......................................................................  $   223,280     $    26,452
  Trade accounts receivable, net of allowance for doubtful accounts of
    $25,000 in 1997 and $20,000 in 1996.....................................    1,180,963         720,587
  Receivable from shareholders..............................................       87,640         184,772
  Other accounts receivable.................................................           --         132,006
  Prepaid expenses..........................................................      119,301          55,198
  Prepaid income tax........................................................        1,930              --
  Accrued interest receivable...............................................       17,042          42,065
  Current portion of notes receivable.......................................      551,623         433,089
                                                                              -----------
         Total current assets...............................................    2,181,779       1,594,169
Other Assets:
  AM and FM broadcast licenses..............................................    4,428,368         433,295
  Notes receivable, less current portion....................................    2,735,799       3,692,472
  Noncompete agreements.....................................................      301,477         300,736
  Equipment deposits and other assets.......................................       43,510          34,991
  Deferred taxes............................................................       35,728         166,772
                                                                              -----------
                                                                                7,544,882       4,628,266
Property and equipment, at cost:
  Land and improvements.....................................................        3,272         170,521
  Leasehold improvements....................................................       63,063          61,744
  Towers and antennas.......................................................      402,710         319,489
  Transmitters and transmitter buildings....................................      508,916         251,408
  Studio and technical equipment............................................      947,674         444,892
  Automobiles...............................................................       44,930          21,380
  Furniture and office equipment............................................      382,018         248,902
  Construction in progress..................................................       14,287              --
                                                                              -----------
                                                                                2,366,870       1,518,336
  Accumulated depreciation..................................................   (1,062,352)       (952,908)
                                                                              -----------
                                                                                1,304,518         565,428
                                                                              -----------
                                                                              $11,031,179     $ 6,787,863
                                                                              ===========
                                     LIABILITIES AND OWNERS' EQUITY
Current liabilities:
  Accounts payable..........................................................  $   165,262     $    84,817
  Accrued expenses..........................................................      299,865         256,715
  Accrued taxes payable.....................................................           --          13,492
  Current portion of notes payable to related parties.......................       72,896         234,970
  Current portion of long-term debt.........................................    3,438,732         648,769
                                                                              -----------
         Total current liabilities..........................................    3,976,755       1,238,763
Long-term debt:
  Notes payable to related parties, less current portion....................    1,132,539       1,792,369
  Notes payable, less current portion.......................................    4,921,013       2,652,725
                                                                              -----------
                                                                                6,053,552       4,445,094
Deferred revenue............................................................      168,141         302,649
Owners' equity:
  Convertible preferred stock, nonvoting, par value $1,000 per share, 5% non cumulative, authorized 3,500 shares, issued and outstanding 1,396.8
    shares..................................................................    1,396,800       1,396,800
  Common stock, voting, no par value, authorized 10,000 shares, issued and
    outstanding 3,766.6 in 1997 and 1996, respectively......................      475,677         475,677
  Members' deficit..........................................................     (133,293)             --
  Accumulated deficit.......................................................     (906,453)     (1,071,120)
                                                                              -----------
                                                                                  832,731         801,357
                                                                              -----------
                                                                              $11,031,179     $ 6,787,863
                                                                              ===========

                            See accompanying notes.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                  UNAUDITED COMBINED STATEMENTS OF OPERATIONS
                    SIX MONTHS ENDED JUNE 30, 1997 AND 1996

                                                                         1997           1996
                                                                      ----------     ----------
Revenues:
  Revenues..........................................................  $3,251,875     $1,983,207
  Less agency and representative commissions........................     471,266        284,195
                                                                      ----------     ----------
                                                                       2,780,609      1,699,012
Expenses:
  Transmission......................................................     146,577         98,274
  Programming and production........................................     922,149        632,119
  Sales.............................................................     514,444        296,329
  General and administrative........................................     954,199        700,322
  Advertising.......................................................      96,845         79,330
                                                                      ----------     ----------
                                                                       2,634,214      1,806,374
                                                                      ----------     ----------
          Income (loss) from operations.............................     146,395       (107,362)
Nonoperating income (expense)
  Gain (loss) on sale of assets.....................................     (65,639)       217,444
  Noncompete revenue................................................      67,254        117,254
  Interest income...................................................     142,847        171,188
  Interest expense..................................................    (466,914)      (229,607)
                                                                      ----------     ----------
                                                                        (322,452)       276,279
                                                                      ----------     ----------
          Income (loss) before income taxes.........................    (176,057)       168,917
Income tax expense..................................................       4,003         59,123
                                                                      ----------     ----------
          Net income (loss).........................................  $ (180,060)    $  109,794
                                                                      ==========     ==========

                            See accompanying notes.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

           UNAUDITED COMBINED STATEMENTS OF CHANGES IN OWNERS' EQUITY
                    SIX MONTHS ENDED JUNE 30, 1997 AND 1996

                               PREFERRED       COMMON       ACCUMULATED     MEMBERS'
                                 STOCK          STOCK         DEFICIT        DEFICIT        TOTAL
                               ----------     ---------     -----------     ---------     ----------
Balance at January 1, 1996...  $1,396,800     $ 591,302     $(1,180,914)    $      --     $  807,188
  Common stock redemption,
     125 shares..............          --      (115,625)             --            --       (115,625)
  Net income.................          --            --         109,794            --        109,794
                                ---------     ----------     ----------     ----------    ----------
Balance at June 30, 1996.....  $1,396,800     $ 475,677     $(1,071,120)    $      --     $  801,357
                                =========     ==========     ==========     ==========    ==========
Balance at January 1, 1997...  $1,396,800     $ 475,677     $  (920,862)    $  61,176     $1,012,791
  Net income (loss)..........          --            --          14,409      (194,469)      (180,060)
                                ---------     ----------     ----------     ----------    ----------
Balance at June 30, 1997.....  $1,396,800     $ 475,677     $  (906,453)    $(133,293)    $  832,731
                                =========     ==========     ==========     ==========    ==========

                            See accompanying notes.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                  UNAUDITED COMBINED STATEMENTS OF CASH FLOWS
                    SIX MONTHS ENDED JUNE 30, 1997 AND 1996

                                                                               1997           1996
                                                                             ---------      ---------
Cash flows from operating activities:
  Net income (loss).......................................................   $(180,060)     $ 109,794
  Adjustments to reconcile net income (loss) to net cash provided by operating activities
    Amortization..........................................................      69,548         20,048
    Depreciation..........................................................      69,776         32,258
    Noncompete revenue....................................................     (67,254)       (67,254)
    Noncompete expense....................................................      52,964         42,962
    Provision for bad debts...............................................      13,557         13,766
    (Gain) loss on sale of assets.........................................      65,639       (217,597)
    Changes in operating assets and liabilities
       Trade accounts receivable..........................................    (114,685)      (245,373)
       Other accounts receivable..........................................      57,692        (80,039)
       Prepaid expenses...................................................      70,094         75,855
       Prepaid income tax.................................................      (1,930)         7,739
       Accrued interest receivable........................................       1,127        (14,102)
       Equipment deposits and other assets................................      (4,260)        (9,999)
       Deferred taxes.....................................................       6,715         45,607
       Accounts payable...................................................    (103,139)       (92,823)
       Bank overdraft.....................................................          --       (118,289)
       Accrued expenses...................................................      40,386         80,232
       Accrued taxes payable..............................................     (12,520)        13,492
                                                                             ---------      ---------
         Net cash used by operating activities............................     (36,350)      (403,723)
Cash flows from investing activities:
  Loans made to shareholders..............................................     (87,640)       (99,327)
  Payments on notes receivable............................................     213,236        148,982
  Proceeds from sale of assets............................................      61,100        168,750
  Additions to property and equipment.....................................     (70,168)        (6,685)
                                                                             ---------      ---------
         Net cash provided by investing activities........................     116,528        211,720
Cash flows from financing activities:
  Borrowings on notes payable.............................................          --        200,500
  Payments on notes payable...............................................     (20,029)      (118,874)
  Borrowings on notes payable to related parties..........................          --        150,000
  Payment on notes payable to related parties.............................     (57,250)       (13,171)
                                                                             ---------      ---------
         Net cash provided (used) by financing activities.................     (77,279)       218,455
                                                                             ---------      ---------
         Net increase in cash.............................................       2,899         26,452
Cash at beginning of period...............................................     220,381             --
                                                                             ---------      ---------
         Cash at end of period............................................   $ 223,280      $  26,452
                                                                             =========      =========
Supplemental disclosure of cash flow information:
  Interest paid...........................................................   $ 229,413      $ 464,886
  Taxes paid (net of refunds).............................................   $  11,739      $  (7,718)
  Noncash financing and investing activities:
  Purchase of shareholder's common stock and related payment of deferred compensation:
       Common stock redeeemed.............................................   $      --      $ 115,625
       New debt incurred..................................................   $      --      $(295,000)
       Deferred compensation paid.........................................                    179,375
                                                                             ---------      ---------
                                                                             $      --      $      --
                                                                             =========      =========
  Sale of assets:
    Proceeds from sale of property and equipment..........................   $      --      $ 689,000
    Increase in notes receivable..........................................          --       (689,000)
                                                                             ---------      ---------
                                                                             $      --      $      --
                                                                             =========      =========

                            See accompanying notes.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996

NOTE A -- UNAUDITED INTERIM FINANCIAL STATEMENTS

     The combined balance sheet as of June 30, 1997 and 1996 and the combined statements of operations, changes in owners' equity, and cash flows for the six month periods ended June 30, 1997 and 1996 are unaudited. In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial position of Pacific Northwest Broadcasting Corporation and Affiliates, (the Company) and the results of operations, changes in owners' equity, and cash flows. These interim unaudited combined financial statements should be read in conjunction with the audited combined financial statements. The combined results of operations for the six months ended June 30, 1997 and 1996 are not necessarily indicative of results to be expected for the full year.

NOTE B -- AGREEMENT TO REDIRECT SIGNAL

     The Company has entered into an agreement to redirect certain of the Company's broadcast signals in exchange for a payment of $2,000,000. The agreement is subject to Federal Communications Commission (FCC) approval and is secured by a letter of credit. Approval is expected in 1997 and payment is expected subsequently.

NOTE C -- SUBSEQUENT EVENTS

     Subsequent to June 30, 1997, the shareholders of Pacific Northwest Broadcasting Corporation (PNWB) and the members of Wilson Group, LLC (Wilson) have signed letters of intent to sell the capital stock of PNWB, the operating assets of Wilson and a building owned by a shareholder to Citadel Broadcasting Company (Citadel). The transactions are subject to approval of the FCC. Under the letters of intent, the Company will enter into a Local Marketing Agreement
(LMA) with Citadel which will allow Citadel use of the property and equipment of the radio stations in exchange for a fee. The LMA will continue until FCC approval is received to close the sales of the stock of PNWB and the assets of Wilson. The sale of the stock of PNWB will not close prior to January 1, 1998 and the sale of the assets of Wilson will not close prior to April 18, 1998. The sales price of $28,500,000 for the stock, assets and building is payable in cash totaling $25,650,000 and stock of $2,850,000. The agreement to purchase the stock of PNWB requires, among other things, that certain minimum levels of net asset value be met on the date of closing.

     The Company made payments of notes payable amounting to approximately $1,800,000 subsequent to June 30, 1997 in advance of the payment due dates. Additionally, the Company received approximately $2,600,000 in full payment of certain receivables subsequent to June 30, 1997.

     Subsequent to June 30, 1997, the preferred stockholders converted all of their preferred stock to common stock at the ratio of five shares of common stock for each share of preferred stock.

            =======================================================

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN A CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         -----
Prospectus Summary.....................     1
Risk Factors...........................    20
Use of Proceeds........................    28
Capitalization.........................    29
Unaudited Pro Forma Condensed
  Consolidated Financial Statements....    30
Selected Historical Financial Data.....    45
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................    47
Business...............................    52
The Pending Transactions...............    83
Management.............................    88
Certain Transactions...................    97
Security Ownership of Certain
  Beneficial Owners....................    99
Description of Indebtedness............   103
The Exchange Offer.....................   106
Description of the Notes...............   115
Description of the Exchangeable
  Preferred Stock and Exchange
  Debentures...........................   139
Description of Other Capital Stock.....   176
Certain Federal Income Tax
  Considerations.......................   179
Plan of Distribution...................   186
Legal Matters..........................   187
Experts................................   187
Available Information..................   187
Glossary of Certain Defined Terms......   189
Index to Financial Statements..........   F-1

UNTIL           , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
            =======================================================


            =======================================================
                                  $201,000,000

                                  CITADEL LOGO

                               OFFER TO EXCHANGE
                          10 1/4% SENIOR SUBORDINATED
                                 NOTES DUE 2007
                                      FOR
                            10 1/4% SERIES B SENIOR
                          SUBORDINATED NOTES DUE 2007

                                      AND

                         13 1/4% SERIES A EXCHANGEABLE
                                PREFERRED STOCK
                                      FOR

                         13 1/4% SERIES B EXCHANGEABLE
                                PREFERRED STOCK

                               -----------------
                                   PROSPECTUS
                               -----------------
                                          , 1997

            =======================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 78.751 of the Nevada General Corporation Law (the "NGCL") empowers a corporation to indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal proceeding, he had reasonable cause to believe that his conduct was unlawful.

     Section 78.751 of the NGCL also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including amounts paid in settlement and attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless, and only to the extent that, the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that in view of all the circumstances of the case, that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 78.751 of the NGCL further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise, in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith and that indemnification provided for by Section
78.751 of the NGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, except that such indemnification may not be made to any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, unless a court of competent jurisdiction orders otherwise, utilizing the standard described in the immediately preceding paragraph.

     The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of the officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation; these provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under any contract or otherwise by law.

     Any indemnification referred to above, unless ordered by a court or paid as incurred in advance of final disposition upon receipt of a proper undertaking to repay the same, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the act, suit, or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     Article VI of Citadel Broadcasting Company's Amended and Restated Articles of Incorporation provides as follows:

          To the full extent permitted by law, the Corporation shall indemnify any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as director at the request of the Corporation or any predecessor of the Corporation.

     Citadel Broadcasting Company's Bylaws further implement the permissive provisions of Section 78.751 of the NGCL discussed above.

     As permitted by Section 78.037 of the NGCL, Article V of Citadel Broadcasting Company's Amended and Restated Articles of Incorporation provides as follows:

          To the full extent permitted by General Corporation Law of State of Nevada in effect from time to time and to no greater extent, no officer or member of the Board of Directors shall be liable for monetary damages for breach of fiduciary duty in his or her capacity as an officer or a director in any action brought by or on behalf of the Corporation or any of its shareholders.

Section 78.037 currently provides that any such provision of a corporation's articles of incorporation may not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of the NGCL.

     Citadel Broadcasting Company maintains insurance to protect persons entitled to indemnification pursuant to its Amended and Restated Articles of Incorporation and Bylaws and the NGCL against expenses, judgments, fines and amounts paid in settlement, to the fullest extent permitted by the NGCL.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES.

(A) EXHIBITS

 EXHIBIT
  NUMBER                                   DESCRIPTION OF EXHIBIT
----------   ----------------------------------------------------------------------------------
 2.1         Stock Purchase Agreement dated September 29, 1997 among Pacific Northwest
             Broadcasting, Inc., Citadel Broadcasting Company and Citadel License, Inc.*
 2.2         Asset Purchase Agreement dated September 29, 1997 among Wilson Group, LLC, Citadel
             Broadcasting Company and Citadel License, Inc.*
 2.3         Asset Purchase Agreement dated as of July 15, 1997 among Maranatha Broadcasting
             Company, Inc., Citadel Broadcasting Company and Citadel License, Inc. (relating to
             WFMZ-FM)
 2.4         Asset Purchase Agreement dated as of July 15, 1997 among Maranatha Broadcasting
             Company, Inc., Citadel Broadcasting Company and Citadel License, Inc. (relating to
             WEST-AM)
 2.5         Merger Agreement dated as of June 2, 1997 among Snider Corporation, Ted L. Snider,
             Sr., Jane J. Snider, Citadel Communications Corporation and Citadel Broadcasting
             Company

 EXHIBIT
  NUMBER                                   DESCRIPTION OF EXHIBIT
----------   ----------------------------------------------------------------------------------
 2.6         Merger Agreement dated as of June 2, 1997 among Snider Broadcasting Corporation,
             Ted L. Snider, Jr., Calvin G. Arnold, Citadel Communications Corporation and
             Citadel Broadcasting Company
 2.7         Asset Purchase Agreement dated as of June 2, 1997 among CDB Broadcasting
             Corporation, CDB License Corporation and Citadel Broadcasting Company
 3(i)(a)     Restated Articles of Incorporation of Citadel Broadcasting Company
 3(i)(b)     Amendment to Certificate of the Designations, Voting Powers Preferences and
             Relative, Participating, Optional and Other Special Rights and Qualifications,
             Limitations or Restrictions of the 13 1/4% Series A Exchangeable Preferred Stock
             and the 13 1/4% Series B Exchangeable Preferred Stock of Citadel Broadcasting
             Company
 3(i)(c)     Articles of Incorporation of Citadel License, Inc.
 3(ii)(a)    Bylaws of Citadel Broadcasting Company, as amended
 3(ii)(b)    Bylaws of Citadel License, Inc.
 4.1         Indenture dated as of July 1, 1997 among Citadel Broadcasting Company, Citadel
             License, Inc. and The Bank of New York, as Trustee, with the forms of 10 1/4%
             Senior Subordinated Notes due 2007 and 10 1/4% Series B Senior Subordinated Notes
             due 2007 included therein
 4.2         Indenture dated as of July 1, 1997 among Citadel Broadcasting Company, Citadel
             License, Inc. and The Bank of New York, as Trustee, with the forms of 13 1/4%
             Exchange Debentures due 2009 and 13 1/4% Series B Exchange Debentures due 2009
             included therein
 4.3         Amendment to Certificate of the Designations, Voting Powers Preferences and
             Relative, Participating, Optional and Other Special Rights and Qualifications,
             Limitations or Restrictions of the 13 1/4% Series A Exchangeable Preferred Stock
             and the 13 1/4% Series B Exchangeable Preferred Stock of Citadel Broadcasting
             Company (filed as Exhibit 3(i)(b))
 5.1         Opinion of Eckert Seamans Cherin & Mellott, including consent*
 5.2         Opinion of Lionel Sawyer & Collins*
 8           Opinion of Eckert Seamans Cherin & Mellott, LLC regarding certain Federal income tax matters, including consent*
 9           Voting Trust Agreement dated as of March 17, 1997 among Citadel Communications
             Corporation, ABRY Broadcast Partners II, L.P., ABRY/Citadel Investment Partners,
             L.P., Christopher Hall as Initial Trustee, and J. Walter Corcoran and Harlan Levy
             as initial Back-up Trustees
10.1         Employment Agreement dated as of June 28, 1996 among Lawrence R. Wilson, Citadel
             Broadcasting Company and Citadel Communications Corporation
10.2         Citadel Communications Corporation 1996 Equity Incentive Plan, as amended
10.3         Citadel Communications Corporation Nonqualified Stock Option Agreement made and entered into as of June 28, 1996 between Citadel Communications Corporation and
             Lawrence R. Wilson
10.4         Form of Citadel Communications Corporation Stock Option Agreement for grants effective as of December 21, 1994
10.5         Form of Citadel Communications Corporation Stock Option Agreement for grants effective as of February 21, 1994
10.6         Joint Sales Agreement dated as of December 15, 1995 among Pourtales Radio
             Partnership, Pourtales Holdings, Inc., Springs Radio, Inc., KVUU/KSSS, Inc. and
             Citadel Broadcasting Company

 EXHIBIT
  NUMBER                                   DESCRIPTION OF EXHIBIT
----------   ----------------------------------------------------------------------------------
10.7         Securities Purchase and Exchange Agreement dated as of June 28, 1996 among Citadel
             Communications Corporation, Citadel Broadcasting Company, ABRY Broadcast Partners
             II, L.P., ABRY/Citadel Investment Partners, L.P., Baker, Fentress & Company, Bank
             of America Illinois, Oppenheimer & Co., Inc., Christopher J. Perry, Robert F.
             Perille, M. Ann O'Brien, Ford S. Bartholow, Jeffrey M. Mann, Matthew W. Clary, and
             Thomas E. Pelt, Jr.
10.8         First Amendment to the Securities Purchase Agreement dated as of December 31, 1996 among Citadel Communications Corporation, Citadel Broadcasting Company, Deschutes
             Acquisition Corporation, ABRY Broadcast Partners II, L.P., ABRY/Citadel Investment
             Partners, L.P., Baker, Fentress & Company, Oppenheimer & Co., Inc., Bank of
             America Illinois, Christopher J. Perry, Robert F. Perille, M. Ann O'Brien, Ford S.
             Bartholow, Jeffrey M. Mann, Matthew W. Clary, Sheryl E. Bartol, Andrea P. Joselit,
             The Endeavour Capital Fund Limited Partnership, Joseph P. Tennant, The Schafbuch
             Family Trust u/a/d 2-15-94, Babson Capital Partners Limited Partnership, Tal
             Johnson, Edward T. Hardy and Ralph W. McKee
10.9         Second Amendment to the Securities Purchase and Exchange Agreement dated as of
             March 17, 1997 among Citadel Communications Corporation, Citadel Broadcasting
             Company, Deschutes Acquisition Corporation, ABRY Broadcast Partners II, L.P.,
             ABRY/Citadel Investment Partners, L.P., Baker, Fentress & Company, Oppenheimer &
             Co., Inc., Bank of America Illinois, Christopher J. Perry, Robert F. Perille, M.
             Ann O'Brien, Ford S. Bartholow, Jeffrey M. Mann, Matthew W. Clary, Sheryl E.
             Bartol, Andrea P. Joselit, The Endeavour Capital Fund Limited Partnership, Joseph
             P. Tennant, The Schafbuch Family Trust u/a/d/ 2-15-94, Babson Capital Partners
             Limited Partnership, Tal Johnson, Edward T. Hardy and Ralph W. McKee
10.10        Third Amendment to the Securities Purchase and Exchange Agreement dated as of
             September 29, 1997 among Citadel Communications Corporation, Citadel Broadcasting
             Company, Deschutes Acquisition Corporation, ABRY Broadcast Partners II, L.P.,
             ABRY/Citadel Investment Partners, L.P., Baker, Fentress & Company, Oppenheimer &
             Co., Inc., Bank of America Illinois, Christopher J. Perry, Robert F. Perille, M.
             Ann O'Brien, Ford S. Bartholow, Jeffrey M. Mann, Matthew W. Clary, Sheryl E.
             Bartol, Andrea P. Joselit, The Endeavour Capital Fund Limited Partnership, Joseph
             P. Tennant, The Schafbuch Family Trust u/a/d/ 2-15-94, Babson Capital Partners
             Limited Partnership, Tal Johnson, Edward T. Hardy, Ralph W. McKee, Philip J. Urso,
             Phillip Norton, Richard Poholek, Karen Kutniewski, Thomas Jenkins, Jeff Thompson,
             Pat Bowen, Mark Urso, M. Linda Urso and Juliet Rice*
10.11        Second Amended and Restated Stockholders Agreement dated as of June 28, 1996, among Citadel Communications Corporation, Baker, Fentress & Company, Bank of
             America Illinois, Christopher J. Perry, Robert F. Perille, M. Ann O'Brien, Ford S.
             Bartholow, Jeffrey M. Mann, Matthew W. Clary, Thomas E. Van Pelt, Jr., ABRY
             Broadcast Partners II, L.P., ABRY Citadel Investment Partners, L.P., Oppenheimer &
             Co., Inc., Finova Capital Corporation, Lawrence R. Wilson, Claire Wilson, Donna L.
             Heffner and Stuart Stanek
10.12        First Amendment to the Second Amended Stockholders Agreement dated as of December
             31, 1996 among Citadel Communications Corporation, ABRY Broadcast Partners II,
             L.P., ABRY/Citadel Investment Partners, L.P., Baker, Fentress & Company,
             Oppenheimer & Co., Inc., Bank of America Illinois, Christopher J. Perry, Robert F.
             Perille, M. Ann O'Brien, Ford S. Bartholow, Jeffrey M. Mann, Matthew W. Clary,
             Sheryl E. Bartol, Andrea P. Joselit, Finova Capital Corporation, The Endeavour
             Capital Fund Limited Partnership, Joseph P. Tennant, The Schafbuch Family Trust
             u/a/d 2-15-94, Babson Capital Partners Limited Partnership, Tal Johnson, Edward T.
             Hardy, Ralph W. McKee, Lawrence R. Wilson and Claire Wilson

 EXHIBIT
  NUMBER                                   DESCRIPTION OF EXHIBIT
----------   ----------------------------------------------------------------------------------
10.13        Second Amendment to the Second Amended and Restated Stockholders Agreement dated as of March 17, 1997 among Citadel Communications Corporation, ABRY Broadcast
             Partners II, L.P., ABRY/Citadel Investment Partners, L.P., Baker, Fentress &
             Company, Oppenheimer & Co., Inc., Bank of America Illinois, Christopher J. Perry,
             Robert F. Perille, M. Ann O'Brien, Ford S. Bartholow, Jeffrey M. Mann, Matthew W.
             Clary, Sheryl E. Bartol, Andrea P. Joselit, Finova Capital Corporation, The
             Endeavour Capital Fund Limited Partnership, Joseph P. Tennant, The Schafbuch
             Family Trust, Babson Capital Partners Limited Partnership, Tal Johnson, Edward T.
             Hardy, Ralph W. McKee, Lawrence R. Wilson and Claire Wilson
10.14        Third Amendment to the Second Amended and Restated Stockholders Agreement dated as of September 29, 1997 among Citadel Communications Corporation, ABRY Broadcast
             Partners II, L.P., ABRY/Citadel Investment Partners, L.P., Baker, Fentress &
             Company, Oppenheimer & Co., Inc., Bank of America Illinois, Christopher J. Perry,
             Robert F. Perille, M. Ann O'Brien, Ford S. Bartholow, Jeffrey M. Mann, Matthew W.
             Clary, Sheryl E. Bartol, Andrea P. Joselit, Finova Capital Corporation, The
             Endeavour Capital Fund Limited Partnership, Joseph P. Tennant, The Schafbuch
             Family Trust, Babson Capital Partners Limited Partnership, Tal Johnson, Edward T.
             Hardy, Ralph W. McKee, Philip J. Urso, Phillip Norton, Richard Poholek, Karen
             Kutniewski, Thomas Jenkins, Jeff Thompson, Pat Bowen, Mark Urso, M. Linda Urso,
             Juliet Rice, Lawrence R. Wilson and Claire Wilson*
10.15        Third Amended and Restated Voting Agreement dated as of March 17, 1997 among
             Citadel Communications Corporation, Christopher Hall as initial under the Voting
             Trust Agreement, Baker Fentress & Company, Finova Capital Corporation, Oppenheimer
             & Co., Inc., The Endeavour Capital Fund Limited Partnership, Joseph P. Tennant,
             The Schafbuch Family Trust, Babson Capital Partners Limited Partnership, Tal
             Johnson, Edward T. Hardy, Ralph W. McKee, Lawrence R. Wilson and Claire Wilson
10.16        First Amendment to the Third Amended and Restated Voting Agreement dated as of
             June 30, 1997 among Citadel Communications Corporation, ABRY Broadcast Partners
             II, L.P., Baker Fentress & Company, Finova Capital Corporation, Oppenheimer & Co.,
             Inc., The Endeavour Capital Fund Limited Partnership, Joseph P. Tennant, The
             Schafbuch Family Trust, Babson Capital Partners Limited Partnership, Tal Johnson,
             Edward T. Hardy, Ralph W. McKee, Lawrence R. Wilson and Claire Wilson
10.17        Second Amendment to the Third Amended and Restated Voting Agreement dated as of
             September 29, 1997 among Citadel Communications Corporation, ABRY Broadcast
             Partners II, L.P., Baker Fentress & Company, Finova Capital Corporation,
             Oppenheimer & Co., Inc., The Endeavour Capital Fund Limited Partnership, Joseph P.
             Tennant, The Schafbuch Family Trust, Babson Capital Partners Limited Partnership,
             Tal Johnson, Edward T. Hardy, Ralph W. McKee, Philip J. Urso, Phillip Norton,
             Richard Poholek, Karen Kutniewski, Thomas Jenkins, Jeff Thompson, Pat Bowen, Mark
             Urso, M. Linda Urso and Juliet Rice, Lawrence R. Wilson and Claire Wilson*
10.18        Amended and Restated Loan Agreement dated as of July 3, 1997 among Citadel
             Broadcasting Company, Citadel License, Inc., FINOVA Capital Corporation and the
             Lenders party thereto
10.19        Agreement of Purchase and Sale dated March 17, 1997 by and among Tele-Media
             Broadcasting Company, Tele-Media Broadcasting Company of Centre Region, Tele-Media
             Broadcasting Holding Corporation and their respective shareholders and Citadel
             Broadcasting Company and Citadel Communications Corporation
10.20        Agreement Not to Compete made as of December 31, 1996 between DVS Management Inc.
             and Citadel Communications Corporation
10.21        Purchase Agreement dated June 30, 1997 by and among Citadel Broadcasting Company,
             Citadel Communications Corporation, Prudential Securities Incorporated,
             NationsBanc Capital Markets, Inc. and BancBoston Securities Inc.

 EXHIBIT
  NUMBER                                   DESCRIPTION OF EXHIBIT
----------   ----------------------------------------------------------------------------------
10.22        Notes Registration Rights Agreement dated as of July 3, 1997 among Citadel
             Broadcasting Company, Citadel License, Inc., Prudential Securities Incorporated,
             NationsBanc Capital Markets, Inc. and BancBoston Securities, Inc.
10.23        Preferred Stock Registration Rights Agreement dated as of July 3, 1997 among
             Citadel Broadcasting Company, Citadel License, Inc., Prudential Securities
             Incorporated, NationsBanc Capital Markets, Inc. and BancBoston Securities, Inc.
21           Subsidiaries of Citadel Broadcasting Company
23.1         Consent of Eckert Seamans Cherin & Mellott, LLC (included in its opinions to be filed as Exhibits 5.1 and 8)
23.2         Consent of KPMG Peat Marwick LLP
23.3         Consent of KPMG Peat Marwick LLP
23.4         Consent of KPMG Peat Marwick LLP
23.5         Consent of Deloitte & Touche, LLP
23.6         Consent of Erwin & Company
23.7         Consent of Balukoff, Lindstrom & Co., P.A.
23.8         Consent of Ted L. Snider, Sr.
24           Power of Attorney (included on signature page)
25.1         Statement of Eligibility on Form T-1 of Trustee (10 1/4% Series B Senior
             Subordinated Notes Due 2007)
25.2         Statement of Eligibility on Form T-1 of Trustee (13 1/4% Exchange Debentures Due
             2009)
27           Financial Data Schedule
99.1         Form of Letter of Transmittal to Tender for Exchange 10 1/4% Senior Subordinated
             Notes due 2007
99.2         Form of Letter of Transmittal to Tender for Exchange 13 1/4% Series A Exchangeable
             Preferred Stock
99.3         Form of Exchange Agency Agreement between Citadel Broadcasting Company and The
             Bank of New York, as Exchange Agent*

------------------

* To be Filed by Amendment

(B) FINANCIAL STATEMENT SCHEDULES

None

ITEM 22. UNDERTAKINGS.

     The Registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities act, each such post-effective amendment shall be deemed to be a registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of other securities being registered which remain unsold at the termination of the offering.

          (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

          (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Lawrence
R. Wilson and Donna L. Heffner and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Citadel Broadcasting Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bigfork, in the State of Montana, on September 30, 1997.

                                          CITADEL BROADCASTING COMPANY

                                          By:    /s/ LAWRENCE R. WILSON
                                            ------------------------------------
                                            Lawrence R. Wilson
                                            Chairman of the Board,
                                            Chief Executive Officer and
                                              President

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on September 30, 1997.

               SIGNATURES                                         TITLE
-----------------------------------------   --------------------------------------------------

         /s/ LAWRENCE R. WILSON             Chairman of the Board, Chief Executive Officer and
-----------------------------------------   President (Principal Executive Officer)
           Lawrence R. Wilson

          /s/ DONNA L. HEFFNER              Vice President and Chief Financial Officer
-----------------------------------------   (Principal Financial and Accounting Officer)
            Donna L. Heffner

          /s/ MICHAEL J. AHEARN             Director
-----------------------------------------
            Michael J. Ahearn

         /s/ J. WALTER CORCORAN             Director
-----------------------------------------
           J. Walter Corcoran

         /s/ CHRISTOPHER P. HALL            Director
-----------------------------------------
           Christopher P. Hall

           /s/ MARK A. LEAVITT              Director
-----------------------------------------
             Mark A. Leavitt

           /s/ HARLAN A. LEVY               Director
-----------------------------------------
             Harlan A. Levy

           /s/ SCOTT E. SMITH               Director
-----------------------------------------
             Scott E. Smith

        /s/ JOHN E. VON SCHLEGELL           Director
-----------------------------------------
          John E. von Schlegell

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Lawrence
R. Wilson and Donna L. Heffner and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Citadel License, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bigfork, in the State of Montana, on September 30, 1997.

                                          CITADEL LICENSE, INC.

                                          By:    /s/ LAWRENCE R. WILSON
                                            ------------------------------------
                                            Lawrence R. Wilson
                                            Chairman of the Board,
                                            Chief Executive Officer and
                                              President

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on September 30, 1997.

               SIGNATURES                                         TITLE
-----------------------------------------   --------------------------------------------------

         /s/ LAWRENCE R. WILSON             Chairman of the Board, Chief Executive Officer and
-----------------------------------------   President (Principal Executive Officer)
           Lawrence R. Wilson

          /s/ DONNA L. HEFFNER              Vice President and Chief Financial Officer
-----------------------------------------   (Principal Financial and Accounting Officer)
            Donna L. Heffner

          /s/ MICHAEL J. AHEARN             Director
-----------------------------------------
            Michael J. Ahearn

         /s/ J. WALTER CORCORAN             Director
-----------------------------------------
           J. Walter Corcoran

         /s/ CHRISTOPHER P. HALL            Director
-----------------------------------------
           Christopher P. Hall

           /s/ MARK A. LEAVITT              Director
-----------------------------------------
             Mark A. Leavitt

           /s/ HARLAN A. LEVY               Director
-----------------------------------------
             Harlan A. Levy

           /s/ SCOTT E. SMITH               Director
-----------------------------------------
             Scott E. Smith

        /s/ JOHN E. VON SCHLEGELL           Director
-----------------------------------------
          John E. von Schlegell

                                 EXHIBIT INDEX

 EXHIBIT
  NUMBER                                   DESCRIPTION OF EXHIBIT
----------   ----------------------------------------------------------------------------------
 2.1         Stock Purchase Agreement dated September 29, 1997 among Pacific Northwest
             Broadcasting, Inc., Citadel Broadcasting Company and Citadel License, Inc.*
 2.2         Asset Purchase Agreement dated September 29, 1997 among Wilson Group, LLC, Citadel
             Broadcasting Company and Citadel License, Inc.*
 2.3         Asset Purchase Agreement dated as of July 15, 1997 among Maranatha Broadcasting
             Company, Inc., Citadel Broadcasting Company and Citadel License, Inc. (relating to
             WFMZ-FM)
 2.4         Asset Purchase Agreement dated as of July 15, 1997 among Maranatha Broadcasting
             Company, Inc., Citadel Broadcasting Company and Citadel License, Inc. (relating to
             WEST-AM)
 2.5         Merger Agreement dated as of June 2, 1997 among Snider Corporation, Ted L. Snider,
             Sr., Jane J. Snider, Citadel Communications Corporation and Citadel Broadcasting
             Company
 2.6         Merger Agreement dated as of June 2, 1997 among Snider Broadcasting Corporation,
             Ted L. Snider, Jr., Calvin G. Arnold, Citadel Communications Corporation and
             Citadel Broadcasting Company
 2.7         Asset Purchase Agreement dated as of June 2, 1997 among CDB Broadcasting
             Corporation, CDB License Corporation and Citadel Broadcasting Company
 3(i)(a)     Restated Articles of Incorporation of Citadel Broadcasting Company
 3(i)(b)     Amendment to Certificate of the Designations, Voting Powers Preferences and
             Relative, Participating, Optional and Other Special Rights and Qualifications,
             Limitations or Restrictions of the 13 1/4% Series A Exchangeable Preferred Stock
             and the 13 1/4% Series B Exchangeable Preferred Stock of Citadel Broadcasting
             Company
 3(i)(c)     Articles of Incorporation of Citadel License, Inc.
 3(ii)(a)    Bylaws of Citadel Broadcasting Company, as amended
 3(ii)(b)    Bylaws of Citadel License, Inc.
 4.1         Indenture dated as of July 1, 1997 among Citadel Broadcasting Company, Citadel
             License, Inc. and The Bank of New York, as Trustee, with the forms of 10 1/4%
             Senior Subordinated Notes due 2007 and 10 1/4% Series B Senior Subordinated Notes
             due 2007 included therein
 4.2         Indenture dated as of July 1, 1997 among Citadel Broadcasting Company, Citadel
             License, Inc. and The Bank of New York, as Trustee, with the forms of 13 1/4%
             Exchange Debentures due 2009 and 13 1/4% Series B Exchange Debentures due 2009
             included therein
 4.3         Amendment to Certificate of the Designations, Voting Powers Preferences and
             Relative, Participating, Optional and Other Special Rights and Qualifications,
             Limitations or Restrictions of the 13 1/4% Series A Exchangeable Preferred Stock
             and the 13 1/4% Series B Exchangeable Preferred Stock of Citadel Broadcasting
             Company (filed as Exhibit 3(i)(b))
 5.1         Opinion of Eckert Seamans Cherin & Mellott, including consent*
 5.2         Opinion of Lionel Sawyer & Collins*
 8           Opinion of Eckert Seamans Cherin & Mellott, LLC regarding certain Federal income tax matters, including consent*
 9           Voting Trust Agreement dated as of March 17, 1997 among Citadel Communications
             Corporation, ABRY Broadcast Partners II, L.P., ABRY/Citadel Investment Partners,
             L.P., Christopher Hall as Initial Trustee, and J. Walter Corcoran and Harlan Levy
             as initial Back-up Trustees
10.1         Employment Agreement dated as of June 28, 1996 among Lawrence R. Wilson, Citadel
             Broadcasting Company and Citadel Communications Corporation
10.2         Citadel Communications Corporation 1996 Equity Incentive Plan, as amended
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
 EXHIBIT
  NUMBER                                   DESCRIPTION OF EXHIBIT
----------   ----------------------------------------------------------------------------------
10.3         Citadel Communications Corporation Nonqualified Stock Option Agreement made and entered into as of June 28, 1996 between Citadel Communications Corporation and
             Lawrence R. Wilson
10.4         Form of Citadel Communications Corporation Stock Option Agreement for grants effective as of December 21, 1994
10.5         Form of Citadel Communications Corporation Stock Option Agreement for grants effective as of February 21, 1994
10.6         Joint Sales Agreement dated as of December 15, 1995 among Pourtales Radio
             Partnership, Pourtales Holdings, Inc., Springs Radio, Inc., KVUU/KSSS, Inc. and
             Citadel Broadcasting Company
10.7         Securities Purchase and Exchange Agreement dated as of June 28, 1996 among Citadel
             Communications Corporation, Citadel Broadcasting Company, ABRY Broadcast Partners
             II, L.P., ABRY/Citadel Investment Partners, L.P., Baker, Fentress & Company, Bank
             of America Illinois, Oppenheimer & Co., Inc., Christopher J. Perry, Robert F.
             Perille, M. Ann O'Brien, Ford S. Bartholow, Jeffrey M. Mann, Matthew W. Clary, and
             Thomas E. Pelt, Jr.
10.8         First Amendment to the Securities Purchase Agreement dated as of December 31, 1996 among Citadel Communications Corporation, Citadel Broadcasting Company, Deschutes
             Acquisition Corporation, ABRY Broadcast Partners II, L.P., ABRY/Citadel Investment
             Partners, L.P., Baker, Fentress & Company, Oppenheimer & Co., Inc., Bank of
             America Illinois, Christopher J. Perry, Robert F. Perille, M. Ann O'Brien, Ford S.
             Bartholow, Jeffrey M. Mann, Matthew W. Clary, Sheryl E. Bartol, Andrea P. Joselit,
             The Endeavour Capital Fund Limited Partnership, Joseph P. Tennant, The Schafbuch
             Family Trust u/a/d 2-15-94, Babson Capital Partners Limited Partnership, Tal
             Johnson, Edward T. Hardy and Ralph W. McKee
10.9         Second Amendment to the Securities Purchase and Exchange Agreement dated as of
             March 17, 1997 among Citadel Communications Corporation, Citadel Broadcasting
             Company, Deschutes Acquisition Corporation, ABRY Broadcast Partners II, L.P.,
             ABRY/Citadel Investment Partners, L.P., Baker, Fentress & Company, Oppenheimer &
             Co., Inc., Bank of America Illinois, Christopher J. Perry, Robert F. Perille, M.
             Ann O'Brien, Ford S. Bartholow, Jeffrey M. Mann, Matthew W. Clary, Sheryl E.
             Bartol, Andrea P. Joselit, The Endeavour Capital Fund Limited Partnership, Joseph
             P. Tennant, The Schafbuch Family Trust u/a/d/ 2-15-94, Babson Capital Partners
             Limited Partnership, Tal Johnson, Edward T. Hardy and Ralph W. McKee
10.10        Third Amendment to the Securities Purchase and Exchange Agreement dated as of
             September 29, 1997 among Citadel Communications Corporation, Citadel Broadcasting
             Company, Deschutes Acquisition Corporation, ABRY Broadcast Partners II, L.P.,
             ABRY/Citadel Investment Partners, L.P., Baker, Fentress & Company, Oppenheimer &
             Co., Inc., Bank of America Illinois, Christopher J. Perry, Robert F. Perille, M.
             Ann O'Brien, Ford S. Bartholow, Jeffrey M. Mann, Matthew W. Clary, Sheryl E.
             Bartol, Andrea P. Joselit, The Endeavour Capital Fund Limited Partnership, Joseph
             P. Tennant, The Schafbuch Family Trust u/a/d/ 2-15-94, Babson Capital Partners
             Limited Partnership, Tal Johnson, Edward T. Hardy, Ralph W. McKee, Philip J. Urso,
             Phillip Norton, Richard Poholek, Karen Kutniewski, Thomas Jenkins, Jeff Thompson,
             Pat Bowen, Mark Urso, M. Linda Urso and Juliet Rice*
10.11        Second Amended and Restated Stockholders Agreement dated as of June 28, 1996, among Citadel Communications Corporation, Baker, Fentress & Company, Bank of
             America Illinois, Christopher J. Perry, Robert F. Perille, M. Ann O'Brien, Ford S.
             Bartholow, Jeffrey M. Mann, Matthew W. Clary, Thomas E. Van Pelt, Jr., ABRY
             Broadcast Partners II, L.P., ABRY Citadel Investment Partners, L.P., Oppenheimer &
             Co., Inc., Finova Capital Corporation, Lawrence R. Wilson, Claire Wilson, Donna L.
             Heffner and Stuart Stanek
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
 EXHIBIT
  NUMBER                                   DESCRIPTION OF EXHIBIT
----------   ----------------------------------------------------------------------------------
10.12        First Amendment to the Second Amended Stockholders Agreement dated as of December
             31, 1996 among Citadel Communications Corporation, ABRY Broadcast Partners II,
             L.P., ABRY/Citadel Investment Partners, L.P., Baker, Fentress & Company,
             Oppenheimer & Co., Inc., Bank of America Illinois, Christopher J. Perry, Robert F.
             Perille, M. Ann O'Brien, Ford S. Bartholow, Jeffrey M. Mann, Matthew W. Clary,
             Sheryl E. Bartol, Andrea P. Joselit, Finova Capital Corporation, The Endeavour
             Capital Fund Limited Partnership, Joseph P. Tennant, The Schafbuch Family Trust
             u/a/d 2-15-94, Babson Capital Partners Limited Partnership, Tal Johnson, Edward T.
             Hardy, Ralph W. McKee, Lawrence R. Wilson and Claire Wilson
10.13        Second Amendment to the Second Amended and Restated Stockholders Agreement dated as of March 17, 1997 among Citadel Communications Corporation, ABRY Broadcast
             Partners II, L.P., ABRY/Citadel Investment Partners, L.P., Baker, Fentress &
             Company, Oppenheimer & Co., Inc., Bank of America Illinois, Christopher J. Perry,
             Robert F. Perille, M. Ann O'Brien, Ford S. Bartholow, Jeffrey M. Mann, Matthew W.
             Clary, Sheryl E. Bartol, Andrea P. Joselit, Finova Capital Corporation, The
             Endeavour Capital Fund Limited Partnership, Joseph P. Tennant, The Schafbuch
             Family Trust, Babson Capital Partners Limited Partnership, Tal Johnson, Edward T.
             Hardy, Ralph W. McKee, Lawrence R. Wilson and Claire Wilson
10.14        Third Amendment to the Second Amended and Restated Stockholders Agreement dated as of September 29, 1997 among Citadel Communications Corporation, ABRY Broadcast
             Partners II, L.P., ABRY/Citadel Investment Partners, L.P., Baker, Fentress &
             Company, Oppenheimer & Co., Inc., Bank of America Illinois, Christopher J. Perry,
             Robert F. Perille, M. Ann O'Brien, Ford S. Bartholow, Jeffrey M. Mann, Matthew W.
             Clary, Sheryl E. Bartol, Andrea P. Joselit, Finova Capital Corporation, The
             Endeavour Capital Fund Limited Partnership, Joseph P. Tennant, The Schafbuch
             Family Trust, Babson Capital Partners Limited Partnership, Tal Johnson, Edward T.
             Hardy, Ralph W. McKee, Philip J. Urso, Phillip Norton, Richard Poholek, Karen
             Kutniewski, Thomas Jenkins, Jeff Thompson, Pat Bowen, Mark Urso, M. Linda Urso,
             Juliet Rice, Lawrence R. Wilson and Claire Wilson*
10.15        Third Amended and Restated Voting Agreement dated as of March 17, 1997 among
             Citadel Communications Corporation, Christopher Hall as initial under the Voting
             Trust Agreement, Baker Fentress & Company, Finova Capital Corporation, Oppenheimer
             & Co., Inc., The Endeavour Capital Fund Limited Partnership, Joseph P. Tennant,
             The Schafbuch Family Trust, Babson Capital Partners Limited Partnership, Tal
             Johnson, Edward T. Hardy, Ralph W. McKee, Lawrence R. Wilson and Claire Wilson
10.16        First Amendment to the Third Amended and Restated Voting Agreement dated as of
             June 30, 1997 among Citadel Communications Corporation, ABRY Broadcast Partners
             II, L.P., Baker Fentress & Company, Finova Capital Corporation, Oppenheimer & Co.,
             Inc., The Endeavour Capital Fund Limited Partnership, Joseph P. Tennant, The
             Schafbuch Family Trust, Babson Capital Partners Limited Partnership, Tal Johnson,
             Edward T. Hardy, Ralph W. McKee, Lawrence R. Wilson and Claire Wilson
10.17        Second Amendment to the Third Amended and Restated Voting Agreement dated as of
             September 29, 1997 among Citadel Communications Corporation, ABRY Broadcast
             Partners II, L.P., Baker Fentress & Company, Finova Capital Corporation,
             Oppenheimer & Co., Inc., The Endeavour Capital Fund Limited Partnership, Joseph P.
             Tennant, The Schafbuch Family Trust, Babson Capital Partners Limited Partnership,
             Tal Johnson, Edward T. Hardy, Ralph W. McKee, Philip J. Urso, Phillip Norton,
             Richard Poholek, Karen Kutniewski, Thomas Jenkins, Jeff Thompson, Pat Bowen, Mark
             Urso, M. Linda Urso and Juliet Rice, Lawrence R. Wilson and Claire Wilson*
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

 EXHIBIT
  NUMBER                                   DESCRIPTION OF EXHIBIT
----------   ----------------------------------------------------------------------------------
10.18        Amended and Restated Loan Agreement dated as of July 3, 1997 among Citadel
             Broadcasting Company, Citadel License, Inc., FINOVA Capital Corporation and the
             Lenders party thereto
10.19        Agreement of Purchase and Sale dated March 17, 1997 by and among Tele-Media
             Broadcasting Company, Tele-Media Broadcasting Company of Centre Region, Tele-Media
             Broadcasting Holding Corporation and their respective shareholders and Citadel
             Broadcasting Company and Citadel Communications Corporation
10.20        Agreement Not to Compete made as of December 31, 1996 between DVS Management Inc.
             and Citadel Communications Corporation
10.21        Purchase Agreement dated June 30, 1997 by and among Citadel Broadcasting Company,
             Citadel Communications Corporation, Prudential Securities Incorporated,
             NationsBanc Capital Markets, Inc. and BancBoston Securities Inc.
10.22        Notes Registration Rights Agreement dated as of July 3, 1997 among Citadel
             Broadcasting Company, Citadel License, Inc., Prudential Securities Incorporated,
             NationsBanc Capital Markets, Inc. and BancBoston Securities, Inc.
10.23        Preferred Stock Registration Rights Agreement dated as of July 3, 1997 among
             Citadel Broadcasting Company, Citadel License, Inc., Prudential Securities
             Incorporated, NationsBanc Capital Markets, Inc. and BancBoston Securities, Inc.
21           Subsidiaries of Citadel Broadcasting Company
23.1         Consent of Eckert Seamans Cherin & Mellott, LLC (included in its opinions to be filed as Exhibits 5.1 and 8)
23.2         Consent of KPMG Peat Marwick LLP
23.3         Consent of KPMG Peat Marwick LLP
23.4         Consent of KPMG Peat Marwick LLP
23.5         Consent of Deloitte & Touche, LLP
23.6         Consent of Erwin & Company
23.7         Consent of Balukoff, Lindstrom & Co., P.A.
23.8         Consent of Ted L. Snider, Sr.
24           Power of Attorney (included on signature page)
25.1         Statement of Eligibility on Form T-1 of Trustee (10 1/4% Series B Senior
             Subordinated Notes Due 2007)
25.2         Statement of Eligibility on Form T-1 of Trustee (13 1/4% Exchange Debentures Due
             2009)
27           Financial Data Schedule
99.1         Form of Letter of Transmittal to Tender for Exchange 10 1/4% Senior Subordinated
             Notes due 2007
99.2         Form of Letter of Transmittal to Tender for Exchange 13 1/4% Series A Exchangeable
             Preferred Stock
99.3         Form of Exchange Agency Agreement between Citadel Broadcasting Company and The
             Bank of New York, as Exchange Agent*

------------------

* To be Filed by Amendment